                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No.: 333-13725


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

            PRELIMINARY PROSPECTUS SUPPLEMENT, DATED DECEMBER 21, 1997
                              SUBJECT TO COMPLETION



PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 22, 1997)

                          $746,800,000 (APPROXIMATE)

               COMMERCIAL MORTGAGE ACCEPTANCE CORP. (DEPOSITOR)
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-ML1
-----------------------------------------------------------------------------

   The Commercial Mortgage Pass-Through Certificates, Series 1997-ML1 (the "Certificates") will consist of up to sixteen Classes of Certificates, designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class IO
Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates and up to four additional Classes of Certificates that are not offered hereby. (collectively, the "Regular Certificates") and the Class R-I Certificates, the Class R-II and Class R-III Certificates (collectively, the "Residual Certificates"). Only the Class A-1, Class A-2, Class A-3, Class A-4, Class IO, Class B, Class C, Class D and
Class E Certificates (the "Offered Certificates") are offered hereby.
                                      (cover page continued on following page)

-----------------------------------------------------------------------------

   THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MORTGAGE LOAN SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT OR ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
-----------------------------------------------------------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   PROSPECTIVE INVESTORS SHOULD REVIEW FULLY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, INCLUDING, WITHOUT LIMITATION, THE MATERIAL RISKS DISCUSSED UNDER "RISK FACTORS" AT PAGE S-45 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 6 OF THE PROSPECTUS BEFORE PURCHASING ANY OF THE OFFERED CERTIFICATES.
-----------------------------------------------------------------------------

                                            PERCENTAGE OF                     RATED FINAL
       CLASS OF       INITIAL CERTIFICATE   INITIAL POOL    PASS-THROUGH      DISTRIBUTION      EXPECTED
OFFERED CERTIFICATES       BALANCE(1)        BALANCE(1)        RATE(2)          DATE(7)        RATINGS(8)
--------------------  ------------------- ---------------  -------------- ------------------  -----------
Class A-1............     $142,191,000          16.76%           6.50%     December 15, 2030     Aaa/AAA
Class A-2 ...........     $117,378,000          13.83%           6.53%     December 15, 2030     Aaa/AAA
Class A-3 ...........     $220,490,334          25.99%           6.57%     December 15, 2030     Aaa/AAA
Class A-4 ...........     $ 96,908,666          11.42%          6.735%     December 15, 2030     Aaa/AAA
Class B .............     $ 59,394,000           7.00%             (3)     December 15, 2030      Aa2/AA
Class C .............     $ 46,666,000           5.50%             (4)     December 15, 2030        A2/A
Class D .............     $ 46,667,000           5.50%             (5)     December 15, 2030    Baa2/BBB
Class E .............     $ 16,969,000           2.00%             (6)     December 15, 2030   Baa3/BBB-
Class IO ............               (9)            (9)             (9)     December 15, 2030      Aaa/NR
--------------------  ------------------- ---------------  -------------- ------------------  -----------

-----------------------------------------------------------------------------
NR-Not rated.

(1)   Approximate, subject to an upward or downward variance of up to 5%.
(2) In addition to distributions of principal and interest, holders of certain Classes of Certificates will be entitled to receive a portion of the Prepayment Premiums received from the Borrowers as described herein. See "DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment Premiums" herein.

(3) The Class B Certificates will bear interest at a per annum rate equal to the Group 2 Weighted Average Rate minus .92% (the "Class B Rate").
(4) The Class C Certificates will bear interest at a per annum rate equal to the Group 2 Weighted Average Rate minus .79% (the "Class C Rate").
(5) The Class D Certificates will bear interest at a per annum rate equal to the Group 2 Weighted Average Rate minus .51% (the "Class D Rate").
(6) The Class E Certificates will bear interest at a per annum rate equal to the Group 2 Weighted Average Rate minus .34% (the "Class E Rate").

(7) The Rated Final Distribution Date (the "Rated Final Distribution Date") for each Class of Offered Certificates is the first Distribution Date that follows the third anniversary of the end of the amortization term (without giving effect to any Balloon Payments) for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term.
(8) Ratings of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. respectively.
(9) The Class IO Certificates will not have a principal balance nor will they entitle the holders thereof to receive distributions of principal, but will entitle such holders to receive payments of interest equal to the aggregate interest accrued on the notional amount of each of its Components, as described herein. See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and Notional Amounts" and "--Pass-Through Rates" herein.

   The Offered Certificates will be offered by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately $797,623,235, before deducting certain expenses expected to be approximately $400,000 payable by the Depositor.

   The Offered Certificates are offered by the Underwriter when, as and if delivered to and accepted by the Underwriter, and subject to the Underwriter's right to reject orders in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company ("DTC"), Cedel Bank, societe anonyme ("CEDEL"), and the Euroclear System ("Euroclear"), on or about December 30, 1997 (the "Delivery Date").
-----------------------------------------------------------------------------

                             MERRILL LYNCH & CO.
-----------------------------------------------------------------------------

         The date of this Prospectus Supplement is December 22, 1997

(continued from cover)



   The Certificates in the aggregate represent the entire undivided beneficial interest in a trust fund (the "Trust Fund") to be established by Commercial Mortgage Acceptance Corp. (the "Depositor"). The Trust Fund is expected to consist primarily of a segregated pool (the "Mortgage Pool") of twelve conventional, fixed rate mortgage loans or groups of cross-collateralized and cross-defaulted mortgage loans (excluding, in the case of one such mortgage loan, the obligation to make future advances) (the "Mortgage Loans") secured by first liens on commercial and multifamily properties (each, a "Mortgaged Property"). The Mortgage Pool consists of two groups (each, a "Mortgage Loan Group"). Each group of cross-collateralized and cross-defaulted mortgage loans is referred to herein as a Mortgage Loan. Mortgage Loan Group 1 consists of the Copley Place Loan (as defined herein) and Mortgage Loan Group 2 consists of the remaining eleven Mortgage Loans. As of December 1, 1997 (the "Cut-Off Date"), the Mortgage Loans had an aggregate principal balance of $848,482,929, after application of all payments of principal due on or before such date. Mortgage Loan Group 1 has a principal balance of $96,908,666 and Mortgage Loan Group 2 has an aggregate principal balance of $751,574,263.


   As described herein, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby, "REMIC I", "REMIC II" and "REMIC III"). The Offered Certificates will constitute "regular interests" in REMIC III. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

   There is currently no secondary market for the Offered Certificates. The Underwriter intends to make a secondary market in the Offered Certificates, but has no obligation to do so. See "RISK FACTORS--Limited Liquidity" herein.

   This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

   UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            AVAILABLE INFORMATION

   The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the Offered Certificates. This Prospectus Supplement and the accompanying Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W, Washington D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Web site is http://www.sec.gov. See "ADDITIONAL INFORMATION" and "REPORTS" in the Prospectus.

                              TABLE OF CONTENTS

                                                                                              PAGE
                                                                                            --------
AVAILABLE INFORMATION .....................................................................       S-2
SUMMARY OF PROSPECTUS .....................................................................       S-5
THE OFFERED CERTIFICATES ..................................................................       S-8
THE MORTGAGE LOANS AND THE MORTGAGED PROPERTIES ...........................................      S-27
RISK FACTORS ..............................................................................      S-45
 Investment in Commercial and Multifamily Mortgage Loans ..................................      S-45
 Repurchase of Mortgage Loans .............................................................      S-55
 Prepayments and Yield Considerations .....................................................      S-55
 Limited Liquidity ........................................................................      S-58
 Limited Information ......................................................................      S-59
DESCRIPTION OF THE MORTGAGE POOL ..........................................................      S-60
 General ..................................................................................      S-60
 Security for the Mortgage Loans ..........................................................      S-61
 Certain Terms and Conditions of the Mortgage Loans .......................................      S-61
 Certain Characteristics of the Mortgage Pool .............................................      S-66
 Changes in Mortgage Pool Characteristics .................................................      S-76
 Representations and Warranties; Repurchase ...............................................      S-76
 Copley Place Loan: The Borrower; The Property ............................................      S-83
 Copley Place: The Loan ...................................................................      S-89
 Brookfield Loan: The Borrower; The Property ..............................................      S-95
 Brookfield: The Loan .....................................................................     S-104
 Tower Realty Loan: The Borrowers; The Property ...........................................     S-114
 Tower Realty: The Loan ...................................................................     S-124
 Franklin Mills Loan: The Borrower; The Property ..........................................     S-134
 Franklin Mills Mall: The Loan ............................................................     S-144
 Newton Oldacre McDonald Loan: The Borrowers; The Property ................................     S-152
 Newton Oldacre McDonald: The Loan ........................................................     S-164
 Four Seasons Biltmore Hotel Loan: The Borrower; The Property .............................     S-175
 Four Seasons Biltmore Hotel: The Loan ....................................................     S-179
 Ritz-Carlton Hotel, St. Louis Loan: The Borrower; The Property ...........................     S-187
 Ritz-Carlton Hotel, St. Louis: The Loan ..................................................     S-191
 Four Seasons Hotel, Austin Loan: The Borrower; The Property ..............................     S-198
 Four Seasons Hotel, Austin: The Loan .....................................................     S-202
 Shilo Inn Loan: The Borrower; The Property ...............................................     S-209
 Shilo Inns Hotel Pool: Property Description ..............................................     S-210
 Individual Property Descriptions .........................................................     S-210
 Shilo Inn: The Loan ......................................................................     S-219
 Farb Investments Loans: The Borrowers; The Property ......................................     S-229
 Farb Investments: The Loans ..............................................................     S-236
 American Apartment Communities I: The Borrower; The Property .............................     S-246
 American Apartment Communities I: The Loan ...............................................     S-263
 American Apartment Communities II: The Borrower; The Property ............................     S-271
 American Apartment Communities II: The Loan ..............................................     S-277
THE MORTGAGE LOAN SELLER ..................................................................     S-285
THE MASTER SERVICER .......................................................................     S-285
THE SPECIAL SERVICERS .....................................................................     S-288
DESCRIPTION OF THE CERTIFICATES ...........................................................     S-289
 General ..................................................................................     S-289
 Delivery, Form and Denomination ..........................................................     S-289
 Registration and Transfer ................................................................     S-291

                               S-3

                                                                                              PAGE
                                                                                            --------
 Certificate Balances and Notional Amounts ................................................     S-292
 Pass-Through Rates .......................................................................     S-293
 Distributions ............................................................................     S-293
 Scheduled Final Distribution Date ........................................................     S-299
 Subordination; Allocation of Losses and Certain Expenses .................................     S-299
 Additional Rights of the Residual Certificates ...........................................     S-301
 Termination ..............................................................................     S-301
YIELD AND MATURITY CONSIDERATIONS .........................................................     S-302
 Yield Considerations .....................................................................     S-302
 Weighted Average Life ....................................................................     S-306
THE POOLING AND SERVICING AGREEMENT .......................................................     S-318
 General ..................................................................................     S-318
 Assignment of the Mortgage Loans .........................................................     S-318
 Servicing of the Mortgage Loans; Collection of Payments ..................................     S-320
 Collection Activities ....................................................................     S-321
 Advances .................................................................................     S-321
 Appraisal Reductions .....................................................................     S-322
 Accounts .................................................................................     S-323
 Withdrawals from the Collection Account ..................................................     S-324
 Special Servicing ........................................................................     S-325
 The Controlling Class Representatives ....................................................     S-327
 Limitation on Liability of Controlling Class Representatives .............................     S-328
 Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses ............................     S-328
 Inspections ..............................................................................     S-329
 Realization Upon Mortgage Loans ..........................................................     S-330
 Servicing Compensation and Payment of Expenses ...........................................     S-332
 Amendments, Modifications and Waivers ....................................................     S-333
 The Trustee ..............................................................................     S-334
 Voting Rights ............................................................................     S-335
 Duties of the Trustee ....................................................................     S-335
 The Fiscal Agent .........................................................................     S-335
 Reports to Certificateholders; Available Information .....................................     S-335
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ..................................................     S-339
ERISA CONSIDERATIONS ......................................................................     S-340
 Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates .....................     S-340
 Offered Certificates Other than Class A-1, Class A-2, Class A-3, Class A-4 and Class IO
  Certificates ............................................................................     S-342
 Special Considerations for Insurance Company General Accounts ............................     S-343
 General ..................................................................................     S-343
LEGAL INVESTMENT ..........................................................................     S-343
PLAN OF DISTRIBUTION ......................................................................     S-345
USE OF PROCEEDS ...........................................................................     S-346
EXPERTS ...................................................................................     S-346
LEGAL MATTERS .............................................................................     S-346
RATINGS ...................................................................................     S-346
INDEX OF DEFINITIONS ......................................................................     S-348
Annex A--Mortgage Loan Terms and Mortgaged Propery Characteristics ........................       A-1
Annex B--Form of Trustee Report ...........................................................       B-1
Annex C--Term Sheet .......................................................................       C-1

                            SUMMARY OF PROSPECTUS

   Prospective investors are advised to read carefully, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the Offered Certificates in making their investment decision. The following Summary does not include all relevant information relating to the Offered Certificates or the Mortgage Loans, particularly with respect to the risks and special considerations involved with an investment in the Offered Certificates and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making any investment decision, a prospective investor should review fully this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in the Prospectus. See "INDEX OF DEFINITIONS" herein and in the Prospectus.



                           INITIAL
                          AGGREGATE
           RATING BY     CERTIFICATE
          MOODY'S/S&P     PRINCIPAL      % OF
 CLASS        (1)           AMOUNT       TOTAL
-------  ------------- --------------  --------
Senior Certificates
-------------------------------------- --------
   A-1       Aaa/AAA    $142,191,000      16.76%
-------  ------------- --------------  --------
   A-2       Aaa/AAA    $117,378,000      13.83%
-------  ------------- --------------  --------
   A-3       Aaa/AAA    $220,490,334      25.99%
-------  ------------- --------------  --------
   A-4       Aaa/AAA    $ 96,908,666      11.42%
-------  ------------- --------------  --------
   IO         Aaa/NR        N/A(3)         N/A
-------  ------------- --------------  --------
Subordinate Certificates
-----------------------------------------------
    B         Aa2/AA    $ 59,394,000       7.00%
-------  ------------- --------------  --------
    C           A2/A    $ 46,666,000       5.50%
-------  ------------- --------------  --------
    D       Baa2/BBB    $ 46,667,000       5.50%
-------  ------------- --------------  --------
    E      Baa3/BBB-    $ 16,969,000       2.00%
-------  ------------- --------------  --------
Private Certificates(5)(6)
-------------------------------------- --------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        INITIAL       WEIGHTED
        APPROXIMATE                      PASS-        AVERAGE
           CREDIT                       THROUGH         LIFE      PRINCIPAL
 CLASS    SUPPORT     DESCRIPTION         RATE       (YEARS)(2)   WINDOW (2)
-------  --------- ---------------  --------------- ----------  -------------
Senior Certificates
----------------------------------- --------------- ----------  -------------
   A-1      32.0%    Fixed Rate           6.50%          5.0     1/98-11/04
-------  --------- ---------------  --------------- ----------  -------------
   A-2      32.0%    Fixed Rate           6.53%          7.5     11/04-6/07
-------  --------- ---------------  --------------- ----------  -------------
   A-3      32.0%    Fixed Rate           6.57%          9.5     6/07-10/07
-------  --------- ---------------  --------------- ----------  -------------
   A-4      32.0%    Fixed Rate           6.735%         8.5     1/98-8/07
-------  --------- ---------------  --------------- ----------  -------------
   IO        N/A     Excess               .96241%(3)(4)  N/A         N/A
                     Interest(3)
-------  --------- ---------------  --------------- ----------  -------------
Subordinate Certificates
-----------------------------------------------------------------------------
    B       25.0%    Net WAC-Fixed        6.64758%       9.9     10/07-12/07
                     Strip
-------  --------- ---------------  --------------- ----------  -------------
    C       19.5%    Net WAC-Fixed        6.77758%      10.0     12/07-12/07
                     Strip
-------  --------- ---------------  --------------- ----------  -------------
    D       14.0%    Net WAC-Fixed        7.05758%      10.6     12/07-12/10
                     Strip
-------  --------- ---------------  --------------- ----------  -------------
    E       12.0%    Net WAC-Fixed        7.22758%      14.1     12/10-11/12
                     Strip
-------  --------- ---------------  --------------- ----------  -------------
Private Certificates(5)(6)
----------------------------------- --------------- ----------  -------------

------------
NR-Not rated.
(1) Expected ratings of Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), respectively.
(2) Based on Scenario 1, which assumes a 0% CPR and no defaults. See "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" herein.
(3) The initial aggregate Class IO notional amount is $751,574,263 (the aggregate principal balance of the Group 2 Mortgage Loans).


(4) Distributions of interest on the Class IO Certificates will equal the sum of the interest accrued on each Component at the related Strip Rate. The notional amount of each Component will equal the principal amount of the related Class of Certificates. The initial Strip Rates applicable to the Class A-1, Class A-2, Class A-3, and the Private Certificate Components (stated as a percentage of the related Component notional amount) will equal 1.06758%, 1.03758%, .99758%, and 1.06758%, respectively and the Strip Rates applicable to the Class B, Class C, Class D, and Class E Components stated as a percentage of the related Component notional amount will equal .92%, .79%, .51%, and .34%, respectively.
(5) The Private Certificates are not offered hereby or by the accompanying Prospectus. The following information is provided only because of its relevance to a prospective purchaser of an Offered Certificate. In addition, up to four other Classes of Private Certificates will be issued in an aggregate Certificate Balance of $101,818,929. Each Class of the Private Certificates will bear a fixed Pass-Through Rate of 6.50% per annum. The Private Certificates will not be rated by S&P. No Class of Private Certificates is expected to be rated less than B3 by Moody's.
(6) In addition, three Classes of Residual Certificates will be issued. The Residual Certificates are not offered hereby or by the accompanying Prospectus. The Residual Certificates will not be rated by the Rating Agencies.

                              SCHEMATIC OVERVIEW

                                                            GROUP 2 LOANS
                                                              (11 LOANS)

                                                            IO COMPONENTS
                                                              (Aaa/NR)

GROUP 1 LOAN
("COPLEY LOAN")

                                 APPROXIMATE
                                    CREDIT
                                   SUPPORT
                                    32.0%
                                    32.0%
                                    32.0%
                                    25.0%
                                    19.5%
                                    14.0%
                                    12.0%


                              CLASS A-4 (FIXED)
                                   (Aaa/AAA)

     CLASS A-1 (FIXED)
          (Aaa/AAA)           (EXCESS WAC)
--------------------------  ----------------
     CLASS A-2 (FIXED)
          (Aaa/AAA)           (EXCESS WAC)
--------------------------  ----------------
     CLASS A-3 (FIXED)
          (Aaa/AAA)           (EXCESS WAC)
--------------------------  ----------------
          CLASS B
   (NET WAC-FIXED STRIP)         (FIXED)
          (Aa2/AA)
--------------------------  ----------------
          CLASS C
   (NET WAC-FIXED STRIP)         (FIXED)
           (A2/A)
--------------------------  ----------------
          CLASS D
   (NET WAC-FIXED STRIP)         (FIXED)
         (Baa2/BBB)
--------------------------  ----------------
          CLASS E
   (NET WAC-FIXED STRIP)         (FIXED)
         (Baa3/BBB-)
--------------------------  ----------------
   PRIVATE CERTIFICATES
        (FIXED)(1)(2)
     (Ba2 and below, but      (EXCESS WAC)
      no lower than B3)
--------------------------  ----------------

------------
NR-Not rated.

(1) Not offered by this Prospectus Supplement or the accompanying Prospectus. The following information is provided only because of its relevance to a prospective purchaser of an Offered Certificate. In addition, up to four Classes of Private Certificates will be issued. Each Class of Private Certificates will bear a fixed Pass-Through Rate. The Private Certificates will not be rated by S&P.

(2) Three Classes of Residual Certificates will also be issued. The Residual Certificates are not offered by this Prospectus Supplement or the accompanying Prospectus.

Note: Expected ratings are those of Moody's and S&P, respectively.

                             MORTGAGE LOAN SUMMARY



                                             CUT-OFF
                                              DATE                             FINAL
                     PROPERTY    NO. OF     PRINCIPAL       ARD(1)/          MATURITY
    MORTGAGE LOAN      TYPE    PROPERTIES    BALANCE      BALLOON DATE         DATE
-------------------  -------- ----------  ------------ ----------------  ----------------
Copley Place          Retail/
                      Office        1     $ 96,908,666   August 1, 2007   August 1, 2007
-------------------  -------- ----------  ------------ ----------------  ----------------
Brookfield            Retail/
                      Office        1       59,754,386    June 1, 2007     June 1, 2027
-------------------  -------- ----------  ------------ ----------------  ----------------
Tower Realty          Office        2      107,000,000  November 1, 2004 November 1, 2027
-------------------  -------- ----------  ------------ ----------------  ----------------
Franklin Mills
 -Initial Funding     Retail        1      109,538,921    May 5, 2007      June 1, 2027
-------------------  -------- ----------  ------------ ----------------  ----------------
Additional Funding                  1       19,954,654    May 5, 2007      June 1, 2027
-------------------  -------- ----------  ------------ ----------------  ----------------
Total
 Funding                            2      129,493,575    May 5, 2007      June 1, 2007
-------------------  -------- ----------  ------------ ----------------  ----------------
Newton Oldacre        Retail       16       76,640,023  November 1, 2012 November 1, 2027
 McDonald
 Initial Funding
-------------------  -------- ----------  ------------ ----------------  ----------------
Additional Funding                  3       12,791,840  November 1, 2012 November 1, 2027
-------------------  -------- ----------  ------------ ----------------  ----------------
Total                              19       89,431,863  November 1, 2012
 Funding
-------------------  -------- ----------  ------------ ----------------  ----------------
Biltmore               Hotel        1       63,000,000  December 1, 2007 December 1, 2022
-------------------  -------- ----------  ------------ ----------------  ----------------
Ritz                   Hotel        1       41,850,000  December 1, 2007 December 1, 2022
-------------------  -------- ----------  ------------ ----------------  ----------------
Austin                 Hotel        1       45,150,000  December 1, 2007 December 1, 2022
-------------------  -------- ----------  ------------ ----------------  ----------------
Shilo Inn -Initial     Hotel       16       65,765,282        N/A         October 1, 2017
 Funding
-------------------  -------- ----------  ------------ ----------------  ----------------
Additional Funding                  1       19,967,537        N/A        November 1, 2017
-------------------  -------- ----------  ------------ ----------------  ----------------
Total Funding                      17       85,732,818        N/A
-------------------  -------- ----------  ------------ ----------------  ----------------
Farb                  Multi-        2       64,781,452  October 1, 2007   October 1, 2007
                      Family
-------------------  -------- ----------  ------------ ----------------  ----------------
CMP-1                 Multi-       10       44,440,152  January 1, 2004   January 1, 2022
                      Family
-------------------  -------- ----------  ------------ ----------------  ----------------
AAC                   Multi-        2       20,940,017    July 1, 2007     July 1, 2027
                      Family
-------------------  -------- ----------  ------------ ----------------  ----------------
Total/Weighted                     59     $848,482,929
 Average

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                       ORIGINAL
                     AMORTIZATION                  CUT-OFF     ARD
                         TERM      MORTGAGE          DATE    MATURITY
    MORTGAGE LOAN      (MONTHS)      RATE    DSCR   LTV(2)  LTV(1)(3)
-------------------  ------------ --------  ----- --------  --------
Copley Place               360      6.75%   2.65x   30.8%     22.7%
-------------------  ------------ --------  ----- --------  --------
Brookfield                 360      8.00%   1.46x   61.0%     53.7%
-------------------  ------------ --------  ----- --------  --------
Tower Realty               360(4)  6.8174%  1.64x   71.3%     66.3%
-------------------  ------------ --------  ----- --------  --------
Franklin Mills
 -Initial Funding          360      7.882%    N/A    N/A       N/A
-------------------  ------------ --------  ----- --------  --------
Additional Funding         360      7.44%     N/A    N/A       N/A
-------------------  ------------ --------  ----- --------  --------
Total
 Funding                   360      7.814%  1.65x  60.5%(5)   53.1%(5)
-------------------  ------------ --------  ----- --------  --------
Newton Oldacre             360      7.56%     N/A    N/A       N/A
 McDonald
 Initial Funding
-------------------  ------------ --------  ----- --------  --------
Additional Funding         360      7.325%    N/A    N/A       N/A
-------------------  ------------ --------  ----- --------  --------
Total                      360      7.526%  1.24x   80.6%     61.1%
 Funding
-------------------  ------------ --------  ----- --------  --------
Biltmore                   300      7.138%  1.58x   69.6%     55.1%
-------------------  ------------ --------  ----- --------  --------
Ritz                       300      7.188%  1.61x   69.8%     55.3%
-------------------  ------------ --------  ----- --------  --------
Austin                     300      7.188%  1.57x   75.0%     59.4%
-------------------  ------------ --------  ----- --------  --------
Shilo Inn -Initial         240      8.47%     N/A    N/A       0.0%
 Funding
-------------------  ------------ --------  ----- --------  --------
Additional Funding         240      8.36%     N/A    N/A       0.0%
-------------------  ------------ --------  ----- --------  --------
Total Funding              240       N/A    1.52x   65.4%      0.0%
-------------------  ------------ --------  ----- --------  --------
Farb                       360      7.40%   1.35x   79.9%     69.3%
-------------------  ------------ --------  ----- --------  --------
CMP-1                      300      7.75%   1.72x   63.8%     56.7%
-------------------  ------------ --------  ----- --------  --------
AAC                        360      7.74%   1.85x   64.6%     56.6%
-------------------  ------------ --------  ----- --------  --------
Total/Weighted           334.1     7.4621%  1.67x   64.8%     54.4%
 Average


(1) Anticipated Repayment Date as defined herein. "Anticipated Repayment Date" or "ARD" refers to the applicable Effective Maturity Date specified for each Mortgage Loan under "THE DESCRIPTION OF THE MORTGAGE POOL."

(2) Weighted average loan-to-value ratio (calculated using the appraised values set forth herein and the principal balance of the Mortgage Loans as of the Cut-Off Date (as defined herein)).
(3) Weighted average loan-to-value ratio (calculated using the appraised values set forth herein and the principal balance of the Mortgage Loans (other than the Shilo Loan which is fully-amortizing) on the date on which the Balloon Payments are due or the Anticipated Repayment Date, as applicable.
(4) Tower Realty Loan pays interest only for two years. Commencing with the December 1, 1999 payment, the loan amortizes on a 28-year schedule.

(5) In the event that an Additional Amount (as described under "DESCRIPTION OF THE MORTGAGE POOL--Franklin Mills Loan: The Borrower; The Property--The Loan") in the amount of $35,000,000 is advanced (which advance will not be made by the Trust), the Cut-Off Date LTV (calculated by assuming that such Additional Amount had been advanced as of the Cut-Off Date) would be 76.9% and the ARD/Maturity LTV would be 67.6%.

                           THE OFFERED CERTIFICATES

TITLE OF CERTIFICATES .........  Commercial Mortgage Acceptance Corp.
                                 Commercial Mortgage Pass-Through
                                 Certificates, Series 1997-ML1 (the
                                 "Certificates").

                                 The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of December 1, 1997 (the "Pooling and Servicing Agreement") among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

                                 ONLY THE CLASS A-1, CLASS A-2, CLASS A-3,
                                 CLASS A-4, CLASS IO, CLASS B, CLASS C, CLASS
                                 D AND CLASS E CERTIFICATES ARE OFFERED
                                 HEREBY.

                                 Up to four additional Classes of
                                 Certificates (the "Private Certificates") and three Classes of the Residual Certificates (the "Residual Certificates") have not been registered under the 1933 Act and are not offered hereby. Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Private Certificates and the Residual Certificates, such information is provided solely because of its relevance to a prospective purchaser of an Offered Certificate.

DEPOSITOR .....................  Commercial Mortgage Acceptance Corp., a
                                 Missouri corporation and a wholly owned
                                 subsidiary of Midland Loan Services, L.P.
                                 (the Master Servicer and the initial Special
                                 Servicer). See "THE DEPOSITOR" in the
                                 Prospectus.

MORTGAGE LOAN SELLER ..........  Merrill Lynch Mortgage Capital Inc. (the
                                 "Mortgage Loan Seller"), a Delaware
                                 corporation and an affiliate of the
                                 Underwriter. See "MORTGAGE LOAN SELLER"
                                 herein.


MASTER SERVICER ...............  Midland Loan Services, L.P., a Missouri
                                 limited partnership. See "THE MASTER
                                 SERVICER" herein.

SPECIAL SERVICER ..............  CRIIMI MAE Services Limited Partnership, a
                                 Maryland limited partnership, will serve as special servicer (the "Group 2 Special Servicer") with respect to the Group 2 Mortgage Loans (as defined herein) and Midland Loan Services, L.P., a Missouri limited partnership, will act as special servicer (the "Group 1 Special Servicer" and, together with the Group 2 Special Servicer, the "Special Servicer") with respect to the Group 1 Mortgage Loan. It is anticipated that another entity will be appointed as successor Special Servicer with respect to the NOM Loan (as defined below) by the holder of the majority of one of the Classes of Private Certificates. See "THE SPECIAL SERVICERS" herein. The Special Servicer will be responsible for performing certain servicing functions with respect to the Mortgage Loans that, in general, are in default or as to which default is likely (as determined by the Master Servicer), for administering any REO Property (as defined herein) and for performing certain other servicing functions with respect to the Mortgage Pool under the Pooling and Servicing Agreement. The majority holder (or holders) of the Class (the "Controlling Class") among the Class A-1, Class A-2 and Class A-3 Certificates, considered as a single Class, and the Class B, Class C, Class D, Class E, and the Private Certificates (the "Sequential Pay Certificates") which is outstanding and has the latest alphabetical Class designation will generally, subject to certain conditions and limitations described further herein, have the right to replace the Group 2 Special Servicer and to select a representative (the "Controlling Class Representative") from whom the Group 2 Special Servicer will seek advice and approval and take direction under certain circumstances, as described herein. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT--Special Servicing" and "--The Controlling Class Representative" herein.


TRUSTEE .......................  LaSalle National Bank, a national banking association. See "THE POOLING AND SERVICING
                                 AGREEMENT--The Trustee" herein.

FISCAL AGENT ..................  ABN AMRO Bank N.V., a Netherlands banking corporation, and the corporate parent of the Trustee. See "THE POOLING AND SERVICING AGREEMENT--The Fiscal Agent" herein.

CUT-OFF DATE ..................  December 1, 1997.

CLOSING DATE ..................  On or about December 30, 1997.

DISTRIBUTION DATE .............  The 15th day of each month, or if such 15th day is not a Business Day, the Business Day immediately following such day, commencing in January 1998. As used herein, a "Business Day" is any day other than a Saturday, Sunday or a day on which banking institutions in the States of New York, Missouri, Maryland or Illinois are authorized or obligated by law, executive order or governmental decree to close.


                                                                SCHEDULED
SCHEDULED FINAL                                                   FINAL
 DISTRIBUTION DATE ...........   CLASS DESIGNATION          DISTRIBUTION DATE
                                 -----------------          -----------------
                                 Class A-1................ November 15, 2004
                                 Class A-2................ June 15, 2007
                                 Class A-3................ October 15, 2007
                                 Class A-4 ............... August 15, 2007
                                 Class IO................. November 15, 2017
                                 Class B.................. December 15, 2007
                                 Class C.................. December 15, 2007
                                 Class D.................. December 15, 2010
                                 Class E.................. November 15, 2012
                                 Private Certificates .... November 15, 2017



                                 The Scheduled Final Distribution Dates set forth above have been determined on the basis of the assumptions described in "DESCRIPTION OF THE CERTIFICATES--Scheduled Final Distribution Date" herein.

RATED FINAL DISTRIBUTION
 DATE .........................  As to each Class of Certificates, December
                                 15, 2030. The Rated Final Distribution Date for each Class of Certificates is the first Distribution Date that follows the third anniversary of the end of the amortization term (without giving effect to any Balloon Payment) for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term.

RECORD DATE ...................  With respect to each Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

INTEREST ACCRUAL PERIOD .......  With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. Interest for each Interest Accrual Period is calculated based on a 360-day year consisting of twelve 30-day months.

COLLECTION PERIOD .............  With respect to each Distribution Date and any Mortgage Loan, the period beginning on the day following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in January 1998, on the day after the Cut-Off Date) and ending on the Determination Date in the month in which such Distribution Date occurs.

DETERMINATION DATE ............  The fifth Business Day preceding each
                                 Distribution Date commencing in January
                                 1998.

DUE DATE ......................  With respect to any Collection Period and
                                 Mortgage Loan, the date on which scheduled payments are due on such Mortgage Loan (without regard to grace periods), which date, for each of the Mortgage Loans, is the first day of the month.

DENOMINATIONS .................  The Class A-1, Class A-2, Class A-3, Class
                                 A-4, Class B, Class C, Class D and Class E
                                 Certificates will be issued in minimum
                                 denominations of Certificate Balance of
                                 $1,000 and integral multiples of $1 in
                                 excess thereof and will be registered in the name of a nominee of The Depository Trust Company ("DTC" and, together with any successor depository selected by the Depositor, the "Depository") and beneficial interests therein will be held by investors ("Beneficial Owners") through the book-entry facilities of the Depository. The Depositor has been informed by DTC that its nominee will be Cede & Co. Beneficial Owners will hold and transfer their respective ownership interests in and to such Book-Entry Certificates through the book-entry facilities of DTC (in the United States) or CEDEL or Euroclear (in Europe) and will not be entitled to definitive, fully registered Certificates except in the limited circumstances set forth herein. The Class IO Certificates will be available in definitive fully-registered form in minimum denominations of notional amount of $1,000 and integral multiples of $1 in excess thereof. See "DESCRIPTION OF THE CERTIFICATES--Delivery, Form and
                                 Denomination" herein.

MORTGAGE LOAN GROUPS ..........  The Mortgage Pool will consist of two groups
                                 (each, a "Mortgage Loan Group"). "Mortgage
                                 Loan Group 1" consists of the Copley Place
                                 Loan and "Mortgage Loan Group 2" consists of the remaining eleven Mortgage Loans.

DISTRIBUTIONS .................  Distributions on the Certificates will be made on each Distribution Date, commencing in January 1998, to the holders of record at the close of business on the related Record Date.

                                 The aggregate amount available for
                                 distribution with respect to the Certificates on any Distribution Date, other than distributions of Prepayment Premiums, is the Available Distribution Amount. See "DESCRIPTION OF THE CERTIFICATES-- Distributions--Available Distribution Amounts" for a detailed description of what constitutes the Available Distribution Amount for any Distribution Date.

                                 On each Distribution Date, the Trustee will
                                 (except as otherwise described under
                                 "DESCRIPTION OF THE CERTIFICATES--
                                 Termination" herein) apply the portion of the Available Distribution Amount related to the Copley Loan, together with certain amounts available from the Group 2 Available Distribution Amount as described below (the Group 1 Available Distribution Amount") for such date for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

                                  (1) to distributions of interest to the
                                      holders of the Class A-4 Certificates
                                      in an amount equal to all Distributable
                                      Certificate Interest (as defined
                                      herein) in respect of the Class A-4
                                      Certificates for such Distribution
                                      Date, and, to the extent not previously
                                      paid, for all prior Distribution Dates
                                      and, in the event that the Group 2
                                      Available Distribution Amount is not
                                      sufficient to pay Distributable
                                      Certificate Interest on the Class A-1,
                                      Class A-2, Class A-3 and Class IO
                                      Certificates, to the holders of the
                                      Class A-1, Class A-2, Class A-3 and
                                      Class IO Certificates to pay any
                                      shortfall in such amount;

                                  (2) to distributions of principal to the
                                      holders of the Class A-4 Certificates
                                      equal to the lesser of the then
                                      outstanding Certificate Balance of the
                                      Class A-4 Certificates and the Group 1
                                      Principal Distribution Amount (as
                                      defined herein) for such Distribution
                                      Date;

                                  (3) any remaining amounts shall be included
                                      in Group 2 Available Distribution
                                      Amount.

                                 On each Distribution Date, the Trustee will
                                 (except as otherwise described under
                                 "DESCRIPTION OF THE CERTIFICATES--
                                 Termination" herein) apply the portion of the Available Distribution Amount related to the Group 2 Mortgage Loans, together with certain amounts available from the Group 1 Available Distribution Amount as described above (the "Group 2 Available Distribution Amount") for such date for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:



                                  (1) to distributions of interest to the
                                      holders of the Class A-1, Class A-2,
                                      Class A-3 and Class IO Certificates (in
                                      each case, so long as any such Class
                                      remains outstanding), pro rata in
                                      accordance with the respective amounts
                                      of Distributable Certificate Interest
                                      on such Classes of Certificates on such
                                      Distribution Date, in an amount equal
                                      to all Distributable Certificate
                                      Interest in respect of each such Class
                                      of Certificates for such Distribution
                                      Date and, to the extent not previously
                                      paid, for all prior Distribution Dates
                                      and, in the event that the Group 1
                                      Available Distribution Amount is not
                                      sufficient to pay Distributable
                                      Certificate Interest on the Class A-4
                                      Certificates, to the holders of the
                                      Class A-4 Certificates to pay any
                                      shortfall in such amount; and


                                  (2) to distributions of principal to the
                                      holders of the Class A-1 Certificates
                                      equal to the lesser of the then
                                      outstanding Certificate Balance of the
                                      Class A-1 Certificates and the Group 2
                                      Principal Distribution Amount (as
                                      defined herein) for such Distribution
                                      Date;

                                  (3) to distributions of principal to the
                                      holders of the Class A-2 Certificates
                                      equal to the lesser of the then
                                      outstanding Certificate Balance of the
                                      Class A-2 Certificates and the Group 2
                                      Principal Distribution Amount for such
                                      Distribution Date, less any portion
                                      thereof distributed in respect of the
                                      Class A-1 Certificates;

                                  (4) to distributions of principal to the
                                      holders of the Class A-3 Certificates
                                      equal to the lesser of the then
                                      outstanding Certificate Balance of the
                                      Class A-3 Certificates and the Group 2
                                      Principal Distribution Amount for such
                                      Distribution Date, less any portion
                                      thereof distributed in respect of the
                                      Class A-1 and Class A-2 Certificates;

                                  (5) to distributions to the holders of the
                                      Class A-1, Class A-2, Class A-3 and
                                      Class A-4 Certificates, pro rata in
                                      accordance with the amount of Realized
                                      Losses and Additional Trust Fund
                                      Expenses, if any, previously allocated
                                      to such Classes of Certificates for
                                      which no reimbursement has previously
                                      been received, to reimburse such
                                      holders for such Realized Losses and
                                      Additional Trust Fund Expenses, if any;

                                  (6) if the Class A-4 Certificates remain
                                      outstanding (after application of the
                                      Group 1 Available Distribution Amount
                                      as described above), to distributions
                                      of principal equal to the lesser of the
                                      then outstanding Certificate Balance of
                                      the Class A-4 Certificates and the
                                      Group 2 Principal Distribution Amount
                                      for such Distribution Date, less any
                                      portion thereof distributed in respect
                                      of the Class A-1, Class A-2 and Class
                                      A-3 Certificates;

                                  (7) to distributions of interest to the
                                      holders of the Class B Certificates in
                                      an amount equal to all Distributable
                                      Certificate Interest in respect of the
                                      Class B Certificates for such
                                      Distribution Date and, to the extent
                                      not previously paid, for all prior
                                      Distribution Dates;

                                  (8) after the principal balances of the
                                      Class A-1, Class A-2, Class A-3 and
                                      Class A-4 Certificates have been
                                      reduced to zero, to distributions of
                                      principal to the holders of the Class B
                                      Certificates in an amount not to exceed
                                      the then outstanding Certificate
                                      Balance of the Class B Certificates
                                      equal to the Group 2 Principal
                                      Distribution Amount for such
                                      Distribution Date, less any portion
                                      thereof distributed in respect of the
                                      Class A-1, Class A-2, Class A-3 and
                                      Class A-4 Certificates;

                                  (9) to distributions to the holders of the
                                      Class B Certificates to reimburse such
                                      holders for all Realized Losses and
                                      Additional Trust Fund Expenses, if any,
                                      previously allocated to the Class B
                                      Certificates and for which no
                                      reimbursement has previously been
                                      received;

                                 (10) to distributions of interest to the
                                      holders of the Class C Certificates in
                                      an amount equal to all Distributable
                                      Certificate Interest in respect of the
                                      Class C Certificates for such
                                      Distribution Date and, to the extent
                                      not previously paid, for all prior
                                      Distribution Dates;

                                 (11) after the principal balances of the
                                      Class A-1, Class A-2, Class A-3, Class
                                      A-4 and Class B Certificates have been
                                      reduced to zero, to distributions of
                                      principal to the holders of the Class C
                                      Certificates equal to the lesser of
                                      then outstanding Certificate Balance of
                                      the Class C Certificates and the Group
                                      2 Principal Distribution Amount for
                                      such Distribution Date, less any
                                      portion thereof distributed in respect
                                      of the Class A-1, Class A-2, Class A-3,
                                      Class A-4 and Class B Certificates;

                                 (12) to distributions to the holders of the
                                      Class C Certificates to reimburse such
                                      holders for all Realized Losses and
                                      Additional Trust Fund Expenses, if any,
                                      previously allocated to the Class C
                                      Certificates and for which no
                                      reimbursement has previously been
                                      received;

                                 (13) to distributions of interest to the
                                      holders of the Class D Certificates in
                                      an amount equal to all Distributable
                                      Certificate Interest in respect of the
                                      Class D Certificates for such
                                      Distribution Date and, to the extent
                                      not previously paid, for all prior
                                      Distribution Dates;

                                 (14) after the principal balances of the
                                      Class A-1, Class A-2, Class A-3, Class
                                      A-4, Class B and Class C Certificates
                                      have been reduced to zero, to
                                      distributions of principal to the
                                      holders of the Class D Certificates
                                      equal to the lesser of the then
                                      outstanding Certificate Balance of the
                                      Class D Certificates and the Group 2
                                      Principal Distribution Amount for such
                                      Distribution Date, less any portion
                                      thereof distributed in respect of the
                                      Class A-1, Class A-2, Class A-3, Class
                                      A-4, Class B and Class C Certificates;

                                 (15) to distributions to the holders of the
                                      Class D Certificates to reimburse such
                                      holders for all Realized Losses and
                                      Additional Trust Fund Expenses, if any,
                                      previously allo-cated to the Class D
                                      Certificates and for which no
                                      reimbursement has previously been
                                      received;

                                 (16) to distributions of interest to the
                                      holders of the Class E Certificates in
                                      an amount equal to all Distributable
                                      Certificate Interest in respect of the
                                      Class E Certificates for such
                                      Distribution Date and, to the extent
                                      not previously paid, for all prior
                                      Distribution Dates;

                                 (17) after the principal balances of the
                                      Class A-1, Class A-2, Class A-3, Class
                                      A-4, Class B, Class C and Class D
                                      Certificates have been reduced to zero,
                                      to distributions of principal to the
                                      holders of the Class E Certificates
                                      equal to the lesser of the then
                                      outstanding Certificate Balance of the
                                      Class E Certificates and the Group 2
                                      Principal Distribution Amount for such
                                      Distribution Date, less any portion
                                      thereof distributed in respect of the
                                      Class A-1, Class A-2, Class A-3, Class
                                      A-4, Class B, Class C and Class D
                                      Certificates;

                                 (18) to distributions to the holders of the
                                      Class E Certificates to reimburse such
                                      holders for all Realized Losses and
                                      Additional Trust Fund Expenses, if any,
                                      previously allocated to the Class E
                                      Certificates and for which no
                                      reimbursement has previously been
                                      received; and


                                 (19) after the principal balances of the
                                      Class A-1, Class A-2, Class A-3, Class
                                      A-4, Class B, Class C, Class D and Class
                                      E Certificates have been reduced to zero, to distributions to the holders of the respective Classes of Private
                                      Certificates (other than the Residual
                                      Certificates) as described herein
                                      (provided that no distributions of
                                      principal will be made in respect of any Class of Private Certificates until the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates has been reduced to zero. See "DESCRIPTION OF THE CERTIFICATES-- Distributions--Application of the Group 1 Available Distribution Amount" and "--Application of the Group 2 Available Distribution Amount" herein.

                                 Notwithstanding the foregoing, if, at any time when the Class A-1, Class A-2 or Class A-3 Certificates are outstanding, the amount available to pay the Group 2 Principal Distribution Amount is less than the Group 2 Principal Distribution Amount, such amount, together with any amount available to pay the Group 1 Principal Distribution Amount, will be applied on a pro rata basis among the outstanding Class A-1, Class A-2, Class A-3 and Class A-4 Certificates. In addition, if at any time the remaining principal balance of the Mortgage Loans is less than the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, the Group 1 and Group 2 Available Distribution Amounts will be combined. Thereafter, on each Distribution Date, the Available Distribution Amount will be distributed first, to pay Distributable Certificate Interest to the Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates, pro rata in proportion to such Distributable Certificate Interest, and thereafter, pro rata to each such Class (other than the Class IO Certificates) to pay the Certificate Balances thereof.


                                 The "Distributable Certificate Interest" in respect of any Class of Certificates (other than the Class IO Certificates) for any Distribution Date will generally equal one month's interest at the applicable Pass-Through Rate accrued on the Certificate Balance of such Class of Certificates outstanding immediately prior to such Distribution Date. The "Distributable Certificate Interest" in respect of the Class IO Certificates will equal the sum of the interest due on the notional amounts of each of the Components. Interest payable on the Regular Certificates on any Distribution Date will accrue during the immediately preceding calendar month and will be calculated on a 30/360 basis (each, an "Interest Accrual Period"). See "DESCRIPTION OF THE CERTIFICATES--Distributions --Distributable
                                 Certificate Interest" herein.

                                 The Pass-Through Rates for the Class A-1,
                                 Class A-2, Class A-3 and Class A-4
                                 Certificates will be 6.50%, 6.53%, 6.57% and
                                 6.735%, respectively. The Pass-Through Rates for the Class B, Class C, Class D, and Class E Certificates will equal the Group 2 Weighted Average Rate minus .92%, .79%, .51%, and .34%, respectively. Distributions of interest on the Class IO Certificates will equal the sum of the interest accrued on each component at the related Strip Rate. The notional amount of each Component will equal the principal amount of the related Class of Certificates. The initial Strip Rates applicable to the Class A-1, Class A-2, Class A-3 Certificates and the Private Certificate Components will equal 1.06758%, 1.03758%, .99758%, and 1.06758%, respectively and the Strip Rates applicable to the Class B, Class C, Class D and Class E Components stated as a percentage of the related Component notional amount will equal .92%, .79%, .51%, and .34% per annum, respectively.

                                 The "Group 2 Weighted Average Rate" equals for any Distribution Date, the weighted average of the REMIC I Net Mortgage Rates, weighted on the basis of the Certificate Balances of the REMIC I Interests related to the Group 2 Mortgage Loans as of the close of the preceding Distribution Date. Each "REMIC I Interest" will be a regular interest in REMIC I and will correspond to one of the Mortgage Loans (or, in the case of each Mortgage Loan funded in more than one advance bearing different Mortgage Rates, to each such advance). The Certificate Balance of each REMIC I Interest will initially equal the principal balance of the corresponding Mortgage Loan (or separate advance with respect to a Mortgage
                                 Loan) but may not continue to equal such amount in certain circumstances, including a modification of a Mortgage Loan).


                                 The "REMIC I Net Mortgage Rate" for each
                                 REMIC I Interest is equal to the Mortgage
                                 Rate for the related Mortgage Loan (or
                                 advance) (minus the applicable Servicing Fee
                                 Rate and Trustee Fee Rate) without taking into account any modification of such rate occurring after the Cut-Off Date.


                                 For purposes of calculating the Group 2
                                 Weighted Average Rate applicable to any
                                 Distribution Date, in the case of any
                                 Mortgage Loan for which interest is not
                                 calculated on the basis of a 360-day year consisting of twelve 30-day months, the related REMIC I Mortgage Rate for any Interest Accrual Period will be converted to an effective rate equal to (a) the amount of interest that would have accrued in respect of such REMIC I Interest at the Mortgage Rate for the related Mortgage Loan (or separate advance with respect to a Mortgage
                                 Loan) (without giving effect to any
                                 modification of such Mortgage Rate occurring after the Cut-Off Date), multiplied by twelve and expressed as a percentage of the principal balance of the REMIC I Interest as of the preceding Distribution Date (after giving effect to any distribution of principal made on such date) minus (b) the sum of the applicable Servicing Fee Rate and the Trustee Fee Rate.


                                 The "Group 1 Principal Distribution Amount" for any Distribution Date will generally equal the aggregate of the following: (a) the principal portion of the Scheduled Payment (as defined below) (other than the Balloon Payment) or the principal portion of any Assumed Scheduled Payment (as defined below) due or deemed due on or in respect of the Group 1 Mortgage Loan for its Due Date during the related Collection Period; (b) any principal prepayment received on the Group 1 Mortgage Loan during the related Collection Period; (c) if the stated maturity date of the Group 1 Mortgage Loan occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including the Balloon Payment), in each case net of any portion of such payment that represents a recovery of the principal portion of the Scheduled Payment (other than the

                                 Balloon Payment) due or the principal
                                 portion of any Assumed Scheduled Payment deemed due, in respect of the Group 1 Mortgage Loan on a Due Date during or prior to the related Collection Period to the extent previously advanced and not previously recovered; (d) the aggregate of all liquidation proceeds, insurance proceeds, condemnation proceeds and awards, and proceeds of any Group 1 Mortgage Loan repurchase that were received on or in respect of the Group 1 Mortgage Loan during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than the Balloon Payment) due and of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the Group 1 Mortgage Loan on a Due Date during or prior to the related Collection Period to the extent previously advanced and not previously recovered; and (e) for each Distribution Date after the initial Distribution Date, the excess, if any, of the Group 1 Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Class A-4 Certificates on such immediately preceding Distribution Date.


                                 The "Group 2 Principal Distribution Amount" for any Distribution Date will generally equal the aggregate of the following: (a) the aggregate of the principal portions of all Scheduled Payments (as defined below) (other than Balloon Payments) or the principal portion of any Assumed Scheduled Payments (as defined herein) due or deemed due on or in respect of the Group 2 Mortgage Loans for their Due Dates during the related Collection Period; (b) the aggregate of all principal prepayments received on the Group 2 Mortgage Loans during the related Collection Period (including any Remaining Cash Flow as defined below)); (c) with respect to any Group 2 Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), in each case net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period to the extent previously advanced and not previously recovered; (d) the aggregate of all liquidation proceeds, insurance proceeds, condemnation proceeds and awards, and proceeds of Group 2 Mortgage Loan repurchases that were received on or in respect of Group 2 Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment

                                 (other than a Balloon Payment) due and of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the Group 2 Mortgage Loan on a Due Date during or prior to the related Collection Period to the extent previously advanced and not previously recovered; (e) the excess, if any, of the Group 1 Principal Distribution Amount for such Distribution Date, over the Certificate Balance of the Class A-4 Certificates outstanding immediately prior to such Distribution Date; and for each Distribution Date after the initial Distribution Date, the excess, if any, of the Group 2 Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Group 2 Certificates on such immediately preceding Distribution Date. "Remaining Cash Flow" is, with respect to any Mortgage Loan after its Anticipated Repayment Date the excess of principal payments collected thereon over the scheduled principal payments thereon (including any interest that is deferred and added to principal).


                                 The "Scheduled Payment" due on any Mortgage
                                 Loan on any related Due Date is the amount of the Monthly Payment that is or would have been, as the case may be, due thereon on such date, after giving effect to any waiver, modification or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, and assuming that each prior Scheduled Payment has been timely made. The "Assumed Scheduled Payment" is an amount deemed due in respect of a Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date after its stated maturity date. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding (and prior to such time, if any, as the amount of the Scheduled Payment is modified) will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect prior to its stated maturity date. See "DESCRIPTION OF THE CERTIFICATES--Distributions--Principal
                                 Distribution Amount" herein.

                                 Reimbursements of Realized Losses and
                                 Additional Trust Fund Expenses previously allocated to a Class will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

                                 The holders of the Certificates may also receive portions of any Prepayment Premiums, to the extent described under "DESCRIPTION OF THE CERTIFICATES--Distributions--

                                 Allocation of Prepayment Premiums" herein.
                                 Such distributions will be in addition to the distributing of interest, if any, made to such holders from the related Available Distribution Amount on each Distribution Date.

ADVANCES ......................  Subject to a recoverability determination and Appraisal Reductions, as described
                                 herein, the Master Servicer will be required to make advances (each, a "P&I Advance") with respect to each Distribution Date in an amount that is generally equal to the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees (as defined herein), due or deemed due, as the case may be, on or in respect of the Mortgage Loans during the related Collection Period, in each case to the extent that such amount was not paid by or on behalf of the related Borrower or otherwise collected as of the close of business on the last day of the related Collection Period. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance, and if the Trustee fails to make a required P&I Advance, the Fiscal Agent will be required to make such P&I Advance. No default by the Trustee will be deemed to have occurred if the Fiscal Agent makes such P&I Advance in a timely manner, as set forth in the Pooling and Servicing Agreement. herein. In addition, the Master Servicer will be required to make certain property protection advances, subject to a recoverability determination, as described herein (a "Servicing Advance" and, together with a P&I Advance, an "Advance"). See "THE POOLING AND SERVICING AGREEMENT--Advances" and "--Appraisal Reductions"


                                 As described herein, the Master Servicer (or the Trustee or Fiscal Agent, as applicable) will be entitled to interest on any Advance made by it. Such interest will accrue from the date any such Advance is made or incurred at a rate per annum equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time (or with respect to Servicing Advances on the Copley Place Loan, the higher of such "prime rate" or the daily prime rate as reported by the Federal Reserve Board in Statistical Release H.15(519) as most recently available on the date of the applicable Servicing Advance) (the "Reimbursement Rate"), compounded monthly, and will be paid, on the date on which the related Advance is reimbursed (which in no event will be later than the Determination Date following the date on which funds are available to reimburse such Advance with interest thereon at the Reimbursement Rate), from general collections on the Mortgage Pool then on deposit in the Collection Account. See "THE POOLING AND SERVICING AGREEMENT--Advances" herein and in "SERVICING OF THE MORTGAGE LOANS--Advances" and "DESCRIPTION OF THE CERTIFICATES-- Accounts" in the Prospectus.

DISTRIBUTION OF PREPAYMENT
 PREMIUMS .....................  For any Distribution Date, with respect to any Prepayment Premium actually collected in respect of a Group 2 Mortgage Loan during the related Collection Period, the holders of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates and each Class of Private Certificates (the "Group 2 Certificates") are, in the case of each such Class, entitled to distributions in the amount of the product of (a) a fraction (not greater than one and not less than zero), the numerator of which is the applicable Pass-Through Rate minus the discount rate used in calculating such Prepayment Premium and the denominator of which is the Mortgage Rate of the applicable Group 2 Mortgage Loan minus such discount rate, (b) the appropriate Class Prepayment Percentage (as defined below) and (c) the amount of such Prepayment Premium collected. The "Class Prepayment Percentage" for any Distribution Date and any Class of the Group 2 Certificates will be the percentage obtained by dividing the portion of the Group 2 Principal Distribution Amount distributed to the respective Class of Group 2 Certificates on such Distribution Date by the total Group 2 Principal Distribution Amount for all Classes of Group 2 Certificates on such Distribution Date. On each Distribution Date, the holders of each Component of the Class IO Certificates are entitled to receive any remaining portion of such Prepayment Premium received with respect to the Group 2 Mortgage Loans in proportion to the interest payable on such Component on such Distribution Date. The holders of the Class A-4 Certificates are entitled to receive all Prepayment Premiums received on the Group 1 Mortgage Loan.

YIELD CONSIDERATIONS ..........  The yield to maturity of an Offered
                                 Certificate purchased at a discount or
                                 premium will be affected by the rate and timing of prepayments and other unscheduled collections of principal on or in respect of the Mortgage Loans and the allocation thereof to reduce the principal balance (or notional amount) of such Certificate. An investor should consider, in the case of any such Certificate purchased at a discount, the risk that a slower than anticipated rate of prepayments could result in a lower than anticipated yield and, in the case of any such Certificate purchased at a premium, the risk that a faster than anticipated rate of prepayments could result in a lower than anticipated yield. THE YIELD TO MATURITY OF EACH COMPONENT OF THE CLASS IO CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE GROUP 2 MORTGAGE LOANS, AND INVESTORS IN THE CLASS IO CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PREPAYMENTS, DEFAULTS AND/OR LIQUIDATIONS IN RESPECT OF THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOUP THEIR INITIAL INVESTMENTS. See "YIELD AND MATURITY CONSIDERATIONS" herein and in the Prospectus. The allocation to any Offered Class of Certificates of any Prepayment Premium may be insufficient to offset fully the effects on the reduction to the anticipated yield to maturity resulting from the corresponding principal prepayment. See "DESCRIPTION OF CERTIFICATES--Distributions
                                 -- Allocation of Prepayment Premiums"
                                 herein.

                                 In addition, insofar as an investor's
                                 initial investment in any Offered
                                 Certificate is returned in the form of
                                 payments of principal thereon, there can be no assurance that such amounts can be reinvested in comparable alternative investments with comparable yields. Investors in the Offered Certificates should consider that, as of the Cut-off Date, certain of the Mortgage Loans may be prepaid at any time after the expiration of the applicable Lockout Period, subject, in most cases, to the payment of a Prepayment Premium. See "DESCRIPTION OF THE MORTGAGE POOL" herein. Accordingly, the rate of prepayments on the Mortgage Loans is likely to be inversely related to the level of prevailing market interest rates (and, presumably, to the yields on comparable alternative investments).

SUBORDINATION; ALLOCATION OF
 REALIZED LOSSES ..............  The rights of holders of the Class B, Class
                                 C, Class D and Class E Certificates and the
                                 Private Certificates (collectively, the
                                 "Subordinate Certificates") to receive
                                 distributions of amounts collected or
                                 advanced on the Mortgage Loans (including the Group 1 Mortgage Loan) will, in each case, be subordinated, to the extent described herein, to the rights of holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates (collectively, the "Senior Certificates") and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Senior Certificates (other than the Class IO Certificates) of principal equal to the entire respective Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, Class C, Class D and Class E Certificates (in such order) of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of principal equal to the entire respective Certificate Balances of such Classes of Certificates. The protection afforded to the holders of the Senior Certificates and, to decreasing degrees, each Class of Offered Certificates subordinate thereto by means of the subordination referred to above will be accomplished by (i) the application of the related Principal Distribution Amount on each Distribution Date in the order described above in this Summary under "--Description of the Certificates--

                                 Distributions" and (ii) the allocation of Realized Losses and Additional Trust Fund Expenses as described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

                                 On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses that have been incurred since the Cut-off Date through the end of the related Collection Period and that have not previously been so allocated will be allocated, subject to the limitations described herein, first to the Private Certificates in the order described in the Pooling and Servicing Agreement, and then to the Class E, Class D, Class C and Class B Certificates, in that order, until the Certificate Balance of each such Class has been reduced to zero. Thereafter any additional Realized Losses and Additional Trust Fund Expenses will be allocated to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata in proportion to their outstanding Certificate Balances (in each case in reduction of their respective Certificate Balances as of the related Distribution Date), but in the aggregate only to the extent that the aggregate Certificate Balance of such Classes of Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES--Subordination; Allocation of Losses and Certain Expenses" herein.

                                 Any Realized Loss or Additional Trust Fund
                                 Expenses allocated in reduction of the
                                 Certificate Balance of a Class of Group 2
                                 Certificates will also result in a
                                 corresponding reduction in the notional
                                 amount of the related Component of the Class
                                 IO Certificates.

OPTIONAL TERMINATION             Each of the Depositor, the Master Servicer
                                 and the Special Servicer will have an option to purchase all of the Mortgage Loans and all REO Properties, if any, and thereby effect an early termination of the Trust
                                 Fund and an early retirement of the then outstanding Certificates, on any
                                 Distribution Date on which the aggregate
                                 Stated Principal Balance of the Mortgage
                                 Pool is less than 1% of the Initial Pool
                                 Balance. See "DESCRIPTION OF THE
                                 CERTIFICATES--Termination" herein and in the
                                 Prospectus.


CERTAIN FEDERAL INCOME
 TAX CONSEQUENCES                Elections will be made to treat the Trust
                                 Fund, and the Trust Fund will qualify, as three separate real estate mortgage investment conduits (each, "REMIC I", "REMIC
                                 II" and "REMIC III" for federal income tax purposes. The Class A-1, Class A-2, Class
                                 A-3, Class A-4, Class IO, Class B, Class C,
                                 Class D, Class E and Private Certificates
                                 (collectively, the "Regular Certificates") will represent "regular interests" in REMIC
                                 III and the Class R-III Certificates will be designated as the sole Class of "residual interest" in REMIC III. Certain uncertificated classes of interests will represent "regular interests" in REMIC I and REMIC III and the Class R-I and Class R-II Certificates will be designated as the sole Class of "residual interest" in REMIC I and REMIC II, respectively.


                                 Because they represent regular interests, the Regular Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Regular Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. Each Component of the Class IO Certificates Certificates will constitute a regular interest and will be issued with original issue discount. For the purposes of determining the rate of accrual of market discount, original issue discount and premium for federal income tax purposes, it has been assumed that the Mortgage Loans will prepay at the rate of 0% CPR. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES-- Taxation of Regular Interests--Interest and Acquisition
                                 Discount" in the Prospectus.


                                 The amount of income reported by a holder of a Class B, Class C, Class D or Class E Certificate may exceed cash distributions as a result of the preferential right of other Classes of Regular Certificates to receive cash distributions in the event of losses or delinquencies on the Mortgage Loans.

                                 Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Regular Interests" in the Prospectus.

                                 Offered Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and income with respect to Offered Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in property" within the meaning of
                                 Section 856(c)(3)(B) of the Code. Offered
                                 Certificates held by a domestic building and loan association will generally constitute "a regular or a residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code only in the proportion that the underlying assets of REMIC III are assets described in Section 7701(a)(19) of the Code. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of the REMIC and its Certificate Holders" in the Prospectus.

                                 For further information regarding the
                                 federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of the REMIC" in the Prospectus and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein.

ERISA CONSIDERATIONS             The Class A-1, Class A-2, Class A-3, Class
                                 A-4 and Class IO Certificates may in general be purchased by employee benefit plans subject to Title I of ERISA or plans subject to Section 4975 of the Code, subject to certain conditions and restrictions. In this regard, the U.S. Department of Labor (the
                                 "DOL") has issued an administrative
                                 exemption to Merrill Lynch, Pierce, Fenner &
                                 Smith Incorporated, which, subject to the satisfaction of certain conditions and restrictions described herein, should exempt the acquisition of the Class A-1, Class A-2, Class A-3, Class A-4 and Class IO
                                 Certificates offered hereby from the
                                 penalties and taxes that might otherwise arise under the prohibited transaction rules of ERISA and Section 4975 of the Code.

                                 The remaining Classes of Offered
                                 Certificates do not meet the requirements of the foregoing exemption and accordingly, in general, may not be purchased or transferred to a plan or person acting on behalf of a plan; provided that such Subordinated Certificates may be purchased by an insurance company general account that satisfies the requirements of Sections I(a), III and IV of DOL Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") or otherwise qualifies for exemptive relief under Section 401(c) of ERISA and the forthcoming regulations thereunder. Each initial investor that purchases a Subordinated Certificate or interest therein and each subsequent transferee thereof will be deemed to represent and warrant that either (a) it is not purchasing such Subordinated Certificates with the assets of any Plan (as defined in "ERISA Considerations") or (b) part or all of the assets to be used to purchase such Certificates constitutes assets of an insurance company general account and PTCE 95-60 applies such that the use of such assets to acquire and hold such Certificates does not and will not constitute a non-exempt prohibited transaction for purposes of ERISA and Section 4975 of the Code.

RATINGS It is anticipated that the Certificates will have the following ratings from Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P" and, together with Moody's, the "Rating Agencies"):

                                    CLASS     MOODY'S      S&P
                                 ---------  ----------- -------
                                     A-1        Aaa        AAA
                                     A-2        Aaa        AAA
                                     A-3        Aaa        AAA
                                     A-4        Aaa        AAA
                                     IO         Aaa        NR
                                      B         Aa2        AA
                                      C          A2         A
                                      D         Baa2       BBB
                                      E         Baa3      BBB-

                                 A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                 The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the receipt by holders of payments to which they are entitled by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments by borrowers or the degree to which such prepayments (both voluntary and involuntary) might differ from those originally anticipated. The security ratings do not address the possibility that
                                 Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums or the timing of the receipt thereof. In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class IO Certificates consist only of interest. If the entire pool of Mortgage Loans were to prepay in the initial month, with the result that the Class IO Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the "AAA" and "Aaa" ratings received on the Class IO Certificates. The Class IO notional amount upon which interest is calculated is reduced by the allocation of Realized Losses and Additional Trust Fund Expenses, scheduled payments on the Group 2 Mortgage Loans and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of the Class IO notional amount, but only the obligation to pay interest timely on the Class IO notional amount as so reduced from time to time. Accordingly, the ratings of the Class IO Certificates should be evaluated independently from similar ratings on other types of securities. See "RISK FACTORS" and "RATINGS" herein.

 LEGAL INVESTMENT                The Class A-1, Class A-2, Class A-3, Class
                                 A-4, Class IO and Class B Certificates will constitute "mortgage related securities" within the meaning of the Secondary Mortgage
                                 Market Enhancement Act of 1984 as amended.
                                 HOWEVER, NO REPRESENTATION CAN BE MADE AS TO
                                 WHETHER ANY OF THE OFFERED CERTIFICATES WILL
                                 CONSTITUTE "COMMERCIAL MORTGAGE RELATED
                                 SECURITIES" AND THUS AS "TYPE IV SECURITIES"
                                 FOR PURPOSES OF THE LEGAL INVESTMENT
                                 AUTHORITY OF DEPOSITORY INSTITUTIONS. The appropriate characterization of the Offered
                                 Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretative uncertainties. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "LEGAL INVESTMENT" herein and in the Prospectus.

                THE MORTGAGE LOANS AND THE MORTGAGED PROPERTIES


OVERVIEW OF THE MORTGAGE LOANS
 AND THE MORTGAGED PROPERTIES    The Certificates will represent beneficial
                                 ownership interests in a trust fund (the
                                 "Trust Fund") to be created by Commercial
                                 Mortgage Acceptance Corp. (the "Depositor").
                                 The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of twelve fixed-rate mortgage loans or groups of cross-collateralized and cross-defaulted fixed-rate mortgage loans (the "Mortgage
                                 Loans") secured by first liens on commercial and multifamily residential properties
                                 (each, a "Mortgaged Property"). Each group of cross-collateralized and cross-defaulted mortgage loans is referred to as a Mortgage
                                 Loan for the purposes of this Prospectus
                                 Supplement. Each of the Mortgage Loans
                                 (other than the Mortgage Loan originated by Metropolitan Life Insurance Company
                                 ("MetLife") was underwritten by the Mortgage
                                 Loan Seller pursuant to the Mortgage Loan
                                 Seller's underwriting standards and was
                                 immediately conveyed by the originator to the Mortgage Loan Seller. The Mortgage Loan originated by MetLife was subject to limited reunderwriting by the Mortgage Loan Seller.
                                 The Mortgage Loans (other than the Mortgage
                                 Loan originated by MetLife) were not
                                 underwritten by the related originator. See
                                 "RISK FACTORS--Underwriting of Mortgage
                                 Loans". The Mortgage Loans will be sold to the Depositor by the Mortgage Loan Seller on or prior to the date of initial issuance of the Certificates. The characteristics of the Mortgage Loans and the related Mortgaged
                                 Properties are described under "RISK
                                 FACTORS" and "DESCRIPTION OF THE MORTGAGE
                                 POOL" herein.

                                 All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances. The "Cut-off Date Principal Balance" of each Mortgage Loan is equal to the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. See also "DESCRIPTION OF THE MORTGAGE POOL" for additional statistical information regarding the Mortgage Loans.



Minimum Cut-off Date Balance.................................  $ 20,940,017
Maximum Cut-off Date Balance.................................   129,493,575
Average Cut-off Date Balance.................................    70,706,911
Minimum Mortgage Rate........................................          6.75%
Maximum Mortgage Rate........................................          8.47%
Weighted Average Mortgage Rate...............................        7.4621%
Minimum Remaining Term to Maturity
 (months)....................................................           116
Maximum Remaining Term to Maturity
 (months)....................................................           359
Weighted Average Remaining Term to Maturity
 (months)....................................................         285.3
Minimum Remaining Amortization Term
 (months)....................................................           238
Maximum Remaining Amortization Term
 (months)....................................................           359
Weighted Average Remaining Amortization
 Term (months)...............................................         331.2
Minimum Cut-off Date DSCR....................................          1.24x




                              S-27



Maximum Cut-off Date DSCR....................................      2.65x
Weighted Average Cut-off Date DSCR...........................      1.67x
Minimum Cut-off Date LTV.....................................      30.8%
Maximum Cut-off Date LTV.....................................      80.6%
Weighted Average Cut-off Date LTV............................      64.8%
Minimum ARD/Balloon(1) LTV...................................      22.8%
Maximum ARD/Balloon(1) LTV...................................      69.4%
Weighted Average ARD/Balloon(1) LTV .........................      54.4%

(1) Balloon or Anticipated Repayment Date




COPLEY PLACE LOAN                The "Copley Place Loan" has a principal
                                 balance as of the Cut-off Date of
                                 approximately $96,908,666 and is evidenced by a Class A Promissory Note in the original principal amount of $97,500,000 (the "Copley
                                 Class A Note") issued by Copley Place
                                 Associates, LLC, a Delaware limited
                                 liability company (the "Copley Borrower").
                                 The Copley Place Loan is secured by a first priority mortgage lien (the "Copley
                                 Mortgage") issued by the Copley Borrower encumbering a mixed-use development in
                                 Boston, Massachusetts (the "Copley
                                 Property"). The Copley Mortgage also secures a Class B Promissory Note in the original and current principal amount of $97,500,000 issued by the Copley Borrower (the "Copley
                                 Class B Note" and, together with the Copley
                                 Class A Note, the "Copley Notes"). The
                                 Copley Notes at origination had a combined balance of $195,000,000. Only the Copley
                                 Class A Note will be an asset of the Trust
                                 Fund.


                                 The Copley Property consists of the Copley
                                 Borrower's three ground leasehold interests in all the parcels comprising Copley Place, a mixed-use development located in Boston, Massachusetts, containing approximately 3.7 million square feet of gross leasable area, comprised of a 368,921 square foot shopping center, 845,323 square feet of office space and two garages with 1,525 parking spaces. Anchor stores at the Copley Property are Nieman Marcus, Sony Theatres and Tiffany & Co., and significant office tenants include Bain & Co., Massachusetts Registry of Motor Vehicles, Internal Revenue Service, AT&T and Fleet Bank. An appraisal dated June 30, 1997 determined a value for the Copley Property of approximately $315,000,000, resulting in a Cut-Off Date LTV of approximately 30.8% with respect to the Copley Class A Note and 61.7% with respect to the Copley Class A Note and the Copley Class B Note combined. The DSCR is calculated using the annualized pro forma cashflow divided by 50% of the total debt service due on the Copley Class A and Copley Class B Notes as of the Cut-off Date and is approximately 2.65x for the Copley Place Class A Note.


                                 The Copley Class A Note and the Copley Class
                                 B Note together bear interest at a weighted average fixed rate per annum equal to 7.44% (the "Copley Loan Interest Rate") and the Copley Class A Note bears interest at a fixed rate per annum equal to 6.75% (the "Copley Class A Interest Rate") through August 1, 2007 (the "Copley Maturity Date"). Commencing on Septem-ber 1, 1997 and continuing through and including July 1, 2007, the Copley Place Loan requires equal monthly payments of principal and interest on the Copley Notes of $1,355,465.67 (based on a 30-year amortization schedule calculated by
                                 reference to the aggregate principal amount of the Copley Notes). Voluntary prepayment without penalty of the Copley Place Loan is prohibited prior to the Copley Maturity Date; however such prepayment may be made upon payment of the entire principal sum evidenced by both Copley Notes, together with all interest accrued thereon and payment of a prepayment premium. The scheduled principal balance of the Copley Loan on the Copley Maturity Date will be approximately $71,831,386.

                                 The Copley Place Loan is subject to
                                 servicing arrangements that differ in some respects from the servicing arrangements for the other Mortgage Loans. Such servicing arrangements are described under "THE POOLING AND SERVICING AGREEMENT--Servicing of the Mortgage Loans; Collections of Payments" and "--Special Servicing." The Copley Place Loan will be sub-serviced by Metropolitan Life Insurance Company (the "Copley Sub-Servicer"). In addition, in the event that a default in the payment of debt service or any other event of default under the Copley Mortgage or other Loan Documents has occurred and is continuing for a period of two months, or if the Copley Loan is not repaid at maturity, and if the Copley Sub-Servicer, the Trust Fund (acting through the Master Servicer) and the Class B Noteholder are unable to reach agreement with respect to the appropriate course of action with respect thereto, the Class B Noteholder may elect, by written notice to the Master Servicer and the Trustee, to either (i) require the Copley Sub-Servicer to commence foreclosure proceedings as soon as practicable or (ii) to purchase from the Trust Fund the Class A Note. In the event that any event of default with respect to either of the Copley Notes or the Copley Mortgage shall have occurred and be continuing for a period in excess of five months (in the absence of an election by Class B Noteholder during such period), and if the Copley Sub-Servicer, the Trust Fund (acting through the Master Servicer) and the Class B Noteholder are unable to reach agreement with respect to the appropriate course of action, the Trust Fund (acting through the Master Servicer) may make written demand on the Copley Sub-Servicer and the Class B Noteholder for the commencement of foreclosure proceedings which shall be commenced by the ninetieth day (or as soon thereafter as practicable) following the date of the demand thereof by the Trust Fund (acting through the Master Servicer). The Copley Sub-Servicer is required to thereafter commence foreclosure proceedings unless the Class B Noteholder shall irrevocably elect in writing prior to such ninetieth day to purchase from the Trust Fund the Class A Note at a purchase price equal to the sum of (i) the outstanding principal balance of the Copley Class A Note, (ii) unpaid interest at the Class A Interest Rate to the date of purchase and (iii) unless the loan-to-value ratio exceeds 115% or such purchase occurs on a day on or after the Copley Maturity Date, a yield maintenance fee on the Class A Note calculated using the formula set forth in the Copley Class A Note for the calculation of the Note prepayment premium provided for therein. Upon the receipt of the purchase price, the Trust Fund will be required to assign and deliver the Copley Class A Note to the Class B Noteholder and to take all such actions as are reasonably necessary or appropriate to effect the transfer of the Copley Class A Note to the Class B Noteholder. See "THE POOLING AND SERVICING AGREEMENT--Realization on Mortgage Loans."

BROOKFIELD LOAN                  The "Brookfield Loan" has a principal
                                 balance as of the Cut-Off Date of
                                 approximately $59,754,386 and is evidenced by (i) an amended and restated mortgage note issued by Brookfield DB Inc., a special-purpose Minnesota corporation (the
                                 "Brookfield Borrower") and (ii) a pledge of a mortgage note issued by Brookfield Retail
                                 Centers Inc., a Minnesota corporation (the
                                 "Brookfield Pledge"). The Brookfield Loan is secured by (i) a first priority mortgage lien (the "Brookfield Mortgage") encumbering both the fee and subleasehold interests in a 40-story office building, a multi-level retail section of the building along with a parking facility, all of which are located in Minneapolis, Minnesota (the "Brookfield
                                 Property") and (ii) in connection with the Brookfield Pledge, a collateral assignment of the first mortgage encumbering a vertical mall adjacent to the Brookfield Property.
                                 The Brookfield Pledge will be released upon the achievement of certain debt service coverage tests described under "DESCRIPTION
                                 OF THE MORTGAGE POOL--Dain Bosworth
                                 Plaza/Gaviidae Common Phase I & II". The
                                 Brookfield Borrower is organized for the sole purpose of owning the ground subleasehold estate in the Brookfield
                                 Property pursuant to the ground sublease with the Minnesota Community Development
                                 Agency, a Minnesota public body corporate and politic, as landlord (the "MCDA"). In addition to the Brookfield Mortgage and the Brookfield Pledge, the Brookfield Loan is secured by a collateral assignment of a lease of retail space by and between the Brookfield Borrower, as landlord, and
                                 Brookfield Arc Inc., a Minnesota corporation
                                 (and an affiliate of the Brookfield
                                 Borrower), as tenant (the "Master Lease").


                                 The Brookfield Property consists of the
                                 Brookfield Borrower's ground subleasehold interest in (i) Dain Bosworth Plaza, a 40-story office building located in Minneapolis, Minnesota, containing approximately 592,953 rentable square feet,
                                 (ii) Gaviidae Common Phase II, an enclosed 4 level vertical mall located in Minneapolis, Minnesota, containing approximately 188,864 square feet of GLA and anchored by Neiman Marcus, and (iii) a parking facility with three subterranean levels, located in Minneapolis, Minnesota. The Brookfield Mortgage also encum-bers the fee interest of DB Holdings, Inc., a Minnesota corporation and affiliate of the Brookfield Borrower, in the Brookfield Property. Additional collateral for the Brookfield Loan is the Brookfield Pledge of a mortgage (the "Pledged Mortgage") which encumbers Gaviidae Common Phase I, a five level retail center, located in Minneapolis, Minnesota, containing approximately 254,480 square feet of GLA and anchored by Saks Fifth Avenue, subject to release as described herein. In the event of a foreclosure of the liens of the Brookfield Mortgage, the mortgagee may also foreclose on the Brookfield Pledge and become the holder of the Pledged Mortgage. The significant office tenants at Dain Bosworth Plaza include Interra Financial Group, Martin/Williams, National City Bank, Marquette Bank Shares and Decision Systems. An appraisal dated March 1, 1997 determined a value for the Brookfield Property and Gaviidae Common Phase I of approximately $98,000,000, resulting in a Cut-Off Date LTV of approximately 61.0%. The DSCR based on Underwritten Cashflow for the Brookfield Property as of the Cut-Off Date is approximately 1.46x.


                                 The Master Lease provides for a term
                                 commencing on May 1, 1997 and ending on the earlier to occur of (x) May 1, 2007 and (y) the date the requisite debt service coverage ratio is met. The rent under the Master Lease is $720,000 per annum. The sums due under the Master Lease are guaranteed by an unconditional guarantee of payment delivered by The Edper Group Limited, an Ontario corporation, for the benefit of the Brookfield Borrower.

                                 The Brookfield Loan bears interest at a
                                 fixed rate per annum equal to 8.00% (the
                                 "Brookfield Initial Interest Rate") to and including June 1, 2007 (the "Brookfield Effective Maturity Date") and has a final maturity date of June 1, 2027 (the "Brookfield Maturity Date"). From and after the Brookfield Effective Maturity Date, the Brookfield Loan will bear interest at an increased rate (see "Description of the Mortgage Pool--Brookfield: The Loan--Payment Terms") (the "Brookfield Revised Interest Rate"). The Brookfield Loan requires 360 equal monthly payments of principal and interest of $440,258.74 (based on a 30-year amortization schedule and the Brookfield Initial Interest Rate). After the Brookfield Effective Maturity Date, any interest accrued at the excess of the Brookfield Revised Interest Rate over the Brookfield Initial Interest Rate is deferred and added to the outstanding indebtedness under the Brookfield Loan and earns interest at the Brookfield Revised Interest Rate (such deferred interest and interest thereon, the "Brookfield Accrued Interest"). Voluntary prepayment of the Brookfield Loan is prohibited at any time prior to the 180-day period prior to the Brookfield Effective Maturity Date. Thereafter, the Brookfield Loan may be prepaid without payment of a prepayment premium. The scheduled principal balance of the Brookfield Loan on the Brookfield Effective Maturity Date will be approximately $52,634,822.

 TOWER REALTY LOAN               The "Tower Realty Loan" has a principal
                                 balance as of the Cut-off Date of
                                 approximately $107,000,000 and is evidenced by a consolidated, amended and restated mortgage note (the "Tower Realty Note" issued by Magnolia Associates, Ltd., a Florida limited partnership (the "Tower
                                 Realty Borrower"). The Tower Realty Loan was made pursuant to two advances. The first advance (the "First Advance"), in the original principal amount of $54,000,000, was funded on October 16, 1997, and the second advance (the "Second Advance") of $53,000,000 was funded on November 26, 1997.
                                 The Tower Realty Loan is secured by a first priority mortgage lien (the "Tower Realty
                                 Mortgage") encumbering an office building in Orlando, Florida and an office building in New York, New York (collectively, the "Tower
                                 Realty Properties").



                                 The Tower Realty Properties consist of the
                                 Tower Realty Borrower's fee simple and
                                 ground subleasehold interest in Tower 45, a 40 story Class A office building located in New York, New York, containing approximately 440,029 rentable square feet, including approximately 4,583 square feet of retail space and an on-site 47-space parking garage, and the Tower Realty Borrower's fee simple interest in One Orlando Center, a 19 story, Class A office building located in Orlando, Florida, containing approximately 357,181 rentable square feet and parking for 1,390 cars. Significant tenants at Tower 45 include D.E. Shaw & Co., L.P. and The Equitable Life Assurance Society of the United States. Significant tenants at One Orlando Center include First Union Bank and United Healthcare. An appraisal dated September 23, 1997 determined a value for Tower 45 of approximately $95,000,000, and an appraisal dated as of September 23, 1997 determined a value for One Orlando Center of approximately $55,000,000, resulting in a Cut-Off Date LTV of approximately 71.3%. The DSCR based on Underwritten Cashflow for the Tower Realty Property as of the Cut-off Date is approximately 1.64x.


                                 The Tower Realty Loan bears interest at a fixed rate per annum equal to 6.8174% (the "Tower Realty Initial Interest Rates") for the period from the closing date up to but not including November 1, 2004 (the "Tower Realty Effective Maturity Date"), and has a final maturity date of November 1, 2027 (the "Tower Realty Maturity Date"). From and after the Tower Realty Effective Maturity Date, the Tower Realty Loan will bear interest at an increased rate (see "Description of the Mortgage Pool--Tower
                                 Realty: The Loan--Payment Terms") (the
                                 "Tower Realty Revised Interest Rate").
                                 Commencing on January 1, 1998 and continuing until November 1, 1999, the Tower Realty Loan requires 23 equal monthly payments of interest of $607,884.83. From and after December 1, 1999, the Tower Realty Loan requires 336 equal monthly payments of principal and interest of $714,360.64 (based on 2 years of interest only and a 28-year amortization schedule and the Tower Realty Initial Interest Rate). After the Tower Realty Effective

                                 Maturity Date, any interest accrued at the excess of the Tower Realty Revised Interest Rate over the Tower Realty Initial Interest Rate is deferred and added to the outstanding indebtedness under the Tower Realty Loan and earns interest at the Tower Realty Revised Interest Rate (such deferred interest and interest thereon, the "Tower Realty Accrued Interest"). Voluntary prepayment of the Tower Realty Loan is prohibited at any time prior to the Tower Realty Maturity Date. The scheduled principal balance of the Tower Realty Loan on the Tower Realty Effective Maturity Date will be approximately $99,413,008.


FRANKLIN MILLS LOAN              The "Franklin Mills Loan" has an aggregate
                                 principal balance of $129,493,575 as of the Cut-off Date, (representing approximately
                                 $109,538,921 with respect to the original principal loan amount and approximately
                                 $19,954,654 with respect to the Initial
                                 Additional Amount (as hereinafter defined)).
                                 The Franklin Mills Loan is evidenced by a mortgage note (the "Franklin Mills Trust
                                 Note") issued by Franklin Mills Associates
                                 Limited Partnership, a District of Columbia limited partnership, and Liberty Plaza
                                 Limited Partnership, a Delaware limited
                                 partnership (collectively, the "Franklin
                                 Mills Borrower"). On August 8, 1997, the original principal amount of the Franklin
                                 Mills Trust Note was increased by
                                 $20,000,000 (the "Initial Additional
                                 Amount") to $130,000,000. The Franklin Mills
                                 Loan is secured by a first priority mortgage lien (the "Franklin Mills Mortgage") encumbering two shopping centers in
                                 Philadelphia, Pennsylvania (collectively, the "Franklin Mills Properties"). The
                                 Franklin Mills Mortgage also secures a
                                 mortgage note in the amount of up to
                                 $35,000,000, issued by the Franklin Mills
                                 Borrower (the "Franklin Mills Additional
                                 Note"). Subject to the terms of the Franklin
                                 Mills Additional Note, the Franklin Mills
                                 Borrower may request an additional advance
                                 (the "Additional Amount") up to an
                                 additional $35,000,000. The Franklin Mills
                                 Additional Note will be retained, as of the Delivery Date, by the Mortgage Loan Seller.
                                 The Trust Fund will not be obligated to
                                 advance any portion of such Additional
                                 Amount, the Franklin Mills Additional Note will rank pari passu with the Franklin Mills
                                 Trust Note, will be cross-defaulted with the Franklin Mills Trust Note, and the Franklin
                                 Mills Additional Note and the Additional
                                 Amount, if any, will not constitute an asset of the Trust Fund.

                                 The Franklin Mills Properties consist of the
                                 Franklin Mills Borrower's ground leasehold interest in Liberty Plaza, a power center located in Philadelphia, Pennsylvania, containing approximately 314,879 square feet of GLA and parking for 1,700 cars and the Franklin Mills Borrower's fee simple interest in the Franklin Mills Outlet Mall, a shopping center complex located in Philadelphia, Pennsylvania, containing approximately 1.7 million square feet of GLA and parking for 7,100 cars. Anchor stores at the Franklin Mills Outlet Mall are Boscov's, Burlington

                                 Coat Factory, JC Penney, Marshall's,
                                 General Cinema, Speigel, Sam's Wholesale
                                 Club and Phar-mor. Other significant retail tenants at the Franklin Mills Outlet Mall include Saks Fifth Avenue, Nordstrom, Bed, Bath & Beyond, Brooks Brothers, Nautica, Tommy Hilfiger, Polo and Eddie Bauer. Anchor tenants at Liberty Plaza are Dick's Sporting Goods and Service Merchandise. An appraisal dated April 16, 1997 determined a value for the Franklin Mills Properties of approximately $214,000,000, resulting in a Cut-off Date LTV of approximately 60.5%. The DSCR based on Underwritten Cashflow for the Franklin Mills Property as of the Cut-off Date is approximately 1.65x.


                                 The Franklin Mills Loan bears interest at a fixed rate per annum through but not including May 5, 2007 (the "Franklin Mills Effective Maturity Date") equal to 7.882% with respect to the original principal amount and 7.44% with respect to the Initial Additional Amount (collectively, the "Franklin Mills Initial Interest Rates"), and has a final maturity date of June 1, 2027 (the "Franklin Mills Maturity Date"). From and after the Franklin Mills Effective Maturity Date, the Franklin Mills Loan will bear interest at an increased rate (see "Description of the Mortgage Pool--Franklin
                                 Mills: The Loan--Payment Terms") (the
                                 "Franklin Mills Revised Interest Rate"). The
                                 Franklin Mills Loan requires 360 equal
                                 monthly payments of principal and interest of $798,110.85 (based on a 30-year amortization schedule and the applicable
                                 Franklin Mills Initial Interest Rate) with respect to the original principal amount, and 357 equal monthly payments of principal and interest of $139,022.12 with respect to the Initial Additional Amount (based on a 30-year amortization schedule and the applicable Franklin Mills Initial Interest
                                 Rate). After the Franklin Mills Effective
                                 Maturity Date, any interest accrued at the excess of the Franklin Mills Revised Interest Rate over the Franklin Mills Initial Interest Rate is deferred and added to the outstanding indebtedness under the Franklin Mills Loan and earns interest at the Franklin Mills Revised Interest Rate (such deferred interest and interest thereon, the "Franklin Mills Accrued Interest"). Voluntary prepayment of the Franklin Mills Loan is prohibited at any time prior to the 180-day period prior to the Franklin Mills Effective Maturity Date. Thereafter, the Franklin Mills Loan may be prepaid without payment of a prepayment premium. The scheduled principal balance of the Franklin Mills Loan on the Franklin Mills Effective Maturity Date will be approximately $113,690,442.

NEWTON OLDACRE MCDONALD LOAN     The "Newton Oldacre McDonald Loan" (also
                                 referred to herein as the "NOM Loan") has a principal balance as of the Cut-Off Date of $89,431,863 (representing approximately
                                 $76,640,023 with respect to the First
                                 Advance (as hereinafter defined) and
                                 approximately $12,791,840 with respect to the Second Advance (as hereinafter defined)). The NOM Loan is evidenced by a consolidated, amended and restated mortgage note (the "NOM Note") issued by 59 West Partners, Ltd.,
                                 Brownsville Place Partners, Ltd., Cantonment
                                 Partners, Ltd., Clanton Partners, Ltd.,
                                 Golden Springs Partners, Ltd., Long Beach
                                 Partners, Ltd., Mandeville Partners, Ltd.,
                                 Nine Mile Partners, Ltd., NOM Franklin,
                                 Ltd., One Main Place Partners, Ltd., Opelika
                                 Partners, Ltd., Opp Partners, Ltd.,
                                 Pascagoula Properties, Ltd., Russell
                                 Crossing Partners, Ltd. and Wye Partners,
                                 Ltd., each an Alabama limited partnership
                                 (each, a "NOM Borrower Entity" and,
                                 collectively, the "NOM Borrower"). The NOM
                                 Loan is secured by a first priority mortgage lien (as amended, the "NOM Mortgage") encumbering 20 community and neighborhood shopping centers, located in Alabama,
                                 Florida, Kentucky, Louisiana, Mississippi and Tennessee (the "NOM Properties"). The
                                 NOM Loan was made pursuant to two advances.
                                 The first advance (the "First Advance") in the original principal amount of $76,702,000 was originated on October 14, 1997 and the second advance (the "Second Advance") of $12,800,000 was funded on December 1, 1997
                                 (pursuant to revised loan documentation
                                 dated November 26, 1997).


                                 The NOM Properties consist of the NOM
                                 Borrower's fee simple interest in 20
                                 properties, containing approximately
                                 1,338,456 square feet of gross leasable
                                 area. The NOM Properties consist of: (i)
                                 Nine Mile Plaza, a shopping center located in Pensacola, Florida, containing approximately 191,787 square feet of GLA;
                                 (ii) Mandeville Marketplace, a shopping
                                 center located in Mandeville, Louisiana, containing approximately 77,786 square feet of GLA; (iii) Chicot Crossing, a shopping center located in Pascagoula, Mississippi, containing approximately 122,360 square feet of GLA; (iv) 59 West, a shopping center located in Bessemer, Alabama, containing approximately 95,591 square feet of GLA; (v) River Square, a shopping center located in Hueytown, Alabama, containing approximately 89,297 square feet of GLA; (vi) Russell Crossing, a shopping center located in Phenix City, Alabama, containing approximately 72,312 square feet of GLA;
                                 (vii) Greenbrier Station, a shopping center located in Anniston, Alabama, containing approximately 62,840 square feet of GLA;
                                 (viii) Parker Center, a shopping center
                                 located in Parker, Florida, containing
                                 approximately 68,680 square feet of GLA;
                                 (ix) Delchamps Plaza, a shopping center
                                 located in Long Beach, Mississippi,
                                 containing approximately 62,859 square feet of GLA; (x) Clanton Marketplace, a shopping center located in Clanton, Alabama, containing approximately 65,250 square feet of GLA; (xi) Betts Crossing, a shopping center located in Opelika, Alabama, containing approximately 58,400 square feet of GLA; (xii) 29 North, a shopping center located in Cantonment, Florida, containing approximately 58,040 square feet of GLA;
                                 (xiii) Bi-Lo Center, a shopping center
                                 located in McMinnville, Tennessee,
                                 containing approximately 51,844 square feet of GLA. (xiv) The "Y", a shopping center located in Panama

                                 City, Florida, containing approximately
                                 64,848 square feet of GLA; (xv) Brownsville
                                 Place, a shopping center located in
                                 Brownsville, Tennessee, containing
                                 approximately 76,762 square feet of GLA;
                                 (xvi) Franklin Center, a shopping center located in Franklin, Tennessee, containing approximately 10,908 square feet of GLA;
                                 (xvii) One Main Place, a shopping center located in Moss Point, Mississippi, containing approximately 68,566 square feet of GLA; (xviii) a Hollywood Video located in Franklin, Tennessee, containing approximately 7,488 square feet of GLA;
                                 (xix) a Hollywood Video located in Paducah,
                                 Kentucky, containing approximately 7,488 square feet of GLA; and (xx) Opp Marketplace, a shopping center located in Opp, Alabama, containing approximately 25,350 square feet of GLA; Anchor stores at the NOM Properties are Winn-Dixie, Wal-Mart, Big B Drugs/Revco, Harco, Bruno's Food World, TJX, B.C. Moore and Eckerd Drugs (the "NOM Anchor Tenants"). Appraisals dated between August 4, 1997 and December 1, 1997 determined a value for the NOM Properties of approximately $111,005,000, resulting in a Cut-Off Date LTV of approximately 80.6%. The DSCR based on Underwritten Cashflow for the NOM Properties as of the Cut-off Date is approximately 1.24x.


                                 The NOM Loan bears interest at a fixed rate per annum equal to (i) 7.56% with respect to the outstanding principal amount of the First Advance and (ii) 7.325% with respect to the outstanding principal amount of the Second Advance (each such rate, as to the First Advance or the Second Advance, as the case may be, the "NOM Initial Interest Rate") through and including October 31, 2012 (the "NOM Effective Maturity Date") and has a final maturity date of November 1, 2027 (the "NOM Maturity Date"). From and including November 1, 2012, the NOM Loan will bear interest at an increased rate (see "Description of the Mortgage Pool--Newton Oldacre McDonald: The Loan--Payment Terms"). On December 1, 1997, the NOM Loan requires
                                 (i) a payment of principal and interest with respect to the First Advance of $545,199.61 and (ii) a payment of principal with respect to the Second Advance of $8,159.77. Thereafter, the NOM Loan requires 359 equal monthly payments of principal and interest of (i) $ 545,199.61 with respect to the First Advance and (ii) $88,897.55 with respect to the Second Advance (based on a 30-year amortization schedule and the NOM Initial Interest Rate). After the NOM Effective Maturity Date, any interest accrued at the excess of the applicable NOM Revised Interest Rate over the related NOM Initial Interest Rate is deferred and added to the outstanding indebtedness under the NOM Loan and earns interest at the applicable NOM Revised Interest Rate (such deferred interest and interest thereon, the "NOM Deferred Interest"). Voluntary prepayment of the NOM Loan is prohibited at any time prior to the NOM Effective Maturity Date. Thereafter, the NOM Loan may be prepaid in whole or in part without payment of a prepayment premium. The scheduled principal balance of the NOM Loan on the NOM Effective Maturity Date will be
                                 approximately $67,851,249.

                                 Corporate General, Inc., an Alabama
                                 corporation which is the sole shareholder of the NOM Borrower general partner, and the limited partners of the NOM Borrower Entities (collectively, the "NOM Mezzanine Borrowers") are the borrowers under a loan in the amount of $5,000,000 (the "NOM Mezzanine Loan"), originated on the closing date of the NOM Loan. The NOM Mezzanine Loan is secured by a pledge by all the NOM Mezzanine Borrowers except Corporate General, Inc. of their limited partnership interests in the NOM Borrower Entities and by a pledge by Corporate General, Inc. of 100% of the stock of the NOM Borrower general partner.

BILTMORE LOAN                    The "Biltmore Loan" has a principal balance
                                 as of the Cut-off Date of approximately
                                 $63,000,000 and is evidenced by a deed of trust note (the "Biltmore Note") issued by Channel Drive LLC, a California limited liability company (the "Biltmore Borrower").
                                 The Biltmore Loan is secured by a first
                                 priority mortgage lien (the "Biltmore
                                 Mortgage") encumbering a hotel in Santa
                                 Barbara, California (the "Biltmore
                                 Property").

                                 The Biltmore Property consists of the
                                 Biltmore Borrower's fee simple interest in the Four Seasons Biltmore Hotel in Santa Barbara, California, a 217-room luxury hotel located on approximately 18 acres of oceanfront property, and including approximately 15,000 square feet of meeting and banquet spaces, four restaurants, a fully staffed health club and spa, three tennis courts, and a private beach club. An appraisal dated October 1, 1997 determined a value for the Biltmore Property of approximately $90,500,000, resulting in a Cut-off Date LTV of approximately 69.6%. The DSCR based on Underwritten Cashflow for the Biltmore Property as of the Cut-off Date is approximately 1.58x.

                                 The Biltmore Loan bears interest at a fixed rate per annum through but not including December 1, 2007 (the "Biltmore Effective Maturity Date") equal to 7.138% (the "Biltmore Initial Interest Rate"), and has a final maturity date of December 1, 2022 (the "Biltmore Maturity Date"). From and after the Biltmore Effective Maturity Date, the Biltmore Loan will bear interest at an increased rate (see "Description of the Mortgage Pool--Four Seasons Hotel Biltmore:
                                 The Loan--Payment Terms") (the "Biltmore
                                 Revised Interest Rate"). The Biltmore Loan requires 300 equal monthly payments of principal and interest of $455,022.40 (based on a 25-year amortization schedule and the Biltmore Initial Interest Rate). After the Biltmore Effective Maturity Date, any interest accrued at the excess of the Biltmore Revised Interest Rate over the Biltmore Initial Interest Rate is deferred and added to the outstanding indebtedness under the Biltmore Loan and earns interest at the Biltmore Revised Interest Rate. Voluntary prepayment of the

                                  Biltmore Loan is prohibited at any time
                                 prior to the 90-day period prior to the
                                 Biltmore Effective Maturity Date.
                                 Thereafter, the Biltmore Loan may be prepaid in whole or in part without payment of a prepayment premium. The scheduled principal balance of the Biltmore Loan on the Biltmore Effective Maturity Date will be approximately $49,867,379.

RITZ LOAN                        The "Ritz Loan" has a principal balance as
                                 of the Cut-Off Date of approximately
                                 $41,850,000 and is evidenced by a deed of trust note (the "Ritz Note") issued by HEF
                                 1-STL No. 1, L.L.C., a Missouri limited
                                 liability company (the "Ritz Borrower"). The
                                 Ritz Loan is secured by a first priority mortgage lien (the "Ritz Mortgage") encumbering a hotel in St. Louis, Missouri
                                 (the "Ritz Property").

                                 The Ritz Property consists of the Ritz
                                 Borrower's fee simple interest in the
                                 Ritz-Carlton Hotel in St. Louis, Missouri, a multi-story 301-room luxury hotel located on approximately 3 acres, and including approximately 29,000 square feet of meeting and banquet spaces, two restaurants, a fully staffed health club, a cigar club, an indoor swimming pool and a sauna. An appraisal dated October 1, 1997 determined a value for the Ritz Property of approximately $60,000,000, resulting in a Cut-Off Date LTV of approximately 69.8%. The DSCR based on Underwritten Cashflow for the Ritz Property as of the Cut-Off Date is approximately 1.61x.

                                 The Ritz Loan bears interest at a fixed rate per annum through but not including December 1, 2007 (the "Ritz Effective Maturity Date") equal to 7.188% (the "Ritz Initial Interest Rate"), and has a final maturity date of December 1, 2022 (the "Ritz Maturity Date"). From and after the Ritz Effective Maturity Date, the Ritz Loan will bear interest at an increased rate (see "Description of the Mortgage Pool--Ritz-Carlton Hotel: The Loan--Payment Terms") (the "Ritz Revised Interest Rate"). The Ritz Loan requires 300 equal monthly payments of principal and interest of $303,633.69 (based on a 25-year amortization schedule and the Ritz Initial Interest Rate). After the Ritz Effective Maturity Date, any interest accrued at the excess of the Ritz Revised Interest Rate over the Ritz Initial Interest Rate is deferred and added to the outstanding indebtedness under the Ritz Loan and earns interest at the Ritz Revised Interest Rate. Voluntary prepayment of the Ritz Loan is prohibited at any time prior to the 90-day period prior to the Ritz Effective Maturity Date. Thereafter, the Ritz Loan may be prepaid in whole or in part without payment of a prepayment premium. The scheduled principal balance of the Ritz Loan on the Ritz Effective Maturity Date will be approximately $33,172,132.

AUSTIN LOAN                      The "Austin Loan" has a principal balance as
                                 of the Cut-off Date of approximately
                                 $45,150,000 and is evidenced by a deed
                                  of trust note (the "Austin Note") issued by
                                 HEF I-AUS No. 2, L.P., a Texas limited
                                 partnership (the "Austin Borrower"). The
                                 Austin Loan is secured by a first priority mortgage lien (the "Austin Mortgage") encumbering a hotel in Austin, Texas and a non-exclusive easement (the "Austin
                                 Property").

                                 The Austin Property consists of the Austin
                                 Borrower's fee simple interest in the Four
                                 Seasons Hotel Austin in Austin, Texas, a
                                 291-room luxury hotel comprised of
                                 approximately 3 acres of land and including approximately 18,021 square feet of meeting and banquet spaces, one restaurant, one cafe, a fully staffed health club, a heated, outdoor pool and a sauna. An appraisal dated October 1, 1997 determined a value for the Austin Property of approximately $60,200,000, resulting in a Cut-off Date LTV of approximately 75.0%. The DSCR based on Underwritten Cashflow for the Austin Property as of the Cut-off Date is approximately 1.57x.

                                 The Austin Loan bears interest at a fixed rate per annum through but not including December 1, 2007 (the "Austin Effective Maturity Date") equal to 7.188% (the "Austin Initial Interest Rate"), and has a final maturity date of December 1, 2022 (the "Austin Maturity Date"). From and after the Austin Effective Maturity Date, the Austin Loan will bear interest at an increased rate (see "Description of the Mortgage Pool--Four Seasons Hotel Austin: The Loan--Payment Terms") (the "Austin Revised Interest Rate"). The Austin Loan requires 300 equal monthly payments of principal and interest of $327,575.81 (based on a 25-year amortization schedule and the Austin Initial
                                 Interest Rate). After the Austin Effective
                                 Maturity Date, any interest accrued at the excess of the Austin Revised Interest Rate over the Austin Initial Interest Rate is deferred and added to the outstanding indebtedness under the Austin Loan and earns interest at the Austin Revised Interest Rate. Voluntary prepayment of the Austin Loan is prohibited at any time prior to the 90-day period prior to the Austin Effective Maturity Date. Thereafter, the Austin Loan may be prepaid in whole or in part without payment of a prepayment premium. The scheduled principal balance of the Austin Loan on the Austin Effective Maturity Date will be approximately $35,787,856.

SHILO LOAN                       The "Shilo Inn Loans" have a principal
                                 balance as of the Cut-Off Date of
                                 approximately $65,765,282, in the aggregate, with respect to the sixteen Shilo Inn I
                                 Loans (as hereinafter defined) and
                                 approximately $19,967,537 with respect to the Shilo Inn II Loan (as hereinafter defined) and is evidenced by seventeen promissory notes, each issued by a Shilo
                                 Borrower (as hereinafter defined). Each
                                 Shilo Inn Loan is secured by a first
                                 priority mortgage lien (as amended, a "Shilo
                                 Inn Mortgage") encumbering each of the fee or leasehold interest in 17 hotels, located in Wyoming, Idaho, Washington, California,
                                 Oregon and Arizona (the "Shilo Properties").
                                 The Shilo Inn I Loans were made in the
                                 aggregate original principal amount of

                                  $65,977,276 on September 29, 1997 and the
                                 Shilo Inn II Loan in the original principal amount of $20,000,000 was funded on October 28, 1997. The seventeen Shilo loans are cross-defaulted and cross-collateralized.


                                 The Shilo Properties consist of the
                                 applicable Shilo Borrower's fee or ground leasehold interest in each of 17 hotels, comprised, in the aggregate, of 2,000 units. The Shilo Properties consist of: (i) Boise/Riverside, a 112-unit hotel located in Boise, Idaho; (ii) Casper/Evansville, a 101-unit hotel located in Evansville, Wyoming; (iii) The Dalles, a 112-unit hotel located in The Dalles, Oregon; (iv) Delano, a 48-unit hotel located in Delano, California; (v) Grants Pass, a 70-unit hotel, located in Grants Pass, Oregon; (vi) Idaho Falls, a 161-unit hotel located in Idaho Falls, Idaho; (vii) Lincoln City, a 246-unit located in Lincoln City, Oregon;
                                 (viii) Nampa, a 61-unit hotel located in Nampa, Idaho; (ix) Newport, a 179-unit hotel located in Newport, Oregon; (x) Oakhurst/Yosemite, an 80-unit hotel in Oakhurst, California; (xi) Pomona, a 160-unit hotel located in Pomona, California; (xii) Portland/Beaverton, a 142-unit hotel located in Portland, Oregon;
                                 (xiii) Richland, a 150 unit hotel located in Richland, Washington; (xiv) Spokane, a 105-unit hotel located in Spokane, Washington; (xv) Warrenton, a 62-unit hotel in Warrenton, Oregon; (xvi) Washington Square, a 77-unit hotel located in Tigard, Oregon; and (xvii) Yuma, a 134-unit hotel located in Yuma, Arizona. Appraisals dated December 1, 1996 and August 14, 1997 determined a value for the Shilo Properties of approximately $131,125,000 in the aggregate, resulting in a Cut-off Date LTV of approximately 65.4%. The DSCR based on Underwritten Cashflow for the Shilo Property as of the Cut-off Date is approximately 1.52x.


                                 Each of the Shilo Inn I Loans matures on the Payment Date (as defined below) in October, 2017 (the "Shilo Loan I Maturity Date"). The Shilo Inn II Loan matures on the Payment Date in November, 2017 (the "Shilo Loan II Maturity Date"). The Shilo Inn I Loans bear interest at a fixed rate per annum equal to 8.47% (the "Shilo Inn I Interest Rate"). The Shilo Inn II Loan bears interest at a fixed rate per annum equal to 8.36% (the "Shilo Inn II Interest Rate"). Voluntary prepayment of the Shilo Inn Loans is prohibited at any time prior to, in the case of the Shilo Inn I Loans, October 1, 2007, and in the case of the Shilo Inn II Loan, November 1, 2007. Thereafter, the Shilo Inn Loans may be prepaid in whole subject to the payment of a prepayment premium, or without penalty during the 90-day period prior to, in the case of the Shilo Inn I Loans, the Shilo Loan I Maturity Date, and in the case of the Shilo Inn II Loan, the Shilo Loan II Maturity Date.

FARB LOAN                        The "Farb Loans" were made in the original
                                 principal amounts, respectively, of
                                 $28,640,000 ("Farb Loan 1") and $36,240,000
                                 ("Farb Loan 2") and have a principal balance in the aggregate as of the Cut-off Date of approximately $64,781,452. The Farb

                                  Loans are evidenced by two promissory notes
                                 (each, a "Farb Note" and, collectively, the "Farb Notes") issued by Farb Investments Nob Hill, Ltd. and Farb Investments West Point, Ltd. , both Texas limited partnerships (each, a "Farb Borrower" and, collectively, the "Farb Borrowers"). The Farb Loans are secured by two first priority mortgage liens encumbering two multi-family properties located in Houston, Texas (collectively, the "Farb Properties"). The two Farb Loans are cross-defaulted and cross-collateralized.


                                 The Farb Properties consist of the
                                 respective Farb Borrower's fee interest in two apartment complexes located in Houston, Texas, containing, in the aggregate, 2,606 units. Appraisals dated August 7, 1997 for Nob Hill Apartments, and July 29, 1997 for West Point Apartments, determined a combined value for the Farb Properties of approximately $81,100,000, resulting in a Cut-off Date LTV of approximately 79.9%. The DSCR based on Underwritten Cashflow for the Farb Property as of the Cut-off Date is approximately 1.35x.


                                 The Farb Loans bear interest at a fixed rate per annum through and including October 1, 2007 (the "Farb Maturity Date") equal to
                                 7.40 % (the "Farb Interest Rate"). The Farb
                                 Loans require equal monthly payments of
                                 principal and interest in the amount, with respect to Farb Loan 1, of $198,297.57 and, with respect to Farb Loan 2, of $250,918.44, (based on a 30-year amortization schedule and the Farb Interest Rate). Voluntary prepayment of the Farb Investors Loans is prohibited at any time prior to the 90-day period prior to the Farb Maturity Date. Thereafter, the Farb Loans may be prepaid without payment of a prepayment premium. The scheduled principal balance of the Farb Loans on the Farb Effective Maturity Date will be approximately $56,289,943 in the aggregate.

                                 The "Farb Mezzanine Loans" were made in the original principal amounts, respectively, of $1,000,000 ("Farb Mezzanine Loan 1") and $940,000 ("Farb Mezzanine Loan 2") (collectively, the "Farb Mezzanine Loans"). Each of the Farb Mezzanine Loans is evidenced by a promissory note made by the applicable Farb Borrower, as obligor, and is secured by a guaranty and pledge, recognition and consent agreement, executed by the general partner of the applicable Farb Borrower and Harold Farb (collectively, the "Farb Mezzanine Pledgors") and the applicable Farb Borrower, pursuant to which the Farb Mezzanine Pledgors have jointly and severally unconditionally guaranteed the payment of the applicable Farb Mezzanine Loan and pledged as security for such guaranty all of their right, title and interest in the applicable Farb Borrower.

AMERICAN APARTMENT
 COMMUNITIES I LOAN              The "CMP-1 Loan" was made in the original
                                 principal amount of $45,000,000, and has a principal balance as of the Cut-off Date of approximately $44,440,152, and is evidenced by a deed of trust note issued by CMP-1, LLC, a Delaware limited liability company (the
                                 "CMP-1 Borrower"). The CMP-1 Loan is secured by a first priority mortgage lien (the
                                 "CMP-1 Mortgage") encumbering 10 multifamily properties, all of which are located in Monterey County, California (the "CMP-1
                                 Properties").


                                 The CMP-1 Property consists of the CMP-1
                                 Borrower's fee simple interest in the
                                 following multifamily complexes located in
                                 Monterey County, California: (i) Boronda
                                 Manor Apartments (207 Units); (ii) The Capri
                                 Apartments (114 Units); (iii) The Circles
                                 Apartments (319 Units) (now, along with
                                 North Plaza Apartments, known as "The Pointe at Harden Ranch"); (iv) The Elms Apartments (188 Units) (now known as "The Pointe at Northridge"); (v) Harding Park Townhomes (36 Units); (vi) Heather Plaza Apartments (218 Units); (vii) Laurel Tree Apartments (157 Units); (viii) North Plaza Apartments (120 Units) (now, along with The Circles Apartments, known as "The Pointe at Harden Ranch"); (ix) Pine Grove Apartments (100 Units); and (x) The Pointe at Westlake (139 Units). An appraisal dated September 28, 1996 determined a value for The Pointe at Harden Ranch of approximately $21,000,000; an appraisal dated November 19, 1997 determined a value for Boronda Manor Apartments of approximately $8,700,000; an appraisal dated September 28, 1996 determined a value for The Pointe at Westlake of approximately $5,400,000; an appraisal dated September 28, 1996 determined a value for Heather Plaza Apartments of approximately $8,300,000; an appraisal dated September 28, 1996 determined a value for The Capri Apartments of approximately $4,000,000; an appraisal dated September 30, 1996 determined a value for Pine Grove Apartments of approximately $5,800,000; an appraisal dated September 28, 1996 determined a value for Laurel Tree Apartments and Harding Park Townhomes of approximately $8,500,000; and an appraisal dated September 28, 1996 determined a value for The Pointe at Northridge of approximately $8,000,000, resulting in a Cut-off Date LTV of approximately 63.8%. The DSCR based on Underwritten Cashflow for the CMP-1 Property as of the Cut-off Date is approximately 1.72x.


                                 The CMP-1 Loan bears interest at a fixed rate per annum equal to 7.75% (the "CMP-1 Initial Interest Rate") through and including January 1, 2004 (the "CMP-1 Effective Maturity Date") and has a final maturity date of January 1, 2022 (the "CMP-1 Maturity Date"). From and after the CMP-1 Effective Maturity Date, the CMP-1 Loan will bear interest at an increased rate (see "Description of the Mortgage Pool--CMP-1:
                                 The Loan--Payment Terms") (the "CMP-1
                                 Revised Interest Rate"). The CMP-1 Loan
                                 requires 300 equal monthly payments of
                                 principal and interest of $339,897.94 (based on a 25-year amortization schedule and the CMP-1 Initial Interest Rate). After the CMP-1 Effective Maturity Date, any interest accrued at the excess of the CMP-1 Revised Interest Rate over the CMP-1 Initial Interest Rate is deferred
                                 and added to the outstanding indebtedness under the CMP-1 Loan and earns interest at the CMP-1 Revised Interest Rate (such deferred interest and interest thereon, the "CMP-1 Accrued Interest"). Voluntary prepayment of the CMP-1 Loan is prohibited at any time prior to December 31, 2001. Thereafter, the CMP-1 Loan may be prepaid without payment of a prepayment premium. The scheduled principal balance of the CMP-1 Loan on the CMP-1 Effective Maturity Date will be approximately $39,527,429.

AMERICAN APARTMENT
 COMMUNITIES II LOAN             The "AAC Loan" has a principal balance as of
                                 the Cut-Off Date of approximately
                                 $20,940,017 and is evidenced by a Note
                                 issued by AAC Funding IV LLC, a California limited liability company (the "AAC
                                 Borrower"). The AAC Loan is secured by a first priority mortgage lien (the "AAC
                                 Mortgage") encumbering 2 multifamily
                                 properties, which are located in Mountain
                                 View, California and Santa Clara, California
                                 (the "AAC Properties").

                                 The AAC Properties consists of the AAC
                                 Borrower's ground leasehold interest in
                                 Birch Creek Apartments, located in Mountain
                                 View, California and containing 162,000
                                 rentable square feet and Marina Playa
                                 Apartments, located in Santa Clara,
                                 California, and containing 230,084 rentable square feet. An appraisal dated June 1, 1997 determined the value of Birch Creek Apartments of approximately $11,050,000 and an appraisal dated June 1, 1997 determined the value of Marina Playa Apartments of approximately $21,380,000 (collectively, the "AAC Appraisals"), resulting in a Cut-off Date LTV of approximately 64.6%. The DSCR based on Underwritten Cashflow for the AAC Property as of the Cut-off Date is approximately 1.85x.

                                 The AAC Loan bears interest at a fixed rate per annum equal to 7.74% (the "AAC Initial Interest Rate") up to but not including July 1, 2007 (the "AAC Effective Maturity Date") and has a final maturity date of July 1, 2027 (the "AAC Maturity Date"). From and after the AAC Effective Maturity Date, the AAC Loan will bear interest at an increased rate (see "Description of the Mortgage Pool--American Apartment Communities: The Loan--Payment Terms") (the "AAC Revised Interest Rate"). The AAC Loan requires 359 equal monthly payments of principal and interest of $150,301.48 (based on a 30-year amortization schedule and the AAC Initial Interest Rate). After the AAC Effective Maturity Date, any interest accrued at the excess of the AAC Revised Interest Rate over the AAC Initial Interest Rate is deferred and added to the outstanding indebtedness under the AAC Loan and earns interest at the AAC Revised Interest Rate (such deferred interest and interest thereon, the "AAC Accrued Interest"). Voluntary prepayment of the AAC Loan is prohibited at any time prior to the AAC Effective Maturity Date. Thereafter, the

                                  AAC Loan may be prepaid without payment of
                                 a prepayment premium. The scheduled
                                 principal balance of the AAC Loan on the AAC
                                 Effective Maturity Date will be
                                 approximately $18,353,955.

                                 RISK FACTORS

   Prospective holders of Certificates should consider, among other things, the factors listed below and in the Prospectus under "RISK FACTORS" in connection with the purchase of the Certificates.

INVESTMENT IN COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS

   Commercial and Multifamily Lending Generally. Commercial and multifamily lending generally is viewed as exposing a lender to risks which are different from many of the risks faced in connection with other types of lending such as residential mortgage lending secured by single family residences or projects consisting of four or fewer single family units. Commercial and multifamily lending generally involves larger loans, thereby providing lenders with less diversification of risk and the potential for greater losses resulting from the delinquency and/or default of individual loans. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property, rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net income derived from such property. If the net operating income of the property is reduced, borrower's ability to repay its loan may be impaired. This may occur for a variety of reasons, including an increase in vacancy rates, a decline in rental rates or room rates, an increase in operating expenses and/or an increase in necessary capital expenditures. The income from and market value of a Mortgaged Property may also be adversely affected by such factors as changes in the general economic climate, the existence of an oversupply of comparable space or a reduction in demand for real estate in the area, the attractiveness of the property to tenants and guests and perceptions regarding such property's safety, convenience and services. Real estate values and income are also affected by such factors as government regulations and changes in real estate, zoning or tax laws, the willingness and ability of a property owner to provide capable management, changes in interest rate levels, the availability of financing and potential liability under environmental and other laws. Accordingly, commercial and multifamily property values and net operating income are subject to volatility.

   In addition, as described in more detail below with respect to the various types of properties constituting the Mortgaged Properties, additional risk may be presented by the type and use of a particular Mortgaged Property. For example, a Mortgaged Property may not readily be converted to an alternative use in the event that the operation of such Mortgaged Property for its original purpose becomes unprofitable for any reason. In such cases, the conversion of the Mortgaged Property to an alternative use would generally require substantial capital expenditures. Thus, if the Borrower becomes unable to meet its obligations under the related Mortgage Loan, the liquidation value of any such Mortgaged Property may be substantially less, relative to the amount outstanding on the related Mortgage Loan, than would be the case if such Mortgaged Property were readily adaptable to other uses.

   All of the Mortgage Loans are nonrecourse loans as to which recourse in the event of a Borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. None of the Mortgage Loans is insured or guaranteed by any governmental agency or instrumentality or by any other person.

    a. Property Location and Condition. In general, the location, age, construction quality and design of a particular Mortgaged Property may affect the occupancy level as well as the rents that may be charged for individual leases or, in the case of any Hotel Property, the amount that the guest may be charged for the occupancy thereof. The characteristics of an area or neighborhood in which a Mortgaged Property is located may change over time or in relation to competing facilities. The effects of poor construction quality are likely to require the borrower to spend increasing amounts of money over time for maintenance and capital improvements. Even Mortgaged Properties that were well constructed will deteriorate over time if adequate maintenance is not scheduled and performed in a timely manner.

    b. Leases. In general, except in the case of any Hotel Property, Borrowers rely upon periodic lease or rental payments from tenants to pay for maintenance and other operating expenses of their related Mortgaged Property, to fund capital improvements and to service the related Mortgage Loan and any other outstanding debt or other obligations. There can be no guarantee that tenants will renew leases upon expiration or, in the case of a commercial tenant, that it will continue operations throughout the term of its lease. Income from and the market value of the Mortgaged Properties would be adversely affected if vacant space in the Mortgaged Properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected. Accordingly, repayment of the Mortgage Loans may be affected by the expiration or termination of occupancy leases and the ability of the related borrowers to renew such leases with the existing occupants or to relet the space on economically favorable terms to new occupants, or the existence of a market which requires a reduced rental rate, substantial tenant improvements or expenditures or other concessions to a tenant in connection with a lease renewal. No assurance can be given that leases that expire can be renewed, that the space covered by leases that expire or are terminated can be leased in a timely manner at comparable rents or on comparable terms or that the borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. In addition, upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur and a recovery with respect thereto, if any, may be significantly less than if no default had occurred. If a significant portion of a Mortgaged Property is leased to a single tenant, the consequences of the failure of the borrower to relet such portion of such Mortgaged Property in the event that such tenant vacates the space leased to it (either as a result of the expiration of the term of the lease or a default by the tenant) or a failure of such tenant to perform its obligations under the related lease, will be more pronounced than if such Mortgaged Property were leased to a greater number of tenants. See "--Tenant Matters" herein. Certain tenants at the Mortgaged Properties may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions, e.g., if an anchor tenant ceases operations at the related Mortgaged Property. In such cases, there can be no assurance that the operation of such provisions will not allow such a termination or rent reduction. A tenant's lease may also be terminated or otherwise affected if such tenant becomes the subject of a bankruptcy proceeding.

   In the case of retail, office and industrial properties, the performance and liquidation value of such properties may be dependent upon the business operated by tenants, the creditworthiness of such tenants and/or the number of tenants. In some cases, a single tenant or a relatively small number of tenants may account for all or a disproportionately large share of the rentable space or rental income of such property. Accordingly, a decline in the financial condition of a significant or the sole tenant, as the case may be, or other adverse circumstances of such a tenant (such as a bankruptcy or insolvency), may have a disproportionately greater effect on the net operating income derived from such property than would be the case if rentable space or rental income were more evenly distributed among a greater number of tenants at such property.

    c. Competition. Other multifamily and commercial properties located in the areas of the Mortgaged Properties compete with the Mortgaged Properties of similar types to attract customers, tenants, guests and other occupants. Such properties generally compete on the basis of rental rates, location, condition and features of the property. If competing properties in the applicable market have lower rents or room rents, lower operating costs, more favorable locations or better facilities, the rental rates for a Mortgaged Property may be adversely affected. While a borrower may renovate, refurbish or expand a Mortgaged Property to maintain the Mortgaged Property and remain competitive, such renovation, refurbishment or expansion may itself entail significant risks. In addition, if any oversupply of competing properties exists in a particular market (either as a result of the building of new construction or a decrease in the number of customers, tenants, guests or other occupants due to a decline in economic activity in the area), the rental rates for a Mortgaged Property may be adversely affected. Commercial or multifamily properties may also face competition from other types of property as such properties are converted to competitive uses in the future. Such conversions may occur based upon future trends in the use of property by tenants and occupants, e.g., the establishment of more home based offices and businesses and the conversion of warehouse space for multifamily use. Increased competition could adversely affect income from and the market value of the Mortgaged Properties.

    Quality of Management. The successful operation of a Mortgaged Property may also be dependent on the performance and viability of the respective property managers of the Mortgaged

 Properties. Such property managers are responsible for responding to changes in the local market, planning and implementing the rental rate structure (including establishing levels of rent payments) and advising the related borrower so that maintenance and capital improvements can be carried out in a timely fashion. Management errors may adversely affect the long-term viability of a Mortgaged Property. In addition, property managers are generally operating companies which are not restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance regarding the performance of any present or future property manager, or that any such property manager will at all times be in a financial condition to continue to fulfill its management responsibilities under the related management agreement throughout the term thereof.

   Risks Particular to Multifamily Properties. Adverse economic conditions, either local, regional or national, may limit the amount of rent which can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a Multifamily Property may be subject to rapid declines for various reasons, e.g., the relocation of tenants to new projects with better amenities or the adverse impact on tenants as a result of adverse economic conditions in the locale. Mortgage lenders whose loans are secured by mortgages encumbering Multifamily Properties may be subject to additional risks not faced by lenders whose loans are secured by other types of income-producing properties. In addition, Mortgaged Properties that are Multifamily Properties may be subject to rent control laws or other laws affecting such properties, which could impact the future cash flows of such properties. The market for multifamily projects is generally characterized by low barriers to entry. As a result, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time.

   Risks Particular to Office Properties. Office Properties generally require their owners to expend significant amounts for general capital improvements, tenant improvements and costs of reletting space. In addition, Office Properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. Office Properties may also be adversely affected if there is an economic decline in the businesses operated by their tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

   Risks Particular to Retail Properties. Retail Properties are affected by the overall health of the applicable economy. The retail industry is currently undergoing a consolidation and is experiencing changes due to the growing market share of direct mail retailing and "off-price" or "factory outlet" retailing and the growth of other alternative forms of retailing. Further, a Retail Property may be adversely affected by the bankruptcy, decline in drawing power, departure or cessation of operations of an anchor tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers) and spending patterns.

   Significant tenants at a Retail Property play an important part in generating customer traffic and making a Retail Property a desirable location for other tenants at such property. Accordingly, a Retail Property may also be adversely affected if a significant tenant ceases operations at such location (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Certain tenants at Retail Properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related Retail Property.

   Risks Particular to Hotel Properties. Hotel Properties are subject to operating risks common to the lodging industry. These risks include, among other things, a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated, competition from other hotels, increases in operating costs (which increases may not necessarily in the future be offset by increased room rates), dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions. These factors could adversely affect the related borrower's ability to make payments on the related Mortgage Loans. Since limited service hotels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of such hotels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel rooms are generally rented for short periods of time, Hotel Properties tend to be more sensitive to adverse economic conditions and competition than other commercial properties. Additionally, the revenues of certain hotels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

   A Hotel Property may present additional risks as compared to the other property types in that: (i) hotels are typically operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator; (ii) the transferability of any operating, liquor and other licenses to the entity acquiring such hotel either through purchase or foreclosure is subject to local law requirements;
(iii) it may be difficult to terminate an ineffective operator of a Hotel Property subsequent to a foreclosure of such Hotel Property; and (iv) future occupancy rates may be adversely affected by, among other factors, any negative perception of such Hotel Property based upon its historical reputation.

   Hotel Properties may be operated pursuant to franchise agreements. The continuation of franchises is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the Hotel Property to maintain such standards or adhere to such other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate such Hotel Property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

   No Guaranty. No Mortgage Loan is insured or guarantied by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Underwriter or any of their respective affiliates. However, as more fully described under "DESCRIPTION OF THE MORTGAGE POOL--General" and "--Representations and Warranties; Repurchase" herein, the Mortgage Loan Seller will be obligated to repurchase a Mortgage Loan if (i) there is a defect with respect to the documents relating to such Mortgage Loan or (ii) certain of its representations or warranties concerning such Mortgage Loan are breached and such defect or breach materially and adversely affects the interests of the Certificateholders and such defect or breach is not cured as required. There can be no assurance that the Mortgage Loan Seller will be in a financial position to effect such repurchase. See "THE MORTGAGE LOAN SELLER" herein.

   Limited Recourse. All of the Mortgage Loans are non-recourse loans, the payment of which is primarily dependent upon the sufficiency of the net operating income from the related Mortgaged Property and, at maturity, upon the market value of such Mortgaged Property or the ability of the related borrower to refinance such Mortgaged Property. See "DESCRIPTION OF THE MORTGAGE POOL--General" herein.

   Concentration of Mortgage Loans and Borrowers. In general, a mortgage pool with a smaller number of loans that have larger average balances may be subject to losses that are more severe than other pools having the same or similar aggregate principal balance and composed of smaller average loan balances and a greater number of loans. Additionally, a mortgage pool with a high concentration of Mortgage Loans to the same borrower or affiliated borrowers is subject to the potential risk that a borrower undergoing financial difficulties might divert its resources or undertake remedial actions (such as a bankruptcy) in order to alleviate such difficulties, to the detriment of one or more of the Mortgaged Properties. In all cases, each Investor should carefully consider all aspects of any loans representing a significant percentage of the outstanding principal balance of a mortgage pool in order to ensure that such loans are not subject to risks unacceptable to such Investor. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool--Concentration of Mortgage Loans and Borrowers" herein.

   Underwriting of Mortgage Loans. All of the Mortgage Loans included in the Trust Fund (other than the Copley Place Loan) were originated pursuant to the underwriting standards of the Mortgage Loan Seller and not the underwriting standards used by the Depositor and its affiliates. Midland Loan Services, L.P. ("Midland"), an affiliate of the Depositor, was the original lender of record with respect to nine of the Mortgage Loans. Such Mortgage Loans were underwritten, documented and closed by the Mortgage Loan Seller and were neither underwritten nor reunderwritten by the Depositor or any of its affiliates (including Midland). Simultaneously with, or shortly after, origination by Midland, such Mortgage Loans were sold to the Mortgage Loan Seller.

   Two Mortgage Loans were originated by KeyCorp Real Estate Capital Markets, Inc. and L.J. Melody & Co., respectively, using the underwriting standards of the Mortgage Loan Seller. The remaining Mortgage Loan, the Copley Place Loan, was purchased by the Mortgage Loan Seller from Metropolitan Life Insurance Company ("MetLife"). The Mortgage Loan Seller reunderwrote the Copley Place Loan on the basis of an appraisal of the Copley Property and a review of leases and a current rent roll, as well as a limited review of financial statements. None of such Mortgage Loans were underwritten or reunderwritten by the Depositor or its affiliates.

   Each of the Mortgage Loans (other than the Copley Place Loan) was underwritten by the Mortgage Loan Seller individually with primary emphasis on stabilized net cashflow (Underwritten Cashflow), with respect to each Mortgage Loan. The Copley Place Loan was reunderwritten by the Mortgage Loan Seller as described above. There can be no assurance that use of different underwriting practices or the emphasis on other factors might not have resulted in Mortgage Loans having different characteristics or a determination not to originate or purchase a Mortgage Loan.

   The standards used to underwrite the Mortgage Loans may be different and/or less stringent than the underwriting standards used by affiliates of the Depositor. These Mortgage Loans, therefore, may have a higher rate of delinquency than mortgage loans originated by affiliates of the Depositor.

   Because the Depositor and its affiliates neither underwrote nor reunderwrote the Mortgage Loans, the Depositor has relied on the representations and warranties made by the Mortgage Loan Seller, and the Mortgage Loan Seller's obligation to repurchase a Mortgage Loan in the event that a representation or warranty was not true when made. See "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties; Repurchase" herein. These representations and warranties do not cover all of the matters that the Depositor would review in underwriting a mortgage loan and should not be viewed as a substitute for reunderwriting the Mortgage Loans. If the Depositor had reunderwritten the Mortgage Loans, it is possible that the reunderwriting process may have revealed problems with a Mortgage Loan not covered by a representation or warranty. In addition, no assurance can be given that the will be able to repurchase a Mortgage Loan if a representation or warranty has been breached. See "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties; Repurchase" herein.

   Tax Considerations Related to Foreclosure. REMIC I might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a Mortgaged

 Property subsequent to the Trust Fund's acquisition of a Mortgaged Property pursuant to a foreclosure or deed-in-lieu of foreclosure, including in some circumstances a 100% prohibited transaction tax, thereby reducing net proceeds available for distribution to Certificateholders. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Regular Interests," "--Taxation of the REMIC" and "--Taxation of Holders of Residual Certificates" in the Prospectus.

   Future Changes in the Composition of the Mortgage Pool. As principal payments are made on the Mortgage Loans at different rates based upon the varied amortization schedules and maturities of the Mortgage Loans, or if prepayments are made with respect to one or more of the Mortgage Loans, the Mortgage Pool may be subject to more concentrated risk with respect to the reduction in both the diversity of types of Mortgaged Properties and the number of borrowers. Because principal of the Certificates is generally payable in sequential order, and no Class receives principal until the Certificate Balance of the preceding sequential Class or Classes has been reduced to zero, Classes that have a later sequential designation are more likely to be exposed to such risk of concentration than Classes with an earlier sequential priority.

   Geographic Concentration. In general, a mortgage pool with a significant portion of its loans secured by properties located in a smaller number of states or geographic regions may be subject to losses that are more severe than other pools having a more diverse geographic distribution of its loans. Repayments by borrowers and the market values of the Mortgaged Properties could be affected by economic conditions generally or in the regions where the borrowers and the Mortgaged Properties are located, conditions in the real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, natural disasters (which may result in uninsured losses) and other factors that are beyond the control of the borrowers. The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region. Moreover, in recent periods, certain regions of the United States have experienced significant downturns in the market value of real estate. To the extent that general economic or other relevant conditions in states or regions in which Mortgaged Properties securing significant portions of the aggregate principal balance of the Mortgage Loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the Mortgaged Properties may be adversely affected. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool" herein.

   Environmental Risks. If an adverse environmental condition exists with respect to a Mortgaged Property, the Trust Fund may be subject to the following risks: (i) a diminution in the value of such Mortgaged Property or the inability to foreclose against such Mortgaged Property; (ii) the potential that the related borrower may default on the related Mortgage Loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws; (iii) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such Mortgaged Property or the unpaid balance of the related Mortgage Loan; or (iv) the inability to sell the related Mortgage Loan in the secondary market or to lease such Mortgaged Property to potential tenants.

   A "Phase I" environmental site assessment was performed at each of the Mortgaged Properties. There can be no assurance that such environmental site assessments revealed the existence of all conditions or circumstances that might adversely affect the Mortgaged Properties or the Mortgage Loans. In addition, there can be no assurance that future events or circumstances, including changes in environmental law, might not occur or arise that would adversely affect the interests of the Trust Fund in the Mortgaged Properties or the Mortgage Loans.

   Under certain federal and state laws, the reimbursement of remedial costs incurred by state and federal regulatory agencies to correct environmental conditions are secured by a statutory lien over the subject property, which lien, in some instances, may be prior to the lien of an existing mortgage. Any such lien arising with respect to a Mortgaged Property would adversely affect the value of such Mortgaged Property and could make impracticable the foreclosure by the Special Servicer on such Mortgaged

 Property in the event of a default by the related borrower. Additionally, in some instances, the reimbursement of remedial costs incurred by state and federal regulatory agencies to correct environmental conditions is secured by a statutory lien over the subject property, which lien, in some instances, may be prior to the lien of an existing mortgage. Any such lien arising with respect to a Mortgaged Property would adversely affect the value of such Mortgaged Property and could make impracticable the foreclosure by the Special Servicer on such Mortgaged Property in the event of a default by the related borrower.

   Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other categories of parties, may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required remediation and the owner's liability therefor as to any property is generally not limited under applicable federal, state or local laws, and could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the Trust Fund) may be found to be an "owner" or "operator" of the related Mortgaged Property if it is determined that the lender participated in the management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required removal or remediation of hazardous substances. The Trust Fund's potential exposure to liability for cleanup costs will increase if the Trust Fund actually takes possession of a Mortgaged Property or control of its day-to-day operations; such potential exposure to environmental liability may also increase if a court grants a petition to appoint a receiver to operate the Mortgaged Property in order to protect the Trust Fund's collateral. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Risks" in the Prospectus, and "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool--Environmental Risks" herein.

   The Pooling and Servicing Agreement will provide that the Special Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Special Servicer has previously determined, based upon an environmental site assessment prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances, which may include obtaining an environmental insurance policy. Such requirement may effectively preclude enforcement of the security for the related Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable for any damages or for remediation costs under any environmental law. However, there can be no assurance that such environmental site assessment will reveal the existence of conditions or circumstances that would result in the Trust Fund becoming liable under any environmental law, or that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability under environmental laws. See "THE POOLING AND SERVICING AGREEMENT--Realization Upon Mortgage Loans" herein and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Risks" in the Prospectus.

   Special Hazard Losses. The Master Servicer and/or Special Servicer will generally be required to cause the borrower on each Mortgage Loan serviced by it to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through its acquisition of a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related Mortgaged

 Property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), wet or dry rot, vermin, domestic animals and other kinds of risks not specified in the preceding sentence. Any losses incurred with respect to Mortgage Loans due to uninsured risks or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

   Availability of Earthquake, Flood and Other Insurance. Although the Mortgaged Properties are required to be insured against certain risks, there is a possibility of casualty loss with respect to each Mortgaged Property for which insurance proceeds may not be adequate (such as floods or earthquakes) or which may result from risks not covered by insurance (such as supplemental hurricane insurance). In addition, certain of the Mortgaged Properties are located in California, Florida and Texas, which are states that have been historically at greater risk to acts of nature (such as hurricanes, floods and earthquakes) than properties located in other states. There can be no assurance borrowers have complied or will in the future be able to comply with requirements to maintain adequate insurance with respect to the Mortgaged Properties. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrower to effect such reconstruction, major repair or improvement. As a result of the occurrence of any of these events, the amount realized with respect to the Mortgage Loans, and the amount available to make distributions on the Offered Certificates, could be reduced.

   Optional Acceleration. The Mortgage Loan documents with respect to certain of the Mortgage Loans grant the lender an option to accelerate the maturity of such Mortgage Loans upon an event of default thereon. Except with respect to the Copley Place Loan, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will be required to exercise each such option upon the occurrence of an event of default to accelerate the maturity of each such Mortgage Loan on the earliest date permitted under the related Mortgage Loan Documents. In the case of the Copley Place Loan, "THE POOLING AND SERVICING AGREEMENT--Realization Upon Mortgage Loans--Special Procedures with Respect to Foreclosure of Copley Place Loan," the determination to accelerate such Mortgage Loan may be delayed for up to five months beyond the earliest date permitted under the related Mortgage Loan Documents. See "THE POOLING AND SERVICING AGREEMENT--Servicing of the Mortgage Loans; Collection of Payments" herein. Notwithstanding such exercise, there can be no assurance that the related Borrowers will repay such Mortgage Loans upon the acceleration of the maturity dates thereunder. As noted above, the ability of a Borrower to make such a payment typically will depend upon its ability either to refinance the related Mortgaged Property or to sell such Mortgaged Property at a price sufficient to permit the Borrower to make the payment. Furthermore, there can be no assurance that a related Borrower will not raise equitable or other legal defenses to the enforcement by the Master Servicer of the maturity acceleration provisions described above. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Enforceability of Certain Provisions" in the Prospectus.



   Other Financing. Except in the case of the Copley Loan (with respect to the Copley Class B Note), at the time of the origination of the related Mortgage Loan, Borrowers were not permitted to have placed any encumbrances on their Mortgaged Properties other than the related Mortgage Loan, and, except in the case of the Franklin Mills Loan (with respect to the Franklin Mills Additional Note), the Borrowers are prohibited from further encumbering the related Mortgaged Property with additional secured debt or the lender's approval is required for such an encumbrance. However, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. In the case of the Copley Place Loan, at origination the Related Borrower issued a subordinate note secured by the related Mortgaged Property in the principal amount of $97,500,000. In the case of the Franklin Mills Loan, the Franklin Mills Borrower may request pursuant to the Franklin Mills Additional Note up to an additional $35,000,000, which will rank pari passu with the Franklin Mills Trust Note. The Franklin Mills Additional Note will not be an asset of the Trust Fund. In cases in which one or more subordinate liens are imposed on a Mortgaged Property or the Borrower incurs other indebtedness, the Trust Fund is subject to additional risks, including, without limitation, the risks that the necessary maintenance of the Mortgaged Property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the Mortgaged Property may fall as a result, and that the Borrower may have a greater incentive to repay the subordinate or unsecured indebtedness first and that it may be more difficult for the borrower to refinance the Mortgage Loan or to sell the Mortgaged Property for purposes of making any Balloon Payment upon the maturity of the Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus, and "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool--Other Financing" herein.



   Risks Related to the Borrower's Form of Entity and Sophistication. Each of the Borrowers is a legal entity. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a Borrower, or a general partner or managing member of a Borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

   Each of the Borrowers is a bankruptcy-remote entity, and therefore may be less likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding than an entity that does not have (or the general partner or managing member of which does not have) characteristics such as an independent director, restrictions on indebtedness to third parties (other than under the Mortgage Loan) and obligations to maintain itself separate from its affiliates. However, even a bankruptcy-remote entity, as owner of real estate will be subject to certain potential liabilities and risks. No assurance can be given that a Borrower will not file for bankruptcy protection or that creditors of a Borrower or a corporate general partner or managing member of a Borrower will not initiate a bankruptcy or similar proceeding against such Borrower or corporate general partner or managing member. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Foreclosure--Bankruptcy Laws" in the Prospectus. The Borrower's sophistication may increase the likelihood of protracted litigation or bankruptcy in default situations. The more sophisticated a Borrower is, the more likely it will be aware of, and have the resources to make effective use of, all of rights, remedies and defenses available to it.

   Limitations of Appraisals and Engineering Reports. In general, appraisals represent only the analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties is presented on the CD ROM attached hereto for illustrative purposes only. Any architectural and engineering reports obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

   Zoning Compliance. The Mortgaged Properties are typically subject to applicable building and zoning ordinances and codes ("Zoning Laws") affecting the construction and use of real property. Since the Zoning Laws applicable to a Mortgaged Property (including, without limitation, density, use, parking and set back requirements) are generally subject to change by the applicable regulatory authority at any time, certain of the improvements upon the Mortgaged Properties may not comply fully with all applicable current and future Zoning Laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises "as is" in the event of a substantial casualty loss with respect thereto.

   Costs of Compliance with Applicable Laws and Regulations. A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related Mortgaged Property, e.g., Zoning Laws, and the Americans with Disabilities Act of 1990. See

 "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Americans With Disabilities Act" in the Prospectus. The expenditure of such costs, or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow, and consequently, its ability to pay its Mortgage Loan.

   Limitations on Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents. A Mortgage may contain a due-on-sale clause, which permits the acceleration of the maturity of the related Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. There may be limitations on the enforceability of such clauses. A Mortgage may also include a debt-acceleration clause, which permits the acceleration of the related Mortgage Loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a Mortgage when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Enforceability of Certain Provisions" in the Prospectus.

   The Mortgage Loans may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the lender's taking possession of the related Mortgaged Property and/or appointment of a receiver. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents" in the Prospectus.

   Limitations on Enforceability of Cross-Collateralization. Certain of the Mortgage Loans (the "Cross-Collateralized Loans") are cross-collateralized and cross-defaulted with one or more related Cross-Collateralized Loans. Such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any such borrower if one or more of such borrowers were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property (including the granting of a mortgage lien) by a person will be subject to avoidance under certain circumstances if the person did not receive "fair consideration" or "reasonably equivalent value" in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in a business or a transaction, or was about to engage in a business or a transaction, for which assets remaining with the person would constitute an unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by any such borrower could be avoided if a court were to determine that (x) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured and (y) the borrower did not, when it allowed its Mortgaged Property to be encumbered by the liens securing the indebtedness represented by the other Cross-Collateralized Loans, receive "fair consideration" or "reasonably equivalent value" for pledging such Mortgaged Property for the equal benefit of the other related borrowers. No assurance can be given that a lien granted by a borrower on a Cross-Collateralized Loan to secure the Mortgage Loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool--Limitations on Enforceability of Cross-Collateralization" herein for more information regarding the Cross-Collateralized Loans.

   Tenant Matters. Certain of the Mortgaged Properties may be leased wholly or in large part to a single tenant or are wholly or in large part owner-occupied (each such tenant or owner-occupier, a "Major Tenant"). Any default by a Major Tenant could adversely affect the related borrower's ability to make payments on the related Mortgage Loan. There can be no assurance that any Major Tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied Mortgaged Property, under the related Mortgage Loan documents). See "DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool--Tenant Matters" and "Annex A" herein.

   Ground Leases. Mortgage Loans secured by a Mortgage encumbering a leasehold interest are subject to certain risks not applicable to a Mortgage encumbering a fee interest. The most serious of such risks is the potential for the total loss of the security for the related Mortgage Loan upon the termination or expiration of the ground lease creating the mortgaged leasehold interest. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Foreclosure--Leasehold Risks" in the Prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Security for the Mortgage Loans--Ground Leases" herein.

   Litigation. From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. There can be no assurance that any such litigation will not have a material adverse effect on any borrower's ability to meet its obligations under the related Mortgage Loan and, thus, on the distributions to Certificateholders.

   Condemnations. From time to time, there may be Condemnations pending or threatened against one or more of the Mortgaged Properties. There can be no assurance that the proceeds payable in connection with a total Condemnation will be sufficient to restore the related Mortgaged Property or to satisfy the remaining indebtedness of the related Mortgage Loan. The occurrence of a partial Condemnation may have a material adverse effect on the continued use of the affected Mortgaged Property, or on any borrower's ability to meet its obligations under the related Mortgage Loan. Therefore, no assurance can be made that the occurrence of any Condemnation will not have a negative impact upon the distributions to Certificateholders.

REPURCHASE OF MORTGAGE LOANS

   As more fully described under "DESCRIPTION OF THE MORTGAGE POOL--General" and "--Representations and Warranties; Repurchase" herein, the Mortgage Loan Seller will be obligated to repurchase a Mortgage Loan if (i) there is a defect with respect to the documents relating to such Mortgage Loan or (ii) certain of its representations or warranties concerning such Mortgage Loan in the Mortgage Loan Purchase Agreement are breached, if such defect or breach materially and adversely affects the interests of the Certificateholders and such defect or breach is not cured as required. However, there can be no assurance that the Mortgage Loan Seller will be in a financial position to effect such repurchase. See "MORTGAGE LOAN SELLER" herein.

PREPAYMENTS AND YIELD CONSIDERATIONS

   The yield on any Offered Certificate that is purchased at a discount or premium will be affected by (i) the rate and timing of principal payments and collections on the Mortgage Loans, particularly unscheduled payments or collections in the form of voluntary prepayments of principal or unscheduled recoveries of principal due to defaults, casualties or condemnations whether before or after the scheduled maturity date of the related Mortgage Loans, and (ii) the order of priority of distributions of principal in respect of the Certificates. The rate and timing of unscheduled payments and collections of principal on the Mortgage Loans is impossible to accurately predict and will be affected by a variety of factors, including, without limitation, the level of prevailing interest rates, restrictions on voluntary prepayments contained in the Mortgage Notes, the availability of mortgage credit and other economic, demographic, geographic, tax and legal factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, borrowers under the Mortgage Loans will have an increased incentive to prepay. As described herein, the Group 2 Principal Distribution Amount for each Distribution Date will generally be distributable entirely in reduction of the Certificate Balance of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable in its entirety in respect of each remaining Class of Group 2 Certificates (except for the Class IO Certificates), sequentially in alphabetical and numerical order of Class designation, until the

 Certificate Balance of each such Class is, in turn, reduced to zero. As described herein, the Group 1 Principal Distribution Amount for each Distribution Date will generally be distributable entirely in reduction of the Certificate Balance of the Class A-4 Certificates. See "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the Group 1 Available Distribution Amount" and "--Application of the Group 2 Available Distribution Amount" herein. Accordingly, the actual rate of principal payments on the Mortgage Loans may have different effects on the yields of the respective Classes of Offered Certificates. Any payment of principal in reduction of the Certificate Balance of any Class of Group 2 Certificates will result in a corresponding reduction in the notional amount of the related Component. Thus, the yield on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments on the Group 2 Mortgage Loans, and the faster the rate at which the notional amounts of the Components are reduced, the greater will be the negative effect on the yield of the Class IO Certificates, to the extent such effect is not offset by distributions of a portion of any applicable Prepayment Premiums to the holders thereof, as described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment Premiums" herein. In addition, the Mortgage Loans may not require the payment of Prepayment Premiums in the event of involuntary prepayments resulting from casualty or condemnation. Accordingly, prospective investors in the Class IO Certificates should consider the associated risks, including the risk that a rapid rate of prepayments on the Group 2 Mortgage Loans could result in the failure of such investors to recoup their initial investments.

   The yield on any Offered Certificate also will be affected by the rate and timing of losses attributable to defaults on the Mortgage Loans, the severity of such losses and the extent to which such losses and related expenses are applied in reduction of the actual or notional principal amount of such Certificate or otherwise reduce the amount of funds available for distribution to the holder of such Certificate. To the extent described herein, the Private Certificates are subordinate in right and time of payment to the Offered Certificates and will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans prior to the Offered Certificates; and the Class B, Class C, Class D and Class E Certificates are subordinate in right and time of payment to the Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates and will bear such shortfalls and losses prior to the Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates, in reverse alphabetical order of Class designation. Even though in general (i) the Class A-3 Certificates will receive principal payments only after the Certificate Balances of the Class A-2 and Class A-1 Certificates have been reduced to zero and (ii) the Class A-2 Certificates will receive principal payment only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in proportion to their outstanding Certificate Balances. On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated to the Certificates will be allocated, subject to the limitations described herein, first to the Private Certificates in the order described in the Pooling and Servicing Agreement, and then to the Class E, Class D, Class C and Class B Certificates, in that order, until the Certificate Balance of each such Class has been reduced to zero. Thereafter any additional Realized Losses and Additional Trust Fund Expenses will be allocated to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates pro rata in proportion to their outstanding Certificate Balances (in each case in reduction of their respective Certificate Balances as of the related Distribution Date), but in the aggregate only to the extent that the aggregate Certificate Balance of such Classes of Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Principal Balance of the Mortgage Loans that will be outstanding immediately following such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES--Subordination; Allocation of Losses and Certain Expenses" herein. Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Group 2 Certificates will result in a corresponding reduction in the notional amount of the related Component. See "DESCRIPTION OF THE CERTIFICATES--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein and "YIELD AND MATURITY CONSIDERATIONS" herein and in the Prospectus.

    The Pass-Through Rate applicable to the Class A-1, Class A-2, Class A-3 and Private Certificate Component for each Distribution Date will equal the Group 2 Weighted Average Rate minus the applicable Strip Rate, and the Pass-Through Rate applicable to the Class B, Class C, Class D, and Class E Components for each Distribution Date will equal .92%, .79%, .51% and .34%, respectively. Accordingly, the Pass-Through Rate on the Components and, correspondingly, the yield on the Class IO Certificates will be sensitive to changes in the relative composition of the Group 2 Mortgage Loans as a result of scheduled amortization, voluntary prepayments and liquidations. See "DESCRIPTION OF THE CERTIFICATES--Distributions" and "Subordination; Allocation of Losses and Certain Expenses" herein and "YIELD AND MATURITY CONSIDERATIONS" herein and in the Prospectus.



   Effect of Prepayment Premiums. The rate and timing of principal payments made on a Mortgage Loan will be affected by restrictions on voluntary prepayments contained in the related Note (e.g., lockout periods and Prepayment Premiums). All of the Mortgage Loans generally provide that a permitted prepayment must be accompanied by a Prepayment Premium; provided, however, that the Prepayment Premium requirement generally expires prior to the maturity date of a Mortgage Loan. The existence of Prepayment Premiums generally will result in the Mortgage Loans prepaying at a lower rate. However, the requirement that a prepayment be accompanied by a Prepayment Premium may not provide a sufficient economic disincentive to a borrower seeking to refinance at a more favorable interest rate. In addition, potential purchasers of this Class should especially consider that provisions requiring Prepayment Premiums may not be enforceable in some states and under federal bankruptcy law and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a Prepayment Premium will be enforceable under applicable state or federal law or, if enforceable, that the foreclosure proceeds received with respect to a defaulted Mortgage Loan will be sufficient to make such payment. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein.

   Effect of Interest on Advances, Special Servicing Fees and other Servicing Expenses. As and to the extent described herein, the Master Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to receive interest on unreimbursed Advances at the Advance Rate from the date on which the related Advance is made to the date on which such amounts are reimbursed (which in no event will be later than the Determination Date following the date on which funds are available to reimburse such Advance with interest thereon at the Advance Rate). The Master Servicer's, the Trustee's or the Fiscal Agent's right, as applicable, to receive such payments of interest is prior to the rights of Certificateholders to receive distributions on the Regular Certificates and, consequently, may result in decreased distributions to the Regular Certificates that would not otherwise have resulted, absent the accrual of such interest. See "THE POOLING AND SERVICING AGREEMENT--Advances" herein. In addition, certain circumstances, including delinquencies in the payment of principal and interest, will result in a Mortgage Loan being specially serviced. The Special Servicer is entitled to additional compensation for special servicing activities, including Special Servicing Fees and Principal Recovery Fees, which may result in decreased distributions to the Regular Certificates that would not otherwise have resulted absent such compensation. See "THE POOLING AND SERVICING AGREEMENT--Special Servicing" herein.

   Effect of Borrower Defaults and Delinquencies. The aggregate amount of distributions on the Regular Certificates, the yield to maturity of the Regular Certificates, the rate of principal payments on the Regular Certificates and the weighted average life of the Regular Certificates will be affected by the rate and the timing of delinquencies, defaults, losses or other shortfalls experienced on the Mortgage Loans of the related Mortgage Loan Group (and, to a lesser extent on the Mortgage Loans (or Loan) in the other Mortgage Loan Group). If a purchaser of a Regular Certificate of any Class calculates its anticipated yield based on an assumed default rate and amount of losses on the Mortgage Loans of the related Mortgage Loan Group that is lower than the default rate and amount of losses actually experienced and such additional losses are allocable to such Class of Certificates or, with respect to the Class IO Certificates, losses with respect to the Group 2 Mortgage Loans result in a reduction of the Class IO notional amount, such purchaser's actual yield to maturity will be lower than the anticipated yield calculated and could, under certain extreme scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan of the related Mortgage Loan Group will also affect the actual yield to maturity of the

Regular Certificates to which a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater will be the effect on such investor's yield to maturity.

   Certain of the Mortgage Loans are Balloon Loans, which involve a greater risk of default than fully-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the related Mortgaged Property or to sell such Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors at the time of attempted sale or refinancing, including the level of available mortgage rates, the fair market value of the related Mortgaged Property, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and the operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for multifamily or commercial properties (as the case may be) generally. See "YIELD AND MATURITY CONSIDERATIONS--Yield Considerations--Certain Relevant Factors" herein.

   In order to maximize recoveries on defaulted Mortgage Loans, the Pooling and Servicing Agreement will enable the Special Servicer to extend, modify or otherwise deal with Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is reasonably foreseeable; subject, however, to the limitations described under "THE POOLING AND SERVICING AGREEMENT--Amendments, Modifications and Waivers" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan by the Special Servicer, will likely extend the weighted average life of such Class of Offered Certificates. See "YIELD AND MATURITY CONSIDERATIONS" herein and in the Prospectus.

   Regardless of whether losses ultimately result, prior to the liquidation of any defaulted Mortgage Loan, delinquencies on the Mortgage Loans of the related Mortgage Loan Group may significantly delay the receipt of payments by the holder of a Regular Certificate to the extent (and, to a lesser extent, the Mortgage Loans of the other Mortgage Loan Group) that Advances or the subordination of another Class of Certificates does not fully offset the effects of any delinquency or default. The "Available Distribution Amount" applicable to the Class A-4 Certificates and the Group 2 Certificates, as the case may be, generally consists of principal and interest on the related Mortgage Loans actually collected or advanced. The Master Servicer, the Trustee or the Fiscal Agent's obligation, as applicable, to make Advances is limited to the extent described under "THE POOLING AND SERVICING AGREEMENT--Advances" herein. In particular, upon determination of the Appraisal Reduction Amount with respect to any Specially Serviced Mortgage Loan, the amount of any P&I Advance required to be made with respect to such Specially Serviced Mortgage Loan on any Distribution Date will be an amount equal to the product of (A) the amount of the P&I Advance that would be required to be made in respect of such Specially Serviced Mortgage Loan without regard to the application of this sentence, multiplied by (B) a fraction, the numerator of which is equal to the Stated Principal Balance of such Specially Serviced Mortgage Loan as of the immediately preceding Determination Date less the Appraisal Reduction Amount and the denominator of which is such Stated Principal Balance. In addition, no Advances are required to be made to the extent that, in the good faith judgment of the Master Servicer, the Trustee or the Fiscal Agent, as applicable, any such Advance, if made, would be nonrecoverable from proceeds of the Mortgage Loan to which such Advance relates. See "THE POOLING AND SERVICING AGREEMENT--Advances" and "--Appraisal Reductions" herein.

LIMITED LIQUIDITY

   There is currently no secondary market for the Offered Certificates. The Underwriter has advised the Depositor that it intends to make a secondary market in the Offered Certificates, but it is under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence, for example, interests solely in single-family mortgage loans.

LIMITED INFORMATION

   The information set forth in this Prospectus Supplement with respect to the Mortgage Loans is derived principally from (i) inspections of the Mortgaged Properties undertaken by or on behalf of the Mortgage Loan Seller,
(ii) audited and unaudited operating statements for the Mortgaged Properties supplied by the borrowers, (iii) appraisals for the Mortgaged Properties that generally were performed at origination (which appraisals were used in presenting information regarding the values of the Mortgaged Properties as of the Cut-off Date under "DESCRIPTION OF THE MORTGAGE POOL" herein for illustrative purposes only) and/or (iv) other information supplied by the Borrowers concurrent with or subsequent to the origination of the Mortgage Loan. Also, certain Mortgage Loans constitute acquisition financing; and accordingly, limited or no operating information is available with respect to the related Mortgaged Property.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL



   The Mortgage Pool will consist of 12 multifamily and commercial "whole" mortgage loans or groups of cross-collateralized and cross-defaulted mortgage loans (the "Mortgage Loans"). Each group of cross-collateralized and cross-defaulted mortgage loans is referred to herein as a Mortgage Loan. The Mortgage Loans have an aggregate Cut-off Date Principal Balance of approximately $848,482,929 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. The "Cut-off Date Principal Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. Any description of the terms and provisions of the Mortgage Loans herein is a generalized description of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have special terms and provisions that deviate from the generalized, aggregated description.



   Generally, each Mortgage Loan is evidenced by one or more promissory notes (collectively the "Notes" and individually a "Note"). Each Mortgage Loan is secured by one or more mortgages, deeds of trust, deeds to secure debt or other similar security instruments (all of the foregoing are individually a "Mortgage" and collectively the "Mortgages") that create a first lien on one or more of a fee simple estate or a leasehold estate in a real property (a "Mortgaged Property") improved for multifamily, hospitality, retail or other commercial use.

   None of the Mortgage Loans is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Underwriter or any of their respective affiliates. All of the Mortgage Loans are non-recourse loans. In the event of a borrower default under a non-recourse Mortgage Loan, recourse generally may be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets. However, generally, upon the occurrence of certain circumstances as set forth in the Mortgage Loan documents, typically including, without limitation, fraud, intentional misrepresentation, waste, misappropriation of tenant security deposits or rent, and in some cases failure to maintain any required insurance or misappropriation of any insurance proceeds or condemnation awards, recourse generally may be had against the borrower for damages sustained by the mortgagee.

   Each of the Mortgage Loans was underwritten or reunderwritten by Merill Lynch Mortgage Capital Inc. (the "Mortgage Loan Seller") using the Mortgage Loan Seller's underwriting standards, as described under "RISK FACTORS--Underwriting of Mortgage Loans". The Mortgage Loans were not underwritten or reunderwritten by the Depositor or any of its affiliates.



   The Depositor will purchase the Mortgage Loans on or before the Closing Date from the Mortgage Loan Seller pursuant to a Mortgage Loan Purchase and Sale Agreement (the "Mortgage Loan Purchase Agreement") to be dated as of December 30, 1997 (the "Closing Date"), between the Seller and the Depositor
 ." As described under "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties; Repurchase" herein, the Mortgage Loan Seller will be obligated to repurchase a Mortgage Loan in the event of a breach of a representation or warranty made by the Mortgage Loan Seller in the Mortgage Loan Purchase Agreement with respect to such Mortgage Loan, if such breach materially and adversely affects the interests of the Certificateholders and such breach is not cured. The Mortgage Loan Seller has only limited assets, and there can be no assurance that the Mortgage Loan Seller has or will have sufficient assets with which to fulfill any repurchase obligations that may arise. The Depositor will not have any obligation to fulfill any repurchase obligation upon the failure of the Mortgage Loan Seller to do so. The Depositor will assign the Mortgage Loans in the Mortgage Pool, together with the Depositor's rights and remedies against the Mortgage Loan Seller in respect of breaches of representations or warranties regarding the Mortgage Loans, to the Trustee pursuant to the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer will each service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. See "THE POOLING AND SERVICING AGREEMENT--Servicing of the Mortgage Loans; Collection of Payments."

SECURITY FOR THE MORTGAGE LOANS

   Each Mortgage Loan is secured by a Mortgage encumbering the related borrower's interest in the related Mortgaged Property. Except with respect to those Mortgage Loans described in "--Ground Leases" below, all of the Mortgage Loans are secured by a first lien encumbering a fee simple interest in the related Mortgaged Property, subject generally only to (a) liens for real estate and other taxes and special assessments, (b) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of such Mortgage, and (c) such other exceptions and encumbrances on the Mortgaged Property as are reflected in the related title insurance policies. Each Mortgage Loan is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Property.

   All of the Mortgage Loans are non-recourse loans. In certain instances, additional collateral may exist in the nature of letters of credit, the establishment of one or more Reserve Accounts (for one or more of necessary repairs and replacements, tenant improvements and leasing commissions, real estate taxes and assessments, insurance premiums, deferred maintenance and/or scheduled capital improvements or as reserves for the payment of Monthly Payments and other payments due under the related Mortgage Loan), grants of security interests in equipment, inventory, accounts receivable and other personal property, assignments of licenses, trademarks and/or trade names, one or more guaranties of all or part of the related Mortgage Loan, the establishment of one or more lockbox collection accounts for the direct collection of rentals and other income from the related Mortgaged Property, one or more guaranties with respect to a tenant's performance of the terms and conditions of such tenant's lease or the assignment of the proceeds of purchase options. The documents for each Mortgage Loan typically also provide for the indemnification of the mortgagee by the related borrower for the presence of any hazardous substances affecting the Mortgaged Property. However, borrowers generally have limited assets and there can be no assurance that any borrower will have sufficient assets to support any such indemnification obligations that may arise. See "RISK FACTORS--Investment in Commercial and Multifamily Mortgage Loans--Environmental Risks" herein.

   Ground Leases. Certain of the Mortgage Loans are secured by a first lien encumbering only the related borrower's leasehold interest in the related Mortgaged Property. With respect to each such ground lease, the related ground lessors have agreed to afford the mortgagee certain notices and rights, including without limitation, cure rights with respect to breaches of the related ground lease by the related borrower. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Foreclosure--Leasehold Risks" in the Prospectus.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

   Due Dates. The Mortgage Loans provide for Monthly Payments to be due on or prior to the tenth day of each month inclusive of any grace periods allowed under the notes.

   Mortgage Rates; Calculations of Interest. Eight of the Mortgage Loans (71.8% of the Initial Pool Balance) accrue on the basis of a 360-day year and twelve 30-day months. Four of the Mortgage Loans (28.2% of the Initial Pool Balance) accrue on the basis of a 360-day year and the actual number of days the principal is outstanding. Except as set forth below, each Mortgage Loan generally accrues interest at an annualized rate (a "Mortgage Rate") that is fixed for the entire term of such Mortgage Loan and does not permit any negative amortization or the deferral of interest.

   Amortization of Principal. Two of the Mortgage Loans (the "Balloon Loans"), which represent approximately 19.1% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules longer than their remaining terms, thereby leaving substantial principal amounts due and payable on their respective maturity dates (each such payment, together with interest on the related Balloon Loan for the one-month period ending on the day preceding such Balloon Loan's maturity date, a "Balloon Payment"), unless previously prepaid. One of the Mortgage Loans (the Shilo Loan), which represents approximately 10.1% of the Initial Pool Balance, has a remaining amortization term that is the same as its remaining term to maturity. The weighted average loan-to-value ratio (calculated using the appraised values set forth herein and the principal balance of the Mortgage Loans other than the Shilo Loan which is fully-amortizing) on the date on which the Balloon Payments are due or the Anticipated Repayment Date, as applicable was 54.4%. With respect to 11 of the Mortgage Loans, which represent approximately 87.4% of the Initial Pool Balance, the Monthly Payments due on January 1, 1998 include an amount allocable to the amortization of the principal amounts of such Mortgage Loans. With respect to one of the Mortgage Loans, which represents approximately 12.6% of the Initial Pool Balance, the Monthly Payment due prior to December 1, 1999 is allocable to interest only on such Mortgage Loans, with the principal amount thereof scheduled to commence amortizing effective with the December 1, 1999 Monthly Payment.

   Prepayment Provisions. The imposition of a premium or fee (a "Prepayment Premium") payable in connection with a voluntary prepayment of certain of the Mortgage Loans is designed primarily to deter a borrower from voluntarily prepaying the principal amount of its Mortgage Loan. Certain of the Mortgage Loans are subject to specified periods following the origination of such Mortgage Loans wherein no voluntary prepayments are allowed (any such period, a "Lockout Period").

   The Prepayment Premium applicable with respect to 2 of the Mortgage Loans is generally calculated for a certain period (any such period, a "Yield Maintenance Period") after the origination of such Mortgage Loan and prior to the expiration of the applicable Lockout Period, if any, on the basis of the greater of a yield maintenance formula and an amount equal to one percent of the amount prepaid. "Annex A" attached hereto contains more specific information regarding the Prepayment Premiums applicable to each of the Mortgage Loans.



   The Mortgage Loans generally provide that so long as no event of default then exists, no Prepayment Premium is payable in connection with any involuntary prepayment resulting from a Casualty or Condemnation. Certain Mortgage Loans may also permit prepayment after an event of default (but prior to the sale by the mortgagee thereunder of the Mortgaged Property through foreclosure or otherwise) provided that the related borrower pays the applicable Prepayment Premium. Certain of the Mortgage Loans may permit the related borrower to transfer the related Mortgaged Property to a third party without prepaying the related Mortgage Loan, provided that certain conditions are satisfied, including, without limitation, an assumption by the transferee of all of such borrower's obligations in respect of such Mortgage Loan. See "--'Due-on-Encumbrance' and 'Due-on-Sale' Provisions" herein.



   The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectability of any Prepayment Premium. See "RISK FACTORS--Prepayment and Yield Considerations" herein and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Enforceability of Certain Provisions" in the Prospectus.

   Defeasance. Ten of the Mortgage Loans permit the Borrower to defease its Mortgage Loan in whole by the deposit of specified collateral and to obtain the release of all of its Mortgaged Properties from the lien of related Mortgage. Five of the Mortgage Loans permit the Borrower to defease a portion of its Mortgage Loan by the deposit of specified collateral and to obtain the release of one or more of its Mortgaged Properties. In the case of such a partial defeasance of such Mortgage Loans, except in the case of the Shilo Inn Loans, the Borrower is generally required to deposit 125% of the allocated loan amount in order to obtain such release. In the case of the Shilo Inn Loans, the Shilo Borrower is required to deposit 100% of the allocated loan amount in order to obtain such release. The remaining two Mortgage Loans do not permit defeasance.

    The following "Loan Prepayment Restriction Analysis" table summarizes the prepayment restrictions for the pool.



                                                                                                         WEIGHTED-
                                                                                                          AVERAGE
                                                                             WEIGHTED-    WEIGHTED-      NUMBER OF
                                                                              AVERAGE      AVERAGE        MONTHS
                                                                    % OF        TERM      REMAINING       OF OPEN
                            NUMBER OF                 INITIAL      INITIAL    TO ARD/      LOCKOUT/     PREPAYMENT
        PREPAYMENT           MORTGAGE                  POOL         POOL      MATURITY    DEFEASANCE     PRIOR TO
       RESTRICTIONS           LOANS       LOAN        BALANCE      BALANCE     (MOS.)    TERM (MOS.)   ARD/MATURITY
-------------------------  ----------- ---------  -------------- ---------  ----------- ------------  --------------
 Lockout/Defeasance  .....      10       Various   $665,841,445      78.5%      117          112             4
 Yield Maintenance (T+50)        1       Copley      96,908,666      11.4%      116            0             0
 Lockout/YM (T-flat)  ....       1        Shilo      85,732,818      10.1%      238          118             3
                           ----------- ---------  -------------- ---------  ----------- ------------  --------------
 Total / Weighted
  Average.................      12                 $848,482,929     100.0%      129          113(1)          4



------------
(1) The Total/Weighted Average calculation for the "Weighted Average Remaining Lockout/Defeasance Term" only includes those loans for which a lockout restriction applies.

   "Due-on-Encumbrance" and "Due-on-Sale" Provisions. The Mortgages generally contain "due-on-encumbrance" clauses that permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower encumbers the related Mortgaged Property without the consent of the mortgagee. However, in certain of the Mortgage Loans, the related borrower is allowed, under certain circumstances, to encumber the related Mortgaged Property with additional liens. See "RISK FACTORS--Investment in Commercial and Multifamily Mortgage Loans--Other Financing" herein. The Master Servicer or the Special Servicer, as applicable, will determine, in a manner consistent with the servicing standard described herein under "THE POOLING AND SERVICING AGREEMENT--Servicing of the Mortgage Loans; Collection of Payments" whether to exercise any right the mortgagee may have under any such clause to accelerate payment of a Mortgage Loan upon, or to withhold its consent to, any additional encumbrance of the related Mortgaged Property.

   The Mortgages for the Mortgage Loans generally prohibit, without the mortgagee's prior consent, the borrower from transferring the Mortgaged Property or allowing a change in ownership, generally defined as, among other things, (a) a specified percentage (generally ranging from 10% to 50%) change in the ownership of the borrower, a guarantor or, with respect to certain of such Mortgage Loans, in the ownership of a general partner of the borrower or a guarantor, (b) the removal, resignation or change in ownership of any general partner or managing partner of a borrower, a guarantor or, with respect to certain of such Mortgage Loans, any general partner of a borrower or a guarantor, (c) with respect to certain of such Mortgage Loans, the removal, resignation or change in ownership of the managing agent of the related Mortgaged Property, or (d) the voluntary or involuntary transfer or dilution of the controlling interest in the related borrower held by a specified person; provided, however, that with respect to certain of such Mortgage Loans, the borrower may be entitled to transfer the Mortgaged Property or allow a change in ownership if certain conditions are satisfied, typically including one or more of the following, (i) no event of default has occurred, (ii) the proposed transferee meets the mortgagee's customary underwriting criteria, (iii) the Mortgaged Property continues to meet the mortgagee's customary underwriting criteria, and (iv) an acceptable assumption agreement is executed. Certain of the Mortgages may also allow transfers of interests in the related Mortgaged Property in the nature of residential leases and easements and changes in ownership between partners, family members, for estate planning purposes, affiliated companies and certain specified individuals. In the event of any transfer or change in ownership of the Mortgaged Property in violation of the applicable provisions of the related Mortgage Loan documents, the related Mortgage Loan documents generally provide that the mortgagee is permitted to accelerate the maturity of the related Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Enforceability of Certain Provisions--Due-on-Sale Provisions" in the Prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan which is the subject of a proceeding under the Bankruptcy Code.

    Default Provisions. Except as described below, the related Mortgage Loan documents generally provide that an event of default will exist if (a) any regular installment of principal and/or interest is not paid when specified (generally either (i) upon the date the same is due, or (ii) within a specified period (generally ranging from 5 days to 7 days) after the date upon which the same was due or following written notice from the mortgagee of such failure), or (b) any violation of the conditions described in "--'Due-on-Encumbrance' and 'Due-on-Sale' Provisions" above occurs. Additionally, the related Mortgage Loan documents may contain other specified events of default, including one or more of the following: the borrower's failure to pay taxes or other charges when due, to keep all required insurance policies in full force and effect, to cure any material violations of laws or ordinances affecting the Mortgaged Property or to operate the related Mortgaged Property according to certain criteria; the imposition of a mechanic's, materialman's or other lien against the Mortgaged Property; the institution of a bankruptcy, receivership or similar actions against the borrower or the Mortgaged Property; unapproved conversion of the related Mortgaged Property to a condominium or cooperative; defaults under certain other agreements; defaults under or unapproved modifications to any related franchise agreement; or material changes to or defaults under any related management agreement.

   Upon the occurrence of an event of default with respect to any Mortgage Loan, the Master Servicer or the Special Servicer, as applicable, may take such action as the Master Servicer or the Special Servicer deems advisable to protect and enforce the rights of the Trustee, on behalf of the Certificateholders, against the related borrower and in and to the related Mortgaged Property, subject to the terms of the related Mortgage Loan, including, without limitation, declaring the entire debt to be immediately due and payable and/or instituting a proceeding, judicial or non-judicial, for the complete or partial foreclosure of the Mortgage Loan.

   Default Interest. All of the Mortgage Loans provide for imposition of a rate of interest higher than the stated interest rate upon the occurrence of an event of default by the related borrower ("Default Interest"). The Default Interest applicable to the Mortgage Loans is generally calculated as a specified rate above the stated interest rate of such Mortgage Loan. No assurance can be given as to the enforceability of any provision of any Mortgage Loan requiring the payment of any Default Interest or as to the collectability of any Default Interest. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Enforceability of Certain Provisions" in the Prospectus.



   Hazard, Liability and other Insurance. Generally, each Mortgage Loan requires that the related Mortgaged Property be insured (in an amount not less than the lesser of (a) the full replacement cost of the Mortgaged Property or (b) the outstanding principal balance of the related Note, but in any event in an amount sufficient to ensure that the insurer would not deem the borrower a co-insurer) against loss or damage by fire or other risks and hazards covered by a standard extended coverage insurance policy. Generally, each Mortgage Loan also requires that the related borrower obtain and maintain during the entire term of the Mortgage Loan (a) comprehensive public liability insurance, typically with a minimum limit ranging from $1,000,000 to $5,000,000 per occurrence, (b) if any part of the Mortgaged Property upon which a material improvement is located lies in a special flood hazard area and for which flood insurance has been made available, a flood insurance policy in an amount equal to the lesser of the outstanding principal balance of the related Note or the maximum limit of coverage available from governmental sources, (c) rent loss and/or business interruption insurance in an amount equal to all rents or estimated gross revenues from the operation of the Mortgaged Property for a period as required by the Mortgage, typically twelve months, (d) if applicable, insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus, and (e) such other insurance as may from time to time reasonably be required by the mortgagee. In addition, depending on the results of a seismic study for the related property, earthquake insurance may be required by the terms of the Mortgage Loans with respect to any Mortgaged Property located in California and windstorm insurance is typically by the terms of the Mortgage Loans required with respect to any Mortgaged Property located in Florida. With respect to many of the Mortgage Loans, the related borrower has satisfied the applicable insurance requirements by obtaining blanket insurance policies, subject to the review and approval of the same by the mortgagee, including the amount of insurance and the number of properties covered by such policies.

    Casualty and Condemnation. The related Mortgage Loan documents typically provide that in the event of damage to the related Mortgaged Property by reason of fire or other casualty (a "Casualty"), all insurance proceeds in excess of a specified amount will be paid to the mortgagee and then it is such mortgagee's option as to whether to apply such proceeds to the outstanding indebtedness of the related Mortgage Loan, or to allow such proceeds to be applied to the restoration of the related Mortgaged Property; provided, however, that if certain conditions are satisfied, the mortgagee shall be required to disburse such proceeds in connection with a restoration of the related Mortgaged Property. These required conditions typically include one or more of the following: (a) if the insurance proceeds payable are less than a specified amount, (b) if less than a specified percentage of the related Mortgaged Property is destroyed or if the value of the related Mortgaged Property following such Casualty remains greater than either a specified amount or a specified percentage of the value of the related Mortgaged Property immediately preceding such Casualty, (c) if the Casualty affects less than a specified percentage of the net rentable area of the Mortgaged Property or interrupts less than a specified percentage of the rentals from the Mortgaged Property, (d) if such restoration will cost less than a specified amount and if sufficient funds are available to complete such restoration, (e) if such restoration can be accomplished within a specified time period, (f) if the restored Mortgaged Property will adequately secure the related Mortgage Loan, (g) if adequate income (including rentals and insurance) will be available during the restoration period and (h) if no event of default then exists. In certain of the Mortgage Loans, the related ground lease or a lease between the related borrower and a tenant of all or part of the related Mortgaged Property, or a reciprocal easement agreement or operating agreement may require the borrower or the tenant to rebuild the buildings located upon the related Mortgaged Property in the event of a Casualty, and the related Mortgage Loan documents may require the application of insurance proceeds to satisfy such requirement, regardless of the value of such Mortgaged Property following such Casualty.

   Generally, the Mortgage Loans provide that all awards payable to the borrower in connection with any taking or exercise of the power of eminent domain with respect to the related Mortgaged Property (a "Condemnation") in excess of a specified amount will be paid directly to the mortgagee, and then it is such mortgagee's option as to whether to apply such proceeds to the outstanding indebtedness of the related Mortgage Loan, or to allow such proceeds to be applied to the restoration of the related Mortgaged Property; provided, however, that if certain conditions are satisfied, the mortgagee may be required to disburse such awards in connection with a restoration of the related Mortgaged Property. These required conditions typically include one or more of the following: (a) if the award is less than a specified amount, (b) if less than a specified percentage of the related Mortgaged Property is taken, (c) if the Condemnation affects less than a specified percentage of the net rentable area of the Mortgaged Property or interrupts less than a specified percentage of the rentals from the Mortgaged Property,
(d) if such restoration will cost less than a specified amount and if sufficient funds are available to complete such restoration, (e) if such restoration can be accomplished within a specified time period, (f) if adequate income (including the Condemnation award, rentals and insurance) will be available during the restoration period, (g) if no event of default then exists, and (h) if such restoration and repair is feasible and the related Mortgaged Property will be commercially viable after such restoration. In certain of the Mortgage Loans, the related ground lease or a lease between the related borrower and a tenant of all or part of the related Mortgaged Property, or a reciprocal easement agreement or operating agreement may require the borrower or the tenant to restore the related Mortgaged Property in the event of a Condemnation and the related Mortgage Loan documents may require the application of condemnation proceeds to satisfy such requirement.

   Financial Reporting. The Mortgages generally contain covenants which require the related borrower to provide the mortgagee with certain financial reports regarding such borrower's operations at the related Mortgaged Property at least upon an annual basis, and generally also require such reporting upon an interim basis (generally monthly or quarterly) throughout the fiscal year of the borrower. Such reports typically include information about one or more of the following regarding such Mortgaged Property: (a) income and expenses for the period covered by such reports, (b) current tenancy information, and (c) the financial condition of the borrower and/or certain specified principals of the borrower.

   Delinquencies and Modifications. As of the Cut-off Date for each Mortgage Loan, no Mortgage Loan was delinquent in respect of any Monthly Payment, and no Mortgage Loan has been modified in any material manner since its origination in connection with any default or threatened default on the part of the related borrower. Any future modifications would be subject to the conditions and requirements contained in the Pooling and Servicing Agreement.

   Borrower Escrows and Reserve Accounts. In a number of the Mortgage Loans, the related borrower was required, or may under certain circumstances in the future be required, to establish one or more reserve or escrow accounts (such accounts, "Reserve Accounts") for necessary repairs and replacements, tenant improvements and leasing commissions, real estate taxes and assessments, water and sewer charges, insurance premiums, environmental remediation, deferred maintenance and/or scheduled capital improvements or, under certain specified circumstances, reserves for the payment of regularly scheduled payments of principal and/or interest ("Monthly Payments") and other payments due under the related Mortgage Loan. The following table sets forth more detailed information as of December 1, 1997, regarding Mortgage Loans for which a Reserve Account existed on such date.



                                                             ONGOING
                                TAX          INSURANCE     CAPITAL RES      REPAIR RES
        LOAN NAME             BALANCE         BALANCE        BALANCE          BALANCE
-----------------------  ---------------- -------------  --------------   -------------
Copley Place (1)........   $          --    $        --   $          --     $        --
Brookfield Properties
 Corporation............   $  859,467.66    $ 28,689.46   $           --    $        --

Tower Realty Trust......   $1,938,229.58    $ 62,143.76   $  552,127.00     $        --

Franklin Mills Loan ....   $3,622,099.70    $ 82,718.13   $  166,666.65(4)  $        --
Newton Oldacre
 McDonald...............   $  380,002.80    $102,857.37   $  310,659.45     $ 75,000.00
Four Seasons Biltmore
 Hotel, Santa Barbara,
 CA (2).................   $          --    $        --   $          --     $        --
Ritz-Carlton Hotel, St.
 Louis, MO (2)..........   $          --    $        --   $          --     $        --
Four Seasons Hotel,
 Austin, TX (2).........   $          --    $        --   $          --     $        --
Shilo Inns Portfolio ...   $  640,590.45(3) $        --   $  580,902.60     $307,805.54
Farb Loan ..............   $1,780,305.00(3) $        --   $   91,210.00     $278,135.00
American Apartment
 Communities I..........   $  225,010.98    $126,547.01   $   96,081.08     $397,908.76
American Apartment
 Communities II.........   $  259,399.04    $ 76,806.38   $   58,520.00     $402,500.00

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                           TI AND
                          GROUND RENT      LEASING
        LOAN NAME           BALANCE        BALANCE
-----------------------  ------------- -------------
Copley Place (1)........   $       --    $        --
Brookfield Properties
 Corporation............   $       --    $        --
                           $
Tower Realty Trust......           --    $118,333.00

Franklin Mills Loan ....   $       --    $        --
Newton Oldacre
 McDonald...............   $       --    $        --
Four Seasons Biltmore
 Hotel, Santa Barbara,
 CA (2).................   $       --    $        --
Ritz-Carlton Hotel, St.
 Louis, MO (2)..........   $       --    $        --
Four Seasons Hotel,
 Austin, TX (2).........   $       --    $        --
Shilo Inns Portfolio ...   $       --    $        --
Farb Loan ..............   $       --    $        --
American Apartment
 Communities I..........   $       --    $        --
American Apartment
 Communities II.........   $84,315.00    $        --


------------
(1) MetLife, as servicer, holds the real estate tax and insurance escrows for the Copley Place Loan.
(2) All escrows are held by the respective property manager contractually under either the management or franchise agreement.
(3)    Includes insurance reserve as well.

(4)    To be built up over time to $400,000.



CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

   Concentration of Mortgage Loans and Borrowers. The Mortgage Pool consists of 12 Mortgage Loans to 44 separate borrowers. No set of Mortgage Loans made to a single borrower or to a single group of affiliated borrowers constitutes more than approximately 15.3% of the Initial Pool Balance. Seven Mortgage Loans (representing approximately 63.9% of the Initial Pool Balance) are cross-collateralized and cross-defaulted with one or more other Mortgage Loans to the related borrower or to a related affiliated borrower. See "--Limitations on Enforceability of Cross-Collateralization" herein.



   Environmental Risks. Except as discussed below, (a) environmental site assessments with respect to the Mortgaged Properties generally were obtained either by (i) the Originator within 12 months of the respective origination dates of the Mortgage Loans or (ii) the Mortgage Loan Seller within 12 months of the respective dates such Mortgage Loans were acquired by the Mortgage Loan Seller and (b) the Mortgaged Properties have been subject to environmental site assessments within 18 months preceding the Cut-off Date.

    Other than as described below, the environmental site assessments did not reveal the existence of conditions or circumstances respecting the Mortgaged Properties securing any Mortgage Loan that would constitute or result in a material violation of applicable environmental law, impose a material constraint on the operation of such Mortgaged Properties, require any material change in the use thereof, require any material clean-up, remedial action or other response with respect to hazardous materials on or affecting such Mortgaged Properties under any applicable environmental law, with the exception of conditions or circumstances (a) that such assessments indicated could be cleaned up, remediated or brought into compliance with applicable environmental law by the taking of certain actions and (b) either for which
(i) a hold-back or other escrow of funds in an amount not less than the cost of taking such clean-up, remediation or compliance actions as estimated in such assessments has been created, (ii) an environmental insurance policy in an amount satisfactory to the Originator has been obtained by the related borrower or an indemnity for such costs has been obtained from a potentially culpable party or (iii) such clean up, remediation or compliance actions have been completed in compliance with applicable environmental law prior to the closing of such Mortgage Loan.

   Investors should understand that the results of the environmental site assessments do not constitute an assurance or guaranty by the Underwriter, the Depositor, the Mortgage Loan Seller, the borrowers, any environmental consultants or any other person as to the absence or extent of the existence of any environmental condition on the Mortgaged Properties that could result in environmental liability. Given the scope of the environmental site assessments, an environmental condition that affects a Mortgaged Property may not be discovered or its severity revealed during the course of the assessment. Further, no assurance can be given that future changes in applicable environmental laws, the development or discovery of presently unknown environmental conditions at the Mortgaged Properties or the deterioration of existing conditions will not require material expenses for remediation or other material liabilities.

   Zoning Compliance. The Originator generally received assurances that all of the improvements located upon each respective Mortgaged Property complied with all Zoning Laws in all respects material to the continued use of the related Mortgaged Property, or that such improvements qualified as permitted non-conforming uses.

   Limitations on Enforceability of Cross-Collateralization. Seven of the Mortgage Loans (the "Cross-Collateralized Loans"), each of which was made to a borrower that is affiliated with the borrower under another Mortgage Loan or is the borrower under another Mortgage Loan, are cross-collateralized and cross-defaulted with one or more related Cross-Collateralized Loans. This arrangement is designed to reduce the risk that the inability of an individual Mortgaged Property securing a Cross-Collateralized Loan to generate net operating income sufficient to pay debt service thereon will result in defaults (and ultimately losses). The arrangement is based on the belief that the risk of default is reduced by making the collateral pledged to secure each related Cross-Collateralized Loan available to support debt service on, and principal repayment of, the aggregate indebtedness evidenced by the related Cross-Collateralized Loans. See "--Concentration of the Mortgage Loans and Borrowers" herein for more information regarding the Cross-Collateralized Loans.



   Funding of Franklin Mills Additional Amount. The Franklin Mills Loan is evidenced by a mortgage note issued by the Franklin Mills Borrower. The Franklin Mills Loan had a principal balance at origination of $110,000,000. On August 8, 1997, the original principal amount of the Franklin Mills Trust Note was increased by $20,000,000 to $130,000,000. Subject to the terms of the Franklin Mills Additional Note, the Franklin Mills Borrower may request the funding of the Additional Amount provided that the aggregate principal amount of the Franklin Mills Trust Note and the Franklin Mills Additional Note does not exceed $165,000,000. The Mortgage Loan Seller has retained the obligation to advance such Additional Amount, and the Trust Fund will not be obligated to advance any portion thereof. The Franklin Mills Additional Note will rank pari passu with the Franklin Mills Trust Note and will be cross-defaulted with the Franklin Mills Trust Note. The Franklin Mills Additional Note will not constitute an asset of the Trust Fund.



   Tenant Matters. Certain additional information regarding Major Tenants is set forth in the individual loan descriptions and "Annex A" herein. Generally, Major Tenants do not have investment-grade credit ratings. Many Major Tenants occupy their respective leased premises pursuant to leases which require them to pay all applicable real property taxes, maintain insurance over the improvements thereon and maintain the physical condition of such improvements.



   Other Information. The following tables and "Annex A" set forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, which was primarily derived from financial statements supplied by each borrower for its related Mortgaged Property. The financial statements supplied by the borrowers in most cases are unaudited and were not prepared in accordance with generally accepted accounting principles. "Net Operating Income" and "Cash Flow" do not represent the net operating income and cash flow reflected on the borrowers' financial statements. The differences between "Net Operating Income" and "Cash Flow" determined by the Mortgage Loan Seller and net operating income and cash flow reflected on the borrowers' financial statements represent the adjustments made by the Mortgage Loan Seller described below, which adjustments generally were intended to increase the level of consistency between the financial statements provided by the borrowers. However, such adjustments were subjective in nature and were not made in a uniform manner nor in accordance with generally accepted accounting principles. "Underwritten NOI" and "Underwritten Cash Flow" are pro forma numbers prepared by the Mortgage Loan Seller to reflect their assessment of the market based performance of the related Mortgaged Property. Neither the Depositor nor the Underwriter have made any attempt to verify the accuracy of the financial statements supplied by the borrowers or the accuracy or appropriateness of the adjustments discussed below that were made by the Mortgage Loan Seller to determine "Net Operating Income," "Cash Flow," "Underwritten NOI" and "Underwritten Cash Flow."



   THE NUMBERS REPRESENTING "NET OPERATING INCOME," "CASH FLOW," "UNDERWRITTEN NOI" AND "UNDERWRITTEN CASH FLOW" ARE NOT A SUBSTITUTE FOR OR AN IMPROVEMENT UPON, NET INCOME AS DETERMINED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AS A MEASURE OF THE RESULTS OF A MORTGAGED PROPERTY'S OPERATIONS OR A SUBSTITUTE FOR CASH FLOWS FROM OPERATING ACTIVITIES DETERMINED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AS A MEASURE OF LIQUIDITY. NO REPRESENTATION IS MADE AS TO THE FUTURE NET CASH FLOW OF THE PROPERTIES, NOR ARE THE "NET OPERATING INCOME," "CASH FLOW," "UNDERWRITTEN NOI" AND "UNDERWRITTEN CASH FLOW" SET FORTH HEREIN INTENDED TO REPRESENT SUCH FUTURE NET CASH FLOW.



   All of the Mortgaged Properties were appraised at the request of the Originator of the related Mortgage Loan by a state certified appraiser or an appraiser belonging to the Appraisal Institute. The purpose of each appraisal was to provide an opinion of the fair market value of the related Mortgaged Property. None of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Underwriter, the Trustee or the Fiscal Agent or any other entity has prepared or obtained a separate independent appraisal or reappraisal, unless such person was the Originator of the related Mortgage Loan. There can be no assurance that another appraiser would have arrived at the same opinion of value. No representation is made that any Appraised Value would approximate either the value that would be determined in a current appraisal of the related Mortgage Property or the amount that would be realized upon a sale. Accordingly, investors should not place undue reliance on the Loan-to-Value Ratios set forth herein.



   Debt service coverage ratios are used by lenders of loans secured by income producing property to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after payment of operating expenses) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property is not expected to have a stable operating cash flow (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents, may be difficult to replace, or both) a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. In addition, a debt service coverage ratio may not adequately reflect the significant amounts of cash that a property owner may be required to expend to pay for capital improvements, and for tenant improvements and leasing commissions when expiring leases are replaced. For the reasons discussed above, the Debt Service Coverage Ratios presented herein are limited in their usefulness in predicting the future ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

    For purposes of the tables and "Annex A":

   (1) "Net Operating Income" or "NOI" is revenue derived from the use and operation of the Mortgaged Property (consisting primarily of rental income) less operating expenses (such as utilities, general administrative expenses, management fees, advertising, repairs and maintenance) and less fixed expenses (such as insurance and real estate taxes). NOI generally does not reflect capital expenditures, interest expense, income taxes and non-cash items such as depreciation or amortization. The Mortgage Loan Seller adjusted items of revenue and expense shown on the borrower financial statements in order to reflect the historical operating results for a Mortgaged Property on a normalized basis (e.g., adjusting for the payment of two years of real estate taxes in a single year). Revenue was generally adjusted to eliminate items not related to the operation of the Mortgaged Property, to eliminate security deposits and to eliminate non-recurring items. Expense was generally adjusted to eliminate distributions to owners, items of expense not related to the operation of the Mortgaged Property, non-recurring items, such as capital expenditures, and refunds of security deposits. The Mortgage Loan Seller made the adjustments based upon their review of the borrowers' financial statements, their experience in originating loans and, in some cases, conversations with borrowers. The adjustments were subjective in nature and were not uniform for each Mortgaged Property.



   (2) "Underwritten NOI" means, with respect to any Mortgage Loan, the NOI for the related Mortgage Property as determined by the Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Although there are differences in the underwriting guidelines of the Mortgage Loan Seller, the nature and types of adjustments made by each of them were generally the same. Revenue generally is calculated as follows: Rental revenue is calculated using the lower of actual or market rental rates, actual rental rates in the case of credit tenants with a vacancy rate equal to the higher of the Mortgaged Property's historical rate, the market rate or an assumed vacancy rate. Other revenues, such as parking fees, are included only if sustainable. Certain revenues, such as application fees and lease termination fees, are not included. Operating and fixed expenses generally are adjusted to reflect the higher of the Mortgaged Property's average expenses or a midrange industry norm for expenses on similar properties in similar locations (generally adjusted upward to account for inflation), a market rate management fee and an annual reserve for replacement of capital items.



   (3) "Underwritten Cash Flow" means, with respect to any Mortgage Loan, the Underwritten NOI for such Mortgage Loan decreased by an amount that the Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and other capital reserves based upon its underwriting guidelines.

   (4) "Appraised Value" means, for each of the Mortgaged Properties, the appraised value of such property as determined by an appraisal thereof made not more than nine months prior to the origination date of the related Mortgage Loan and reviewed by the Originator of such Mortgage Loan.

   (5) "Annual Debt Service" means, for any Mortgage Loan, the current annual debt service (including interest allocable to payment of the Servicing Fee and principal) payable with respect to such Mortgage Loan during the 12-month period commencing on the Cut-off Date (assuming no principal prepayments occur).

   (6) "Debt Service Coverage Ratio," "Underwritten DSCR" or "DSCR" means, with respect to any Mortgage Loan, (a) the Underwritten Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan.

   (7) "Loan-to-Value Ratio," "Appraised LTV" or "LTV" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-off Date divided by the Appraised Value of the Mortgaged Property securing such Mortgage Loan.

   (8) "ARD/Balloon LTV" for any Mortgage Loan is calculated in the same manner as LTV, except that the Balloon Amount is used instead of the Cut-off Date principal balance.

   (9) "Balloon Amount" or "Balloon Balance" for each Mortgage Loan is equal to the principal amount, if any, due at maturity, taking into account scheduled amortization, assuming no prepayments or defaults.

    (10) "Occupancy Rate" means the percentage of gross leasable area, rooms, units, beds, pads or sites of a Mortgaged Property that are leased or occupied. Occupancy rates are calculated based upon the most recent rent information received by the Mortgage Loan Seller.



   (11) "Year Built" means, with respect to the related Mortgaged Property (or Mortgaged Properties), the year in which the oldest Mortgaged Property securing a Mortgage Loan was initially constructed.

   (12) "Remaining Term to Maturity" generally means the number of months remaining from the Cut-off Date until the maturity of a mortgage loan. The method for calculating the "Remaining Term to Maturity" for any Mortgage Loan is determined by subtracting (a) the number of Due Dates from and including the first payment date to and including the Cut-off Date from (b) the number of Due Dates from and including the first payment date to and including the original scheduled maturity date for such Mortgage Loan.

   (13) "Remaining Amortization Term" for any Mortgage Loan is calculated as the original amortization term of the related Mortgaged Loan (based upon such Mortgage Loan's original balance, interest rate and monthly payment) less the number of Due Dates from and including the first payment date to and including the Cut-off Date.

   (14) The "Year Renovated" is based upon information contained in an appraisal or engineering report of the related Mortgaged Property or other written evidence provided by the borrower.

   (15) All calculations of any applicable Lockout Period, Yield Maintenance Period or Prepayment Premium for a Mortgage Loan are determined based upon such Mortgage Loan's first scheduled payment date.

   (16) "Weighted Average Maturity" means the weighted average of the Remaining Terms to Effective Maturity Date of the Mortgage Loans.

   (17) Due to rounding, percentages may not add to 100% and amounts may not add to the indicated total.

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS



                          CUT-OFF      NUMBER
                           DATE          OF                                                             INTEREST
LOAN                      BALANCE    PROPERTIES     TYPE                COLLATERAL              STATE     RATE
---------------------  ------------ ----------  ----------- ---------------------------------  ------- --------
Copley Place Loan      $ 96,908,666       1     Retail /
                                                Office      Copley Place                          MA     6.75%
Brookfield Properties                           Retail /    Dain Bosworth Plaza; Gaviidae
 Corporation             59,754,386       1     Office      Common Phase I & II                   MN     8.00%
Tower Realty Loan       107,000,000       2     Office      One Orlando Center, Tower 45        FL, NY  6.8174%
Franklin Mills Loan     109,538,921       1     Retail      Franklin Mills, Liberty Plaza         PA     7.882%
Franklin Mills Loan      19,954,654       1                                                              7.44%
                       ------------ ----------  ----------- ---------------------------------  ------- --------
Total Mills             129,493,575       2                                                              7.814%
Newton Oldacre
McDonald Loan            76,640,023      16     Retail      20 Neighborhood shopping centers   Various   7.56%
Newton Oldacre
McDonald Loan            12,791,840       3                                                              7.325%
                       ------------ ----------  ----------- ---------------------------------  ------- --------
Total Newton             89,431,863      19                                                              7.526
Four Seasons Biltmore                                       Four Seasons Biltmore Hotel,
 Hotel Loan              63,000,000       1     Hotel       Santa Barbara, CA                     CA     7.138%
Ritz-Carlton Hotel
 Loan                    41,850,000       1     Hotel       Ritz-Carlton Hotel, St. Louis, MO     MO     7.188%
Four Seasons Hotel,
Austin Loan              45,150,000       1     Hotel       Four Seasons Hotel, Austin, TX        TX     7.188%
Shilo Inns Loan          65,765,282      16     Hotel       17 Shilo Inns                      Various   8.47%
Shilo Inns Loan          19,967,537       1                                                              8.36%
                       ------------ ----------  ----------- ---------------------------------  ------- --------
Total Shilo              85,732,818      17                                                              8.44%
Farb Loan                64,781,452       2     Multifamily West Point Apts., Nob Hill Apts.      TX     7.40%
American Apartment
 Communities I Loan      44,440,152      10     Multifamily 10 complexes                          CA     7.75%
American Apartment
 Communities II Loan     20,940,017       2     Multifamily 2 complexes                           CA     7.74%
                       ------------ ----------                                                         --------
Total/Weighted
Average                $848,482,929      59                                                              7.46%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                            PREPAYMENT RESTRICTIONS
                                                                                  ------------------------------------------
                          ORIGINAL                                                                                  MONTHS
                          TERM TO                                                                       ORIGINAL    OPEN TO
               ORIGINAL     ARD/               CUT-OFF   CUT-OFF                         TYPE OF        LOCKOUT/  PREPAYMENT
                AMORT.    MATURITY  SEASONING   DATE      DATE         OTHER              CALL         DEFEASANCE  PRIOR TO
LOAN            (MOS.)     (MOS.)    (MOS.)      LTV      DSCR       FINANCING         PROTECTION        PERIOD   ARD/BALLOON
----------------------- ---------- --------- --------- --------- ---------------- ------------------- ---------- -----------
Copley Place
 Loan           360         120         4    30.8%        2.65x     $97,500,000    YM (T+50)                0          0
Brookfield
 Properties
 Corporation    360         120         6    61.0%        1.50x          -         Lockout/Def.           114          6
Tower Realty
 Loan           360 (1)      84         1    71.3%        1.64x          -         Lockout/Def.            84          0
Franklin
 Mills Loan     360         120         6    60.5%         N/A          (5)        Lockout/Def.           114          6
Franklin
 Mills Loan     360         117         3    60.5%         N/A          (5)        Lockout/Def.           111          6
             ---------- ---------- --------- --------- --------- ---------------- ------------------- ---------- -----------
Total Mills     360         120         6    60.5%        1.65x         (5)                  --           114          6
Newton
 Oldacre
 McDonald
 Loan           360         180         1    80.6%         N/A     5,000,000 (2)   Lockout/Def.           180          0
Newton
 Oldacre
 McDonald
 Loan           360         180         1    80.6%         N/A           -         Lockout/Def.           180          0
             ---------- ---------- --------- --------- --------- ---------------- ------------------- ---------- -----------
Total Newton    360         180         1    80.6%        1.24x      5,000,000               --           180          0
Four Seasons
 Biltmore
 Hotel Loan     300         120         0    69.6%        1.58x          -         Lockout/Def.           117          3
Ritz-Carlton
 Hotel Loan     300         120         0    69.8%        1.61x          -         Lockout/Def.           117          3
Four Seasons
 Hotel,
 Austin Loan    300         120         0    75.0%        1.57x          -         Lockout/Def.           117          3
Shilo Inns
 Loan           240         240         2    65.4%         N/A           -           Lockout/YM (T-flat)  120          3
Shilo Inns
 Loan           240         240         1    65.4%         N/A           -           Lockout/YM (T-flat)  120          3
             ---------- ---------- --------- --------- --------- ---------------- ------------------- ---------- -----------
Total Shilo     240         240         2    65.4%        1.52x                              --           120          3
Farb Loan       360         120         2    79.9%        1.35x    1,940,000 (3)   Lockout/Def.           117          3
American
 Apartment
 Communities
 I Loan         300          84        11    63.8%        1.72x          -         Lockout/Def.            60         24
American
 Apartment
 Communities
 II Loan        360         119         4    64.6%        1.85x          -         Lockout/Def.           113          6
             ---------- ---------- --------- ---------           ----------------                     ---------- -----------
Total/Weighted
 Average        334         132         3    64.8%        1.67x   $104,440,000 (6)                        116(4)       4

 (1) The first 2 years of the Tower Realty Trust loan are interest-only; then, from years 3 to 7, the loan amortizes using a 28-year schedule.
 (2)   For description of Other Financing, see "--Newton Oldacre McDonald
       Loan: The Borrowers, The Property--Mezzanine Debt".
 (3) For description of Other Financing, see "--Farb Investments: The Loans--Mezzanine Debt".
 (4) The Total/Weighted Average calculation for the "--Original Lockout/Defeasance Period" only includes those loans for which a lockout restriction applies.
 (5) The Franklin Mills Borrower may request the funding of an Additional Amount of $35,000,000. See "--Franklin Mills Loan: The Borrower; The Property".
 (6) Does not include the Franklin Mills Additional Note. If the Franklin Mills Additional Amount were funded in its entirety by the Mortgage Loan Seller, the total other financing or the Mortgage Pool would be $139,440,000.


                                            BASE RENT PER
                                            ROOM, UNIT OR
                                                SQUARE
                                               FOOT(1)
                                            -------------
Copley Place Loan ..............  Range     $ 28.00-55.00
                                  Wtd Ave.          34.37
Brookfield Properties
 Corporation....................  Range       13.50-27.00
                                  Wtd Ave.          22.77
Tower Realty Loan ..............  Range       21.00-37.00
                                  Wtd Ave.          29.80
Franklin Mills Loan.............  Range        4.40-50.00
                                  Wtd Ave.          15.78
Newton Oldacre McDonald Loan ...  Range        4.50-22.00
                                  Wtd Ave.           8.69
Four Seasons Biltmore Hotel
 Loan ..........................  Average          242.33
Ritz-Carlton Hotel Loan ........  Average          149.72
Four Seasons Hotel, Austin
 Loan...........................  Average          166.05
Shilo Inns Loan ................  Range      43.05-100.34
                                  Wtd Ave.          78.21
Farb Loan ......................  Range         480-1,460
                                  Wtd Ave.            614
American Apartment Communities
 I Loan ........................  Range           450-925
                                  Wtd Ave.            661
American Apartment Communities
 II Loan .......................  Range       1,075-1,800
                                  Wtd Ave.          1,246

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                           ADJUSTMENT TO NET OPERATING INCOME
                                 -------------------------------------------------------------------------------------
                                                                                     LEASING
                                                           TENANT IMPROVEMENTS     COMMISSIONS
                                 ----------              ----------------------- ---------------
                                 AVG. LEASE    RENEWAL       NEW       RENEWAL     NEW   RENEWAL MANAGEMENT   CAPITAL
                                 TERM (YRS)  PROBABILITY    TENANT      TENANT   TENANT  TENANT    FEES(2) RESERVES(3)
                                 ---------- -----------  ----------- ----------  ------ -------  ---------- ---------
Copley Place Loan .............. 10.00             70.0% $ 7.00-30.00$ 2.00-5.00   5.0%    2.5%        3.00% $    0.15
                                 10.00             70.0%        24.57       4.29   5.0%    2.5%        3.00%      0.15
Brookfield Properties
 Corporation.................... 10.00             60.0%   7.40-30.00 2.00-10.00   5.0%    2.5%   3.00-4.00%      0.20
                                 10.00             60.0%        23.83       7.82   5.0%    2.5%        3.35%      0.20
Tower Realty Loan .............. 5.00-10.00   65.0-70.0%  20.00-30.00 8.00-15.00   5.0%    2.5%   1.50-3.00%      0.15
                                 7.75              67.7%        25.50      11.85   5.0%    2.5%        2.18%      0.15
Franklin Mills Loan............. 10.00             70.0%          N/A        N/A   N/A     N/A    3.00-4.00%      0.25
                                 10.00             70.0%          N/A        N/A   N/A     N/A         3.00%      0.25
Newton Oldacre McDonald Loan ... 10.00             60.0%         7.00       2.00   5.0%    2.5%        4.00%      0.15
                                 10.00             60.0%         7.00       2.00   5.0%    2.5%        4.00%      0.12
Four Seasons Biltmore Hotel
 Loan .......................... N/A                N/A           N/A        N/A   N/A     N/A         2.70%      4.00%
Ritz-Carlton Hotel Loan ........ N/A                N/A           N/A        N/A   N/A     N/A         6.25%      4.00%
Four Seasons Hotel, Austin
 Loan........................... N/A                N/A           N/A        N/A   N/A     N/A         3.34%      4.00%
Shilo Inns Loan ................ N/A                N/A           N/A        N/A   N/A     N/A         5.00%      4.00%
                                 N/A                N/A           N/A        N/A   N/A     N/A          N/A        N/A
Farb Loan ...................... N/A                N/A           N/A        N/A   N/A     N/A         5.00%  210/unit
                                 N/A                N/A           N/A        N/A   N/A     N/A         5.00%  210/unit
American Apartment Communities
 I Loan ........................ N/A                N/A           N/A        N/A   N/A     N/A         4.00%  250/unit
                                 N/A                N/A           N/A        N/A   N/A     N/A         4.00%  250/unit
American Apartment Communities
 II Loan ....................... N/A                N/A           N/A        N/A   N/A     N/A         4.00%  250/unit
                                 N/A                N/A           N/A        N/A   N/A     N/A         4.00%  250/unit

------------
(1) Represents ADR for the Four Seasons Biltmore Hotel Loan, Four Seasons Hotel, Austin Loan, and the Ritz-Carlton Hotel Loan and monthly rent per unit for Farb Investments and American Apartment, Communities I & II.
(2) Represents percentage of Effective Gross Income. For the Four Seasons Biltmore Hotel Loan, the Ritz Carlton Hotel Loan and the Four Seasons Hotel, Austin Loan reflects percentage of Gross Revenue.
(3) Represents dollars per square foot or unit. For the Four Seasons Biltmore Hotel Loan, Four Seasons Hotel, Austin Loan, and the Ritz-Carlton Hotel Loan represents percentage of Gross Income.

              PROPERTY TYPE DISTRIBUTION BY CUT-OFF DATE BALANCE



                                                            PERCENTAGE OF
                                            CUT-OFF DATE     CUT-OFF DATE
                              NUMBER OF      PRINCIPAL        PRINCIPAL                        WEIGHTED       WEIGHTED
TYPE                         PROPERTIES       BALANCE          BALANCE      APPRAISED VALUE  AVERAGE LTV    AVERAGE DSCR
--------------------------  ------------ ----------------  --------------- ---------------  ------------- --------------
Office and Retail / Office        4       $263,663,051.97        31.1%      $  563,000,000       54.1%         1.97x
Retail                           21        218,925,438.31        25.8%         325,005,000       68.7%         1.48x
Hotel                            20        235,732,818.44        27.8%         341,825,000       69.1%         1.56x
Multifamily                      14        130,161,620.57        15.3%         183,230,000       71.9%         1.56x
                            ------------ ----------------  --------------- ---------------  ------------- --------------
 Total/Weighted Average          59       $848,482,929.29       100.0%      $1,413,060,000       64.8%         1.67x



 #############################################################################

                               GRAPHIC OMITTED
 PICKUP: "p1"
 =============================================================================
 IMAGE: "69110pie1"
 =============================================================================
 #############################################################################

                  STATE DISTRIBUTION BY CUT-OFF DATE BALANCE



                                             % OF
                              CUT-OFF       CUT-OFF      NUMBER                     WEIGHTED-    WEIGHTED
                             DATE LOAN     DATE LOAN       OF         APPRAISED      AVERAGE     AVERAGE
STATE                         BALANCE       BALANCE    PROPERTIES       VALUE          LTV         DSCR
------------------------  -------------- -----------  ------------ --------------  ----------- ----------
CA.......................  $134,227,627       15.8%        16       $  201,905,000     66.8%       1.66x
PA.......................   129,493,575       15.3%         2          214,000,000     60.5%       1.65x
TX.......................   109,931,452       13.0%         3          141,300,000     77.9%       1.44x
MA.......................    96,908,666       11.4%         1          315,000,000     30.8%       2.65x
NY.......................    67,000,000        7.9%         1           95,000,000     70.5%       1.86x
FL.......................    62,522,457        7.4%         5           83,035,000     75.5%       1.26x
MN.......................    59,754,386        7.0%         1           98,000,000     61.0%       1.46x
OR.......................    52,142,455        6.1%         7           77,750,000     67.1%       1.50x
MO.......................    41,850,000        4.9%         1           60,000,000     69.8%       1.61x
AL.......................    32,119,205        3.8%         7           39,120,000     82.2%       1.25x
MS.......................    13,636,311        1.6%         3           17,560,000     77.7%       1.23x
ID.......................    12,539,089        1.5%         3           19,350,000     64.8%       1.41x
TN.......................    10,824,944        1.3%         3           13,990,000     77.4%       1.16x
LA.......................     9,144,913        1.1%         1           10,900,000     84.0%       1.21x
WA.......................     7,087,156        0.8%         2           12,650,000     56.0%       1.86x
AZ.......................     5,709,026        0.7%         1            8,600,000     66.4%       1.48x
WY.......................     2,407,635        0.3%         1            3,500,000     68.8%       1.69x
KY.......................     1,184,033        0.1%         1            1,400,000     84.6%       1.50x
                          -------------- -----------  ------------ --------------  ----------- ----------
Total / Weighted
 Average.................  $848,482,929      100.0%        59       $1,413,060,000     64.8%       1.67x

          ANTICIPATED REPAYMENT DATE/AMORTIZATION SCHEDULE TIME LINE
                   CUT-OFF DATE PRINCIPAL BALANCE (IN $MM)

CHANGES IN MORTGAGE POOL CHARACTERISTICS

   The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Certificates, one or more Mortgage Loans may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. Accordingly, the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans constituting the Mortgage Pool at the time the Certificates are issued may vary from those described herein.

   A Current Report on Form 8-K (the "Form 8-K") will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Certificates. The Form 8-K will be available to the Certificateholders promptly after its filing. In the event that Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

REPRESENTATIONS AND WARRANTIES; REPURCHASE

   In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders certain representations and warranties made by the Mortgage Loan Seller in the Mortgage Loan Purchase Agreement. In the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller will represent and warrant (subject to certain specified exceptions, including, without limitation, those exceptions described below), in favor of the Depositor as of the Closing Date or such other date specified in the related representation or warranty, among other things, substantially as set forth below:

     (1) The information set forth in the Mortgage Loan Schedule attached thereto is true, complete and correct in all material respects.

     (2) All payments required to be made under the terms of the Mortgage Loan (inclusive of any applicable grace or cure period) have been made, and no delinquency in excess of 30 days beyond the applicable Due Date has occurred within the last twelve months.

     (3) As of the date of its origination, each Mortgage Loan either complied with, or was exempt from, applicable state or federal laws, regulations and requirements pertaining to usury, and to the best of Mortgage Loan Seller's knowledge, the related Originator complied in all material respects with all other federal, state or local laws applicable to its origination.

     (4) Except in the case of the Franklin Mills Loan, the proceeds of such Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder. In the case of the Franklin Mills Loans, neither the Trust Fund nor any Certificateholder will be required to make any future advances thereunder.

     (5) Each related Mortgage Loan document is the legal, valid and binding obligation of the related borrower or other party executing such Mortgage Loan document, enforceable in accordance with its terms, there is no valid offset, defense or counterclaim to any Mortgage Loan, and no default, breach, violation or event of acceleration exists under the related Mortgage or the related Note.

     (6) The Mortgage Loan Seller is the sole owner and holder of such Mortgage Loan, has full right and authority to sell and assign such Mortgage Loan, and the Mortgage Loan Seller's execution and delivery of an assignment of the related Mortgage and endorsement and delivery of the related Note validly conveys all of its right, title and interest in such Mortgage Loan free and clear of encumbrances of any nature.

     (7) The related Mortgage Loan documents create a valid first lien on the related Mortgaged Property (not including personal property except in the case of any Mortgaged Property constituting a hotel) and a valid first priority assignment of all leases of the related Mortgaged Property, subject only to (A) the lien of current real estate taxes and special assessments not yet delinquent or accruing interest or penalties, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (C) senior leases and subleases pertaining to such Mortgaged Property, and (D) other matters (excepting any mechanics' and materialmen's liens or liens in the nature thereof) to which like properties are commonly subject and which do not interfere with the use of the Mortgaged Property for its intended purpose (all of the foregoing collectively the "Permitted Encumbrances"). Uniform Commercial Code financing statements have been filed or recorded (or sent for filing or recording) as necessary to perfect the Mortgage Loan Seller's security interest in personal property constituting a part of the Mortgaged Property and in which a security interest can be perfected by the filing of such financing statements.

     (8) The related Mortgage and the related Note have not been materially impaired, waived, modified, satisfied, canceled or subordinated, and neither the related Mortgaged Property nor the related borrower has been released from such Mortgage in any manner which would materially impair the security provided by such Mortgage.

     (9) The Mortgage Loan Seller has not, directly or indirectly, advanced funds to, or received any payment of any amount required under the related Note or the related Mortgage from a person other than the related borrower.

     (10) There are no condemnation proceedings pending or threatened with respect to any Mortgaged Property which would materially and adversely affect the value of such Mortgaged Property, and no Mortgaged Property has been materially damaged.

     (11) The related Mortgage is insured by a title insurance policy or will be insured pursuant to a pro forma or specimen policy or a "marked-up" title insurance commitment issued in connection with the closing of such Mortgage Loan (a "Title Policy") in an amount not less than the stated principal amount of such Mortgage Loan (or, in the case of a Mortgage Loan secured by more than one Mortgaged Property, as to the Mortgage or each such Mortgaged Property, in an amount not less than the applicable allocated loan amount) to be a valid first lien on the related Mortgaged Property (not including personal property or fixtures), subject only to Permitted Encumbrances. Such Title Policy contains only those exceptions for encroachments, boundary and other survey matters and for easements not shown by the public records as are customarily accepted by prudent commercial mortgage lenders in the related jurisdiction. No material encroachments exist with respect to the related Mortgaged Property. No claims have been made by the Mortgage Loan Seller under such Title Policy, and to the Mortgage Loan Seller's knowledge, the coverage of such Title Policy has not been materially impaired.

     (12) Each Mortgaged Property is insured by a fire and extended perils insurance policy, a business interruption or rental continuation insurance policy, a comprehensive general liability policy and, if any material improvement on such Mortgaged Property is located in a designated special flood hazard area, a flood insurance policy.

     (13) Based upon a survey, the Title Policy and other documents contained in the related Mortgage File, at the time of origination of each Mortgage Loan, the related borrower had sufficient rights with respect to amenities and ingress and egress identified in an appraisal of the related Mortgaged Property as being critical to the appraised value thereof, and adequate utility services were available at such Mortgaged Property, none of which is subject to revocation as a result of a foreclosure or a change in ownership of an adjacent property.

     (14) With respect to each Mortgage Loan secured in whole or in part by a leasehold interest in the related Mortgaged Property, other than a mortgage loan also secured by a fee interest in the same Mortgaged
    Property:

        (A) The lease creating such leasehold interest is in full force and effect, without any existing defaults and unmodified in any material manner except pursuant to written instruments contained in the Mortgage File, such lease or a memorandum thereof has been recorded, and the effective term of such lease extends not less than 10 years beyond the term of the related Mortgage Loan (or the Mortgage also encumbers the related fee estate);

         (B) the related borrower is permitted to mortgage and sublease its leasehold interest, and except as may be indicated in the related Title Policy, the related Mortgage is a first priority lien on such leasehold interest;

        (C) the mortgaged leasehold interest may be transferred in a foreclosure of the related Mortgage or a conveyance in lieu thereof, and thereafter may be transferred, upon notice to, but in the case of a transfer by the Trustee, without the consent of, the related lessor (or, if any such consent is required, either (1) it has been previously obtained or (2) it is not to be unreasonably withheld) provided that such lease has not been terminated and all amounts owed thereunder have been paid;

        (D) except in the case of the ground lease with respect to Tower 45 (as to which there can be no default), the related lessor has agreed, in writing: (1) to provide the mortgagee with a notice of any default by the related borrower under such lease, and a cure period equal to the time provided to such lessee under such lease; (2) that such Ground Lease may not be modified or terminated without the mortgagee's consent and (3) the lessor has agreed to provide the mortgagee with a new lease under the same terms and conditions as the existing lease; and

        (E) the related Mortgage Loan documents and such lease provide that any insurance or condemnation proceeds with respect to a partial loss or taking of the related Mortgaged Property will be applied to the restoration of such Mortgaged Property or to the related Mortgage Loan.

     (15) With respect to each Mortgage Loan secured by both a leasehold and a fee interest in all or a portion of the related Mortgaged Property, such related fee interest is subordinate to the lien of the related Mortgage and, except as approved by the related Originator or the Mortgage Loan Seller, any right of the related fee owner to cure a default by the borrower under the related Mortgage is limited to no more than a (A) 30 day period, after notice is given to such fee owner, to cure monetary defaults, and (B) 60 day period, after such notice, to cure other defaults or, alternatively, to commence proceedings to recover possession of such Mortgaged Property plus a reasonable cure period after recovery of possession if such proceedings are pursued in good faith and with due diligence.

     (16) Except with respect to the Copley Class B Note and the Additional Amount with respect to the Franklin Mills Loan, the related Mortgaged Property is not collateral or security for the payment or performance of any obligations owed to the Mortgage Loan Seller other than one or more of the Mortgage Loans, and any obligations owed to any other person except for security interests in personal property and fixtures.



     (17) Except with respect to the Copley Class B Note and the Additional Amount with respect to the Franklin Mills Loan, no Mortgage Loan is subject to cross-default provisions with respect to any indebtedness other than one or more of the Mortgage Loans.



     (18) Each Mortgage Loan is a "qualified mortgage" for purposes of Section 860G of the Code.



     (19) Each Mortgage provides for (i) the appointment of a receiver upon an "Event of Default" with respect to the appplicable Mortgage Loan, and (ii) the application of insurance and condemnation proceeds either to the payment of the indebtedness evidenced by the related Mortgage Note or to the restoration of the applicable Mortgaged Property.



     (20) A Phase I Environmental Report and, if recommended by the Phase I Environmental Report, a Phase II Environmental Report were obtained with respect to the related Mortgaged Property, and, such Environmental Report(s) did not indicate the existence of conditions which would constitute a material violation of applicable environmental law or require clean-up or other remedial action with respect to hazardous materials with the exception of conditions which could be brought into compliance with applicable environmental law or remediated by the taking of certain actions for which a sufficient escrow of funds has been established, an environmental insurance policy or an indemnity for costs has been obtained or such compliance actions or remediation was completed prior to origination of such Mortgage Loan. Other than with respect to any conditions identified in such Environmental Report(s), the Mortgage Loan Seller is without knowledge of any significant failure of the related Mortgaged Property to comply with applicable environmental law or any actual or threatened significant release of hazardous materials in respect of such Mortgaged Property in violation of applicable environmental law.

     (21) To the best of the Mortgage Loan Seller's knowledge, the related Mortgaged Property complies, in all material respects, with all laws and regulations pertaining to the zoning, use and occupancy thereof (excluding applicable environmental laws which are addressed in (18) above) and all applicable insurance requirements, except such non-compliance (A) which does not materially and adversely affect the value or intended use of such Mortgaged Property, (B) which was specifically included in the determination of such Mortgaged Property's Appraised Value, or (C) for which a Reserve Account has been established to pay the estimated costs to correct such non-compliance.

     (22) The related Mortgage Loan documents provide for recourse against the related borrower for damages sustained in connection with fraud, intentional misrepresentations or misappropriation of tenant security deposits or rent. The related Mortgage Loan documents contain an indemnity from the related borrower for damages resulting from violations of applicable environmental laws.

     (23) The Reserve Account, if any, with respect to each Mortgage Loan contains all amounts required by the terms of the Mortgage Loan documents (inclusive of any applicable grace or cure period) to be on deposit therein as of such date, and all such amounts are being transferred to the Depositor as of such date.

     (24) For each Mortgage that is a deed of trust or trust deed, a duly qualified trustee either (A) has been designated or (B) may be substituted for the currently designated trustee in accordance with applicable law.

     (25) Such Mortgage Loan is a whole loan, and the related Mortgage Loan documents do not provide for any (A) equity participation by the Mortgage Loan Seller, (B) negative amortization (except from and after the Anticipated Repayment Dates of the respective Mortgage Loans) or (C) contingent or additional interest in the form of a participation in the cash flow or proceeds realized on dispositions of the related Mortgaged Property. The Mortgage Loan Seller has no ownership interest in such Mortgaged Property or the related borrower.

     (26) Based upon applicable laws, rules and regulations, no tax, governmental assessment or any installment thereof affecting such Mortgaged Property (excluding any related personal property) due and owing and which might give rise to a lien superior to the related Mortgage, has become delinquent such that (A) such taxing authority may commence proceedings to collect such tax, assessment or installment or (B) any interest or penalties have commenced to accrue thereon.

     (27) The related Note and Mortgage contain customary and enforceable provisions adequate for the practical realization by the holder thereof of its remedies against the related Mortgaged Property, including, as applicable, judicial or non-judicial foreclosure.

     (28) A tenant estoppel was obtained from all tenants whose leases covered more than 10% of the net leasable area of the related Mortgaged Property, and based upon such estoppel, no defaults with respect to any such lease existed as of the date of such estoppel which could have a material adverse effect on the value of the applicable Mortgaged Property. To the Mortgage Loan Seller's knowledge, no default or any condition which, but for the passage of time or the giving of notice, or both, would result in such a default, exists with respect to such leases.

     (29) The related Mortgage Loan documents contain: (A) a representation, warranty or covenant that the related borrower will not use, cause or permit to exist on the related Mortgaged Property any violation of Environmental Law or (B) an indemnity with respect to any such violation in favor of the mortgagee.

     (30) The related Mortgaged Property has been inspected on behalf of the related Originator or Mortgage Loan Seller within the last 12 months.

      (31) The related Mortgage contains a provision for acceleration of the Mortgage Loan if the related borrower encumbers the related Mortgaged Property without the prior written consent of the mortgagee thereunder.

     (32) Each borrower has obtained all permits and licenses of any governmental agency required for the operation of its Mortgaged Property for its intended purpose.



     (33) No Mortgage Loan (other than the Shilo Loan) permits a partial defeasance or release of one or more Mortgaged Properties other than upon the deposit by the related borrower of collateral in an amount equal to at least 125% of the allocated loan amount of the released Mortgaged Property.



     (34) Each Mortgage Loan is principally secured by an interest in real property and either (A) the fair market value of such real property was at least equal to 80% of the adjusted issue price of such Mortgage Loan on the date of origination or, if such Mortgage Loan has been "significantly modified" within the meaning of Section 1001 of the Code, on the date of such modification (unless such modification may be disregarded under Treas. Reg. Sec. 1.860G-2(b)(3)) or (B) substantially all of the proceeds of each Mortgage Loan were used to acquire or improve or protect an interest in real property that, at origination, was the only security for such Mortgage Loan.

     (35) With respect to each Mortgage Loan that contains any defeasance provision, such provision complies with the terms and provisions of Treas. Reg. Section 1.860G-2(a)(8) or any successor provision thereto, (a) restricting substitute collateral to government securities (as defined in section 2(a)(16) of the Investment Company Act of 1940, as amended); (b) limiting any release of the lien to situations which facilitate the disposition of the property or any other customary commercial transactions; and (c) prohibiting any such release within 2 years of the Startup Date (as defined in the Code).

   Each of such representations and warranties, to the extent related to the enforceability of any document or as to offsets, defenses, counterclaims or rights of rescission, is qualified to the extent that: (1) enforcement may be limited (A) by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, (B) by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (C) by any applicable anti-deficiency law or statute; and (2) such document may contain certain provisions which may be unenforceable in accordance with their terms, in whole or in part, provided that, notwithstanding such unenforceability, the holder of such Mortgage Loan would be entitled to substantially all of the expected benefits of such document.

   The Pooling and Servicing Agreement will require that, the Master Servicer, the Special Servicer or the Trustee notify the Mortgage Loan Seller upon its becoming aware (i) of any breach of certain representations or warranties made by the Mortgage Loan Seller in the Mortgage Loan Purchase Agreement, or (ii) that any document required to be included in the Mortgage File does not conform to the requirements of the Pooling and Servicing Agreement, which in the case of any such defect or breach materially and adversely affects the interests of the Certificateholders or the value of the related Mortgage Loan. The Mortgage Loan Purchase Agreement provides that, if such breach is not cured within 90 days after notice of such breach from the Master Servicer, the Special Servicer or the Trustee, the Mortgage Loan Seller will repurchase such Mortgage Loan at its outstanding principal balance, plus accrued interest from the Due Date as to which interest was last paid or was advanced up to the Due Date in the month following the month in which such repurchase occurs, the amount of any unreimbursed Advances, together with interest thereon at the Advance Rate, relating to such Mortgage Loan, the amount of any unpaid servicing compensation and Trust Fund expenses allocable to such Mortgage Loan and the amount of any expenses reasonably incurred by the Master Servicer, the Special Servicer or the Trustee in respect of such repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price, the "Repurchase Price"), provided, however, if such defect or breach cannot be cured within such 90 day period, so long as the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such breach, such 90 day period will be extended for an additional 90 days; provided, further, that no such extension will be applicable unless the Mortgage Loan Seller delivers to the Trustee an officer's certificate (i) describing the measures being taken to cure such breach and (ii) stating that the Mortgage Loan Seller believes such breach will be cured within such additional 90 day period. Without limiting the generality of the provisions described above, if a Mortgage Loan fails to constitute a "qualified mortgage" within the meaning of the REMIC provisions of the Code by reason of the breach of a representation, warranty or covenant or by reason of missing or defective documentation, then no extension of the 90 day period in the preceding sentence will apply.

   The obligations of the Mortgage Loan Seller to repurchase or cure constitute the sole remedies available to holders of Certificates or the Trustee for a breach of a representation or warranty with regard to a Mortgage Loan by the Mortgage Loan Seller. Other than as specifically described in the preceding paragraph, neither the Mortgage Loan Seller, the Special Servicer, the Master Servicer nor the Depositor will be obligated to purchase a Mortgage Loan if the Mortgage Loan Seller defaults on its respective obligation to repurchase or cure, and no assurance can be given that the Mortgage Loan Seller will fulfill its obligations. If such obligations are not met, as to a Mortgage Loan that is not a "qualified mortgage," REMIC I, REMIC II and REMIC III may be disqualified.

COPLEY PLACE

                               LOAN INFORMATION

PRINCIPAL BALANCE:               Original           December 1, 1997

CLASS A NOTE:                    $ 97,500,000          $ 96,908,666

TOTAL:                           $195,000,000         $194,408,666

ORIGINATION DATE:                July 30, 1997

ANTICIPATED REPAYMENT
DATE ("ARD"):                    N/A

MATURITY DATE:
 CLASS A NOTE:                   The Class A Note will receive principal
                                 payments and will amortize based upon the full principal balance of $195,000,000.

 TOTAL:                          August 1, 2007

INTEREST RATE:

 CLASS A NOTE:                   6.75%

 TOTAL:                          7.44%

AMORTIZATION:                    30 years

EVENT OF DEFAULT:                The Class B Note is subordinate to the Class
                                 A Note with respect to the monies collected on the underlying Loan. In the event that an Event of Default has occurred and is continuing for a period of two (2) months, and if the Servicer, the Class A Note Holder
                                 (i.e., the Trust Fund), and the Class B Note
                                 Holder are unable to reach agreement with respect to an appropriate course of action, the Class B Note Holder may elect to (i) require the Servicer to commence foreclosure, or (ii) purchase the Class A
                                 Note Holder's Interest. If, after five
                                 months, the Class B Note Holder has taken no action on a loan which is in default, the Class A Note Holder may require the Servicer must commence foreclosure proceedings.

PREPAYMENT TERMS/
DEFEASANCE/
RELEASE PROVISIONS:              Prepayment of the Mortgage Loan is permitted
                                 in whole, but not in part, provided that (i) all amounts due on or before the Prepayment
                                 Date have been paid in full, (ii) a written notice of prepayment has been delivered to the Class A Note Holder and Class B Note
                                 Holder, (iii) the Holder of each Note has received no less than ten business days' notice of the actual date of prepayment, and
                                 (iv) the Note Prepayment Fee or yield
                                 maintenance plus 50 basis points has been provided by the Borrower.

SERVICER:                        Metropolitan Life Insurance Company will be
                                 the Servicer for both the Class A Note and the Class B Note. Pursuant to the Copley
                                 Place Servicing Agreement, the Servicer has no authority to modify the terms of the Copley Place loan without the prior written consent of the Class A Note Holder and Class
                                 B Note Holder.

                             PROPERTY INFORMATION

PROPERTY TYPE:                   Mixed-use Retail/Office

WEIGHTED-AVERAGE OCCUPANCY:      Retail                       98.7%
                                 Office                       88.6%
                                 ----------------------------------
                                 Total                        91.7%

YEAR BUILT:                      1984

THE COLLATERAL:                  Copley Place

RETAIL/OFFICE MIX:               Retail            368,921 square feet
                                 Office            845,323 square feet
                                 ----------------------------------
                                 Total           1,214,244 square feet

PROPERTY
MANAGEMENT:                      Overseas Management, Inc.

1996 NET OPERATING INCOME:       $25,370,123

ANNUALIZED
PROFORMA CASHFLOW:               $21,527,155

APPRAISED VALUE:                 $315,000,000

APPRAISED BY:                    Landauer Real Estate Counselors

APPRAISAL DATE:                  June 30, 1997

LTV AS OF 12/1/97:

 CLASS A NOTE:                   30.8%

 CLASS A AND B NOTES:            61.7%

ANNUAL DEBT SERVICE:

 CLASS A NOTE(1):                $8,132,794

 CLASS A AND B
  NOTES:                         $16,265,588

DSC:

 CLASS A NOTE:                   2.65x

 CLASS A AND B NOTES:            1.32x

LOAN/SQ. FT. AS OF 12/1/97:

 CLASS A NOTE:                   $79.81

 CLASS A AND B   NOTES:          $160.11
------------
1 Represents 50% of amount due under Class A and Class B Notes.

COPLEY PLACE LOAN: THE BORROWER; THE PROPERTY

   The Loan. The "Copley Place Loan" has a principal balance as of the Cut-Off Date of approximately $96,908,666 and is evidenced by a Class A Promissory Note in the original principal amount of $97,500,000 (the "Copley Class A Note") issued by Copley Place Associates, LLC, a Delaware limited liability company (the "Copley Place Borrower"). The Copley Place Loan is secured by a first priority mortgage lien (the "Copley Mortgage") issued by the Copley Borrower encumbering a mixed-use development in Boston, Massachusetts (the "Copley Property"). The Copley Mortgage also secures a Class B Promissory Note in the original and current principal amount of $97,500,000 issued by the Copley Borrower (the "Copley Class B Note" and, together with the Copley Class A Note, the "Copley Notes"). Only the Copley Class A Note will be an asset of the Trust Fund. The Copley Class B Note was retained by MetLife (the "Class B Noteholder") and will not be deposited in the Trust Fund. The Copley Loan is secured by, among other things, a Leasehold Mortgage, Security Agreement and Fixture Financing Statement (the "Copley Mortgage") encumbering a shopping mall in Boston, Massachusetts commonly known as Copley Place (also referred to herein as the "Copley Property").

   The Borrower. The borrower under the Copley Place Loan is Copley Place Associates, LLC, a special-purpose Delaware limited liability company (the "Copley Borrower"). The operating agreement of the Copley Borrower provides that it is organized for the limited purpose and business of holding a ground leasehold interest in the Copley Property, leasing, managing, developing, operating, maintaining, financing and otherwise using, and as necessary improving, the Copley Property and related interests. The Copley Borrower owns no material assets other than the Copley Property and related interests.



   The Property. Copley Place is a 3.7 million square foot, mixed-use development opened in 1983 comprised of a 368,921 square foot regional shopping center, 845,323 square feet in office space in four interconnected towers and two garages with a total of 1,525 parking spaces. Also part of Copley Place but not subject to the lien created by the mortgage are a 1,200 room Marriott Hotel, a 812 room Westin hotel and 104 cooperative residences.

   The retail concourse encompasses 368,921 square feet. The primary retail space is on two levels in a triangular floor plan with a central atrium. The corners of the triangle are anchored by a 107,922 square foot Neiman Marcus department store, an 11,745 square foot Tiffany & Co. Store and a 21,566 square foot Sony Theatre.



   The retail concourse features approximately 100 shop tenants and was, as of October 31, 1997, 98.7% leased. The mall has recently undergone an extensive remerchandising effort in which a significant number of stores have been remodeled, expanded, or added. New tenants include Mark Cross, Kenneth Cole, Eileen Fisher, Williams-Sonoma Grande Cuisine, Louis Vuitton, Bally of Switzerland, Bottega Veneta, Armani A/X, Pavo Real, Polo Ralph Lauren, Enzo Angiolini and Mont Blanc. Other notable tenants include Bebe, Joan & David, J Crew, Banana Republic and The Disney Store. Historical occupancy rates within the retail concourse have averaged approximately 97.0% since 1992 and in 1996 mall sales averaged approximately $536 per square foot.

   The primary entrances to the retail concourse are located adjacent to pedestrian bridges on the east and west ends of the retail area at Dartmouth Street and Huntington Street, respectively. One bridge is connected to the Westin Hotel and the other is located at the Marriott Hotel and is connected to the Prudential Center complex. Additional access points exist at the Back Bay Station tunnel and Neiman Marcus. Vertical transportation within the retail area is provided by a total of 16 escalators and 6 elevators conveniently located throughout the concourse.

   The retail concourse features walkways of rustic, brick-colored quarry tile, storefronts encased with bay windows, and highlights of rosewood, brass, marble, and tile which create an environment resembling that of Newbury Street, Boston's well-known street of boutiques, art galleries and cafes.



   The office space at Copley Place consists of four, seven-story interconnected office towers totaling 845,323 square feet. The towers are approximately 88.6% occupied by tenants such as Bain & Company, AT&T, IBM and the Consulates of Germany and Canada. The single largest tenant occupies 165,895 square feet, or 19.6%, of the total space. The lease expiration schedule provided herein indicates that 14% of the leases expire in 1999, which represents the maximum rollover within the next five years.

    The offices are accessible from the Skylobby level which is located directly above the second retail level of the project. The Skylobby can be reached via elevators from the garage and retail levels or via escalators from the retail levels. At the Skylobby, each of the four office towers has its own distinct entrance. Floor plates for each of the towers range from 22,000 to 45,000 square feet and the floors of each tower are joined to provide seven wrap-around floor plates of up to 125,000 square feet. The configuration of the four buildings around the central atrium provides an extensive line of ribbon windows on the exterior and, to a lesser extent, interior of the building looking into the atrium and retail area. The design of the office towers provides for staggered, landscaped balconies on each level overlooking the central atrium.

   Two garages serve Copley Place. The Central Garage provides parking for approximately 830 cars on three levels of parking that extend below the Copley Place development. The Dartmouth Street Parking Garage is a two-level underground parking structure which provides parking for approximately 695 cars, including overnight parking for residents of the nearby Tent City residential development.

   Market Overview. The offices at Copley Place are situated in the Back Bay office submarket within the 102.9 million square foot downtown Boston office market. According to an appraisal performed by Landauer Real Estate Counselors, the total metropolitan office market vacancy rate was, as of July, 1997, 8.0% and the vacancy rate in the City of Boston was 6.8%. The Back Bay submarket has a total stock of 9.5 million sq. ft. of space and a vacancy rate of approximately 5.0%. The retail concourse is also located within the Back Bay submarket of Boston, which contained approximately 1,200,000 square feet of gross leaseable area.

   Location/Access. Copley Place is located at 100 Huntington Avenue and is situated on 9.5 acres of air rights bounded by Dartmouth Street, Huntington Avenue, Harcourt Street and the Southwest Corridor The Back Bay is located west of the Financial District and is bounded by Arlington Street at the Public Garden to the east, the Charles River to the north, Massachusetts Avenue to the west, and Columbus Avenue to the south.

   Copley Place may be reached via different means of transportation. Pedestrian bridges and tunnels connect Copley Place to the Back Bay Station, the Prudential Center complex, the Hynes Convention Center, three major hotels (Marriott, Westin and Sheraton) and three parking garages. Also, the Massachusetts Turnpike (Interstate 90) has an exit and entrance directly at Copley Place and rail transportation is accessible via tunnel to the Back Bay Station.

   Environmental Report. A Phase I environmental site assessment, dated as of July 9, 1997, was performed on the Copley Place Property. The Phase I environmental site assessment did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the Copley Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment.

   Engineering Report. A Property Condition Report was completed on the Copley Property on July 7, 1997, by a third party due diligence firm. The Property Condition Report concluded that the Copley Property was in above average condition and identified approximately $7.3 million in deferred maintenance requirements.

   Ground Leases. The Copley Borrower is the owner of ground leasehold estates in all parcels comprising the Copley Property pursuant to the following ground leases (collectively, the "Copley Ground Leases"): (i) a ground lease pursuant to notice of direct lease dated as of July 30, 1997, by and among the Massachusetts Turnpike Authority (the "MTA"), as lessor, Urban Investment and Development Co. ("Urban"), as original lessee, and Copley Borrower, as direct tenant, for certain property located in Boston, Massachusetts which is more commonly known as the "central area premises", and which lease extends through December 13, 2077 (the "Central Area Ground Lease"); (ii) a lease dated as of March 7, 1986 by and between the Boston Redevelopment Authority ("BRA"), as lessor and Urban, as tenant, for certain property located in Boston, Massachusetts which is more commonly known as "the Dartmouth Street garage premises", as assigned by Urban to Copley Borrower by assignment and assumption of ground lease dated as of January 23, 1997 by and between Urban and Copley Borrower, and which lease expires on March 6, 2095 ("Dartmouth Ground Lease") and
(iii) the lease by and between the Marriott Boston Urban Venture, as sublessor, and UIDC of Massachusetts, Inc., as subtenant, for certain property located in Boston, Massachusetts which is more commonly known as the "Marriott garage premises", which lease was ultimately assigned to Copley Borrower by assignment dated September 1, 1983 and which lease expires on December 13, 2077 (the "Marriott Ground Lease").

   The Copley Borrower has represented in the Copley Mortgage that: (i) each respective lessor or sublessor under the Copley Ground Leases has consented to the Copley Mortgage; (ii) the holder of the Copley Loan (the "mortgagee") will have at all times the rights of a leasehold mortgagee as set forth in the Copley Ground Leases; (iii) that mortgagee is permitted under the Copley Ground Leases to cure tenant defaults thereunder; and (iv) the fee title and the leasehold estates of the Copley Property will always be kept separate and distinct, and has covenanted to give notice to the mortgagee of any default under any Copley Ground Lease.

   Property Management. The Property is managed by Overseas Management, Inc. ("Manager"), a Delaware corporation, pursuant to a management agreement dated as of January 23, 1997 (the "Copley Management Agreement"). The Copley Management Agreement provides for a management fee equal to the sum of (i) 6% of gross revenues derived from the operation of the parking facilities of the Copley Property, (ii) 2-1/2% of all amounts paid by tenants under leases relating primarily to office space, (iii) 3% of all amounts paid by tenants under all other leases and (iv) 15% of all amounts collected under such other leases as common area charges. The Copley Management Agreement extends for the maximum term permitted by applicable law unless sooner terminated by either party thereto.

   The Copley Borrower is permitted to terminate the Manager (i) upon the occurrence of any of the following events: (a) materially fraudulent conduct by Manager resulting in material damage to the Copley Borrower; (b) willful breach of fiduciary duty resulting in material damage to Copley Borrower; or
(c) the occurrence during any two calendar year period of three or more material defaults not cured within 30 days after written notice thereof (unless same are nonmonetary and cannot be cured within a 30 day period);
(ii) in the event Copley Borrower discontinues the operation of the Copley Property as a result of damage to or destruction; (iii) in the event of a sale of the Copley Property; and (iv) at such time as the interest of Manager in Copley Borrower has been transferred to an entity which is not an affiliate of Manager. The Copley Borrower is not permitted to terminate, cancel or surrender the Copley Management Agreement, and is not permitted to modify, alter or amend the Copley Management Agreement without mortgagee's consent.

   Pursuant to an agreement for purchase of consulting and other services dated as of January 23, 1997 (the "Consulting Agreement"), Urban Retail Properties Co. ("Consultant"), a Delaware corporation, provides consulting services to Manager. The Consulting Agreement provides for a consulting fee (payable from management fees paid to the Manager) equal to the sum of (i) 4 1/2% of gross revenues derived from the operation of the parking facilities of the Property, (ii) 2 2/10% of all amounts paid by tenants under leases relating primarily to office space, (iii) 2 7/10% of all amounts paid by tenants under all other leases and (iv) 9% of all amounts collected under such other leases as common area charges. The Consulting Agreement extends for the maximum term permitted by applicable law unless sooner terminated by either party thereto.

    Operating History. The following table presents information regarding the financial performance of Copley Place:



COPLEY PLACE

                                                                       ANNUALIZED
                            1994          1995           1996      PRO FORMA CASHFLOW
                       ------------- -------------  ------------- ------------------
Revenues..............  $42,705,690    $44,137,761   $49,111,810      $ 49,080,714
Expenses..............   22,971,243     21,364,092    23,741,687        25,169,776
                       ------------- -------------  ------------- ------------------
Net Operating Income .  $19,734,447    $22,773,669   $25,370,123      $ 23,910,938
Adjustments to NOI ...                                                   2,388,783
                                                                  ------------------
Net Cash Flow.........                                                $ 21,527,155
                                                                  ==================
Occupancy
 Retail...............     96.7%          99.2%         96.8%            98.7%
 Office...............     59.0%          76.8%         86.4%            88.6%
 Weighted-Average ....     70.5%          83.6%         89.5%            91.7%
Sales per Square Foot
 Anchor ..............  $       500    $       507   $       519      $        563
 Non -Anchor .........  $       501    $       516   $       536      $        581
12/1/97 Loan Balance .                                                $ 96,908,666
Appraised Value.......                                                $315,000,000
12/1/97 LTV...........                                                    30.8%
Annual Debt Service
 Class A Note ........                                                   8,132,794
 Class A and B Notes                                                    16,265,588
DSCR
 Class A Note ........                                                       2.65x
 Class A and B Notes                                                         1.32x


                 ANNUALIZED PROFORMA CASHFLOW -- COPLEY PLACE




                                                                              ANNUALIZED
                                  1994 ACTUAL    1995 ACTUAL   1996 ACTUAL     PROFORMA
                                 ------------- -------------  ------------- -------------
INCOME:
 Base Rental Revenue ...........  $25,225,243    $25,373,134   $29,530,865    $29,227,125
 Expense Recoveries.............    9,815,697     10,142,111    10,893,164      9,272,076
 Tax Recoveries.................           --             --            --      1,505,484
 Replacement Reserves...........           --             --            --             --
 Percentage Rents...............    1,442,419        918,471       836,177      1,840,209
 Parking........................    5,958,663      6,414,267     7,604,227      9,216,093
 Miscellaneous Operating
 Income.........................      263,669      1,289,778       247,376        522,807
                                 ------------- -------------  ------------- -------------
POTENTIAL GROSS INCOME..........  $42,705,690    $44,137,761   $49,111,810    $51,583,794
                                 ============= =============  ============= =============
 Less: Vacancy Allowance(1)  ...           --             --            --      2,503,080

EFFECTIVE GROSS INCOME..........  $42,705,690    $44,137,761   $49,111,810    $49,080,714
                                 ============= =============  ============= =============

OPERATING EXPENSES:
 Management Fees(2) ............    2,186,059      1,365,712     1,540,735      1,472,421
 Contract Services..............      328,981        221,169       309,870      1,930,512
 Repairs & Maintenance..........    4,728,022      5,126,398     5,577,903      4,097,415
 Payroll........................    1,955,695      2,196,089     2,220,538      2,300,673
 Administrative.................    1,236,682      1,406,262     1,334,807        438,732
 Parking Expense................           --             --            --        190,437
 Utilities......................    4,076,061      3,885,589     4,222,814      4,463,154
 CAM............................           --             --            --             --
 Replacement Reserves...........           --             --            --        182,137
 Legal Fees.....................           --             --            --             --
 Miscellaneous Expense..........       54,077         61,950        31,949        775,386
                                 ------------- -------------  ------------- -------------

FIXED EXPENSES:
 Insurance......................      316,397        328,908       322,913        354,426
 Taxes..........................    8,089,270      6,772,015     8,180,159      8,964,483
 Ground Rent....................                                                       --
TOTAL EXPENSES..................  $22,971,243    $21,364,092   $23,741,687    $25,169,776
                                 ------------- -------------  ------------- -------------
NET OPERATING INCOME............  $19,734,447    $22,773,668   $25,370,123    $23,910,938
                                 ============= =============  ============= =============
TI's & LC's:
 Tenant Improvements ...........           --             --            --      1,148,003
 Leasing Commissions ...........           --             --            --      1,235,780
                                 ------------- -------------  ------------- -------------
NET CASH FLOW ..................  $19,734,447    $22,773,668   $25,370,123    $21,527,155
                                 ============= =============  ============= =============



------------
Analysis of Cash Flows Through October 31, 1997
(1) General Vacancy @ 5.0% of Potential Gross Income, excluding investment-grade retail tenants.
(2)    Management Fee @ 3.0% of EGI.

    Major Tenant Summary. The following table presents the major tenants occupying Copley Place:



COPLEY PLACE

                                                           CREDIT RATING                    % OF
                                                         OF PARENT COMPANY                 TOTAL       LEASE
             TENANT                  PARENT COMPANY         MOODY'S/S&P     SQUARE FEET    R.S.F.   EXPIRATION
-------------------------------  ---------------------- -----------------  ------------- --------  ------------
OFFICE
Bain & Co                        Deutsche Bank AG             Aa1/AAA          165,895      19.6%     8/31/04
Massachusetts Registry of Motor  Commonwealth of
 Vehicles                        Massachusetts                 A1/NR           132,359      15.7%     7/31/01
Internal Revenue Service         U.S. Government              Aaa/AAA           64,099       7.6%    11/14/02
AT&T                             AT&T Corporation             Aa3/AA-           62,840       7.4%      Varies
Fleet Bank                       Fleet Financial Group         A1/A-            45,300       5.4%     2/12/99
                                                                           -------------

TOTAL -MAJOR OFFICE TENANTS                                                    470,493      55.7%
TOTAL -OFFICE                                                                  845,323     100.0%

RETAIL
Neiman Marcus                    Harcourt General, Inc.      Baa1/BBB+         104,322      28.3%     1/31/14
Sony Theaters                    Sony Corporation              Aa3/A            21,566       5.8%     1/31/00
Tiffany & Co.                    Tiffany & Co.                 NR/NR            11,745       3.2%     7/31/09
                                                                           -------------

TOTAL -MAJOR RETAIL TENANTS                                                    137,633      37.3%
TOTAL -RETAIL                                                                  368,921     100.0%
TOTAL -MAJOR TENANTS                                                           608,126      50.0%
TOTAL -PROPERTY POOL                                                         1,214,244     100.0%



   Lease Expiration Schedule. The following table presents certain information regarding the future lease expiries at Copley Place:

FOR THE YEARS         YEAR 1      YEAR 2     YEAR 3      YEAR 4     YEAR 5
ENDING                OCT-1998    OCT-1999   OCT-2000    OCT-2001   OCT-2002
-------------------  ---------- ----------  ---------- ----------  ----------
SQUARE FEET
EXPIRING
PROPERTY TYPE
Retail                   15,079      21,636     39,905      16,861      9,905
Office                   61,666      90,607     68,235     159,036    129,396
                     ---------- ----------  ---------- ----------  ----------
Total SQFT Expiring      76,745     112,243    108,140     175,897    139,301
                     ========== ==========  ========== ==========  ==========
Percent of Total            6.3%        9.2%       8.9%       14.5%      11.5%
RENT EXPIRING
PROPERTY TYPE
Retail                  486,440     766,082  1,631,207     785,986    413,650
Office                1,217,143   1,873,747  1,549,552   4,238,661  3,296,208
                     ---------- ----------  ---------- ----------  ----------
Total Rent Expiring  $1,703,583  $2,639,828 $3,180,759  $5,024,648 $3,709,858
                     ========== ==========  ========== ==========  ==========
Percent of Total            5.0%        7.8%       9.4%       14.9%      11.0%
Average $ per SQFT   $    22.20  $    23.52 $    29.41  $    28.57 $    26.63

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

FOR THE YEARS         YEAR 6      YEAR 7     YEAR 8      YEAR 9    YEAR 10     2008
ENDING                OCT-2003    OCT-2004   OCT-2005    OCT-2006  OCT-2007  AND BEYOND    TOTAL
-------------------  ---------- ----------  ---------- ----------  -------- ----------  -----------
SQUARE FEET
EXPIRING
PROPERTY TYPE
Retail                   13,334      34,278     45,036      17,957   11,356     143,574     368,921
Office                   33,481     154,704     21,276      26,578     -        100,344     845,323
                     ---------- ----------  ---------- ----------  -------- ----------  -----------
Total SQFT Expiring      46,815     188,982     66,312      44,535   11,356     243,918   1,214,244
                     ========== ==========  ========== ==========  ======== ==========  ===========
Percent of Total            3.9%       15.6%       5.5%        3.7%     0.1%       20.1%      100.0%
RENT EXPIRING
PROPERTY TYPE
Retail                  708,067   1,688,202  2,415,126   1,006,658  580,173   2,903,557  13,385,149
Office                  816,578   3,754,666    502,698     728,237     -      2,453,028  20,430,517
                     ---------- ----------  ---------- ----------  -------- ----------  -----------
Total Rent Expiring  $1,524,645  $5,442,868 $2,917,824  $1,734,895 $580,173  $5,356,585 $33,815,666
                     ========== ==========  ========== ==========  ======== ==========  ===========
Percent of Total            4.5%       16.1%       8.6%        5.1%     1.7%       15.8%      100.0%
Average $ per SQFT   $    32.57  $    28.80 $    44.00  $    38.96 $  51.09  $    21.96 $     27.85

 COPLEY PLACE: THE LOAN

   Security. The Copley Loan is a nonrecourse loan, secured by first mortgage liens on the Copley Ground Leases and the ground leasehold estates in the Copley Property created thereby, the improvements, appurtenances and equipment, and certain other collateral relating thereto (including an assignment of leases and rents, an assignment of certain agreements and the funds in certain accounts) (collectively referred to herein as the "Loan Documents"). Other than with respect to the Copley Class A Note, the obligee under all agreements and instruments evidencing and securing the Copley Loan is MetLife, as agent on behalf of the holders of the Copley Notes. The mortgagee is a named insured under the title insurance policies which insure, among other things, that the Copley Mortgage constitutes a valid and enforceable first lien on the ground leasehold estates held by the Copley Borrower in the Copley Property, subject to certain exceptions and exclusions from coverage set forth therein. Such title insurance policies, together with the Copley Class A Note and all of the Copley Class A Noteholder's right, title and interest in and to the Copley Mortgage and the other documents and agreements evidencing and securing the Copley Loan will be assigned to the Trust Fund. The Copley Class B Note will not be deposited in the Trust Fund.

   The Guarantor. Overseas Partners Capital Corp. ("OPCC"), a Delaware corporation, and JMB Realty Corporation ("JMB"), a Delaware corporation, (collectively, the "Copley Guarantor") are affiliates of the Copley Borrower and have executed a Guaranty Agreement (the "Copley Guaranty") in favor of the holder of the Copley Loan (the "mortgagee") whereby the Copley Guarantor has guaranteed the punctual and complete performance and observance by the Copley Borrower of any Recourse Obligations. "Recourse Obligations" are those recourse obligations of the Copley Borrower under the Copley Mortgage to pay losses of the mortgagee resulting from fraud or intentionally misapplied condemnation awards, insurance proceeds and security deposits, and under an environmental indemnity agreement pursuant to which the Copley Borrower is required to indemnify and hold harmless the mortgagee from environmental claims.

   Payment Terms. The Copley Loan matures on August 1, 2007 (the "Copley Maturity Date") and bears interest from July 30, 1997 (the "Advance Date") through and including the Copley Maturity Date at a combined fixed rate per annum equal to 7.44% (the "Copley Loan Interest Rate"). The interest on the Copley Class A Note accrues from the Advance Date at a fixed rate of 6.75% per annum (the "Class A Interest Rate"). The interest on the Copley Class B Note accrues from the Advance Date as follows: (a) interest on the principal amount evidenced by the Copley Class B Note at a fixed rate per annum of 7.36% (the "Class B Interest Rate"); plus (b) interest at a rate of .08% per annum (the "Class B Strip Interest") on the principal sum evidenced by the Copley Class B Note; plus (c) interest at a rate of .08% per annum (the "Class A-1 Strip Interest Rate") on an amount equal to the outstanding principal of the Copley Class A Note (the "Class A Strip Interest"); plus (d) interest at a rate of .61% per annum (the "Class A-2 Strip Interest Rate") on an amount equal to the outstanding principal of the Copley Class A Note (the "Class A-2 Strip Interest"). Interest on the Copley Loan is calculated on the basis of a 360-day year of twelve 30-day months.

   The payment date for the Copley Loan is the first business day of each month (each, a "Payment Date"), subject to a seven day grace period (plus notice thereof not more often than once every calendar year), for the payment of principal or interest. Commencing on the Payment Date on September 1, 1997 and continuing through and including the Payment Date on July 1, 2007, the Copley Loan requires equal monthly payments of principal and interest (the "Copley Monthly Debt Service Payments") of $1,355,465.67, based on an amortization period of 30 years. The Copley Notes require that the Copley Monthly Debt Service Payments be applied to the principal and interest on the Copley Class A Note, minus the amount of scheduled interest payments due on the Copley Class B Note, until the principal of the Copley Class A Note and all accrued interest thereon has been paid in full. On the Maturity Date, unless sooner paid in full, final payment of the unpaid principal balance of the Copley Notes, together with all remaining accrued and unpaid interest thereon, is required.

   If an Event of Default (as defined below) shall have occurred and be continuing, all amounts tendered by the Copley Borrower or otherwise available for payment of the Copley Loan, will be applied in the following order of priority: (a) to accrued and unpaid Class A-1 Strip Interest under the Copley Class B Note and to accrued and unpaid Class B Strip Interest under the Copley Class B Note; (b) to accrued and unpaid interest on the Copley Class A Note at the Class A Interest Rate; (c) to the principal of the Copley Class A Note until such principal has been paid in full; (d) to accrued and unpaid interest on the Copley Class B Note at the Class B Interest Rate and to accrued and unpaid Class A-2 Strip Interest under the Copley Class B Note; (e) to the principal of the Copley Class B Note until such principal has been paid in full; (f) to any Note Prepayment Fee (as defined below) or Default Prepayment Fee (as defined below) on the Copley Class A Note and the Copley Class B Note, in that order; (g) to any default interest on the Copley Class A Note and the Copley Class B Note, in that order; (h) to late charges; and (i) to any other amounts payable under the Copley Mortgage or any other documents which evidence the Copley Loan.

   If the Copley Borrower defaults in the payment of any monthly installment of principal or interest for seven days after a Payment Date, it is required to pay a late payment charge in an amount equal to 4% of the amount of the installment not paid. Upon the occurrence of any Event of Default (as defined below), the entire unpaid principal amount of the Copley Loan and any other amounts payable, including interest, will bear interest at a default rate equal to the lesser of (a) the maximum rate permitted by applicable law and
(b) the Copley Loan Interest Rate plus 4% (the "Copley Default Rate").

   Event of Default. The occurrence of any of the following constitutes an Event of Default under the Copley Mortgage ("Event of Default"): (a) failure to make any payment of interest or principal on the Copley Notes when due, subject to a grace period of seven days with notice given once during any calendar year (a "Payment Default"), or failure to pay the principal balance of the Copley Notes when due (a "Maturity Default"); (b) failure to comply with the Copley Mortgage covenants regarding transfers, the accuracy of ground lease representations and the requirement that the Copley Borrower remain a single purpose entity; (c) the occurrence of certain bankruptcy events; (d) furnishing of information pursuant to the terms of the Copley Loan Documents which is materially false or misleading, which default is not cured within 30 days after notice from the mortgagee; (e) impairment or the threat of impairment to title to the Copley Property, which default is not cured within 30 days after notice from the mortgagee; (f) a breach of the Copley Management Agreement not cured within applicable cure periods, or an assignment or termination of the Management Agreement without prior written consent of the mortgagee; (g) a default in the provisions of the Copley Guaranty; and (h) any other default in the performance or payment, or breach, of any material covenant, warranty, representation or agreement set forth in the documents which evidence the Copley Loan, with such default continuing for 30 business days, and any applicable extension period, after mortgagee delivers written notice thereof to the Copley Borrower.

   Prepayment. Voluntary prepayment is prohibited under the Copley Loan subject to limited exceptions for the changing of laws currently in force for the taxation of mortgages, and for instances of casualty and condemnation (the "Limited Exceptions"). Such Limited Exceptions shall not be considered a prepayment event under the Copley Class A Note and shall not require payment of the Copley Class A Note Prepayment Fee or the Default Prepayment Fee. In the event any partial prepayment of the Copley Loan is required in connection with the Limited Exceptions, any principal amount prepaid shall, if no Event of Default has occurred and be continuing, be applied first to the payment of any Class A-1 Strip Interest and Class B Strip Interest payable under the Copley Class B Note through the next Payment Date, pro rata in accordance with the amounts of such interest that is payable, next to the payment of interest due under the Copley Class A Note through the next Payment Date and next to the payment of the principal amount outstanding under the Class A Note, prior to payment of interest and principal due on the Class B Note. The Copley Borrower has the right to prepay the entire principal sum evidenced by the Copley Place Notes, together with all accrued interest thereon and all other sums due and payable provided that: (i) all monthly installment payments due on or before the date of prepayment have been paid in full; (ii) the Class A Noteholder and the Class B Noteholder have received a written notice of prepayment which shall specify an estimated date of prepayment no less than 60 days subsequent to such holder's receipt of such notice; (iii) the holder of each of the Copley Notes has received 10 business days' notice of the actual date of prepayment; and (iv) the Note Prepayment Fee is paid by the Borrower to the holder of the Copley Class A Note and the holder of the Copley Class B Note on the date of prepayment. The "Note Prepayment Fee" with respect to the Copley Class A Note means an amount equal to the difference between (a) the present value of all remaining payments of principal and interest (based on the 6.75% per annum Class A Interest Rate) including without limitation, the outstanding principal due on the Copley Maturity Date, discounted at a rate which, when adjusted for a monthly payment interval, equals the Enhanced Treasury Rate (as defined herein) and (b) the amount of the principal being prepaid. In no event shall the Note Prepayment Fee be less than zero dollars. The "Enhanced Treasury Rate" means the bond equivalent yield on securities issued by the United States Treasury having a maturity equal to the remaining term on the Loan as of the date on which prepayment is made, plus 50 basis points.



   Any other prepayment of all or a portion of the principal amount of the Loan constitutes a prohibited prepayment. In the event (i) of an occurrence of an Event of Default or (ii) the acceleration of the Copley Maturity Date, any payment on the outstanding balance of the Loan by the Borrower which would satisfy all sums due under the Copley Loan made at any time prior to, during, or after foreclosure of the Mortgage, is deemed an evasion of the payment terms and is deemed a prohibited prepayment and will include a "Default Prepayment Fee" which is equal to the Note Prepayment Fee.

   Loan Servicing and Escrow Accounts. The Copley Loan is subject to servicing arrangements that differ in some respects from the servicing arrangements for the other Mortgage Loans. The Copley Loan will be sub-serviced by MetLife (in such capacity, the "Copley Sub-Servicer") pursuant to a servicing agreement dated as of July 31, 1997 by and among the Class A Noteholder and MetLife, as both the Class B Noteholder and as Copley Sub-Servicer (the "Copley Servicing Agreement"). Such servicing arrangements are described herein under "THE POOLING AND SERVICING AGREEMENT--Servicing of the Mortgage Loans; Collection of Payments".

   As compensation for its services under the Copley Servicing Agreement, the Copley Sub-Servicer is entitled to (i) a monthly sub-servicing fee equal to 0.08% of the principal amount of the Copley Loan paid in monthly installments, together with any late fees or assumption fees collected by it in the performance of its duties under the Copley Servicing Agreement. Such sub-servicing fee, late fees and assumption fees will be paid to the Copley Sub-Servicer prior to distribution of payments on the Copley Class A Note to the Trust Fund.

   Escrow Deposits. Pursuant to the terms of the Copley Mortgage, the Copley Borrower is required to pay to the mortgagee on the Payment Date an amount equal to one-twelfth of the estimated annual payments of insurance premiums, taxes, assessments, water and sewer charges, vault and other license or permit fees, levies, fines, penalties, interest, impositions and other similar claims of any kind whatsoever which may be assessed, levied, confirmed, imposed upon or arise out of or become due and payable out of, or become a lien on or against the Copley Property (collectively, "Impositions"), and other property-related charges, to enable the mortgagee to pay same at least 30 days before the same become due and payable. The Copley Borrower is further required to pay upon demand by the mortgagee any additional sums necessary to pay such charges. Such funds, pursuant to the terms of the Copley Servicing Agreement, are to be segregated and held in the form of a time deposit or demand account, which may be interest bearing, in the name of the mortgagee for the benefit of the Copley Borrower. In the event that the Copley Borrower does not pay such funds, the mortgagee may make the payments on its behalf and is entitled to reimbursement by the Copley Borrower.

   Pursuant to the Copley Servicing Agreement and the Pooling and Servicing Agreement, the escrow deposits will be held in an Escrow Account in the name of the Copley Sub-Servicer, in trust for the Trust Fund, as the Class A Noteholder, the Class B Noteholder and the Copley Borrower, such Escrow Account to be held by the Trustee.

   Transfer of Properties and Interest in Borrower; Encumbrances; Other
Debt. The Copley Borrower is generally prohibited from transferring or encumbering the Copley Property without the prior written consent of the mortgagee. Notwithstanding the foregoing, the mortgagee's consent is not required for: (i) a transfer by JMB, OPCC and/or Urban of all or any portion of their membership interests in the Copley Borrower among each other or to an affiliate, or (ii) a conversion of JMB, OPCC or Urban to another type of entity reflecting a mere change in legal form. With the mortgagee's consent, the Copley Borrower has a one-time right to transfer the Copley Property to a third party provided: (a) there is no Event of Default then continuing; (b) the mortgagee gives its written approval of the proposed third party transferee; (c) the proposed transferee makes representations that it is not an employee benefits plan under ERISA, that no partner, member or stockholder of such transferee is or will be an officer or director of the mortgagee, and that it is not a foreign person within the meaning of the Internal Revenue Code; (d) in the reasonable opinion of mortgagee, the net annual income derived from the Copley Property shall be no less than 1.6 times the annual debt service of the Copley Loan; (e) the loan-to-value ratio of the Copley Property at the time of the transfer shall not be greater than 65%; (f) the Copley Borrower will pay a fee ("Transfer Fee") equal to 0.5% of the outstanding balance of the Copley Notes at the time of the transfer, plus a processing fee in the amount of $10,000; (g) the proposed transferee will expressly assume the borrower's obligations under the Copley Loan Documents; (h) the creditworthiness of the proposed transferee must be reasonably acceptable to the mortgagee; (i) the proposed transferee must be experienced in the ownership, management and leasing of properties similar to the Copley Property; (j) the Copley Borrower or proposed transferee must pay all of mortgagee's reasonable expenses in connection with the transfer; (k) the mortgagee shall have reasonably approved substitute guarantors who will assume all obligations under the Copley Guaranty; (l) the proposed transferee must be an entity which meets all the securitization requirements of S&P, Duff and Phelps Credit Rating Co., Moody's or Fitch Investor Services, LP;
(m) such transfer will not cause a reduction, withdrawal or revocation of the then ratings of the Certificates; (n) the Copley Borrower shall have obtained any approvals to the transfer required under the Copley Ground Leases; (o) all necessary deferred maintenance on the Copley Property shall have been completed or reserved against to the reasonable satisfaction of the mortgagee; (p) there shall be no outstanding deferred amounts payable to the managers under the terms of the Copley Management Agreements which are not paid in connection with such transfer; and (q) the proposed transferee, its affiliates and related entities are free from any bankruptcy or criminal proceedings and have not been a litigant in any suit brought against the mortgagee.

   Insurance. The Copley Borrower is required to maintain for the Copley Property (a) insurance against all perils included within the classification "All Risks of Physical Loss" with extended coverage in an amount not less than the full replacement value of the improvements and equipment; (b) business interruption and/or loss of "business income" insurance to cover the loss of at least 12 months income; (c) flood insurance meeting the requirements of the Federal Insurance Administration; (d) broad-form boiler and machinery insurance and insurance against loss of occupancy or use arising from any related breakdown in an amount equal to the full replacement cost of all equipment installed at the improvements; (e) upon the request of the mortgagee, during any period of repair or restoration, builder's "all risk" insurance in an amount not less than the full insurable value of the Copley Property; (f) comprehensive general liability insurance maintained on an "occurrence" basis with a combined single limit of not less than $25,000,000, subject to change at the request of mortgagee; (g) statutory workers' compensation insurance and employer's liability insurance with a limit of at least $1,000,000; and (h) at the mortgagee's reasonable request, such other insurance against loss or damage of the kind customarily insured against and in such amounts as are generally required by institutional lenders for comparable properties.

   Any such insurance shall be issued by companies, and be in form, amount and content, and have an expiration date, approved by mortgagee. All insurance policies are required to provide that all proceeds (except with respect to proceeds of workers' compensation insurance) be payable to the mortgagee except as described below under "--Casualty and Condemnation." The Copley Mortgage requires the Copley Borrower to obtain the insurance described above from insurance carriers having a general policy rating of A or better and a financial class of X or better by A.M. Best Company, Inc. and a claims paying ability of BBB or better by S&P.

   Condemnation and Casualty. The Copley Borrower is required to notify the mortgagee in writing promptly upon obtaining knowledge of the institution of any condemnation proceedings, or the occurrence of any damage or destruction to all or any part of the Copley Property. Provided that (a) an Event of Default does not currently exist and (b) the mortgagee has determined that
(i) its security has not been materially impaired, and (ii) the repair, restoration and rebuilding of any portion of the Copley

Property that has been partially damaged or destroyed can be accomplished, in full compliance with certain requirements, to the same condition, character and general utility, and to at least equal in value, as it existed prior to the damage or destruction, then the Copley Borrower will commence and diligently pursue to complete the restoration. The mortgagee will hold and disburse the insurance proceeds less (x) reasonable fees and expenses, and (y) the proceeds of the business interruption insurance.

   Prior to the commencement of any work or services in connection with the restoration of the Copley Property (the "Work"), the Copley Borrower must deliver to the mortgagee: (i) complete plans and specifications for the Work, with respect to which the Copley Borrower shall have received all the required approvals of governmental authorities, which are approved by an architect satisfactory to the mortgagee and accompanied by the architect's signed estimate of the total cost of the Work; (ii) an amount of money which, as reasonably determined by the mortgagee, when added to the insurance proceeds will cover the entire cost of the restoration; (iii) copies of all permits and approvals required by law; (iv) a satisfactory construction contract executed by the Copley Borrower and a contractor reasonably acceptable to the mortgagee; and (v) if the Work is in excess of $2,000,000, a surety bond or guarantee of payment, reasonably satisfactory to the mortgagee, signed by the surety or guarantor in an amount not less that the architect's estimated cost. Throughout the Work period, so long as no Event of Default exists, the mortgagee will disburse to the Copley Borrower from time to time insurance proceeds to pay Work costs, provided: (a) the architect is in charge of the Work; (b) the Copley Borrower requested payment in writing giving 10 days prior notice, an architect's certificate stating that all completed Work was done in accordance with the approved plans and specifications, evidence that there are no mechanics liens, and evidence that the balance of the restoration funds will be sufficient to pay for the balance of the Work; (c) no lease affecting more than 10% of the Copley Property shall have been canceled or cancellable due to the casualty, or the mortgagee, in its reasonable opinion, determines that the net income of the Copley Property shall be no less than 1.0 times the annual debt service on the Copley Loan; and (d) any request for payment is accompanied by certification that occupancy of the improvements is legal. If within 90 days after the occurrence of the damage the Copley Borrower fails to submit and receive the mortgagee's approval of plans and specifications, or if within 30 days after receiving such approval the Copley Borrower fails to commence and diligently continue the Work, or if the Copley Borrower becomes delinquent in payment to mechanics or materialmen, then after 10 days' written notice of such failure, the mortgagee may apply the restoration funds to reduce the secured indebtedness as it may determine and in its sole discretion, the mortgagee may declare the Copley Loan immediately due and payable.

   In the event that the above conditions for restoration have not been met, the mortgagee may apply the insurance proceeds to the reduction of the debt under the Copley Loan and may declare the entire Copley Loan immediately due and payable and the remaining proceeds, if any, will be paid to the Copley Borrower.

   Financial Reporting. The Copley Borrower is required to furnish to the mortgagee: (a) annually within 120 days after the end of each calendar year, a copy of its year-end financial statement audited by an independent certified public accountant reasonably acceptable to the mortgagee (with a copy to the Rating Agencies); (b) annually within 180 days after the end of each calendar year, a copy of the year-end financial statement of JMB audited by an independent certified public accountant reasonably acceptable to the mortgagee; (c) annually within 120 days after the end of each calendar year, an unaudited copy of the year-end financial statement of OPCC prepared by an independent certified public accountant reasonably acceptable to the mortgagee; (d) quarterly within 45 days of each calendar quarter (except the fourth quarter of any calendar year), quarterly unaudited financial statements (with a copy to the Rating Agencies); (e) a complete rent roll, as requested by mortgagee; and (f) as soon as practicable, such further information regarding the Copley Property as the mortgagee or the Rating Agencies may reasonably request in writing.

DAIN BOSWORTH PLAZA / GAVIIDAE COMMON PHASES I & II



                               LOAN INFORMATION
                  Original    December 1, 1997
PRINCIPAL BALANCE: ------------- ----------------
                $60,000,000     $59,754,386

ORIGINATION DATE:                May 13, 1997

ANTICIPATED REPAYMENT
DATE ("ARD"):                    June 1, 2007

MATURITY DATE:                   June 1, 2027

INTEREST RATE:                   8.00%

AMORTIZATION:                    30 years

HYPERAMORTIZATION:               Subsequent to June 1, 2007, the interest
                                 rate will increase to the greater of 13.00% or 500 basis points plus the interpolated
                                 UST rate with a term approximating the
                                 period from the ARD to the Maturity Date
                                 (the "Revised Interest Rate"). Additionally, all excess cash flow will be captured under the terms of the Cash Collateral Agreement and applied to the outstanding principal balance of the Note. Interest due under the Revised Interest Rate above that which is due under the Initial Interest Rate will be payable subsequent to the payment of principal.

PREPAYMENT TERMS/
DEFEASANCE/
RELEASE PROVISIONS:              Prepayment is not permitted until 180 days
                                 prior to the ARD after which the prepayment without penalty is permitted. Defeasance will be permitted the earlier of four years from the date of Closing and two years from the Delivery Date.

THE BORROWER:                    The borrowing entity, Brookfield DB Inc. is
                                 organized as a special-purpose,
                                 bankruptcy-remote entity.

MASTER LEASE:                    As additional collateral for the Mortgage
                                 Loan, Brookfield Arc Inc. has entered into a Master Lease of approximately 20,000 square feet of retail space in Gaviidae Common
                                 Phase II. The Master Lease is guaranteed by the Edper Group Limited and will remain in effect until the earlier of (i) May 1, 2007 or (ii) such time as Dain Bosworth Plaza and Gaviidae Common Phases I and II achieve a
                                 Debt Service Coverage Ratio of 1.50x with respect to the prior six months.

PLEDGE OF GAVIIDAE
COMMON PHASE I:                  An existing mortgage note and related
                                 mortgage encumbering the ground subleasehold interest and fee interest in Gaviidae Common
                                 Phase I has been pledged as additional
                                 collateral for the Mortgage Loan until such time that Dain Bosworth Plaza and Gaviidae
                                 Common Phase II achieve a Debt Service
                                 Coverage Ratio of 1.50x with respect to the prior six months.

CAPITAL AND TI RESERVE:          Commencing one year prior to the expiration
                                 of any Material Lease, the Borrower shall escrow monthly (1)/(12( the product of (i)
                                 $35/Sq. Ft. for any Material Lease which is an office lease or $15/Sq. Ft. for any Material Lease which is a retail lease and
                                 (ii) the square footage of the applicable lease. A Material Lease is defined as a lease in excess of 20,000 square feet for space within Dain Bosworth Plaza and 10,000 square feet for space within Gaviidae Common
                                 Phase II. The reserve is effective only
                                 after the release of the Gaviidae I Pledge.

                             PROPERTY INFORMATION

PROPERTY TYPE:                   Mixed-use office/retail

OCCUPANCY:                       Dain Bosworth/Gaviidae Phase II        93.2%
                                 Gaviidae Phase I                       98.0%
                                 --------------------------------------------
                                 Weighted Average Total                 94.4%

YEAR BUILT:                      Dain Bosworth Plaza/ Gaviidae Phase II  1991
                                 Gaviidae Phase I (excluding Saks)       1989

THE COLLATERAL:(1)               Dain Bosworth Plaza and Gaviidae Common
                                 Phase II.
                                 Gaviidae Common Phase I will provide
                                 additional collateral until release
                                 requirements are satisfied.

RETAIL/OFFICE MIX:               Dain Bosworth Plaza/Gaviidae Phase II
                                  Retail                 188,864 sq. ft.
                                  Office                 592,953 sq. ft.
                                 Gaviidae Phase I
                                  Retail                 254,480 sq. ft.

PROPERTY MANAGEMENT:             Brookfield Management Services, LLC

1996 NET OPERATING INCOME:       Dain Bosworth/Gaviidae Phase II   $4,628,483
                                 Gaviidae Phase I                    $693,564
                                 --------------------------------------------
                                 Total                             $5,322,047

UNDERWRITTEN
CASHFLOW:                        Dain Bosworth/Gaviidae Phase II   $6,688,213
                                 Gaviidae Phase I                  $1,012,636
                                 --------------------------------------------
                                 Total                             $7,700,849

APPRAISED VALUE:                 Dain Bosworth/Gaviidae Phase II  $86,000,000
                                 Gaviidae Phase I                 $12,000,000
                                 --------------------------------------------
                                 Total                            $98,000,000

APPRAISED BY:                    Lunz Massopust Reid Decaster & Lammers Inc.

APPRAISAL DATE:                  March 1, 1997

LTV AS OF 12/1/97:               61.0%

ANNUAL DEBT SERVICE:             $5,283,105

DSC:                             1.46x

LOAN/SQ. FT. AS OF 12/1/97:      $65.09 / sq. ft.
------------
(1) The pledge of the mortgage note and related mortgage encumbering the ground subleasehold interest and fee interest in Gaviidae Common Phase I will be released upon the achievement of certain debt service coverage tests as described in the Loan Information above.

BROOKFIELD LOAN: THE BORROWER; THE PROPERTY

   The Loan. The Loan (the "Brookfield Loan") was originated by Midland Loan Services, L.P., a Missouri limited partnership ("Midland"), and acquired simultaneously therewith by Merrill Lynch Mortgage Capital Inc. ("MLMC") on May 13, 1997. The Brookfield Loan had a principal balance at origination of Sixty Million Dollars ($60,000,000) and has a principal balance as of the cut-off date of $59,754,386. The Brookfield Loan is evidenced by an Amended and Restated Mortgage Note in the original principal amount of Sixty Million Dollars ($60,000,000) (the "Brookfield Note") which is secured by an Amended and Restated Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits (the "Brookfield Mortgage") encumbering the fee and subleasehold interests in the property commonly known as Dain Bosworth Plaza and Gaviidae Common Phase II, located in Minneapolis, Minnesota, (the "Brookfield Property").

   The Borrower. The borrower under the Brookfield Loan is Brookfield DB Inc., a special-purpose Minnesota corporation (the "Brookfield Borrower"). The articles of incorporation of the Brookfield Borrower provide that it is organized for the sole purpose of owning the ground subleasehold estate in the Brookfield Property pursuant to the ground sublease with the Minneapolis Community Development Agency, a Minnesota public body corporate and politic, as landlord (the "MCDA"), dated as of December 19, 1991, as well as leasing, managing, operating and mortgaging the same, and carrying on all activities incidental or related thereto (see "--Ground Sublease").



   The Property. The Brookfield Property consists of Dain Bosworth Plaza ("Dain") and Gaviidae Common Phase II ("Gaviidae II") (collectively, the "Brookfield Property"), which is a mixed-use office and retail development located in the downtown core, or the financial district, of Minneapolis, Minnesota. The property consists of a 40-story, 592,953 square foot Class A office tower, a 119,271 square foot department store occupied by Neiman Marcus and a 69,593 square foot four level vertical retail mall. Three subterranean levels provide off street parking with 221 underground parking stalls and a central loading dock serving both the tower and the retail components. The Brookfield Property is linked on the second and fourth floors with Gaviidae Common Phase I ("Gaviidae I"). The Brookfield Property is also connected via skyway with the F&M Building, the 510 Marquette Building and the Nicollet Center.

   Dain Bosworth, a regional brokerage and investment banking concern is the largest tenant of Dain, the office portion of the Dain Bosworth Property. Dain Bosworth is a subsidiary of Inter-Regional Financial Group (ticker,
IFI), a publicly traded entity listed on the New York Stock Exchange, which is currently the fifteenth largest securities firm in the United States and which has approximately 650 branch offices. Dain Bosworth occupies 224,047 square feet, or 37.8%, of the total square footage of the Dain Bosworth Property and is the single largest tenant. Dain is approximately 94.2% occupied and as the lease expiration schedule provided herein indicates, has 33.7% of the square footage expiring over the next five years.

   Gaviidae II is the four level specialty retail component of the Brookfield Property, measuring 188,864 square feet. Gaviidae II contains 18 tenants and is anchored by Neiman Marcus which occupies a four level store measuring 119,271 square feet. Gaviidae II is presently 90.3% occupied, and, as indicated by the lease expiration schedule provided herein, has approximately 20.0% of leases expiring over the next five years.

   As indicated herein (see "Brookfield Loan: The Borrower; The Property: The Loan") an existing mortgage note and related mortgage encumbering the subleasehold interest and fee interest in Gaviidae I will serve as additional collateral pursuant to the Pledge, until certain release tests are met. Gaviidae I is a five level retail center which contains 254,480 square feet and is anchored by Saks Fifth Avenue which occupies 118,338 square feet, or approximately 46.5% of the total area available, on four levels. A five level retail mall measuring 136,142 square feet, a portion of which has been converted to general office space, occupies the remainder of Gaviidae I. Four subterranean levels provide for off street parking, with 490 spaces, and a central loading dock. Gaviidae I is presently 98.0% occupied and, as indicated by the lease expiration schedule provided herein, has approximately 8.2% of leases expiring over the next five years.

    Market Overview and Competition. According to an appraisal performed by Lunz, Massopust Reid Decaster & Lammers Inc., the downtown Minneapolis office market has absorbed in excess of 2.6 million square feet of office space since 1991 thereby reducing overall vacancy to approximately 9.5%. The Class A vacancy rate in the downtown Minneapolis office market has fallen from a high of 22.6% in 1992 to a current low of 3.9%.

   The downtown Minneapolis retail market is comprised of 1,800,000 square feet of store, restaurant and service space including an extensive skyway retail component. The vacancy rate in retail space has declined from 24.7% in 1991 to 15.6% currently.

   Location/Access. The Brookfield Property is located in the Minneapolis Central Business District at the intersection of South 6th Street and the Nicolet Mall. The property is linked on the second and fourth floors with Gaviidae I and is connected via skyway with other retail developments and office buildings. Gaviidae II has the highest number of linkages via the skyway of any retail development in downtown Minneapolis. Minneapolis is served by Interstate 35W and Interstate 94 which run north/south and east/west respectively and Interstate 494/694, which provides access throughout the entire metropolitan area.

   Environmental Report. A Phase I environmental site assessment was performed, dated February 28, 1997, on the Brookfield Property. The Phase I environmental site assessment did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the Brookfield Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment.

   Engineering Report. A Property Condition Report was completed on the Brookfield Property on March 4, 1997 by a third party due diligence firm. The Property Condition Report concluded that the Dain Bosworth Property was in very good condition and identified no deferred maintenance requirements.

   Ground Lease. DB Holdings, Inc., a Minnesota corporation and an affiliate of the Brookfield Borrower ("DB Holdings"), is the fee simple owner of the Brookfield Property. Bradley Real Estate Trust, predecessor-in-interest to DB Holdings, entered into a Ground Lease Agreement, dated as of December 30, 1988, with BCED Minnesota Inc., predecessor-in-interest to the Brookfield Borrower, as lessee, which was subsequently assigned to the MCDA (the "Ground Lease"), which Ground Lease was amended by a First Amendment to Lease, dated June 6, 1989, and by a Second Amendment to Lease, dated June 6, 1989. The Ground Lease terminates on January 31, 2086. By Amended and Restated Subordination Agreement (the "Fee Owner Agreement"), dated as of December 16, 1997, DB Holdings agreed that its rights and interest in and to the Brookfield Property are fully subordinate to, and subject to, the lien of the Brookfield Mortgage. In addition, pursuant to the Fee Owner Agreement, DB Holdings has acknowledged that if the MCDA Sublease expires or is otherwise terminated and the Brookfield Borrower has not exercised the Purchase Option (hereinafter defined), the same will constitute a "Transfer," requiring prior receipt of a written confirmation from the Rating Agencies that such Transfer will not result in the downgrade, withdrawal or qualification of the then ratings of the Certificates. If such confirmation is not obtained, an immediate Event of Default will result under the Brookfield Mortgage.

   Ground Sublease. The Brookfield Borrower subleases the Brookfield Property from the MCDA pursuant to a Ground Lease Agreement, dated as of December 19, 1991, made by Brookfield Development California Inc., a California corporation and affiliate of the Brookfield Borrower, as subtenant, which was subsequently assigned to Brookfield Borrower by Assignment of Sublease, dated as of January 31, 1995 (the "MCDA Sublease"). The MCDA Sublease extends for a term of seventeen (17) years, through December 18, 2008, and provides the Brookfield Borrower with an opportunity to extend the term of the Sublease for one additional year. In addition, the MCDA Sublease provides that the Brookfield Borrower has the option, exercisable at any time, to purchase the MCDA's interest in the Brookfield Property (the "Purchase Option") for a sum equal to the deferred rent under the MCDA Sublease, plus simple interest thereon, at a rate equal to 6% per annum. Such price, if the option were to be exercised as of December 31, 1997, would be equal to approximately $21,582,011, and if exercised as of December 19, 2009, would be equal to approximately $40,434,000. By Subordination Agreement dated as of May 13, 1997, the MCDA agreed that its rights and interest in and to its leasehold interest in the Brookfield Property pursuant to the Ground Lease are fully subordinate to the lien of the Brookfield Mortgage.

    Property Management. The Brookfield Property is managed by Brookfield Management Services LLC, a Delaware limited liability company (the "Manager"), pursuant to a management agreement, dated May 1, 1997, by and between the Manager and the Brookfield Borrower (the "Brookfield Management Agreement"). The Brookfield Management Agreement provides for a management fee equal to 4% of the gross revenues of Gaviidae Common Phase II and 3.5% of the gross revenues of Dain Bosworth Plaza. The Brookfield Management Agreement has a term of ten (10) years, unless sooner terminated by either party thereto.

   Pursuant to a Manager's Consent and Subordination of Management Agreement executed with respect to the Brookfield Management Agreement by the Manager and Brookfield Borrower in favor of the holder of the Brookfield Loan (the "mortgagee"), the Manager has agreed (i) not to terminate the Brookfield Management Agreement without the consent of the mortgagee, except for nonpayment of management fees (in which case the mortgagee has a 60-day cure period), (ii) that all liens, rights and interests owned, claimed or held by the Manager in and to the Brookfield Property are and will be in all respects subordinate to the lien and security interest securing the Brookfield Loan, including the lien of the Brookfield Mortgage, (iii) that during the continuance of an Event of Default (as defined below) under the Brookfield Loan, the Manager will continue to perform under the Brookfield Management Agreement provided that the mortgagee performs or causes to be performed the obligations of the Brookfield Borrower thereunder, (iv) that, notwithstanding anything in the Brookfield Management Agreement to the contrary, the mortgagee, or the Brookfield Borrower, at the mortgagee's direction, shall have the right to terminate the Brookfield Management Agreement (a) upon default by Manager under the Brookfield Management Agreement or (b) at any time for cause (including, but not limited to, Manager's gross negligence, willful misconduct or fraud), (v) not to amend or modify the Brookfield Management Agreement without the prior written consent of the mortgagee, and
(vi) prior to an Event of Default (or in the event of an occurrence of default, within 10 days after a request from the mortgagee therefor) Brookfield Manager will deliver to mortgagee, not later than 45 days after the end of each fiscal quarter of the Brookfield Borrower's operations, a true and complete rent roll for the Brookfield Property and a schedule of all contracts and other agreements relating to the Brookfield Property. In addition, the Brookfield Management Agreement shall automatically terminate on the Brookfield Effective Maturity Date (as hereinafter defined).

    Operating History. The following table shows operating historical and underwritten performance for Dain Bosworth Plaza and Gaviidae Common Phases I & II:

DAIN BOSWORTH PLAZA/GAVIIDAE COMMON PHASES I & II


                                                                    UNDERWRITTEN
                            1994          1995           1996       CASHFLOW(1)
                       ------------- -------------  ------------- --------------
Revenues..............  $20,052,517    $20,872,775   $20,895,681    $26,332,827
Expenses..............   14,159,531     13,715,052    15,573,634     16,529,460
                       ------------- -------------  ------------- --------------
Net Operating Income .  $ 5,892,986    $ 7,157,723   $ 5,322,047    $ 9,803,368
Adjustments to NOI ...                                                2,102,519
Net Cash Flow.........                                              $ 7,700,849
                                                                  ==============
Occupancy.............                                                     94.4%
Sales per Square Foot
 (Retail only)........  $    196.08    $    281.30   $    282.41    $    299.42
12/1/97 Loan Balance .                                              $59,754,386
Appraised Value.......                                              $98,000,000
12/1/97 LTV...........                                                     60.9%
Annual Debt Service ..                                              $ 5,283,105
DSCR..................                                                    1.46x

DAIN BOSWORTH PLAZA AND GAVIIDAE COMMON PHASE II

                                                                   UNDERWRITTEN
                           1994          1995           1996         CASHFLOW
                      ------------- -------------  ------------- --------------
Revenues.............  $12,462,364    $14,804,365   $16,110,301    $20,957,929
Expenses.............   10,042,486     10,066,474    11,481,818     12,420,633
                      ------------- -------------  ------------- --------------
Net Operating
 Income..............  $ 2,419,878    $ 4,737,891   $ 4,628,483    $ 8,537,297
Adjustments to NOI ..                                                1,849,083
Net Cash Flow........                                              $ 6,688,213
                                                                 ==============
Occupancy............                                                     93.2%
Appraised Value......                                              $86,000,000

GAVIIDAE COMMON PHASE I

                                                                UNDERWRITTEN
                          1994          1995         1996       CASHFLOW(1)
                      ------------ ------------  ------------ --------------
Revenues.............  $7,590,153    $6,068,410   $4,785,380    $ 5,374,898
Expenses.............   4,117,045     3,648,578    4,091,816      4,108,827
                      ------------ ------------  ------------ --------------
Net Operating
 Income..............  $3,473,108    $2,419,832   $  693,564    $ 1,266,071
Adjustments to NOI ..                                               253,435
Net Cash Flow........                                           $ 1,012,636
                                                              ==============
Occupancy............                                                  98.0%
Appraised Value......                                           $12,000,000

------------
(1) Underwritten Cashflow does not include Saks Fifth Avenue, which pays nominal rents.

UNDERWRITTEN CASHFLOW--DAIN BOSWORTH PLAZA/GAVIIDAE COMMON PHASES I AND II




                                DAIN BOSWORTH   GAVIIDAE I(2)  GAVIIDAE II   CONSOLIDATED(2)
                               --------------- -------------  ------------- ---------------
GROSS REVENUE(1)                 $ 7,520,317     $1,352,681     $2,036,065     $10,909,063
Rental Sales Percent Revenue              --             --        359,176         359,176
Total Reimbursement Revenue        8,321,456      2,868,550      3,032,765      14,222,771
Garage                               769,562      1,425,453             --       2,195,015
Miscellaneous                         21,637         11,103             --          32,740
                               --------------- -------------  ------------- ---------------
TOTAL GROSS REVENUE               16,632,972      5,657,787      5,428,006      27,718,765
General Vacancy @ 5.0% of TGR        831,649        282,889        271,400       1,385,938
                               --------------- -------------  ------------- ---------------
EFFECTIVE GROSS REVENUE           15,801,323      5,374,898      5,156,606      26,332,827
OPERATING EXPENSES(3)
 Management Fee @ 3.0% of EGR        474,040             --             --         474,040
 Management Fee @ 4.0% of EGR             --        214,996        205,624         420,620
 Electric                             20,080          7,661         21,264          49,005
 Cleaning                            716,215        316,433        242,835       1,275,483
 Plumbing                              1,448          2,460          2,663           6,571
 HVAC                                138,444        112,218         40,780         291,442
 Elevator                            107,065         63,923         68,008         238,996
 Security                            166,979        122,011        118,337         407,327
 General Building                    345,785        253,542         57,219         656,546
 Landscaping                           7,235         21,964         20,135          49,334
 Dock                                 48,916         55,364         33,119         137,399
 Communications                      198,778         58,502         41,646         298,926
 Utilities                         1,246,712        286,187        586,984       2,119,883
 Administration                      207,254        168,080        143,491         518,825
 Marketing                                --         57,761         61,121         118,882
 Insurance                            42,264         18,048         17,514          77,826
 Real Estate Taxes                 4,781,479      1,059,272      1,537,186       7,377,937
 Promo Fund                               --        221,545        205,556         427,101
 Parking Expenses                    481,860      1,048,806             --       1,530,666
 Other                                19,036         13,961          3,710          36,707
 Legal Fees                            2,097          6,093          7,754          15,944
                               --------------- -------------  ------------- ---------------
TOTAL OPERATING EXPENSES           9,005,687      4,108,827      3,414,946      16,529,460
                               --------------- -------------  ------------- ---------------
NET OPERATING INCOME             $ 6,795,637     $1,266,071     $1,741,660     $ 9,803,368
                               =============== =============  ============= ===============
LEASING & CAPITAL COSTS(4)
 Tenant Improvements             $ 1,013,950     $  149,252     $   73,504     $ 1,236,706
 Leasing Commissions                 532,324         76,954         83,487         692,765
 Replacement Reserves                118,591         27,228         27,228         173,047
                               --------------- -------------  ------------- ---------------
TOTAL LEASING & CAPITAL COSTS      1,664,864        253,435        184,220       2,102,519
                               --------------- -------------  ------------- ---------------
NET CASH FLOW                    $ 5,130,773     $1,012,636     $1,557,440     $ 7,700,849
                               =============== =============  ============= ===============

------------

(1) Based on projection of income for fiscal year ending 10/98 in accordance with lease terms, re-leasing assumptions for leases expiring during that period, master lease income and assumed lease up of vacant space over a twelve month period.
(2) Underwritten Cash Flow does not include Saks Fifth Avenue, which pays nominal rents.
(3)    Based on projections for the fiscal year ending 10/98.
(4)    Leasing and capital costs assumptions may be found on page S-64.

 1996 ACTUAL--DAIN BOSWORTH PLAZA/GAVIIDAE COMMON PHASES I AND II



                                  1996 ACTUAL
                                 DAIN BOSWORTH    1996 ACTUAL    1996 ACTUAL
                                AND GAVIIDAE II   GAVIIDAE I    CONSOLIDATED
                                --------------- -------------  --------------
INCOME:
Base Rental Revenue               $ 6,806,493     $1,065,144     $ 7,871,637
Expense Recoveries                  4,234,337      1,547,504       5,781,841
Tax Recoveries                      4,405,229        808,033       5,213,262
Replacement Reserves                       --                             --
Percentage Rents                       25,525         17,746          43,271
Parking                               736,175      1,332,847       2,069,022
Misc Operating Income                   1,824         14,106          15,930
                                --------------- -------------  --------------
POTENTIAL GROSS INCOME:            16,209,583      4,785,380      20,994,963
 Less: Bad Debt/Collection
  Loss                                 99,282                         99,282
                                --------------- -------------  --------------
TOTAL ECONOMIC VACANCY                 99,282             --          99,282
EFFECTIVE GROSS INCOME             16,110,301      4,785,380      20,895,681
EXPENSES:
OPERATING EXPENSES
 Management Fees                      557,150        137,157         694,307
 Contract Services                  1,153,340        383,716       1,537,056
 Repairs & Maintenance                995,653        685,182       1,680,835
 Payroll                                   --                             --
 Administrative                       609,081        468,601       1,077,682
 Parking Expense                      503,512      1,059,273       1,562,785
 Utilities                          1,620,553        241,163       1,861,716
 CAM                                       --                             --
 Replacement Reserves                      --             --              --
 Legal Fees                            39,605          3,917          43,522
 Misc. Expense                        361,612        156,658         508,270
FIXED EXPENSES                                                            --
 Insurance                             45,410         17,124          62,534
 Taxes                              5,605,902        939,025       6,544,927
 Ground Rent                               --             --              --
                                --------------- -------------  --------------
TOTAL EXPENSES                     11,481,818      4,091,816      15,573,634
                                --------------- -------------  --------------
NET OPERATING INCOME              $ 4,628,483     $  693,564     $ 5,322,047
                                =============== =============  ==============

    Major Tenant Summary. The following table shows certain information regarding the major tenants of Dain Bosworth Plaza and Gaviidae Common Phases I & II:

DAIN BOSWORTH PLAZA/GAVIIDAE COMMON PHASES I & II




                                                                   CREDIT RATING                  % OF
                                                                 OF PARENT COMPANY    SQUARE     TOTAL       LEASE
            TENANT                      PARENT COMPANY             (MOODY'S/S&P)       FEET      R.S.F.   EXPIRATION
----------------------------  --------------------------------- -----------------  ----------- --------  ------------
            OFFICE
Inter-Regional Financial
 Group                        Inter-Regional Financial Group          Baa1/NR         224,047     37.8%        12/1/06
Martin/Williams               Martin/Williams Advertising, Inc.        NR/NR           77,836     13.1%       11/30/04
National City Bank            National City Corporation                A1/A            70,308     11.9%        3/31/06
Marquette Bancshares          Marquette Bancshares, Inc.               NR/NR           49,273      8.3%         5/6/02
Decision Systems              Olivette SpA                             NR/NR           38,518      6.5%       12/15/00
                                                                                   ----------- --------

TOTAL -MAJOR OFFICE TENANTS                                                           459,982     77.6%
TOTAL -OFFICE                                                                         592,953    100.0%

            RETAIL
Neiman Marcus                 Harcourt General, Inc.                 Baa1/BBB+        119,271     26.9%        7/31/06
National City Bank            National City Corporation                A1/A            25,449      5.7%        3/31/06
                                                                                   ----------- --------
Saks Fifth Avenue             Saks Fifth Avenue                       Ba3/BB-         118,338     26.7%        1/31/15

TOTAL -MAJOR RETAIL TENANTS                                                           263,058     59.3%
TOTAL -RETAIL                                                                         443,344    100.0%

TOTAL -MAJOR TENANTS                                                                  723,040     69.8%
TOTAL -PROPERTY POOL                                                                1,036,297    100.0%

   Lease Expiration Summary. The following tables present certain information regarding the future lease expiries at the Brookfield Properties.

FOR THE YEARS      YEAR 1    YEAR 2   YEAR 3     YEAR 4     YEAR 5      YEAR 6
ENDING            OCT-1998  OCT-1999 OCT-2000   OCT-2001   OCT-2002    OCT-2003
----------------  -------- --------  -------- ----------  ---------- ----------
SQUARE FEET
EXPIRING
BUILDING
Gaviidae I           1,446     3,458   13,839         780      1,464         764
Gaviidae II            669    14,214    1,025       1,823     20,127       2,287
Dain Bosworth       15,861    19,489   20,012      66,387     77,787      47,310
                  -------- --------  -------- ----------  ---------- ----------
Total SQFT
 Expiring           17,976    37,161   34,876      68,990     99,378      50,361
                  ======== ========  ======== ==========  ========== ==========
Percent of Total       1.7%      3.6%     3.4%        6.7%       9.6%        4.9%
RENT EXPIRING
BUILDING
Gaviidae I          34,831    79,988  360,294      24,913     55,222      31,836
Gaviidae II         14,370   344,690   21,628      54,076    415,722      58,878
Dain Bosworth      439,032   555,631  587,552   2,007,543  2,423,065   1,517,705
                  -------- --------  -------- ----------  ---------- ----------
Total Rent
 Expiring         $488,234  $980,309 $969,473  $2,086,532 $2,894,009  $1,608,419
                  ======== ========  ======== ==========  ========== ==========
Percent of Total       2.0%      4.0%     4.0%        8.5%      11.9%        6.6%
Average $ per
 SQFT             $  27.16  $  26.38 $  27.80  $    30.24 $    29.12  $    31.94

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

FOR THE YEARS      YEAR 7     YEAR 8     YEAR 9     YEAR 10      2008
ENDING            OCT-2004   OCT-2005   OCT-2006    OCT-2007  AND BEYOND     TOTAL
----------------  -------- ----------  ---------- ----------  ---------- -----------
SQUARE FEET
EXPIRING
BUILDING
Gaviidae I           5,198       6,955     95,201       3,247    122,128      254,480
Gaviidae II          2,249       7,100    127,463       3,292      8,615      188,864
Dain Bosworth        6,440      77,836         --     223,699     38,132      592,953
                  -------- ----------  ---------- ----------  ---------- -----------
Total SQFT
 Expiring           13,887      91,891    222,664     230,238    168,875    1,036,297
                  ======== ==========  ========== ==========  ========== ===========
Percent of Total       1.3%        8.9%      21.5%       22.2%      16.3%       100.0%
RENT EXPIRING
BUILDING
Gaviidae I         140,141     176,483  1,010,595      75,391    290,448    2,280,142
Gaviidae II         47,866     160,451    825,826      75,758    226,822    2,246,086
Dain Bosworth      212,842   2,649,537         --   8,092,215  1,418,129   19,888,808
                  -------- ----------  ---------- ----------  ---------- -----------
Total Rent
 Expiring         $400,849  $2,986,471 $1,836,421  $8,243,364 $1,935,400  $24,415,037
                  ======== ==========  ========== ==========  ========== ===========
Percent of Total       1.6%       12.2%       7.5%       33.7%       7.9%       100.0%
Average $ per
 SQFT             $  28.87  $    32.50 $     8.25  $    35.74 $    11.46  $     23.56



                              S-101

 DAIN BOSWORTH PLAZA
-----------------------------------------------------------------------------
Lease Expiration Schedule



                           YEAR 1    YEAR 2   YEAR 3     YEAR 4     YEAR 5      YEAR 6
FOR THE YEARS ENDING      OCT--1998OCT--1999 OCT--2000 OCT--2001   OCT--2002  OCT--2003
------------------------  -------- --------  -------- ----------  ---------- ----------
TENANT
Korridor Capital             1,610     --       --         --         --          --
Impark                       3,048     --       --         --         --          --
Dalhen                       4,973     --       --         --         --          --
Dahlen Storage                 342     --       --         --         --          --
Amer Intl Comp.              3,348     --       --         --         --          --
James Selmer                 2,540     --       --         --         --          --
Norwest                      --        6,179    --         --         --          --
Information Res.             --        4,329    --         --         --          --
John Blair                   --        3,442    --         --         --          --
Storage Tek                  --        5,539    --         --         --          --
Wilson Group                 --        --       2,497      --         --          --
Whitecliff                   --        --       4,658      --         --          --
SAP AMERICA                  --        --       7,444      --         --          --
SAP AMERICA                  --        --       2,521      --         --          --
Woodland                     --        --       1,864      --         --          --
Onyx                         --        --       1,028      --         --          --
Decision Systems             --        --       --          6,384     --          --
Decision Systems             --        --       --         32,134     --          --
Firstaff                     --        --       --          3,387     --          --
Firstaff                     --        --       --            963     --          --
SAS Insitutute               --        --       --          6,650     --          --
Wilshire Assoc               --        --       --          2,533     --          --
Reden & Anders               --        --       --         10,585     --          --
Reden & Anders               --        --       --          2,367     --          --
Interep                      --        --       --          1,384     --          --
Marquette Bank               --        --       --         --          1,033      --
Marq. Bancshares             --        --       --         --         43,064      --
Marq. Capital                --        --       --         --          6,209      --
Fish & Richardson            --        --       --         --         16,114      --
Diversified Business CR      --        --       --         --          9,737      --
Diversified Business         --        --       --         --          1,630      --
Mitchel Hutchins             --        --       --         --         --           7,542
Bruce Goldstein              --        --       --         --         --           2,844
Winthrop                     --        --       --         --         --          17,989
Winthrop                     --        --       --         --         --           4,970
Radio 100                    --        --       --         --         --           2,318
Radio 100                    --        --       --         --         --          11,647
Coral Group                  --        --       --         --         --          --
Executive Speaking           --        --       --         --         --          --
Martin Williams Storage      --        --       --         --         --          --
Martin Williams              --        --       --         --         --          --
Martin Williams              --        --       --         --         --          --
Martin Williams              --        --       --         --         --          --
Inter-Regional Financial
 Group                       --        --       --         --         --          --
Inter-Regional Financial
 Group                       --        --       --         --         --          --
Inter-Regional Financial
 Group                       --        --       --         --         --          --
Inter-Regional Financial
 Group                       --        --       --         --         --          --
Inter-Regional Financial
 Group                       --        --       --         --         --          --
Inter-Regional Financial
 Group                       --        --       --         --         --          --
Inter-Regional Financial
 Group                       --        --       --         --         --          --
Inter-Regional Financial
 Group                       --        --       --         --         --          --
Vacant                       --        --       --         --         --          --
Vacant                       --        --       --         --         --          --
                          -------- --------  -------- ----------  ---------- ----------

Total SQFT Expiring         15,861    19,489   20,012      66,387     77,787      47,310
                          ======== ========  ======== ==========  ========== ==========
Percent of Total               2.7%      3.3%     3.4%       11.2%      13.1%        8.0%

Total Rent Expiring       $439,032  $555,631 $587,552  $2,007,543 $2,423,065  $1,517,705
Percent of Total               2.2%      2.8%     3.0%       10.1%      12.2%        7.6%

Average $ per SQFT        $  27.68  $  28.51 $  29.36  $    30.24 $    31.15  $    32.08

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                          YEAR 7     YEAR 8    YEAR 9    YEAR 10      2008
FOR THE YEARS ENDING     OCT--2004 OCT--2005  OCT--2006 OCT--2007  AND BEYOND
-----------------------  -------- ----------  -------- ----------  ----------
TENANT
Korridor Capital             --         --        --         --         --
Impark                       --         --        --         --         --
Dalhen                       --         --        --         --         --
Dahlen Storage               --         --        --         --         --
Amer Intl Comp.              --         --        --         --         --
James Selmer                 --         --        --         --         --
Norwest                      --         --        --         --         --
Information Res.             --         --        --         --         --
John Blair                   --         --        --         --         --
Storage Tek                  --         --        --         --         --
Wilson Group                 --         --        --         --         --
Whitecliff                   --         --        --         --         --
SAP AMERICA                  --         --        --         --         --
SAP AMERICA                  --         --        --         --         --
Woodland                     --         --        --         --         --
Onyx                         --         --        --         --         --
Decision Systems             --         --        --         --         --
Decision Systems             --         --        --         --         --
Firstaff                     --         --        --         --         --
Firstaff                     --         --        --         --         --
SAS Insitutute               --         --        --         --         --
Wilshire Assoc               --         --        --         --         --
Reden & Anders               --         --        --         --         --
Reden & Anders               --         --        --         --         --
Interep                      --         --        --         --         --
Marquette Bank               --         --        --         --         --
Marq. Bancshares             --         --        --         --         --
Marq. Capital                --         --        --         --         --
Fish & Richardson            --         --        --         --         --
Diversified Business CR      --         --        --         --         --
Diversified Business         --         --        --         --         --
Mitchel Hutchins             --         --         --        --         --
Bruce Goldstein              --         --         --        --         --
Winthrop                     --         --         --        --         --
Winthrop                     --         --         --        --         --
Radio 100                    --         --         --        --         --
Radio 100                    --         --         --        --         --
Coral Group                  4,353      --         --        --         --
Executive Speaking           2,087      --         --        --         --
Martin Williams Storage      --            967     --        --         --
Martin Williams              --         66,042     --        --         --
Martin Williams              --          6,139     --        --         --
Martin Williams              --          4,688     --        --         --
Inter-Regional Financial
 Group                       --         --         --        19,259     --
Inter-Regional Financial
 Group                       --         --         --       154,072     --
Inter-Regional Financial
 Group                       --         --         --         5,000     --
Inter-Regional Financial
 Group                       --         --         --         9,672     --
Inter-Regional Financial
 Group                       --         --         --        13,737     --
Inter-Regional Financial
 Group                       --         --         --         9,830     --
Inter-Regional Financial
 Group                       --         --         --         9,829     --
Inter-Regional Financial
 Group                       --         --         --        --          3,048
Vacant                       --         --         --         2,700     --
Vacant                       --         --         --        --         35,048
                          -------- ----------  -------- ----------  ----------
                                                                                      TOTAL
Total SQFT Expiring          6,440      77,836     --       223,699     38,132      592,953
                          ======== ==========  ======== ==========  ========== ===========
Percent of Total               1.1%       13.1%    0.0%        37.7%       6.4%       100.0%

Total Rent Expiring       $212,842  $2,649,537   $   0   $8,077,771 $1,418,129  $19,888,808
Percent of Total               1.1%       13.3%    0.0%        40.6%       7.1%       100.0%

Average $ per SQFT        $  33.05  $    34.04   $0.00   $    36.11 $    37.19  $     33.54

 GAVIIDAE I
-----------------------------------------------------------------------------
Lease Expiration Schedule




                            YEAR 1    YEAR 2   YEAR 3    YEAR 4   YEAR 5    YEAR 6
FOR THE YEARS ENDING       OCT-1998  OCT-1999 OCT-2000  OCT-2001 OCT-2002  OCT-2003
-------------------------  -------- --------  -------- --------  -------- --------
TENANT
S. Vincent Jewelers             958     --       --        --        --       --
Van Havern's Flowerwork         488     --       --        --        --       --
Gaviidae Pendleton             --      2,197     --        --        --       --
Ritz Camera                    --        739     --        --        --       --
Sunglass Hut                   --        522     --        --        --       --
Bostonian                      --       --       1,015     --        --       --
The Museum Company             --       --       2,666     --        --       --
Pretzeltime                    --       --         508     --        --       --
San Francisco Music Box        --       --         905     --        --       --
Eddie Bauer                    --       --       5,443     --        --       --
Charter Club                   --       --       3,302     --        --       --
The Custom Shop                --       --       --         780      --       --
Trailmark                      --       --       --        --       1,464     --
Mothers Work                   --       --       --        --        --        764
Bruegger's                     --       --       --        --        --       --
Franklin Quest                 --       --       --        --        --       --
Caribou Coffee                 --       --       --        --        --       --
Cole Haan                      --       --       --        --        --       --
Totally Organized              --       --       --        --        --       --
National City Bank             --       --       --        --        --       --
National City Bank             --       --       --        --        --       --
National City Bank             --       --       --        --        --       --
National City
 Bank--Office                  --       --       --        --        --       --
National City
 Bank--Office                  --       --       --        --        --       --
St. Croix Knits                --       --       --        --        --       --
Vacancy                        --       --       --        --        --       --
Saks Fifth Aveune              --       --       --        --        --       --
Vacancy                        --       --       --        --        --       --
Vacancy                        --       --       --        --        --       --
                           -------- --------  -------- --------  -------- --------

Total SQFT Expiring           1,446    3,458    13,839      780     1,464      764
                           ======== ========  ======== ========  ======== ========
Percent of Total                0.6%     1.4%      5.4%     0.3%      0.6%     0.3%

Total Rent Expiring         $34,831  $79,988  $360,294  $24,913   $55,222  $31,836
Percent of Total                1.5%     5.5%     15.8%     1.1%      2.4%     1.4%

Average $ per SQFT          $ 24.09  $ 23.13  $  26.03  $ 31.94   $ 37.72  $ 41.67

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                            YEAR 7    YEAR 8    YEAR 9    YEAR 10     2008
FOR THE YEARS ENDING       OCT-2004  OCT-2005  OCT-2006   OCT-2007 AND BEYOND
-------------------------  -------- --------  ---------- --------  ----------
TENANT
S. Vincent Jewelers           --        --        --         --        --
Van Havern's Flowerwork       --        --        --         --        --
Gaviidae Pendleton            --        --        --         --        --
Ritz Camera                   --        --        --         --        --
Sunglass Hut                  --        --        --         --        --
Bostonian                     --        --        --         --        --
The Museum Company            --        --        --         --        --
Pretzeltime                   --        --        --         --        --
San Francisco Music Box       --        --        --         --        --
Eddie Bauer                   --        --        --         --        --
Charter Club                  --        --        --         --        --
The Custom Shop               --        --        --         --        --
Trailmark                     --        --        --         --        --
Mothers Work                  --        --        --         --        --
Bruegger's                    2,474     --        --         --        --
Franklin Quest                1,655     --        --         --        --
Caribou Coffee                1,069     --        --         --        --
Cole Haan                     --        3,542     --         --        --
Totally Organized             --        3,413     --         --        --
National City Bank            --        --         3,710     --        --
National City Bank            --        --         3,454     --        --
National City Bank            --        --        17,729     --        --
National City
 Bank--Office                 --        --        22,306     --        --
National City
 Bank--Office                 --        --        48,002     --        --
St. Croix Knits               --        --        --        1,352      --
Vacancy                       --        --        --        1,895      --
Saks Fifth Aveune             --        --        --         --      118,338
Vacancy                       --        --        --         --        1,895
Vacancy                       --        --        --         --        1,895
                           -------- --------  ---------- --------  ----------
                                                                                    TOTAL
Total SQFT Expiring           5,198     6,955     95,201    3,247    122,128      254,480
                           ======== ========  ========== ========  ========== ==========
Percent of Total                2.0%      2.7%      37.4%     1.3%      48.0%       100.0%

Total Rent Expiring        $140,141  $176,483 $1,010,595  $75,391   $290,448   $2,280,142
Percent of Total                6.1%      7.7%      44.3%     3.3%      12.7%       100.0%

Average $ per SQFT         $  26.96  $  25.37 $    10.62  $ 23.22   $   2.38   $     8.96

 GAVIIDAE II
-----------------------------------------------------------------------------
Lease Expiration Schedule

                       YEAR 1    YEAR 2   YEAR 3    YEAR 4   YEAR 5    YEAR 6
FOR THE YEARS ENDING  OCT-1998  OCT-1999 OCT-2000  OCT-2001 OCT-2002  OCT-2003
--------------------  -------- --------  -------- --------  -------- --------
TENANT
Subway                     669     --        --       --       --        --
Scarlet Letter            --       --       1,025     --       --        --
Urban Traveler            --       --        --      1,064     --        --
Chicago Steak             --       --        --        759     --        --
Mortons                   --       --        --       --       7,759     --
Talbots                   --       --        --       --       5,328     --
Lin                       --       --        --       --         350     --
Horst                     --       --        --       --       4,300     --
Manchu Wok                --       --        --       --         614     --
Joan Vass                 --       --        --       --       1,776     --
Villa Pizza               --       --        --       --       --       1,331
McDonalds                 --       --        --       --       --         956
Aveda                     --       --        --       --       --        --
Caribou Coffee            --       --        --       --       --        --
Richard James             --       --        --       --       --        --
Limit Up Pasta            --       --        --       --       --        --
La Tortiarilla            --       --        --       --       --        --
Neiman Marcus             --       --        --       --       --        --
Jessica McClintock        --       --        --       --       --        --
D'Amico                   --       --        --       --       --        --
Management Office         --       --        --       --       --        --
Betlach                   --       --        --       --       --        --
Vacant                    --       --        --       --       --        --
Vacant                    --       --        --       --       --        --
Vacant                    --       --        --       --       --        --
Ann Taylor                --       --        --       --       --        --
Vacant                    --       --        --       --       --        --
                      -------- --------  -------- --------  -------- --------

Total SQFT Expiring        669    14,214    1,025    1,823    20,127    2,287
                      ======== ========  ======== ========  ======== ========
Percent of Total           0.4%      7.5%     0.5%     1.0%     10.7%     1.2%

Total Rent Expiring    $14,370  $344,690  $21,628  $54,076  $415,722  $58,878
Percent of Total           0.6%     15.3%     1.0%     2.4%     18.5%     2.6%

Average $ per SQFT     $ 21.48  $  24.25  $ 21.10  $ 29.66  $  20.65  $ 25.74

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                       YEAR 7    YEAR 8   YEAR 9   YEAR 10     2008
FOR THE YEARS ENDING  OCT-2004  OCT-2005 OCT-2006  OCT-2007 AND BEYOND
--------------------  -------- --------  -------- --------  ----------
TENANT
Subway                    --       --       --        --        --
Scarlet Letter            --       --       --        --        --
Urban Traveler            --       --       --        --        --
Chicago Steak             --       --       --        --        --
Mortons                   --       --       --        --        --
Talbots                   --       --       --        --        --
Lin                       --       --       --        --        --
Horst                     --       --       --        --        --
Manchu Wok                --       --       --        --        --
Joan Vass                 --       --       --        --        --
Villa Pizza               --       --       --        --        --
McDonalds                 --       --       --        --        --
Aveda                    1,600     --       --        --        --
Caribou Coffee             649     --       --        --        --
Richard James             --       5,868    --        --        --
Limit Up Pasta            --         681    --        --        --
La Tortiarilla            --         551    --        --        --
Neiman Marcus             --       --     119,271     --        --
Jessica McClintock        --       --       2,104     --        --
D'Amico                   --       --       3,216     --        --
Management Office         --       --       2,872     --        --
Betlach                   --       --       --       1,592      --
Vacant                    --       --       --       1,700      --
Vacant                    --       --       --        --        1,700
Vacant                    --       --       --        --        1,700
Ann Taylor                --       --       --        --        4,768
Vacant                    --       --       --        --          447
                      -------- --------  -------- --------  ----------
                                                                             TOTAL
Total SQFT Expiring      2,249     7,100  127,463    3,292      8,615      188,864
                      ======== ========  ======== ========  ========== ==========
Percent of Total           1.2%      3.8%    67.5%     1.7%       4.6%       100.0%

Total Rent Expiring    $47,866  $160,451 $825,826  $75,758   $226,822   $2,246,086
Percent of Total           2.1%      7.1%    36.8%     3.4%      10.1%       100.0%

Average $ per SQFT     $ 21.28  $  22.60 $   6.48  $ 23.01   $  26.33   $    11.89

BROOKFIELD: THE LOAN



   Security. The Brookfield Loan is a non-recourse loan, secured by (i) the subleasehold estate held by the Brookfield Borrower in the Brookfield Property and certain other collateral relating thereto (including a mortgage, an assignment of leases and rents and cash collateral account security), (ii) a pledge of a note in the amount of Thirty Million Dollars ($30,000,000) made by Brookfield Retail Centers Inc., a Minnesota corporation (the "Gaviidae I Note") which is secured by the First Mortgage, Security Agreement and Fixture Financing Statement encumbering the property commonly known as Gaviidae Common Phase I located in Minneapolis, Minnesota, which has been collaterally assigned to the pledgee of the Gaviidae I Note (the "Pledge"), (iii) the fee estate held by DB Holdings in the Brookfield Property, and (iv) the lease of retail space by and between Brookfield Borrower, as landlord, and Brookfield Arc Inc., a Minnesota corporation, as tenant (the "Master Lease"), which provides for a term commencing on May 1, 1997 and ending on the earlier to occur of (x) May 1, 2007 and (y) the date the requisite Brookfield DSCR (as hereinafter defined) is met. The rent payable under the Master Lease, or $720,000 per annum, is guaranteed by the Edper Group Limited, an Ontario corporation ("Guarantor"), pursuant to an unconditional guaranty of payment, dated as of May 13, 1997, which was delivered for the benefit of

Brookfield Borrower (the "Edper Guaranty") (collectively with all other security documents referenced herein, the "Loan Documents"). Both the Pledge and Master Lease shall be released upon the satisfaction of certain debt service coverage tests more particularly set forth in "--Release of Pledge and Master Lease". The mortgagee is the insured under the title insurance policies which insure, among other things, that the Brookfield Mortgage constitutes a valid and enforceable lien on fee and subleasehold estates in the Brookfield Property, subject to certain exceptions and exclusions from coverage set forth therein. Such title insurance policies, together with the Brookfield Note, the Brookfield Mortgage, the Pledge and the other documents and agreements evidencing and securing the Brookfield Loan, will be assigned to the Trust Fund.

   Release of Pledge and Master Lease. At such time as Brookfield Borrower shall achieve a Brookfield DSCR for the Brookfield Property with respect to the preceding six (6) month period of not less than 1.5 to 1.0, mortgagee shall release the Pledge. Brookfield DSCR means for any period the ratio of net operating income to debt service on the Brookfield Note for such period. For the purposes of the calculation of the Brookfield DSCR, operating expenses shall include real estate taxes attributable to the Brookfield Property during the preceding six (6) month period and insurance premiums attributable to the Brookfield Property during such period, whether or not actually paid during such period. All calculations of the Brookfield DSCR shall be subject to verification by mortgagee.

   Prior to May 1, 2007, the Master Lease may be terminated at such time as Brookfield Borrower shall achieve, and provide evidence to mortgagee of the achievement of, a Brookfield DSCR for the Brookfield Property with respect to the preceding six (6) month period of not less than 1.5 to 1.0. For the purposes of the calculation of the Brookfield DSCR, (i) operating expenses shall include real estate taxes attributable to the Brookfield Property during the preceding six (6) month period and insurance premiums attributable to the Brookfield Property during such period, whether or not actually paid during such period, and (ii) net operating income shall include the excess of income over expenses from Gaviidae I (before debt service payment on the Gaviidae I Note).

   Payment Terms. The Brookfield Loan matures on June 1, 2027 (the "Brookfield Loan Maturity Date") and bears interest (a) at a fixed rate per annum equal to 8.00% (the "Brookfield Initial Interest Rate") through but not including June 1, 2007 (the "Brookfield Effective Maturity Date") and (b) from and after the Brookfield Effective Maturity Date, through and including the date the Brookfield Note is paid in full, at a rate per annum equal to the greater of (i) the Brookfield Initial Interest Rate plus five percent (5%) or (ii) the Brookfield Treasury Rate (as defined below) plus five percent (5%). The "Brookfield Treasury Rate" means the yield, calculated by linear interpolation of the yield of noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the date of such prepayment to the Brookfield Maturity Date. Any interest accrued at the excess of the Brookfield Revised Interest Rate over the Brookfield Initial Interest Rate is deferred and added to the outstanding indebtedness under the Brookfield Loan and accrues interest at the Brookfield Revised Interest Rate (such deferred interest and interest thereon, the "Brookfield Accrued Interest"). Interest on the Brookfield Loan is calculated on the basis of a 360-day year of 30-day months.

   The payment date for the Brookfield Loan is the first business day of each month (each, a "Payment Date"), with no grace period for a default in the payment of scheduled principal or interest. Commencing on July 1, 1997, the Brookfield Loan requires 360 equal monthly payments of principal and interest of $440,258.74 (each, a "Brookfield Debt Service Payment"). Each Brookfield Debt Service Payment, is due and payable on each Payment Date, and shall be applied first to the interest at the Brookfield Initial Interest Rate and the remainder thereof to the reduction of principal. In the event of a default, interest will accumulate thereon at the applicable interest rate plus five percent (5%) per annum (the "Default Rate"). On the Brookfield Loan Maturity Date, payment of the remaining unpaid balance of principal, if any, together with all interest accrued thereon and all other sums payable under the Note or under the Loan Documents is required.

   Commencing with the first Payment Date after the Brookfield Effective Maturity Date and continuing on each Payment Date thereafter through and including the Brookfield Maturity Date, the Brookfield Borrower is required to apply 100% of the rents and other revenues from the Brookfield

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Property received on or before such day to the following items in the following order of priority: (a) to payment of interest accruing at the Default Rate, and late payment charges, if any; (b) to payment of 1/12 of annual taxes and insurance premiums (the "Brookfield Mortgage Escrow Amount") into the Mortgage Escrow Account (as defined below under "--Lockbox and Reserves"); (c) to payment of the monthly Brookfield Debt Service Payment;
(d) to payment of all cash expenses set forth in the annual budget submitted to the mortgagee for approval, which cash expenses shall include the operating expenses for the operation and maintenance of the Brookfield Property (the "Cash Expenses"; see "--Lockbox and Reserves" for detail of current Cash Expenses); (e) to payment of extraordinary expenses not provided for in the annual budget and approved by mortgagee, if any (the "Extraordinary Expenses"); (f) to payment to mortgagee to be applied against the outstanding principal due under the Note until such principal amount is paid in full; (g) to payments to mortgagee for Brookfield Accrued Interest; and (h) to payment to mortgagee of any other amounts due under the Loan Documents. Any excess amounts shall be paid to the Brookfield Borrower. The scheduled principal balance of the Brookfield Loan as of the Brookfield Effective Maturity Date is approximately $52,634,822.34.

   Event of Default. The occurrence of any of the following constitutes an "Event of Default" under the Brookfield Mortgage: (a) failure to make any payment of interest or principal when due, or failure to pay the principal balance when due; (b) failure to pay any other amount payable pursuant to the Brookfield Note or the Brookfield Mortgage when due and payable, with such failure continuing for ten (10) days after mortgagee delivers written notice thereof to the Brookfield Borrower; (c) failure to keep in force the insurance required under the Brookfield Mortgage to be maintained, or failure to comply with any other covenant relating to insurance requirements, which failure continues for five (5) business days after the mortgagee delivers written notice thereof to the Brookfield Borrower; (d) failure to comply with certain Brookfield Mortgage covenants which require the Brookfield Borrower to keep the Brookfield Property free from liens and encumbrances (with such default continuing for five (5) business days after mortgagee delivers written notice thereof to the Brookfield Borrower); (e) any sale of the Brookfield Property or transfers of direct or indirect beneficial interests in the Brookfield Borrower or incurrence of debt, all in violation of the Brookfield Mortgage; (f) any attempt by the Brookfield Borrower to assign its rights under the Brookfield Mortgage; (g) any other default in the performance or payment, or breach, of any material covenant, warranty, representation or agreement set forth in the documents which evidence and secure the Brookfield Loan, with such default continuing for thirty (30) business days after mortgagee delivers written notice thereof to the Brookfield Borrower; (h) the occurrence of certain bankruptcy events; (i) the termination of the Brookfield Mortgage, or the failure of the Brookfield Mortgage to continue to be valid and effective (or the ceasing of any lien granted thereunder to be a perfected first priority lien) or any of the Loan Documents evidencing the Brookfield Loan; and (j) any event of the default under any other of the Loan Documents which evidence the Brookfield Loan.

   If the Brookfield Borrower defaults in the payment of any Brookfield Debt Service Payment on the applicable Payment Date, then the Brookfield Borrower shall pay to mortgagee a late payment charge in an amount equal to five percent (5%) of the amount of the installment not paid. If the Brookfield Borrower defaults in the payment of any Brookfield Debt Service Payment on the Payment Date due, or defaults in any other manner so as to constitute an Event of Default, then mortgagee at its option and without further notice to the Brookfield Borrower may declare the entire unpaid amount of principal with interest at the Default Rate together with all other sums due, if any, due and payable immediately.

   Prepayment. Voluntary prepayment of the principal of the Brookfield Note is prohibited at any time prior to the 180-day period prior to the Brookfield Effective Maturity Date, after which time the Brookfield Borrower may prepay the Note on any Payment Date without Prepayment Premium. If the Brookfield
Note is accelerated as a result of an Event of Default, the Brookfield Borrower shall also owe a prepayment premium (the "Brookfield Yield Maintenance Premium") equal to the greater of (a) 1% of the principal amount being prepaid or (b) the product of (i) a fraction whose numerator is an amount equal to the portion of the principal balance being paid and whose denominator is the entire outstanding principle balance on the date of such prepayment, and (ii) an amount equal to the remainder obtained by subtracting
(x) an amount equal to the entire outstanding principal as of the date of such prepayment from (y) the present value as of the date of such prepayment of the remaining scheduled payments of

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principal and interest determined by discounting such payments at the
Brookfield Discount Rate (as hereinafter defined). The "Brookfield Discount Rate" means the rate which, when compounded monthly, is equal to the yield, calculated by linear interpolation of the yields of noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the date of such prepayment to the Brookfield Effective Maturity Date.

   No Brookfield Yield Maintenance Premium or other premium or penalty is required to be paid in connection with any prepayment resulting from the application of insurance or condemnation proceeds to repayment of the Brookfield Loan in accordance with the requirements of the Brookfield Mortgage.

   Defeasance Collateral. For the purposes of this section, "Defeasance Collateral" shall mean obligations or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, or the obligations of which are backed by the full faith and credit of the United States of America, the ownership of which will not cause the mortgagee to be an investment company under the Investment Company Act of 1940, included as collateral under the Brookfield Loan. For the purposes of this section, the "Defeasance Collateral Requirement" shall mean an amount sufficient to pay 100% of the loan amount, and sufficient to pay scheduled interest and principal payments on the loan amount through and including the Brookfield Effective Maturity Date together with the outstanding principal balance of the Brookfield Loan as of such date.

   The Brookfield Borrower shall be entitled to defease the Brookfield Property on any Payment Date from and after the earlier to occur of (x) May 13, 2001 and (y) the second anniversary of the Delivery Date, in connection with the delivery of Defeasance Collateral, provided that: (i) the mortgagee shall have received from the Brookfield Borrower at least 30 days' prior written notice of the date proposed for such release (the "Brookfield Release Date"); (ii) no Event of Default shall have occurred and be continuing as of the date of such notice and the Brookfield Release Date; (iii) the Brookfield Borrower shall deliver on the Brookfield Release Date, Defeasance Collateral in such amount as shall satisfy the Defeasance Collateral Requirement with respect to the Brookfield Property; (iv) the Brookfield Borrower shall have delivered a certificate of an officer of the Brookfield Borrower (an "Officer's Certificate") dated the Brookfield Release Date, confirming the matters referred to in clause (ii) above, certifying that the applicable provisions of clause (iii) above have been complied with and certifying that all conditions precedent for such release have been complied with (which matters shall be confirmed by an independent certified public accountant);
(v) the Brookfield Borrower shall have delivered to mortgagee the opinions of counsel required by the Brookfield Mortgage upon a defeasance of the lien; and (vi) the Rating Agencies shall have delivered written confirmation that the then ratings of the Certificates will not, as a result of such defeasance, be downgraded, withdrawn or qualified.

   Lockbox and Reserves. Pursuant to a cash collateral account security, pledge, assignment and control agreement (the "Brookfield Cash Collateral Agreement"), the Brookfield Borrower has established with Comerica Bank in the name of Comerica Bank, as agent for the mortgagee (the "Brookfield Agent Bank"), as secured party, an interest-bearing cash collateral account (the "Brookfield Lockbox Account"). The Brookfield Agent Bank, as agent for Brookfield Borrower, has delivered irrevocable written instructions to First Bank, N.A., the holder of the property account for the Brookfield Property (the "Brookfield Property Account"), to deposit on a daily basis by wire transfer to the Brookfield Lockbox Account, upon receipt, all operating revenue from the Property and other amounts received in the Brookfield Property Account. The Brookfield Borrower has instructed and is required to instruct all tenants to mail all checks or wire all funds with respect to rent due under the leases to the Brookfield Property Account, and has covenanted to deposit all operating revenue received by it from the Brookfield Property into the Brookfield Property Account.

   The Brookfield Borrower has established with the Brookfield Agent Bank (a) an operating account (the "Brookfield Operating Account") to receive deposits daily of amounts on deposit in the Brookfield Lockbox Account, (b) an interest and principal escrow account (the "Brookfield P&I Escrow Account") to be funded each month before the Brookfield Effective Maturity Date in an amount equal to the amount of interest and principal due on the next Payment Date, (c) a real estate taxes and insurance premium escrow account (the "Brookfield Mortgage Escrow Account") to be funded each month in an amount equal to the monthly Brookfield Mortgage Escrow Amount, and (d) a capital and tenant improvement reserve account (the "Brookfield Capital and TI Reserve Account") for leases demising to a single tenant space equal to or more than 20,000 square feet (each, a "Large Lease") to be funded by the Brookfield Borrower as follows. From and after the date the Pledge is released (see "--Release of Pledge and Master Lease"), Brookfield Borrower shall be required to deposit into the Brookfield Capital and TI Reserve Account reserves with respect to Large Leases (x) of office space at Dain Bosworth Plaza, equal to the product of $35 and the square footage of the expiring Large Lease or (y) of retail space at Gaviidae Common Phase II, equal to the product of $15 and the square footage of the expiring Large Lease (the "Brookfield Capital/TI Reserve Amounts"). Brookfield Borrower is required to deliver to Brookfield Agent Bank and mortgagee a monthly certificate of an officer of Brookfield Borrower certifying as of the date thereof, (x) the name of the tenant(s) under the Large Lease(s) expiring within one year of the date thereof and the expiration date of such Large Lease(s), (y) the Brookfield Capital/TI Reserve Amounts to be deposited by Borrower into the Brookfield Capital and TI Reserve Account with respect to the expiring Large Lease, and (z) the anticipated Operating Expenses (as defined below) of the Brookfield Property for the applicable month. The Brookfield Capital/TI Reserve Amounts applicable to an expiring Large Lease shall be funded on a monthly basis, in twelve (12) equal installments, from Brookfield Borrower's available cash flow after payment of Brookfield Debt Service Payment, Brookfield Mortgage Escrow Amounts, Brookfield Reserve Amounts (as hereinafter defined) and anticipated operating expenses. Brookfield Borrower shall deliver to the Brookfield Agent Bank and mortgagee, on the fifteenth day of each month, or, if the fifteenth day shall not be a business day, on the business day following the fifteenth day of the month, a certificate of an officer of Brookfield Borrower certifying as of the date thereof, (y) the anticipated operating expenses of the Brookfield Property for the next month, and (z) the actual operating expenses of the Brookfield Property for the preceding month. The difference between actual and budgeted operating expenses for the previous month shall be adjusted by Brookfield Borrower out of or to available cash flows to be paid by Brookfield Borrower to Brookfield Agent Bank.

   Until the Brookfield Effective Maturity Date, the Brookfield Agent Bank will withdraw from the Brookfield Operating Account on the first business day of each month or as soon thereafter as there shall be collected funds in the Brookfield Operating Account, funds in the following amounts and in the following order of priority: (i) funds in an amount equal to the Brookfield Debt Service Payment due on the next Payment Date and deposit the same into the Brookfield P&I Escrow Account; (ii) funds in an amount equal to the monthly Brookfield Mortgage Escrow Amounts and deposit the same into the Brookfield Mortgage Escrow Account; (iii) funds in an amount equal to the Brookfield Reserve Amounts, if any, and deposit the same into the Brookfield Mortgage Escrow Account; (iv) funds in an amount equal to the Brookfield Capital/TI Reserve Amounts as may be required to be deposited from time to time, and deposit the same into the Brookfield Capital and TI Reserve Account. The Brookfield Borrower has instructed the Brookfield Agent Bank to withdraw on each Payment Date the amounts on deposit in the Brookfield P&I Escrow Account necessary to pay the Brookfield Debt Service Payment when due and to pay the same to the mortgagee, to withdraw when and as applicable amounts on deposit in the Brookfield Mortgage Escrow Account and to use the same to pay real estate taxes and insurance premiums with respect to the Brookfield Property as the same become due, and to make withdrawals from the other accounts and to disburse funds so withdrawn for their intended purposes as described and specified in the Brookfield Cash Collateral Agreement. The Brookfield Agent Bank will release Brookfield Capital/TI Reserve Amounts, at the Mortgagee's direction, upon delivery by the Brookfield Borrower of a renewal of the applicable Large Lease that complies with the provisions of the Brookfield Mortgage, or of a new lease that complies with the provisions of the Brookfield Mortgage, in which event, amounts will be released to pay for tenant improvement expenses and leasing commissions, as incurred, with the balance released after payment in full thereof.

   Prior to the Brookfield Effective Maturity Date, provided that (a) no Event of Default shall have occurred and be continuing; (b) the Brookfield Borrower certifies that there are no payables more than 60 days past due, unless the same are being contested in good faith, and no other obligations of the Brookfield Borrower are past due; and (c) the Brookfield Borrower certifies that it has delivered instructions to the Brookfield Agent Bank to transfer from the Brookfield Lockbox Account to the

Brookfield Mortgage Escrow Account an amount equal to 125% of any amounts being contested in connection with any payables which exceed $250,000 in the aggregate ("Brookfield Reserve Amounts"), then the Brookfield Borrower may at any time during the remainder of such month, instruct the Brookfield Agent Bank to transfer amounts from the Brookfield Lockbox Account to such account or accounts of the Brookfield Borrower as instructed to pay operating expenses of the Brookfield Property, to make distribution to the shareholders of Brookfield Borrower, or otherwise.

   After the Brookfield Effective Maturity Date, the Brookfield Agent Bank will withdraw from the Brookfield Operating Account on the first business day of each month or as soon thereafter as there shall be collected funds in the Brookfield Operating Account, funds in the following amounts and in the following order of priority: (i) funds in an amount equal to the Brookfield Debt Service Payment due on the next Payment Date and deposit the same into the Brookfield P&I Escrow Account; (ii) funds in an amount equal to the monthly Brookfield Mortgage Escrow Amounts and deposit the same into the Brookfield Mortgage Escrow Account; (iii) funds in an amount equal to the Brookfield Reserve Amounts, if any, and deposit the same into the Brookfield Mortgage Escrow Account; (iv) funds in an amount equal to 1/12 of the Operating Expenses (as hereinafter defined) as set forth in the Annual Budget approved by mortgagee; (v) funds in an amount equal to the Brookfield Capital/TI Reserve Amounts as may be required to be deposited from time to time, and deposit the same into the Brookfield Capital and TI Reserve Account; (vi) funds to be applied against the outstanding principal due under the Brookfield Note until such principal amount is paid in full; and (vii) funds payable to mortgagee in an amount equal to the Accrued Interest, including interest at the Default Rate.

   Transfer of Properties and Interest in Borrower; Encumbrance; Other
Debt. The Brookfield Borrower is generally prohibited from transferring or encumbering the Brookfield Property except in connection with a defeasance as described under "--Defeasance Collateral". The Brookfield Borrower may, without the consent of mortgagee, (i) make immaterial transfers of portions of the Brookfield Property to governmental authorities for dedication or public use or to other third parties for the purpose of erecting and operating additional structures whose use is integrated with the use of such Property, and (ii) grant easements, restrictions, covenants, reservations, and rights of way in the ordinary course of business for access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities, provided, however, that neither of the transfers contemplated by
(i) and (ii) shall materially impair the utility and operation of the Brookfield Property or materially adversely affect the value of the Brookfield Property taken as a whole. In connection with any transfer or any series of transfers that affects (on a cumulative basis) more than 10% of the value of the Brookfield Property (not including leasing in the normal course of business), certain tax and non-disqualification opinions shall be furnished to the mortgagee.

   Mortgagee's approval is not required for a transfer of any direct or indirect beneficial interests in the Brookfield Borrower, provided that (i) no Event of Default shall have occurred and be continuing; (ii) the Brookfield Borrower (or such transferor of interest) shall deliver notice thereof to mortgagee and the Rating Agencies at least 15 business days prior to the effective date of such transfer; (iii) the Brookfield Borrower shall remain a single purpose entity; (iv) no transfer of limited partner, non-managing member of shareholder interests shall result in any one Person (or any group of affiliates) other than Brookfield Commercial Properties Inc. (also known as Brookfield Properties Inc.), a California corporation, or an affiliate thereof (collectively, a "Permitted Transferee") owning, directly or indirectly, 50% of more of the beneficial ownership interests of the Brookfield Borrower; and (v) Brookfield Commercial Properties Inc. (also known as Brookfield Properties Inc.) or any Permitted Transferee shall at all times directly or indirectly own not less than 51% of the beneficial interests in the Brookfield Borrower. If 10% or more of direct beneficial interests in the Brookfield Borrower are transferred, other than to a Permitted Transferee, or if any transfer shall result in a Person or group of Affiliates, other than one or more Permitted Transferees, acquiring more than a 49% interests, the Brookfield Borrower shall deliver to the Rating Agencies and mortgagee (a) an opinion of counsel addressed to the Rating Agencies and mortgagee as to nonconsolidation in bankruptcy and (b) an Officer's Certificate certifying that the transfer is not an Event of Default.

    The Brookfield Borrower is not permitted to incur, create, or assume any additional debt or liabilities without the consent of mortgagee, provided, however, that if no Event of Default shall have occurred and be continuing, the Brookfield Borrower, may, without the consent of mortgagee, incur the following indebtedness: (i) the Brookfield Note and all other indebtedness provided for in the Loan Documents; (ii) unsecured indebtedness for expenses incurred in the ordinary course of business which does not exceed, at any time, $1,200,000, and is paid within 60 days of the date incurred unless (a) the Brookfield Borrower is in good faith contesting its obligation to pay such expenses in a manner satisfactory to the mortgagee, (b) adequate reserves with respect thereto are maintained on the books of the Brookfield Borrower in accordance with GAAP, (c) such contest operates to suspend collection of such amounts or enforcement of such obligations, and (d) no Event of Default exists and is continuing; and (iii) unsecured indebtedness for amounts payable or reimbursable to any tenant on account of work performed at the Brookfield Property by such tenant or for costs incurred by such tenant in connection with its occupancy of space, including for tenant improvements.

   Insurance. The Brookfield Borrower is required to maintain the following types of insurance with respect to the Brookfield Property (a) property insurance against all perils included within the classification "All Risks of Physical Loss" with extended coverage in an amount at all times sufficient to prevent the Brookfield Borrower from becoming a co-insurer, but in any event equal to the full insurable value of the improvements and equipment, (b) comprehensive general liability insurance in such amounts as are generally required by institutional lenders for comparable properties but in no event less than $5,000,000 per occurrence and with an aggregate limit of not less than $10,000,000, (c) statutory worker's compensation insurance, (d) loss of "rental value" or "business interruption" insurance to cover the loss of at least 12 months income, (e) during any period of repair or restoration, builder's "all risk" insurance in an amount not less than the full insurable value of the Brookfield Property (including fire and extended coverage and collapse of the improvements), (f) broad-form boiler and machinery insurance and insurance against loss of occupancy or use arising from any related breakdown in such amounts as are generally available at a commercially reasonable premium and are generally required by institutional lenders for properties comparable to the Brookfield Property, (g) flood insurance, if available, with respect to the Brookfield Property to the extent located within a federally designated flood hazard zone in an amount equal to the lesser of the Brookfield Loan and the maximum limit of coverage available with respect to the Brookfield Property, and (h) at the mortgagee's reasonable request, such other insurance, including but not limited to earthquake insurance, with respect to the Brookfield Property, against loss or damage of the kind customarily insured against in similar buildings in the Minneapolis/St.Paul area and in such amounts as are generally required by institutional lenders for properties comparable to the Brookfield Property.

   Any such insurance may be effected under a blanket policy so long as any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Brookfield Property and any sublimits in such blanket policy applicable to the Brookfield Property, which amounts may not be less than the amounts required pursuant to, and which must in any case comply in all other respects with the requirements of the Brookfield Loan. All insurance policies are required to name the mortgagee as an additional named insured, to provide that all proceeds (except with respect to proceeds of general liability and workers' compensation insurance) be payable to the mortgagee except as described below under "--Condemnation and Casualty" and to contain: (i) a standard "noncontributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by the mortgagee notwithstanding the negligent or willful acts or omissions of the Brookfield Borrower; (ii) a waiver of subrogation endorsement in favor of the mortgagee; (iii) an endorsement providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by the Brookfield Borrower, the mortgagee or any other named insured, additional insured or loss payee, except for the willful misconduct of the mortgagee knowingly in violation of the conditions of such policy; (iv) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of first class properties comparable to, and in the general vicinity of, the Brookfield Property, but in no event in excess of $100,000 except in the case of earthquake coverage for the Brookfield Property for which such deductible shall not be in excess of that generally required by institutional lenders on loans of similar amounts secured by comparable properties; and (v) a provision that such policies shall not be cancelled, terminated or expired without at least 30 days prior written notice to the mortgagee, in each instance. The Brookfield Loan requires the Brookfield Borrower to obtain the insurance described above from insurance carriers having claims-paying-abilities rated
(x) not less than "AA" by Standard & Poor's Ratings Services and "AA" or its equivalent by one or more of the other Rating Agencies and (y) not less than "A" by Alfred M. Best Company, Inc., with a financial size category of not less than IX.

   Condemnation and Casualty. Promptly after the occurrence of any damage or destruction to all or any portion of the Brookfield Property or a condemnation of a portion of the Brookfield Property, in either case which does not constitute a Brookfield Total Loss (as hereinafter defined), the Brookfield Borrower is obligated promptly either (1) to pay in full the principal and interest and all other amounts due on the Brookfield Loan, or
(2) to commence and diligently complete the repair, restoration and rebuilding of the Brookfield Property.

   "Brookfield Total Loss" means (x) a casualty, damage or destruction of the Brookfield Property, the cost of restoration of which would exceed 50% of the Brookfield Loan, and with respect to which the Brookfield Borrower is not required under the leases to apply the Proceeds (as hereinafter defined) to the restoration of the Brookfield Property or (y) a permanent taking of 50% or more of the gross leaseable area of the Brookfield Property or so much of the Brookfield Property, in either case, such that it would be impracticable, in mortgagee's sole discretion, even after restoration, to operate the Brookfield Property as an economically viable whole and with respect to which the leases do not require such restoration.

   If any Proceeds (other than business interruption insurance proceeds) are in excess of the Brookfield Threshold Amount, then all such Proceeds will be applied to amounts due under the Brookfield Loan and the prepayment of the principal amount outstanding thereon, without prepayment premium or penalty, only if: (A)(i) an Event of Default shall have occurred and be continuing, or, (ii) the Proceeds shall equal or exceed the Brookfield Loan with respect to the Brookfield Property, (iii) a Brookfield Total Loss shall have occurred, (iv) the amount of the Proceeds is equal to or greater than the outstanding principal amount of the Note, or (v) either (x) the Work is not capable of being completed before the earlier to occur of the date which is six months prior to the Brookfield Loan Maturity Date, and the date on which the business interruption insurance expires or the extension period after delivery of a letter of credit shall expire, or (y) the casualty or taking occurs on a date which is less than six months prior to the Brookfield Loan Maturity Date, or (vi) the Brookfield Borrower is unable to demonstrate to mortgagee's reasonable satisfaction its continuing ability to pay the Loan or
(B) such proceeds were the result of a taking and after restoration is completed there are excess Proceeds which were not required to effect the restoration, in which event prepayment shall be made to the extent of such unneeded Proceeds. Any such excess Proceeds shall be applied to the prepayment of Indebtedness or, at the Brookfield Borrower's election, shall be deposited in a segregated cash collateral account established in the name of Brookfield Agent Bank (the "Proceeds Account"), as additional funds.

   In the event of any taking, casualty, injury, or damage, the Brookfield Borrower shall assign to mortgagee all rights in any insurance or other payments (the "Proceeds") received. To the extent that the Proceeds do not exceed the $3,000,000 (the "Brookfield Threshold Amount") such Proceeds are to be paid directly to the Brookfield Borrower to be applied to the restoration of the Brookfield Property. To the extent that such Proceeds exceed the Brookfield Threshold Amount, all Proceeds are required to be paid to the mortgagee. In the event that any Proceeds (other than business interruption insurance proceeds) are in excess of the Brookfield Threshold Amount and are not required to be applied to the payment or prepayment of the Brookfield Loan, then mortgagee is obligated to make all Proceeds (other than business interruption insurance proceeds) available to the Brookfield Borrower or the applicable tenant for payment or reimbursement of the costs and expenses of repair, restoration and rebuilding of the Brookfield Property if, among other conditions: (i) at the time of loss or damage or at any time thereafter there shall be no continuing Event of Default, (ii) the mortgagee is furnished with an estimate of the cost of the work accompanied by appropriate plans and specifications for the work of restoration and an independent architect's certification as to such costs and (iii) in the case that the cost of the work exceeds the Proceeds, the Brookfield Borrower, at its option, either deposits with, or delivers to, the mortgagee (and promptly following any such deposit or delivery, provides written notice of same to the

Rating Agencies) (A) cash and cash equivalents, (B) a letter or letters of credit in an amount equal to the estimated cost of the work less the Proceeds available, or (C) such other evidence of the Brookfield Borrower's ability to meet such excess costs as is reasonably satisfactory to the mortgagee and the Rating Agencies.

   Approval Rights. For each calendar year commencing on the Brookfield Effective Maturity Date and thereafter, the Brookfield Borrower shall submit to the mortgagee for the mortgagee's approval an annual budget (the "Annual Budget") not later than 60 days prior to the commencement of such calendar year. In the event that the Brookfield Borrower must incur an extraordinary operating expense or capital expenses not set forth in the Annual Budget, it is required promptly to deliver to the mortgagee, for the mortgagee's approval, a reasonably detailed explanation of such proposed expense.

   If during the term of the Brookfield Loan, the Brookfield Borrower wishes to designate another property manager acceptable to the mortgagee, the Brookfield Borrower must notify the mortgagee and the Rating Agencies in writing and obtain from the Rating Agencies written confirmation that the retention of the proposed property manager will not result in a downgrade, withdrawal or qualification of the then ratings of the Certificates. The mortgagee has the right to replace the property manager upon the occurrence of an Event of Default and at any time following the 10th anniversary of the Brookfield Mortgage (or May 13, 2007).

   The Brookfield Borrower may not, without the consent of mortgagee, amend, modify or waive the provisions of any Brookfield Material Lease (hereinafter defined) or terminate, reduce rents under or shorten the term of any Brookfield Material Lease in any manner which would have a material adverse effect on the Brookfield Property taken as a whole. "Brookfield Material Lease" shall mean (i) for Gaviidae Common Phase II, any lease in excess of 10,000 square feet, and (ii) for Dain Bosworth Plaza, demising in excess of 20,000 square feet.

   Financial Reporting. The Brookfield Borrower is required to furnish the mortgagee: (a) annually within 120 days after the end of each fiscal year, a copy of its year-end financial statement audited by an Independent Accountant; (b) quarterly within 45 days of each calendar quarter (except the fourth quarter of any calendar year), quarterly unaudited financial statements; (c) annually within 90 days after the end of each calendar year a complete rent roll showing the gross leasable area of the Property leased as of the last day of the preceding calendar quarter, the percentage of lease roll-overs for the Brookfield Property for the preceding calendar quarter, a summary of new lease signings and lease terminations for the preceding calendar quarter, the current annual rent for the Brookfield Property, the expiration date of each lease, renewal options and sublease information, if any; (d) annually within 90 days after the end of each calendar year a written report containing the percentage of leases which expired pursuant to scheduled expiration dates during the preceding calendar year, a list of leases which are triple net leases and a list of leases which are not triple net leases, a summary of each lease, a list of leases terminated in the preceding calendar year, a summary of renewal options available under each lease, any information relating to the subletting of any leases, and whether any portion of the Brookfield Property is vacant; (e) annually within 90 days after the end of each calendar year during the term of the Notes an annual summary of any and all capital expenditures made at the Brookfield Property during the prior twelve month period; and (f) promptly such further information regarding the Brookfield Property as the mortgagee or the Rating Agencies may reasonably request in writing. Concurrently with delivery of the financial statements to the mortgagee, the Brookfield Borrower is required to provide a copy of the foregoing items to the Rating Agencies.

TOWER 45/ONE ORLANDO CENTER PORTFOLIO




                               LOAN INFORMATION

PRINCIPAL BALANCE:                 ORIGINAL      DECEMBER 1, 1997
                                 $107,000,000      $107,000,000

ORIGINATION DATE:                November 26, 1997

ANTICIPATED REPAYMENT
DATE ("ARD"):                    November 1, 2004

MATURITY DATE:                   November 1, 2027

BLENDED INTEREST
RATE:                            6.8174%

AMORTIZATION:                    23 months interest only, then 28 year
                                 amortization schedule

HYPER-AMORTIZATION:              Subsequent to November 1, 2004, the interest
                                 rate will increase to the greater of 8.8174% or 200 basis points plus the interpolated
                                 15-year UST rate. Additionally, all excess cash flow will be captured under the terms of the Cash Collateral Agreement and applied to the outstanding principal balance of the Note. Interest due under the Revised
                                 Interest Rate, which is in excess of that which is due under the Initial Interest
                                 Rate, will accrue and will be payable
                                 subsequent to the payment of principal.

PREPAYMENT TERMS/ DEFEASANCE/
RELEASE PROVISIONS:              Prepayment is not permitted through and
                                 including October 31, 2004. Subsequent to and including November 1, 2004, the Note is prepayable without penalty.

                                 Subsequent to the earlier of October 16, 2000 or the second anniversary of the Delivery Date, defeasance will be permitted upon the delivery of appropriate Defeasance Collateral. Partial defeasance is permitted upon delivery of 125% of the applicable Allocated Loan Amount.

THE BORROWER:                    The borrowing entity, Magnolia Associates,
                                 LTD., as well as its general partner, is organized as a special-purpose, bankruptcy-remote entity.

TENANT IMPROVEMENT & LEASING
COMMISSION RESERVES:

 TOWER 45:                       Ongoing reserves equal to 1/12 the product
                                 of $2.00 and the total square footage. One year prior to expiration of a Material
                                 Lease, an additional monthly reserve equal to 1/12 the product of $35, adjusted on an annual basis for CPI, and the square footage of space leased to tenants with Material
                                 Leases. Material Leases are those leases comprising at least 25,000 square feet.

 ONE ORLANDO
 CENTER: Ongoing reserves equal to 1/12 the product of $1.50 and the total square footage. One year prior to expiration of a Material Lease, an additional monthly reserve equal to 1/12 the product of $25, adjusted on an annual basis for CPI, and the square footage of space leased to tenants with Material Leases. Material leases are those leases comprising at least 20,000 square feet.

CROSS-COLLATERALIZATION/
DEFAULT:                         Yes

                             PROPERTY INFORMATION

PROPERTY TYPE:                   Office

LOCATION:                        Tower 45
                                 120 West 45th Street
                                 New York, New York
                                 One Orlando Center
                                 800 North Magnolia Avenue
                                 Orlando, Florida

OCCUPANCY:                       Tower 45                               99.2%
                                 One Orlando Center                    100.0%
                                 --------------------------------------------
                                 Weighted Average                       99.5%

RENTABLE
SQUARE FEET:                     Tower 45                             440,029
                                 One Orlando Center                   357,181
                                 --------------------------------------------
                                 Total                                797,210

YEAR BUILT:                      Tower 45                                1989
                                 One Orlando Center                      1987

THE COLLATERAL:                  Tower 45
                                 One Orlando Center

PROPERTY MANAGEMENT:             Tower Realty Operating Partnership L.P.

1996 NET OPERATING INCOME:       Tower 45                         $11,909,991
                                 One Orlando Center                $5,391,638
                                 --------------------------------------------
                                 Total                            $17,301,629

UNDERWRITTEN
CASHFLOW:                        Tower 45                          $9,994,189
                                 One Orlando Center                $4,055,642
                                 --------------------------------------------
                                 Total                            $14,049,831

APPRAISED VALUE:                 Tower 45                         $95,000,000
                                 One Orlando Center               $55,000,000
                                 --------------------------------------------
                                 Total                           $150,000,000

APPRAISED BY:                    Cushman & Wakefield

APPRAISAL DATE:                  Tower 45                     October 1, 1997
                                 One Orlando Center        September 23, 1997

LTV AS OF 12/1/97:               71.3%

ANNUAL DEBT
SERVICE:                         $8,572,328

DSC:                             1.64x

LOAN/SQ. FT. AS OF 12/1/97:      $132.07

TOWER REALTY LOAN: THE BORROWERS; THE PROPERTY

   The Loan. The loan (the "Original Tower Loan") was originated in the amount of $54,000,000 by Midland Loan Services, L.P. ("Midland") on October 16, 1997 and acquired simultaneously therewith by Merrill Lynch Mortgage Capital Inc. ("MLMC"). On November 26, 1997, the principal amount of the Original Tower Loan was increased by $53,000,000, and the Original Tower Loan was consolidated, amended and restated to form a single lien on the Tower Realty Properties (as defined below) with a principal balance on such date of $107,000,000 (the "Tower Realty Loan"). The Tower Realty Loan has a principal balance as of the Cut-Off Date of approximately $107,000,000. The Tower Realty Loan is evidenced by a Consolidated, Amended and Restated Mortgage
Note in the original principal amount of $107,000,000 (the "Tower Realty Note") which is secured by a Consolidated, Amended and Restated Fee and Subleasehold Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposit (the "Tower Realty Mortgage") encumbering the Tower Realty Borrower's (as hereinafter defined) fee simple interest in the office tower commonly known as One Orlando Center located in Orlando, Florida ("One Orlando Center") and the Tower Realty Borrower's fee simple and ground subleasehold interest in Tower 45, located in New York, New York ("Tower 45", and collectively with One Orlando Center, the "Tower Realty Properties").

   The Borrowers. Magnolia Associates, LTD. (the "Tower Realty Borrower") is a special-purpose Florida limited partnership whose purpose and business is limited to holding ownership and leasehold interests in the Tower Realty Properties, leasing, managing, operating and mortgaging the same, and carrying on all activities thereto incidental or related. The Tower Realty Borrower owns no material asset other than the Tower Realty Properties. The sole general partner of the Tower Realty Borrower is Tower Orlando GP LLC, a Delaware special-purpose limited liability company (the "Tower General Partner"). The operating agreement of the Tower General Partner provides that it is organized for the sole purpose of acting as general partner of the Tower Realty Borrower and to engage in activities related thereto. The managing member of the Tower General Partner is Tower QRS No. 3 Corp., a Delaware special-purpose corporation (the "Tower Managing Member"). The certificate a incorporation of the Tower Managing Member provides that it is organized for the sole purpose of acting as managing member of the Tower General Partner and to engage in activities related thereto. Each of the Tower Realty Borrower, the Tower General Partner and the Tower Managing Member are direct, wholly-owned subsidiaries of Tower Realty Operating Partnership, L.P.

   The Properties. The Tower Realty Properties securing the Tower Realty Loan are comprised of the Tower Realty Borrower's fee simple interest in the office tower located in Orlando, Florida and the Tower Realty Borrower's fee simple and ground subleasehold interest in the office tower located in New York, New York.



   Tower 45 is a 40 story Class A office building constructed in 1989 on a 15,565 square foot site located in midtown Manhattan. Tower 45 contains approximately 440,029 square feet of net rentable square feet, including 435,446 square feet of office space on floors 2 through 40, 4,583 square feet of retail space and an on-site 47-space parking garage. The building's entrance is characterized by an open air atrium 175 feet high. The two largest tenants, D.E. Shaw & Co., L.P. and Equitable Life Assurance Society of the United States, occupy 63,871 square feet (14% of gross leasable area), and 44,081 square feet (10% of GLA), respectively. The market value of Tower 45, based on the appraisal performed by Cushman & Wakefield, Inc., dated as of October 1, 1997, is $95,000,000.

   One Orlando Center is a 19 story Class A office building constructed in 1987, with a detached multi-level parking garage. One Orlando Center contains approximately 357,181 rentable square feet, of which First Union Bank and United Healthcare, the two largest tenants, occupy 69,363 square feet (19% of gross leasable area), and 39,240 square feet (11% of gross leasable area), respectively. As of September 23, 1997, One Orlando Center was approximately 100% leased. The property, which is situated on an approximately 5.53 acre parcel, also features a seven-level detached structural parking garage containing parking for 1,390 cars. The market value of One Orlando Center, based on the appraisal performed by Cushman & Wakefield, Inc., dated as of September 23, 1997, is $55,000,000.

  Location/Access.

   Tower 45 is located at 120 West 45th Street, between Avenue of the Americas and Seventh Avenue, New York, New York. Tower 45 is located within the Plaza District of midtown Manhattan, which is considered Manhattan's premier office and retail location.

   One Orlando Center is located at 800 North Magnolia Avenue, Orlando Florida. The property is located four blocks north of the Orlando central business district and is two blocks from the new downtown courthouse complex. Vehicular access to the site is available via driveways on the west side of North Magnolia Avenue, the east side of Orange Avenue, and the north side of Park Lane Street.

 Market Overviews.

   Midtown Manhattan Market. According to the appraisal prepared by Cushman & Wakefield, Inc., the midtown Manhattan office market is currently the largest in the country and contains over 220 million square feet of space in 778 properties. In the midtown Manhattan market, Class A space accounts for 76 percent of the total inventory, with a total of 168 million square feet in 342 buildings. As of June 30, 1997, the reported vacancy rate among Class A buildings in midtown Manhattan was 9.1%, with average asking rental rates of $36.91 per square foot. By comparison, Class A buildings located within the Plaza District had an 8.6% primary vacancy rate as of June 30, 1997, with average asking rental rates of $41.90 per square foot.

   Orlando Market. According to the appraisal prepared by Cushman & Wakefield, Inc., the greater Orlando office market consists of 18.9 million square feet of inventory in eleven submarkets. Of this total, approximately
9.4 million square feet or 49.7% is considered Class A space. The Orlando central business district market contains a total of 5.1 million square feet of which 3.27 million square feet is considered Class A. As of September 30, 1997, the overall Class A vacancy rate was reported at 4.0% with average asking rents of $20.55 per square foot. Central business district Class A statistics were 3.4% and $23.44 per square foot, respectively.



   Environmental Report. A Phase I environmental site assessment, dated October 6, 1997, on One Orlando Center did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment.



   A Phase I environmental site assessment dated as of March 26, 1997 was performed on the Tower 45 Property. The Phase I environmental site assessment did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the Tower Realty Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment.

   Engineering Report. A Property Condition Report was completed on One Orlando Center on November 20, 1997 by a third party due diligence firm. The Property Condition Report concluded that One Orlando Center was generally in good physical condition. At origination of the Tower Realty Loan, the Tower Realty Borrower established a deferred maintenance reserve account with respect to One Orlando Center, into which Tower Realty Borrower deposited $194,127 to fund the cost of addressing the identified items. A Property Condition Report was completed on Tower 45 on March 26, 1997 by a third party due diligence firm. The Property Condition Report concluded that Tower 45 was generally in good physical condition and identified approximately $258,000 in deferred maintenance requirements. At origination of the Tower Realty Loan, the Tower Realty Borrower established a deferred maintenance reserve account with respect to Tower 45, into which Tower Realty Borrower deposited equal to $258,000 to fund the cost of addressing the identified items.

   Property Management. The Tower Realty Properties are managed by Tower Realty Operating Partnership, L.P., which is an affiliated entity with Tower Realty Trust Inc., the operating partnership of Tower Realty Trust, Inc. There are presently no third party management agreements in effect relating to the Tower Realty Properties.

    Ground Leases, Ground Sublease, Air Rights Lease and Option Agreement. By Indenture of Ground Lease dated as of November 13, 1986, the Tower Realty Borrower leased Tower 45 to Belasco Theatre Corporation, a New York corporation ("Belasco") (the "Belasco Ground Lease"). The Belasco Ground Lease extends for a term commencing on the date of the Belasco Ground Lease and terminates on the earlier to occur of (a) 250 years from the date of the Belasco Ground Lease, (b) the date of the destruction of Tower 45, (c) the date title is conveyed pursuant to the Option Agreement (as hereinafter defined), and (d) the date of termination of the Air Rights Lease (as hereinafter defined). A nominal rent of Ten Dollars ($10) for the term of the Belasco Ground Lease has been prepaid by Belasco.

   By Indenture of Sublease dated as of November 13, 1986, the Tower Realty Borrower ground subleases Tower 45 from Belasco for the same term as set forth above (the "Belasco Ground Sublease"). A nominal rent of Ten Dollars ($10) for the term of the Belasco Ground Sublease has been prepaid by the Tower Realty Borrower.

   By Indenture of Air-Rights Lease dated as of November 13, 1986, the Tower Realty Borrower leases from Belasco the right to use 124,000 square feet of development rights for the development of Tower 45 (the "Air Rights Lease"). The Air Rights Lease extends for a term commencing on the date of the Air Rights Lease and terminating on the earlier to occur of (a) 250 years from the date of the Air Rights Lease, and (b) the date of the destruction of Tower 45. The rent is $575,000 per annum.

   By Option Agreement, dated as of November 13, 1986, Belasco granted the Tower Realty Borrower the option to purchase the property known as 111-121 West 44th Street, together with all improvements and all development rights associated therewith for the sum of $11,000,000 (as escalated by one-half of the increase in the Consumer Price Index) (the "Option Agreement"). The option is exercisable through October 31, 2001.

   Operating History. The following table presents certain information regarding the operating history of Tower 45 and One Orlando Center on a combined basis:

TOWER 45/ONE ORLANDO CENTER COMBINED



                                                                     UNDERWRITTEN
                             1994          1995           1996         CASHFLOW
                        ------------- -------------  ------------- --------------
Revenues...............  $21,050,768    $23,995,315   $28,128,727    $ 26,931,426
Expenses...............    8,360,070     10,409,812    10,827,098      10,387,214
                        ------------- -------------  ------------- --------------
Net Operating Income ..  $12,690,698    $13,585,503   $17,301,629    $ 16,544,212
Adjustments to NOI ....                                                 2,494,381
                                                                   --------------
Net Cash Flow..........                                              $ 14,049,831
                                                                   ==============
Occupancy..............                                                      99.6%
12/1/97 Loan Balance ..                                              $107,000,000
Appraised Value........                                              $150,000,000
12/1/97 LTV............                                                      71.3%
Annual Debt
 Service(*)............                                              $  8,572,328
DSCR...................                                                     1.64x



------------
(*) Represents principal and interest commencing in year 3 of the loan.

 TOWER 45



                                                    UNDERWRITTEN
                           1995          1996         CASHFLOW
                      ------------- -------------  --------------
Revenues.............  $20,598,664    $19,990,003    $18,953,025
Expenses.............    9,087,260      8,080,012      7,586,472
                      ------------- -------------  --------------
Net Operating
 Income..............  $11,511,404    $11,909,991    $11,366,553
Adjustments to NOI ..                                  1,372,364
                                                   --------------
Net Cash Flow........                                $ 9,994,189
                                                   ==============
Occupancy............         99.1%          99.3%          99.2%
12/1/97 Loan
 Balance.............                                $67,000,000
Appraised Value......                                $95,000,000
12/1/97 LTV..........                                       70.5%
Annual Debt Service .                                $ 5,367,719
DSCR.................                                      1.86x

ONE ORLANDO CENTER

                                                  UNDERWRITTEN
                          1995          1996        CASHFLOW
                      ------------ ------------  --------------
Revenues.............  $3,396,651    $8,138,724    $ 7,978,401
Expenses.............   1,322,552     2,747,086      2,800,742
                      ------------ ------------  --------------
Net Operating
 Income..............  $2,074,099    $5,391,638    $ 5,177,659
Adjustments to NOI ..                                1,122,017
                                                 --------------
Net Cash Flow........                              $ 4,055,642
                                                 ==============
Occupancy............        99.1%         99.3%         100.0%
12/1/97 Loan
 Balance.............                              $40,000,000
Appraised Value......                              $55,000,000
12/1/97 LTV..........                                     72.7%
Annual Debt Service .                              $ 3,204,609
DSCR.................                                    1.27x

 UNDERWRITTEN CASHFLOW--TOWER REALTY LOAN
-----------------------------------------------------------------------------



                                     TOWER        ORLANDO     CONSOLIDATED
                                 ------------- ------------  --------------
GROSS REVENUE(1)................  $16,149,828    $7,499,245    $23,649,073
Porters' Wage Revenue...........      575,375        --            575,375
CPI & Other Adjustment Revenue .       34,205        40,303         74,508
Total Reimbursement Revenue ....    2,808,145       567,404      3,375,549
Overtime Electric...............      233,000        77,219        310,219
Parking.........................       --           181,898        181,898
Storage.........................       --            11,348         11,348
Miscellaneous Services..........      150,000        20,900        170,900
                                 ------------- ------------  --------------
TOTAL GROSS REVENUE.............   19,950,553     8,398,317     28,348,870
General Vacancy @ 5.0% of TGR ..      997,528       419,916      1,417,444
                                 ------------- ------------  --------------
EFFECTIVE GROSS REVENUE.........   18,953,025     7,978,401     26,931,426
OPERATING EXPENSES(2)
 Administration.................       59,199       196,687        255,886
 Utilities......................      545,073       676,008      1,221,081
 Repairs & Maintenance..........      697,499       306,932      1,004,431
 Building Cleaning..............      805,147       183,590        988,737
 Other Cleaning.................       59,529        37,666         97,195
 Landscaping....................       83,217        42,345        125,562
 Real Estate Taxes..............    3,676,520       856,562      4,533,082
 Insurance......................       91,144        44,336        135,480
 Rubbish........................       47,260        15,774         63,034
 Promotion......................       --            27,804         27,804
 G&A............................       --            33,807         33,807
 Payroll/Tax/Benefits...........      345,304         8,496        353,800
 Security.......................      293,400       131,410        424,810
 Other .........................       23,885        --             23,885
 Management Fee @ 3.0% of EGR ..       --           239,325        239,325
 Management Fee @ 1.5% of EGR ..      284,295        --            284,295
 Air Rights Lease...............      575,000        --            575,000
TOTAL OPERATING EXPENSES........    7,586,472     2,800,742     10,387,214
                                 ------------- ------------  --------------
NET OPERATING INCOME............  $11,366,553    $5,177,659    $16,544,212
                                 ============= ============  ==============
LEASING & CAPITAL COSTS
 Tenant Improvements............  $   808,396    $  827,946    $ 1,636,341
 Leasing Commissions............      498,511       240,494        739,005
 Reserves.......................       65,457        53,577        119,034
                                 ------------- ------------  --------------
TOTAL LEASING & CAPITAL COSTS ..    1,372,364     1,122,017      2,494,381
                                 ------------- ------------  --------------
CASH FLOW BEFORE DEBT SERVICE &
 INCOME TAX.....................  $ 9,994,189    $4,055,642    $14,049,831
                                 ============= ============  ==============



(1) Based on projection of income for fiscal year ending 10/98 in accordance with existing lease terms and releasing assumptions for leasings expiring during that period.
(2)    Based on projections for next fiscal year ending 10/98.

 1996 ACTUAL--TOWER REALTY LOAN
-----------------------------------------------------------------------------




                                       1994 ACTUAL    1995 ACTUAL    1996 ACTUAL    1996 ACTUAL    1996 ACTUAL
                                      CONSOLIDATED    CONSOLIDATED      TOWER         ORLANDO     CONSOLIDATED
                                     -------------- --------------  ------------- -------------  --------------
INCOME:
  Base Rental Revenue ..............   $16,037,858    $18,707,086    $14,861,422    $7,602,781     $22,464,203
  Expense Recoveries ...............     2,129,830      1,934,161      1,679,892       488,970       2,168,862
  Tax Recoveries ...................     2,403,660      2,961,486      2,807,157             -       2,807,157
  Replacement Reserves..............             -              -              -             -               -
  Percentage Rents .................             -              -              -             -               -
  Parking ..........................             -              -              -             -               -
  Misc. Operating Income ...........       540,501        584,154        821,563       216,066       1,037,629
                                     -------------- --------------  ------------- -------------  --------------
POTENTIAL GROSS INCOME: ............    21,111,849     24,186,887     20,170,034     8,307,817      28,477,851
  Less: Absorption & Turnover
  Vacancy...........................             -              -              -             -               -
  Less: General Vacancy ............             -        147,060        124,378       169,093         293,471
  Less: Bad Debt/Collection Loss ...        61,081         44,512         55,653             -          55,653
                                     -------------- --------------  ------------- -------------  --------------
TOTAL ECONOMIC VACANCY .............        61,081        191,572        180,031       169,093         349,124
                                     -------------- --------------  ------------- -------------  --------------
EFFECTIVE GROSS INCOME .............    21,050,768     23,995,315     19,990,003     8,138,724      28,128,727

EXPENSES:
OPERATING EXPENSES
 Management Fees....................       945,297      1,230,722      1,070,284       236,211       1,306,495
 Contract Services .................     1,216,892      1,320,970      1,209,659       423,437       1,633,096
 Repairs & Maintenance .............       451,170        582,840        446,453       277,874         724,327
 Payroll............................       873,714        898,789        739,742       196,056         935,798
 Administrative ....................       647,434      1,364,975        206,814       149,114         355,928
 Parking Expense ...................             -              -              -             -               -
 Utilities .........................       516,215        824,498        539,176       648,865       1,188,041
 CAM................................             -              -              -             -               -
 Replacement Reserves ..............             -              -              -             -               -
 Legal Fees ........................             -          2,656         69,027         2,398          71,425
 Misc. Expense .....................         2,890              -              -             -               -
FIXED EXPENSES
 Insurance .........................       111,262        128,475         78,867        55,076         133,943
 Taxes .............................     3,595,196      4,055,887      3,719,990       758,055       4,478,045
 Ground Rent........................             -              -              -             -               -
                                     -------------- --------------  ------------- -------------  --------------
TOTAL EXPENSES .....................     8,360,070     10,409,812      8,080,012     2,747,086      10,827,098
                                     -------------- --------------  ------------- -------------  --------------
NET OPERATING INCOME ...............   $12,690,698    $13,585,503    $11,909,991    $5,391,638     $17,301,629
                                     ============== ==============  ============= =============  ==============

    Major Tenant Summary. The following tables present certain information regarding the major tenants at each of the Tower Realty Properties (based on information made available as of August 1, 1997).

TOWER 45

                           TENANT NET
                         RENTABLE AREA   % OF TOTAL NET     LEASE      CREDIT RATING
TENANT NAME                   (SF)       RENTABLE AREA   EXPIRATION    (MOODY'S/S&P)
----------------------  --------------- --------------  ------------ ---------------
D.E. Shaw & Co.........      63,871            14.5%      10/31/01*        NR/NR
Equitable Life.........      44,081            10.0       05/31/01         A3/AA
Brown, Raysman.........      38,237             8.7       05/31/05         NR/NR
King & Spaulding.......      35,874             8.2       12/31/05         NR/NR
Berlack, Israels.......      26,380             6.0       05/31/05         NR/NR
EL AL Airlines.........      26,342             6.0       04/30/04         NR/NR
Kellwood Corp..........      25,780             5.9       10/31/04         NR/NR
                        --------------- --------------
 TOTAL MAJOR TENANTS ..     260,565            59.2
 OTHER TENANTS.........     179,464            40.8
 TOTAL NET RENTABLE
 SF....................     440,029          100.00%
                        =============== ==============

ONE ORLANDO CENTER

                           TENANT NET
                         RENTABLE AREA   % OF TOTAL NET     LEASE      CREDIT RATING
TENANT NAME                   (SF)       RENTABLE AREA   EXPIRATION    (MOODY'S/S&P)
----------------------  --------------- --------------  ------------ ---------------
First Union Bank.......      69,363            19.4%      12/31/02         A1/A
United Healthcare......      39,240            11.0       01/31/03*        NR/A+
Hansen Lind Meyer......      30,000             8.4       12/31/02         NR/NR
R.W. Beck..............      25,541             7.2       08/31/06         NR/NR
Educational Inst.......      24,592             6.9       06/30/07         NR/NR
Dean Mead..............      22,264             6.2       04/30/04         NR/NR
                        --------------- --------------
 TOTAL MAJOR TENANTS ..     211,000            59.1
 OTHER TENANTS.........     146,181            40.9
 TOTAL NET RENTABLE
 SF....................     357,181          100.00%
                        =============== ==============



* Represents the first expiration of the 7 leases D.E. Shaw has entered into (4,230 sq. ft.).

    Lease Expiration Summary. The following tables present certain information regarding the future lease expirations at the Tower Realty Properties.




SQUARE FEET
EXPIRING               YEAR 1     YEAR 2    YEAR 3     YEAR 4     YEAR 5      YEAR 6
FOR THE YEARS ENDING  OCT-1998   OCT-1999  OCT-2000   OCT-2001   OCT-2002    OCT-2003
--------------------  -------- ----------  -------- ----------  ---------- ----------
BUILDING
Tower 45                  -         30,971    6,430      79,077     30,815      26,221
One Orlando Center      10,635      19,940   29,390      39,703     10,088     147,690
                      -------- ----------  -------- ----------  ---------- ----------
Total SQFT Expiring     10,634      50,911   35,820     118,780     40,903     173,911
                      ======== ==========  ======== ==========  ========== ==========
Percent of Total           1.3%        6.4%     4.5%       15.0%       5.2%       22.0%
ESCALATED
 RENT EXPIRING
BUILDING
Tower 45                  -        747,370  228,329   2,512,425  1,135,469     851,072
One Orlando Center     198,239     314,185  519,835     754,680    195,337   2,973,192
                      -------- ----------  -------- ----------  ---------- ----------
Total Rent Expiring   $198,239  $1,065,555 $748,164  $3,267,105 $1,330,806  $3,824,264
                      ======== ==========  ======== ==========  ========== ==========
Percent of Total           0.9%        4.6%     3.2%       14.2%       5.8%       16.6%
Average $ per SQFT    $  17.52  $    20.77 $  19.76  $    27.51 $    32.54  $    21.27

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

SQUARE FEET
EXPIRING                YEAR 7      YEAR 8     YEAR 9     YEAR 10      2008
FOR THE YEARS ENDING   OCT-2004    OCT-2005   OCT-2006  OCT-2007(1) AND BEYOND     TOTAL
--------------------  ---------- ----------  ---------- ----------  ---------- -----------
BUILDING
Tower 45                  61,833      67,761     55,981      63,502    14,115       436,706
One Orlando Center        31,708         400     25,541      38,270     1,800       355,164
                      ---------- ----------  ---------- ----------  ---------- -----------
Total SQFT Expiring       93,541      68,161     81,522     101,772    15,915       791,870
                      ========== ==========  ========== ==========  ========== ===========
Percent of Total            11.8%        8.6%      10.3%       12.9%      2.0%        100.0%
ESCALATED
 RENT EXPIRING
BUILDING
Tower 45               2,430,748   2,654,697  2,202,745   2,961,917   438,978    16,163,750
One Orlando Center       735,633       2,888    438,539     760,542      -        6,893,071
                      ---------- ----------  ---------- ----------  ---------- -----------
Total Rent Expiring   $3,166,380  $2,657,585 $2,641,284  $3,722,459  $438,978   $23,056,821
                      ========== ==========  ========== ==========  ========== ===========
Percent of Total            13.7%       11.5%      11.5%       16.1%      1.9%        100.0%
Average $ per SQFT    $    33.85  $    38.99 $    32.39  $    36.58  $  27.58   $     28.89

------------
(1) One tenant has certain cancellation rights which may be exercised through April 1998, in which event, the lease would expire as to 15,882 sq.ft. of the premises, in 1999, and as to the balance, in 2002.

 TOWER 45
-----------------------------------------------------------------------------
Lease Expiration Schedule




                          YEAR 1    YEAR 2   YEAR 3     YEAR 4     YEAR 5     YEAR 6
FOR THE YEARS ENDING     OCT-1998  OCT-1999 OCT-2000   OCT-2001   OCT-2002   OCT-2003
-----------------------  -------- --------  -------- ----------  ---------- --------
TENANT
Washington Life              -        6,643     -          -          -          -
Washington Life              -       12,645     -          -          -          -
Washington Life              -          400     -          -          -          -
Roth & Liebman               -        2,086     -          -          -          -
Scott Paper Co.              -        2,176     -          -          -          -
Gage & Buschman              -        2,882     -          -          -          -
Gage & Buschman              -        2,255     -          -          -          -
Hazama Corp.                 -        1,884     -          -          -          -
Haggar Apparel Co.           -         -       6,430       -          -          -
Marvin F. Poer Co.           -         -        -          3,790      -          -
Equitable                    -         -        -          9,711      -          -
Equitable                    -         -        -          9,711      -          -
Equitable                    -         -        -          9,711      -          -
Equitable                    -         -        -          5,931      -          -
Equitable                    -         -        -          9,017      -          -
Metropolitan Fiber           -         -        -            500      -          -
Feldman Temporary            -         -        -          3,648      -          -
NEC Business Comm.           -         -        -         11,858      -          -
Winnebago/Nec                -         -        -          3,342      -          -
Shell Mining Co.             -         -        -         11,858      -          -
Lipsky Goodkin               -         -        -          -          9,711      -
Lipsky Goodkin               -         -        -          -            300      -
Space #1 Scott Rudin         -         -        -          -          2,176      -
Jiji Press                   -         -        -          -          4,883      -
Restaurant Assoc.            -         -        -          -         13,745      -
GSA                          -         -        -          -          -        11,386
Nippon Travel                -         -        -          -          -         8,079
Altman & Selvaggi            -         -        -          -          -         6,756
El Al Airlines               -         -        -          -          -          -
El Al Airlines               -         -        -          -          -          -
Metropolitan Fiber           -         -        -          -          -          -
Kellwood Corp.               -         -        -          -          -          -
Jetour                       -         -        -          -          -          -
Berlack, Israels             -         -        -          -          -          -
Berlack, Israels             -         -        -          -          -          -
Brown, Raysman               -         -        -          -          -          -
Brown, Raysman               -         -        -          -          -          -
Jyoti (Soft Touch News)      -         -        -          -          -          -
Soft Touch News              -         -        -          -          -          -
Randa Corp.                  -         -        -          -          -          -
King & Spalding              -         -        -          -          -          -
King & Spalding              -         -        -          -          -          -
King & Spalding              -         -        -          -          -          -
King & Spalding              -         -        -          -          -          -
King & Spalding              -         -        -          -          -          -
D.E. Shaw/Dominion           -         -        -          -          -          -
D.E. Shaw & Co.              -         -        -          -          -          -
D.E. Shaw & Co.              -         -        -          -          -          -
D.E. Shaw & Co.              -         -        -          -          -          -
D.E. Shaw & Co.              -         -        -          -          -          -
D.E. Shaw & Co.              -         -        -          -          -          -
D.E. Shaw & Co.              -         -        -          -          -          -
Man'Tan Park (GAR)           -         -        -          -          -          -
My Most Favorite             -         -        -          -          -          -
                         -------- --------  -------- ----------  ---------- --------
Total SQFT Expiring          -       30,971    6,430      79,077     30,815    26,221
                         ======== ========  ======== ==========  ========== ========
Percent of Total             0.0%       7.1%     1.5%       18.1%       7.1%      6.0%
Total Rent Expiring        $   0   $747,370 $228,329  $2,512,425 $1,135,469  $851,072
Percent of Total             0.0%       4.6%     1.4%       15.5%       7.0%      5.3%
Average $ per SQFT         $0.00   $  24.13 $  35.51  $    31.77 $    36.85  $  32.46

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                           YEAR 7      YEAR 8     YEAR 9     YEAR 10      2008
FOR THE YEARS ENDING      OCT-2004    OCT-2005   OCT-2006    OCT-2007  AND BEYOND
-----------------------  ---------- ----------  ---------- ----------  ----------
TENANT
Washington Life               -           -          -           -          -
Washington Life               -           -          -           -          -
Washington Life               -           -          -           -          -
Roth & Liebman                -           -          -           -          -
Scott Paper Co.               -           -          -           -          -
Gage & Buschman               -           -          -           -          -
Gage & Buschman               -           -          -           -          -
Hazama Corp.                  -           -          -           -          -
Haggar Apparel Co.            -           -          -           -          -
Marvin F. Poer Co.            -           -          -           -          -
Equitable                     -           -          -           -          -
Equitable                     -           -          -           -          -
Equitable                     -           -          -           -          -
Equitable                     -           -          -           -          -
Equitable                     -           -          -           -          -
Metropolitan Fiber            -           -          -           -          -
Feldman Temporary             -           -          -           -          -
NEC Business Comm.            -           -          -           -          -
Winnebago/Nec                 -           -          -           -          -
Shell Mining Co.              -           -          -           -          -
Lipsky Goodkin                -           -          -           -          -
Lipsky Goodkin                -           -          -           -          -
Space #1 Scott Rudin          -           -          -           -          -
Jiji Press                    -           -          -           -          -
Restaurant Assoc.             -           -          -           -          -
GSA                           -           -          -           -          -
Nippon Travel                 -           -          -           -          -
Altman & Selvaggi             -           -          -           -          -
El Al Airlines             24,710         -          -           -          -
El Al Airlines              1,632         -          -           -          -
Metropolitan Fiber          9,711         -          -           -          -
Kellwood Corp.             25,780         -          -           -          -
Jetour                        -         2,944        -           -          -
Berlack, Israels              -        25,780        -           -          -
Berlack, Israels              -           600        -           -          -
Brown, Raysman                -        37,437        -           -          -
Brown, Raysman                -           800        -           -          -
Jyoti (Soft Touch News)       -           100        -           -          -
Soft Touch News               -           100        -           -          -
Randa Corp.                   -           -          7,628       -          -
King & Spalding               -           -          5,350       -          -
King & Spalding               -           -          4,504       -          -
King & Spalding               -           -          2,004       -          -
King & Spalding               -           -         23,716       -          -
King & Spalding               -           -            300       -          -
D.E. Shaw/Dominion            -           -         12,479       -          -
D.E. Shaw & Co.               -           -          -           4,230(1)   -
D.E. Shaw & Co.               -           -          -           9,711(1)   -
D.E. Shaw & Co.               -           -          -           9,711(1)   -
D.E. Shaw & Co.               -           -          -          11,858(1)   -
D.E. Shaw & Co.               -           -          -          12,110(1)   -
D.E. Shaw & Co.               -           -          -          15,882(1)   -
Man'Tan Park (GAR)            -           -          -           -         9,732
My Most Favorite              -           -          -           -         4,383
                         ---------- ----------  ---------- ----------  ----------
Total SQFT Expiring          61,833      67,761     55,981      63,502    14,115       436,706
                         ========== ==========  ========== ==========  ========== ===========
Percent of Total               14.2%       15.5%      12.8%       14.5%      3.2%        100.0%
Total Rent Expiring      $2,430,748  $2,654,697 $2,202,745  $2,961,917  $438,978   $16,163,750
Percent of Total               15.0%       16.4%      13.6%       18.3%      2.7%        100.0%
Average $ per SQFT       $    39.31  $    39.18 $    39.35  $    46.64  $  31.10   $     37.01

------------
(1) The applicable tenant has certain cancellation rights which may be exercised through April 1998, in which event, the lease would expire as to 15,882 sq.ft. of the premises, in 1999, and as to the balance, in 2002.

 ONE ORLANDO CENTER
-----------------------------------------------------------------------------
Lease Expiration Schedule

                        YEAR 1    YEAR 2   YEAR 3    YEAR 4   YEAR 5     YEAR 6
 FOR THE YEARS ENDING  OCT-1998  OCT-1999 OCT-2000  OCT-2001 OCT-2002   OCT-2003
---------------------  -------- --------  -------- --------  -------- ----------
TENANT
Central Fl. Copy          1,727      -        -         -        -          -
Firos Kanji                 577      -        -         -        -          -
ECC of Orlando            8,330      -        -         -        -          -
Hanover Reassurance        -        6,633     -         -        -          -
Prudential Insurance       -        7,418     -         -        -          -
LDDS Communication         -        5,889     -         -        -          -
World Wide Travel          -         -         864      -        -          -
Nature's Table             -         -       1,349      -        -          -
Fluor Daniel, Inc.         -         -       3,375      -        -          -
American Exp. Fin          -         -       6,119      -        -          -
IDS Financial              -         -       1,173      -        -          -
IDS Financial              -         -       6,095      -        -          -
American Phoenix           -         -       8,700      -        -          -
William Pickering          -         -       1,715      -        -          -
Productivity Soft.         -         -        -        1,530     -          -
Hanover Reassurance        -         -        -        3,112     -          -
Productivity Software      -         -        -        3,112     -          -
Business Telecom           -         -        -        3,763     -          -
Cellcom (Expan.)           -         -        -        1,050     -          -
Cellcom, Inc.              -         -        -          418     -          -
Legg, Mason                -         -        -        8,819     -          -
Acacia Insurance           -         -        -        5,295     -          -
Turner Construction        -         -        -        6,112     -          -
Turner Construction        -         -        -        1,171     -          -
Wade Development           -         -        -        1,764     -          -
Wade Development           -         -        -        3,557     -          -
Met Life (Expan.)          -         -        -         -       4,466       -
Metropolitan Life          -         -        -         -       5,622       -
First Union Bank           -         -        -         -        -         10,503
Credit Data Serv.          -         -        -         -        -          7,245
First Union Bank           -         -        -         -        -         19,620
First Union Bank           -         -        -         -        -         19,620
First Union Bank           -         -        -         -        -         19,620
Hansen Lind Meyer          -         -        -         -        -         10,380
Hanson Lind Meyer          -         -        -         -        -         19,620
United Healthcare          -         -        -         -        -          9,431
United Healthcare          -         -        -         -        -         29,809
Alternative Resources      -         -        -         -        -          1,842
Dean Mead                  -         -        -         -        -          -
Dean Mead                  -         -        -         -        -          -
Smith Barney               -         -        -         -        -          -
Metro Fiber Sys.           -         -        -         -        -          -
Beck, R.W.                 -         -        -         -        -          -
Prudential Securities      -         -        -         -        -          -
Educational Inst.          -         -        -         -        -          -
Leasing Office             -         -        -         -        -          -
                       -------- --------  -------- --------  -------- ----------
Total SQFT Expiring      10,634    19,940   29,390    39,703   10,088     147,690
                       ======== ========  ======== ========  ======== ==========
Percent of Total            3.0%      5.6%     8.3%     11.2%     2.8%       41.6%
Total Rent Expiring    $198,239  $314,185 $519,835  $754,680 $195,337  $2,973,192
Percent of Total            2.9%      4.6%     7.5%     10.7%     2.8%       43.1%
Average $ per SQFT     $  18.64  $  15.76 $  17.69  $  19.01 $  19.36  $    20.13

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                        YEAR 7    YEAR 8   YEAR 9   YEAR 10     2008
 FOR THE YEARS ENDING  OCT-2004  OCT-2005 OCT-2006  OCT-2007 AND BEYOND
---------------------  -------- --------  -------- --------  ----------
TENANT
Central Fl. Copy           -        -         -         -         -
Firos Kanji                -        -         -         -         -
ECC of Orlando             -        -         -         -         -
Hanover Reassurance        -        -         -         -         -
Prudential Insurance       -        -         -         -         -
LDDS Communication         -        -         -         -         -
World Wide Travel          -        -         -         -         -
Nature's Table             -        -         -         -         -
Fluor Daniel, Inc.         -        -         -         -         -
American Exp. Fin          -        -         -         -         -
IDS Financial              -        -         -         -         -
IDS Financial              -        -         -         -         -
American Phoenix           -        -         -         -         -
William Pickering          -        -         -         -         -
Productivity Soft.         -        -         -         -         -
Hanover Reassurance        -        -         -         -         -
Productivity Software      -        -         -         -         -
Business Telecom           -        -         -         -         -
Cellcom (Expan.)           -        -         -         -         -
Cellcom, Inc.              -        -         -         -         -
Legg, Mason                -        -         -         -         -
Acacia Insurance           -        -         -         -         -
Turner Construction        -        -         -         -         -
Turner Construction        -        -         -         -         -
Wade Development           -        -         -         -         -
Wade Development           -        -         -         -         -
Met Life (Expan.)          -        -         -         -         -
Metropolitan Life          -        -         -         -         -
First Union Bank           -        -         -         -         -
Credit Data Serv.          -        -         -         -         -
First Union Bank           -        -         -         -         -
First Union Bank           -        -         -         -         -
First Union Bank           -        -         -         -         -
Hansen Lind Meyer          -        -         -         -         -
Hanson Lind Meyer          -        -         -         -         -
United Healthcare          -        -         -         -         -
United Healthcare          -        -         -         -         -
Alternative Resources      -        -         -         -         -
Dean Mead               19,620      -         -         -         -
Dean Mead                2,644      -         -         -         -
Smith Barney             9,444      -         -         -         -
Metro Fiber Sys.           -       400        -         -         -
Beck, R.W.                 -        -      25,541       -         -
Prudential Securities      -        -         -      13,678       -
Educational Inst.          -        -         -      24,592       -
Leasing Office             -        -         -         -       1,800
                       -------- --------  -------- --------  ----------
Total SQFT Expiring      31,708      400    25,541    38,270    1,800       355,164
                       ======== ========  ======== ========  ========== ==========
Percent of Total            8.9%     0.1%      7.2%     10.8%     0.5%        100.0%
Total Rent Expiring    $735,633   $2,888  $438,539  $760,542   $    0    $6,893,071
Percent of Total           10.4%     0.0%      6.2%     10.8%     0.0%        100.0%
Average $ per SQFT     $  23.20   $ 7.22  $  17.17  $  19.87   $ 0.00    $    19.41

 TOWER REALTY: THE LOAN

   Security. The Tower Realty Loan is a nonrecourse loan, secured only by the Tower Realty Borrower's fee interest in One Orlando Center and the fee and ground subleasehold interest in Tower 45, and certain other collateral relating thereto (including assignment of leases and rents, and a cash collateral account security). The mortgagee is the insured under the title insurance policies which insure, among other things, that the Tower Realty Mortgage constitutes a valid and enforceable first lien on each of the Tower Realty Properties, subject to certain exceptions and exclusions from coverage set forth therein. Such title insurance policies, together with the Tower Note, the Tower Realty Mortgage and other documents and agreements evidencing and securing the Tower Realty Loan (collectively, with all other security documents referenced herein, the "Loan Documents"), will be assigned to the Trust Fund.

   Payment Terms. The Tower Realty Loan matures on November 1, 2027 (the "Tower Realty Maturity Date") and bears interest at (a) a fixed rate per annum equal to 6.8174% (the "Tower Realty Initial Interest Rate") through and including October 31, 2004 and (b) from and including November 1, 2004 (the "Tower Realty Effective Maturity Date"), at a fixed rate per annum equal to the greater of (i) the Tower Realty Initial Interest Rate plus 2% or (ii) the Tower Realty Treasury Rate (as defined below) plus 2% (the "Tower Realty Applicable Interest Rate"). The "Tower Realty Treasury Rate" means the yields, calculated by linear interpolation of noncallable United States Treasury obligations with a term of fifteen years. Any interest accrued at the excess of the Tower Realty Revised Interest Rate over the Tower Realty Initial Interest Rate is deferred and added to the outstanding indebtedness under the Tower Realty Loan and earns interest at the Tower Realty Revised Interest Rate (such deferred interest and interest thereon, the "Tower Realty Accrued Interest"). Interest on the Tower Realty Loan is calculated on the basis of a 360-day year of 30-day months.

   The payment date for the Tower Realty Loan is the first business day of each month (each, a "Payment Date"), with a one day grace period for a default prior to the Tower Realty Effective Maturity Date, in the payment of scheduled principal or interest. Commencing on January 1, 1998 and continuing through November 1, 1999, 23 equal monthly installments of interest equal to $607,884.83 each shall be due and payable. Thereafter, commencing on December 1, 1999, the Tower Realty Loan requires 336 equal monthly installments of principal and interest (the "Tower Realty Debt Service Payments") of $714,360.64 monthly (based on 336-month amortization schedule and the Tower Realty Initial Interest Rate). In the event of a default in payments, interest will accumulate thereon at the applicable interest rate plus five percent (5.0%) per annum (the "Default Rate").

   Commencing with the first Payment Date after the Tower Realty Effective Maturity Date and continuing on each Payment Date thereafter through and including the Tower Realty Maturity Date, the Tower Realty Borrower is required to apply 100% of rents and other revenues from the Tower Realty Properties to the following items in the following order of priority: (a) to payment of interest accruing at the Tower Realty Default Rate and any late payment charges; (b) to payment of required monthly amounts of real estate taxes, insurance premiums and rent on the Air Rights Lease (the "Tower Realty Mortgage Escrow Amounts"); (c) to payment of the Tower Realty Monthly Debt Service Payments; (d) to payment of monthly cash expenses pursuant to the annual budget approved by the mortgagee (the "Cash Expenses"); (e) to payment of extraordinary expenses approved by the mortgagee, if any (the "Extraordinary Expenses"); (f) to payments to be applied against the outstanding principal of the loan until such principal amount is paid in full; and (g) to payments of the Tower Realty Accrued Interest; and (h) to payments of any other amounts due under the Loan Documents. Any excess amounts shall be paid to the Tower Realty Borrower. The scheduled principal balance of the Tower Realty Loan as of the Tower Realty Effective Maturity Date is approximately $99,413,008.

   Event of Default. The occurrence of any of the following constitutes an "Event of Default" under the Tower Realty Mortgage: (a) failure to make any payment of interest or principal when due, or failure to pay the principal balance when due, in either case, subject to the one day grace period described above; (b) failure to pay any other amount payable pursuant to the Tower Realty Note or the Tower Realty Mortgage when due and payable, with such failure continuing for ten (10) days after mortgagee delivers written notice thereof to the Tower Realty Borrower; (c) failure to keep in force the insurance required

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 under the Tower Realty Mortgage to be maintained or failure to comply with any other covenant relating to insurance requirements, which failure continues for five (5) business days after the mortgagee delivers written notice thereof to the Tower Realty Borrower; (d) failure to comply with certain Tower Realty Mortgage covenants which require the Tower Realty Borrower to keep the Tower Realty Property free from liens and encumbrances (with such default continuing for five (5) business days after mortgagee delivers written notice thereof to the Tower Realty Borrower), and certain Tower Realty Mortgage covenants which prohibit the sale of the Tower Realty Property, the incurrence of additional debt by the Tower Realty Borrower or transfers of direct and indirect beneficial interests in the Tower Realty Borrower; (e) any attempt by the Tower Realty Borrower to assign its rights under the Tower Realty Mortgage; (f) any other default in the performance or payment, or breach, of any material covenant, warranty, representation or agreement set forth in the documents which evidence and secure the Tower Realty Loan, with such default continuing for thirty (30) business days after mortgagee delivers written notice thereof to the Tower Realty Borrower subject to extended cure rights as may be provided in the Tower Realty Mortgage; (g) the occurrence of certain bankruptcy events; (h) the termination, or the ceasing to be valid and effective, of the Tower Realty Mortgage (or the ceasing of any lien granted thereunder to be a perfected first priority lien) or any of the Loan Documents; and (i) the occurrence of any event of the default under any other of the Loan Documents.

   If the Tower Realty Borrower defaults in the payment of any Tower Realty Debt Service Payment on the Payment Date and such default is not cured within ten (10) days, then the Tower Realty Borrower shall pay to mortgagee a late payment charge in an amount equal to five percent (5%) of the amount of the installment not paid. If the Tower Realty Borrower defaults in the payment of any Tower Realty Debt Service Payment and such payment is not made within one
(1) day of the Payment Date or, after the Tower Realty Effective Maturity Date, such payment is not made on the Payment Date due, or defaults in any other manner so as to constitute an Event of Default, then mortgagee at its option and without further notice to the Tower Realty Borrower may declare the entire unpaid amount of principal with interest at the Default Rate together with all other sums due, if any, immediately due and payable.

   Prepayment. Voluntary prepayment is not permitted under the Tower Realty Loan prior to the Tower Realty Effective Maturity Date, at which time the Tower Realty Borrower may prepay the Tower Realty Note in whole or in part on any Payment Date without payment of prepayment premium or penalty. Prepayments made following an Event of Default under the Tower Realty Mortgage or an acceleration by the mortgagee shall be deemed to be voluntary and shall be subject to a prepayment premium ("Tower Realty Yield Maintenance Premium") equal to the greater of (a) 1% of the principal amount being prepaid or (b) the product of (i) a fraction whose numerator is an amount equal to the portion of the principal balance being paid and whose denominator is the entire outstanding principle balance on the date of such prepayment, and (ii) an amount equal to the remainder obtained by subtracting
(x) an amount equal to the entire outstanding principal as of the date of such prepayment from (y) the present value as of the date of such prepayment of the remaining scheduled payments of principal and interest determined by discounting such payments at the Tower Realty Discount Rate. The "Tower Realty Discount Rate" means the rate which, when compounded monthly, equals the yield, calculated by linear interpolation of the yields of noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the date of such prepayment to the Tower Realty Effective Maturity Date.

   No Tower Realty Yield Maintenance Premium or other premium or penalty is required to be paid in connection with any prepayment resulting from the application of insurance or condemnation proceeds to repayment of the Tower Realty Loan in accordance with the requirements of the Tower Realty Mortgage.

   Defeasance Collateral. For the purposes of this section, "Defeasance Collateral" shall mean obligations or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, or the obligations of which are backed by the full faith and credit of the United States of America, the ownership of which will not cause the mortgagee to be an investment company under the Investment Company Act of 1940, included as collateral under the

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 Tower Realty Loan. For the purposes of this section, the "Minimum Defeasance
Collateral Requirement" shall mean an amount sufficient to pay 125% of the amount of the Tower Realty Loan allocated to each of the Tower Realty Properties (in any case, the "Tower Allocated Loan Amount"), and sufficient to pay scheduled interest and principal payments on the loan amount through and including the Tower Realty Effective Maturity Date.

   The Tower Realty Borrower shall be entitled on any Payment Date to defease one (a "Tower Partial Defeasance") or both of the Tower Realty Properties from and after the earlier to occur of (x) October 16, 2000 and (y) the second anniversary of the Delivery Date, in connection with the delivery of Defeasance Collateral, provided that: (i) the mortgagee shall have received from the Tower Realty Borrower at least 30 days' prior written notice of the date proposed for such release (the "Tower Realty Release Date"); (ii) no Event of Default shall have occurred and be continuing as of the date of such notice and the Tower Realty Release Date; (iii) the Tower Realty Borrower shall deliver on the Tower Realty Release Date, Defeasance Collateral in such amount as shall satisfy the Minimum Defeasance Collateral Requirement with respect to the Tower Realty Property being released; (iv) the Tower Realty Borrower shall have delivered a certificate of an officer of the Tower Realty Borrower (an "Officer's Certificate") dated the Tower Realty Release Date, confirming the matters referred to in clause (ii) above, certifying that the applicable provisions of clause (iii) above have been complied with and certifying that all conditions precedent for such release have been complied with; (v) with respect to a Tower Partial Defeasance, the Tower Realty Borrower, at its sole cost and expense, shall have delivered one or more endorsements to the policies of title insurance delivered to the mortgagee on the closing date, insuring that, after giving effect to such release, (A) the mortgagee's liens are first priority liens on the remaining Tower Realty Property subject to permitted encumbrances and (B) that such policy is in full force and effect; (vi) with respect to a Tower Partial Defeasance, after giving effect to such proposed release, the Tower DSCR (as defined below) would not be less than 1.50:1; (vii) with respect to a Tower Partial Defeasance, the Tower Realty Borrower shall deliver with respect to matters referred to in clause (vi), (A) statements of the net operating income and debt service for the most recent four consecutive calendar quarters ending on or prior to the date of such Tower Partial Defeasance, and (B) based upon the foregoing statements of net operating income and debt service, calculations of the Tower DSCR both with and without giving effect to the proposed release, (C) calculations of the ratios referred to in such clause (vi), accompanied by an Officer's Certificate stating that such statements, calculations and information are true, correct and complete in all material respects (which matters shall be confirmed by an independent certified accountant), (viii) the Tower Realty Borrower shall have delivered to mortgagee the opinions of counsel required by the Tower Realty Mortgage upon a defeasance of the lien; and (ix) the Rating Agencies shall have delivered written confirmation that the then ratings of the Certificates will not, as a result of such defeasance, be downgraded, withdrawn or qualified.

   "Tower DSCR" means for any period the ratio of net operating income to debt service on the Tower Realty Note for such period.

   Lockbox and Reserves. The Tower Realty Borrower has established with The Chase Manhattan Bank (the "Tower Realty Agent Bank") two cash collateral accounts in the name of Tower Realty Agent Bank, as agent for mortgagee, as secured party (the "Tower Realty Lockbox Accounts"). The Tower Realty Borrower has instructed tenants to mail all checks or to wire all funds with respect to rent due under the leases to the Tower Realty Lockbox Accounts and has covenanted to deposit all operating revenues received directly into the Tower Realty Lockbox Accounts.

   The Tower Realty Borrower has established with the Tower Realty Agent Bank
(a) two operating accounts (each, a "Tower Realty Operating Account") to receive deposits daily of amounts on deposit in the Tower Realty Lockbox Account, (b) a P&I escrow account (the "Tower Realty P&I Escrow Account") to be funded each month before the Tower Realty Effective Maturity Date in an amount equal to the amount of interest and principal due on the next Payment Date, (c) a real estate taxes, insurance premium, and Air Rights Lease rent escrow account (the "Tower Realty Mortgage Escrow Account"), (d) a capital expenditure reserve account (the "Tower Realty Capital Expenditure Reserve Account") as described below, (d) a tenant improvement and leasing reserve account (the "Tower Realty TI and Leasing Reserve Account") as described below, (e) a security deposit account (the "Security Deposit

 Account/Orlando"), (f) a security deposit account (the "Security Deposit Account/Tower 45") and (g) a security deposit account for D. E. Shaw (the "D.
E. Shaw Security Deposit Account"). The Tower Realty TI and Leasing Reserve Account shall be funded in two components: (a) the Tower Realty Borrower shall deposit into the Tower Realty TI and Leasing Reserve Account, on a monthly basis, an amount equal to $1.50 per square foot, or $45,000, for One Orlando Center and $2.00 per square foot, or $73,333, for Tower 45, which amounts shall be disbursed by the Tower Realty Agent Bank upon delivery by Tower Realty Borrower of evidence that certain costs have been incurred in connection with tenant improvements, leasing commissions and other customary leasing costs; and (b) the Tower Realty Borrower shall be required to deposit into the Tower Realty TI and Leasing Reserve Account reserves with respect to leases demising space to a single tenant in excess of 20,000 square feet at One Orlando Center and 25,000 square feet at Tower 45 (each, a "Material Lease") which are expiring within one year, which reserves shall equal the product of (x) either (i) $25 per square foot for the Orlando Property or
(ii) $35 per square foot for Tower 45 and (y) the square footage of the expiring Material Lease (subject to adjustment based upon increases in the Consumer Price Index published by the United States Department of Labor, Bureau of Labor Statistics (the "Tower Realty Lease Expiration Reserve Amounts")), which amounts may be funded out of the amounts deposited in the Tower Realty TI and Leasing Reserve Account under clause (a) above to the extent amounts therein exceed $540,000 for One Orlando Center and $880,000 for Tower 45. The Tower Realty Lease Expiration Reserve Amounts shall be funded monthly to the extent of available cash in the Tower Realty Operating Account and shall be disbursed to Tower Realty Borrower upon delivery of a fully executed lease complying in all respects with the terms set forth in the Tower Realty Mortgage.

   Until the Tower Realty Effective Maturity Date, the Tower Realty Agent Bank will withdraw from the applicable Tower Realty Operating Account on the first business day of each month, funds in the following amounts and in the following order of priority: (i) funds in an amount equal to the monthly amount of interest and principal payable on the Tower Realty Note (the "Tower Realty Monthly Amount") and deposit the same into the Tower Realty P&I Escrow Account; (ii) funds in an amount equal to the monthly Tower Realty Mortgage Escrow Amounts and deposit the same into the Tower Realty Mortgage Escrow Account; (iii) funds in an amount equal to the Tower Realty Reserve Amounts (as hereinafter defined), if any, and deposit the same into the Tower Realty Mortgage Escrow Account; (iv) an annual amount, payable in monthly installments, equal to $0.15 per square foot for One Orlando Center and Tower 45 or $10,085 per month (the "Tower Realty Capex Amount") and deposit same into the Tower Realty Capital Expenditure Reserve Account;(v) funds in an amount equal to the monthly Tower Realty TI and Leasing Reserve Amount and deposit same into the Tower Realty TI and Leasing Reserve Account; and (vi) from time to time, funds in an amount equal to the Tower Realty Lease Expiration Reserve Amounts and deposit same into the Tower Realty TI and Leasing Reserve Account.

   Provided that (a) no Event of Default shall have occurred and be continuing, (b) the Tower Realty Borrower certifies that there are no trade payables of the Tower Realty Borrower outstanding that are more than 60 days past due, unless the same are being contested by the Tower Realty Borrower in good faith, and no other obligations of the Tower Realty Borrower that are past due, and (c) the Tower Realty Borrower certifies that it has delivered instructions to the Tower Realty Agent Bank to transfer from the applicable Tower Realty Operating Account to the Tower Realty Mortgage Escrow Account, an amount equal to 125% of any amounts being contested in connection with any trade payables which exceed $250,000 in the aggregate (the "Tower Realty Reserve Amounts"), then the Tower Realty Borrower may, at any time during a month, instruct the Tower Realty Agent Bank in writing to transfer all amounts remaining on deposit from the Tower Realty Operating Accounts after all withdrawals for such month have been made, to such accounts as Tower Realty Borrower may determine (the "Tower Realty Borrowing Accounts"), in order for the Tower Realty Borrower to pay operating expenses of the Premises, to make distributions to the partners of the Tower Realty Borrower, or otherwise.

   After the Tower Realty Effective Maturity Date, the Tower Realty Agent Bank shall withdraw from the applicable Tower Realty Operating Account on the first Business Day of each month, the following amounts in the following order of priority, based on the information set forth in a statement delivered to the Tower Realty Agent Bank at least two (2) business days prior to the date of withdrawal and upon

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 which the Tower Realty Agent Bank may conclusively rely: (i) funds in an amount equal to the Tower Realty Monthly Amount due on the Tower Realty Note on the next Payment Date and deposit same into the Tower Realty P&I Escrow Account; (ii) funds in an amount equal to the monthly Tower Realty Mortgage Escrow Amounts, and deposit the same into the Tower Realty Mortgage Escrow Account; (iii) funds in an amount equal to the Tower Realty Reserve Amounts, if any, as certified by Tower Realty Borrower, and deposit same into the Tower Realty Mortgage Escrow Account, (iv) funds in an amount equal to the monthly allocation of cash expenses in the annual budget approved by mortgagee ("Tower Realty Approved Operating Expenses") and approved extraordinary expenses ("Tower Realty Approved Extraordinary Expenses"), if any, and pay the same to the mortgagee, (v) funds in an amount equal to the monthly Tower Realty Capex Amount, and deposit the same into the Tower Realty Capital Expenditure Reserve Account; (vi) funds in an amount equal to the Tower Realty Monthly TI and Leasing Amounts and deposit the same into the Tower Realty TI and Leasing Reserve Account, (vii) funds in an amount equal to the Tower Realty Lease Expiration Reserve Amounts and deposit the same into the Tower Realty TI and Leasing Reserve Account, (viii) funds in an amount equal to the lesser of the outstanding principal due under the Tower Realty Note and the balance of funds in the Tower Realty Operating Accounts until such principal amount is paid in full, and (ix) funds in an amount equal to the Tower Realty Accrued Interest, including, if applicable, interest at the Default Rate applicable from and after the Tower Realty Effective Maturity Date and pay the same to the mortgagee.

   Transfer of Properties and Interest in Borrower; Encumbrance; Other
Debt. The Tower Realty Borrower is generally prohibited from transferring or encumbering the Tower Realty Properties except for a transfer of a Tower Realty Property that has been released as described under "--Defeasance Collateral". The Tower Realty Borrower may, without consent of the mortgagee,
(i) make immaterial transfers of portions of the Tower Realty Properties to government authorities for dedication or public use, or portions of the Tower Realty Properties to third parties, including owners of outparcels, or other properties for the purpose of erecting and operating additional structures whose use is integrated with the use of the Tower Realty Properties, and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes or amend the operating agreements, provided that no such transfer, conveyance or encumbrance set forth in clauses (i) and (ii) above shall materially impair the utility and operation of the Tower Realty Properties or materially adversely affects the value of the Tower Realty Properties taken as a whole. In connection with any transfer or any series of transfers that affect (on a cumulative basis) more than 10% of the value of the Tower Realty Property (not including leasing in the ordinary course of business), a tax opinion and a non-disqualification opinion of counsel shall be furnished to mortgagee.

   Mortgagee's approval is not required for a transfer of any direct or indirect beneficial interests in the Tower Realty Borrower, provided that (i) no Event of Default shall have occurred and be continuing, (ii) the Tower Realty Borrower (or the transferor of such interest) shall deliver notice thereof to the mortgagee at least 15 business days prior to the effective date of such transfer, (iii) the Tower Realty Borrower shall remain a single purpose entity, (iv) no transfer of limited partner, non-managing member or shareholder interests shall result in any one person (or any group of affiliates) owning, directly or indirectly, 50% of more of the beneficial ownership interests of the Tower Realty Borrower, and (iv) Tower Realty Operating Partnership, L.P. shall own not less than 51% of the beneficial interests in the Tower Realty Borrower, and if the Tower Realty Borrower shall be a partnership, all general partners shall be wholly-owned subsidiaries of Tower Realty Operating Partnership, L.P. If 10% or more of direct beneficial interests in the Tower Realty Borrower are transferred or if any transfer shall result in a person or a group of affiliates acquiring a 50% or greater interest as set forth above, the Tower Realty Borrower shall deliver or cause to be delivered to the mortgagee (x) an opinion of counsel addressed to the Rating Agencies and the mortgagee and dated as of the date of the transfer to the effect that in a properly presented case, a bankruptcy court in a case involving such transferee, or any affiliate thereof, would not disregard the corporate or partnership forms of such entity, their affiliates and/or their partners, as the case may be, so as to consolidate the assets and liabilities of such entity or entities and/or their affiliates with those of the Tower Realty Borrower or their Tower Realty GP, and (y) an Officer's Certificate certifying that such transfer is not an Event of Default For the purposes of this section, a sale of stock in Tower Realty Trust, Inc. on a publicly traded exchange is not an indirect transfer of beneficial interest in the Tower Realty Borrower.

    The Tower Realty Borrower is not permitted to incur, create or assume any additional debt or liabilities without the consent of mortgagee; provided, however, that if no Event of Default shall have occurred and be continuing, the Tower Realty Borrower may, without the consent of the mortgagee, incur, create or assume any or all of the following indebtedness (collectively, "Permitted Debt"): (i) the Tower Realty Note and the other obligations, indebtedness and liabilities specifically provided for in the Loan Documents;
(ii) unsecured indebtedness for or in respect of the operation of the Tower Realty Properties or for trade debt incurred in the ordinary course of business (other than liens being contested in accordance with the provisions of the Tower Realty Mortgage), not to exceed $2,000,000 and which is paid within 60 days following the date on which each such amount was actually due and payable unless unless (a) the Tower Realty Borrower is in good faith contesting its obligation to pay such indebtedness in a manner satisfactory to the mortgagee, (b) adequate reserves with respect thereto are maintained on the books of the Tower Realty Borrower in accordance with GAAP, (c) such contest operates to suspend collection of such amounts or enforcement of such obligations, and (d) no Event of Default exists and is continuing; and (iii) unsecured indebtedness for amounts payable or reimbursable to any tenant on account of work performed at the Tower Realty Property by such tenant or for costs incurred by such tenant in connection with its occupancy of space, including for tenant improvements.

   Insurance. The Tower Realty Borrower is required to maintain for each Tower Realty Property (a) insurance against all perils included within the classification "All Risks of Physical Loss" with extended coverage in amounts at all times sufficient to prevent the Tower Realty Borrower from becoming a co-insurer, but in any event equal to the full insurable value of the improvements and equipment, (b) comprehensive general liability insurance in such amounts as are generally required by institutional lenders for comparable properties but in no event less than $5,000,000 per occurrence and with an aggregate limit of not less than $10,000,000 per Tower Realty Property, (c) statutory worker's compensation insurance, (d) business interruption and/or loss of "rental value" insurance to cover the loss of at least 12 months income, (e) during any period of repair or restoration, builder's "all risk" insurance in an amount not less than the full insurable value of the Tower Realty Properties, (f) broad form boiler and machinery insurance and insurance covering all boilers or other pressure vessels, machinery and equipment, if any, located in, on or about each Tower Realty Property and insurance against loss of occupancy or use arising from any such breakdown in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to each Tower Realty Property; (g) flood insurance, if available, with respect to any of the Tower Realty Properties located within a designated "flood prone" zone or "special flood hazard area" in an amount equal to the lesser of the Tower Realty Loan and the maximum limit of coverage available with respect to the applicable Tower Realty Property; (h) windstorm insurance with respect to One Orlando Center with such limits and deductibles as are generally required by institutional lenders for similar properties in Orlando, Florida and, in any event, at least equal to the lesser of the Tower Allocated Loan Amount for One Orlando Center and the maximum limit of coverage available with respect to such property; and (i) at the mortgagee's reasonable request, such other insurance, including but not limited to earthquake insurance, against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally required by institutional lenders on loans of similar amounts and secured by comparable properties.

   The insurance coverage may be effected under a blanket policy or policies provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Tower Realty Properties, and any sublimits in such blanket policy applicable to the Tower Realty Properties, which amounts shall not be less than the amounts required under the terms of the Tower Realty Mortgage and which shall in any case comply in all other respects with the requirements of the Tower Realty Loan. All insurance policies are required to name the mortgagee as an additional named insured, to provide that all proceeds (except with respect to proceeds of general liability and workers' compensation insurance) be payable to the mortgagee as and to the extent described below in "Condemnation and Casualty", and shall contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by the mortgagee notwithstanding the negligent or willful acts or omissions of the Tower Realty Borrower; (ii) a waiver of subrogation endorsement in favor of the mortgagee; (iii) an endorsement providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by the Tower Realty Borrower, the mortgagee or any other named insured, additional insured or loss payee, except for the willful misconduct of the mortgagee knowingly in violation of the conditions of such policy;
(iv) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of first class properties comparable to and in the general vicinity of the property, but in no event in excess of $100,000, except in the case of earthquake coverage, for which such deductible shall not be in excess of that generally required by institutional lenders on loans of similar amounts secured by comparable properties; and (v) a provision that such policies shall not be cancelled, terminated or expired without at least thirty (30) days' prior written notice to the mortgagee, in each instance. The Tower Realty Loan requires the Tower Realty Borrower to obtain the insurance coverage described above, from domestic primary insurers having (x) a claims-paying-ability rating by S&P of not less than "AA" and its equivalent by any other Rating Agency, and (y) an Alfred M. Best Company, Inc. rating of "A" or better and a financial size category of not less than IX. All insurers providing insurance required by the Tower Realty Mortgage shall be authorized to issue insurance in each state where the Tower Realty Properties are located.

   Condemnation and Casualty. The Tower Realty Borrower will promptly notify the mortgagee in writing upon obtaining knowledge of (i) the institution of any condemnation proceedings relating to the Tower Realty Properties, or (ii) the occurrence of any casualty, damage or injury to, the Tower Realty Properties or any portion thereof the restoration of which is estimated by the Tower Realty Borrower in good faith to cost more than the $3,000,000 with respect to the Orlando Property and $5,000,000 with respect to Tower 45 (each, a "Tower Realty Threshold Amount"). In addition, such notice shall set forth such good faith estimate of the cost of repairing or restoring such casualty, damage, injury or taking in reasonable detail if the same is then available and, if not, as soon thereafter as it can reasonably be provided.

   Except as described below, in the event of any taking of or casualty or other damage or injury to either of the Tower Realty Properties, the Tower Realty Borrower's right, title and interest in and to all compensation, awards, proceeds, damages, claims, insurance recoveries, causes and rights of action (whether accrued prior to or after the initial closing of the Tower Realty Loan) and payments which the Tower Realty Borrower may receive or to which it may become entitled or any part thereof other than payments received in connection with any liability or loss of rental value or business interruption insurance (collectively, the "Tower Realty Proceeds"), in connection with any such taking of, or casualty or other damage or injury to, any Tower Realty Property or any part thereof are assigned by the Tower Realty Borrower to, and shall be paid to, the mortgagee.

   For the purposes of this section, a "Tower Realty Total Loss" shall mean
(i) a casualty, damage or destruction of a Tower Realty Property, the cost of restoration of which would exceed 50% of the amount of the Tower Realty Loan, and with respect to which the Tower Realty Borrower is not required, under the applicable leases to apply insurance and condemnation proceeds to the restoration of such Tower Realty Property or (ii) a permanent taking of 50% or more of the gross leasable area of a Tower Realty Property or so much of a Tower Realty Property, in either case, such that it would be impracticable, in the mortgagee's sole discretion, even after restoration, to operate such Tower Realty Property as an economically viable whole and with respect to which the applicable lease does not require such restoration.

   Following a casualty or condemnation, the Tower Realty Proceeds shall be applied by mortgagee (unless mortgagee, in its sole discretion, otherwise elects) to prepay the Tower Realty Note without prepayment premium or penalty, if: (i) the proceeds shall equal or exceed the Tower Allocated Loan Amount with respect to the applicable Tower Realty Property, (ii) an Event of Default shall have occurred and be continuing, (iii) a Tower Realty Total Loss has occurred, (iv) the work is not capable of being completed before the earlier to occur of (x) the date which is 6 months prior to the Tower Realty Maturity Date, and (y) the date on which the business interruption insurance carried by the Tower Realty Borrower shall expire, (v) the applicable Tower Realty Property is not capable of being restored substantially to its condition prior to such taking or casualty, or (vi) the Tower Realty Borrower is unable to demonstrate to the mortgagee's reasonable satisfaction its continuing ability to pay the Tower Realty Loan.

    Notwithstanding anything to the contrary contained in the Tower Realty Mortgage, and excluding situations requiring prepayment, to the extent insurance and condemnation proceeds do not exceed the Tower Realty Threshold Amount, such insurance and condemnation proceeds are to be paid directly to the Tower Realty Borrower to be applied to restoration of the applicable Tower Realty Property. Promptly after the occurrence of any damage or destruction to all or any portion of such Tower Realty Property or a taking of a portion of such Tower Realty Property, in either case which shall not constitute a Tower Realty Total Loss, the Tower Realty Borrower shall either cause such Tower Realty Property to be released, or shall commence and diligently prosecute to completion the repair, restoration and rebuilding of such Tower Realty Property (in the case of a partial taking, to the extent it is capable of being restored) so damaged, destroyed or remaining after such taking in full compliance with all material legal requirements and free and clear of any and all liens except permitted encumbrances. Except upon the occurrence and during the continuance of an Event of Default, the Tower Realty Borrower may settle any insurance claim with respect to proceeds which does not exceed the Tower Realty Threshold Amount. If an Event of Default shall have occurred and be continuing, or if the Tower Realty Borrower fails to file and/or prosecute any insurance claim for a period of fifteen (15) business days following the Tower Realty Borrower's receipt of written notice from the mortgagee, the Tower Realty Borrower empowers the mortgagee to file and prosecute such claim (including settlement thereof) with counsel satisfactory to the mortgagee and to collect and to make receipt for any such payment, all at the Tower Realty Borrower's expense.

   In the event that any insurance or condemnation proceeds (other than business interruption insurance) are in excess of the Tower Realty Threshold Amount and are not required to be applied to the payment or prepayment of the Tower Realty Loan then mortgagee is obligated to make such proceeds available to the Tower Realty Borrower for payment or reimbursement of the Tower Realty Borrower's or the applicable tenant's costs and expenses incurred with respect to the work of restoration, only if: (i) at the time of loss or damage or at any time thereafter while the Tower Realty Borrower is holding any portion of such proceeds, there shall be no continuing Event of Default;
(ii) if the estimated cost of the work of restoration exceeds the amount of such proceeds, the Tower Realty Borrower shall, at its option either deposit with or deliver to the mortgagee (A) cash and cash equivalents, (B) a letter or letters of credit in an amount equal to the estimated cost of the work of restoration less such proceeds available, or (C) such other evidence of the Tower Realty Borrower's ability to meet such excess costs and which is satisfactory to the mortgagee and the Rating Agencies; and (iii) the mortgagee shall, within a reasonable period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the work of restoration accompanied by an independent architect's certification as to such costs and appropriate plans and specifications for such work.

   Upon the occurrence and during the continuance of an Event of Default, or in the event that any insurance and condemnation proceeds are required to be paid to the mortgagee, all such proceeds shall be paid over to the mortgagee and shall be applied first toward reimbursement of the mortgagee's reasonable costs and expenses actually incurred in connection with recovery of the insurance and condemnation proceeds and disbursement of such proceeds, including reasonable administrative costs and inspection fees and then applied or disbursed in accordance with the provisions of the Tower Realty Mortgage.

   Approval Rights. Under the Tower Realty Loan, for each calendar year commencing on the first day of January following the Tower Realty Effective Maturity Date and for each calendar year thereafter, the Tower Realty Borrower is required to submit to the mortgagee, for the mortgagee's written approval, an annual budget not later than 60 days prior to the commencement of each calendar year. In the event the mortgagee notifies the Tower Realty Borrower within 15 days of any objections to such budget, the Tower Realty Borrower is required within 3 days after receipt of such objections to revise the same and resubmit it to the mortgagee. The mortgagee shall then advise the Tower Realty Borrower of any objections to such annual budget within 10 days after such resubmission, and the Tower Realty Borrower is required to promptly revise same and resubmit it to the mortgagee until an annual budget is approved; provided, however, that if the mortgagee shall not advise the Tower Realty Borrower of its objections to any proposed annual budget within the applicable time period set forth herein, then such proposed annual budget shall be deemed approved by the mortgagee. In the event the Tower Realty Borrower must incur an extraordinary operating expense or a capital expense not set forth in the approved annual budget, it is required to deliver to the mortgagee a reasonably detailed explanation, for the mortgagee's approval, of such proposed expense.

   The Tower Realty Borrower may not, without the consent of mortgagee, amend, modify or waive the provisions of any Material Lease or terminate, reduce rents under or shorten the term of any Material Lease in any manner which would have a material adverse effect on a Tower Realty Property taken as a whole.

   Financial Reporting. The Tower Realty Borrower is required to furnish to the mortgagee: (a) annually within 90 days after the end of each fiscal year, a copy of the Tower Realty's year-end financial statement reviewed by an independent accountant, accompanied by an officer's certificate certifying to the best of the signor's knowledge, (i) that such statements fairly represent the financial condition and results of operations of the Tower Realty in accordance with GAAP consistently applied, (ii) that as of the date of such officer's certificate, no default exists or, if so, specifying the nature and status of each such default and the action then being taken by the Tower Realty Borrower or proposed to be taken to remedy such default, (iii) the DSCR for the preceding calendar quarter and calendar year, and (iv) that as of the date of each officer's certificate, no litigation exists involving the Tower Realty Borrower or the Tower Realty Properties in which the amount involved is $250,000 or more, or, if so, specifying such litigation and the actions being taking in relation thereto (a "Tower Realty Officer's Certificate"); (b) quarterly within 45 days after each calendar quarter, quarterly unaudited financial statements, which shall be accompanied by a Tower Realty Officer's Certificate; (c) quarterly (as to the preceding calendar quarter) within 45 days of each calendar quarter, a complete rent roll, which shall be accompanied by a Tower Realty Officer's Certificate; (d) annually within 45 days after the end of each calendar year, an annual summary of all capital expenditures made at each Tower Realty Property during the prior 12-month period; and (e) promptly, such further information regarding the Tower Realty Properties as the mortgagee may reasonably request.

FRANKLIN MILLS/LIBERTY PLAZA




                               LOAN INFORMATION

                                   Original     December 1, 1997
PRINCIPAL BALANCE:               ------------   ----------------
                                 $130,000,000     $129,493,575

ADDITIONAL AMOUNT:               The borrower may request an additional
                                 advance (the "Additional Amount") not to exceed $35,000,000, by giving an additional
                                 Increase Notice not less than thirty (30) days prior to the first anniversary of the Closing Date. This increase will be funded pari passu by Merrill Lynch, separate from this transaction. The Additional Amount will not cause the DSCR to fall below 1.50x nor cause the LTV to increase above 65%, and it will be limited to $35 million. The Trust
                                 Fund will not be obligated to advance the Additional Amount and the Additional Amount will not be an asset of the Trust Fund.

FRANKLIN MILLS ALLOCATED LOAN
AMOUNT                           120,000,000

LIBERTY PLAZA ALLOCATED LOAN
AMOUNT                           10,000,000

ORIGINATION DATE:                $110,000,000 -May 5, 1997,
                                 $ 20,000,000 -August 8, 1997

ANTICIPATED REPAYMENT
DATE ("ARD"):                    May 5, 2007

MATURITY DATE:                   June 1, 2027

BLENDED INTEREST
RATE:                            7.814%

AMORTIZATION:                    30 years

HYPERAMORTIZATION:               Subsequent to May 5, 2007, the interest rate
                                 will increase to the greater of 12.814% or 500 basis points plus the interpolated
                                 15-year UST rate (the "Revised Interest
                                 Rate"). Additionally, all excess cash flow will be captured under the terms of the Cash
                                 Collateral Agreement and applied to the
                                 outstanding principal balance of the Note.
                                 Interest due under the Revised Interest Rate above that which is due under the Initial
                                 Interest Rate will be payable subsequent to the payment of principal.

PREPAYMENT TERMS/
DEFEASANCE/
RELEASE PROVISIONS:              Prepayment is locked out through November 5,
                                 2006. Subsequent to and including November
                                 6, 2006, the Note is prepayable without
                                 penalty.

                                 Defeasance is permitted upon the second
                                 anniversary of securitization of the Note.
                                 Partial defeasance is permitted upon
                                 delivery of 125% of the Allocated Loan
                                 Amount.

                                 Cash flow from both properties is available for debt service, but Liberty Plaza may be released from the lien upon a 1.5x DSCR and posting of defeasance collateral among other things. Additionally, the Borrower may sell or ground lease pads subject to Rating Agency approval.

THE BORROWERS:                   The borrowing entities, Franklin Mills
                                 Associates Limited Partnership and Liberty
                                 Plaza Limited Partnership, as well as their general partners, are organized as special-purpose, bank-ruptcy-remote entities.

CAPITAL REPLACEMENT RESERVE:     A monthly reserve equal to (1)/(12 of the
                                 product of $0.25 and the square footage of the Property.

CROSS-COLLATERALIZATION/
DEFAULT:                         With Additional Amount.

                             PROPERTY INFORMATION

PROPERTY TYPE:                   Retail

LOCATION:                        Franklin Mills
                                 Liberty Plaza Shopping Center
                                 Philadelphia, PA

THE COLLATERAL:                  A super regional outlet mall and power
                                 shopping center with an aggregate gross
                                 leaseable area of 1,976,158 square feet.

                                 Anchors include: Spiegel, JC Penney,
                                 Burlington Coat Factory, Marshalls, General
                                 Cinema, Sam's Wholesale Club and Phar-Mor.

WEIGHTED AVERAGE OCCUPANCY:      88.5%

TOTAL SQUARE FEET:               1,976,158

YEAR BUILT:                      1989

PROPERTY
MANAGEMENT:                      Management Associates L.P.

1996 NET
OPERATING INCOME:                $19,202,436

UNDERWRITTEN
CASHFLOW:                        $18,545,245

AGGREGATE APPRAISED VALUE:       $214,000,000

APPRAISED BY:                    Cushman & Wakefield

APPRAISAL DATE:                  April 16, 1997

LTV AS OF 12/1/97:               60.5%(1)

ANNUAL DEBT
SERVICE:                         $11,245,596

DSC:                             1.65x(1)

LOAN/SQ. FT. AS OF 12/1/97:      $65.92

------------
(1) Does not give effect to Additional Amount, if any.

FRANKLIN MILLS LOAN: THE BORROWER; THE PROPERTY



   The Loan. The Loan (the "Franklin Mills Loan") was originated by Midland Loan Services, L.P. and acquired simultaneously therewith by the Mortgage Loan Seller on May 5, 1997 (the "Closing Date"). The Franklin Mills Loan had a principal balance at origination of $110,000,000 (the "Original Amount"). On August 8, 1997, at the election of the borrower under the Franklin Mills Loan (the "Franklin Mills Borrower"), the principal amount of the mortgage note evidencing the Franklin Mills Loan (the "Franklin Mills Trust Note") was increased by $20,000,000 (the "Initial Additional Amount"). The Franklin Mills Loan has a principal balance as of the Cut-off Date of approximately $129,493,575. It is secured by, among other things, a Fee and Leasehold Indenture of Open-End Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits (the "Franklin Mills Mortgage") encumbering a shopping center complex in Philadelphia, Pennsylvania commonly known as the Franklin Mills Mall and a power center in Philadelphia, Pennsylvania commonly known as Liberty Plaza (collectively, the "Franklin Mills Property").

   The Franklin Mills Additional Note. The Franklin Mills Mortgage also secures a note in the amount of up to $35,000,000, issued by the Franklin Mills Borrower (the "Franklin Mills Additional Note"). The Franklin Mills Additional Note will initially be retained by the Mortgage Loan Seller. Any amounts (the "Additional Amounts") that may be funded pursuant to the terms of the Franklin Mills Additional Note will not be deposited in the Trust Fund. The Trust Fund will not be obligated to advance any such Additional Amounts, the Franklin Mills Additional Note will rank pari passu with the Franklin Mills Trust Note, and the Franklin Mills Additional Note will not constitute an asset of the Trust Fund. The Franklin Mills Additional Note, if any Additional Amounts are advanced, will bear interest at a rate to be determined, initially based upon the then ten-year United States Treasury obligations, plus 120 basis points, and will mature on the Franklin Mills Maturity Date, and otherwise be on substantially the same terms as the Franklin Mills Trust Note. The Franklin Mills Trust Note and the Franklin Mills Additional Note provide that the holders of interests representing 51% or more of the aggregate principal balance of the Franklin Mills Trust Note and the Franklin Mills Additional Note, will control all decisions with respect to the Franklin Mills Mortgage and other Loan Documents, except with respect to any decision affecting the principal balance, interest rate, release of collateral, or postponing the date for payment of any interest or principal, as to which a unanimous decision is required.



   The Borrower. The Franklin Mills Borrower is Franklin Mills Associates Limited Partnership, a special-purpose District of Columbia limited partnership, and Liberty Plaza Limited Partnership, a special-purpose Delaware limited partnership (collectively, the "Franklin Mills Borrower"). The limited partnership agreement of each Franklin Mills Borrower provides that the purpose and business of each partnership is limited to holding an ownership and leasehold interests, as the case may be, in the Franklin Mills Property, leasing, managing, developing, operating, maintaining, financing and otherwise using, and as necessary improving, the Franklin Mills Property and related interests. The Franklin Mills Borrower owns no material assets other than the Franklin Mills Property and related interests. The general partner of Franklin Mills Associates Limited Partnership is Franklin Mills GP, Inc., a special-purpose Delaware corporation. The general partner of Liberty Plaza Limited Partnership is Liberty Plaza GP, Inc., a special-purpose Delaware corporation. The limited partner of both of the entities which are collectively the Franklin Mills Borrower is The Mills Limited Partnership, a Delaware limited partnership.

   The Property. Franklin Mills Outlet Mall ("Franklin Mills Outlet Mall") is a 1,661,279 million square foot, super regional outlet shopping mall that opened in 1989 and was renovated in 1997; the space is configured as seven single story connected legs joined in a zigzag pattern, with each leg representing different merchandise price points. Anchors are located on each end of the legs. Parking is available on-site for up to 7,100 cars. Liberty Plaza, located across the street from Franklin Mills Outlet Mall, is also part of the collateral package for the Franklin Mills Loan. Liberty Plaza contains 314,879 leasable square feet and parking for 1,700 cars.



   Anchor space in Franklin Mills Outlet Mall is approximately 576,736 square feet and includes Boscov's (152,370 square feet expires May 2009), Burlington Coat Factory (128,950 square feet expires October 2003), JC Penny (100,200 square feet expires May 1999) and two outparcel tenants on their own pads, Sam's Wholesale Club and Phar-Mor (both contribute to common area maintenance and promotions).

    Remaining non-anchor retail space is comprised of many tenants, including Saks Off-Fifth Avenue (46,406 square feet expires November 2006), Nordstrom (42,241 square feet expires January 2004), Bed, Bath & Beyond (40,232 square feet expires May 1999) and other well-known tenants, such as Brooks Brothers, Nautica, Tommy Hilfiger, Polo and Eddie Bauer. Average base rent for anchor space is $6 per square foot and in-line space is $20 per square foot. The average lease term is 10 years for anchors (with various option periods thereafter, generally with a minimum of two 5 year options) and 5 years for in-line space. Total occupancy including the General Cinema is approximately 96.0% with over 226 tenants.

   Anchor space in Liberty Plaza ("Liberty Plaza"), which is configured as a power center totals 280,098 and currently has as tenants Dick's Sporting Goods (77,586 square feet expires March 2011) and Service Merchandise (53,274 square feet expires January 2005). Current occupancy at Liberty Plaza is approximately 48.8%, with one 149,238 square foot space available, the site of a former Bradlee's. On August 25, 1997, WalMart signed a 131,812 square foot lease. Upon commencement of that lease, Liberty Plaza's occupancy will increase to approximately 90%.



   Market Overview. Driven by its size and number of stores, anchor/mall store mix, configuration and value orientation, the Franklin Mills Property's primary trade area has the consumer and trade area patterns of a dominant, super-regional mall, attracting customers from a much wider geographic area than typically found at a regional mall. The 40-mile radius primary trade area, from which the center draws 85.6% of its customer base, has a population of 6,081,614 permanent residents. Average household income in the primary trade area is $54,773, compared with $48,758 for the United States as a whole. Retail sales in the Philadelphia Metropolitan Area are currently estimated to approach $44 billion annually. The Philadelphia area ranked fifth nationally behind Chicago, Los Angeles, New York, and Washington, D.C. on total retail sales for 1995. Retail sales in the area have increased at a compound annual rate of 3.6% since 1989. Annual retail sales within Philadelphia for 1995 were $3.9 billion, unchanged from the previous year. Pennsylvania ranked 11th in the nation in new centers constructed, with 28 built in 1996.

   Competition. Competition for the Franklin Mills Property comes primarily from three malls. The first is Neshaminy Mall, a regional mall approximately 3 miles north of the subject. It has 945,000 square feet of rentable area and was constructed and renovated in 1968 and 1995 respectively. Anchors include Sears, Strawbridge's and Boscov's. The $6.8 million renovation included moving the food court, renovation of the common areas, and conversion of a former Bon-Ton Department store to a Boscov's department store. A 24 screen movie theater and additional retail space is under consideration. The mall is 88% leased with some vacancies due to bankruptcies. Management of the mall is attempting to create larger spaces for tenants such as Eddie Bauer and The Disney Store. Mall store sales were $256 per square foot in 1995.

   The second competing property is Oxford Valley Mall, which is located in a
1.12 million square foot, two level regional mall. The mall was constructed in 1973 and is located nine miles northeast of the Franklin Mills Property. Anchors include Macy's, Sears, JC Penney, and Strawbridge's. The most recent renovation was in 1990. Occupancy is at 95% and total mall sales were $252 per square foot for 1995, with a projected increase of 3% for 1996. Mall sales have been negatively impacted by construction of a new power center across from the mall.

   The third competing property is Willow Grove Mall. This 961,000 square foot regional mall is located in Abington Township, Montgomery County, approximately 11 miles from Franklin Mills. The mall opened in 1982 as a fashion mall due to the characteristics of its immediate trade area, however it is currently now positioned as a middle market mall. Current anchors include Sears, Strawbridge's and Bloomingdales. Occupancy and sales per square foot for 1995 were 96% and $368, respectively.

   Location/Access. The Franklin Mills Property is located 15 miles northeast of Philadelphia's Center City. Located just west of Interstate 95, the Franklin Mills Property has excellent access to all parts of its primary trade area, which consists of the region within a 40-mile radius. It is located in the Parkwood neighborhood of Northeast Philadelphia and Besalem Township in Buck's County. Liberty Plaza is located directly across the street from Franklin Mills.

   The Franklin Mills Property is located just off of Interstate 95 at the intersection of Woodhaven road (PA 63) and Knights Road. I-95 connects with both the Pennsylvania Turnpike and the New Jersey Turnpike. Access to the Franklin Mills Property is also provided from US 1.

    Environmental Report. A Phase I environmental site assessment was performed dated July 9, 1997 on the Franklin Mills Property. The Phase I environmental site assessment did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the Franklin Mills Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment.

   Engineering Report. A Property Condition Report was completed on the Franklin Mills Property on April, 1997 by a third party due diligence firm. The Property Condition Report concluded that the Franklin Mills Property was in very good condition and identified no deferred maintenance requirements.

   The Real Estate Collateral. The real estate collateral is comprised of all of the Franklin Mills Borrower's right, title and interest in and to two parcels of land and the improvements and equipment located thereon. Franklin Mills Associates Limited Partnership owns one parcel of the Franklin Mills Property in fee simple and Liberty Plaza Limited Partnership owns a ground leasehold estate in the other parcel comprising the Franklin Mills Property pursuant to the "Liberty Plaza Ground Lease," dated as of May 5, 1997, made by The Mills Limited Partnership ("Fee Owner"), as lessor, and Liberty Plaza Limited Partnership, as lessee (the "Lessee") (the "Franklin Mills Ground Lease"). The term of the Franklin Mills Ground Lease expires on May 1, 2026 and may be extended for a single renewal term of 11 years and two months, at Lessee's option. The Franklin Mills Ground Lease provides that: (i) Lessee may mortgage the Franklin Mills Ground Lease and the ground leasehold estate created thereby; (ii) Lessee may assign its interest therein to the holder of the Franklin Mills Loan, its successors and assigns (the "mortgagee"); (iii) Fee Owner is required to give notice of any default by Lessee to the mortgagee and the mortgagee is permitted to cure such default and has as much time to do so as is provided to the Lessee; and (iv) Fee Owner is required to enter into a new lease with the mortgagee upon termination of the Franklin Mills Ground Lease for any reason on all of the terms and provisions (including rent and renewal options) which are contained in the Franklin Mills Ground Lease. By execution of the Franklin Mills Mortgage, Fee Owner consented thereto and agreed that its rights and interest in and to the Franklin Mills Property were fully subordinate to, and subject to, the lien of the Franklin Mills Mortgage.

   The base rent under the Franklin Mills Ground Lease is $120.00 per year payable in equal monthly installments of $10.00 per month for the initial term, and a Fair Market Rental Rate (as defined below) payable in equal monthly installments for the extension term. The "Fair Market Rental Rate" is
(i) an amount agreed to by the Lessee, and the Fee Owner, or (ii) an amount approximating the annual base rental rate for 11 year leases similar in economic terms commencing on or around the commencement date of the extension term.

   Property Management. The Franklin Mills Mall is managed by Management Associates Limited Partnership (the "Franklin Mills Manager"), a Delaware limited partnership, pursuant to (i) a management agreement dated March 4, 1988, by and between Franklin Mills Borrower and Western Management Corporation, as amended and assigned to Franklin Mills Manager and (ii) a management agreement dated as of April 21, 1994, by and between The Mills Limited Partnership and Franklin Mills Manager (collectively, the "Franklin Mills Management Agreement").

   Pursuant to a manager's consent and subordination of management agreement executed with respect to the Franklin Mills Management Agreement by the Manager and Franklin Mills Borrower in favor of the mortgagee, the Manager has agreed (i) not to terminate the Franklin Mills Management Agreement without the consent of the mortgagee, except for nonpayment of management fees (in which case the mortgagee has a 60-day cure period), (ii) that all liens, rights and interests owned, claimed or held by the Manager in and to the Franklin Mills Property are and will be in all respects subordinate to the lien and security interest securing the Franklin Mills Loan, including the lien of the Franklin Mills Mortgage, (iii) that during the continuance of an Event of Default (as defined below) under the Franklin Mills Loan, the Manager will continue to perform under the Franklin Mills Management Agreement provided that the mortgagee performs or causes to be performed the obligations of the Franklin Mills Borrower thereunder, (iv) that, notwithstanding anything in the Franklin Mills Management Agreement to the contrary, the mortgagee, or the Franklin Mills Borrower at the mortgagee's direction, shall have the right to terminate the Franklin Mills Management Agreement (a) upon default by Manager under the Franklin Mills

 Management Agreement, (b) at any time for cause (including, but not limited to, Manager's gross negligence, willful misconduct or fraud), or (c) upon a 50% or more change in control of the ownership of the Franklin Mills Manager,
(v) not to amend or modify the Franklin Mills Management Agreement without the prior written consent of the mortgagee, and (vi) prior to an Event of Default (or in the event of an occurrence of default, within 10 days after a request from the mortgagee therefor) Franklin Mills Manager will deliver to mortgagee, not later than 45 days after the end of each fiscal quarter of the Franklin Mills Borrower's operations, a true and complete rent roll for the Franklin Mills Property and a schedule of all contracts and other agreements relating to the Franklin Mills Property. In addition, the Franklin Mills Management Agreement shall automatically terminate on the Franklin Mills Effective Maturity Date (as hereinafter defined).

   Operating History. The table below presents information regarding the operating performance of Franklin Mills and Liberty Plaza:

FRANKLIN MILLS/LIBERTY PLAZA



                                                                   UNDERWRITTEN
                           1994          1995           1996         CASHFLOW
                      ------------- -------------  ------------- --------------
Revenues.............  $29,585,591    $31,661,916   $31,482,071    $ 31,251,664
Expenses.............   10,490,705     11,320,552    12,279,635      12,306,420
                      ------------- -------------  ------------- --------------
Net Operating
 Income..............  $19,094,886    $20,341,364   $19,202,436    $ 18,945,244
Adjustments to NOI ..                                                   400,000
Net Cash Flow........                                              $ 18,545,245
                                                                 ==============
12/1/97 Loan
 Balance.............                                              $129,493,575
Appraised Value......                                              $214,000,000
12/1/97 LTV..........                                                      60.5%
Annual Debt Service .                                              $ 11,245,596
DSCR.................                                                     1.65x

FRANKLIN MILLS

                                                                    UNDERWRITTEN
                            1994          1995           1996         CASHFLOW
                       ------------- -------------  ------------- --------------
Revenues..............  $28,141,388    $28,988,130   $28,481,588    $28,652,837
Expenses..............   10,322,386     10,517,437    11,493,032     11,523,641
                       ------------- -------------  ------------- --------------
Net Operating Income .  $17,819,002    $18,470,693   $16,988,556    $17,129,196
Adjustments to NOI ...                                                  393,909
                                                                  --------------
Net Cash Flow.........                                              $16,735,287
                                                                  ==============
Occupancy ............           98%            95%           93%            96%
Sales per Square Foot
  Anchor .............  $       174    $       158   $       182
  Non - Anchor .......          245            236           254



                              S-137

 LIBERTY PLAZA



                                                                UNDERWRITTEN
                          1994          1995         1996         CASHFLOW
                      ------------ ------------  ------------ ---------------
Revenues.............  $1,444,203    $2,673,787   $3,000,482     $2,598,827(1)
Expenses.............     168,319       803,115      786,603        782,779
                      ------------ ------------  ------------ ---------------
Net Operating
 Income..............  $1,275,884    $1,870,671   $2,213,879     $1,816,048
Adjustments to NOI ..                                                 6,091
                                                              ---------------
Net Cash Flow........                                            $1,809,957
                                                              ===============
Occupancy ...........          67%           69%          45%            90%(1)

(1) Includes a 131,812 square foot lease to Wal Mart signed on 8/25/97.
Current physical occupancy is 49%.


UNDERWRITTEN CASHFLOW--FRANKLIN MILLS/LIBERTY PLAZA




                               FRANKLIN     UNDERWRITTEN     LIBERTY     UNDERWRITTEN      ACTUAL
                                 1996         FRANKLIN        1996         LIBERTY          1996        UNDERWRITTEN
                                ACTUAL         MILLS         ACTUAL         PLAZA       CONSOLIDATED    CONSOLIDATED
                            ------------- --------------  ------------ --------------  -------------- --------------
Minimum Rental Revenue       $16,121,261    $15,344,556    $2,413,586     $1,501,608     $18,534,847    $16,846,164
New Leases Revenue                    --      1,166,000            --        790,872              --      1,956,872
Percentage Rent                  373,019        515,796            --             --         373,019        515,796
Temporary Tenant Income          693,631        675,122            --             --         693,631        675,122
Miscellaneous                    528,853        374,163       (10,806)         3,000         518,047        377,163
                            ------------- --------------  ------------ --------------  -------------- --------------
TOTAL GROSS REVENUE           17,716,764     18,075,637     2,402,780      2,295,480      20,119,544     20,371,117
Cam Recoveries                        --      6,999,479       280,199         85,748         280,199      7,085,227
Real Estate Tax Recoveries            --      3,577,721       317,503        217,599         317,503      3,795,320
                            ------------- --------------  ------------ --------------  -------------- --------------
TOTAL RECOVERIES              10,764,825     10,577,200       597,702        303,347      11,362,527     10,880,547
                            ------------- --------------  ------------ --------------  -------------- --------------
EFFECTIVE GROSS REVENUE       28,481,589     28,652,837     3,000,482      2,598,827      31,482,071     31,251,664
OPERATING EXPENSES
 Management Fee                  689,144        851,318        95,458        114,624         784,602        965,942
 Salaries                      3,264,519      3,308,195        15,553         16,091       3,280,072      3,324,286
 Utilities                       758,517        796,641        14,036         23,474         772,553        820,115
 Administration                   66,620         73,247         3,458          2,050          70,078         75,297
 Insurance                       517,718        661,338        30,704        (26,561)        548,422        634,777
 Real Estate Taxes             3,907,930      3,938,479       399,294        400,529       4,307,224      4,339,008
 Maintenance                   1,073,410        864,474       154,166        105,934       1,227,576        970,408
 Other                         1,215,174      1,029,949        73,934        146,638       1,289,108      1,176,587
                            ------------- --------------  ------------ --------------  -------------- --------------
TOTAL OPERATING EXPENSES      11,493,032     11,523,641       786,603        782,779      12,279,635     12,306,420
                            ------------- --------------  ------------ --------------  -------------- --------------
NET OPERATING INCOME         $16,988,557    $17,129,196    $2,213,879     $1,816,048     $19,202,436    $18,945,244
                            ============= ==============  ============ ==============  ============== ==============
LEASING & CAPITAL COSTS
 Replacement Reserves                           393,909                        6,091                        400,000
                                          --------------  ------------ --------------  -------------- --------------
NET CASH FLOW                               $16,735,287                   $1,809,957                    $18,545,244
                                          ==============  ============ ==============  ============== ==============

 FRANKLIN MILLS & LIBERTY PLAZA CONSOLIDATED 1994 AND 1995 CASHFLOW



                                        1994*          1995
                                    ------------- -------------
Minimum Rental Revenue.............  $17,025,353    $18,576,312
Percentage Rent....................      455,365        401,855
Temporary/Kiosk Income.............      494,770        636,022
Miscellaneous......................      301,677        450,301
                                    ------------- -------------
  TOTAL GROSS REVENUE..............   18,277,165     20,064,490
  TOTAL RECOVERIES.................    9,864,223     11,597,426
  EFFECTIVE GROSS REVENUE..........   28,141,388     31,661,916
OPERATING EXPENSES
 Management Fee....................      717,945        809,987
 Salaries..........................    3,126,544      3,118,237
 Utilities.........................      995,217        799,455
 Nonrecoverable Operating
 Expenses..........................    1,296,706        745,324
 Real Estate Taxes.................    2,296,899      4,142,463
 Maintenance.......................    1,094,459      1,302,288
 Other.............................      794,616        402,798
                                    ------------- -------------
TOTAL OPERATING EXPENSES...........   10,322,386     11,320,552
                                    ------------- -------------
NET OPERATING INCOME...............  $17,819,002    $20,341,364
                                    ============= =============



------------
*      Franklin Only

   Major Tenant Summary. The following table shows certain information regarding tenants of Franklin Mills and Liberty Plaza with greater than 20,000 rentable square feet:

FRANKLIN MILLS/LIBERTY PLAZA




                                                                   CREDIT RATING
                                                                     OF PARENT
                                                                      COMPANY
        TENANT(1)             PARENT COMPANY          PROPERTY     (MOODY'S/S&P)
-----------------------  ------------------------ --------------  ---------------
Boscov's                 Boscov's                 Franklin Mills       NR/NR
Sam's Wholesale Club(2)  Wal-Mart Stores          Franklin Mills       Aa2/AA
Burlington Coat Factory  Burlington Coat Factory
                          Warehouse Corporation   Franklin Mills       NR/NR
J.C. Penny               J.C. Penny Co., Inc      Franklin Mills        A2/A
Dick's Clothing &        Dick's Clothing &
 Sporting Goods           Sporting Goods          Liberty Plaza        NR/NR
Phar-Mor                 Phar-Mor, Inc.           Franklin Mills        B3/B
Marshalls                TJX Companies, Inc.      Franklin Mills     Baa1/BBB+
Spiegel                  Spiegel                  Franklin Mills       NR/NR
Service Merchandise      Service Merchandise
                          Company, Inc.           Liberty Plaza        B2/BB-
Saks Off-Fifth Avenue    Saks Fifth Avenue        Franklin Mills      Ba3/BB-
Nordstrom                Nordstrom, Inc.          Franklin Mills       NR/A+
Bed, Bath & Beyond       Bed, Bath & Beyond, Inc. Franklin Mills       NR/NR
Off 5th Clearinghouse    Off 5th Clearinghouse    Franklin Mills       NR/NR
Filene's Basement        Filene's Basement, Inc   Franklin Mills       NR/NR
Modell's Sporting Goods  Henry Modell &
                          Company, Inc.           Franklin Mills       NR/NR
OfficeMax, Inc.          OfficeMax, Inc.          Franklin Mills       NR/NR
Neiman Marcus            Harcourt General, Inc.   Franklin Mills     Baa1/BBB+
SYMS                     SYMS Corporation         Franklin Mills       NR/NR
TOTAL -MAJOR TENANTS
TOTAL -PROPERTY POOL

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        % OF    SALES/
                            SQUARE     TOTAL    SQUARE      LEASE
        TENANT(1)            FEET      R.S.F.    FOOT     EXPIRATION
-----------------------  ----------- --------  -------- ------------
Boscov's                    152,370      7.7%    $108       5/7/09
Sam's Wholesale Club(2)     133,010      6.7%    N/A         N/A
Burlington Coat Factory
                            128,950      6.5%    $108      10/31/03
J.C. Penny                  100,200      5.1%    $342      5/31/99
Dick's Clothing &
 Sporting Goods              77,586      3.9%    N/A       4/30/11
Phar-Mor                     75,592      3.8%    $155        N/A
Marshalls                    70,701      3.6%    $140      1/31/01
Spiegel                      60,115      3.0%    $123      7/29/00
Service Merchandise
                             53,274      2.7%     N/A      1/20/05
Saks Off-Fifth Avenue        46,406      2.4%    $376      11/30/06
Nordstrom                    42,241      2.1%    $202      1/31/04
Bed, Bath & Beyond           40,232      2.0%    $153      5/10/99
Off 5th Clearinghouse        34,918      1.8%     N/A      6/30/02
Filene's Basement            32,637      1.7%    $189      1/29/00
Modell's Sporting Goods
                             30,608      1.6%    $215      5/10/07
OfficeMax, Inc.              30,237      1.5%    $118      4/30/02
Neiman Marcus                26,900      1.4%    $207      3/31/03
SYMS                         25,127      1.3%    $212      10/31/98
                         ----------- --------
TOTAL -MAJOR TENANTS      1,161,104     58.8%
TOTAL -PROPERTY POOL      1,976,158    100.0%
                         =========== ========



(1) Wal-Mart lease signed August, 1997 will commence in 1998. Wal-Mart, consequently, will be considered to be a Major Tenant at the commencement date of the lease.
(2) Sam's Wholesale Club owns both the site and the corresponding improvements; consequently, there is no lease expiration date.

                                FRANKLIN MILLS
                          LEASE EXPIRATION SCHEDULE

                          YEAR 1    YEAR 2   YEAR 3    YEAR 4   YEAR 5    YEAR 6
FOR THE YEARS ENDING     OCT-1998  OCT-1999 OCT-2000  OCT-2001 OCT-2002  OCT-2003
                         -------- --------  -------- --------  -------- --------
TENANT
Kasper                     2,522        --     --        --       --        --
So Fun Kids                1,840        --     --        --       --        --
Popcorn World                225        --     --        --       --        --
Faraone Oriental Rugs      3,727        --     --        --       --        --
Accent on Animals            881        --     --        --       --        --
J. Riggings               11,827        --     --        --       --        --
Capacity                   2,971        --     --        --       --        --
Affordable Airbrush        1,478        --     --        --       --        --
Peepers Optical            1,449        --     --        --       --        --
Decor & Gift Outlet        2,261        --     --        --       --        --
Kid City                  10,646        --     --        --       --        --
Sno Biz                      765        --     --        --       --        --
Portraits Plus               584        --     --        --       --        --
Lollipop Boutique            650        --     --        --       --        --
Paul Harris                6,284        --     --        --       --        --
No Name                    3,300        --     --        --       --        --
America's Halloween        5,041        --     --        --       --        --
Lorianna                   5,882        --     --        --       --        --
O2 Kool                    1,730        --     --        --       --        --
Wearguard Work Wear        3,685        --     --        --       --        --
Magic Moments              1,264        --     --        --       --        --
Casual Corner              4,559        --     --        --       --        --
Nodic Track                2,736        --     --        --       --        --
H & R Block                1,281        --     --        --       --        --
Jockey                     3,509        --     --        --       --        --
London Fog                 6,241        --     --        --       --        --
Confection Connection      1,259        --     --        --       --        --
Diesel                     3,353        --     --        --       --        --
Banister Shoes             8,837        --     --        --       --        --
First Choice               3,703        --     --        --       --        --
United Check Cashing         355        --     --        --       --        --
Martinos Italian Eatery    2,982        --     --        --       --        --
Baby Guess                 1,495        --     --        --       --        --
Syms                      25,127        --     --        --       --        --
Zales Jewelers             2,218        --     --        --       --        --
Dollar Mania               5,207        --     --        --       --        --
Wicker Discount Center     3,000        --     --        --       --        --
ATM Machine                  160        --     --        --       --        --
Brookstone                12,092        --     --        --       --        --
Vacant                    66,355        --     --        --       --        --
St. John Outlet               --     1,396     --        --       --        --
Injeanius                     --     2,122     --        --       --        --
Subway                        --       490     --        --       --        --
JC Penney                     --   100,200     --        --       --        --
Bed, Bath & Beyond            --    40,232     --        --       --        --
Footquarters                  --     6,354     --        --       --        --
Bally of Switzerland          --     5,450     --        --       --        --
Van Heusen                    --     3,736     --        --       --        --
Leslies Handbags              --     1,636     --        --       --        --
Rack Room                     --     5,409     --        --       --        --
Watches Galore                --       317     --        --       --        --
Briefcase Unlimited           --     1,201     --        --       --        --
Wall                          --     7,546     --        --       --        --
Haircuttery                   --     1,056     --        --       --        --
Dress Barn                    --     4,940     --        --       --        --
Izod                          --     3,967     --        --       --        --
The Camera Shop               --     1,561     --        --       --        --
O.J. Art Gallery              --     1,088     --        --       --        --
Mr. Bulky                     --     2,295     --        --       --        --
Hamilton Luggage              --     3,227     --        --       --        --
Ritz Camera                   --     1,437     --        --       --        --
Original Cookie Company       --       574     --        --       --        --
Bains Deli                    --     1,171     --        --       --        --
Sbarro                        --       951     --        --       --        --
Mandarin Express              --       654     --        --       --        --
Haagen Dazs                   --       627     --        --       --        --
Sunglass Hut                  --       546     --        --       --        --

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                          YEAR 7    YEAR 8   YEAR 9   YEAR 10     2008
FOR THE YEARS ENDING     OCT-2004  OCT-2005 OCT-2006  OCT-2007 AND BEYOND
                         -------- --------  -------- --------  ----------
TENANT
Kasper                      --        --       --        --        --
So Fun Kids                 --        --       --        --        --
Popcorn World               --        --       --        --        --
Faraone Oriental Rugs       --        --       --        --        --
Accent on Animals           --        --       --        --        --
J. Riggings                 --        --       --        --        --
Capacity                    --        --       --        --        --
Affordable Airbrush         --        --       --        --        --
Peepers Optical             --        --       --        --        --
Decor & Gift Outlet         --        --       --        --        --
Kid City                    --        --       --        --        --
Sno Biz                     --        --       --        --        --
Portraits Plus              --        --       --        --        --
Lollipop Boutique           --        --       --        --        --
Paul Harris                 --        --       --        --        --
No Name                     --        --       --        --        --
America's Halloween         --        --       --        --        --
Lorianna                    --        --       --        --        --
O2 Kool                     --        --       --        --        --
Wearguard Work Wear         --        --       --        --        --
Magic Moments               --        --       --        --        --
Casual Corner               --        --       --        --        --
Nodic Track                 --        --       --        --        --
H & R Block                 --        --       --        --        --
Jockey                      --        --       --        --        --
London Fog                  --        --       --        --        --
Confection Connection       --        --       --        --        --
Diesel                      --        --       --        --        --
Banister Shoes              --        --       --        --        --
First Choice                --        --       --        --        --
United Check Cashing        --        --       --        --        --
Martinos Italian Eatery     --        --       --        --        --
Baby Guess                  --        --       --        --        --
Syms                        --        --       --        --        --
Zales Jewelers              --        --       --        --        --
Dollar Mania                --        --       --        --        --
Wicker Discount Center      --        --       --        --        --
ATM Machine                 --        --       --        --        --
Brookstone                  --        --       --        --        --
Vacant                      --        --       --        --        --
St. John Outlet             --        --       --        --        --
Injeanius                   --        --       --        --        --
Subway                      --        --       --        --        --
JC Penney                   --        --       --        --        --
Bed, Bath & Beyond          --        --       --        --        --
Footquarters                --        --       --        --        --
Bally of Switzerland        --        --       --        --        --
Van Heusen                  --        --       --        --        --
Leslies Handbags            --        --       --        --        --
Rack Room                   --        --       --        --        --
Watches Galore              --        --       --        --        --
Briefcase Unlimited         --        --       --        --        --
Wall                        --        --       --        --        --
Haircuttery                 --        --       --        --        --
Dress Barn                  --        --       --        --        --
Izod                        --        --       --        --        --
The Camera Shop             --        --       --        --        --
O.J. Art Gallery            --        --       --        --        --
Mr. Bulky                   --        --       --        --        --
Hamilton Luggage            --        --       --        --        --
Ritz Camera                 --        --       --        --        --
Original Cookie Company     --        --       --        --        --
Bains Deli                  --        --       --        --        --
Sbarro                      --        --       --        --        --
Mandarin Express            --        --       --        --        --
Haagen Dazs                 --        --       --        --        --
Sunglass Hut                --        --       --        --        --

                           YEAR 1    YEAR 2   YEAR 3    YEAR 4   YEAR 5    YEAR 6
FOR THE YEARS ENDING      OCT-1998  OCT-1999 OCT-2000  OCT-2001 OCT-2002  OCT-2003
                          -------- --------  -------- --------  -------- --------
Payless Shoe Source             --    3,714        --      --        --      --
Martys Warehouse Outlet         --    7,424        --      --        --      --
Card and Gift Outlet            --    3,532        --      --        --      --
Auntie Annes                    --      300        --      --        --      --
Spains Cards & Gifts            --    3,787        --      --        --      --
Hollywood eyes                  --    1,308        --      --        --      --
Nathans                         --      674        --      --        --      --
9 West & Co.                    --       --     3,104      --        --      --
Mellon Independence             --       --     1,195      --        --      --
Arbys                           --       --     1,025      --        --      --
Philly Steak                    --       --       637      --        --      --
Enzo Angiolini                  --       --     1,460      --        --      --
Ann Taylor                      --       --     8,647      --        --      --
Filenes Basement                --       --    32,637      --        --      --
Guess?                          --       --     7,289      --        --      --
Elegance                        --       --     1,133      --        --      --
$9.99 Stockroom                 --       --     3,893      --        --      --
American Outpost                --       --     3,017      --        --      --
Aeropostale                     --       --     4,865      --        --      --
Dress Barn                      --       --     5,562      --        --      --
Levis                           --       --    15,845      --        --      --
Childrens Place Outlet          --       --     4,350      --        --      --
Bugel Boy Outlet                --       --     8,971      --        --      --
Earring World                   --       --     1,021      --        --      --
Radio Shack                     --       --     3,438      --        --      --
The Fudgery                     --       --       794      --        --      --
Athletes Foot Outlet            --       --     4,167      --        --      --
Episode                         --       --     1,468      --        --      --
Casual Male Big & Tall          --       --     4,011      --        --      --
Perfumania                      --       --     1,410      --        --      --
Spiegel                         --       --    60,115      --        --      --
Anita Belle                     --       --       954      --        --      --
Maidenform                      --       --     3,217      --        --      --
Wall                            --       --     5,684      --        --      --
Aldo for Less                   --       --     2,636      --        --      --
Sentimental Jewelery            --       --     1,362      --        --      --
Toy Works                       --       --    13,040      --        --      --
Palace Electronics              --       --     1,475      --        --      --
U.S. Postal Service             --       --        --   1,690        --      --
Carters Childrenswear           --       --        --   4,812        --      --
House of Perfumes               --       --        --     924        --      --
Equifax Quick Test              --       --        --   2,370        --      --
Swatch                          --       --        --   1,721        --      --
Marshalls                       --       --        --  70,701        --      --
Sam's Wholesale Club            --       --        -- 133,010        --      --
Eddie Bauer                     --       --        --   6,208        --      --
Remington Factory Outlet        --       --        --   1,232        --      --
Payless Shoe Source             --       --        --   3,108        --      --
Quails Outlet                   --       --        --   3,084        --      --
Bostonian                       --       --        --   3,056        --      --
Brooks Brothers                 --       --        --   4,856        --      --
P.S. Plus Sizes                 --       --        --   4,995        --      --
Flag Shop                       --       --        --     958        --      --
Tommy Hilfiger                  --       --        --   4,357        --      --
CR Jewelers Outlet              --       --        --   1,255        --      --
Encore Books                    --       --        --  13,216        --      --
Gap                             --       --        --  12,135        --      --
Benetton Outlet                 --       --        --   2,899        --      --
Royal Jewelers                  --       --        --     583        --      --
Famous Brand House              --       --        --   3,721        --      --
Archie Jacobson                 --       --        --   4,622        --      --
Perfume Romance                 --       --        --     455        --      --
Electronics Boutique            --       --        --   1,000        --      --
A Formal Celebration            --       --        --   4,091        --      --
Samsonite Company Store         --       --        --   2,897        --      --
Philly Leather Outlet           --       --        --   4,094        --      --
Maternity Works                 --       --        --   1,466        --      --
Class Perfume                   --       --        --   1,437        --      --
Lets Talk Cellular              --       --        --     915        --      --
Claires                         --       --        --   1,455        --      --
Wilsons Leath                   --       --        --   3,675        --      --
Games N. Gadgets                --       --        --             1,107      --

                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

                           YEAR 7    YEAR 8    YEAR 9    YEAR 10  2008 AND
FOR THE YEARS ENDING      OCT-2004  OCT-2005  OCT-2006  OCT-2007   BEYOND
                          --------  --------  --------  --------  --------
Payless Shoe Source             --       --        --      --        --
Martys Warehouse Outlet         --       --        --      --        --
Card and Gift Outlet            --       --        --      --        --
Auntie Annes                    --       --        --      --        --
Spains Cards & Gifts            --       --        --      --        --
Hollywood eyes                  --       --        --      --        --
Nathans                         --       --        --      --        --
9 West & Co.                    --       --        --      --        --
Mellon Independence             --       --        --      --        --
Arbys                           --       --        --      --        --
Philly Steak                    --       --        --      --        --
Enzo Angiolini                  --       --        --      --        --
Ann Taylor                      --       --        --      --        --
Filenes Basement                --       --        --      --        --
Guess?                          --       --        --      --        --
Elegance                        --       --        --      --        --
$9.99 Stockroom                 --       --        --      --        --
American Outpost                --       --        --      --        --
Aeropostale                     --       --        --      --        --
Dress Barn                      --       --        --      --        --
Levis                           --       --        --      --        --
Childrens Place Outlet          --       --        --      --        --
Bugel Boy Outlet                --       --        --      --        --
Earring World                   --       --        --      --        --
Radio Shack                     --       --        --      --        --
The Fudgery                     --       --        --      --        --
Athletes Foot Outlet            --       --        --      --        --
Episode                         --       --        --      --        --
Casual Male Big & Tall          --       --        --      --        --
Perfumania                      --       --        --      --        --
Spiegel                         --       --        --      --        --
Anita Belle                     --       --        --      --        --
Maidenform                      --        --       --       --       --
Wall                            --        --       --       --       --
Aldo for Less                   --        --       --       --       --
Sentimental Jewelery            --        --       --       --       --
Toy Works                       --        --       --       --       --
Palace Electronics              --        --       --       --       --
U.S. Postal Service             --        --       --       --       --
Carters Childrenswear           --        --       --       --       --
House of Perfumes               --        --       --       --       --
Equifax Quick Test              --        --       --       --       --
Swatch                          --        --       --       --       --
Marshalls                       --        --       --       --       --
Sam's Wholesale Club            --        --       --       --       --
Eddie Bauer                     --        --       --       --       --
Remington Factory Outlet        --        --       --       --       --
Payless Shoe Source             --        --       --       --       --
Quails Outlet                   --        --       --       --       --
Bostonian                       --        --       --       --       --
Brooks Brothers                 --        --       --       --       --
P.S. Plus Sizes                 --        --       --       --       --
Flag Shop                       --        --       --       --       --
Tommy Hilfiger                  --        --       --       --       --
CR Jewelers Outlet              --        --       --       --       --
Encore Books                    --        --       --       --       --
Gap                             --        --       --       --       --
Benetton Outlet                 --        --       --       --       --
Royal Jewelers                  --        --       --       --       --
Famous Brand House              --        --       --       --       --
Archie Jacobson                 --        --       --       --       --
Perfume Romance                 --        --       --       --       --
Electronics Boutique            --        --       --       --       --
A Formal Celebration            --        --       --       --       --
Samsonite Company Store         --        --       --       --       --
Philly Leather Outlet           --        --       --       --       --
Maternity Works                 --        --       --       --       --
Class Perfume                   --        --       --       --       --
Lets Talk Cellular              --        --       --       --       --
Claires                         --        --       --       --       --
Wilsons Leather Outlet          --        --       --       --       --
Games N Gadgets                 --        --       --       --       --

                          YEAR 1    YEAR 2   YEAR 3    YEAR 4   YEAR 5    YEAR 6
FOR THE YEARS ENDING     OCT-1998  OCT-1999 OCT-2000  OCT-2001 OCT-2002  OCT-2003
                         -------- --------  -------- --------  -------- --------
Cosmetic Center                --       --        --       --     1,808       --
Dairy Queen                    --       --        --       --       633       --
Bavarian Pretzel               --       --        --       --       510       --
Bombay Company                 --       --        --       --     3,600       --
Boston Traders                 --       --        --       --     6,446       --
McDonalds                      --       --        --       --       694       --
Prestige Fragrance             --       --        --       --     1,376       --
Cost Cutters                   --       --        --       --     2,030       --
GNC                            --       --        --       --     1,047       --
Burger King                    --       --        --       --     1,600       --
Office Max                     --       --        --       --    30,237       --
Perry Ellis                    --       --        --       --     2,129       --
Donna Karan Company            --       --        --       --     4,582       --
Newsstand of Franklin          --       --        --       --       460       --
Lenscrafters                   --       --        --       --     3,655       --
A & W Hot Dogs                 --       --        --       --       485       --
China Buddha Inn               --       --        --       --     3,939       --
Polo                           --       --        --       --    10,026       --
We're Entertainment            --       --        --       --     5,287       --
Factory Brand Shoes            --       --        --       --     6,630       --
China Buddha Express           --       --        --       --       218       --
Off 5th Clearing               --       --        --       --    34,918       --
Smalls Formalwear              --       --        --       --       817       --
Vitamin World                  --       --        --       --     1,220       --
The Nailery                    --       --        --       --       501       --
Boot Factory                   --       --        --       --     1,615       --
Jean Outlet                    --       --        --       --     3,042       --
Giorgio Bruntini               --       --        --       --     1,915       --
T.J. Cinnamons                 --       --        --       --       649       --
Claires                        --       --        --       --       932       --
Charter Club Outlet            --       --        --       --     2,404       --
Contempo Casuals               --       --        --       --        --    3,703
Champs                         --       --        --       --        --    8,841
Talbots                        --       --        --       --        --   11,016
Neiman Marcus                  --       --        --       --        --   26,900
Burlington Coat Factory        --       --        --       --        --  128,950
Arthur Treaches Fish &         --       --        --       --        --       --
Cajun Gourmet                  --       --        --       --        --       --
Nordstrom                      --       --        --       --        --       --
Time Out                       --       --        --       --        --       --
Tropik Sun Fruit & Nut         --       --        --       --        --       --
Sunglass Hut                   --       --        --       --        --       --
Italian Bistro                 --       --        --       --        --       --
Britches                       --       --        --       --        --       --
Suncoast Motion Picture        --       --        --       --        --       --
Ruby Tuesday                   --       --        --       --        --       --
Group USA                      --       --        --       --        --       --
Lids for Less                  --       --        --       --        --       --
Daddys Deli                    --       --        --       --        --       --
Aerosoles                      --       --        --       --        --       --
Saks                           --       --        --       --        --       --
Modells Sporting Goods         --       --        --       --        --       --
Boscov's                       --       --        --       --        --       --
Nautica                        --       --        --       --        --       --
Phar-Mor                       --       --        --       --        --       --
                         -------- --------  -------- --------  -------- --------

Total SQFT Expiring       223,481  220,922   208,422  306,998   136,512  179,410
                         ======== ========  ======== ========  ======== ========
Percent of Total             13.5%    13.3%     12.5%    18.5%      8.2%    10.8%
                         -------- --------  -------- --------  -------- --------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                          YEAR 7    YEAR 8   YEAR 9   YEAR 10     2008
FOR THE YEARS ENDING     OCT-2004  OCT-2005 OCT-2006  OCT-2007 AND BEYOND
                         -------- --------  -------- --------  ----------
Cosmetic Center               --      --       --        --        --
Dairy Queen                   --      --       --        --        --
Bavarian Pretzel              --      --       --        --        --
Bombay Company                --      --       --        --        --
Boston Traders                --      --       --        --        --
McDonalds                     --      --       --        --        --
Prestige Fragrance            --      --       --        --        --
Cost Cutters                  --      --       --        --        --
GNC                           --      --       --        --        --
Burger King                   --      --       --        --        --
Office Max                    --      --       --        --        --
Perry Ellis                   --      --       --        --        --
Donna Karan Company           --      --       --        --        --
Newsstand of Franklin         --      --       --        --        --
Lenscrafters                  --      --       --        --        --
A & W Hot Dogs                --      --       --        --        --
China Buddha Inn              --      --       --        --        --
Polo                          --      --       --        --        --
We're Entertainment           --      --       --        --        --
Factory Brand Shoes           --      --       --        --        --
China Buddha Express          --      --       --        --        --
Off 5th Clearing              --      --       --        --        --
Smalls Formalwear             --      --       --        --        --
Vitamin World                 --      --       --        --        --
The Nailery                   --      --       --        --        --
Boot Factory                  --      --       --        --        --
Jean Outlet                   --      --       --        --        --
Giorgio Bruntini              --      --       --        --        --
T.J. Cinnamons                --      --       --        --        --
Claires                       --      --       --        --        --
Charter Club Outlet           --      --       --        --        --
Contempo Casuals              --      --       --        --        --
Champs                        --      --       --        --        --
Talbots                       --      --       --        --        --
Neiman Marcus                 --      --       --        --        --
Burlington Coat Factory       --      --       --        --        --
Arthur Treaches Fish &       503      --       --        --        --
Cajun Gourmet                735      --       --        --        --
Nordstrom                 42,241      --       --        --        --
Time Out                   3,288      --       --        --        --
Tropik Sun Fruit & Nut       761      --       --        --        --
Sunglass Hut                 256      --       --        --        --
Italian Bistro             5,422      --       --        --        --
Britches                   4,797      --       --        --        --
Suncoast Motion Picture       --   3,605       --        --         --
Ruby Tuesday                  --   4,800       --        --         --
Group USA                     --      --    5,003        --         --
Lids for Less                 --      --      550        --         --
Daddys Deli                   --      --      476        --         --
Aerosoles                     --      --    2,011        --         --
Saks                          --      --       --    46,406         --
Modells Sporting Goods        --      --       --    30,608         --
Boscov's                      --      --       --        --    152,370
Nautica                       --      --       --        --      6,110
Phar-Mor                      --      --       --        --     75,592
                         -------- --------  -------- --------  ----------
                                                                           TOTAL
Total SQFT Expiring       58,003    8,405     8,040    77,014    234,072   1,661,279
                         ======== ========  ======== ========  ========== =========
Percent of Total             3.5%     0.5%      0.5%      4.6%      14.1%      100.0%
                         -------- --------  -------- --------  ---------- ---------

                                 LIBERTY PLAZA
                             SQUARE FEET EXPIRING

                            YEAR 1    YEAR 2   YEAR 3    YEAR 4   YEAR 5    YEAR 6
FOR THE YEARS ENDING       OCT-1998  OCT-1999 OCT-2000  OCT-2001 OCT-2002  OCT-2003
                           -------- --------  -------- --------  -------- --------
Martial Artist                 --       --        --      2,000      --       --
Karate Pro                     --       --        --      1,400      --       --
Service Merchandise            --       --        --         --      --       --
Wal-Mart                       --       --        --         --      --       --
Dicks Clothing & Sporting
 Goods                         --       --        --         --      --       --
Don Pablo's Restaurant         --       --        --         --      --       --
Boot Village                   --       --        --         --      --       --
Burger King                    --       --        --         --      --       --
                           -------- --------  -------- --------  -------- --------

Total SQFT Expiring            --       --        --      3,400      --       --
                           ======== ========  ======== ========  ======== ========
Percent of Total              0.0%     0.0%      0.0%       1.2%    0.0%     0.0%
                           -------- --------  -------- --------  -------- --------
Total Rent Expiring            --       --        --     13,149      --       --
Percent of Total              0.0%     0.0%      0.0%       0.5%    0.0%     0.0%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                            YEAR 7    YEAR 8   YEAR 9   YEAR 10     2008
FOR THE YEARS ENDING       OCT-2004  OCT-2005 OCT-2006  OCT-2007 AND BEYOND
                           -------- --------  -------- --------  ----------
Martial Artist                 --         --      --       --            --
Karate Pro                     --         --      --       --            --
Service Merchandise            --     53,349      --       --            --
Wal-Mart                       --         --      --       --       131,812
Dicks Clothing & Sporting
 Goods                         --         --      --       --        77,586
Don Pablo's Restaurant         --         --      --       --         9,500
Boot Village                   --         --      --       --         5,553
Burger King                    --         --      --       --         4,241
                           -------- --------  -------- --------  ----------
                                                                                TOTAL
Total SQFT Expiring            --     53,349      --       --       228,692     285,441
                           ======== ========  ======== ========  ==========  =========
Percent of Total              0.0%      18.7%    0.0%     0.0%         80.1%     100.0%
                           -------- --------  -------- --------  ----------  ---------
Total Rent Expiring            --    599,336      --       --     1,779,192   2,391,677
Percent of Total              0.0%      25.1%    0.0%     0.0%         74.4%     100.0%

FRANKLIN MILLS MALL: THE LOAN

   Security. The Franklin Mills Loan is a nonrecourse loan, secured by a mortgage lien on the fee simple interest in one parcel of land and the fee simple and leasehold estate interests of an adjacent parcel (collectively referred to herein as the "Franklin Mills Property"), the improvements, appurtenances and building equipment, and certain other collateral relating thereto (including an assignment of leases, rents and security deposits, an assignment of certain agreements and the funds in certain accounts) (collectively with all other security documents referenced herein, the "Loan Documents"). The mortgagee is a named insured under the title insurance policy which insures, among other things, that the Franklin Mills Mortgage constitutes a valid and enforceable first lien on the Franklin Mills Property, subject to certain exceptions and exclusions from coverage set forth therein. Such insurance policy, the Franklin Mills Note, the Franklin Mills Mortgage and all other agreements and documents evidencing and securing the Franklin Mills Loan will be assigned to the Trust Fund. The Franklin Mills Additional Note will not be deposited in the Trust Fund.

   Payment Terms. The Franklin Mills Loan matures on June 1, 2027 (the "Franklin Mills Maturity Date") and bears interest (a) on the Original Amount at a fixed rate per annum equal to 7.882% and on the Initial Additional Amount at a fixed rate per annum equal to 7.44% (collectively, the "Franklin Mills Initial Interest Rate") through but not including May 5, 2007 (the "Franklin Mills Effective Maturity Date") and (b) from and including the Franklin Mills Effective Maturity Date through and including the Franklin Mills Maturity Date, at a fixed rate per annum equal to the greater of (i) the Franklin Mills Initial Interest Rate plus 5% or (ii) the Franklin Mills Treasury Rate plus 5%. The "Franklin Mills Treasury Rate" means the yield, as of the Franklin Mills Effective Maturity Date, calculated by the linear interpolation of the yields of noncallable United States Treasury obligations with terms most nearly approximating a fifteen (15) year period. Any interest accrued after the Franklin Mills Effective Maturity Date at the excess of the Franklin Mills Revised Interest Rate over the Franklin Mills Initial Interest Rate shall be accrued and added to the outstanding indebtedness under the Franklin Mills Loan and shall, to the extent permitted by applicable law, earn interest at the Franklin Mills Revised Interest Rate (such accrued interest and interest thereon, the "Franklin Mills Accrued Interest"). Interest on the Franklin Mills Loan is calculated on the basis of a 360-day year of twelve 30-day months.

   The payment date for the Franklin Mills Loan is the first business day of each month (each, a "Payment Date"), with no grace period for a default in the payment of scheduled principal or interest. Commencing on July 1, 1997, the Original Amount requires 360 equal monthly payments of principal and interest of $798,110.85. Commencing on October 1, 1997, the Initial Additional Amount requires 357 equal monthly payments of $139,022.12 (collectively with the payment set forth in the preceding sentence, the "Franklin Mills Debt Service Payment"). Each Franklin Mills Debt Service Payment, due and payable on each Payment Date, shall be applied first to the interest at the Franklin Mills Initial Interest Rate and the remainder thereof to the reduction of principal. In the event of a default in payments, interest will accumulate thereon at the applicable interest rate plus five percent (5%) per annum (the "Default Rate"). On the Franklin Mills Maturity Date, payment of the remaining unpaid balance of principal, if any, together with all interest accrued thereon and all other sums payable under the Note or under the Loan Documents is required.



   The Franklin Mills Borrower may request an additional advance (the "Additional Amount") pursuant to the Franklin Mills Additional Note so that the aggregate principal amount of the Franklin Mills Trust Note and the Franklin Mills Additional Note shall not exceed $165,000,000; provided that:
(i) no Event of Default (as defined below) has occurred, (ii) the Franklin Mills Borrower has secured additional title insurance, and (iii) the Additional Amount is not greater than the greater of (x) an amount which when reviewed by the Rating Agencies will not cause the "shadow rating" of the Franklin Mills Loan to be rated less than BBB by S&P or Ba2 by Moody's, and
(y) the lesser of (a) an amount such that the principal indebtedness of the Franklin Mills Trust Note and the Franklin Mills Additional Note immediately following the funding of the Additional Amount shall not exceed 65% of the value of the Franklin Mills Property (determined by capitalizing then net operating income at 9%), and (b) an amount that will cause the Debt Service Coverage Ratio to be less than 1.50:1. Notwithstanding the foregoing, if the amount set forth in clause (y) is greater than the amount set forth in clause
(x), in no event shall the

Additional Amount cause the "shadow rating" of the Franklin Mills Loan to be rated less than BB by S&P or Ba2 by Moody's. The "Debt Service Coverage Ratio" means the ratio of net operating income from the Franklin Mills Property to debt service on the Franklin Mills Trust Note and the Franklin Mills Additional Note. The Franklin Mills Borrower may request the Additional Amount by giving notice (the "Additional Increase Notice") prior to August 5, 1998. The Mortgage Loan Seller will initially retain the obligation to advance such Additional Amount, and the Trust Fund will not be obligated to advance any portion of such Additional Amount. The Additional Amount will be evidenced by the Franklin Mills Additional Note, will rank pari passu with the Franklin Mills Trust Note, and the Additional Amount, if any, and the Franklin Mills Additional Note will not constitute an asset of the Trust Fund. If the Franklin Mills Borrower elects to borrow the Additional Amount, the interest on the Additional Amount will equal the interest rate on the 10-year United States Treasury Rate as of the date (the "Second Funding Date") which is 30 days after the date of delivery of the Additional Increase Notice (or if the same is not a business day, then the immediately succeeding business day), plus 120 basis points (the "Second Additional Interest Rate"). The monthly debt service payment with respect to the Franklin Mills Additional Note as of the first business day of the first full month after the Second Funding Date shall be equal to the amount of equal payments on the Additional Amount at the Second Additional Interest Rate and with amortization payments based upon a mortgage-style amortization and calculated based upon the number of months then remaining prior to the Maturity Date. On the Franklin Mills Maturity Date, payment of the then outstanding balance of the principal, if any, together with all accrued and unpaid interest and all other sums payable under the Loan Documents, is required.



   Commencing with the first Payment Date after the Franklin Mills Effective Maturity Date, and continuing on each Payment Date thereafter, the Franklin Mills Borrower is required to apply 100% of rents and other revenues from the Franklin Mills Property to the following items in the following order of priority and pari passu with payments on the Franklin Mills Additional Note:
(a) to payment of interest accruing at the Default Rate (as defined herein) and late payment charges, if any; (b) to payment of required monthly escrow amounts of taxes and insurance premiums; (c) to payment of the Franklin Mills Monthly Debt Service Payments; (d) to payment of monthly cash expenses pursuant to the annual budget approved by the mortgagee; (e) to payment of extraordinary, unbudgeted operating or capital expenses approved by the mortgagee, if any; (f) to payments to be applied against the outstanding principal of the loan until such principal amount is paid in full; (g) to payments of Franklin Mills Accrued Interest; and (h) to payments of any other amounts due under the Loan Documents. Any excess amounts shall be paid to the Franklin Mills Borrower.



   Event of Default. The occurrence of any of the following constitutes an "Event of Default" under the Franklin Mills Mortgage: (a) failure to make any payment of interest or principal on the Franklin Mills Trust Note when due, or failure to pay the principal balance of the Franklin Mills Trust Note or the Franklin Mills Additional Note when due; (b) failure to pay any other amount payable pursuant to the Franklin Mills Mortgage or Franklin Mills Trust Note or the Franklin Mills Additional Note when due and payable, with such failure continuing for 5 business days after mortgagee delivers written notice thereof to the Franklin Mills Borrower; (c) (i) failure to keep in force the insurance required under the Franklin Mills Mortgage to be maintained or (ii) failure to comply with any other covenant related to insurance requirements, with such failure continuing for 5 business days after mortgagee delivers written notice thereof to the Franklin Mills Borrower; (d) failure to comply with certain Franklin Mills Mortgage covenants which require the Franklin Mills Borrower to keep the Franklin Mills Property free of liens and encumbrances (with such default continuing for 5 business days after mortgagee delivers written notice thereof to the Franklin Mills Borrower), and those which, with limited exceptions, prohibit the sale of the Franklin Mills Property, transfers of interests in the Franklin Mills Borrower and the incurrence of any additional debt; (e) any attempt by the Franklin Mills Borrower to assign its rights under the Franklin Mills Mortgage; (f) any other default in the performance or payment, or breach, of any material covenant, warranty, representation or agreement set forth in the documents which evidence the Franklin Mills Loan, with such default continuing for 30 business days, and any applicable extension period, after mortgagee delivers written notice thereof to the Franklin Mills Borrower; (g) the occurrence of certain bankruptcy events and (h) any event of default, as defined in any other Loan Document, shall occur.

    If the Franklin Mills Borrower defaults in the payment of any Franklin Mills Debt Service Payment on the applicable Payment Date, then the Franklin Mills Borrower shall pay to mortgagee a late payment charge in an amount equal to five percent (5%) of the amount of the installment not paid. If the Franklin Mills Borrower defaults in the payment of any Franklin Mills Debt Service Payment on the Payment Date due, or defaults in any other manner so as to constitute an Event of Default, then mortgagee at its option and without further notice to the Franklin Mills Borrower may declare the entire unpaid amount of principal with interest at the Default Rate together with all other sums due, if any, due and payable immediately.

   Prepayment. Voluntary prepayment of the principal of the Franklin Mills Trust Note is prohibited at any time prior to the 180-day period prior to the Franklin Mills Effective Maturity Date, at which time the Franklin Mills Borrower may prepay the Franklin Mills Trust Note (pari passu with the Franklin Mills Additional Note) on any Payment Date without payment of a prepayment premium. If the Franklin Mills Trust Note is accelerated as a result of an Event of Default, Franklin Mills Borrower shall also pay a prepayment premium (the "Franklin Mills Yield Maintenance Premium") equal to the greater of (a) 1% of the portion of the principal amount being prepaid and (b) the product of (i) a fraction whose numerator is an amount equal to the portion of the principal balance being prepaid and whose denominator is the entire outstanding principal balance on the date of such prepayment, multiplied by (ii) an amount equal to the remainder obtained by subtracting
(x) an amount equal to the entire outstanding principle balance as of the date of such prepayment from (y) the present value as of the date of such prepayment of the remaining scheduled payments of principle and interest (including any final installment of principle payment on the Franklin Mills Effective Maturity Date) determined by discounting such payments at a discount rate equal to the Franklin Mills Discount Rate. The "Franklin Mills Discount Rate" means the rate which, when compounded monthly, equals the yield, as of the date of prepayment, calculated by linear interpolation of the yields of noncallable U.S. Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the date of the prepayment to the Franklin Mills Effective Maturity Date.



   No Franklin Mills Yield Maintenance Premium or other premium or penalty is required to be paid in connection with any prepayment resulting from the application of insurance or condemnation proceeds to repayment of the Franklin Mills Loan in accordance with the requirements of the Franklin Mills Mortgage.

   Defeasance. For the purposes of this section, "Defeasance Collateral" shall mean obligations or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, or the obligations of which are backed by the full faith and credit of the United States of America, the ownership of which will not cause the mortgagee to be an investment company under the Investment Company Act of 1940. For the purposes of this section, the "Defeasance Collateral Requirement" shall mean an amount sufficient to pay (x) in the case of the release of the lien of the Franklin Mills Mortgage from Liberty Plaza, 125% of the allocated loan amount attributable to Liberty Plaza, and sufficient to pay scheduled interest and principal payments on such applicable loan amount through and including the Franklin Mills Effective Maturity Date, or (y) in the case of a total defeasance, an amount sufficient to pay scheduled interest and principal payments on the Franklin Mills Loan through and including the Franklin Mills Effective Maturity Date, together with the outstanding principal balance of the Franklin Mills Loan as of such date.

   The Franklin Mills Borrower shall be entitled to defease the lien of the Franklin Mills Mortgage with respect to either the entire Franklin Mills Property or as to Liberty Plaza only, on any Payment Date from and after the second anniversary of the Delivery Date, in connection with the delivery of Defeasance Collateral, provided that: (i) the mortgagee shall have received from the Franklin Mills Borrower at least 30 days' prior written notice of the date proposed for such release (the "Franklin Mills Release Date"); (ii) no Event of Default shall have occurred and be continuing as of the date of such notice and the Franklin Mills Release Date; (iii) the Franklin Mills Borrower shall deliver on the Franklin Mills Release Date, Defeasance Collateral in such amount as shall satisfy the Defeasance Collateral Requirement; (iv) the Franklin Mills Borrower shall have delivered a certificate of an officer of the Franklin Mills Borrower

 (an "Officer's Certificate") dated the Franklin Mills Release Date, confirming the matters referred to in clause (ii) above, certifying that the applicable provisions of clause (iii) above have been complied with and certifying that all conditions precedent for such release have been complied with (which shall be confirmed by a certified independent accountant); (v) the Franklin Mills Borrower shall have delivered to mortgagee the opinions of counsel required by the Franklin Mills Mortgage upon a defeasance of the lien; and (vi) the Rating Agencies shall have delivered written confirmation that the then ratings of the Certificates will not, as a result of such defeasance, be downgraded, withdrawn or qualified.

   Lockbox and Reserves. Pursuant to the terms of a cash collateral account security, pledge and assignment agreement (the "Franklin Mills Cash Collateral Agreement"), the Franklin Mills Borrower has established in the name of LaSalle National Bank (the "Franklin Mills Agent"), as agent for the mortgagee, as secured party, a cash collateral account (the "Franklin Mills Lockbox Account") with such bank. The Franklin Mills Lockbox Account is comprised of an interest-bearing cash collateral account, the "Franklin Mills Operating Account" and three subaccounts: (i) an interest and principal reserve escrow account (the "Franklin Mills P&I Escrow Account"); (ii) a real estate tax and insurance premium reserve escrow account (the "Franklin Mills Mortgage Escrow Account"), which was funded at the initial closing of the Franklin Mills Loan in the amount of $1,864,073.83; and (iii) a capital improvements reserve escrow account (the "Franklin Mills Capital Reserve Account") (collectively, the "Accounts").

   The Franklin Mills Borrower has instructed all tenants and is required to instruct all future tenants to deposit all rent due under the leases at the Franklin Mills Property to a deposit account established with NationsBank (the "Franklin Mills Property Account"). The Franklin Mills Borrower has delivered irrevocable written instructions to NationsBank to deposit on a daily basis by wire or other transfer to the Franklin Mills Lockbox Account, upon receipt, all operating revenue from the Franklin Mills Property and other amounts received in the Franklin Mills Property Account.

   Until the Franklin Mills Effective Maturity Date, the Franklin Mills Agent will withdraw the funds on deposit in the Franklin Mills Lockbox Account on the first business day of each month funds in the following amounts and in the following order of priority: (i) funds in an amount equal to the Franklin Mills Monthly Debt Service Payment (as the same may be increased due to a borrowing of the Additional Amount), for deposit into the Franklin Mills P&I Escrow Account; (ii) funds in an amount equal to one-twelfth of the annual amounts payable for real estate taxes and insurance premiums for deposit into the Franklin Mills Mortgage Escrow Account; (iii) funds in an amount equal to 125% of any amounts being contested in connection with any payables which exceed $250,000 in the aggregate (the "Franklin Mills Reserve Amounts"), if any, for deposit into the Franklin Mills Mortgage Escrow Account; and (iv) funds in an amount equal to one-twelfth of the product of $0.25 and the rentable square footage of the Franklin Mills Property, for deposit into the Franklin Mills Capital Reserve Account.

   Prior to the Franklin Mills Effective Maturity Date, provided that (a) no Event of Default shall have occurred and be continuing; (b) the Franklin Mills Borrower certifies that there are no payables more than 90 days past due, unless the same are being contested in good faith, and no other obligations of the Franklin Mills Borrower are past due; and (c) the Franklin Mills Borrower certifies that it has delivered instructions to the Franklin Mills Agent Bank to transfer from the Franklin Mills Lockbox Account to the Franklin Mills Mortgage Escrow Account any Franklin Mills Reserve Amounts then due, then the Franklin Mills Borrower may at any time during the remainder of such month, instruct the Franklin Mills Agent Bank to transfer amounts from the Franklin Mills Lockbox Account to such account or accounts of the Franklin Mills Borrower as instructed to pay operating expenses of the Franklin Mills Property, to make distribution to the shareholders of Franklin Mills Borrower, or otherwise. In the event that the Franklin Mills Borrower has not paid the principal of and interest on the Franklin Mills Effective Maturity Date, then commencing on the Franklin Mills Effective Maturity Date and continuing on each payment date thereafter, 100% of the funds deposited in the Franklin Mills Operating Account will be applied as specified above in "--Payment Terms."

   Transfer of Properties and Interest in Borrower; Encumbrances; Other Debt. The Franklin Mills Borrower is generally prohibited from transferring or encumbering the Franklin Mills Property. The Franklin Mills Borrower has the right (i) to have the lien of the Franklin Mills Mortgage released from

 Liberty Plaza from and after the date which is the second anniversary of the Delivery Date provided that: (a) the mortgagee receives from the Franklin Mills Borrower 30 days' prior written notice of the date proposed for such release (the "Release Date"); (b) no Event of Default shall have occurred and be continuing on the date such notice is given or on the Release Date; (c) the Franklin Mills Borrower delivers to the mortgagee on the Release Date Defeasance Collateral satisfying the Defeasance Collateral Requirement; (d) the Franklin Mills Borrower delivers on the Release Date proof in the form of an officer's certificate that required conditions have been satisfied; (e) the Franklin Mills Borrower delivers to the mortgagee endorsements to the mortgagee's title insurance policy insuring that the lien of the Franklin Mills Mortgage remains in full force and is unaffected by such release; (f) the Debt Service Coverage Ratio after the release would not be less than 1.5:1; (g) the fair market value of the portion of the Franklin Mills Property not being released is not, after the release, less than at the closing date of the Franklin Mills Loan; and (h) the mortgagee and the Rating Agencies receive from the Franklin Mills Borrower statements concerning the calculation of the Debt Service Coverage Ratio, and (ii) to sell the machinery, appliances, apparatus, equipment, fixtures, materials and other articles of personal property (collectively, the "Building Equipment") which is being replaced or which is no longer necessary in connection with the operation of the Franklin Mills Property free from the lien of the mortgage, subject to certain conditions which protect the value of the collateral as a whole.

   Additionally, the Franklin Mills Borrower may (provided that no such transfer shall materially impair the utility or operation of the Franklin Mills Property taken as a whole), without the mortgagee's consent: (i) make immaterial transfers of portions of the Franklin Mills Property to governmental authorities for dedication or public use or portions of thereof to third parties for the purpose of erecting and operating additional structures whose use is integrated with the use of the Franklin Mills Property; (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for utilities; (iii) transfer or ground lease to a compatible user one or more non-income producing pads consisting of undeveloped land, subject, however, to written reaffirmation by the Rating Agencies that such transfer or ground lease shall not affect the then ratings of the Certificates; and (iv) transfer or ground lease to a retail or other compatible user up to two income producing pads, subject, however, to certain restrictions with respect to the use of the proceeds therefrom.

   With limited exceptions, the Franklin Mills Mortgage prohibits the transfer of any interest in the Franklin Mills Borrower without the prior written consent of the mortgagee. The mortgagee's consent is not required for a one-time transfer of an interest that occurs by reason of the Fee Owner or its affiliates merging into or consolidating with another person (the "Identified Transaction"), provided that the following conditions are met:
(a) no Event of Default shall have occurred and be continuing; (b) the Franklin Mills Borrower shall have given written notice to the mortgagee and the Rating Agencies of the terms of the Identified Transaction not less than 60 days prior to the proposed closing date, and along with the written notice, information concerning the person with or into which Fee Owner shall be merging, as may be reasonably required in evaluating the experience and financial condition of such person; (c) the Franklin Mills Borrower and such person shall execute new financing statements or amendments and any additional Loan Documents or amendments as may be reasonably requested by the mortgagee; and (d) the Rating Agencies shall have delivered written confirmation that the then rating of the Certificates will not, as a result of the Identified Transaction, be downgraded, withdrawn or qualified.

   The Franklin Mills Borrower may request the mortgagee's consent to other transfers of interest, and such consent shall be granted provided that: (i) no Event of Default exists and is continuing; (ii) the request for consent is delivered to mortgagee and the Rating Agencies 15 business days prior to the proposed effective date of transfer; (iii) the Franklin Mills Borrower remains a single purpose entity; (iv) no transfer of interests shall result in any one person (or group of affiliates), other than Fee Owner and its affiliates, owning and controlling 50% or more of the beneficial ownership interests of the Franklin Mills Borrower; and (v) the Fee Owner and its affiliates control or own not less than 51% of the beneficial interests in the Franklin Mills Borrower.

   The Franklin Mills Borrower is not permitted to incur any additional indebtedness other than: (i) unsecured indebtedness for operating expenses incurred in the ordinary course of business which is paid within 90 days of the date incurred unless (a) the Franklin Mills Borrower is in good faith contesting its obligation to pay such expenses in a manner satisfactory to the mortgagee, (b) adequate reserves with respect thereto are maintained on the books of the Franklin Mills Borrower in accordance with generally accepted accounting principles, (c) such contest operates to suspend collection of such amounts or enforcement of such obligations, and (d) no Event of Default exists and is continuing and (ii) unsecured indebtedness (not evidenced by a note or other instrument for borrowed money) for amounts payable or reimbursable to any tenant on account of work performed at the Franklin Mills Property by such tenant or for costs incurred by such tenant in connection with its occupancy of space, including for tenant improvements.

   Insurance. The Franklin Mills Borrower is required to maintain for the Franklin Mills Property (a) insurance against all perils included within the classification "All Risks of Physical Loss" with extended coverage in an amount at all times sufficient to prevent the Franklin Mills Borrower from becoming a co-insurer, but in any event equal to the full insurable value of the improvements and equipment, (b) comprehensive general liability insurance in such amounts as are generally required by institutional lenders for comparable properties but in no event less than $5,000,000 per occurrence and with an aggregate limit of not less than $10,000,000, (c) statutory workers' compensation insurance, (d) business interruption and/or loss of "rental value" insurance to cover the loss of at least 12 months income, (e) during any period of repair or restoration, builder's "all risk" insurance in an amount not less than the full insurable value of the Franklin Mills Property,
(f) broad-form boiler and machinery insurance and insurance against loss of occupancy or use arising from any related breakdown in such amounts as are generally available at a commercially reasonable premium and are generally required by institutional lenders for properties comparable to the Franklin Mills Property, and (g) at the mortgagee's reasonable request, such other insurance against loss or damage of the kind customarily insured against and in such amounts as are generally required by institutional lenders for comparable properties. Because the Franklin Mills Borrower has represented that no portion of the Franklin Mills Property lies within a federally designated flood hazard zone, no flood insurance has been required.

   Any such insurance may be effected under a blanket policy so long as any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Franklin Mills Property and any sublimit in such blanket policy applicable to the Franklin Mills Property, which amounts may not be less than the amounts required pursuant to, and which must in any case comply in all other respects with the requirements of, the Franklin Mills Loan. All insurance policies, with the exception of workers' compensation, are required to name the mortgagee as an additional named insured, to provide that all proceeds (except with respect to proceeds of general liability and workers' compensation insurance) be payable to the mortgagee except as described below under "--Condemnation and Casualty." The Franklin Mills Mortgage requires the Franklin Mills Borrower to obtain the insurance describes above from insurance carriers having claims paying abilities rated (i) not less than "AA" by S&P and its equivalent by any other Rating Agencies and (ii) not less than "A" by Alfred M. Best Company, Inc. with a financial size category of not less than X.

   Condemnation and Casualty. The Franklin Mills Borrower is required to notify the mortgagee in writing promptly upon obtaining knowledge of (1) the institution of any condemnation proceedings, or (2) the occurrence of any damage or destruction to all or any part of the Franklin Mills Property the restoration of which is estimated by the Franklin Mills Borrower to cost more than $6,500,000 (the "Franklin Mills Threshold Amount"). In addition, the Franklin Mills Borrower is obligated to include with the notice of any casualty, damage, injury or condemnation, the restoration of which is estimated by the Franklin Mills Borrower to cost more than the Franklin Mills Threshold Amount (or to forward as soon thereafter as possible) an estimate of the cost of repairing or restoring such casualty, damage, injury or condemnation in reasonable detail.

   Following a casualty or condemnation at the Franklin Mills Property, any insurance and condemnation proceeds will be applied (after payment of the mortgagee's reasonable expenses of collection thereof) to amounts due under the Franklin Mills Loan (without prepayment premium or penalty) and the prepayment of the principal amount outstanding thereon, if: (i) the proceeds equal or exceed the outstanding principal balance of the Franklin Mills Loan, or (ii) any Event of Default has occurred or is continuing, or (iii) a Franklin Mills Total Loss (as defined herein) has occurred, or (iv) the work of restoration cannot be completed before the earlier of (a) the date which is six months before the Franklin Mills Maturity Date or (b) the date on which the business interruption insurance expires except if (1) after giving effect to the condemnation, casualty or damage, the excess of operating income over operating expenses (the "Net Operating Income") would be sufficient to cover a Debt Service Coverage Ratio of 1.5:1 or (2) the Franklin Mills Borrower posts additional collateral that is reasonably acceptable to the mortgagee, or (v) the Franklin Mills Property is not capable of being restored substantially to its condition prior to the casualty or condemnation, or (vi) the Franklin Mills Borrower is unable to demonstrate to the mortgagee's reasonable satisfaction its continuing ability to pay the Franklin Mills Loan.

   A "Franklin Mills Total Loss" means (x) a casualty, damage or destruction of the Franklin Mills Property, the cost of restoration of which would exceed 50% of the outstanding principal balance of the Franklin Mills Loan, or (y) a permanent taking by condemnation of 50% or more of the gross leasable area of the Franklin Mills Property, in either case, such that it would be impractical, in the mortgagee's sole discretion, even after restoration, to operate the Franklin Mills Property as an economically viable whole and with respect to which the applicable tenant leases do not require restoration.

   In the event that the casualty and condemnation proceeds (other than business interruption insurance proceeds) are in excess of the Franklin Mills Threshold Amount and are not required to be applied to the payment or prepayment of the Franklin Mills Loan as described above, then the mortgagee is obligated to make all casualty and condemnation proceeds (other than business interruption insurance proceeds) available to the Franklin Mills Borrower or the applicable tenant for payment or reimbursement of the costs and expenses of the repair, restoration and rebuilding of the Franklin Mills Property if, (i) at the time of the loss or damage or at any time thereafter while the Franklin Mills Borrower is holding any portion of the proceeds, there is no continuing Event of Default and (ii) the mortgagee is furnished with an estimate of the cost of the work accompanied by appropriate plans and specifications for the work of restoration and an independent architect's certification as to such costs, and (iii) in the case that the cost of the work exceeds the proceeds, the Franklin Mills Borrower, at its option, either deposits with or delivers to the mortgagee (and promptly following any such deposit or delivery, provides written notice of same to the Rating Agencies)
(A) cash and cash equivalents, (B) a letter or letters of credit in an amount equal to the estimated cost of the work less the proceeds available or (C) such other evidence of the Franklin Mills Borrower's ability to meet such excess costs as is reasonably satisfactory to the mortgagee and the Rating Agencies.

   Approval Rights. Under the Franklin Mills Loan, for each calendar year commencing after the Franklin Mills Effective Maturity Date, the Franklin Mills Borrower is required to submit to the mortgagee, for the mortgagee's written approval, an annual budget not later than 60 days prior to the commencement of such calendar year. In the event that the Franklin Mills Borrower must incur an extraordinary operating expense or a capital expense not set forth in the approved annual budget, it is required promptly to deliver to the mortgagee, for the mortgagee's approval, a reasonably detailed explanation of such proposed expense.

   Financial Reporting. The Franklin Mills Borrower is required to furnish to the mortgagee: (a) annually within 120 days after the end of each calendar year, a copy of its year-end financial statement audited by Ernst & Young or another firm of nationally recognized, independent certified public accountants reasonably acceptable to the mortgagee; (b) quarterly within 60 days after each calendar quarter (except the fourth quarter of any calendar year), quarterly unaudited financial statements; (c) quarterly within 60 days after each calendar quarter, a complete rent roll; (d) annually within 45 days after each calendar year, a summary of all capital expenditures made at the Franklin Mills Property during the prior 12-month period; and (e) as soon as practicable, such further information regarding the Franklin Mills Property as the mortgagee or the Rating Agencies may reasonably request in writing. Concurrently with delivery of the financial statements to the mortgagee, the Franklin Mills Borrower is required to provide a copy of the foregoing items to the Rating Agencies. The Franklin Mills Borrower is also required to provide the mortgagee with updated information concerning the tax and insurance costs for the next succeeding calendar year prior to the termination of each calendar year.

NEWTON OLDACRE MCDONALD PORTFOLIO



                               LOAN INFORMATION

                                  Original     December 1, 1997
PRINCIPAL BALANCE:               -----------   ----------------
                                 $89,502,000     $89,431,863

NON-PROPERTY RELATED MEZZANINE
DEBT:                            $ 5,000,000

ORIGINATION DATE:                October 14, 1997; November 26, 1997

ANTICIPATED REPAYMENT
DATE ("ARD"):                    November 1, 2012

MATURITY DATE:                   November 1, 2027

BLENDED INTEREST RATE:           7.526%

AMORTIZATION:                    30 years

HYPERAMORTIZATION:               Subsequent to November 1, 2012, the interest
                                 rate will increase to the greater of 200 basis points above the applicable NOM
                                 Initial Interest Rate or 200 basis points plus the interpolated UST rate with a term approximating the period from the ARD to the Maturity Date (the "Revised Interest Rate") for each of the respective mortgage loans.
                                 Additionally, all excess cash flow will be captured under the terms of the Cash
                                 Collateral Agreement and applied to the
                                 outstanding principal balance of the Note.
                                 Interest due under the Revised Interest Rate above that which is due under the Initial
                                 Interest Rate will be payable subsequent to the payment of principal. Any interest due under the Note but not paid will be accrued.

PREPAYMENT TERMS/
DEFEASANCE/
RELEASE PROVISIONS:              Prepayment is not permitted until November
                                 1, 2012 beyond which prepayment in full
                                 without penalty is permitted. Subsequent to the third anniversary of the Delivery Date, defeasance will be permitted upon the delivery of appropriate Defeasance
                                 Collateral representing 125% of Allocated
                                 Loan Amount, the DSCR's not falling below either the current DSCR or 1.25x, and the satisfaction of certain other conditions.

EXPANSION
PROVISIONS:                      Borrower has a right to expand provided that
                                 all obligations and liabilities of the
                                 expansion are borne by investment-grade
                                 tenants.

THE BORROWERS:                   Each of the fifteen (15) separate borrowing
                                 entities, as well as the general partner of each Borrower, is organized as a special-purpose, bankruptcy-remote entity.

CAPITAL REPLACEMENT RESERVE:     Through the month of the fifth anniversary
                                 of the closing of the Mortgage Loan, a
                                 monthly reserve equal to 1/12 of the product of $0.05 and the square footage of space leased to tenants not identified as Anchor
                                 Tenants. Subsequent to the fifth
                                 anniversary, 1/12 of the product of $0.10 and the square footage of space leased to tenants not identified as Anchor Tenants.

TENANT IMPROVEMENT AND LEASING
COMMISSION RESERVE:              If the occupancy rate of any Property shall
                                 fall below 92.5% at any point during the term of the loan, a monthly reserve equal to 1/12 of the product of $.50 and the rentable square footage of any property in which occupancy falls below 92.5%.

CROSS-COLLATERALIZATION/
DEFAULT:                         Yes

                             PROPERTY INFORMATION

PROPERTY TYPE:                   Retail

WEIGHTED AVERAGE OCCUPANCY:      97.0%

TOTAL SQUARE FEET:               1,338,456

YEAR BUILT:                      See Property Summary Table

THE COLLATERAL:                  20 properties, including 2 free standing
                                 stores and 18 community shopping centers, encompassing total GLA of 1,338,462 SF.

                                 Anchors include: Winn-Dixie, Wal-Mart,
                                 Revco/ Big B Drugs (CVS), Harco (Rite Aid),
                                 Bruno's (Food World), TJX, B.C. Moore,
                                 Delchamps and Eckerd Drugs

PROPERTY
MANAGEMENT:                      Newton Oldacre McDonald, L.L.C.

UNDERWRITTEN
CASHFLOW:                        $9,410,520

APPRAISED VALUE:                 $111,005,000

APPRAISED BY:                    H.J. Porter Associates
                                 Huber & Lamb Appraisal Group, Inc.

APPRAISAL DATE:                  August 4, 1997 -December 1, 1997

LTV AS OF 12/1/97:               80.6%

ANNUAL DEBT
SERVICE:                         $7,609,166

DSC:                             1.24x

LOAN /SQ. FT. AS OF 12/1/97:     $66.82/Sq. Ft.

NEWTON OLDACRE MCDONALD LOAN: THE BORROWERS; THE PROPERTY

   The Loan. The NOM Loan was made to the NOM Borrower (as defined below under "--The Borrowers") in two advances. The first advance (the "First Advance") of the NOM Loan, in the original principal amount of $76,702,000, was originated by Midland Loan Services, L.P. ("Midland") on October 14, 1997 and acquired simultaneously therewith by MLMC. Subsequently, the NOM Loan was acquired by Midland in connection with the origination of the second advance (the "Second Advance") of $12,800,000 on November 26, 1997 and reacquired simultaneously therewith by MLMC. The NOM Loan has a principal balance as of the Cut-Off Date of approximately $89,431,863, and is evidenced by a consolidated amended and restated mortgage note (the "NOM Note") and secured by, among other things, (A) an Indenture of Mortgage, Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, dated as of October 14, 1997 (as the same has, from time to time, been assigned, the "First Advance Mortgage"), as amended by the First Amendment to Indenture of Mortgage, Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, dated as of November 26, 1997 (the "Amendment to the First Advance Mortgage") and (B) an Indenture of Mortgage, Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, dated as of November 26, 1997 (the "Second Advance Mortgage" and, together with the First Advance Mortgage, as amended, collectively, the "NOM Mortgage") encumbering 20 community and neighborhood retail shopping centers located in Alabama, Florida, Kentucky, Louisiana, Mississippi and Tennessee (the "NOM Properties").

   The Borrowers. The borrowers under the NOM Loan (each, a "NOM Borrower Entity" and, collectively, the "NOM Borrower") are 15 special-purpose limited partnerships organized under the laws of the State of Alabama, and qualified to do business in the State where their respective NOM Properties are located, as applicable. The sole general partner of each NOM Borrower Entity is N.O.M. Properties, Inc. (the "NOM Borrower GP"), an Alabama corporation. The limited partnership agreement of each NOM Borrower Entity provides that it is organized for the sole purpose of owning its respective NOM Property or Properties, leasing, managing, operating and mortgaging the same, and carrying on all incidental or related activities. The certificate of incorporation of the NOM Borrower GP provides that its sole and exclusive purpose is to acquire and hold the general partnership interest in each of the NOM Borrower Entities and to engage in related activities.

   The Properties. The NOM Properties securing the NOM Loan are comprised of the respective fee interests owned by the applicable NOM Borrower Entity in 20 community and neighborhood retail shopping centers located in Alabama, Tennessee, Florida, Mississippi, Kentucky and Louisiana. The NOM Properties range in size from approximately 7,488 square feet to 191,787 square feet with an average size of 66,923 square feet. As of November 1, 1997 the average occupancy for the NOM Properties was 97.0%. The aggregate appraised value of the NOM Properties, based on the appraisals performed by H.J. Porter & Associates and Huber & Lamb Appraisal Group, Inc. between August 4, 1997 and December 1, 1997, is $111,005,000. The NOM Properties range in age from less than one (1) year to approximately twenty-two (22) years. Four (4), or 10.6% in terms of GLA, of the NOM Properties have opened within the twelve months prior to November 1, 1997 and thirteen of the NOM Properties, or 67.8% in terms of GLA, have either opened or undergone renovation within the past five years.

   Description of the Tenants. As of November 1, 1997, approximately 64.6% of the leased GLA of the NOM Properties is leased to tenants with square footage in excess of 10,000 square feet. Supermarkets, drug stores and value-oriented apparel stores represent the majority of the NOM Properties, in term of square footage, with approximately 67.2% of the aggregate GLA. The largest single tenant of the NOM Properties is Winn-Dixie. Twelve (12) of the NOM Properties are anchored by Winn-Dixie, which represent 40.9% of the aggregate square footage and 41.7% of the annualized base rent of the pool.

   Environmental Report. Phase I environmental site assessments have been performed on the NOM Properties between August 27, 1997 and September 5, 1997. The Phase I environmental site assessments did not reveal any environmental liabilities that the Depositor believes would have a material adverse effect on the NOM Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessments.

    Engineering Report. Property Condition Reports were completed on the NOM Properties between July 29, 1997 and August 7, 1997 by a third party due diligence firm. These Property Condition Reports concluded that the NOM Properties were in above average condition and identified approximately $327,211 in deferred maintenance requirements. At the origination of the NOM Loan, the NOM Borrower established a deferred maintenance reserve account equal to $409,014 (125% of estimated cost) to fund the cost of addressing the identified items.

   Property Management. The NOM Properties are managed by Newton Oldacre McDonald, L.L.C. ("NOM Manager"), an Alabama limited liability company, pursuant to 20 separate management agreements between, in each case, NOM Manager and the NOM Borrower Entity which owns the applicable NOM Property (each, a "NOM Management Agreement" and collectively, the "NOM Management Agreements"). The NOM Management Agreements provide for a management fee equal to 4% of the monthly gross receipts for each NOM Property. Each NOM Management Agreement is for a term of one (1) year and is automatically renewed for successive one (1) year terms unless sooner terminated by either party thereto.

   Pursuant to an amended and restated manager's consent and subordination of management agreement, dated as of November 26, 1997 and executed with respect to the NOM Management Agreements by the NOM Manager and each NOM Borrower Entity in favor of the holder of the NOM Loan (the "mortgagee"), the NOM Manager has agreed (i) not to terminate the NOM Management Agreements without the consent of the mortgagee, except for a default by the applicable NOM Borrower Entity under the applicable NOM Management Agreement (in which case the mortgagee has a 30-day cure period), (ii) that all liens, rights and interests owned, claimed or held by the NOM Manager in and to the NOM Properties are and will be in all respects subordinate to the liens and security interests securing the NOM Loan, including the lien of the NOM Mortgage, (iii) that during the continuance of an Event of Default (as defined below) under the NOM Loan, the NOM Manager will continue to perform under the NOM Management Agreements provided that the mortgagee performs or causes to be performed the obligations of the applicable NOM Borrower Entities thereunder, (iv) that, notwithstanding anything in the NOM Management Agreements to the contrary, the mortgagee, or the NOM Borrower at the mortgagee's direction, shall have the right to terminate the NOM Management Agreements (a) upon default by NOM Manager under the NOM Management Agreements or (b) at any time for cause (including, but not limited to, NOM Manager's gross negligence, willful misconduct or fraud), (v) not to amend or modify the NOM Management Agreements without the prior written consent of the mortgagee, and (vi) prior to an Event of Default (or in the event of an occurrence of default, within 10 days after a request from the mortgagee therefor) NOM Manager will deliver to mortgagee, not later than 45 days after the end of each fiscal quarter of the NOM Borrower's operations, a true and complete rent roll for the NOM Properties and a schedule of all contracts and other agreements relating to the NOM Properties. In addition, each of the NOM Management Agreements automatically terminates on the date which is three (3) months after the NOM Effective Maturity Date (as hereinafter defined).

   Property Summary. The following table sets forth certain information regarding location, GLA, occupancy, financial history and the tenancy of the NOM Properties:



                                                        OPENED/  OCCUPANCY
      PROPERTY NAME          CITY     STATE  SQ. FT.   RENOVATED  1-NOV-97
-----------------------  ----------- -----  --------- ---------  ---------
Nine Mile Plaza ........ Pensacola     FL     191,787  1985/1997    96.0%
Mandeville Marketplace   Mandeville    LA      77,786    1988      100.0%
Chicot Crossing ........ Pascagoula    MS     122,360  1975/1996    91.0%
59 West ................ Bessemer      AL      95,591    1996       98.7%
River Square ........... Hueytown      AL      89,297    1985       97.2%
Russell Crossing ....... Phenix City   AL      72,312    1989       97.6%
Greenbrier Station  .... Anniston      AL      62,840    1997      100.0%
Parker Center .......... Parker        FL      68,680  1975/1997   100.0%
Delchamps Plaza ........ Long Beach    MS      62,859    1989       91.9%
Clanton Marketplace  ... Clanton       AL      65,250(2) 1993       95.8%
Betts Crossing ......... Opelika       AL      58,400    1996       96.9%
29 North ............... Cantonment    FL      58,040    1997      100.0%
Bi-Lo Center ........... McMinnville   TN      51,844    1985      100.0%
The "Y" ................ Panama City   FL      64,848  1983/1996    92.8%
Brownsville Place ...... Brownsville   TN      76,762    1989       98.4%
Franklin Center ........ Franklin      TN      10,908    1997      100.0%
One Main Place ......... Moss Point    MS      68,566  1988/1996   100.0%
Hollywood Video ........ Franklin      TN       7,488    1997      100.0%
Hollywood Video ........ Paducah       KY       7,488    1997      100.0%
Opp Marketplace ........ Opp           AL      25,350    1995      100.0%
                                            ---------            ---------
Total/Weighted Average                      1,338,456               97.3%
                                            =========            =========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                    ANNUALIZED   ANNUALIZED                 ORIGINAL
                          PROJECTED  UNDERWRITTEN   BASE RENT    BASE RENT     APPRAISED   ALLOCATED
      PROPERTY NAME        NOI (1)   NET CASH FLOW   1-NOV-97   1-NOV-97 PSF     VALUE        LOAN
-----------------------  ---------- -------------  ----------- ------------  ------------ -----------
Nine Mile Plaza ........ $1,136,999   $1,097,608   $ 1,258,200     $ 6.56    $ 13,000,000 $ 9,947,067
Mandeville Marketplace      962,473      942,957     1,029,143      13.23      10,900,000   9,152,085
Chicot Crossing ........    781,439      737,116       831,312       6.79       8,720,000   6,957,387
59 West ................    774,090      740,813       826,330       8.64       8,600,000   6,930,419
River Square ...........    668,557      648,230       743,776       6.21       7,850,000   6,269,219
Russell Crossing .......    517,990      505,259       551,170       7.62       5,500,000   4,654,614
Greenbrier Station  ....    496,760      489,895       510,790       8.13       5,500,000   4,584,954
Parker Center ..........    493,833      477,224       515,450       7.51       5,600,000   4,503,770
Delchamps Plaza ........    472,902      460,290       503,975       8.02       5,410,000   4,447,699
Clanton Marketplace  ...    456,933      449,249       475,249       7.28       5,190,000   4,329,909
Betts Crossing .........    466,522      456,055       478,550       8.19       5,000,000   4,285,591
29 North ...............    453,634      449,866       463,010       7.98       5,050,000   4,247,381
Bi-Lo Center ...........    424,585      395,682       477,084      10.23       4,800,000   3,866,510
The "Y" ................    395,731      388,745       440,675       6.80       4,385,000   3,841,902
Brownsville Place ......    309,829      294,486       353,698       4.61       3,610,000   2,801,468
Franklin Center ........    276,556      276,556       278,580      25.54       3,050,000   2,686,147
One Main Place .........    263,957      226,223       302,822       4.42       3,430,000   2,241,919
Hollywood Video ........    160,163      151,402       168,255      22.47       2,530,000   1,479,309
Hollywood Video ........    111,122      104,982       142,609      19.05       1,400,000   1,184,962
Opp Marketplace ........    128,190      117,881       147,875       5.83       1,480,000   1,089,689
                         ---------- -------------  ----------- ------------  ------------ -----------
Total/Weighted Average   $9,752,257   $9,410,520   $10,498,553     $ 7.84    $111,005,000 $89,502,000
                         ========== =============  =========== ============  ============ ===========



------------
(1) Four centers opened in 1997 and therefore operating history is unavailable for those centers. Projected NOI is calculated by annualizing current rent rolls and using current (or anticipated) expenses.
(2)    Includes a net expansion of Winn-Dixie of 8,100 sq. ft.

   Anchor Summary. The following table sets forth certain information regarding the anchor tenants of the NOM Properties:



                                                       ANCHOR TENANT SQUARE FOOTAGE
                                        ----------------------------------------------------------
                      TOTAL       %                 BASE          REVCO/ BASE                 BASE
     PROPERTIES      SQ. FT.   OCCUPIED WINN-DIXIE  RENT  EXPIR.  BIG B  RENT  EXPIR.   TJX   RENT
------------------  --------- --------  ---------- -----  ------ ------  ---- ------  ------  ----
Nine Mile Plaza       191,787    96.0%     46,372    8.60 Apr-17     -     -      -    78,000 4.25
Mandeville Mkt.        77,786   100.0%     53,986   11.95 May-17     -     -      -       -     -
Chicot Crossing       122,360    91.0%     47,300    6.40 Apr-16     -     -      -       -     -
59 West                95,591    98.7%     44,000    6.95 Jul-16     -     -      -       -     -
River Square           89,297    97.2%     45,500    9.25 Mar-05     -     -      -       -     -
Russell Crossing       72,312    97.6%     45,500    6.77 Dec-11   9,000 6.75  Nov-03     -     -
Greenbrier Station     62,840   100.0%     44,000    7.70 Jan-17   9,240 7.75  Jan-12     -     -
Parker Center          68,680   100.0%     44,000    7.80 May-17     -     -      -       -     -
Delchamps Plaza        62,859    91.9%       -        -      -     9,000 7.50  Jun-99     -     -
Clanton Mkt.           65,250    95.8%     45,500(3) 7.32 May-17     -     -      -       -     -
Betts Crossing         58,400    96.9%     44,000    7.75 Dec-16     -     -      -       -     -
29 North               58,040   100.0%     44,000    7.75 May-17   9,240 7.75  May-12     -     -
Bi-Lo Center (1)       51,844   100.0%       -        -      -       -     -      -       -     -
The "Y"                64,848    92.8%     46,422    6.96 Oct-14     -     -      -       -     -
Brownsville Place      76,762    98.4%       -        -      -       -     -      -       -     -
Franklin               10,908   100.0%       -        -      -       -     -      -       -     -
One Main Place (2)     68,566   100.0%       -        -      -    10,064 6.81  May-05     -     -
Hollywood Video         7,488   100.0%       -        -      -       -     -      -       -     -
Hollywood Video         7,488   100.0%       -        -      -       -     -      -       -     -
Opp Marketplace        25,350   100.0%       -        -      -       -     -      -       -     -
                    --------- --------  ---------- -----  ------ ------  ---- ------  ------  ----
Total               1,338,456    97.0%    550,580    8.00         46,544 7.31          78,000 4.25
Individual Tenants as % of Total            41.14%                  3.48%                5.83%
--------------------------------------- ---------- -----  ------ ------  ---- ------  ------  ----

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                               BASE               BASE                  BASE               BASE                 ANCHOR
  PROPERTIES  EXPIR. DELCHAMPS RENT EXPIR. ECKERD RENT  EXPIR. WAL-MART RENT EXPIR. HARCO  RENT EXPIR.  TOTAL  % SQ. FT.
------------------- --------- ---- ------ ------ ----- ------ -------- ---- ------ ------ ---- ------ ------- ---------
Nine Mile
 Plaza        Oct-12     -       -     -    8,640  6.50 Sep-05     -      -     -      -     -     -   133,012   69.35%
Mandeville
 Mkt.            -       -       -     -      -     -      -       -      -     -      -     -     -    53,986   69.40%
Chicot
 Crossing        -       -       -     -      -     -      -       -      -     -   10,125 7.00 Jan-11  57,425   46.93%
59 West          -       -       -     -      -     -      -       -      -     -      -     -     -    44,000   46.03%
River Square     -       -       -     -      -     -      -       -      -     -    8,450 8.00 Dec-02  53,950   60.41%
Russell
 Crossing        -       -       -     -      -     -      -       -      -     -      -     -     -    54,500   75.37%
Greenbrier
 Station         -       -       -     -      -     -      -       -      -     -      -     -     -    53,240   84.72%
Parker Center    -       -       -     -      -     -      -       -      -     -      -     -     -    44,000   64.07%
Delchamps
 Plaza           -    35,059   8.58 Jul-09    -     -      -       -      -     -      -     -     -    44,059   70.09%
Clanton Mkt.     -       -       -     -      -     -      -       -      -     -    8,450 7.50 Mar-08  53,950   82.68%
Betts
 Crossing        -       -       -     -      -     -      -       -      -     -      -     -     -    44,000
29 North         -       -       -     -      -     -      -       -      -     -      -     -     -    53,240   91.73%  75.34%
Bi-Lo Center
 (1)             -       -       -     -      -     -      -       -      -     -      -     -     -      -       0.00%
The "Y"          -       -       -     -   10,356  5.26 Jul-03     -      -     -      -     -     -    53,778   82.93%
Brownsville
 Place           -       -       -     -      -     -      -    54,962  3.35 Apr-10    -     -     -    54,962   71.60%
Franklin         -       -       -     -   10,908 25.54 May-17     -      -     -      -     -     -    10,908  100.00%
One Main
 Place (2)       -       -       -     -      -     -      -       -      -     -      -     -     -    10,064   14.68%
Hollywood
 Video           -       -       -     -      -     -      -       -      -     -      -     -     -      -       0.00%
Hollywood
 Video           -       -       -     -      -     -      -       -      -     -      -     -     -      -       0.00%
Opp
 Marketplace     -       -       -     -      -     -      -       -      -     -    8,450 7.50 Nov-08   8,450   33.33%
             ------ --------- ---- ------ ------ ----- ------ -------- ---- ------ ------ ---- ------ ------- ---------
Total                 35,059   8.58        29,904 13.02         54,962  3.35        35,475 7.48        827,524   61.83%
Individual Tenants as % of
 Total                                2.62%               2.23%                4.11%              2.65%
---------------------------------- ------ ------ ----- ------ -------- ---- ------ ------ ---- ------ -------

(1)    Bi-Lo occupies 38,864 square feet.
(2)    Bruno's occupies 47,802 square feet at One Main Place.
(3)    Includes a net expansion of Winn-Dixie of 8,100 sq. ft.

   Operating History. The following tables show certain information regarding the operational history of the NOM Properties:



                                          UNDERWRITTEN
                               1996         CASHFLOW
                           ------------ --------------
CONSOLIDATED
Revenues..................                $ 11,659,882
Expenses..................                   1,907,625
                                        --------------
Net Operating Income .....                   9,752,257
Adjustments to NOI........                     341,736
                                        --------------
Net Cash Flow.............                $  9,410,520
                                        ==============
Wtd. Ave. Occupancy.......                        97.0%
12/1/97 Loan Balance .....                $ 89,440,023
Appraised Value...........                $111,005,000
12/1/97 LTV...............                        80.6%
Annual Debt Service  .....                $  7,609,166
DSCR .....................                       1.24x
NINE MILE PLAZA
Revenues..................                $  1,392,984
Expenses..................                     255,999
                                        --------------
Net Operating Income .....                   1,136,985
Adjustments to NOI........                      39,376
                                        --------------
Net Cash Flow.............                $  1,097,608
                                        ==============
Occupancy.................                        96.0%
MANDEVILLE MKT.
Revenues..................  $1,052,707    $  1,163,609
Expenses..................     193,161         201,136
                           ------------ --------------
Net Operating Income .....     859,546         962,473
Adjustments to NOI........                      19,516
                                        --------------
Net Cash Flow.............                $    942,957
                                        ==============
Occupancy.................                       100.0%
CHICOT CROSSING
Revenues..................                $    901,883
Expenses..................                     120,444
                                        --------------
Net Operating Income .....                     781,439
Adjustments to NOI........                      44,323
                                        --------------
Net Cash Flow.............                $    737,116
                                        ==============
Occupancy.................                        91.0%

                                          UNDERWRITTEN
                               1996         CASHFLOW
                           ------------ --------------
59 WEST
Revenues .................                  $922,284
Expenses .................                   148,194
                                        --------------
Net Operating Income  ....                   774,090
Adjustments to NOI .......                    33,276
                                        --------------
Net Cash Flow ............                  $740,813
                                        ==============
Occupancy ................                      98.7%
RIVER SQUARE
Revenues..................   $468,172       $783,235
Expenses .................    124,824        114,678
                           ------------ --------------
Net Operating Income  ....    343,348        668,557
Adjustments to NOI .......                    20,326
                                        --------------
Net Cash Flow ............                  $648,230
                                        ==============
Occupancy ................                      97.2%
RUSSELL CROSSING
Revenues..................   $629,333       $617,030
Expenses..................     93,976         99,040
                           ------------ --------------
Net Operating Income .....    535,357        517,990
Adjustments to NOI........                    12,730
                                        --------------
Net Cash Flow.............                  $505,259
                                        ==============
Occupancy.................                      97.6%
GREENBRIER STATION
Revenues .................                  $593,681
Expenses .................                    96,915
                                        --------------
Net Operating Income  ....                   496,766
Adjustments to NOI .......                     6,871
                                        --------------
Net Cash Flow ............                  $489,895
                                        ==============
Occupancy ................                     100.0%
PARKER CENTER
Revenues..................                  $579,138
Expenses..................                    85,305
                                        --------------
Net Operating Income .....                   493,833
Adjustments to NOI........                    16,610
                                        --------------
Net Cash Flow.............                  $477,224
                                        ==============
Occupancy.................                     100.0%
DELCHAMPS PLAZA
Revenues..................   $558,812       $582,554
Expenses..................    138,345        109,652
                           ------------ --------------
Net Operating Income .....    420,467        472,902
Adjustments to NOI........                    12,612
                                        --------------
Net Cash Flow.............                  $460,290
                                        ==============
Occupancy.................                      91.9%

                                          UNDERWRITTEN
                               1996         CASHFLOW
                           ------------ --------------
CLANTON MKT.
Revenues..................   $386,266       $536,362
Expenses..................     67,243         79,429
                           ------------ --------------
Net Operating Income .....    319,023        456,933
Adjustments to NOI........                     7,684
                                        --------------
Net Cash Flow.............                  $449,249
                                        ==============
Occupancy.................                      95.8%
BETTS CROSSING
Revenues..................                  $539,116
Expenses..................                    72,594
                                        --------------
Net Operating Income .....                   466,522
Adjustments to NOI........                    10,467
                                        --------------
Net Cash Flow.............                  $456,055
                                        ==============
Occupancy.................                      96.9%
29 NORTH
Revenues..................                  $543,592
Expenses..................                    89,958
                                        --------------
Net Operating Income .....                   453,634
Adjustments to NOI........                     3,768
                                        --------------
Net Cash Flow.............                  $449,866
                                        ==============
Occupancy.................                     100.0%
BI-LO CENTER
Revenues .................   $310,793       $508,701
Expenses .................     69,543         84,116
                           ------------ --------------
Net Operating Income  ....    241,250        424,585
Adjustments to NOI .......                    28,903
                                        --------------
Net Cash Flow ............                  $395,682
                                        ==============
Occupancy ................                     100.0%
THE "Y"
Revenues..................   $437,446       $471,461
Expenses..................     95,683         75,730
                           ------------ --------------
Net Operating Income .....    341,763        395,731
Adjustments to NOI........                     6,986
                                        --------------
Net Cash Flow.............                  $388,745
                                        ==============
Occupancy.................                      92.8%
BROWNSVILLE PLACE
Revenues .................   $371,900       $399,769
Expenses .................     78,751         89,940
                           ------------ --------------
Net Operating Income  ....    293,149        309,829
Adjustments to NOI .......                    15,343
                                        --------------
Net Cash Flow ............                  $294,486
                                        ==============
Occupancy ................                      98.4%

                                          UNDERWRITTEN
                               1996         CASHFLOW
                           ------------ --------------
FRANKLIN CENTER
Revenues .................                  $298,319
Expenses .................                    21,763
                                        --------------
Net Operating Income  ....                   276,556
Adjustments to NOI .......                      -
                                        --------------
Net Cash Flow ............                  $276,556
                                        ==============
Occupancy ................                     100.0%
ONE MAIN PLACE
Revenues..................                  $360,404
Expenses..................                    96,447
                                        --------------
Net Operating Income .....                   263,957
Adjustments to NOI........                    37,734
                                        --------------
Net Cash Flow.............                  $226,223
                                        ==============
Occupancy.................                     100.0%
HOLLYWOOD VIDEO, FRANKLIN
Revenues .................                  $173,865
Expenses .................                    13,702
                                        --------------
Net Operating Income  ....                   160,163
Adjustments to NOI .......                     8,761
                                        --------------
Net Cash Flow ............                  $151,402
                                        ==============
Occupancy ................                     100.0%
HOLLYWOOD VIDEO, PADUCAH
Revenues .................                  $134,729
Expenses .................                    23,605
                                        --------------
Net Operating Income  ....                   111,122
Adjustments to NOI .......                     6,140
                                        --------------
Net Cash Flow ............                  $104,982
                                        ==============
Occupancy ................                     100.0%
OPP MARKETPLACE
Revenues..................   $163,732       $157,168
Expenses..................     30,002         28,978
                           ------------ --------------
Net Operating Income .....    133,730        128,190
Adjustments to NOI........                    10,309
                                        --------------
Net Cash Flow.............                  $117,881
                           ============ ==============
Occupancy.................                     100.0%



------------
(1) Represents financial information for properties which were operated for full-year 1996.

                UNDERWRITTEN CASHFLOW--NEWTON OLDACRE MCDONALD




                      NINE MILE  MANDEVILLE  CHICOT  59 WEST  RIVER   RUSSELL GREENBRIER  PARKER   DELCHAMPS CLANTON
                      --------- ----------  ------- -------  ------- -------  ---------- -------  ---------  -------
Gross Revenue         1,258,200  1,029,143  831,312  826,330 743,776  551,170   510,790   515,450   503,975  475,249
Total Reimbursement
 Revenue                190,166    155,269   99,658  124,810  66,203   76,121    88,473    73,230    88,779   69,728
                      --------- ----------  ------- -------  ------- -------  ---------- -------  ---------  -------
Total Gross Revenue   1,448,366  1,184,412  930,970  951,140 809,979  627,291   599,263   588,680   592,754  544,977
General Vacancy          55,382     20,803   29,087   28,856  26,744   10,261     5,582     9,542    10,200    8,615
                      --------- ----------  ------- -------  ------- -------  ---------- -------  ---------  -------
Effective Gross
 Revenue              1,392,984  1,163,609  901,883  922,284 783,235  617,030   593,681   579,138   582,554  536,362
Operating Expenses
 Management Fees @
  4.0% of EGR            55,719     46,544   36,075   36,891  31,329   24,681    23,747    23,166    23,302   21,454
 Maintenance &
  Repairs                72,746     48,503   17,675   47,908  31,736   19,105    31,494    18,330    16,909   24,732
 Insurance               22,265     18,493    9,629    8,227   6,799    6,429     5,408    15,005     6,256    4,860
 Taxes                   95,560     75,781   50,871   40,650  31,084   45,164    26,722    18,373    53,638   18,473
 Reserves                 9,709     11,814    6,194   14,518  13,730    3,661     9,544    10,431     9,547    9,910
Total Operating
 Expenses               255,999    201,136  120,444  148,194 114,678   99,040    96,915    85,305   109,652   79,429
                      --------- ----------  ------- -------  ------- -------  ---------- -------  ---------  -------
Net Operating Income  1,136,985    962,473  781,439  774,090 668,557  517,990   496,766   493,833   472,902  456,933
                      ========= ==========  ======= =======  ======= =======  ========== =======  =========  =======
Leasing & Capital
 Costs
 Tenant Improvements     22,581      9,520   23,639   20,636  12,605    6,952     3,752     9,872     7,233    4,520
 Leasing Commissions     16,795      9,996   20,684   12,640   7,721    5,779     3,119     6,738     5,379    3,164
Total Leasing &
 Capital Costs           39,376     19,516   44,323   33,276  20,326   12,730     6,871    16,610    12,612    7,684
                      --------- ----------  ------- -------  ------- -------  ---------- -------  ---------  -------
Cash Flow Before
 Debt Service &
 Income Tax           1,097,608    942,957  737,116  740,813 648,230  505,259   489,895   477,224   460,290  449,249
                      ========= ==========  ======= =======  ======= =======  ========== =======  =========  =======
 December 1, 1997
  Principal Balance
 Debt Service
 DSCR
 LTV

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        BI-LO                        FRANKLIN -          VIDEO -  VIDEO -           AGGREGATE
                       BETTS  29 NORTH CENTER   THE "Y"  BROWNSVILLE   ECKERD   ONE MAIN FRANKLIN PADUCAH   OPP       POOL
                     ------- -------- ------- --------- ----------- ---------- -------- -------- ------- -------- -----------
Gross Revenue         478,550 463,010  477,084  440,675    353,698    278,580   302,822  168,255  125,649 $147,875 $10,481,593
Total Reimbursement
 Revenue               68,120  83,390   55,471   36,826     61,371     19,739    72,819    5,610   17,062   18,840   1,471,685
                     ------- -------- ------- --------- ----------- ---------- -------- -------- ------- -------- -----------
Total Gross Revenue   546,670 546,400  532,555  477,501    415,069    298,319   375,641  173,865  142,711  166,715  11,953,278
General Vacancy         7,554   2,808   23,854    6,040     15,300         --    15,237       --    7,984    9,547     293,396
                     ------- -------- ------- --------- ----------- ---------- -------- -------- ------- -------- -----------
Effective Gross
 Revenue              539,116 543,592  508,701  471,461    399,769    298,319   360,404  173,865  134,727  157,168  11,659,882
Operating Expenses
 Management Fees @
  4.0% of EGR          21,565  21,744   20,348   18,858     15,991     11,933    14,416    6,955    5,389    6,287     466,394
 Maintenance &
  Repairs              18,064  22,877   21,256   17,310     23,743      2,872    17,608    1,971       --    7,257     462,096
 Insurance              5,020   6,464    5,314   22,214      3,746      2,319     6,634    1,592    1,616    3,759     162,049
 Taxes                 19,076  30,058   29,227   17,348     34,802      2,982    47,376    2,047   15,446    7,825     662,503
 Reserves               8,869   8,815    7,971       --     11,658      1,657    10,413    1,137    1,154    3,850     154,582
Total Operating
 Expenses              72,594  89,958   84,116   75,730     89,940     21,763    96,447   13,702   23,605   28,978   1,907,625
                     ------- -------- ------- --------- ----------- ---------- -------- -------- ------- -------- -----------
Net Operating Income  466,522 453,634  424,585  395,731    309,829    276,556   263,957  160,163  111,122  128,190   9,752,257
                     ======= ======== ======= ========= =========== ========== ======== ======== ======= ======== ===========
Leasing & Capital
 Costs
 Tenant Improvements    5,582   1,920   20,738    4,109      8,584         --    23,401    2,995    2,995    6,760     198,395
 Leasing Commissions    4,885   1,848    8,165    2,876      6,760         --    14,333    5,766    3,145    3,549     143,341
Total Leasing &
 Capital Costs         10,467   3,768   28,903    6,986     15,343         --    37,734    8,761    6,140   10,309     341,736
                     ------- -------- ------- --------- ----------- ---------- -------- -------- ------- -------- -----------
Cash Flow Before
 Debt Service &
 Income Tax           456,055 449,866  395,682  388,745    294,486    276,556   226,223  151,402  104,982  117,881   9,410,520
                     ======= ======== ======= ========= =========== ========== ======== ======== ======= ======== ===========
 December 1, 1997
  Principal Balance                                                                                                 89,431,863
 Debt Service                                                                                                        7,609,166
 DSCR                                                                                                                     1.24x
 LTV                                                                                                                      80.6%

                    1996 ACTUAL -- NEWTON OLDACRE MCDONALD




                                                                                            BI-LO
                              MANDEVILLE     RIVER      RUSSELL    DELCHAMPS    CLANTON     CENTER
                             ------------ ----------  ---------- -----------  ---------- ----------
Base Rent...................  $  898,484    $420,024   $543,549    $463,893    $344,696    $256,190
Additional Rent
 CAM........................      75,172      29,651     32,670      39,443      21,452      21,306
 Insurance..................      14,085       2,209      6,303       4,138       3,996       4,464
 Real estate taxes..........      64,966      16,288     38,771      48,245      16,122      28,833
                             ------------ ----------  ---------- -----------  ---------- ----------
                                 154,223      48,148     77,744      91,826      41,570      54,603
Percentage rent.............       -            -         5,456        -           -           -
Security deposits
 forfeited..................       -            -         1,561       2,752        -           -
Late charges................       -            -           356         341        -           -
Pay phone revenues..........       -            -           667        -           -           -
 Total Rental Income........   1,052,707     468,172    629,333     558,812     386,266     310,793
Operating Expenses
 Utilities..................       7,311      11,366      6,354       3,232       3,271       2,153
 Parking lot maintenance ...      11,625       7,175     10,662      37,668       7,453      18,715
 Non-parking public areas ..       -            -         2,353        -           -           -
 Landscaping................      21,939       5,230        445       3,888      12,224        -
 Cleaning Services..........       -           2,796       -           -           -           -
 Trash Removal..............       -           1,827       -           -           -           -
 Repairs and maintenance ...      13,350      28,627        204       5,230       2,581       1,314
 Real estate taxes..........      74,846      30,326     39,736      52,876      17,788      28,836
 Management fees............      35,846      17,021     21,623      18,430      13,790      12,350
 Legal fees.................       -             120       -           -           -           -
 Insurance..................      16,226      19,162      6,460       8,040       4,883       4,464
 Professional fees..........       2,798        -           140       1,599       4,569       1,711
 Outparcel expenses.........       -            -         5,007        -            458        -
 Bad debt expense...........       8,911        -          -          7,157        -           -
 Miscellaneous..............         309       1,174        992         225         226        -
                             ------------ ----------  ---------- -----------  ---------- ----------
 Total Operating Expenses ..     193,161     124,824     93,976     138,345      67,243      69,543
                             ------------ ----------  ---------- -----------  ---------- ----------
 Net Operating Income.......  $  859,546    $343,348   $535,357    $420,467    $319,023    $241,250
                             ============ ==========  ========== ===========  ========== ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                     AGGREGATE
                               THE "Y"     BROWNSVILLE      OPP         POOL
                             ----------- -------------  ---------- ------------
Base Rent...................   $397,720     $322,973     $147,875    $3,795,404
Additional Rent
 CAM........................     16,222       17,043        5,794       258,753
 Insurance..................     19,252        2,320        2,886        59,653
 Real estate taxes..........      4,252       29,564        7,177       254,218
                             ----------- -------------  ---------- ------------
                                 39,726       48,927       15,857       572,624
Percentage rent.............       -            -            -            5,456
Security deposits
 forfeited..................       -            -            -            4,313
Late charges................       -            -            -              697
Pay phone revenues..........       -            -            -              667
 Total Rental Income........    437,446      371,900      163,732     4,379,161
Operating Expenses
 Utilities..................      7,345        1,259        3,104        45,395
 Parking lot maintenance ...      6,848       10,970        2,675       113,791
 Non-parking public areas ..      2,819         -            -            5,172
 Landscaping................      2,010        9,732        3,580        59,048
 Cleaning Services..........       -            -            -            2,796
 Trash Removal..............       -            -            -            1,827
 Repairs and maintenance ...      3,550        2,117          300        57,273
 Real estate taxes..........     17,134       34,372        7,273       303,187
 Management fees............     17,537       13,667        6,144       156,408
 Legal fees.................       -            -            -              120
 Insurance..................     30,310        3,764        3,777        97,086
 Professional fees..........      7,030        2,720        2,281        22,848
 Outparcel expenses.........       -            -             379         5,844
 Bad debt expense...........       -            -            -           16,068
 Miscellaneous..............      1,100          150          489         4,665
                             ----------- -------------  ---------- ------------
 Total Operating Expenses ..     95,683       78,751       30,002       891,528
                             ----------- -------------  ---------- ------------
 Net Operating Income.......   $341,763     $293,149     $133,730    $3,487,633
                             =========== =============  ========== ============

   Anchor Tenant Summary. The following table sets forth certain information regarding those tenants identified as NOM Anchor Tenants:

                                                                     CREDIT RATINGS
                                                                 ---------------------
                                             SQUARE     % TOTAL
         TENANT              PROPERTY         FEET      SQ. FT.     MOODY'S      S&P
----------------------  ----------------- -----------  --------- -----------  --------
Winn-Dixie.............      Various          550,580     41.1%      P1(1)     A1 (1)
TJX....................  Nine Mile Plaza       78,000      5.8%      Baa1       BBB+
Wal-Mart............... Brownsville Place      54,962      4.1%    Aa1 / Aa2     AA
Bruno's (Food World) ..   One Main Place       47,807      3.6%       NR         NR
Big B / REVCO (2)......      Various           46,544      3.5%      Baa1        A-
Harco (3)..............      Various           35,475      2.7%      Baa1       BBB+
Delchamps (4)..........  Delchamps Plaza       35,059      2.6%       NR         NR
Eckerd.................      Various           29,904      2.2%       NR         NR
                                          -----------  ---------
TOTAL -ANCHOR TENANTS .                       878,331     65.6%
TOTAL -PROPERTY POOL ..                     1,338,462    100.0%
                                          ===========  =========

------------
Based on borrower-provided rent roll as of 11/1/97
(1)    Commercial paper rating.
(2)    Big B and Revco have merged with CVS.
(3)    Harco has merged with Rite Aid
(4)    Delchamps has been purchased by Jitney.

   Lease Expiration Summary. The following table presents certain information regarding the future lease expiries at the NOM Properties:




                               YEAR 1     YEAR 2      YEAR 3     YEAR 4      YEAR 5
                              MAY-1998   MAY-1999    MAY-2000   MAY-2001    MAY-2002
                     ------ ----------  ---------- ----------  ---------- ----------
Nine Mile Plaza.....           19,141      2,875       1,795     18,250       6,038
Mandeville
 Marketplace........              -        1,000       1,500        -         6,000
Chicot Crossing.....            1,240      4,800         -       17,640      13,820
59 West.............            1,600      1,200       5,100      4,400      21,291
River Square........           10,227      6,826       3,800      5,516       1,704
Russell Crossing
 Shopping...........           12,156      3,900         -          -           -
Greenbrier Station .              -          -         1,200        -         6,960
Parker Center.......            4,800        -           -          -           -
Delchamps Plaza.....            3,600      4,200      17,600        -           -
Clanton
 Marketplace........            3,500      4,800       3,000        -           -
Betts Crossing......              -          -        10,200        -         2,400
29 North............              -          -         3,200        -         1,600
Bi-Lo Center........            1,800      5,200       5,980        -           -
The "Y" Shopping
 Center.............            1,350      2,050         -          -         3,160
Brownsville ........            8,400      3,000       9,200        -           -
Franklin Center(1) .              -          -           -          -           -
One Main Place......            5,100        -           -          -         5,600
Hollywood Video,
 Paducah............              -          -           -          -           -
Opp Marketplace.....              -          -           -          -           -
                            ----------  ---------- ----------  ---------- ----------
Total...............           72,914     39,851      62,575     45,806      68,573
                            ==========  ========== ==========  ========== ==========
Percent of Total ...              5.5%       3.0%        4.7%       3.4%        5.2%
                            ==========  ========== ==========  ========== ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                       YEAR 6      YEAR 7     YEAR 8      YEAR 9      YEAR 10
                      MAY-2003    MAY-2004   MAY-2005    MAY-2006   AND BEYOND
                     ---------- ----------  ---------- ----------  ------------
Nine Mile Plaza.....    9,326         -          -         8,640      118,146
Mandeville
 Marketplace........      -        15,300        -           -         53,986
Chicot Crossing.....      -           -          -        27,435       73,860
59 West.............      -           -          -           -         60,800
River Square........   15,730         -       45,500         -           -
Russell Crossing
 Shopping...........    1,756       9,000        -           -         43,744
Greenbrier Station .    1,440         -          -           -         53,240
Parker Center.......      -           -          -        19,880       44,000
Delchamps Plaza.....    2,400         -          -           -         29,959
Clanton
 Marketplace........      -           -          -           -         51,550
Betts Crossing......    1,800         -          -           -         42,200
29 North............      -           -          -           -         53,240
Bi-Lo Center........      -           -       38,864         -           -
The "Y" Shopping
 Center.............    1,510      10,356        -           -         41,752
Brownsville ........    1,200         -          -           -         53,762
Franklin Center(1) .      -           -          -           -         18,396
One Main Place......      -           -       10,064         -         47,802
Hollywood Video,
 Paducah............      -           -          -           -          7,488
Opp Marketplace.....      -           -          -           -         25,350
                     ---------- ----------  ---------- ----------  ------------
Total...............   35,162      34,656     94,428      55,955      819,275     1,329,195
                     ========== ==========  ========== ==========  ============ ===========
Percent of Total ...      2.6%        2.6%       7.1%        4.2%        61.6%          100%
                     ========== ==========  ========== ==========  ============

------------
(1)    Includes Hollywood Video, Franklin.

NEWTON OLDACRE MCDONALD: THE LOAN

   Security. The NOM Loan is a nonrecourse loan, secured only by the NOM Mortgage encumbering the fee estate of the NOM Borrower Entities in their respective NOM Properties and certain other collateral relating thereto (including (a) an assignment of leases, rents and security deposits executed in connection with the First Advance, as amended by the Amendment to the First Advance Mortgage, (b) an assignment of leases, rents and security deposits executed in connection with the Second Advance with respect to those NOM Properties added to the collateral encumbered by the NOM Mortgage in connection with the funding of the Second Advance, and (c) the funds in certain accounts). The mortgagee is the insured under the title insurance policies which insure, among other things, that the NOM Mortgage constitutes a valid and enforceable first lien on each NOM Property, subject to certain exceptions and exclusions from coverage set forth therein. Such title insurance policies, together with the NOM Note, the NOM Mortgage and the other documents and agreements evidencing and securing the NOM Loan (collectively, the "NOM Loan Documents"), will be assigned to the Trust Fund.

   Payment Terms. The NOM Loan matures on November 1, 2027 (the "NOM Maturity Date") and bears interest at (a) a fixed rate per annum equal to (i) 7.56% with respect to the outstanding principal amount of the First Advance and
(ii) 7.325% with respect to the outstanding principal amount of the Second Advance (each such rate, as to the First Advance or the Second Advance, as the case may be, the "NOM Initial Interest Rate") through and including October 31, 2012 and (b) from and including November 1, 2012 (the "NOM Effective Maturity Date") through and including the NOM Maturity Date, at a fixed rate per annum equal to the greater of (i) the NOM Initial Interest Rate (as applicable to the outstanding balance of each of the First Advance and the Second Advance) plus 2% and (ii) the NOM Treasury Rate (as defined below) plus 2% (each such rate, as to the First Advance or the Second Advance, as the case may be, the "NOM Revised Interest Rate"). Any interest accrued at the excess of the applicable NOM Revised Interest Rate over the related NOM Initial Interest Rate is deferred and added to the outstanding indebtedness under the NOM Loan and earns interest at the applicable NOM Revised Interest Rate (such deferred interest and interest thereon, the "NOM Deferred Interest"). Interest on the NOM Loan is calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period. The "NOM Treasury Rate" means the yield, calculated by linear interpolation of noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the NOM Effective Maturity Date to the NOM Maturity Date.

   The payment date (each, a "Payment Date") for the NOM Loan is the first business day of each month, without notice or grace with respect to the payment of scheduled principal or interest. On December 1, 1997, the NOM Loan requires (i) a payment of principal and interest with respect to the First Advance of $545,199.61 and (ii) a payment of principal with respect to the Second Advance of $8,159.77. Thereafter, the NOM Loan requires 359 equal monthly payments of principal and interest of (i) $545,199.61 with respect to the First Advance and (ii) $88,897.55 with respect to the Second Advance (collectively, the "NOM Debt Service Payments") . On the NOM Maturity Date, payment of the then outstanding balance of the principal of both the First Advance and the Second Advance, if any, together with all accrued and unpaid interest and all other sums payable under the NOM Loan Documents, is required. Commencing with the NOM Effective Maturity Date and continuing on each Payment Date thereafter through and including the NOM Maturity Date, the NOM Borrower is required to apply 100% of rents and other revenues from the NOM Properties received on or before such day to the following items in the following order of priority: (a) to the deposit of 1/12 of annual taxes and premiums (the "NOM Mortgage Escrow Amount") into the NOM Mortgage Escrow Account (as defined below under "--Lockbox and Reserves"); (b) to the deposit of interest at the NOM Initial Interest Rate, including, if applicable, interest at the applicable NOM Default Rate (as defined below under "--Event of Default") and principal due on the next Payment Date into the NOM Interest Escrow Account (as defined below under "--Lockbox and Reserves"); (c) to the deposit of 1/12 of the product of $0.10 and the square footage of space leased to tenants which are not NOM Anchor Tenants (the "NOM Capital Replacement Reserve Amount") into the NOM Capital Replacement Reserve Account (as defined below under "--Lockbox and Reserves"); (d) to the deposit of 1/12 of the product of $0.50 and the square footage of the entire rentable space in such Property not identified as Anchor Tenants (the "NOM Tenant Improvement and Leasing Commission Reserve Amount") into the Tenant Improvement and Leasing Commission Reserve Account (as defined below under "--Lockbox and Reserves"); (e) to payment of monthly allocations of operating expenses in the annual budget submitted to and approved by mortgagee (the "NOM Operating Expenses") and extraordinary expenses not provided for in the annual budget which are approved by mortgagee (the "NOM Extraordinary Expenses"); (f) to payment of the outstanding principal due until such principal amount is paid in full; (g) to payment of the NOM Accrued Interest, including, if applicable, interest at the NOM Default Rate applicable from and after the NOM Effective Maturity Date; and (h) to payment of any other amounts due under the NOM Loan Documents. The scheduled principal balance of the NOM Loan as of the NOM Effective Maturity Date will be approximately $67,851,249.

   Event of Default. The occurrence of any of the following constitutes an "Event of Default" under the NOM Mortgage: (a) failure to make any payment of interest or principal when due, or failure to pay the principal balance when due; (b) failure to pay any other amount payable pursuant to the NOM Note or the NOM Mortgage when due and payable, with such failure continuing for ten
(10) days after mortgagee delivers written notice thereof to the NOM Borrower; (c) failure to keep in force the insurance required under the NOM Mortgage to be maintained or failure to comply with any other covenant relating to insurance requirements, which failure continues for five (5) business days after the mortgagee delivers written notice thereof to the NOM Borrower; (d) failure to comply with certain NOM Mortgage covenants which require the NOM Borrower to keep the NOM Properties free from liens and encumbrances (with such default continuing for five (5) business days after mortgagee delivers written notice thereof to the NOM Borrower), and certain NOM Mortgage covenants which prohibit the sale of the NOM Properties, the incurrence of additional debt by the NOM Borrower or transfers of direct and indirect beneficial interests in the NOM Borrower Entities; (e) any attempt by the NOM Borrower to assign its rights under the NOM Mortgage; (f) any other default in the performance or payment, or breach, of any material covenant, warranty, representation or agreement set forth in the documents which evidence and secure the NOM Loan, with such default continuing for thirty (30) business days after mortgagee delivers written notice thereof to the NOM Borrower; (g) the occurrence of certain bankruptcy events; (h) the termination of the NOM Mortgage, or ceasing of the NOM Mortgage to be valid and effective (or the ceasing of any lien granted thereunder to be a perfected first priority lien) or the failure of any of the NOM Loan Documents to be valid and effective; and (i) any event of the default under any other of the NOM Loan Documents.

   If the NOM Borrower defaults in the payment of any monthly installment on a Payment Date, it is required to pay a late payment charge in an amount equal to 5% of the amount of the installment not paid. Upon the occurrence of any Event of Default, the entire unpaid principal amount of the NOM Loan and any other amounts payable, including interest, will bear interest at a default rate equal to the applicable interest rate on the NOM Loan plus 5% (the "NOM Default Rate").

   Prepayment. Voluntary prepayment is prohibited under the NOM Loan prior to the NOM Effective Maturity Date. Thereafter, the NOM Loan may be voluntarily prepaid in whole or in part, without a prepayment premium or penalty. Upon acceleration of the NOM Note prior to the NOM Effective Maturity Date, the NOM Borrower shall be obligated to pay a prepayment premium (the "NOM Yield Maintenance Premium") equal to the greater of (a) 1% of the principal amount being prepaid or (b) the product of (i) a fraction whose numerator is an amount equal to the portion of the principal balance being prepaid and whose denominator is the entire outstanding principal balance on the date of such prepayment, and (ii) an amount equal to the remainder obtained by subtracting
(x) an amount equal to the entire outstanding principal balance as of the date of prepayment from (y) the present value as of the date of such prepayment of the remaining scheduled payments of principal and interest determined by discounting such payments at the NOM Discount Rate. The "NOM Discount Rate" means the rate which, when compounded monthly, equals the yield, calculated by linear interpolation of noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the date of such prepayment to the NOM Effective Maturity Date.

    No NOM Yield Maintenance Premium or other premium or penalty is required to be paid in connection with any prepayment resulting from the application of insurance or condemnation proceeds to repayment of the NOM Loan in accordance with the requirements of the NOM Mortgage.

   Defeasance Collateral. For the purposes of this section, (i) "Defeasance Collateral" shall mean obligations or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, the ownership of which will not cause the mortgagee to be an investment company under the Investment Company Act of 1940, included as collateral under the NOM Loan; (ii) the "Minimum Defeasance Collateral Requirement" shall mean Defeasance Collateral in an amount sufficient to pay 125% of the amount of the NOM Loan allocated to the applicable NOM Property (in any case, the "NOM Allocated Loan Amount") which is the subject of the defeasance, and sufficient to pay scheduled interest and principal payments on the applicable NOM Allocated Loan Amount through and including the NOM Effective Maturity Date together with the outstanding principal balance of the NOM Loan as of such date; (iii) the "Total Defeasance Collateral Requirement" shall mean Defeasance Collateral in an amount sufficient to pay all principal indebtedness outstanding as of the date of defeasance under the NOM Note as it becomes due and sufficient to pay scheduled interest payments on the NOM Loan, assuming an interest rate equal to the actual average interest rate on the NOM Note; and (iv) "NOM DSCR" shall mean, with respect to any period, the ratio of net operating income (after payment of reserves) from the NOM Properties to debt service under the NOM Loan for such period.

   The NOM Borrower shall be entitled on any Payment Date to defease (a) 1 or more of the NOM Properties up to a maximum of ten of such Properties (a "NOM Partial Defeasance"), or (b) all of the NOM Properties (a "NOM Total Defeasance"), from and after the third anniversary of the Delivery Date in connection with a delivery of Defeasance Collateral, provided that: (i) the mortgagee shall have received from the NOM Borrower at least 30 days' prior written notice of the date proposed for such release (the "NOM Release Date"); (ii) no Event of Default shall have occurred and be continuing as of the date of such notice and the NOM Release Date; (iii) the NOM Borrower shall deliver on the NOM Release Date, in relation to a NOM Partial Defeasance, Defeasance Collateral in such amount as shall satisfy the Minimum Defeasance Collateral Requirement with respect to the applicable NOM Property and, in relation to a NOM Total Defeasance, Defeasance Collateral in such amount as shall satisfy the Total Defeasance Collateral Requirement; (iv) the NOM Borrower shall have delivered a certificate of an officer of the NOM Borrower GP (an "Officer's Certificate") dated the NOM Release Date, confirming the matters referred to in clause (ii) above, certifying that the applicable provisions of clause (iii) above have been complied with and certifying that all conditions precedent for such release have been complied with; (v) with respect to a NOM Partial Defeasance, the NOM Borrower, at its sole cost and expense, shall have delivered, one or more endorsements to the policies of title insurance delivered to the mortgagee insuring that, after giving effect to such release, (x) the mortgagee's liens are first priority liens on the respective remaining NOM Properties and (y) that such policy is in full force and effect; (vi) with respect to a NOM Partial Defeasance, after giving effect to such proposed release, the NOM DSCR would not be less than the greater of such NOM DSCR without giving effect to such release, and 1.25:1; (vii) with respect to a NOM Partial Defeasance, the fair market value of the NOM Properties that will remain subject to the NOM Mortgage as of the date of the proposed release shall not be less than the fair market value of such NOM Properties as of the date of the NOM Mortgage; (viii) with respect to a NOM Partial Defeasance, the NOM Borrower shall deliver with respect to the matters referred to in clause (vi), (x) statements of the net operating income of the NOM Properties and debt service under the NOM Loan for the most recent four consecutive calendar quarters ending on or prior to the date of such Partial Defeasance, and (y) based on the foregoing statements of net operating income and debt service, calculations of the NOM DSCR both with and without giving effect to the proposed release, and (z) calculations of the ratios referred to in such clause (vi), accompanied by an Officer's Certificate stating that such statements, calculations and information are true, correct, and complete in all material respects (which shall be confirmed by an independent certified accountant); (ix) the Rating Agencies shall have delivered written confirmation that the then ratings of the Certificates will not, as a result of such defeasance, be downgraded, withdrawn or qualified; and (x) the NOM Borrower shall have delivered to mortgagee the opinions required by the NOM Mortgage upon a defeasance of the loan.

   Expansion. The NOM Borrower has the right to expand the NOM Properties, which expansion may include acquisition of contiguous parcels of land, demolition of existing improvements and construction of improvements thereon, to provide expanded demised premises to tenants under their respective leases, provided the following conditions are met: (i) all cost and expense of the construction of improvements shall be the obligation of the applicable tenant; (ii) such tenant performs all work including all construction, and does so free of all liens and encumbrances; (iii) such expansion shall not reduce the rent or additional rent or other sums payable by such tenant; (iv) the performance of work and the construction of improvements in connection with such expansion shall not materially interfere with the quiet enjoyment of other tenants or give rise to a tenant's right to terminate its respective lease; (v) all work, shall be capable, in the reasonable opinion of the mortgagee, of being completed within 12 months, and shall be so completed;
(vi) the tenant performing such work shall be, at the time of the commencement of same, rated "investment grade" (as hereinafter defined); (v) the tenant performing such work assumes the rental obligations under any leases for demised premises at the subject NOM Property which have been demolished in connection with such expansion; (vi) the NOM Borrower shall deliver not less than 30 days' written notice of its intention to commence any such expansion together with a description of the nature and scope thereof; (vii) at the time of such written notice and at the time of the commencement of the expansion, no Event of Default shall be continuing;
(viii) if such expansion involves the acquisition of contiguous land, the NOM Loan shall encumber such additional land and such additional land shall become part of the NOM Property; (ix) the NOM Borrower shall have delivered to the mortgagee on or before the date on which the expansion occurs an Officer's Certificate certifying that all the aforementioned requirements have been met; (x) title to all land acquired and improvements constructed shall remain vested in the NOM Borrower; and (xi) upon the completion of such expansion, the NOM Borrower shall deliver to the mortgagee (A) a revised "as-built" survey of the subject NOM Property and (B) in the event that such expansion involves the acquisition of land, an endorsement to the mortgagee's policy of lender's title insurance issued to the mortgagee. "Investment grade" means a rating of not less than "BBB-" by S&P or its equivalent by another nationally recognized statistical rating agency.

   Lockbox and Reserves. Pursuant to an amended and restated cash collateral account security, pledge, assignment and control agreement, dated as of November 26, 1997 (the "NOM Cash Collateral Agreement") the NOM Borrower has established with the retail accounts services of LaSalle National Bank (the "NOM Lockbox Bank") a deposit account (the "NOM Lockbox"). Pursuant to the terms of the NOM Cash Collateral Agreement, the NOM Borrower is required to direct all tenants at the NOM Properties to pay all rents directly into the NOM Lockbox and has covenanted to deposit all revenues received directly by it into the NOM Lockbox within one business day of receipt. Pursuant to irrevocable instructions given by the NOM Borrower, on a daily basis the NOM Lockbox Bank withdraws from the NOM Lockbox all cleared funds deposited therein and deposits the same by wire or other transfer into the NOM Operating Account (as defined below).

   The NOM Borrower has established with the trust accounts services of LaSalle National Bank (the "NOM Collateral Account Bank") (a) an operating account (the "NOM Operating Account") to receive deposits daily of amounts on deposit in the NOM Lockbox, (b) an interest-bearing cash collateral account (the "NOM Interest Escrow Account") to be funded each month before the NOM Effective Maturity Date in an amount equal to the amount of interest and principal due on the next payment date, (c) an interest-bearing cash collateral account (the "NOM Mortgage Escrow Account") for the deposit each month of reserves for the payment of real estate taxes and insurance premiums (the "NOM Mortgage Escrow Account"), (d) an interest-bearing cash collateral account (the "NOM Capital Replacement Reserve Account") funded at the initial closing of the NOM Loan in the amount of $409,014 and to be funded each month before the NOM Effective Maturity Date in an additional amount equal to the NOM Capital Replacement Reserve Amount and (e) an interest-bearing cash collateral account (the "NOM

 Tenant Improvement and Leasing Commission Reserve Account") for the monthly deposit of the NOM Tenant Improvement and Leasing Commission Reserve Amount commencing at such time as the occupancy rate for any NOM Property is less than 92.5%.

   Until the NOM Effective Maturity Date, the NOM Collateral Account Bank will withdraw from the NOM Operating Account on the first business day of each month or as soon thereafter as there shall be collected funds in the NOM Operating Account, funds in the following amounts and in the following order of priority: (i) funds in an amount equal to the amount of interest and principal due on the next payment date and deposit the same into the NOM Interest Escrow Account; (ii) funds in an amount equal to the monthly NOM Mortgage Escrow Amounts and deposit the same into the NOM Mortgage Escrow Account; (iii) funds in an amount equal to the NOM Reserve Amounts (as hereinafter defined), if any, and deposit the same into the NOM Mortgage Escrow Account; (iv) funds in an amount equal to the monthly NOM Capital Replacement Reserve Amount and deposit same into the NOM Capital Replacement Reserve Account; and (v) funds in an amount equal to the NOM Tenant Improvement and Leasing Commission Reserve Amount as may be required to be deposited from time to time, and deposit same into the NOM Tenant Improvement and Leasing Commission Reserve Account. The NOM Borrower has instructed the NOM Collateral Account Bank to withdraw on each Payment Date the amounts on deposit in the NOM Interest Escrow Account necessary to pay principal and interest when due and to pay the same to the mortgagee, to withdraw when and as applicable amounts on deposit in the NOM Mortgage Escrow Account and to use the same to pay real estate taxes and insurance premiums with respect to the NOM Properties as the same become due and to make withdrawals from the other accounts and to disburse funds so withdrawn for their intended purposes as described and specified in the NOM Cash Collateral Agreement.

   After the NOM Effective Maturity Date, the NOM Collateral Account Bank will withdraw from the NOM Operating Account on the first business day of each month or as soon thereafter as there shall be collected funds on deposit in the NOM Operating Account, funds in the following amounts and in the following order of priority: (i) funds in an amount equal to the monthly NOM Mortgage Escrow Amounts, and deposit the same into the NOM Mortgage Escrow Account for disbursement to pay real estate taxes and insurance premiums when due; (ii) funds in an amount equal to the amount of interest at the NOM Initial Interest Rate, including, if applicable, interest at the NOM Default Rate applicable prior to the NOM Effective Maturity Date and principal due on the next payment date and deposit the same into the NOM Interest Escrow Account; (iii) funds in an amount equal to the monthly NOM Capital Replacement Reserve Amount, and deposit the same into the NOM Capital Replacement Reserve Account; (iv) funds in an amount equal to the monthly NOM Tenant Improvement and Leasing Commission Reserve Amount as may be required to be deposited from time to time, and deposit the same into the NOM Tenant Improvement and Leasing Commission Reserve Account; (v) funds in an amount equal to the NOM Approved Operating Expenses and approved NOM Extraordinary Expenses, if any; (vi) funds to be paid to the mortgagee for application against the outstanding principal until such principal amount is paid in full; (vii) funds to be paid to the mortgagee in an amount equal to the NOM Deferred Interest, including, if applicable, interest at the NOM Default Rate applicable from and after the NOM Effective Maturity Date; and (viii) funds to be paid to the mortgagee in an amount equal to any other amounts due under the NOM Loan Documents. The NOM Borrower has instructed the NOM Collateral Account Bank to make withdrawals on each Payment Date (or such other date as may be applicable) to withdraw from the foregoing accounts amounts necessary to pay the obligations for which such amounts have been reserved as described above and as more particularly described in the NOM Cash Collateral Agreement.

   Provided that (i) no Event of Default shall have occurred and be continuing; (ii) the NOM Borrower shall have delivered an Officer's Certificate with respect to the amounts needed with respect to a particular month to pay operating expenses at the NOM Properties (subject to certain reconciliation provisions in the NOM Cash Collateral Agreement, the "NOM Operating Expense Amounts") and certifying, among other things, that there are no trade payables of the NOM Borrower outstanding that are more than 60 days past due, unless the same are being contested by the NOM Borrower in good faith; (iii) the NOM Borrower shall have delivered to or shall have instructed the NOM Collateral Account

 Bank to transfer from the NOM Operating Account to the NOM Mortgage Escrow Account, an amount equal to 125% of any amounts being contested in connection with any trade payables which exceed $250,000 in the aggregate (such amounts in excess of $250,000 delivered in connection with any such contest in excess of $250,000 being hereinafter referred to as the "NOM Reserve Amounts"); (iv) the NOM Borrower makes all required deposits into the accounts described above; and (v) no "Event of Default" (as defined in the NOM Mezzanine Loan documents) shall have occurred and be continuing under the NOM Mezzanine Loan (as defined below under "--Mezzanine Debt"), then (A) while the NOM Mezzanine Loan is outstanding, the NOM Borrower may instruct the NOM Collateral Account Bank to withdraw from the NOM Collateral Account and to pay to the NOM Borrower the NOM Operating Expense Amounts applicable for such month, which the NOM Borrower is obligated to use to pay NOM Operating Expenses; on the last business day of each month, amounts in the NOM Collateral Account in excess of all monthly escrow deposits required to be made and in excess of amounts disbursed to the NOM Borrower as NOM Operating Expense Amounts are transferred by the NOM Collateral Account Bank from the NOM Operating Account into the collateral account for the NOM Mezzanine Loan (as defined below under "--Mezzanine Debt") and (B) if the NOM Mezzanine Loan has been satisfied, condition item (v) above shall not be applicable and the NOM Borrower may instruct the NOM Collateral Account Bank to transfer amounts in excess of all monthly escrow deposits required to be made pursuant hereto from the NOM Operating Account to such account or accounts of NOM Borrower as the NOM Borrower may direct to pay operating expenses of the NOM Properties, to make distributions to the partners of the NOM Borrower, or otherwise.

   Transfer of Properties and Interest in Borrower; Encumbrance; Other
Debt. The NOM Borrower is generally prohibited from transferring or encumbering the NOM Properties except for a transfer of a NOM Property that has been released as described under "--Defeasance Collateral" above. The NOM Borrower may, (provided that no such transfer shall materially impair the utility or operation of the applicable NOM Property or materially adversely affect the value of the applicable NOM Property taken as a whole) without the mortgagee's consent: (i) make immaterial transfers of portions of an NOM Property to governmental authorities for dedication or public use or portions of such NOM Property to third parties for the purpose of erecting and operating additional structures whose use is integrated with the use of such NOM Property; (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for utilities; (iii) transfer or ground lease to a compatible user one or more non-income producing pads consisting of undeveloped land; and (iv) transfer or ground lease to a retail or other compatible user one or pads subject to existing leases, subject, however, in the case of clauses (i) -(iv), to written confirmation by the Rating Agency that such transfer or ground lease shall not result in the withdrawal, qualification or downgrading of the then current ratings of the Certificates.

   The NOM Loan generally prohibits the transfer of any interest in the NOM Borrower without the prior written consent of the mortgagee. However, the mortgagee's consent shall not be required with respect to transfers of direct or indirect beneficial interests in the NOM Borrower Entities, provided that
(i) no Event of Default shall have occurred and be continuing, (ii) the NOM Borrower (or the transferor of such interest) shall deliver notice thereof to the mortgagee at least 15 business days prior to the effective date of such transfer, (iii) the NOM Borrower Entities shall remain single purpose entities, (iv) no transfer of limited partner, non-managing member or shareholder interests shall result in any one person (or any group of affiliates) owning, directly or indirectly, 49% of more of the beneficial ownership interests of the NOM Borrower, and (v) Thomas E. Newton, William A. Oldacre, Jr., and Mark McDonald shall at all times directly or indirectly collectively own not less than 51% of the beneficial interests in each NOM Borrower Entity, and if any of the NOM Borrower Entities shall be a partnership, the NOM Borrower GP thereof shall be directly or indirectly wholly-owned by Thomas E. Newton, William A. Oldacre, Jr., and Mark McDonald. If 10% or more of direct beneficial interests in any NOM Borrower Entity are transferred or if any transfer shall result in a person or a group of affiliates acquiring a 49% or greater interest as set forth above, the NOM Borrower shall deliver or cause to be delivered to the mortgagee (x) an opinion of counsel addressed to the Rating Agencies and the mortgagee and dated as of the date of the transfer to the effect that in a properly presented case, a bankruptcy court in a case involving such transferee, or any affiliate thereof, would not disregard the corporate or partnership forms of such entity, their affiliates and/or their partners, as the case may be, so as to consolidate the assets and liabilities of such entity or entities and/or their affiliates with those of the NOM Borrower Entity or its NOM Borrower GP, and (y) an Officer's Certificate delivered to the mortgagee certifying that such transfer is not an Event of Default. Notwithstanding the foregoing, provided that the NOM Borrower Entity and the NOM Borrower GP remain special purpose entities, any limited partnership interests, non-managing membership interests or shareholder interests in any entity comprising the NOM Borrower or NOM Borrower GP, as applicable, may be transferred (i) to any immediate family member of Thomas E. Newton, William A. Oldacre, Jr., and/or Mark McDonald or to any trust or other entity created for the benefit of any such person or
(ii) by will or intestacy, without the mortgagee's consent or satisfaction of any of these requirements other than the proviso contained in this sentence.

   If 10% or more of direct beneficial interests in the NOM Borrower are transferred or if any transfer shall result in a person or a group of affiliates acquiring 49% or greater interest as set forth above, the NOM Borrower shall deliver or cause to be delivered to the mortgagee (x) an opinion of counsel addressed to the Rating Agencies and the mortgagee and dated as of the date of the transfer to the effect that in a properly presented case, a bankruptcy court in a case involving such transferee, or any affiliate thereof, would not disregard the corporate or partnership forms of such entity, their affiliates and/or their partners, as the case may be, so as to consolidate the assets and liabilities of such entity or entities and/or their affiliates with those of the NOM Borrower or NOM Borrower GP, and (y) an Officer's Certificate certifying that such transfer is not an Event of Default.

   The NOM Borrower shall not incur, create or assume any debt or incur any liabilities without the consent of mortgagee; provided, however, that if no Event of Default shall have occurred and be continuing, the NOM Borrower may, without the consent of the mortgagee, incur, create or assume any or all of the following indebtedness: (i) the debt evidenced in the NOM Loan Documents;
(ii) amounts, not secured by liens on the NOM Properties, not to exceed $1,500,000, in respect of the operation of the NOM Properties in the ordinary course of business, and paid within 60 days after incurred. Notwithstanding the foregoing, the NOM Borrower has certain rights of contest with respect to disputed obligations as more specifically set forth in the NOM Mortgage.

   Insurance. The NOM Borrower is required to maintain for each NOM Property
(a) insurance against all perils included within the classification "All Risks of Physical Loss" with extended coverage in an amount equal to the full replacement costs of the improvements and equipment; (b) comprehensive general liability insurance in such amounts as are generally required by institutional lenders for comparable properties but in no event less than $1,000,000 per occurrence and with an aggregate limit of not less than $2,500,000 with respect to each NOM Property; (c) statutory worker's compensation insurance; (d) business interruption and/or loss of "rental value" insurance to cover the loss of at least 12 months; (e) during any period of repair or restoration, builder's "all risk" insurance in an amount not less than the full insurable value of the applicable NOM Property; (f) broad form boiler and machinery insurance and insurance against loss of occupancy or use arising from any such breakdown; (g) flood insurance, if available, with respect to any of the NOM Properties located within a federally designated flood hazard zone; (h) windstorm insurance with respect to any NOM Properties located in the states of Florida, Louisiana and Mississippi with such limits as are generally required by institutional lenders for similar properties in the geographic area where the NOM Properties are located and a deductible for such coverage with respect to each such NOM Property of up to $25,000; and (i) at the mortgagee's reasonable request, such other insurance, including but not limited to earthquake insurance (to the extent commercially reasonable), against loss or damage of the kinds from time to time customarily insured against. Any such insurance coverage may be effected under a blanket policy or policies so long as such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the NOM Properties, and any sublimits in such blanket policy applicable to the NOM Properties. The NOM Loan requires the NOM Borrower to obtain the insurance coverage described above, from domestic primary insurers acceptable to the mortgagee, having both (x) a claims-paying-ability rating by S&P of not less than "AA" and its equivalent by any other Rating Agency, and (y) an Alfred M. Best Company, Inc. rating of "A" or better and a financial size category of not less than X. All insurers providing insurance required by the NOM Mortgage shall be authorized to issue insurance in the state where the NOM Property insured is located.

    Condemnation and Casualty. In the event of any taking of or casualty or other damage or injury to any NOM Property, the NOM Borrower's right, title and interest in and to all compensation, awards, proceeds, damages, claims, insurance recoveries, causes and rights of action (whether accrued prior to or after the initial closing of the NOM Loan) and payments which the NOM Borrower may receive or to which it may become entitled with respect to the NOM Properties or any part thereof (other than business interruption insurance proceeds) in connection with any such taking of, or casualty or other damage or injury to, any NOM Property or any part thereof are assigned by the NOM Borrower to, and shall be paid to, the mortgagee.

   "NOM Total Loss" means (x) a casualty, damage or destruction of a NOM Property, the cost of restoration of which would exceed 25% of the amount of the NOM Allocated Loan Amount for such NOM Property, and with respect to which the NOM Borrower is not required, under the applicable leases to apply insurance and condemnation proceeds to the restoration of such NOM Property or (y) a permanent taking of 25% or more of the gross leasable area of a NOM Property or so much of a NOM Property, in either case, such that it would be impracticable, in the mortgagee's sole discretion, even after restoration, to operate such NOM Property as an economically viable whole and with respect to which the applicable tenant leases do not require such restoration.

   Following a casualty or condemnation at any NOM Property, any insurance and condemnation proceeds shall be applied to amounts due under the NOM Loan and the prepayment of the principal amount outstanding thereon, if: (i) the proceeds shall equal or exceed the amount of the NOM Allocated Loan Amount with respect to the applicable NOM Property, (ii) an Event of Default has occurred, (iii) a NOM Total Loss has occurred, (iv) the work of restoration is not capable of being completed before the earlier to occur of the date which is six (6) months prior to the NOM Maturity Date or the date on which the business interruption insurance expires, (v) the applicable NOM Property is not capable of being restored, or (vi) the NOM Borrower is unable to demonstrate its ability to pay the NOM Loan.

   Excluding situations requiring prepayment, to the extent insurance and condemnation proceeds do not exceed $1,000,000 (the "NOM Casualty Amount"), or, if insurance and condemnation proceeds are less than the NOM Casualty Amount but when aggregated with all other then unapplied insurance and condemnation proceeds with respect to any NOM Property, do not exceed $1,000,000 in the aggregate, such insurance and condemnation proceeds are to be paid directly to the NOM Borrower to be applied to restoration of the NOM Property. Promptly after the occurrence of any damage or destruction to all or any portion of such NOM Property or a taking of a portion of such NOM Property, in either case which shall not constitute a NOM Total Loss, the NOM Borrower shall either cause such NOM Property to be released, or shall commence and diligently prosecute to completion the repair, restoration and rebuilding of such NOM Property (in the case of a partial taking, to the extent it is capable of being restored) so damaged, destroyed or remaining after such taking in full compliance with all material legal requirements and free and clear of any and all liens except permitted encumbrances.

   If the insurance and condemnation proceeds are not required to be applied towards payment of the NOM Loan, then the mortgagee shall make such proceeds which it is holding available to the NOM Borrower for payment of the NOM Borrower's or the applicable tenant's expenses incurred with respect to the work of restoration, only if: (i) there is no Event of Default then continuing; (ii) if the estimated cost of the work of restoration (as estimated by an independent architect) exceeds the such proceeds, the NOM Borrower shall either deliver to the mortgagee (A) cash and cash equivalents,
(B) a letter or letters of credit in an amount equal to the estimated cost of the work of restoration less such proceeds available, or (C) such other evidence of the NOM Borrower's ability to meet such excess costs; and (iii) the mortgagee shall, within a reasonable period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the work of restoration.

   Approval Rights. Under the NOM Loan, the NOM Borrower is required to submit to the mortgagee, for the mortgagee's written approval, an annual budget not later than 60 days prior to the commencement of each calendar year after the NOM Effective Maturity Date. If the mortgagee notifies the NOM Borrower within 15 days of any objections to such budget, the NOM Borrower is required within 5 days after receipt of such objections to revise the same and resubmit it to the mortgagee. The mortgagee shall then advise the NOM Borrower of any objections to such annual budget within 10 days after such resubmission, and the NOM Borrower is required to promptly revise same and resubmit it to the mortgagee until an annual budget is approved (the "Approved Annual Budget"). In the event the NOM Borrower must incur an extraordinary operating expense or a capital expense not set forth in the Approved Annual Budget, it is required to deliver to the mortgagee a reasonably detailed explanation, for the mortgagee's approval, of such proposed expense.

   Without the mortgagee's consent (which may not be unreasonably withheld, delayed or conditioned), the NOM Borrower may not enter into any management agreement. The NOM Borrower shall notify the mortgagee in writing (and shall deliver a copy of the proposed management agreement) of any entity proposed to be designated as a manager of all or any of the NOM Properties no less than 30 days before such manager begins to manage such NOM Property(ies) and shall obtain, prior to any appointment of a manager written notice from the mortgagee that the Rating Agencies has delivered to the mortgagee written confirmation that retention of a person (other than the NOM Manager, the NOM Borrower and any entity under common control with the NOM Borrower, including the NOM Borrower GP) as manager shall not result in a downgrade, withdrawal or qualification of the then ratings of the Certificates.

   The NOM Borrower may not, without the consent of the mortgagee, amend, modify or waive the provisions of any tenant lease or terminate, reduce rents under or shorten the term of any tenant lease (x) in any manner which would have a material adverse effect on the applicable NOM Property taken as a whole, or (y) affecting 20,000 or more rentable square feet.

   Financial Reporting. The NOM Borrower is required to furnish to the mortgagee: (a) annually within 90 days after the end of each fiscal year, a copy of the NOM's year-end financial statement reviewed by an independent accountant, accompanied by an Officer's Certificate certifying to the best of the signatory's knowledge, (i) that such statements fairly represent the financial condition and results of operations of the NOM in accordance with GAAP consistently applied, (ii) that as of the date of such Officer's Certificate, no default exists or, if so, specifying the nature and status of each such default and the action then being taken by the NOM Borrower or proposed to be taken to remedy such default, (iii) the NOM DSCR for the preceding calendar quarter and calendar year, and (iv) that as of the date of such Officer's Certificate, no litigation exists involving the NOM Borrower or the NOM Properties in which the amount involved is $250,000 or more, or, if so, specifying such litigation and the actions being taking in relation thereto; (b) quarterly within 45 days after the end of each of the first three calendar quarters, unaudited financial statements, which shall be accompanied by an Officer's Certificate addressing the matters described in clause (a) above; (c) quarterly within 45 days of the end of each calendar quarter, a certified rent roll; (d) annually within 45 days after the end of each calendar year, an annual summary of all capital expenditures made at each NOM Property during the prior 12-month period; and (e) promptly upon request, such further information regarding the NOM Properties as the mortgagee may reasonably request. The NOM Borrower is also required to provide the mortgagee with updated information concerning the tax and insurance costs for the next succeeding fiscal year prior to the termination of each fiscal year.

   Mezzanine Debt. Corporate General, Inc., an Alabama corporation which is the sole shareholder of the NOM Borrower GP, and each of the limited partners of the NOM Borrower Entities, are the borrowers (the "NOM Limited Partners", and collectively with Corporate General, Inc., the "NOM Mezzanine Borrowers") under a loan in the amount of $5,000,000 (the "NOM Mezzanine Loan") originated on October 14, 1997 by Midland and acquired simultaneously therewith by MLMC (the "NOM Mezzanine Lender"). The NOM Mezzanine Loan is evidenced by a promissory note (the "NOM Mezzanine Note") made by all of the NOM Mezzanine Borrowers except one NOM Limited Partner (an individual who holds 5% limited partnership interests in each of two of the NOM Borrower Entities), jointly and severally, as obligors and is secured by a pledge of the NOM Limited Partners' limited partnership interests in the NOM Borrower Entities and by a pledge by Corporate General, Inc. of 100% of the stock of the NOM Borrower GP (collectively, the "NOM Pledged Interests"). The NOM Pledged Interests include the limited partnership interests in the NOM Borrower Entities held by the NOM Mezzanine Borrower who is not an obligor under the NOM Mezzanine Note.

    The NOM Mezzanine Loan matures on May 1, 2005 and bears interest at a rate based upon a reference rate applicable in the London interbank market for one-month deposits in dollars in an amount approximately equal to the outstanding principal of the NOM Mezzanine Loan for periods approximately equal to each interest accrual period applicable to the NOM Mezzanine Loan plus 4%.

   As a condition to the exercise of remedies which may result in a transfer of direct or indirect interests in the NOM Borrower Entities, including foreclosure on the NOM Pledged Interests, the then current NOM Mezzanine Lender must first obtain from the Rating Agencies a written confirmation that the exercise of any remedies will not result in the withdrawal, qualification or downgrading of the then current ratings of the Certificates. The NOM Mezzanine Loan is freely transferable by the NOM Mezzanine Lender and subsequent holders thereof. MLMC, in its capacity as holder of the NOM Mezzanine Loan, delivered to Midland and the NOM Borrower its consent to the making of the Second Advance and the completion of the transactions consummated in connection therewith.

FOUR SEASONS BILTMORE HOTEL, SANTA BARBARA, CA




                               LOAN INFORMATION

                                   ORIGINAL    DECEMBER 1, 1997
                                 ------------  ----------------
PRINCIPAL BALANCE:               $63,000,000      $63,000,000

ORIGINATION DATE:                November 24, 1997

ANTICIPATED REPAYMENT
DATE ("ARD"):                    December 1, 2007

MATURITY DATE:                   December 1, 2022

INTEREST RATE:                   7.138%

AMORTIZATION:                    25 years

HYPERAMORTIZATION:               Subsequent to December 1, 2007, the interest
                                 rate will increase to the greater of 9.138% or 200 basis points plus the interpolated
                                 UST rate with a term approximating the
                                 period from the ARD to the Maturity Date
                                 (the "Revised Interest Rate"). Additionally, all excess cash flow will be captured under the terms of the Cash Collateral Agreement and applied to the outstanding principal balance of the Note. Interest due under the Revised Interest Rate above that which is due under the Initial Interest Rate will be payable subsequent to the payment of principal. Any interest due under the Note but not paid will be accrued.

PREPAYMENT TERMS/
DEFEASANCE/
RELEASE PROVISIONS:              The loan is not prepayable prior to the date
                                 90 days prior to the ARD. Subsequent to this date, prepayment in full or in part is permitted without penalty. Subsequent to the third anniversary of the Origination Date or the second anniversary of the Delivery Date, defeasance will be permitted upon the delivery of appropriate defeasance collateral.

THE BORROWER:                    The borrowing entity, Channel Drive, LLC, as
                                 well as its general partner, is organized as a special-purpose, bankruptcy-remote entity.

LIEN POSITION:                   First mortgage lien on the Four Seasons
                                 Biltmore Hotel in Santa Barbara, CA.

CROSS-COLLATERALIZATION/
DEFAULT:                         No

                             PROPERTY INFORMATION

PROPERTY TYPE:                   Hotel

OCCUPANCY:                        1995   1996     TTM
                                 73.9%   78.7%   80.3%

ADR:                             $205.34   $220.79   $254.99

REVPAR:                          $151.75   $173.76   $204.76

ROOMS:                           217

YEAR BUILT:                      1927, 1937, 1983
                                 Renovated in 1988-90

THE COLLATERAL:                  The Four Seasons Biltmore Hotel, a
                                 full-service hotel in Santa Barbara, CA.

PROPERTY
MANAGEMENT:                      Four Seasons Hotels Limited

1996 NET
OPERATING INCOME:                $6,603,428

UNDERWRITTEN
CASHFLOW:                        $8,626,320

APPRAISED VALUE:                 $90,500,000

APPRAISED BY:                    PKF Consulting

APPRAISAL DATE:                  October 1, 1997

LTV AS OF 12/1/97:               69.6%

ANNUAL DEBT SERVICE:             $5,460,269

DSC:                             1.58x

LOAN/ROOM AS OF 12/1/97:         $290,323

FOUR SEASONS BILTMORE HOTEL LOAN: THE BORROWER; THE PROPERTY

   The Loan. The loan (the "Biltmore Loan") was originated by Midland Loan Services, L.P. on November 24, 1997 (the "Origination Date") and acquired simultaneously therewith by Merrill Lynch Mortgage Capital Inc. The Biltmore Loan had a principal balance at origination of $63,000,000. It is evidenced by a deed of trust note (the "Biltmore Note") and secured by, among other things, a deed of trust (the "Biltmore Deed of Trust") encumbering a hotel in Santa Barbara, California commonly known as the Four Seasons Biltmore Hotel (the "Biltmore Property").

   The Borrower. The borrower under the Biltmore Loan is Channel Drive LLC, a special-purpose California limited liability company (the "Biltmore Borrower"). The operating agreement of the Biltmore Borrower provides that its purpose and business is limited to owning, managing, developing, operating, maintaining, financing and otherwise using, and as necessary improving, the Biltmore Property. The Biltmore Borrower owns no material asset other than the Biltmore Property and related interests. The general partner of the Biltmore Borrower is CAL SPE Corp., a special-purpose Delaware corporation.

   The Property. The Biltmore Property is comprised of all of the Biltmore Borrower's right, title and interest in and to the fee simple estate in the Biltmore Property. The Four Seasons Biltmore Hotel is a 217-room luxury hotel located on approximately eighteen acres of oceanfront property near Santa Barbara, California. It has been rated "Four A, Four Diamond" by the American Automobile Association and has also received Mobil Travel Guide's prestigious 4 Star Award. The hotel features 15,000 square feet of meeting and banquet spaces, four restaurants, a fully staffed health club and spa, three tennis courts, and a private beach club called the Coral Casino Beach Club (non-gaming related) which offers an Olympic-sized swimming pool. There are also over 300 parking spaces and a gift shop located on the premises. The Four Seasons Biltmore Hotel was originally built in 1927, had subsequent improvements in 1937 and 1983, and was renovated between 1988-1990. Noted landscape architect Ralph Stevens designed the grounds, which feature hundreds of species of rare and exotic plants. There are also 13 guest cottages, as well as a recreation area for croquet, shuffleboard, and a putting green.

   Each of the Biltmore's 217 rooms and suites overlook either the Pacific Ocean, the Santa Ynez Mountains, the hotel's private gardens, or the swimming pool. In addition, several of the rooms have patios, fireplaces, vaulted ceilings and a few even have balconies or roof terraces. The rooms are generally oversized by modern standards, having sitting areas or adjoining rooms in suite arrangements. Most have king-sized beds, although there are 48 double-bed units, and all rooms feature amenities such as a refrigerator/mini-bar, color television, ceiling fans, room safe, and individual climate controls.



   For the twelve month period ended September 30, 1997, the average occupancy rate for the Four Seasons Biltmore Hotel was approximately 80.3% and the average daily room rate was approximately $254.99. As of October 1, 1997, the appraised value of the Four Seasons Biltmore Hotel was approximately $90,500,000.



   Market Overview. An appraisal by PKF Consulting has designated that the Four Seasons Biltmore, by virtue of its intended exclusivity, location, amenities, services and other facilities, can be classified as a destination resort. Therefore, it has the ability to attract demand that might not otherwise visit a destination, and is expected to compete within the worldwide luxury resort market, with well-known coastal California properties and throughout the Western United States, including Hawaii, as well as other warm climate destinations. Total supply for the California coastal-resort hotel market selected by PKF Consulting is 2,551 rooms, including the Biltmore's 217 rooms. In addition, PKF Consulting has identified five proposed coastal-oriented resort projects totaling 1,488 rooms as possible future additions to the market.

   Location/Access. The Four Seasons Biltmore Hotel is located at 1260 Channel Drive in the community of Montecito, County of Santa Barbara and State of California. The main entrance to the subject is via Channel Drive, a two-lane arterial approximately 60 feet wide, with a parking lane, concrete curb and concrete sidewalks in each direction. This arterial leads to the circular driveway of the Four Seasons Biltmore Hotel and also to the parking spaces in front of the Coral Casino Beach Club. Channel Drive looks immediately to the south onto the Pacific Ocean and provides a scenic drive through the Santa Barbara area along Montecito Shores.

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    The site is accessible from U.S. Highway 101 via the Coast
Village/Montecito exit ramp. This freeway links the cities of Los Angeles and San Francisco via a coastal route. The property is also accessible via Amtrak, which stops daily in downtown Santa Barbara, running as far south as San Diego and north to Seattle, Washington. The Santa Barbara Airport is located approximately 15 miles west of the property providing accessibility to and from major hub cities.

   Competition. Six properties which have been identified as being in the area of the Four Seasons Biltmore Hotel and which may be competitive therewith are: the Inn at Spanish Bay, a 270 room resort in the Pebble Beach area that opened in 1987; the Lodge at Pebble Beach, a 161 room resort that opened in 1919 that is primarily known for its famous golf complex; a 393 room Ritz-Carlton Laguna Niguel that opened in 1984; a 482 room La Costa Hotel and Spa located 30 minutes north of San Diego, that is primarily known for its golf complex and extensive spa facility; the Hotel del Coronado, a 691 room hotel in San Diego that was substantially renovated in 1974; and the Four Seasons Aviara, a 331 room hotel in Carlsbad that opened in 1997.

   Environmental Report. A Phase I environmental site assessment dated as of October 16, 1997 was performed by Law/Crandall on the Four Seasons Biltmore Hotel. The Phase I environmental site assessment did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the Biltmore Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment.

   Engineering Report. A Hotel Condition Report was completed on the Four Seasons Biltmore Hotel on October 23, 1997 by a third party due diligence firm. The Hotel Condition Report concluded that the Four Seasons Biltmore Hotel was generally in good condition and identified no deferred maintenance requirements.

   Seismic Report. A Seismic Report was completed on March 25, 1996 by a third party due diligence consulting firm on the Four Seasons Biltmore Hotel. Based upon a site inspection on March 14, 1996, the "Probable Maximum Loss" estimates using the more conservative of two generally accepted methods were as follows:

 Main building and meeting rooms.............15%
Rooms....................................... 7%-30%
Shops & Housekeeping........................ 15%
Cottages.................................... 7%
Coral Casino................................ 15%

   Property Management. The Four Seasons Biltmore Hotel is operated by Four Seasons Hotels Limited (the "Biltmore Manager"), an Ontario corporation, pursuant to a hotel management agreement dated as of November 8, 1995, by and between the Biltmore Borrower and the Biltmore Manager (the "Biltmore Management Agreement"). The Manager's initial term expires on December 31, 2010, but the Biltmore Manager has a right to extend the term of the Biltmore Management Agreement for two additional fifteen year terms on the condition that the hotel achieves an average net operating income for the three fiscal years prior to the extension term, respectively, in a specified target amount and provided that the Biltmore Manager has not made (i) a cure payment during the last two years of the initial term or of the first extension term, as the case may be, or (ii) one or more other cure payments during the last seven years of the initial term or of the first extension term, as the case may be.

   Under the Biltmore Management Agreement, the Biltmore Manager is entitled to a base management fee of 4% of gross room revenue plus 1% of other hotel revenue. The base management fee is subject to deferral in the event the hotel does not meet stipulated levels of net operating income. The Biltmore Management Agreement also provides for the payment of an annual incentive fee calculated as a percentage (which increases as the level of net cash flow rises) of net cash flow in excess of designated annual returns on the Biltmore Borrower's investment in the hotel, subject to adjustment for additional equity contributions and subject to certain limitations. For the year ended December 31, 1996, the Biltmore Manager was paid a total of $880,600 in base fees and incentive fees. As the current Biltmore Management Agreement became effective in November 1995, comparable information for the year ended December 31, 1995 is not available.

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    Pursuant to the Biltmore Management Agreement, bank accounts have been established and maintained by the Biltmore Manager in connection with the operation of the Biltmore Property, and all funds derived from the operation of the Biltmore Property have been and shall be deposited therein. The Biltmore Borrower and the Biltmore Manager have agreed to establish a segregated account for the replacement and renewal of furniture, fixtures and equipment (the "Biltmore FF&E Reserve Account") into which the Biltmore Manager shall fund, on a monthly basis, an amount equal to 4% of gross revenue. The Biltmore Borrower and the Biltmore Manager have agreed to establish a segregated account for the payment of interest and principal due on the Biltmore Note (the "Biltmore Interest Escrow Account") into which the Biltmore Manager shall deposit, on a monthly basis, the principal and interest due on the Biltmore Note on the next Payment Date. The Biltmore Borrower and the Manager have agreed to establish a segregated account for the payment of tax and insurance premiums (the "Biltmore Deed of Trust Escrow Account") into which the Biltmore Manager shall deposit, on a monthly basis, one twelfth of the annual insurance premiums for insurance being maintained by the Biltmore Borrower and one twelfth of the annual taxes and assessments which shall become due and payable. The Biltmore FF&E Reserve Account, the Biltmore Interest Escrow Account and the Biltmore Deed of Trust Escrow Account are herein collectively referred to as the "Biltmore Accounts".

   Pursuant to a subordination, nondisturbance and attornment agreement (the "Biltmore Subordination Agreement") executed with respect to the Biltmore Management Agreement by the Biltmore Manager and the Biltmore Borrower in favor of the holder of the Biltmore Loan (the "beneficiary"), the Biltmore Manager has agreed (i) to subordinate its rights under the Biltmore Management Agreement to the lien of the Biltmore Deed of Trust; (ii) to make all payments to the Biltmore Agent Bank (as hereinafter defined) which otherwise would have been payable to the Biltmore Borrower as more particularly set forth in the Biltmore Cash Collateral Agreement (as defined under "Lockbox and Reserves"); (iii) to make all deposits of funds into escrow for the payment of taxes and insurance and reserve deposits for replacements or improvements to the Biltmore Property provided sufficient funds shall be available for the Biltmore Manager to operate the Biltmore Property as set forth in the Biltmore Management Agreement and to assign all accounts and funds in such accounts to beneficiary or its designee to secure payment of the obligations of the Biltmore Borrower under the Biltmore Deed of Trust; (iv) upon foreclosure or other enforcement proceedings, to attorn to and be bound to a transferee of the Biltmore Borrower with the same force and effect as if the transferee was the "owner" under the Biltmore Management Agreement; (v) to limit the obligations of any transferee succeeding to the interest of the Biltmore Borrower under the Biltmore Management Agreement such that transferee shall (a) be subject only to the obligations arising during such period during which such transferee was the actual "owner" under the Biltmore Management Agreement, (b) not be subject to any offset or counterclaim which the Biltmore Manager might otherwise be entitled to assert against the transferee on account of any obligation of the Biltmore Borrower,
(c) if the beneficiary is the transferee, the beneficiary shall not have any obligation to provide funds except in accordance with the last annual plan approved by the Biltmore Borrower prior to the transfer, (d) if the beneficiary is the transferee, the beneficiary shall not have any obligation to provide funds to repair or rebuild any improvements at the Biltmore Property after damage or destruction or termination fees payable in conjunction therewith (other than to the extent of all applicable insurance deductible not exceeding $100,000), (e) if the beneficiary is the transferee, beneficiary shall not be obligated to repair or rebuild any of the improvements at the Biltmore Property (other than to the extent of all applicable insurance deductible not exceeding $100,000) upon any damage or destruction thereof, unless the insurance proceeds payable with respect to such loss are sufficient to fully pay the cost of such repair or rebuilding,
(f) not be bound by any previous modification of the Biltmore Management Agreement made without the beneficiary's prior written consent; and (vi) to give prompt written notice to the beneficiary of any default by the Biltmore Borrower under the Biltmore Management Agreement which would entitle The Biltmore Manager to terminate such agreement, and termination thereof shall not be effective unless the beneficiary has received notice thereof and failed to cure such default within the requisite cure period. The Biltmore Subordination Agreement provides that, if a nonmonetary default is of such a nature that it cannot be cured by the beneficiary, then the beneficiary may, at its option, immediately succeed to the interest of the Biltmore Borrower under the Biltmore

 Management Agreement. If the Biltmore Management Agreement is otherwise terminated by reason of a default by the Biltmore Borrower, the Biltmore Manager and the beneficiary shall each be entitled to cause the other to enter into a new management agreement upon the same terms set forth in the Biltmore Management Agreement.

             UNDERWRITTEN CASHFLOW -- FOUR SEASONS BILTMORE HOTEL




                                                 1996    UNDERWRITTEN
                                                ACTUAL    CASH FLOW
                                                ------    ---------
INCOME:
 Room Department ........................... $14,886,800 $16,217,700
 Food & Beverage Department ................  12,833,700 $14,216,800
 Beach Club.................................   2,557,600 $ 2,899,100
 Other Department ..........................   1,591,800 $ 2,090,900
                                             ----------- -----------
GROSS INCOME:............................... $31,869,900 $35,424,500
                                             ----------- -----------
ALLOCATED EXPENSES
 Room Department ........................... $ 3,329,300 $ 3,468,700
 Food & Beverage Department ................   9,979,700  10,506,100
 Coral Casino ..............................   1,457,200   1,581,000
 Other Department ..........................     796,400   1,026,300
                                             ----------- -----------
TOTAL ALLOCATED EXPENSES.................... $15,562,600 $16,582,100
                                             ----------- -----------
DEPARTMENT PROFITS:......................... $16,307,300 $18,842,400
                                             =========== ===========
UNALLOCATED EXPENSES
Operating Expenses
 Administration ............................   2,291,300   2,513,800
 Maintenance & Repairs .....................   1,807,400   1,876,900
 Energy ....................................     692,600     691,000
 Management Fee ............................     880,800     946,300(1)
 Marketing & Corp. Service Charge ..........   1,908,600   1,922,800
Fixed Expenses
 Taxes and Insurance .......................     761,100     765,800
 Rent & Miscellaneous ......................      87,300      82,500
 Reserve FF&E ..............................   1,274,772   1,416,980
                                             ----------- -----------
TOTAL UNALLOCATED EXPENSES.................. $ 9,703,872 $10,216,080
                                             ----------- -----------
NET OPERATING INCOME........................ $ 6,603,428 $ 8,626,320
                                             ----------- -----------
NET CASH FLOW............................... $ 6,603,428 $ 8,626,320
                                             =========== ===========
Average Occupancy...........................        78.7%       80.3%
Average Room Rate........................... $    220.79 $    254.99
Debt Service Coverage Ratio.................                    1.58x
Loan to Value...............................                    69.6%



------------
(1) Management Fee includes calculations for both an incentive fee and a base management fee.

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FOUR SEASONS BILTMORE HOTEL: THE LOAN

   Security. The Biltmore Loan is a nonrecourse loan, secured by a mortgage lien on the Biltmore Borrower's fee simple interest in the Biltmore Property, and certain other collateral relating thereto (including an assignment of leases, rents and security deposits, an assignment of certain agreements and the funds in certain accounts) (collectively with all other security documents referenced herein, the "Loan Documents"). The beneficiary is a named insured under the title insurance policy which insures, among other things, that the Biltmore Deed of Trust constitutes a valid and enforceable first lien on the Biltmore Property, subject to certain exceptions and exclusions from coverage set forth therein. Such insurance policy, the Biltmore Note, the Biltmore Deed of Trust and all other agreements and documents evidencing and securing the Biltmore Loan will be assigned to the Trust Fund.

   Payment Terms. The Biltmore Loan matures on December 1, 2022 ("the Biltmore Maturity Date") and bears interest (a) at a fixed rate per annum equal to 7.138% (the "Biltmore Initial Interest Rate") through but not including December 1, 2007 (the "Biltmore Effective Maturity Date") and (b) from and including the Biltmore Effective Maturity Date through and including the Biltmore Maturity Date, at a fixed rate per annum equal to the greater of
(i) the Biltmore Initial Interest Rate plus 2% or (ii) the Biltmore Treasury Rate plus 2%. The "Biltmore Treasury Rate" means the yield, as of the Biltmore Effective Maturity Date, calculated by the linear interpolation of the yields of noncallable United States Treasury obligations with terms of ten (10) years. Any interest accrued after the Biltmore Effective Maturity Date at the excess of the Biltmore Revised Interest Rate over the Biltmore Initial Interest Rate shall be deferred and added to the outstanding indebtedness under the Biltmore Loan and shall, to the extent permitted by applicable law, earn interest at the Biltmore Revised Interest Rate (such accrued interest and interest thereon, the "Biltmore Accrued Interest"). Interest on the Biltmore Loan is calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable period.

   The payment date for the Biltmore Loan is the first business day of each month (each, a "Payment Date"), with no grace period for a default in the payment of scheduled principal or interest. Commencing on January 1, 1998, the Biltmore Loan requires 300 equal monthly payments of principal and interest of $455,022.40 (each, a "Biltmore Debt Service Payment"). Each Biltmore Debt Service Payment, is due and payable on each Payment Date, and shall be applied first to the interest at the Biltmore Initial Interest Rate and the remainder thereof to the reduction of principal. In the event of a default in payments, interest will accumulate thereon at the applicable interest rate plus five percent (5%) per annum (the "Default Rate"). On the Biltmore Maturity Date, payment of the remaining unpaid balance of principal, if any, together with all interest accrued thereon and all other sums payable under the Biltmore Note or under the Loan Documents is required.

   Commencing with the Biltmore Effective Maturity Date, and continuing on each Payment Date thereafter, the Biltmore Borrower is required to apply 100% of rents and other revenues from the Biltmore Property to the following items in the following order of priority: (a) to payment of interest accruing at the Default Rate and late payment charges, if any; (b) to payment of required monthly escrows of taxes and insurance premiums; (c) to payment of the Biltmore Monthly Debt Service Payments; (d) to payment of monthly cash expenses pursuant to the annual budget approved by the beneficiary; (e) to payment of extraordinary, unbudgeted operating or capital expenses approved by the beneficiary, if any; (f) to payments to be applied against the outstanding principal of the loan until such principal amount is paid in full; (g) to payments of Biltmore Accrued Interest; and (h) to payments of any other amounts due under the Loan Documents. Any excess amounts shall be paid to the Biltmore Borrower.

   Event of Default. The occurrence of any of the following constitutes an "Event of Default" under the Biltmore Deed of Trust: (a) failure to make any payment of interest or principal on the Biltmore Note when due, or failure to pay the principal balance of the Biltmore Note when due; (b) failure to pay any other amount payable pursuant to the Biltmore Deed of Trust or the Biltmore Note when due and payable, with such failure continuing for 10 days after the beneficiary delivers written notice thereof to the Biltmore Borrower; (c) failure to keep in force the insurance required under the Biltmore Deed of Trust to be maintained or failure to comply with any other covenant related to insurance requirements, with such failure continuing for 5 business days after the beneficiary delivers written notice thereof to the Biltmore Borrower; (d) failure to comply with certain Biltmore Deed of Trust covenants which require the Biltmore Borrower to keep the Biltmore Property free of liens and encumbrances (with such default continuing for 5 business days after beneficiary delivers written notice thereof to the Biltmore Borrower), and those certain Biltmore Deed of Trust covenants which with limited exceptions, prohibit the sale of the Biltmore Property, the incurrence of additional debt by the Biltmore Borrower or transfers of interests in the Biltmore Borrower; (e) any attempt by the Biltmore Borrower to assign its rights under the Biltmore Deed of Trust; (f) any other default in the performance or payment, or breach, of any material covenant, warranty, representation or agreement set forth in the documents which evidence the Biltmore Loan, with such default continuing for 30 business days, and any applicable extension period, after beneficiary delivers written notice thereof to the Biltmore Borrower; and (g) the occurrence of certain bankruptcy events.

   If the Biltmore Borrower defaults in the payment of any Biltmore Debt Service Payment on the Payment Date then the Biltmore Borrower shall pay to the beneficiary a late payment charge in an amount equal to five percent (5%) of the amount of the installment not paid. If the Biltmore Borrower defaults in the payment of any Biltmore Debt Service Payment on the Payment Date due, or defaults in any other manner so as to constitute an Event of Default, then the beneficiary at its option and without further notice to the Biltmore Borrower may declare the entire unpaid amount of principal with interest at the Default Rate together with all other sums due, if any, due and payable immediately.

   Prepayment. Voluntary prepayment of the principal of the Biltmore Note is prohibited at any time prior to the 90-day period prior to the Biltmore Effective Maturity Date, at which time the Biltmore Borrower may prepay the Biltmore Note in whole or in part on any Payment Date without payment of any prepayment premium.

   Payments made following an Event of Default under the Biltmore Deed of Trust or an acceleration by the beneficiary shall be deemed to be voluntary and shall be subject to a prepayment premium (the "Biltmore Yield Maintenance Premium") equal to the product of (i) a fraction whose numerator is an amount equal to the portion of the principal balance being prepaid and whose denominator is the entire outstanding principal balance on the date of such prepayment, multiplied by (ii) an amount equal to the remainder obtained by subtracting (x) an amount equal to the entire outstanding principle balance as of the date of such prepayment from (y) the present value as of the date of such prepayment of the remaining scheduled payments of principle and interest (including any final installment of principle payment on the Biltmore Effective Maturity Date) determined by discounting such payments at a discount rate equal to the Biltmore Discount Rate. The "Biltmore Discount Rate" means the rate which, when compounded monthly, equals the yield, as of the date of prepayment, calculated by linear interpolation of the yields of noncallable U.S. Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the date of the prepayment to the Biltmore Effective Maturity Date.

   No Biltmore Yield Maintenance Premium or other premium or penalty is required to be paid in connection with any prepayment resulting from the application of insurance or condemnation proceeds to repayment of the Biltmore Loan in accordance with the requirements of the Biltmore Deed of Trust.

   Defeasance. For the purposes of this section, "Defeasance Collateral" shall mean obligations or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, or the obligations of which are backed by the full faith and credit of the United States of America, the ownership of which will not cause the beneficiary to be an investment company under the Investment Company Act of 1940, included as collateral under the Biltmore Loan. For the purposes of this section, the "Defeasance Collateral Requirement" shall mean an amount sufficient to pay the Biltmore Loan, and sufficient to pay scheduled interest and principal payments on the Biltmore Note through and including the Biltmore Effective Maturity Date .

   The Biltmore Borrower shall be entitled to defease the Biltmore Property on any Payment Date from and after the earlier of (x) the third anniversary of the Origination Date and (y) the second anniversary of the Delivery Date, in connection with the delivery of Defeasance Collateral, provided that: (i) the Biltmore Borrower shall have delivered Defeasance Collateral in such amount as shall satisfy the Defeasance Collateral Requirement with respect to the Biltmore Property; (ii) the Biltmore Borrower shall have granted a first priority security interest in the Defeasance Collateral and all proceeds; (iii) the Biltmore Borrower shall have delivered a certificate of an officer of the Biltmore Borrower (an "Officer's Certificate") dated the day of delivery of the Defeasance Collateral (a) setting forth the aggregate face amount or the unpaid principal amount, interest rate and maturity date of all the Defeasance Collateral, accompanied with a copy of the transaction journal, if any, and
(b) stating that the Biltmore Borrower owns the Defeasance Collateral free and clear of any encumbrances, that the Defeasance Collateral consists solely of eligible investments as defined in the Biltmore Deed of Trust, that the Defeasance Collateral satisfies the Defeasance Collateral Requirement, and that such defeasance shall not give rise to an Event of Default; (iv) the Biltmore Borrower shall have delivered to beneficiary the opinions of counsel with respect to beneficiary's interest in the Defeasance Collateral, as well as a tax opinion and a nondisqualification opinion required under the Biltmore Deed of Trust upon a defeasance of the lien; (v) the beneficiary shall have received from the Rating Agencies written affirmation that the credit ratings of the securities secured in part by a pledge of the Biltmore Note as of the date of such defeasance will not be qualified, downgraded or withdrawn as a result of such defeasance.

   Lockbox and Reserves. Pursuant to the terms of a cash collateral account security, pledge and assignment agreement (the "Biltmore Cash Collateral Agreement"), the Biltmore Borrower has established with LaSalle National Bank (the "Biltmore Agent Bank"), as agent for the beneficiary, as secured party, a cash collateral account (the "Biltmore Operating Account"). The Biltmore Borrower has delivered irrevocable written instructions to the Biltmore Manager directing the Biltmore Manager to deposit by wire transfer to the Biltmore Operating Account, all amounts due and payable to the Biltmore Borrower, pursuant to the Biltmore Management Agreement or otherwise, deriving from the Biltmore Property.

   Provided that (i) no Event of Default shall have occurred and be continuing under the Loan Documents, (ii) the Biltmore Borrower shall have delivered to the Biltmore Agent Bank and the beneficiary a certificate of an officer of the Biltmore Borrower's managing member certifying that (A) no Event of Default has occurred and is then continuing and (B) there are no trade payables more than 60 days past due, unless the same are being contested by the Biltmore Borrower in good faith, and (C) the Biltmore Borrower shall have delivered instructions to the Biltmore Agent Bank to transfer from the Operating Account to the Biltmore Deed of Trust Escrow Account, an amount equal to 125% of any amounts being contested in connection with any payables exceeding $250,000 in the aggregate, and (iii) all amounts required to have been reserved by the Biltmore Manager have been so reserved, then the Biltmore Borrower may, at any time, instruct the Biltmore Agent Bank to transfer amounts from the Biltmore Operating Account to such account or accounts of the Biltmore Borrower as the Biltmore Borrower may direct.

   In accordance with the Biltmore Deed of Trust and pursuant to that certain letter agreement dated as of November 24, 1997, between the Biltmore Borrower and the Biltmore Manager, the Biltmore Borrower and the Biltmore Manager have established three (3) segregated accounts with Bank of America NT&SA, specifically, the Biltmore Deed of Trust Escrow Account, the Biltmore FF&E Reserve Account and the Biltmore Interest Escrow Account. (See "--Property Management").

   Pursuant to the terms of the Biltmore Deed of Trust, the Biltmore Borrower has pledged to the beneficiary a security interest in the Biltmore Accounts. Pursuant to the Biltmore Cash Collateral Agreement, the Biltmore Borrower has pledged to the beneficiary a security interest in the Biltmore Operating Account.

   Transfer of Properties and Interest in Borrower; Encumbrances; Other
Debt. The Biltmore Borrower is generally prohibited from transferring or encumbering the Biltmore Property. The Biltmore Borrower has the right to sell the whole of its interest in the Biltmore Property provided that (a) the Biltmore Borrower shall have caused to be delivered to the beneficiary a written affirmation from applicable rating agencies that the securities secured by a pledge of the Biltmore Note shall not be qualified, downgraded or withdrawn as a result of such sale, (b) the purchaser is a single purpose entity controlled by a Permitted Owner (as defined below), and (c) the Biltmore Property shall be managed by a Qualifying Manager (as defined below). A "Qualifying Manager" means a manager which is (1) an approved hotel operating company which manages at least five First Class hotels with a minimum of 2500 rooms in the aggregate, (2) the Biltmore Manager or its affiliate, or (3) Four Seasons Hotel Limited or its affiliate. A "Permitted Owner" means (1) any entity as to which a rating agency confirmation would be issued, (2) Maritz, Wolff & Co., Hotel Equity Fund II, L.P., Hotel Capital Partners II, L.P. or any of their affiliates,
(3) any person with hotel assets of at least $100,000,000 exclusive of the Biltmore Property, and (4) any pension fund or separate account or investment vehicle established by such entity or any publicly traded real estate investment trust or corporation which owns hotel assets of at least $100,000,000 exclusive of the Biltmore Property.

   Biltmore Borrower is permitted to transfer or dispose of building equipment which is being replaced or which is no longer necessary in connection with the operation of the Biltmore Property provided that such transfer or disposal will not materially adversely affect the value of the Biltmore Property taken as a whole. The Biltmore Borrower may, (provided that no such transfer shall materially impair the utility or operation of the Biltmore Property taken as a whole) without the beneficiary's consent: (i) make immaterial transfers of portions of the Biltmore Property to governmental authorities for dedication or public use or portions of thereof to third parties for the purpose of erecting and operating additional structures whose use is integrated with the use of the Biltmore Property and
(ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for utilities.

   With limited exceptions, the Biltmore Deed of Trust prohibits the transfer of any interest in the Biltmore Borrower without the prior written consent of the beneficiary. The beneficiary's consent is not required for a transfer or direct or indirect beneficial interests in the Biltmore Borrower provided that: (i) after giving effect to such transfer, (A) in the case of a transfer which results in a 49% or greater change in beneficial ownership of the Biltmore Borrower to a single beneficial owner, or any transfer of the interest of the general partner, a written confirmation from each of the Rating Agencies shall be delivered to the beneficiary that such Rating Agencies will not downgrade, qualify or withdraw the then current ratings of the securities secured by a pledge of the Biltmore Note as a result of such transfer, and (B) (1) the Biltmore Borrower remains a single purpose entity,
(2) the Biltmore Borrower is controlled by a Permitted Owner, (3) any transferee of such (x) direct interest in the Biltmore Borrower or (y) indirect interest in the Biltmore Borrower if such transferee is to own any general partnership interest in the entity which owns any general partnership interest in the Biltmore Borrower, shall be a single purpose entity and (4) a Qualifying Manager manages the Biltmore Property, and (ii) no Event of Default has occurred and is continuing. If 10% or more of direct beneficial interests in the Biltmore Borrower are transferred, or if any transfer shall result in any one person or group of affiliates acquiring more than a 49% interest or shall result in any transfer of the interest of the general partner of the Biltmore Borrower, the Biltmore Borrower shall deliver to the rating Agencies and the beneficiary (a) a non-consolidation opinion of counsel and (b) an Officer's Certificate certifying that such transfer is not an event of default.

   The Biltmore Borrower is not permitted to incur any additional indebtedness other than: (i) the Biltmore Note and the other obligations, indebtedness and liabilities provided for in any Loan Document evidencing or securing the Biltmore Loan; (ii) unsecured indebtedness for trade payables, provided that such amounts are paid within 60 days of the date incurred unless the Biltmore Borrower is in good faith contesting its obligation to pay such indebtedness in a manner satisfactory to the beneficiary; (iii) unsecured indebtedness not to exceed 3% of the aggregate amount of the Biltmore Loan, provided that such indebtedness is subordinated in all respects to the Biltmore Loan and the provisions relating thereto be satisfactory to beneficiary; and (iv) amounts loaned by the Biltmore Manager to the Biltmore Borrower as "operator loans," but only to the extent provided for in the Biltmore Management Agreement.

   Insurance. The Biltmore Borrower is required to maintain for the Biltmore Property (a) insurance against all perils included within the classification "All Risks of Physical Loss" with extended coverage in an amount at all times sufficient to prevent the Biltmore Borrower from becoming a co-insurer, but in any event equal to the full insurable value of the improvements and equipment, (b) comprehensive general liability insurance in such amounts as are generally required by institutional lenders for comparable properties but in no event less than $5,000,000 per occurrence and with an aggregate limit of not less than $50,000,000, (c) statutory workers' compensation insurance, (d) business interruption and/or "loss of rental value" insurance to cover the loss of at least 24 months income, (e) during any period of repair or restoration, builder's "all risk" insurance in an amount not less than the full insurable value of the Biltmore Property, (f) broad-form boiler and machinery insurance and insurance against loss of occupancy or use arising from any related breakdown in such amounts as are generally available at a commercially reasonable premium and are generally required by institutional lenders for properties comparable to the Biltmore Property, (g) flood insurance, if any improvement on the Biltmore Property is located within an area designated as "flood prone" or a "special flood hazard area," (h) earthquake coverage insurance with such limits and deductibles as are generally required by institutional lenders for similar properties in the area where the Biltmore Property is located, and (i) at the beneficiary's reasonable request, such other insurance against loss or damage of the kind customarily insured against and in such amounts as are generally required by institutional lenders for comparable properties.

   Any such insurance may be effected under a blanket policy so long as any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Biltmore Property and any sublimits in such blanket policy applicable to the Biltmore Property, which amounts may not be less than the amounts required pursuant to, and which must in any case comply in all other respects with the requirements of, the Biltmore Loan. All insurance policies, with the exception of workers' compensation, are required to name the beneficiary as an additional named insured, to provide that all proceeds (except with respect to proceeds of general liability and workers' compensation insurance) be payable to the beneficiary except as described below under "--Condemnation and Casualty" and to contain: (i) a standard "noncontributory mortgagee" endorsement or its equivalent relating, inter alia to recovery by the mortgagee notwithstanding the negligent or willful acts or omissions of the Biltmore Borrower; (ii) a waiver of subrogation endorsement in favor of beneficiary; (iii) an endorsement providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by the Biltmore Borrower, the beneficiary or any of other named insured, additional insured or loss payee, except for willful misconduct of the beneficiary knowingly in violation of the conditions of such policy; (iv) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of first class properties comparable to and in the general vicinity of the Biltmore Property but in no event in excess of $50,000 except in the case of earthquake coverage; and (v) a provision that such policies shall not be cancelled, terminated or expired without at least 30 days prior written notice to the beneficiary, in each instance. The Biltmore Deed of Trust requires the Biltmore Borrower to obtain the insurance described above from insurance carriers having claims paying abilities rated (i) not less than "AA" by S&P and its equivalent by any other Rating Agencies or (ii) not less than "A" by Alfred M. Best Company, Inc. with a financial size category of not less than X.

   Condemnation and Casualty. The Biltmore Borrower is required to notify the beneficiary in writing promptly upon obtaining knowledge of (1) the institution of any condemnation proceedings, or (2) the occurrence of any damage or destruction to all or any part of the Biltmore Property the restoration of which is estimated by the Biltmore Borrower to cost more than 5% of the Biltmore Loan amount (the "Biltmore Threshold Amount"). In addition, the Biltmore Borrower is obligated to include with the notice of any casualty, damage, injury or condemnation, the restoration of which is estimated by the Biltmore Borrower to cost more than the Biltmore Threshold Amount, (or to forward as soon thereafter as possible) an estimate of the cost of repairing or restoring such casualty, damage, injury or condemnation in reasonable detail.

   Following a casualty or condemnation of the Biltmore Property, any insurance and condemnation proceeds will be applied (after payment of the beneficiary's reasonable expenses of collection thereof) to amounts due under the Biltmore Loan and the prepayment of the principal amount outstanding thereon, if: (i) the proceeds equal or exceed the outstanding principal balance of the Biltmore Loan, or (ii) any Event of Default has occurred or is continuing, or (iii) a Biltmore Total Loss (as defined herein) has occurred, or (iv) the work of restoration cannot be completed before the earlier of (a) the date which is six months before the Biltmore Maturity Date or (b) the date on which the business interruption insurance expires, or (v) the Biltmore Property is not capable of being restored substantially to its condition prior to the casualty or condemnation, or (vi) the Biltmore Borrower is unable to demonstrate to the beneficiary's reasonable satisfaction its continuing ability to pay the Biltmore Loan. In the event that proceeds do not exceed the Biltmore Threshold Amount, such proceeds are to be paid directly to the Biltmore Borrower to be applied to restoration of the Biltmore Property. The Biltmore Borrower may settle any insurance claim with respect to proceeds which do not exceed the Threshold Amount. All other insurance claims shall be settled by the beneficiary.

   A "Biltmore Total Loss" means (x) a casualty, damage or destruction of the Biltmore Property, the cost of restoration of which would exceed 50% of the outstanding principal balance of the Biltmore Loan, or (y) a permanent taking of 25% or more of the hotel guest rooms on the Biltmore Property or so much of the Biltmore Property, in either case, such that it would be impracticable, in beneficiary's reasonable discretion, even after restoration, to operate the Biltmore Property as an economically viable whole.

   In the event of (i) a Biltmore Total Loss resulting from casualty, damage or destruction, if either (A) the cost to repair the Biltmore Property would exceed the Biltmore Threshold Amount and the restoration of the Biltmore Property cannot reasonably be completed before the date which is the later to occur of the date of expiration of any business interruption insurance or the date of expiration of any letter of credit posted in lieu thereof or in addition thereto and under such circumstances the Biltmore Borrower is not required under any tenant lease to make the proceeds available to restore the Biltmore Property or (B) the beneficiary elects not to make such proceeds available to the Biltmore Borrower for the restoration of the Biltmore Property, or (ii) a Biltmore Total Loss resulting from a condemnation, then the Biltmore Borrower must prepay the Biltmore Loan to the extent of the casualty or condemnation proceeds received, up to an amount equal to the outstanding principal thereon (without prepayment premium or penalty).

   Upon an Event of Default or in the event the proceeds are required to be paid to the beneficiary, any such proceeds paid to the beneficiary shall be applied first toward reimbursement of the beneficiary's reasonable costs and expenses actually incurred in connection with recovery of the proceeds and disbursement of the proceeds.

   In the event that the casualty and condemnation proceeds (other than business interruption insurance proceeds) are in excess of the Biltmore Threshold Amount and are not required to be applied to the payment or prepayment of the Biltmore Loan as described above, then the beneficiary is obligated to make all casualty and condemnation proceeds (other than business interruption insurance proceeds) available to the Biltmore Borrower or the applicable tenant for payment or reimbursement of the costs and expenses of the repair, restoration and rebuilding of the Biltmore Property if, (i) at the time of the loss or damage or at any time thereafter while the Biltmore Borrower is holding any portion of the proceeds, there is no continuing Event of Default, (ii) in the case that the cost of the work exceeds the proceeds, the Biltmore Borrower, at its option, either deposits with or delivers to the beneficiary (and promptly following any such deposit or delivery, provides written notice of same to the Rating Agencies) (A) cash and cash equivalents,
(B) a letter or letters of credit in an amount equal to the estimated cost of the work less the proceeds available or (C) such other evidence of the Biltmore Borrower's ability to meet such excess costs as is reasonably satisfactory to the beneficiary and the Rating Agencies, and (iii) the beneficiary shall be furnished with an estimate of the cost of the work accompanied by an independent architect's certification as to the costs and appropriate plans and specifications of the work.

   Approval Rights. Under the Biltmore Loan, for each calendar year commencing after the Biltmore Effective Maturity Date, the Biltmore Borrower is required to submit to the beneficiary, for the beneficiary's written approval, an annual budget not later than 60 days prior to the commencement of such calendar year. In the event that the Biltmore Borrower must incur an extraordinary operating expense or a capital expense not set forth in the approved annual budget, it is required to deliver promptly to the beneficiary, for the beneficiary's approval, a reasonably detailed explanation of such proposed expense.

    Financial Reporting. The Biltmore Borrower is required to furnish to the beneficiary: (a) annually within 100 days after the end of each calendar year, a copy of its year-end financial statement audited by an independent accountant reasonably acceptable to the beneficiary in accordance with the Uniform System of Account for Hotels (Eighth, or most recent Edition); (b) quarterly within 45 days after each calendar quarter (except the fourth quarter of any calendar year), quarterly unaudited financial statements prepared in accordance with the Uniform System of Account for Hotels (Eighth, or most recent, Edition); (c) annually within 45 days after each calendar year, a summary of all capital expenditures made at the Biltmore Property during the prior 12-month period; and (d) as soon as practicable, such further information regarding the Biltmore Property as the beneficiary or the Rating Agencies may reasonably request in writing. Concurrently with delivery of the financial statements to the beneficiary, the Biltmore Borrower is required to provide a copy of the foregoing items to the Rating Agencies. The Biltmore Borrower is also required to provide the beneficiary with updated information concerning the tax and insurance costs for the next succeeding calendar year prior to the termination of each calendar year.

RITZ-CARLTON HOTEL, ST. LOUIS, MO




                               LOAN INFORMATION

                                   ORIGINAL    DECEMBER 1, 1997
                                 ------------    ----------------
PRINCIPAL BALANCE:               $41,850,000     $41,850,000

ORIGINATION DATE:                November 24, 1997

ANTICIPATED REPAYMENT
DATE ("ARD"):                    December 1, 2007

MATURITY DATE:                   December 1, 2022

INTEREST RATE:                   7.188%

AMORTIZATION:                    25 years

HYPERAMORTIZATION:               Subsequent to December 1, 2007, the interest
                                 rate will increase to the greater of 9.188%
                                 or 200 basis points plus the interpolated
                                 UST rate with a term approximating the
                                 period from the ARD to the Maturity Date
                                 (the "Revised Interest Rate"). Additionally,
                                 all excess cash flow will be captured under
                                 the terms of the Cash Collateral Agreement
                                 and applied to the outstanding principal
                                 balance of the Note. Interest due under the
                                 Revised Interest Rate above that which is
                                 due under the Initial Interest Rate will be
                                 payable subsequent to the payment of
                                 principal. Any interest due under the Note
                                 but not paid will be accrued.
PREPAYMENT TERMS/
DEFEASANCE/
RELEASE PROVISIONS:              The loan is not prepayable prior to the date
                                 90 days prior to the ARD. Subsequent to this date, prepayment in full or in part, is permitted without penalty. Subsequent to the third anniversary of the Origination Date or the second anniversary of the Delivery Date, defeasance will be permitted upon the delivery of appropriate defeasance collateral.

THE BORROWER:                    The borrowing entity, HEF 1 -- STL No.1,
                                 LLC, as well as its General Partner, is
                                 organized as a special-purpose,
                                 bankruptcy-remote entity.

LIEN POSITION:                   First mortgage lien on the Ritz-Carlton
                                 Hotel, St. Louis Hotel in Clayton, MO.

CROSS-COLLATERALIZATION/
DEFAULT:                         No

                             PROPERTY INFORMATION

PROPERTY TYPE:                   Hotel

OCCUPANCY:                       1995     1996      TTM
                                 -----    -----   -------
                                 74.3%    74.0%    76.4%

ADR:                             $136.49   $145.13    $150.17

REVPAR:                          $101.41   $107.40    $114.73

ROOMS:                           301

YEAR BUILT:                      1990

THE COLLATERAL:                  The Ritz-Carlton-St. Louis Hotel, a
                                 full-service hotel in Clayton, MO.
PROPERTY
MANAGEMENT:                      The Ritz-Carlton Hotel Company, L.L.C.

1996 NET
OPERATING INCOME:                $5,054,393

UNDERWRITTEN
CASHFLOW:                        $5,879,133

APPRAISED VALUE:                 $60,000,000

APPRAISED BY:                    PKF Consulting

APPRAISAL DATE:                  October 1, 1997

LTV AS OF 12/1/97:               69.8%

ANNUAL DEBT
SERVICE                          $3,643,604

DSC:                             1.61x

LOAN/ROOM AS OF 12/1/97:         $139,037

RITZ-CARLTON HOTEL, ST. LOUIS LOAN: THE BORROWER; THE PROPERTY

   The Loan. The loan (the "Ritz Loan") was originated by Midland Loan Services, L.P. on November 24, 1997 (the "Origination Date") and acquired simultaneously therewith by Merrill Lynch Mortgage Capital Inc. The Ritz Loan had a principal balance at origination of $41,850,000. It is evidenced by a deed of trust note (the "Ritz Note") and secured by, among other things, a deed of trust (the "Ritz Deed of Trust") encumbering a hotel in St. Louis, Missouri commonly known as the Ritz-Carlton Hotel, St. Louis, Missouri (the "Ritz Property").

   The Borrower. The borrower under the Ritz Loan is HEF 1-STL No. 1, L.L.C., a special-purpose Missouri limited liability company (the "Ritz Borrower"). The operating agreement of the Ritz Borrower provides that its purpose and business is limited to owning, managing, developing, operating, maintaining, financing and otherwise using, and as necessary improving, the Ritz Property. The Ritz Borrower owns no material asset other than the Ritz Property and related interests. The general partner of the Ritz Borrower is STL SPE Corp., a special-purpose Delaware corporation.



   The Property. The Ritz Property is comprised of all of the Ritz Borrower's right, title and interest in and to the fee simple estate in the Ritz Property. The Ritz-Carlton Hotel, St. Louis, Missouri is a multi-story, 301-room luxury hotel situated on approximately three acres in Clayton, Missouri. It has been rated "Four A, Four Diamond" by the American Automobile Association and has also received Mobil Travel Guide's 4 Star Award. The hotel features 29,000 square feet of meeting and banquet spaces, two restaurants, a fully staffed health club, a cigar club, an indoor swimming pool and a sauna. The Ritz-Carlton Hotel, St. Louis was built in 1990 and has undergone renovations in 1996 and 1997. For the twelve month period ended September 30, 1997, the average occupancy rate for the Ritz-Carlton Hotel, St. Louis was approximately 76.4% and the average daily room rate (the "ADR") was approximately $150.17. As of October 1, 1997, the appraised value of the Ritz-Carlton Hotel, St. Louis was approximately $60,000,000.



   The main hotel tower is a 17-story structure plus basement, making for a total of 18 levels. Located behind the hotel tower is a two-level structure housing the majority of the banquet and meeting facilities. Attached to the rear of this structure is a seven-level parking garage with spaces for 745 cars. The main hotel tower is positioned with its entry facing west to Carondelet Plaza and the central area of Clayton. The building was designed so that all guest rooms face outside, either west or east, with balconies.

   Location/Access. The Ritz-Carlton Hotel is located at 100 Carondelet Plaza, at the eastern end of Carondelet Avenue near Forsyth Boulevard, in the central business area of suburban Clayton, St. Louis, St. Louis County, Missouri. The site is bounded to the west by Carondelet Plaza, to the east by an adjoining vacant parcel, to the north by the continuation of Carondelet Plaza, and to the south by Forest Park Parkway. The hotel has frontage along all such streets and is visible to passing traffic in all directions.

   The Ritz-Carlton, St. Louis has general access to the neighborhood by local expressways, such as Forest Park Parkway, and freeways, including Interstates 64 and 170. Once reaching Clayton, the hotel site is accessible only from Carondelet Avenue and Plaza, a four lane city street, which is reached by off ramp from the Forest Park Parkway or from Forsyth Boulevard.

   The area immediately surrounding the Ritz Property is known as the Plaza in Clayton and includes landscaped, vacant lots held for future development. To the north of the subject property are commercial businesses, such as Selkirks Department Store, and residential homes. East of the Ritz Property is residential with a view to downtown St. Louis. To the west is the central business district of Clayton including major offices such as the Mercantile Bank. Southward, across Forest Park Parkway, are more residential homes and an elevated walkway connecting the south side of the subject property across Forest Park Parkway with the residential area to the south of the busy expressway.

   Market Overview. According to an appraisal prepared by PFK Consulting, the St. Louis market offers more than 21,000 hotel rooms, of which some 5,300 are located downtown. For year-end 1996, the composite average occupancy of the overall St. Louis Metropolitan Area hotel market was 68.4 percent as reported by PKF Consulting's St. Louis Trends in the Hotel Industry. The corresponding year-end 1996 ADR was $76.35. For the seven months ending July 1997, Trends reports an average occupancy of

66.2 percent, decreased from 69.3 percent occupancy the same period last year. July year-to-date, however, ADR is up 10.3 percent from 1996, from $76.99 to $84.91. PKF Consulting's recent interviews with area hoteliers reveal that many hotel properties are making an effort to maintain occupancy levels while focusing growth efforts in the ADR sector.

   After a period of occupancy growth from 1994 to 1996, overall market occupancy is estimated to drop to 64.4 percent as of year-end 1997 and is further projected to stabilize at 64.0 percent as of year-end 1998. This decline in occupancy is not attributed to a decline in demand for hotel accommodations, but is a result of an increase in the supply of hotel accommodation in the form of new construction of limited service and extended stay hotels in suburban regions of St. Louis.

   In 1996 and 1997, six new limited-service properties and three extended stay properties opened in the St. Louis region. At the present time, five additional extended stay hotels are either under construction or are close to opening. Further, at least three additional extended stay projects are being considered to start construction in 1998. The limited service hotels are characterized by Courtyard by Marriott, Hampton Inn, Holiday Inn Express, and Ramada Limited-products. The extended stay properties are characterized by Extended Stay America and other budget-oriented products. At an average size of 100 to 120 rooms, the 17 new properties identified represent approximately 2,000 new rooms being added to the metropolitan market supply, or approximately a 9.5 percent increase in supply.

   Competition. The hotel is located in the upscale suburb of Clayton, halfway between downtown St. Louis and the Lambert St. Louis International Airport. Clayton is recognized as one of the leading office and residential areas of metropolitan St. Louis, and it is home to the corporate headquarters of several Fortune 500 companies.




                                             RITZ-CARLTON,                   HYATT REGENCY
                                               ST. LOUIS    HILTON FRONTENAC UNION STATION MARRIOTT PAVILION ADAM'S MARK
                                             -------------  ---------------- ------------- ----------------- -----------
Year Opened.................................       1990      1993 (Conversion)    1986       1976 and 1980     1987
Number of Rooms.............................       301              266            538            672           910
Stories/Corridor Type.......................   18/Interior     3/Both types    6/Interior     26/Interior   17/Interior
Distance from Subject (Miles)...............        --              4.0            4.0            5.0           5.0
Rate Schedule (Rack)
 Single....................................  $135.00-$395.00      $99.00        $105-$185      $115-$135      $119.00
 Double..................................... $135.00-$395.00      $119.00       $105-$210      $115-$150      $139.00
Amenities/Services
 Restaurant................................        Yes              Yes            Yes            Yes           Yes
 Bar.......................................        Yes              Yes            Yes            Yes           Yes
 Swimming Pool.............................        Yes              Yes            Yes            Yes           Yes
 Whirlpool/Spa.............................        Yes              Yes            Yes            Yes           Yes
 Exercise Room.............................        Yes              No             Yes            Yes           Yes
 Airport Shuttle...........................        Yes              Yes            Yes            No            Yes
Square Feet of Meeting Space...............       30,000          23,850         32,300         28,000        76,000
Square Feet per Guest Room.................        99.7            89.6           60.0           41.7          78.2
AAA Rating..................................   **** (Hotel)     *** (Hotel)   **** (Hotel)    *** (Hotel)   *** (Hotel)



   Environmental Report. A Phase I environmental site assessment, dated October 17, 1997, of the Ritz-Carlton, St. Louis Hotel did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the Ritz Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment.

   Engineering Report. A Hotel Condition Report was completed on the Ritz-Carlton, St. Louis Hotel on October 21, 1997 by a third party due diligence firm. The Hotel Condition Report concluded that the Ritz-Carlton, St. Louis Hotel was in generally good condition and identified no deferred maintenance requirements.

   Property Management. The Ritz-Carlton Hotel, St. Louis is operated by The Ritz-Carlton Hotel Company L.L.C. (the "Ritz Manager"), a Delaware limited liability company, pursuant to a certain hotel management agreement dated as of November 16, 1988, as amended, by and between the Ritz Borrower and the Ritz Manager (the "Ritz Management Agreement"). The Ritz Manager's initial term expires on March 3, 2015, but the Ritz Manager has a right to extend the term of the Ritz Management Agreement for four additional ten year terms if, not more than one year and not less than 240 days prior to the expiration of the initial operating term or any previously extended operating term, as the case may be, the Ritz Manager has given written notice to the Ritz Borrower of the Ritz Manager's election to so extend.

   Under the Ritz Management Agreement, the Ritz Manager is entitled to a base management fee of 5% of gross room revenue plus 2% of other hotel revenue. The Ritz Management Agreement also provides for the payment of an annual incentive fee calculated as a percentage of gross operating profits, subject to certain adjustments and a limit based upon certain relationships to net operating income and other performance criteria. For the years ending December 31, 1996 and 1995, the Manager was paid a total of $1,515,763 and $932,676, respectively, in base management fees and incentive fees.

   Pursuant to the Ritz Management Agreement, bank accounts have been established and maintained by the Ritz Manager in connection with the operation of the Ritz Property, and all funds derived from the operation of the Ritz Property have been and shall be deposited therein. The Ritz Borrower and the Ritz Manager have agreed to establish a segregated account for the replacement and renewal of furniture, fixtures and equipment (the "Ritz FF&E Reserve Account") into which the Ritz Manager shall fund, on a monthly basis, an amount equal to 4% of monthly operating income. The Ritz Borrower and the Manager have agreed to establish a segregated account for the payment of interest and principal due on the Ritz Note (the "Ritz Interest Escrow Account") into which the Ritz Manager shall deposit, on a monthly basis, the principal and interest due on the Ritz Note on the next Payment Date. The Ritz Borrower and the Ritz Manager have agreed to establish a segregated account for the payment of tax and insurance premiums (the "Ritz Deed of Trust Escrow Account") into which the Ritz Manager shall deposit, on a monthly basis, one twelfth of the annual insurance premiums for insurance being maintained by the Ritz Borrower and one twelfth of the annual taxes and assessments which shall become due and payable. The Ritz FF&E Reserve Account, the Ritz Interest Escrow Account and the Ritz Deed of Trust Escrow Account are herein collectively referred to as the "Ritz Accounts".

   Pursuant to a subordination, nondisturbance and attornment agreement (the "Ritz Subordination Agreement") executed with respect to the Ritz Management Agreement by the the Ritz Manager and the Ritz Borrower in favor of the holder of the Ritz Loan (the "beneficiary"), the Ritz Manager has agreed (i) to subordinate its rights under the Ritz Management Agreement to the lien of the Ritz Deed of Trust; (ii) to make all payments to the Ritz Agent Bank (as hereinafter defined) which otherwise would have been payable to the Ritz Borrower as more particularly set forth in the Ritz Cash Collateral Agreement (as defined under "Lockbox and Reserves"); (iii) to make all deposits of funds into escrow for the payment of taxes and insurance and reserve deposits for replacements or improvements to the Ritz Property provided sufficient funds shall be available for the Ritz Manager to operate the Ritz Property as set forth in the Ritz Management Agreement and to assign all accounts and funds in such accounts to the beneficiary or its designee to secure payment of the obligations of the Ritz Borrower under the Ritz Deed of Trust; (iv) upon foreclosure or other enforcement proceedings, to attorn to and be bound to a transferee of the Ritz Borrower with the same force and effect as if the transferee was the "owner" under the Ritz Management Agreement; (v) to limit the obligations of any transferee succeeding to the interest of the Ritz Borrower under the Ritz Management Agreement such that transferee shall (a) be subject only to the obligations arising during such period during which such transferee was the actual "owner" under the Ritz Management Agreement,
(b) not be subject to any offset or counterclaim which the Ritz Manager might otherwise be entitled to assert against the transferee on account of any obligation of the Ritz Borrower, and (c) not be bound by any previous modification of the Ritz Management Agreement made without the beneficiary's prior written consent; and (vi) to give prompt written notice to the beneficiary of any default by the Ritz Borrower under the Ritz Management Agreement, and termination thereof shall not be effective unless the beneficiary has received notice thereof and failed to cure such default within the requisite cure period. The Ritz Subordination Agreement provides that, if a nonmonetary default is of such a nature that it cannot be cured by the beneficiary, then the beneficiary may, at its option, immediately succeed to the interest of the Ritz Borrower under the Ritz Management

 Agreement. If the Ritz Management Agreement is otherwise terminated by reason of the Ritz Borrower's default, the Ritz Manager and the beneficiary shall each be entitled to cause the other to enter into a new management agreement upon the same terms set forth in the Ritz Management Agreement.

            UNDERWRITTEN CASHFLOW -- RITZ-CARLTON HOTEL, ST. LOUIS



                                                  1996      UNDERWRITTEN
                                                 ACTUAL       CASHFLOW
                                             ------------- -----------------
INCOME:
 Room Department ...........................  $11,833,141    $12,604,243
 Food & Beverage Department ................   11,779,103     12,947,609
 Other Department ..........................    1,650,442      1,920,210
GROSS INCOME:...............................  $25,262,686    $27,472,062
ALLOCATED EXPENSES
 Room Department ...........................  $ 2,995,056    $ 3,292,485
 Food & Beverage Department ................    7,987,434      8,802,017
 Other Department ..........................      872,340        871,532
TOTAL ALLOCATED EXPENSES....................  $11,854,830    $12,966,034
DEPARTMENT PROFITS:.........................  $13,407,856    $14,506,028
UNALLOCATED EXPENSES
Operating Expenses
 Administration ............................    1,641,447      1,695,152
 Maintenance & Repairs .....................      816,806        822,189
 Energy ....................................      715,066        680,306
 Management Fee ............................    1,515,763      1,715,261(1)
 Marketing & Corp. Service Charge ..........    1,649,324      1,628,207
Fixed Expenses
 Taxes and Insurance .......................      943,269        895,942
 Rent & Miscellaneous ......................       61,281         90,956
 Reserve FF&E ..............................    1,010,507      1,098,882
TOTAL UNALLOCATED EXPENSES..................  $ 8,353,463    $ 8,626,896
NET OPERATING INCOME........................  $ 5,054,393    $ 5,879,133
NET CASH FLOW...............................  $ 5,054,393    $ 5,879,133
Average Occupancy...........................         74.0%          76.4%
Average Room Rate ..........................  $    145.13    $    150.17
Debt Service Coverage Ratio.................                        1.61x
Loan to Value...............................                        69.8%



------------

(1) Management Fee includes calculations for both an incentive fee and base management fee.

RITZ-CARLTON HOTEL, ST. LOUIS: THE LOAN

   Security. The Ritz Loan is a nonrecourse loan, secured by a mortgage lien on the Ritz Borrower's fee simple interest in the Ritz Property, and certain other collateral relating thereto (including an assignment of leases, rents and security deposits, an assignment of certain agreements and the funds in certain accounts) (collectively with all other security documents referenced herein, the "Loan Documents"). The beneficiary is a named insured under the title insurance policy which insures, among other things, that the Ritz Deed of Trust constitutes a valid and enforceable first lien on the Ritz Property, subject to certain exceptions and exclusions from coverage set forth therein. Such insurance policy, the Ritz Note, the Ritz Deed of Trust and all other agreements and documents evidencing and securing the Ritz Loan will be assigned to the Trust Fund.

   Payment Terms. The Ritz Loan matures on December 1, 2022 ("the Ritz Maturity Date") and bears interest (a) at a fixed rate per annum equal to 7.188% (the "Ritz Initial Interest Rate") through but not including December 1, 2007 (the "Ritz Effective Maturity Date") and (b) from and including the Ritz Effective Maturity Date through and including the Ritz Maturity Date, at a fixed rate per annum equal to the greater of (i) the Ritz Initial Interest Rate plus 2% or (ii) the Ritz Treasury Rate plus 2%. The "Ritz Treasury Rate" means the yield, as of the Ritz Effective Maturity Date, calculated by the linear interpolation of the yields of noncallable United States Treasury obligations with terms of ten (10) years. Any interest accrued after the Ritz Effective Maturity Date at the excess of the Ritz Revised Interest Rate over the Ritz Initial Interest Rate shall be deferred and added to the outstanding indebtedness under the Ritz Loan and shall, to the extent permitted by applicable law, earn interest at the Ritz Revised Interest Rate (such accrued interest and interest thereon, the "Ritz Accrued Interest"). Interest on the Ritz Loan is calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable period.

   The payment date for the Ritz Loan is the first business day of each month (each, a "Payment Date"), with no grace period for a default in the payment of scheduled principal or interest. Commencing on January 1, 1998, the Ritz Loan requires 300 equal monthly payments of principal and interest of $303,633.39 (each, a "Ritz Debt Service Payment"). Each Ritz Debt Service Payment, due and payable on each Payment Date, shall be applied first to the interest at the Ritz Initial Interest Rate and the remainder thereof to the reduction of principal. In the event of a default in payments, interest will accumulate thereon at the applicable interest rate plus five percent (5%) per annum (the "Default Rate"). On the Ritz Loan Maturity Date, payment of the remaining unpaid balance of principal, if any, together with all interest accrued thereon and all other sums payable under the Ritz Note or under the Loan Documents is required.

   Commencing with the Ritz Effective Maturity Date, and continuing on each Payment Date thereafter, the Ritz Borrower is required to apply 100% of rents and other revenues from the Ritz Property to the following items in the following order of priority: (a) to payment of interest accruing at the Default Rate and late payment charges, if any; (b) to payment of required monthly escrows of taxes and insurance premiums; (c) to payment of the Ritz Monthly Debt Service Payments; (d) to payment of monthly cash expenses pursuant to the annual budget approved by the beneficiary; (e) to payment of extraordinary, unbudgeted operating or capital expenses approved by the beneficiary, if any; (f) to payments to be applied against the outstanding principal of the loan until such principal amount is paid in full; (g) to payments of Ritz Accrued Interest; and (h) to payments of any other amounts due under the Loan Documents. Any excess amounts shall be paid to the Ritz Borrower.

   Event of Default. The occurrence of any of the following constitutes an "Event of Default" under the Ritz Deed of Trust: (a) failure to make any payment of interest or principal on the Ritz Note when due, or failure to pay the principal balance of the Ritz Note when due; (b) failure to pay any other amount payable pursuant to the Ritz Deed of Trust or the Ritz Note when due and payable, with such failure continuing for 10 days after the beneficiary delivers written notice thereof to the Ritz Borrower; (c) failure to keep in force the insurance required under the Ritz Deed of Trust to be maintained or failure to comply with any other covenant related to insurance requirements, with such failure continuing for 5 business days after the beneficiary delivers written notice thereof to the Ritz Borrower; (d) failure to comply with certain Ritz Deed of Trust covenants which require the Ritz Borrower to keep the Ritz Property free of liens and encumbrances (with such default continuing for 5 business days after beneficiary delivers written notice thereof to the Ritz Borrower), and those certain Ritz Deed of Trust convenants which, with limited exceptions, prohibit the sale of the Ritz Property, the incurrence of additional debt by the Ritz Borrower or transfers of interests in the Ritz Borrower; (e) any attempt by the Ritz Borrower to assign its rights under the Ritz Deed of Trust; (f) any other default in the performance or payment, or breach, of any material covenant, warranty, representation or agreement set forth in the documents which evidence the Ritz Loan, with such default continuing for 30 business days, and any applicable extension period, after beneficiary delivers written notice thereof to the Ritz Borrower; and (g) the occurrence of certain bankruptcy events.

   If the Ritz Borrower defaults in the payment of any Ritz Debt Service Payment on the Payment Date then the Ritz Borrower shall pay to the beneficiary a late payment charge in an amount equal to five percent (5%) of the amount of the installment not paid. If the Ritz Borrower defaults in the payment of any Ritz Debt Service Payment on the Payment Date due, or defaults in any other manner so as to constitute an Event of Default, then the beneficiary at its option and without further notice to the Ritz Borrower may declare the entire unpaid amount of principal with interest at the Default Rate together with all other sums due, if any, due and payable immediately.

   Prepayment. Voluntary prepayment of the principal of the Ritz Note is prohibited at any time prior to the 90-day period prior to the Ritz Effective Maturity Date, at which time the Ritz Borrower may prepay the Ritz Note in whole or in part on any Payment Date without payment of any prepayment premium.

   Payments made following an Event of Default under the Ritz Deed of Trust or an acceleration by the beneficiary shall be deemed to be voluntary and shall be subject to a prepayment premium (the "Ritz Yield Maintenance Premium") equal to the product of (i) a fraction whose numerator is an amount equal to the portion of the principal balance being prepaid and whose denominator is the entire outstanding principal balance on the date of such prepayment, multiplied by (ii) an amount equal to the remainder obtained by subtracting (x) an amount equal to the entire outstanding principle balance as of the date of such prepayment from (y) the present value as of the date of such prepayment of the remaining scheduled payments of principle and interest (including any final installment of principle payment on the Ritz Effective Maturity Date) determined by discounting such payments at a discount rate equal to the Ritz Discount Rate. The "Ritz Discount Rate" means the rate which, when compounded monthly, equals the yield, as of the date of prepayment, calculated by linear interpolation of the yields of noncallable U.S. Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the date of the prepayment to the Ritz Effective Maturity Date.

   No Ritz Yield Maintenance Premium or other premium or penalty is required to be paid in connection with any prepayment resulting from the application of insurance or condemnation proceeds to repayment of the Ritz Loan in accordance with the requirements of the Ritz Deed of Trust.

   Defeasance. For the purposes of this section, "Defeasance Collateral" shall mean obligations or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, or the obligations of which are backed by the full faith and credit of the United States of America, the ownership of which will not cause the beneficiary to be an investment company under the Investment Company Act of 1940, included as collateral under the Ritz Loan. For the purposes of this section, the "Defeasance Collateral Requirement" shall mean an amount sufficient to pay the Ritz Loan, and sufficient to pay scheduled interest and principal payments through and including the Ritz Effective Maturity Date.

   The Ritz Borrower shall be entitled to defease the Ritz Property on any Payment Date from and after the earlier of (x) the third anniversary of the Origination Date and (y) the second anniversary of the Delivery Date, in connection with the delivery of Defeasance Collateral, provided that: (i) the Ritz Borrower shall have delivered Defeasance Collateral in such amount as shall satisfy the Defeasance Collateral Requirement with respect to the Ritz Property; (ii) the Ritz Borrower shall have granted a first priority security interest in the Defeasance Collateral and all proceeds; (iii) the Ritz Borrower shall have delivered a certificate of an officer of the Ritz Borrower (an "Officer's Certificate") dated the day of delivery of the Defeasance Collateral (a) setting forth the aggregate face amount or the unpaid principal amount, interest rate and maturity date of all the Defeasance Collateral, accompanied with a copy of the transaction journal, if any, and (b) stating that the Ritz Borrower owns the Defeasance Collateral free and clear of any encumbrances, that the Defeasance Collateral consists solely of eligible investments as defined in the Deed of Trust, that the Defeasance Collateral satisfies the Defeasance Collateral Requirement, and that such defeasance shall not give rise to an Event of Default; (iv) the Ritz Borrower shall have delivered to beneficiary the opinions of counsel with respect to beneficiary's interest in the Defeasance Collateral, as well as a tax opinion and a nondisqualification opinion required under the Ritz Deed of Trust upon a defeasance of the lien;
(v) the beneficiary shall have received from the Rating Agencies written affirmation that the credit ratings of the securities secured in part by a pledge of the Ritz Note as of the date of such defeasance will not be qualified, downgraded or withdrawn as a result of such defeasance.

   Lockbox and Reserves. Pursuant to the terms of a cash collateral account security, pledge and assignment agreement (the "Ritz Cash Collateral Agreement"), the Ritz Borrower has established with name of LaSalle National Bank (the "Ritz Agent Bank"), as agent for the beneficiary, as secured party, a cash collateral account (the "Ritz Operating Account"). The Ritz Borrower has delivered irrevocable written instructions to the Ritz Manager directing the Ritz Manager to deposit by wire transfer to the Operating Account, all amounts due and payable to the Ritz Borrower, pursuant to the Ritz Management Ritz Agreement or otherwise, deriving from the Ritz Property.

   Provided that (i) no Event of Default shall have occurred and be continuing under the Loan Documents, (ii) the Ritz Borrower shall have delivered to the Ritz Agent Bank and the beneficiary a certificate of an officer of the Ritz Borrower's managing member certifying that (A) no Event of Default has occurred and is then continuing and (B) there are no trade payables more than 60 days past due, unless the same are being contested by the Ritz Borrower in good faith, and (C) the Ritz Borrower shall have delivered instructions to the Ritz Agent Bank to transfer from the Ritz Operating Account to the Ritz Deed of Trust Escrow Account, an amount equal to 125% of any amounts being contested in connection with any payables exceeding $250,000 in the aggregate, and (iii) all amounts required to have been reserved by the Ritz Manager have been so reserved, then the Ritz Borrower may, at any time, instruct the Ritz Agent Bank to transfer amounts from the the Ritz Operating Account to such account or accounts of the Ritz Borrower as the Ritz Borrower may direct.

   In accordance with the Ritz Deed of Trust and pursuant to that certain letter agreement dated as of November 24, 1997, between the Ritz Borrower and the Ritz Manager, the Ritz Borrower and the Ritz Manager have established three (3) segregated accounts with Nationsbank, NA, specifically, the Ritz Deed of Trust Escrow Account, the Ritz FF&E Reserve Account and the Ritz Interest Escrow Account. (See "--Property Management").

   Pursuant to the terms of the Ritz Deed of Trust, the Ritz Borrower has pledged to the beneficiary a security interest in the Ritz Accounts. Pursuant to the Ritz Cash Collateral Agreement, the Ritz Borrower has pledged to the beneficiary a security interest in the Ritz Operating Account.

   Transfer of Properties and Interest in Borrower; Encumbrances; Other Debt. The Ritz Borrower is generally prohibited from transferring or encumbering the Ritz Property. The Ritz Borrower has the right to sell the whole of its interest in the Ritz Property provided that (a) the Ritz Borrower shall have caused to be delivered to the beneficiary a written affirmation from applicable rating agencies that the securities secured by a pledge of the Ritz Note shall not be qualified, downgraded or withdrawn as a result of such sale, (b) the purchaser is a single purpose entity controlled by a Permitted Owner (as defined below), and (c) the Ritz Property shall be managed by a Qualifying Manager (as defined below). A "Qualifying Manager" means a manager which is (1) an approved hotel operating company which manages at least five First Class hotels with a minimum of 2500 rooms in the aggregate, (2) the Ritz Manager or its affiliate, or (3) The Ritz-Carlton Hotel Company, L.L.C. or its affiliate. A "Permitted Owner" means (1) any entity as to which a rating agency confirmation would be issued, (2) Maritz, Wolff & Co., Hotel Equity Fund 1, L.P., Hotel Capital Partners, L.P. or any of their affiliates, (3) any person with hotel assets of at least $100,000,000 exclusive of the Ritz Property, and (4) any pension fund or separate account or investment vehicle established by such entity or any publicly traded real estate investment trust or corporation which owns hotel assets of at least $100,000,000 exclusive of the Ritz Property.

   The Ritz Borrower is permitted to transfer or dispose of building equipment which is being replaced or which is no longer necessary in connection with the operation of the Ritz Property provided that such transfer or disposal will not materially adversely affect the value of the Ritz Property taken as a whole. The Ritz Borrower may, (provided that no such transfer shall materially impair the utility or operation of the Ritz Property taken as a whole) without the beneficiary's consent: (i) make immaterial transfers of portions of the Ritz Property to governmental authorities for dedication or public use or portions of thereof to third parties for the purpose of erecting and operating additional structures whose use is integrated with the use of the Ritz Property and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for utilities.

   With limited exceptions, the Ritz Deed of Trust prohibits the transfer of any interest in the Ritz Borrower without the prior written consent of the beneficiary. The beneficiary's consent is not required for a transfer or direct or indirect beneficial interests in the Ritz Borrower provided that:
(i) after giving effect to such transfer, (A) in the case of a transfer which results in a 49% or greater change in beneficial ownership of the Ritz Borrower to a single beneficial owner, or any transfer of the interest of the general partner, a written confirmation from each of the Rating Agencies shall be delivered to the beneficiary that such Rating Agencies will not downgrade, qualify or withdraw the then current ratings of the securities secured by a pledge of the Ritz Note as a result of such transfer, and (B)
(1) the Ritz Borrower remains a single purpose entity, (2) the Ritz Borrower is controlled by a Permitted Owner, (3) any transferee of such (x) direct interest in the Ritz Borrower or (y) indirect interest in the Ritz Borrower if such transferee is to own any general partnership interest in the entity which owns any general partnership interest in the Ritz Borrower, shall be a single purpose entity and (4) a Qualifying Manager manages the Ritz Property, and (ii) no Event of Default has occurred and is continuing. If 10% or more of direct beneficial interests in the Ritz Borrower are transferred, or if any transfer shall result in any one person or group of affiliates acquiring more than a 49% interest or shall result in any transfer of the interest of the general partner of the Ritz Borrower, the Ritz Borrower shall deliver to the rating Agencies and beneficiary (a) a non-consolidation opinion of counsel and (b) an Officer's Certificate certifying that such transfer is not an Event of Default.

   The Ritz Borrower is not permitted to incur any additional indebtedness other than: (i) the Ritz Note and the other obligations, indebtedness and liabilities provided for in any Loan Document evidencing or securing the Ritz Loan; (ii) unsecured indebtedness for trade payables, provided that such amounts are paid within 60 days of the date incurred unless the Ritz Borrower is in good faith contesting its obligation to pay such indebtedness in a manner satisfactory to the beneficiary; (iii) unsecured indebtedness not to exceed 3% of the aggregate amount of the Ritz Loan, provided that such indebtedness is subordinated in all respects to the Ritz Loan and the provisions relating thereto be satisfactory to beneficiary; and (iv) amounts loaned by the Ritz Manager to the Ritz Borrower as "operator loans," but only to the extent provided for in the Ritz Management Agreement.

   Insurance. The Ritz Borrower is required to maintain for the Ritz Property
(a) loss and damage by fire and all other casualties on or to the improvements, the building equipment and any personal property as are included in the form of casualty insurance commonly referred to as "extended coverage" (including without limitation, windstorm, explosion and such other risks as are typically insured against by owners of like properties in the St. Louis area, including earthquake coverage to the extent available at commercially reasonable extent customarily obtained for similar properties operated by hotel managers in the St. Louis area) in no event less than 100% of full replacement cost and in no event less than the amount required to prevent the Ritz Borrower from becoming a co-insurer within the terms of the applicable policies, (b) comprehensive public liability insurance on an "occurrence basis" against claims for personal injury, including, without limitation, bodily injury, death or property damage occurring on, in or about the Ritz Property with a combined single limit of not less than $2,000,000 per occurrence and with an aggregate limit of not less than $23,000,000, or such greater amounts as may from time to time be required by institutional lenders on similar loans secured by properties similar to the Ritz Property,
(c) business interruption and/or "loss of rental value" insurance to cover the loss of at least 24 months income, (d) flood insurance, if any improvement on the Ritz Property is located within an area designated as "flood prone" or a "special flood hazard area", (e) broad-form boiler and machinery insurance and insurance against loss of occupancy or use arising from any related breakdown in such amounts as are generally available at a commercially reasonable premium and are generally required by institutional lenders for properties comparable to the Ritz Property, (f) during the performance of any material construction or renovations on or about the Ritz Property, broad form builder's risk insurance on an all-risk, completed value basis, (g) statutory workers' compensation insurance, and (h) at the beneficiary's reasonable request, such other insurance against loss or damage of the kind customarily insured against and in such amounts as are generally required by institutional lenders for comparable properties.



   Any such insurance may be effected under a blanket policy so long as any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Ritz Property and any sublimit in such blanket policy applicable to the Ritz Property, which amounts may not be less than the amounts required pursuant to, and which must in any case comply in all other respects with the requirements of, the Ritz Loan. All insurance policies, with the exception of workers' compensation, are required to name the beneficiary as an additional named insured, to provide that all proceeds (except with respect to proceeds of general liability and workers' compensation insurance) be payable to the beneficiary except as described below under "--Condemnation and Casualty" and to contain: (i) an endorsement naming the beneficiary (and the trustees) as additional insureds or loss payees, as applicable as their respective interests shall appear; (ii) an endorsement providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by the Ritz Borrower, the beneficiary or any of other named insured, additional insured or loss payee, except for willful misconduct of the beneficiary knowingly in violation of the conditions of such policy; (iii) a provision that such policies shall not be cancelled, terminated or expired without at least 30 days prior written notice to the beneficiary, in each instance; (iv) a waiver of subrogation endorsement in favor of beneficiary; and (v) a provision permitting beneficiary to pay the premiums and continue any insurance upon failure of the Ritz Borrower to pay the premium when due. The Ritz Deed of Trust requires the Ritz Borrower to obtain the insurance described in clauses (a), (b), (c), (e), (f) and (g) above from insurance carriers having claims paying abilities rated not less than "AA" by S&P. The Ritz Deed of Trust permits the insurance to be provided under clause (g) to be provided by a state approved and regulated employer's self-insurance fund if the State of Missouri so permits. All other primary insurance coverage required by the Ritz Deed of Trust shall be provided by one or more insurers having a rating of not less than "A" by Alfred M. Best Company, Inc. with a financial size category of not less than X.



   Condemnation and Casualty. The Ritz Borrower is required to notify the beneficiary in writing promptly upon obtaining knowledge of (1) the institution of any condemnation proceedings, or (2) the occurrence of any damage or destruction to all or any part of the Ritz Property the restoration of which is estimated by the Ritz Borrower to cost more than 5% of the Ritz Loan amount (the "Ritz Threshold Amount"). In addition, the Ritz Borrower is obligated to include with the notice of any casualty, damage, injury or condemnation, the restoration of which is estimated by the Ritz Borrower to cost more than the Ritz Threshold Amount, (or to forward as soon thereafter as possible) an estimate of the cost of repairing or restoring such casualty, damage, injury or condemnation in reasonable detail.

   Following a casualty or condemnation of the Ritz Property, any insurance and condemnation proceeds will be applied (after payment of the beneficiary's reasonable expenses of collection thereof) to amounts due under the Ritz Loan and the prepayment of the principal amount outstanding thereon, if: (i) the proceeds equal or exceed the outstanding principal balance of the Ritz Loan, or (ii) any Event of Default has occurred or is continuing, or (iii) a Ritz Total Loss (as defined herein) has occurred, or (iv) the work of restoration cannot be completed before the earlier of (a) the date which is six months before the Ritz Maturity Date or (b) the date on which the business interruption insurance expires, or (v) the Ritz Property is not capable of being restored substantially to its condition prior to the casualty or condemnation, or (vi) the Ritz Borrower is unable to demonstrate to the beneficiary's reasonable satisfaction its continuing ability to pay the Ritz Loan. In the event that proceeds do not exceed the Ritz Threshold Amount, such proceeds are to be paid directly to the Ritz Borrower to be applied to restoration of the Ritz Property. The Ritz Borrower may settle any insurance claim with respect to proceeds which do not exceed the Threshold Amount. All other insurance claims shall be settled by the beneficiary.

   A "Ritz Total Loss" means (x) a casualty, damage or destruction of the Ritz Property, the cost of restoration of which would exceed 50% of the outstanding principal balance of the Ritz Loan, or (y) a permanent taking of 25% or more of the hotel guest rooms on the Ritz Property or so much of the Ritz Property, in either case, such that it would be impracticable, in beneficiary's reasonable discretion, even after restoration, to operate the Ritz Property as an economically viable whole.

   In the event of (i) a Ritz Total Loss resulting from casualty, damage or destruction, if either (A) the cost to repair the Ritz Property would exceed the Ritz Threshold Amount and the restoration of the Ritz Property cannot reasonably be completed before the date which is the later to occur of the date of expiration of any business interruption insurance or the date of expiration of any letter of credit posted in lieu thereof or in addition thereto and under such circumstances the Ritz Borrower is not required under any tenant lease to make the proceeds available to restore the Ritz Property or (B) the beneficiary elects not to make such proceeds available to the Ritz Borrower for the restoration of the Ritz Property, or (ii) a Ritz Total Loss resulting from a condemnation, then the Ritz Borrower must prepay the Ritz Loan to the extent of the casualty or condemnation proceeds received, up to an amount equal to the outstanding principal thereon (without prepayment premium or penalty).

   Upon an Event of Default or in the event the proceeds are required to be paid to the beneficiary, any such proceeds paid to the beneficiary shall be applied first toward reimbursement of the beneficiary's reasonable costs and expenses actually incurred in connection with recovery of the proceeds and disbursement of the proceeds.

   In the event that the casualty and condemnation proceeds (other than business interruption insurance proceeds) are in excess of the Ritz Threshold Amount and are not required to be applied to the payment or prepayment of the Ritz Loan as described above, then the beneficiary is obligated to make all casualty and condemnation proceeds (other than business interruption insurance proceeds) available to the Ritz Borrower or the applicable tenant for payment or reimbursement of the costs and expenses of the repair, restoration and rebuilding of the Ritz Property if, (i) at the time of the loss or damage or at any time thereafter while the Ritz Borrower is holding any portion of the proceeds, there is no continuing Event of Default, (ii) in the case that the cost of the work exceeds the proceeds, the Ritz Borrower, at its option, either deposits with or delivers to the beneficiary (and promptly following any such deposit or delivery, provides written notice of same to the Rating Agencies) (A) cash and cash equivalents, (B) a letter or letters of credit in an amount equal to the estimated cost of the work less the proceeds available or (C) such other evidence of the Ritz Borrower's ability to meet such excess costs as is reasonably satisfactory to the beneficiary and the Rating Agencies, and (iii) the beneficiary shall be furnished with an estimate of the cost of the work accompanied by an independent architect's certification as to the costs and appropriate plans and specifications of the work.

   Approval Rights. Under the Ritz Loan, for each calendar year commencing after the Ritz Effective Maturity Date, the Ritz Borrower is required to submit to the beneficiary, for the beneficiary's written approval, an annual budget not later than 60 days prior to the commencement of such calendar year. In the event that the Ritz Borrower must incur an extraordinary operating expense or a capital expense not set forth in the approved annual budget, it is required to deliver promptly to the beneficiary, for the beneficiary's approval, a reasonably detailed explanation of such proposed expense.

   Financial Reporting. The Ritz Borrower is required to furnish to the beneficiary: (a) annually within 100 days after the end of each calendar year, a copy of its year-end financial statement audited by an independent accountant reasonably acceptable to the beneficiary in accordance with the Uniform System of Account for Hotels (Eighth, or most recent Edition); (b) quarterly within 45 days after each calendar quarter (except the fourth quarter of any calendar year), quarterly unaudited financial statements prepared in accordance with the Uniform System of Account for Hotels (Eighth, or most recent, Edition); (c) annually within 45 days after each calendar year, a summary of all capital expenditures made at the Ritz Property during the prior 12-month period; and (d) as soon as practicable, such further information regarding the Ritz Property as the beneficiary or the Rating Agencies may reasonably request in writing. Concurrently with delivery of the financial statements to the beneficiary, the Ritz Borrower is required to provide a copy of the foregoing items to the Rating Agencies. The Ritz Borrower is also required to provide the beneficiary with updated information concerning the tax and insurance costs for the next succeeding calendar year prior to the termination of each calendar year.

FOUR SEASONS HOTEL, AUSTIN, TX




                               LOAN INFORMATION

                                  ORIGINAL    DECEMBER 1, 1997
                                 -----------  ----------------
PRINCIPAL BALANCE:               $45,150,000    $45,150,000

ORIGINATION DATE:                November 24, 1997

ANTICIPATED REPAYMENT
DATE ("ARD"):                    December 1, 2007

MATURITY DATE:                   December 1, 2022

INTEREST RATE:                   7.188%

AMORTIZATION:                    25 years

HYPERAMORTIZATION:               Subsequent to December 1, 2007, the interest
                                 rate will increase to the greater of 9.188%
                                 or 200 basis points plus the interpolated
                                 UST rate with a term approximating the
                                 period from the ARD to the Maturity Date
                                 (the "Revised Interest Rate"). Additionally,
                                 all excess cash flow will be captured under
                                 the terms of the Cash Collateral Agreement
                                 and applied to the outstanding principal
                                 balance of the Note. Interest due under the
                                 Revised Interest Rate above that which is
                                 due under the Initial Interest Rate will be
                                 payable subsequent to the payment of
                                 principal. Any interest due under the Note
                                 but not paid will be accrued.
PREPAYMENT TERMS/
DEFEASANCE/
RELEASE PROVISIONS:              The loan is not prepayable prior to the date
                                 90 days prior to the ARD. Subsequent to this date, prepayment in full or in part, is permitted without penalty. Subsequent to the third anniversary of the Origination Date or the second anniversary of the Delivery Date, defeasance will be permitted upon the delivery of appropriate defeasance collateral.

THE BORROWER:                    The borrowing entity, HEF 1 -- AUS No.2,
                                 L.P., as well as its general partner, is organized as a special-purpose, bankruptcy-remote entity.

LIEN POSITION:                   First mortgage lien on the Four Seasons
                                 Hotel in Austin, TX.

CROSS-COLLATERALIZATION/
DEFAULT:                         No

                             PROPERTY INFORMATION

PROPERTY TYPE:                   Hotel

OCCUPANCY:                       1995     1996     TTM
                                 -----    -----    ----
                                 79.4%     76.5%    81.9%

ADR:                             $145.92   $158.16   $167.10

REVPAR:                          $115.86   $120.99   $136.85

ROOMS:                           291

YEAR BUILT:                      1986

THE COLLATERAL:                  The Four Seasons Hotel, a full-service hotel
                                 in Austin, TX.
PROPERTY
MANAGEMENT:                      Four Seasons Hotels Limited

1996 NET
OPERATING INCOME:                $4,670,912

UNDERWRITTEN
CASHFLOW:                        $6,165,740

APPRAISED VALUE:                 $60,200,000

APPRAISED BY:                    PKF Consulting

APPRAISAL DATE:                  October 1, 1997

LTV AS OF 12/1/97:               75.0%

ANNUAL DEBT
SERVICE:                         $3,930,910

DSC:                             1.57x

LOAN/ROOM AS OF 12/1/97:         $155,155

FOUR SEASONS HOTEL, AUSTIN LOAN: THE BORROWER; THE PROPERTY

   The Loan. The loan (the "Austin Loan") was originated by Midland Loan Services, L.P. on November 24, 1997 (the "Origination Date") and acquired simultaneously therewith by Merrill Lynch Mortgage Capital Inc. The Austin Loan had a principal balance at origination of $45,150,000. It is evidenced by a deed of trust note (the "Austin Note") and secured by, among other things, a deed of trust (the "Austin Deed of Trust") encumbering a hotel in Austin, Texas commonly known as the Four Seasons Hotel Austin (the "Austin Property").

   The Borrower. The borrower under the Austin Loan is HEF I-AUS No. 2, L.P., a special-purpose Texas limited partnership (the "Austin Borrower"). The limited partnership agreement of the Austin Borrower provides that its purpose and business is limited to owning, managing, developing, operating, maintaining, financing and otherwise using, and as necessary improving, the Austin Property. The Austin Borrower owns no material asset other than the Austin Property and related interests. The general partner of Austin Borrower is AUS GP, L.L.C., a special-purpose Texas limited liability corporation. The sole managing member of AUS GP, L.L.C. is AUS SPE Corp., a special-purpose Delaware corporation.

   The Property. The Austin Property is comprised of all of the Austin Borrower's right, title and interest in and to the fee simple estate in one parcel and non-exclusive easement estate in a parcel adjacent thereto pursuant to a certain Amended and Restated Unified Development Declaration dated as of September 23, 1991 made by Town Lake Center Corp., a Delaware corporation. The Four Seasons Hotel, Austin is a multi-story, 291-room luxury hotel comprised of approximately three acres of land in Austin, Texas. It has been rated "Triple A, Four Diamond" by the American Automobile Association and has also received Mobil Travel Guide's prestigious 4 Star Award. It features 18,021 square feet of meeting and banquet spaces, one restaurant, one cafe, a fully staffed health club, a heated, outdoor pool and a sauna. The Four Seasons Hotel, Austin was built in 1986. The individual rooms are each independently heated and cooled by a thermostat controlled, three speed air handler.

   For the twelve month period ended September 30, 1997, the average occupancy rate for the Four Seasons Hotel, Austin was approximately 81.9% and the average daily room rate (the "ADR") was approximately $167.10. As of October 1, 1997, the appraised value of the Four Seasons Hotel, Austin was approximately $60,200,000.



   The San Jacinto Center is a mixed-use development containing the subject hotel, 380,000 square feet of Class A office space, 40,000 square feet of specialty retail shops and restaurants, and common underground parking for 350 cars. A parcel of land adjacent to the north and east of the subject hotel improvements was originally planned as the site of an office building that would be a mirror image of the Class A building located to the north and west of the hotel. An entity related to the Austin Borrower owns the land, and is holding it for future development. It is currently utilized for above ground parking.



   The tract originally improved with the hotel contains approximately three acres and is rectangular in shape. It has frontage along the Austin Greenbelt, which is part of Town Lake and the Colorado River. The parking lot parcel (0.922 acres) is adjacent to the north and east. The site is at grade level, slightly sloping toward the lake on the south side.

   Location/Access. The hotel is located at 98 San Jacinto Boulevard in downtown Austin, across Cesar Chavez Boulevard from the new Austin Convention Center and within a short walk of all major downtown office and government buildings and tourist attractions. It is also approximately three blocks from the Congress Street Bridge, which houses the largest concentration of bats in North America. The nightly exodus of the bats to consume billions of mosquitoes is a popular tourist attraction. The hotel's views of Town Lake and its location on the hike and bike trail, make the Four Seasons, Austin a gathering point for many locals as well as hotel guests. The Four Seasons, Austin is well-located with respect to attracting convention group, individual commercial, and tourist demand, given its location and proximity to local businesses, views of Town Lake, the Convention Center and area attractions. It is within walking distance of most demand generators and area amenities. Restaurants and retail are easily available nearby.

    Access to the Four Seasons Austin Hotel is considered to be very good, and is available via Cesar Chavez Boulevard, the southernmost street of the Austin central business district, and via San Jacinto Boulevard, a major downtown artery running north-south. The hotel is three blocks west of Interstate 35, which allows easy access from all points in the city.

   The Austin Property is visible from across Town Lake and from an approximate two block radius. As the Austin Property is located at the southernmost part of the central business district, visibility is obscured due to the number of high-rise buildings, and it is not easily visible from Interstate 35. However, the Four Seasons Hotel Austin's market orientation is such that visibility is not a key factor; rather the hotel is designed to be secluded and protected to some degree from heavy traffic, in order to allow some privacy and shelter to its guests.

   Market Overview. According to an appraisal by PKF Consulting, the Austin metropolitan area contains approximately 151 hotels and motels of varying quality, with approximately 17,870 available rooms. At year-end 1996, the market had an occupancy of 73.5% with an ADR of approximately $73.50. The area experienced explosive growth in the number of available hotel rooms between 1994 and 1996, the majority of which were in the limited service sector. As a result, occupancies have been negatively affected as the market continues to absorb the new supply. Capacity constraints still exist during peak periods, however, and this has put upward pressure on average daily rates. In the central business district, there was little or no growth in the hotel rooms supply, in part because downtown occupancies did not justify new development. The central business district market is expected to continue to strengthen, especially if the proposed expansion to the Convention Center is approved. The Stephen F. Austin hotel, an Austin landmark which has been closed for several years, is expected to be renovated and re-open within the next two years.

   The Austin hotel market experiences greater demand in odd years, when the State Legislature is in session. This explains the drop in market occupancy in 1996, and the subsequent recovery being experienced year-to-date in 1997. Average daily rate growth is strongest in the central business district market, at 6.4% year-to-date. More impressive, however, is the 10.3% growth in RevPAR that the central business district market is currently enjoying.

   Competition. Four properties which have been identified as being in the area of the Four Seasons Hotel Austin and which may be competitive therewith are: a 365 room Marriott at the Capitol which opened in 1986, a 446 room Hyatt Regency Austin which opened in 1982 and is the oldest hotel in the competitive supply, a 304 room Omni Austin Center which opened in 1986, and the Omni Southpark, a 313 room hotel that opened in 1985.

   Environmental Report. A Phase I environmental site assessment, dated October 16, 1997, on the Four Seasons Austin Hotel did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment.

   Engineering Report. A Hotel Condition Report was completed on the Four Seasons Austin Hotel on October 7, 1997 by a third party due diligence firm. The Hotel Condition Report concluded that the Four Seasons, Austin Hotel was in good condition and identified no deferred maintenance requirements.

   Property Management. The Four Seasons Hotel Austin is operated by Four Seasons Hotels Limited (the "Austin Manager"), an Ontario corporation, pursuant to a certain hotel management agreement dated as of November 17, 1994, by and between Austin Borrower and Austin Manager (the "Austin Management Agreement"). The Austin Manager's initial term expires on December 31, 2004, but the Austin Manager has a right to extend the term of the Austin Management Agreement for an additional ten fiscal years so long as the hotel achieves an average net operating income for the fiscal years ending December 31, 2002 through 2004, inclusive, in a specified target amount which is below the amount of net operating income over the past two full fiscal years in which the present Austin Management Agreement has been in effect and provided that the Austin Manager has not been required to make certain payments to Austin Borrower in certain preceding years because of a failure of the hotel to meet specified performance standards. Austin Borrower expects that the Austin Manager will meet such tests and have the right to extend the term of the Austin Management Agreement beyond December 31, 2004 and investors should assume that the Austin Manager will have such right to extend.

   Under the Austin Management Agreement, the Austin Manager is entitled to a base management fee equal to the sum of 3% of gross room revenue plus 1% of other hotel revenue. The base management fee is subject to deferral in the event the hotel does not meet stipulated levels of net operating income.

   Pursuant to the Austin Management Agreement, bank accounts have been established and maintained by the Austin Manager in connection with the operation of the Austin Property, and all funds derived from the operation of the Austin Property have been and shall be deposited therein. The Austin Borrower and the Austin Manager have agreed to establish a segregated account for the replacement and renewal of furniture, fixtures and equipment (the "Austin FF&E Reserve Account") into which Austin Manager shall fund, on a monthly basis, an amount equal to 4% of monthly operating income. The Austin Borrower and the Austin Manager have agreed to establish a segregated account for the payment of interest and principal due on the Austin Note (the "Austin Interest Escrow Account") into which Austin Manager shall deposit, on a monthly basis, the principal and interest due on the Austin Note on the next Payment Date. The Austin Borrower and the Austin Manager have agreed to establish a segregated account for the payment of tax and insurance premiums (the "Austin Deed of Trust Escrow Account") into which the Austin Manager shall deposit, on a monthly basis, one twelfth of the annual insurance premiums for insurance being maintained by Austin Borrower and one twelfth of the annual taxes and assessments which shall become due and payable. The Austin FF&E Reserve Account, the Austin Interest Escrow Account and the Austin Deed of Trust Escrow Account are herein collectively referred to as the "Austin Accounts".

   Pursuant to a subordination, nondisturbance and attornment agreement (the "Austin Subordination Agreement") executed with respect to the Austin Management Agreement by the Austin Manager and the Austin Borrower in favor of the holder of the Austin Loan (the "beneficiary"), the Austin Manager has agreed (i) to subordinate its rights under the Austin Management Agreement to the lien of the Austin Deed of Trust; (ii) to make all payments to the Austin Agent Bank (as hereinafter defined) which otherwise would have been payable to Austin Borrower as more particularly set forth in the Austin Cash Collateral Agreement (as defined under "Lockbox and Reserves"); (iii) to make all deposits of funds into escrow for the payment of taxes and insurance and reserve deposits for replacements or improvements to the Austin Property provided sufficient funds shall be available for the Austin Manager to operate the Austin Property as set forth in the Austin Management Agreement and to assign all accounts and funds in such accounts to beneficiary or its designee to secure payment of the obligations of the Austin Borrower under the Austin Deed of Trust; (iv) upon foreclosure or other enforcement proceedings, to attorn to and be bound to a transferee of the Austin Borrower with the same force and effect as if the transferee was the "owner" under the Austin Management Agreement; (v) to limit the obligations of any transferee succeeding to the interest of the Austin Borrower under the Austin Management Agreement such that transferee shall (a) be subject only to the obligations arising during such period during which such transferee was the actual "owner" under the Austin Management Agreement, (b) not be subject to any offset or counterclaim which the Austin Manager might otherwise be entitled to assert against the transferee on account of any obligation of the Austin Borrower, (c) if the beneficiary is the transferee, the beneficiary shall not have any obligation to provide funds (other than to the extent of all applicable insurance deductibles not exceeding $100,000) except in accordance with the last annual plan approved by the Austin Borrower prior to the transfer, (d) if the beneficiary is the transferee, the beneficiary shall not have any obligation to provide funds to repair or rebuild any improvements at the Austin Property after damage or destruction or termination fees payable in conjunction therewith, (e) if the beneficiary is the transferee, the beneficiary shall not be obligated to repair or rebuild any of the improvements at the Austin Property (other than to the extent of all applicable insurance deductibles not exceeding $100,000) upon any damage or destruction thereof, unless the insurance proceeds payable with respect to such loss are sufficient to fully pay the cost of such repair or rebuilding,
(f) not be bound by any previous modification of the Austin Management Agreement made without the beneficiary's prior written consent; and (vi) to give prompt written notice to the beneficiary of any default by the Austin Borrower under the

 Austin Management Agreement which would entitle the Austin Manager to terminate such agreement, and termination thereof shall not be effective unless the beneficiary has received notice thereof and failed to cure such default within the requisite cure period. The Austin Subordination Agreement provides that, if a nonmonetary default is of such a nature that it cannot be cured by the beneficiary, then the beneficiary may, at its option, immediately succeed to the interest of the Austin Borrower under the Austin Management Agreement. If the Austin Management Agreement is otherwise terminated by reason of a default by the Austin Borrower the Austin Manager and the beneficiary shall each be entitled to cause the other to enter into a new management agreement upon the same terms set forth in the Austin Management Agreement.

             UNDERWRITTEN CASHFLOW -- FOUR SEASONS HOTEL, AUSTIN




                                                 1996    UNDERWRITTEN
                                                ACTUAL     CASHFLOW
                                                ------     --------
INCOME:
 Room Department ........................... $12,893,700 $14,528,200
 Food & Beverage Department ................   7,522,100 $ 8,694,100
 Other Department ..........................   1,721,400 $ 1,944,200
                                             ----------- -----------
GROSS INCOME: .............................. $22,137,200 $25,166,500
                                             =========== ===========
ALLOCATED EXPENSES
 Room Department ...........................   3,342,200   3,637,600
 Food & Beverage Department ................   5,867,900   6,402,000
 Other Department ..........................   1,045,300   1,096,100
                                             ----------- -----------
TOTAL ALLOCATED EXPENSES.................... $10,255,400 $11,135,700
                                             ----------- -----------
DEPARTMENT PROFITS:......................... $11,881,800 $14,030,800
                                             =========== ===========
UNALLOCATED EXPENSES
Operating Expenses .........................
 Administration ............................   1,886,800   1,970,600
 Maintenance & Repairs .....................     959,100   1,058,600
 Energy ....................................     626,500     667,600
 Management Fee ............................     685,400     841,600(1)
 Marketing & Corp. Service Charge ..........   1,007,600   1,056,929
Fixed Expenses
 Taxes and Insurance .......................     923,000   1,029,100
 Rent & Miscellaneous ......................     237,000     234,000
 Reserve FF&E ..............................     885,488   1,006,660
                                             ----------- -----------
TOTAL UNALLOCATED EXPENSES.................. $ 7,210,888 $ 7,865,060
                                             ----------- -----------
NET OPERATING INCOME........................ $ 4,670,912 $ 6,165,740
                                             ----------- -----------
NET CASH FLOW............................... $ 4,670,912 $ 6,165,740
                                             =========== ===========
Average Occupancy...........................        76.5%       81.9%
Average Room Rate........................... $    158.16 $    167.10
Debt Service Coverage Ratio.................                    1.57x
Loan to Value...............................                    75.0%



------------

(1) Management Fee includes calculations for both an incentive fee and a base management fee.

FOUR SEASONS HOTEL, AUSTIN: THE LOAN

   Security. The Austin Loan is a nonrecourse loan, secured by a mortgage lien on the Austin Borrower's fee simple interest in one parcel of land and a non-exclusive easement estate interest in a parcel adjacent thereto, which together comprise the Austin Property, and certain other collateral relating thereto (including an assignment of leases, rents and security deposits, an assignment of certain agreements and the funds in certain accounts) (collectively with all other security documents referenced herein, the "Loan Documents"). The beneficiary is a named insured under the title insurance policy which insures, among other things, that the Austin Deed of Trust constitutes a valid and enforceable first lien on the Austin Property, subject to certain exceptions and exclusions from coverage set forth therein. Such insurance policy, the Austin Note, the Austin Deed of Trust and all other agreements and documents evidencing and securing the Austin Loan will be assigned to the Trust Fund.

   Payment Terms. The Austin Loan matures on December 1, 2022 ("the Austin Maturity Date") and bears interest (a) at a fixed rate per annum equal to 7.188% (the "Austin Initial Interest Rate") through but not including December 1, 2007 (the "Austin Effective Maturity Date") and (b) from and including the Austin Effective Maturity Date through and including the Austin Maturity Date, at a fixed rate per annum equal to the greater of (i) the Austin Initial Interest Rate plus 2% or (ii) the Austin Treasury Rate plus 2%. The "Austin Treasury Rate" means the yield, as of the Austin Effective Maturity Date, calculated by the linear interpolation of the yields of noncallable United States Treasury obligations with terms of ten (10) years. Any interest accrued after the Austin Effective Maturity Date at the excess of the Austin Revised Interest Rate over the Austin Initial Interest Rate shall be deferred and added to the outstanding indebtedness under the Austin Loan and shall, to the extent permitted by applicable law, earn interest at the Austin Revised Interest Rate (such accrued interest and interest thereon, the "Austin Accrued Interest"). Interest on the Austin Loan is calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable period.

   The payment date for the Austin Loan is the first business day of each month (each, a "Payment Date"), with no grace period for a default in the payment of scheduled principal or interest. Commencing on January 1, 1998, the Austin Loan requires 300 equal monthly payments of principal and interest of $327,575.81 (each, a "Austin Debt Service Payment"). Each Austin Debt Service Payment, due and payable on each Payment Date, shall be applied first to the interest at the Austin Initial Interest Rate and the remainder thereof to the reduction of principal. In the event of a default in payments, interest will accumulate thereon at the applicable interest rate plus five percent (5%) per annum (the "Default Rate"). On the Austin Loan Maturity Date, payment of the remaining unpaid balance of principal, if any, together with all interest accrued thereon and all other sums payable under the Austin Note or under the Loan Documents is required.

   Commencing with the Austin Effective Maturity Date, and continuing on each Payment Date thereafter, the Austin Borrower is required to apply 100% of rents and other revenues from the Austin Property to the following items in the following order of priority: (a) to payment of interest accruing at the Default Rate and late payment charges, if any; (b) to payment of required monthly escrows of taxes and insurance premiums; (c) to payment of the Austin Monthly Debt Service Payments; (d) to payment of monthly cash expenses pursuant to the annual budget approved by the beneficiary, (e) to payment of extraordinary, unbudgeted operating or capital expenses approved by the beneficiary, if any; (f) to payments to be applied against the outstanding principal of the loan until such principal amount is paid in full; (g) to payments of Austin Accrued Interest; and (h) to payments of any other amounts due under the Loan Documents. Any excess amounts shall be paid to the Austin Borrower.

   Event of Default. The occurrence of any of the following constitutes an "Event of Default" under the Austin Deed of Trust: (a) failure to make any payment of interest or principal on the Austin Note when due, or failure to pay the principal balance of the Austin Note when due; (b) failure to pay any other amount payable pursuant to the Austin Deed of Trust or the Austin Note when due and payable, with such failure continuing for 10 days after the beneficiary delivers written notice thereof to the Austin Borrower; (c) failure to keep in force the insurance required under the Austin Deed of Trust to be maintained or failure to comply with any other covenant related to insurance requirements, with such failure continuing for 5 business days after the beneficiary delivers written notice thereof to the Austin

 Borrower; (d) failure to comply with certain Austin Deed of Trust covenants which require the Austin Borrower to keep the Austin Property free of liens and encumbrances (with such default continuing for 5 business days after beneficiary delivers written notice thereof to the Austin Borrower), and those certain Austin Deed of Trust covenants which, with limited exceptions, prohibit the sale of the Austin Property, the incurrence of additional debt by the Austin Borrower or the transfer of interests in the Austin Borrower;
(e) any attempt by the Austin Borrower to assign its rights under the Austin Deed of Trust; (f) any other default in the performance or payment, or breach, of any material covenant, warranty, representation or agreement set forth in the documents which evidence the Austin Loan, with such default continuing for 30 business days, and any applicable extension period, after beneficiary delivers written notice thereof to the Austin Borrower; and (g) the occurrence of certain bankruptcy events.

   If the Austin Borrower defaults in the payment of any Austin Debt Service Payment on the Payment Date then the Austin Borrower shall pay to the beneficiary a late payment charge in an amount equal to five percent (5%) of the amount of the installment not paid. If the Austin Borrower defaults in the payment of any Austin Debt Service Payment on the Payment Date due, or defaults in any other manner so as to constitute an Event of Default, then the beneficiary at its option and without further notice to the Austin Borrower may declare the entire unpaid amount of principal with interest at the Default Rate together with all other sums due, if any, due and payable immediately.

   Prepayment. Voluntary prepayment of the principal of the Austin Note is prohibited at any time prior to the 90-day period prior to the Austin Effective Maturity Date, at which time the Austin Borrower may prepay the Austin Note in whole or in part on any Payment Date without payment of any prepayment premium.

   Payments made following an Event of Default under the Austin Deed of Trust or an acceleration by the beneficiary shall be deemed to be voluntary and shall be subject to a prepayment premium (the "Austin Yield Maintenance Premium") equal to the product of (i) a fraction whose numerator is an amount equal to the portion of the principal balance being prepaid and whose denominator is the entire outstanding principal balance on the date of such prepayment, multiplied by (ii) an amount equal to the remainder obtained by subtracting (x) an amount equal to the entire outstanding principle balance as of the date of such prepayment from (y) the present value as of the date of such prepayment of the remaining scheduled payments of principle and interest (including any final installment of principle payment on the Austin Effective Maturity Date) determined by discounting such payments at a discount rate equal to the Austin Discount Rate. The "Austin Discount Rate" means the rate which, when compounded monthly, equals the yield, as of the date of prepayment, calculated by linear interpolation of the yields of noncallable U.S. Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the date of the prepayment to the Austin Effective Maturity Date.

   No Austin Yield Maintenance Premium or other premium or penalty is required to be paid in connection with any prepayment resulting from the application of insurance or condemnation proceeds to repayment of the Austin Loan in accordance with the requirements of the Austin Deed of Trust.

   Defeasance. For the purposes of this section, "Defeasance Collateral" shall mean obligations or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, or the obligations of which are backed by the full faith and credit of the United States of America, the ownership of which will not cause the beneficiary to be an investment company under the Investment Company Act of 1940, included as collateral under the Austin Loan. For the purposes of this section, the "Defeasance Collateral Requirement" shall mean an amount sufficient to pay the Austin Loan, and sufficient to pay scheduled interest and principal payments through and including the Austin Effective Maturity Date.

   The Austin Borrower shall be entitled to defease the Austin Property on any Payment Date from and after the earlier of (x) the third anniversary of the Origination Date and (y) the second anniversary of the Delivery Date, in connection with the delivery of Defeasance Collateral, provided that: (i) the Austin Borrower shall have delivered Defeasance Collateral in such amount as shall satisfy the Defeasance Collateral Requirement with respect to the Austin Property; (ii) the Austin Borrower shall have granted a first priority security interest in the Defeasance Collateral and all proceeds; (iii) the Austin Borrower shall have delivered a certificate of an officer of the Austin Borrower (an "Officer's Certificate") dated the day of delivery of the Defeasance Collateral (a) setting forth the aggregate face amount or the unpaid principal amount, interest rate and maturity date of all the Defeasance Collateral, accompanied with a copy of the transaction journal, if any, and (b) stating that the Austin Borrower owns the Defeasance Collateral free and clear of any encumbrances, that the Defeasance Collateral consists solely of eligible investments as defined in the Austin Deed of Trust, that the Defeasance Collateral satisfies the Defeasance Collateral Requirement, and that such defeasance shall not give rise to an Event of Default; (iv) the Austin Borrower shall have delivered to beneficiary the opinions of counsel with respect to beneficiary's interest in the Defeasance Collateral, as well as a tax opinion and a nondisqualification opinion required under the Austin Deed of Trust upon a defeasance of the lien; (v) the beneficiary shall have received from the Rating Agencies written affirmation that the credit ratings of the securities secured in part by a pledge of the Austin Note as of the date of such defeasance will not be qualified, downgraded or withdrawn as a result of such defeasance.

   Lockbox and Reserves. Pursuant to the terms of a cash collateral account security, pledge and assignment agreement (the "Austin Cash Collateral Agreement"), the Austin Borrower has established with LaSalle National Bank (the "Austin Agent Bank"), as agent for the beneficiary, as secured party, a cash collateral account (the "Austin Operating Account"). The Austin Borrower has delivered irrevocable written instructions to the Austin Manager directing the Austin Manager to deposit by wire transfer to the Austin Operating Account, all amounts due and payable to the Austin Borrower, pursuant to the Austin Management Agreement or otherwise, deriving from the Austin Property.

   Provided that (i) no Event of Default shall have occurred and be continuing under the Loan Documents, (ii) the Austin Borrower shall have delivered to the Austin Agent Bank and the beneficiary a certificate of an officer of the Austin Borrower's managing member certifying that (A) no Event of Default has occurred and is then continuing and (B) there are no trade payables more than 60 days past due, unless the same are being contested by the Austin Borrower in good faith, and (C) the Austin Borrower shall have delivered to the Austin Agent Bank to transfer from the Austin Operating Account to the Austin Deed of Trust Escrow Account, an amount equal to 125% of any amounts being contested in connection with any payables exceeding $250,000 in the aggregate, and (iii) all amounts required to have been reserved by the Austin Manager have been so reserved, then Borrower may, at any time, instruct Agent Bank to transfer amounts from the Austin Operating Account to such account or accounts of the Austin Borrower as the Austin Borrower may direct.

   In accordance with the Austin Deed of Trust and pursuant to that certain letter agreement dated as of November 24, 1997, between the Austin Borrower and the the Austin Manager, the Austin Borrower and the Austin Manager have established three (3) segregated accounts with Boatman's National Bank of Austin, specifically, the Austin Deed of Trust Escrow Account, the Austin FF&E Reserve Account and the Austin Interest Escrow Account. (See "--Property Management").

   Pursuant to the terms of the Austin Deed of Trust, the Austin Borrower has pledged to the beneficiary a security interest in the Accounts. Pursuant to the Austin Cash Collateral Agreement, the Austin Borrower has pledged to the beneficiary a security interest in the Austin Operating Account.

   Transfer of Properties and Interest in Borrower; Encumbrances; Other
Debt. The Austin Borrower is generally prohibited from transferring or encumbering the Austin Property. The Austin Borrower has the right to sell the whole of its interest in the Austin Property provided that (a) the Austin Borrower shall have caused to be delivered to the beneficiary a written affirmation from applicable rating agencies that the securities secured by a pledge of the Austin Note shall not be qualified, downgraded or withdrawn as a result of such sale, (b) the purchaser is a single purpose entity controlled by a Permitted Owner (as defined below), and (c) the Austin Property shall be managed by a Qualifying Manager (as defined below). A "Qualifying Manager" means a manager which is (1) an approved hotel operating company which manages at least five First Class hotels with a minimum of 2500 rooms in the aggregate, (2) the Austin Manager or its affiliate, or (3) Four Seasons Hotel Limited or its affiliate. A "Permitted Owner" means (1) any entity as to which a rating agency confirmation would be issued, (2) Maritz, Wolff & Co., Hotel Equity Fund 1, L.P., Hotel Capital Partners, L.P. or any of their affiliates, (3) any person with hotel assets of at least $100,000,000 exclusive of the Austin Property, and (4) any pension fund or separate account or investment vehicle established by such entity or any publicly traded real estate investment trust or corporation which owns hotel assets of at lease $100,000,000 exclusive of the Austin Property.

   The Austin Borrower is permitted to transfer or dispose of building equipment which is being replaced or which is no longer necessary in connection with the operation of the Austin Property provided that such transfer or disposal will not materially adversely affect the value of the Austin Property taken as a whole. The Austin Borrower may, (provided that no such transfer shall materially impair the utility or operation of the Austin Property taken as a whole) without the beneficiary's consent: (i) make immaterial transfers of portions of the Austin Property to governmental authorities for dedication or public use or portions of thereof to third parties for the purpose of erecting and operating additional structures whose use is integrated with the use of the Austin Property and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for utilities.

   With limited exceptions, the Austin Deed of Trust prohibits the transfer of any interest in the Austin Borrower without the prior written consent of the beneficiary. The beneficiary's consent is not required for a transfer or direct or indirect beneficial interests in the Austin Borrower provided that:
(i) after giving effect to such transfer, (A) in the case of a transfer which results in a 49% or greater change in beneficial ownership of the Austin Borrower to a single beneficial owner, or any transfer of the interest of the general partner, a written confirmation from each of the Rating Agencies shall be delivered to the beneficiary to the effect that such Rating Agencies will not downgrade, qualify or withdraw the then current ratings of the securities secured by a pledge of the Austin Note, and (B) (1) the Austin Borrower remains a single purpose entity, (2) the Austin Borrower is controlled by a Permitted Owner, (3) any transferee of such (x) direct interest in the Austin Borrower or (y) indirect interest in the Austin Borrower if such transferee is to own any general partnership interest in the entity which owns any general partnership interest in the Austin Borrower, shall be a single purpose entity and (4) a Qualifying Manager manages the Austin Property, and (ii) no Event of Default has occurred and is continuing. If 10% or more of direct beneficial interests in the Austin Borrower are transferred, or if any transfer shall result in any one person or group of affiliates acquiring more than a 49% interest or shall result in any transfer of the interest of the general partner of the Austin Borrower's, the Austin Borrower shall deliver to the Rating Agencies and the beneficiary (a) a non-consolidation opinion of counsel and (b) an Officer's Certificate certifying that such transfer is not an event of default.

   The Austin Borrower is not permitted to incur any additional indebtedness other than: (i) the Austin Note and the other obligations, indebtedness and liabilities provided for in any Loan Document evidencing or securing the Austin Loan; (ii) unsecured indebtedness for trade payables, provided that such amounts are paid within 60 days of the date incurred unless the Austin Borrower is in good faith contesting its obligation to pay such indebtedness in a manner satisfactory to the beneficiary; (iii) unsecured indebtedness not to exceed 3% of the aggregate amount of the Austin Loan, provided that such indebtedness is subordinated in all respects to the Austin Loan and the provisions relating thereto be satisfactory to beneficiary, and (iv) amounts loaned by the Austin Manager to the Austin Borrower as "operator loans," but only to the extent provided for in the Austin Management Agreement.

   Insurance. The Austin Borrower is required to maintain for the Austin Property (a) insurance against all perils included within the classification "All Risks of Physical Loss" with extended coverage in an amount at all times sufficient to prevent the Austin Borrower from becoming a co-insurer, but in any event equal to the full insurable value of the improvements and equipment, (b) comprehensive general liability insurance in such amounts as are generally required by institutional lenders for comparable properties but in no event less than $5,000,000 per occurrence and with an aggregate limit of not less than $50,000,000, (c) statutory workers' compensation insurance,
(d) business interruption and/or "loss of rental value" insurance to cover the loss of at least 24 months income, (e) during any period of repair or restoration, builder's "all risk" insurance in an amount not less than the full insurable value of the Austin Property, (f) broad-form boiler and machinery insurance and insurance against loss of occupancy or use arising from any related breakdown in such amounts as are generally available at a commercially reasonable premium and are generally required by institutional lenders for properties comparable to the Austin Property, (g) flood insurance, if any improvement on the Austin Property is located within an area designated as "flood prone" or a "special flood hazard area," and (h) at the beneficiary's reasonable request, such other insurance against loss or damage of the kind customarily insured against and in such amounts as are generally required by institutional lenders for comparable properties.



   Any such insurance may be effected under a blanket policy so long as any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Austin Property and any sublimits in such blanket policy applicable to the Austin Property, which amounts may not be less than the amounts required pursuant to, and which must in any case comply in all other respects with the requirements of, the Austin Loan. All insurance policies, with the exception of workers' compensation, are required to name the beneficiary as an additional named insured, to provide that all proceeds (except with respect to proceeds of general liability and workers' compensation insurance) be payable to the beneficiary except as described below under "--Condemnation and Casualty" and to contain: (i) a standard "noncontributory mortgagee" endorsement or its equivalent relating, inter alia to recovery by the mortgagee notwithstanding the negligent or willful acts or omissions of the Austin Borrower; (ii) a waiver of subrogation endorsement in favor of beneficiary; (iii) an endorsement providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by the Austin Borrower, the beneficiary or any of other named insured, additional insured or loss payee, except for willful misconduct of the beneficiary knowingly in violation of the conditions of such policy; (iv) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of first class properties comparable to and in the general vicinity of the Austin Property, but in no event in excess of $50,000 except in the case of earthquake coverage; and (v) a provision that such policies shall not be cancelled, terminated or expired without at least 30 days prior written notice to the beneficiary, in each instance. The Austin Deed of Trust requires the Austin Borrower to obtain the insurance described above from insurance carriers having claims paying abilities rated (i) not less than "AA" by S&P and its equivalent by any other Rating Agencies or (ii) not less than "A" by Alfred
M. Best Company, Inc. with a financial size category of not less than X.



   Condemnation and Casualty. The Austin Borrower is required to notify the beneficiary in writing promptly upon obtaining knowledge of (1) the institution of any condemnation proceedings, or (2) the occurrence of any damage or destruction to all or any part of the Austin Property the restoration of which is estimated by the Austin Borrower to cost more than 5% of the Austin Loan amount (the "Austin Threshold Amount"). In addition, the Austin Borrower is obligated to include with the notice of any casualty, damage, injury or condemnation, the restoration of which is estimated by the Austin Borrower to cost more than the Austin Threshold Amount, (or to forward as soon thereafter as possible) an estimate of the cost of repairing or restoring such casualty, damage, injury or condemnation in reasonable detail.

   Following a casualty or condemnation of the Austin Property, any insurance and condemnation proceeds will be applied (after payment of the beneficiary's reasonable expenses of collection thereof) to amounts due under the Austin Loan and the prepayment of the principal amount outstanding thereon, if: (i) the proceeds equal or exceed the outstanding principal balance of the Austin Loan, or (ii) any Event of Default has occurred or is continuing, or (iii) an Austin Total Loss (as defined herein) has occurred, or (iv) the work of restoration cannot be completed before the earlier of (a) the date which is six months before the Austin Maturity Date or (b) the date on which the business interruption insurance expires, or (v) the Austin Property is not capable of being restored substantially to its condition prior to the casualty or condemnation, or (vi) the Austin Borrower is unable to demonstrate to the beneficiary's reasonable satisfaction its continuing ability to pay the Austin Loan. In the event that proceeds do not exceed the Austin Threshold Amount, such proceeds are to be paid directly to the Austin Borrower to be applied to restoration of the Austin Property. The Austin Borrower may settle any insurance claim with respect to proceeds which do not exceed the Threshold Amount. All other insurance claims shall be settled by the beneficiary.

   An "Austin Total Loss" means (x) a casualty, damage or destruction of the Austin Property, the cost of restoration of which would exceed 50% of the outstanding principal balance of the Austin Loan, or (y)
 a permanent taking of 25% or more of the hotel guest rooms on the Austin Property or so much of the Austin Property, in either case, such that it would be impracticable, in beneficiary's reasonable discretion, even after restoration, to operate the Austin Property as an economically viable whole.

   In the event of (i) an Austin Total Loss resulting from casualty, damage or destruction, if either (A) the cost to repair the Austin Property would exceed the Austin Threshold Amount and the restoration of the Austin Property cannot reasonably be completed before the date which is the later to occur of the date of expiration of any business interruption insurance or the date of expiration of any letter of credit posted in lieu thereof or in addition thereto and under such circumstances the Austin Borrower is not required under any tenant lease to make the proceeds available to restore the Austin Property or (B) the beneficiary elects not to make such proceeds available to the Austin Borrower for the restoration of the Austin Property, or (ii) an Austin Total Loss resulting from a condemnation, then the Austin Borrower must prepay the Austin Loan to the extent of the casualty or condemnation proceeds received, up to an amount equal to the outstanding principal thereon (without prepayment premium or penalty).

   Upon an Event of Default or in the event the proceeds are required to be paid to the beneficiary, any such proceeds paid to the beneficiary shall be applied first toward reimbursement of the beneficiary's reasonable costs and expenses actually incurred in connection with recovery of the proceeds and disbursement of the proceeds.

   In the event that the casualty and condemnation proceeds (other than business interruption insurance proceeds) are in excess of the Austin Threshold Amount and are not required to be applied to the payment or prepayment of the Austin Loan as described above, then the beneficiary is obligated to make all casualty and condemnation proceeds (other than business interruption insurance proceeds) available to the Austin Borrower or the applicable tenant for payment or reimbursement of the costs and expenses of the repair, restoration and rebuilding of the Austin Property if, (i) at the time of the loss or damage or at any time thereafter while the Austin Borrower is holding any portion of the proceeds, there is no continuing Event of Default, (ii) in the case that the cost of the work exceeds the proceeds, the Austin Borrower, at its option, either deposits with or delivers to the beneficiary (and promptly following any such deposit or delivery, provides written notice of same to the Rating Agencies) (A) cash and cash equivalents,
(B) a letter or letters of credit in an amount equal to the estimated cost of the work less the proceeds available or (C) such other evidence of the Austin Borrower's ability to meet such excess costs as is reasonably satisfactory to the beneficiary and the Rating Agencies, and (iii) the beneficiary shall be furnished with an estimate of the cost of the work accompanied by an independent architect's certification as to the costs and appropriate plans and specifications of the work.

   Approval Rights. Under the Austin Loan, for each calendar year commencing after the Austin Effective Maturity Date the Austin Borrower is required to submit to the beneficiary, for the beneficiary's written approval, an annual budget not later than 60 days prior to the commencement of such calendar year. In the event that the Austin Borrower must incur an extraordinary operating expense or a capital expense not set forth in the approved annual budget, it is required to deliver promptly to the beneficiary, for the beneficiary's approval, a reasonably detailed explanation of such proposed expense.

   Financial Reporting. The Austin Borrower is required to furnish to the beneficiary: (a) annually within 100 days after the end of each calendar year, a copy of its year-end financial statement audited by an independent accountant reasonably acceptable to the beneficiary in accordance with the Uniform System of Account for Hotels (Eighth, or most recent Edition); (b) quarterly within 45 days after each calendar quarter (except the fourth quarter of any calendar year), quarterly unaudited financial statements prepared in accordance with the Uniform System of Account for Hotels (Eighth, or most recent, Edition); (c) annually within 45 days after each calendar year, a summary of all capital expenditures made at the Austin Property during the prior 12-month period; and (d) as soon as practicable, such further information regarding the Austin Property as the beneficiary or the Rating Agencies may reasonably request in writing. Concurrently with delivery of the financial statements to the beneficiary, the Austin Borrower is required to provide a copy of the foregoing items to the Rating Agencies. The Austin Borrower is also required to provide the beneficiary with updated information concerning the tax and insurance costs for the next succeeding calendar year prior to the termination of each calendar year.

SHILO INNS HOTEL PORTFOLIO



                               LOAN INFORMATION

                                ORIGINAL             DECEMBER 1, 1997
                    -------------------------------  ----------------
PRINCIPAL BALANCE:  Initial Funding:    $65,977,276    $65,765,282
                    Additional Funding: $20,000,000    $19,967,537

ORIGINATION DATE:                Initial Funding: Originally closed as an
                                  adjustable-rate mortgage on March 18,
                                  1997. Locked at a fixed rate of 8.47% on September 29, 1997.

                                 Additional Funding: October 28, 1997

MATURITY DATE:                   Initial Funding:    October 1, 2017

                                 Additional Funding: November 1, 2017

INTEREST RATE:                   Initial Funding:    8.47%

                                 Additional Funding: 8.36%

AMORTIZATION:                    20 years

HYPERAMORTIZATION:               N/A

PREPAYMENT TERMS/
DEFEASANCE/
RELEASE PROVISIONS:

 INITIAL FUNDING:                Prepayment is locked out through and
                                 including September 30, 2007. Subsequent to and including October 1, 2007, the Note may be prepaid in whole, on regularly scheduled
                                 Payment Dates, provided that the Borrower pay a prepayment premium equal to the greater of 1% of the outstanding principal balance or yield maintenance discounted at the interpolated United States Treasury Rate adjusted to the monthly equivalent yield.

 ADDITIONAL
 FUNDING: Prepayment is locked out through and including October 30, 2007. Subsequent to and including November 1, 2007, the Note may be prepaid in whole, on regularly scheduled Payment Dates, provided that the Borrower pay a prepayment premium equal to the greater of 1% of the outstanding principal balance or yield maintenance discounted at the interpolated United States Treasury Rate adjusted to the monthly equivalent yield.

THE BORROWER:                    Each of the seventeen (17) separate
                                 borrowing entities, as well as the general partner of each Borrower, is a special-purpose, bankruptcy-remote entity.

LIEN POSITION:                   First mortgage liens on the fee simple
                                 estates and corresponding improvements in the fourteen (14) properties referenced in the Property Description Table and on the ground leasehold estates and corresponding improvements in the three (3) properties referenced in the Property Description
                                 Table.

CROSS-COLLATERALIZATION/
DEFAULT:                         Yes

                             PROPERTY INFORMATION

PROPERTY TYPE:                   Hotel

WEIGHTED-AVERAGE OCCUPANCY:(1)   58%

ADR:(1)                          $70.86

REVPAR:(1)                       $41.01

YEAR BUILT:                      See Property Summary Table

UNITS:                           2,000

THE COLLATERAL:                  Seventeen (17) hotel properties located in
                                 six (6) states.

PROPERTY
MANAGEMENT:                      Shilo Inns

1996 NET
OPERATING INCOME:                $15,607,406

UNDERWRITTEN
CASHFLOW:                        $13,521,183

APPRAISED VALUE:                 $131,125,000

APPRAISED BY:                    Lincoln City, OR: Arthur Andersen LLP
                                 Other Properties: James Ratkovich &
                                 Associates

APPRAISAL DATE:                  Lincoln City, OR: August 14, 1997
                                 Other Properties: December 1, 1996

LTV AS OF 12/1/97:               65.4%

ANNUAL DEBT SERVICE:             $8,917,327

DSC:                             1.52x

LOAN/ROOM AS OF 12/1/97:         $42,866

(1) Weighted-average occupancy, ADR, and RevPAR are calculated as of August 31, 1997 for Lincoln City, OR, and as of May 31, 1997 for the remaining properties.

 SHILO INN LOAN: THE BORROWER; THE PROPERTY



   The Loans. The Shilo Inn Loans is comprised of 17 separate loans (the "Shilo Inn Loans"), in the aggregate original principal amount of $85,977,276. Sixteen of the Shilo Inn Loans were originated by Keycorp Real Estate Capital Markets, Inc., ("KeyCorp") on March 18, 1997 and acquired by Merrill Lynch Mortgage Capital Inc. ("MLMC") on September 26, 1997, and thereafter modified on September 29, 1997 (each a "Shilo Inn I Loan" and collectively, the "Shilo Inn I Loans"). One of the Shilo Inn Loans was originated on October 28, 1997 by Merrill Lynch Credit Corp. (the "Shilo Inn II Loan" and, together with the Shilo Inn I Loans, collectively, the "Shilo Inn Loans"). The original principal amount of each of the Shilo Inn I Loans is shown below with the outstanding principal as of the Cut-Off Date indicated in parenthesis: the Newport Loan--$13,184,658 ($13,142,294); the Portland/Beaverton Loan--$6,918,937 ($6,896,705); the Idaho Falls Loan--$6,727,727 ($6,706,110); the Yuma Loan--$5,727,429 ($5,709,026); the
Richland Loan--$4,290,558 ($4,276,772); the Boise Riverside Loan--$3,926,979
($3,914,361); the Dalles Loan--$3,682,040 ($3,670,209); the Warrenton
Loan--$3,668,883 ($3,657,094); the Washington Square Loan--$3,611,730
($3,600,125); the Spokane Loan--$2,819,443 ($2,810,384); the Oakhurst
Loan--$2,737,514 ($2,728,718); the Pomona Loan--$2,677,597 ($2,668,994); the
Casper Loan--$2,415,396 ($2,407,635); the Nampa Blvd Loan--$1,924,803
($1,918,618); the Grants Pass Loan--$1,212,386 ($1,208,490); the Delano
Loan--$451,196 ($449,746). The original principal loan amount of the Shilo Inn II Loan is $20,000,000 and the outstanding principal as of the Cut-Off Date is $19,967,537.



   Each Shilo Inn I Loan is evidenced by: (i) a Promissory Note, as modified by a Note Modification Agreement (each, a "Shilo Inn I Note" and collectively the "Shilo Inn I Notes"); (ii) as the case may be, (A) a Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing, as amended by a Deed of Trust Modification Agreement, or (B) a Leasehold Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing, as amended by a Leasehold Deed of Trust Modification Agreement (each, a "Shilo Inn I Mortgage" and collectively the "Shilo Inn I Mortgages"); and (iii) an Assignment of Leases, Rents and Security Deposits (each, a "Shilo Inn I Assignment of Leases" and collectively the "Shilo Inn I Assignments of Leases"). The Shilo Inn II Loan is evidenced and secured by (i) a Promissory Note (the "Shilo Inn II Note" and together with the Shilo Inn I Notes, collectively, the "Shilo Inn Notes"); (ii) a Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing (the "Shilo Inn II Mortgage" and together with the Shilo Inn I Mortgages, collectively, the "Shilo Inn Mortgages"); and (iii) an Assignment of Leases, Rents and Security Deposits (the "Shilo Inn II Assignment of Leases" and together with the Shilo Inn I Assignments of Leases, collectively, the "Shilo Inn Assignments of Leases"). With respect to any individual Shilo Inn Loan, the term "Shilo Inn Loan Documents" when used in relation to such Shilo Inn Loan means the Shilo Inn Note, the Shilo Inn Mortgage, the Shilo Inn Assignment of Leases and all other agreements and instruments executed and delivered in connection therewith evidencing and securing such Shilo Inn Loan, as the same may from time to time be amended, restated or otherwise modified, and when used without reference to any individual Shilo Inn Loan, the term "Shilo Inn Loan Documents" means all of such agreements and instruments, collectively, as the context may require. Each Shilo Inn Mortgage encumbers a hotel property (each, a "Shilo Property" and collectively, the "Shilo Properties"). The Shilo Inn Loans are cross-collateralized and cross-defaulted as more particularly described below.



   The Borrower. Each of the following limited liability company is organized under the laws of the State of Oregon and is the borrower under (except as specified with respect to the Shilo Inn II Loan) the similarly named Shilo Inn Loan specified above under "--The Loan" (each, a "Shilo Borrower" and collectively, the "Shilo Borrowers"): Shilo Inn, Grants Pass, LLC; Shilo Inn, Delano, LLC; Shilo Inn, Oakhurst LLC; Shilo Inn, Diamond Bar, LLC; Shilo Inn, Yuma LLC; Shilo Inn, Newport, LLC; Shilo Inn Beaverton, LLC; Shilo Inn, The Dalles, LLC; Shilo Inn, Richland, LLC; Shilo Inn, Spokane, LLC; Shilo Inn, Warrenton, LLC; Shilo Inn, Washington Square, LLC; Shilo Inn, Boise Riverside, LLC; Shilo Inn, Casper, LLC; Shilo Inn, Idaho Falls, LLC; Shilo Inn, Nampa Blvd, LLC; and, being the borrower under the Shilo Inn II Loan, Shilo Inn, Lincoln City, LLC. Each of the Shilo Borrowers is organized with a single managing member (each, a "Shilo Managing Member" and collectively the "Shilo Managing Members"), in each case a corporation organized under the laws of the State of Oregon. The Shilo Borrowers and each

Shilo Managing Members are special-purpose, bankruptcy-remote entities whose respective sole purposes are limited to owning, operating, and managing their respective Shilo Inns hotel or managing member interest in the applicable Shilo Borrower, as applicable and to engage in related activities.

SHILO INNS HOTEL POOL: PROPERTY DESCRIPTION



   The Properties. The Shilo Inns Properties securing the Shilo Inns Loan is comprised of 17 hotels located in Idaho, Wyoming, Oregon, California, Washington, and Arizona. The Shilo Inns Properties range in size from 48 rooms to 246 rooms totaling 2,000 rooms. As of May 31, 1997 (August 31, 1997 in the case of the Lincoln City, OR property), the weighted average occupancy for the Shilo Inns Properties was 58%, the weighted average daily rate was $70.86 and the weighted average revenue per available room was $41.01. The aggregate appraised value of the Shilo Inns Properties, based on the appraisals performed by James Ratkovich & Associates and Arthur Andersen LLP, is $131,125,000. The Shilo Inns Properties range in age from 29 to approximately 6 years.



   Shilo Inns is considered one of the largest independent and privately-owned lodging chain in the Western United States. Shilo Inn is known for its focus on providing "Affordable Excellence" and has been honored by Arthur Andersen and Oregon Business Magazine, among others, as one of Oregon's top private companies. The company was recently recognized as one of the top 100 lodging chains in the world.

INDIVIDUAL PROPERTY DESCRIPTIONS

   Lincoln City. Shilo Inn--Lincoln City is a 246-room, 7-building full service hotel constructed in phases in 1968, 1972 and 1995. The latest addition, completed in March, 1995, is a 61 room wing. The facility is situated on a 9-acre site overlooking the Pacific Ocean in Lincoln City (Lincoln County) in the central portion of Oregon's coastline. Amenities include a restaurant and lounge, meeting space, pool, sauna and spa, and guest laundry. The applicable Shilo Borrower recently completed a remodeling exceeding $2,000,000 in June 1997 ($8,139/room) which included guest rooms, FF&E, common areas, restaurant and pool. The hotel is located within close proximity to the 185,000 square foot Chinook Winds Casino, factory outlet stores, and other tourist attractions. As of August 31, 1997, the hotel's occupancy was 58% and the average daily rate was $102.14.

   Newport. Shilo Inn--Newport is a 179-room 5-building full service hotel constructed in phases from 1966 to 1987, located on a 3.88-acre site on a bluff overlooking the Pacific Ocean in the city of Newport along the central portion of Oregon's coastline. All of the rooms have ocean views. The facilities include the Shilo Restaurant and Lounge, the Shilo Cafe and Sports Bar, a 600-person conference center, a 70-person meeting room, 2 indoor pools, a guest laundry and a card room. The hotel provides valet service and airport shuttle service. The applicable Shilo Borrower recently completed a $2,500,000 rehabilitation (approximately $14,000 per room) of the guest rooms, hotel FF&E, the restaurants and pools. As of May 31, 1997 the hotel's occupancy was 56% with an average daily rate of $102.26.

   Portland/Beaverton. Shilo Inn--Portland/Beaverton is a full service hotel located in the greater Portland, Oregon metropolitan area. This urban area, in the northwest portion of Oregon, is home to major international corporations, such as Nike, Intel, and General Motors. The property is located within easy access of Highway 217, Highway 26 and is approximately 10 miles southwest of the downtown central business district. The hotel is situated on a busy commercial road, near the Washington Square Mall and Beaverton Town Square, which are both major regional shopping areas. The property is situated on a 4.08 acre (leasehold) site and includes 142 hotel rooms, a restaurant with lounge, meeting space, fitness center with spa, sauna, steam room, outdoor pool, and manager's apartment. The restaurant is leased by a wholly-owned subsidiary of the applicable Shilo Borrower, and monthly rent totals the greater of $4,000 or 5% of gross sales. In addition, the lessee is responsible for taxes and insurance on the demised premises and a pro rata portion common area maintenance. Lease payments are $3,402 per month, adjusted every five years by the increase in the Consumer Price Index. This lease expires on July 1, 2033. The hotel was constructed in phases from 1935, 1969-1970, 72, and 1979. Shilo Inns acquired the leasehold interest and improvements in 1993 and Shilo Inns has subsequently completed a major remodeling during the year. As of May 31, 1997, the hotel's occupancy was 62% with an average daily rate $77.43.

    Idaho Falls. Shilo Inn--Idaho Falls is a 161-unit full service hotel constructed in 1988 on a 7.49-acre site in Idaho Falls, ID. Idaho Falls is located in the southeastern area of the state along the Snake River. The facility includes a restaurant and conference center (800-seat capacity), both of which are leased to an unaffiliated operator through November 30, 2002. Additional hotel amenities include a swimming pool, spa, steam room, sauna, coin-operated laundry and 3 hospitality rooms which can accommodate 20 people each. The property is located with 600 feet of frontage along a major artery with easy access to two nearby freeways. As of May 31, 1997 the hotel's occupancy was 61% and its average daily rate was $63.81.

   Yuma. Shilo Inn--Yuma is a full service, all suites hotel located in Yuma, Arizona. The property is located in the main portion of the City of Yuma, on the east side of Interstate 8 at the 16th Street interchange. The property contains 54 king sized rooms, 50 double queen rooms, 11 deluxe king rooms, 4 deluxe queen rooms, 15 single queen rooms, and one manager's apartment. Guest rooms typically have a remote control color television, microwave, three telephones, and mini-refrigerator. This four story property sits on a 5.93 acre site and includes 134 hotel suites, restaurant, meeting space for 450 people, fitness center, guest laundry, outdoor pool, steam and sauna. The hotel was constructed by the Shilo Inns in 1987. A $1,500,000 remodeling was completed at the end of 1996. As of May 31, 1997, the hotel's occupancy was 55% with an average daily rate of $76.02.

   Richland. Shilo Inn--Richland is a full service hotel located on a site overlooking the Columbia River in Richland, Benton County, Washington. It is situated between the main roadways serving downtown Richland and is visible from the adjacent freeway. The hotel site has river frontage and is located in an area that is undergoing redevelopment into a recreational and hotel center for the city. Built in 1968, hotel improvements include a five-story hotel guest room building and a one-story structure containing the hotel lobby, lounge area, meeting space and restaurant. Additional on-site amenities include a fitness center with steam, sauna and jetted hot spa and an outdoor pool also with a jetted hot spa. The restaurant and meeting area is leased to an independent restaurant operator. Shilo Inns purchased the leasehold improvements in 1987 and has subsequently completed over $4,000,000 in renovations during 1995 and 1996. As of May 31, 1997, the hotel's occupancy was 54% with an average daily rate of $59.31.

   Boise/Riverside. Shilo Inn--Boise/Riverside is a 112-unit, three-story limited service hotel constructed in 1974 and 1987 on a 1.87-acre site located on the south side of Main Street at the Boise River in Boise, Idaho. The facilities include a hospitality room (850 square feet), an indoor heated pool, whirlpool, steamroom, sauna and exercise room. In addition, the first floor has an 800 square foot conference room (seating 55 to 62) with a wet bar, microwave, refrigerator and bathroom. A Black Angus restaurant with a bar, lounge and dance area is located adjacent to the hotel. The property represents 17% of its directly competitive market. The primary competition in the property's price and category are the AmeriTel Inn and Owyhee Plaza. Occupancy declined during a recent major remodeling, but is now increasing to its historical occupancy in the high 60% range. As of May 31, 1997, the hotel's occupancy was 63% with an average daily rate of $54.89.

   The Dalles. Shilo Inn--The Dalles is a full service hotel built on the Columbia River in The Dalles, Oregon. The property is located on Bret Clodfelter Way, a major commercial road running along the river, near the intersection of US Highway 197 and Interstate 84. The facility contains meeting/banquet rooms accommodating 250 people, a 137-seat restaurant with adjacent lounge, heated outdoor swimming pool, fitness center, sauna, steam bath and continental breakfast room. The site is easily accessible and has a view of the Columbia River and the Dalles Dam. The property is situated on five contiguous tax lots totaling 10.12 acres. Due to topography, flood zones and highway right-of-ways, however, only 6.18 acres are available for development. The facility has five interconnected two-story buildings with 112 hotel rooms. The hotel was constructed in 1971 and purchased by Shilo in 1989, who completed a rehabilitation and added a wing during 1990 and 1991. This Shilo Inn Property includes the remains of two historical sites, the Lone Pine Indian Village and a Shaker Church. Both are over 100 years old and are on the National Registry of Historic Places. As of May 31, 1997, the hotel's occupancy was 58% with an average daily rate of $58.97.

   Warrenton. Shilo Inn--Warrenton, built in 1990, contains 62 mini-suites (plus manager's apartment) housed in one four-story building and a free standing restaurant building. Featured amenities include meeting space, an indoor pool, spa and steam room. On 1.15 acres, this all-suite hotel is located in Warrenton, Oregon, which is 3 miles south of the city of Astoria. The property is located near the intersection of Highway 101, the major transportation artery running north/south along the Pacific Ocean and Harbor Drive. Harbor Drive is the main east/west thoroughfare through Warrenton. The area is a popular resort and recreational area. Nearby are various small shopping centers, restaurants and Young's Bay Harbor is visible from the upper floors of the hotel. The hotel is in excellent condition, has an on-site restaurant, and good access and visibility to Highway 101. As of May 31, 1997, the hotel's occupancy was 64% with an average daily rate of $74.78.

   Washington Square. Shilo Inn--Washington Square is a limited service hotel located in Tigard, Oregon. Tigard is part of the greater Portland metropolitan area and home to major international corporations including Nike, Intel, and General Motors. The property is located with easy access to the Interstate-5 and Highway 217 interchange and on a busy commercial road. The site is near the Washington Square Mall, a major regional shopping area. The property is on a 1.21 acre (leasehold) site and includes 77 hotel rooms, small meeting space, fitness center, spa, breakfast area/guest lounge, and manager's apartment. The hotel was constructed by Shilo Inns in 1984. Room mix includes 16 king sized rooms (6 with a kitchen), 13 double queen rooms, 46 single queen, and 2 triple queens. As a limited service hotel, Shilo Inn has few nearby competitors. As of May 31, 1997, the hotel's occupancy was 70% with an average daily rate of $63.07.

   Spokane. Shilo Inn--Spokane is a full service hotel in Spokane, Washington. The property is located on East Third Avenue, on an interior block, approximately 1 mile east of the downtown central business district. The property is in a stable commercial neighborhood and is easily accessible to the Interstate 90 interchange. It sits on an irregularly shaped assemblage of 10 city lots totaling 1.77 acres. The site is improved with a five-story building containing 105 hotel rooms, restaurant, conference/meeting space, indoor pool, fitness center with spa, steam and sauna room, and guest laundry. The hotel was constructed in 1973 and Shilo Inns has subsequently completed a $3,500,000 rehabilitation ($33,333 per room) during 1995 and 1996. As of May 31, 1997, the hotel's occupancy was 66% with an average daily rate of $62.17.

   Oakhurst. The Shilo Inn--Oakhurst/Yosemite is an 80-room, four-story limited service hotel constructed in 1988 on a 1.99-acre site in the unincorporated community of Oakhurst. This community is in central California approximately 12 miles south of Yosemite National Park and 45 miles north of Fresno. The facilities include a swimming pool, spa, steam room, sauna, weight room, coin-operated guest laundry and a lounge. An Ol' Kettle restaurant is immediately adjacent and a number of other restaurants are within walking distance. This area's proximity to Yosemite National Park, national forests, numerous lakes and scenic areas provides a strong tourist economic base. The property is well-located with frontage along the major route through the area. As of May 31, 1997 the hotel's occupancy was 56% with an average daily rate of $74.09.

   Pomona. The Shilo Inn--Pomona is a 160-room full service hotel constructed in 1985 on a 5.38-acre site in Pomona, CA. The guest rooms consist of 64 queen rooms, 62 double queen rooms and 34 king rooms. The hotel is located approximately 31 miles east of downtown Los Angeles in the Inland Empire area. It occupies a strategic location at a major intersection on the Orange Freeway near four other major freeways to include I-10 and I-210. The facilities include a swimming pool, spa, sauna, steam room, exercise room, a coin-operated guest laundry, 3 meeting rooms and a restaurant-lounge. Immediately across the street is another Shilo Inn property known as the Shilo Inn Hilltop Suites, which is a 130-room all-suite hotel that complements the hotel and shares general and administrative systems. Nearby are Cal State Poly University and San Antonio College campuses. The Shilo Inn's restaurant is leased to a third-party operator until August 31, 2007. As of May 31, 1997 the hotel's occupancy was 45% with an average daily rate of $62.34.

   Casper/Evansville. Shilo Inn--Casper/Evansville is a 101-unit 2-story full service hotel constructed in 1980 on a 2.01-acre site located on the north side of I-25 at Curtis Street in Evansville, Wyoming. Evansville is a bedroom-community suburb of Casper, Wyoming. It is located on a primary route to Yellowstone National Park. Its amenities include a banquet room (60-seat), a meeting room (25-seat) on the second floor, a swimming pool, hot tub, sauna, steam room, a coin-operated laundry and an attached single-story restaurant (132-seat) with a lounge/bar that seats 53 and a bandstand stage with dance floor. Room mix includes 4 handicapped single-queen rooms, 29 single-queen rooms, 45 double-queen rooms and 29 king rooms. The facility underwent a $500,000 remodeling program in 1995 with new carpet, beds, wall coverings, ceramic tile and flooring. As of May 31, 1997, the hotel's occupancy was 63% with an average daily rate of $43.79.

   Nampa. Shilo Inn--Nampa Boulevard is a 61-unit limited service hotel constructed in 1979 on a 0.98-acre site in Nampa, Idaho which is in southwestern Idaho approximately 15 miles west of Boise. Hotel amenities include a pool, spa, steam room, sauna, coin-operated guest laundry and in-room microwaves and refrigerators. The property is well-located on Nampa Boulevard, a major north/south artery. The hotel is immediately adjacent to the I-84 intersection with Nampa Boulevard. A remodeling is planned for 1998, which will include new carpet, draperies, wallpaper, bedspreads, headboards, bathroom sinks, counters and tile, a 6-foot expansion of the lobby area and the enclosure of the pool for year around use. As of May 31, 1997, the hotel's occupancy was 66% with an average daily rate of $47.66.

   Grants Pass. Shilo Inn--Grants Pass is a 70-unit limited service hotel constructed in 1974 on a 1.41-acre site in Grants Pass. Grants Pass is located in the southwestern corner of Oregon. The facilities include a manager's apartment, a meeting room, a heated outdoor pool and spa, steam rooms and a guest laundry. The property does not include a restaurant, but a Bee Gees restaurant is immediately adjacent and numerous other restaurants are nearby. The property is located with frontage on Highway 99 and near an I-5 interchange. The property was recently remodeled to place it above its competition. Tourism constitutes 65% of the market demand and commercial demand makes up the 35% balance. As of May 31, 1997, the hotel's occupancy was 43% and its average daily rate was $54.61.

   Delano. Shilo Inn--Delano is a 48-unit, three-story limited service hotel constructed in 1986 on a 0.86-acre site located at the intersection of Highway 99 and County Line Road in Delano, California. Delano is 140 miles north of Los Angeles and 30 miles north of Bakersfield in the southern region of the San Joaquin Valley. The area is primarily agricultural. The community, however, is promoting diversification and has achieved some success in attracting other industry such as a 1 million square foot Sears distribution center. The facilities include a small complimentary continental breakfast room, a pool and a spa. The property is located along Highway 99. As of May 31, 1997, the hotel's occupancy was 51% and the average daily rate was $47.74.

   Environmental Report. Phase I site assessments have been performed on the Shilo Inns Properties between August 27, 1996 and September 5, 1997. The Phase I assessments did not reveal any environmental liabilities that the Depositor believes would have a material adverse effect on the Shilo Borrowers' business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessments.

   Engineering Report. Property Condition Reports were completed on the Shilo Inns Properties between July 29, 1996 and August 7, 1997 by a third party due diligence firm. The Property Condition Reports concluded that the Shilo Inns Properties were in above average condition and identified approximately $236,006 in deferred maintenance requirements. At the origination of the Shilo Inns Loan, the Shilo Borrowers established a deferred maintenance reserve account equal to $295,008 to fund the cost of addressing the identified items.

   Seismic Reports. A Seismic Report was completed on November 23, 1996 for Shilo Inn--Delano by Surveys Inc. The Seismic Report found that the theoretical probable maximum loss ("PML") for the Shilo Inn--Delano is estimated to be 3.37% (approximately $35,811) of the replacement cost of the building structure. The 100 Year Bounded Maximum earthquake scenario for the building is estimated to be 1.29% (approximately $13,660) of the replacement cost of the building over a 100 year return period. Based upon the October 1, 1996 site inspection, the third party due diligence firm would expect the building would suffer little damage, and does not expect that the building would need to be closed for inspection by a structural engineer.

   A Seismic Report was completed on November 23, 1996 for Shilo Inn--Oakhurst by Surveys Inc. The Seismic Report found that the theoretical PML for the Shilo Inn--Oakhurst is estimated to be 0% of the replacement cost of the buildings. The 100 Year Bounded Maximum earthquake scenario for the building is estimated to be 0% of the replacement cost of the building over a 100 year return period. The maximum PML of 0% based upon the October 1, 1996 site inspection indicates that there is no seismic risk potential at this site.

   A Seismic Report was completed on November 23, 1996 for Shilo Inn--Pomona by Surveys Inc. The Seismic Report found that the theoretical PML for the Shilo Inn--Pomona is estimated to be 25.22% (approximately $1,028,384) of the replacement cost of the buildings. The 100 Year Bounded Maximum earthquake scenario for the building is estimated to be 8.87% (approximately $362,416) of the replacement cost of the buildings over a 100 year return period. Based upon the October 3, 1996 site inspection, the third party due diligence firm would expect the building would suffer structural damage, and would expect that the building would be closed for inspection by a structural engineer and subsequent repairs, in the event of the worst likely earthquake scenario.

   A Seismic Report was completed on November 23, 1996 for Shilo Inn--Yuma by Surveys Inc. The Seismic Report found that the theoretical PML for the Shilo Inn--Yuma is estimated to be 44.36% (approximately $1,579,111) of the replacement cost of the buildings. The 100 Year Bounded Maximum earthquake scenario for the building is estimated to be 15% (approximately $531,420) of the replacement cost of the buildings over a 100 year return period. Based upon the October 4, 1996 site inspection, the building would need to be closed for a fairly significant period (up to 6 months) so that proper structural evaluations and repairs could be made, in the event of the worst likely earthquake scenario.

   Ground Leases. Each Shilo Inns Property which is collateral for the Beaverton Loan, the Washington Square Loan and the Richland Loan consists primarily of a ground lease and the respective Shilo Borrower's ground leasehold estate in such Shilo Inns Property created thereby.

   The Shilo Inns Property which is collateral for the Beaverton Loan is leased by the Shilo Borrower thereunder pursuant to an Amended and Restated Ground Lease dated June 1, 1993 (the "Beaverton Ground Lease"), executed by such Shilo Borrower's predecessor-in-interest, as lessee. As a predecessor lessee, and pursuant to a Landlord's Consent & Estoppel Agreement Consent to Assignment of Lessee's Interest, dated December 11, 1996, Mark S. Hemstreet ("Hemstreet"), an affiliate of the Shilo Borrowers, remains personally liable for the payment obligations under the Beaverton Ground Lease and the lessee's performance of all terms and obligations thereunder. The current term of the Beaverton Ground Lease expires on June 30, 2033, and the lessee thereunder has no remaining options to renew the term thereof. The base rent under the Beaverton Ground Lease is $50,212 per year, subject to increases based on increases in the consumer price index.

   The Shilo Inns Property which is collateral for the Washington Square Loan is leased by the Shilo Borrower thereunder pursuant to a Ground Lease, dated January 31, 1984 (the "Washington Square Ground Lease"), executed by such Shilo Borrower's predecessor-in-interest, as lessee. As a predecessor lessee, and pursuant to a Landlord's Consent & Estoppel Agreement Consent to Assignment of Lessee's Interest dated December 11, 1996, Hemstreet remains personally liable for the payment obligations under the Washington Square Ground Lease and the lessee's performance of all terms and obligations thereunder. The current term of the Washington Square Ground Lease expires on June 30, 2024, and the lessee thereunder has one remaining option to renew the term thereof for a renewal term of 10 years. The base rent under the Washington Square Ground Lease is $53,876 per year, subject to annual increases such that the base rent for each applicable year is 105% of the base rent for the immediately preceding year.

   The Shilo Inns Property which is collateral for the Richland Loan is leased by the Shilo Borrower thereunder pursuant to a Ground Lease, dated June 16, 1961 (the "Richland Ground Lease" and, together with the Beaverton Ground Lease and the Washington Square Ground Lease, collectively, the "Shilo Ground Leases"), executed by such Shilo Borrower's predecessor-in-interest, as lessee. As a predecessor lessee, and pursuant to a Landlord's Consent & Estoppel Agreement Consent to Assignment of Lessee's Interest dated December 9, 1996, Hemstreet remains personally liable for the payment obligations under the Richland Ground Lease and the lessee's performance of all terms and obligations thereunder. The term of the Richland Ground Lease expires on December 31, 2015, and the lessee thereunder has one option to renew the term thereof for a renewal term of 44 years. The base rent under the Richland Ground Lease is $33,238 and is based on gross receipts from the subject Shilo Inns Property.

    Pursuant to the terms of a landlord estoppel given in connection with the Shilo Inn Loans with respect to each of the Shilo Ground Leases, the mortgagee under the related Shilo Inn Loan (i) is entitled to notice of any tenant defaults thereunder (and no such notice delivered to such tenant is effective unless also delivered to such mortgagee), (ii) has the right to cure tenant defaults thereunder within specified time periods and (iii) any default which is not susceptible of cure by the mortgage shall be deemed waived upon completion of foreclosure proceedings with respect to the applicable Shilo Inns Property. Each Shilo Borrower which is a tenant under a Shilo Ground Lease has, in its respective Shilo Mortgage, represented and covenanted to the mortgagee thereunder that, among other things, (a) its ground lease is in full force and effect, (b) there are no defaults and no notices of default have been delivered thereunder, (c) such Shilo Borrower will promptly pay all rent and other charges due thereunder and perform its obligations thereunder, (d) such Shilo Borrower will not do or suffer to be done any event or omission which could result in a default thereunder, and
(e) such Shilo Borrower will not cancel, terminate, surrender, modify or amend any portion of the subject Shilo Property or any provision of such ground lease.

   Property Management. Each Shilo Inns Property is managed by Shilo Management Corporation, an Oregon corporation (the "Shilo Manager") pursuant to a management agreement entered into between the Shilo Manager and the applicable Shilo Borrower (each, a "Shilo Management Agreement" and collectively, the "Shilo Management Agreements"). Each Shilo Management Agreement provides for a management fee equal to 5% of hotel revenues at the applicable Shilo Inns Property and is payable monthly.

   Pursuant to each of 17 assignments of management agreement, consent and agreement of manager (each, a "Shilo Manager's Consent" and collectively, the "Shilo Manager's Consents"), executed with respect to the Shilo Management Agreements by the Shilo Manager and the applicable Shilo Borrower, the Shilo Manager has agreed: (i) that mortgagee shall have the right at any time after the occurrence of an Event of Default under the applicable Shilo Loan Documents, either (a) to require the Shilo Manager to continue performance on behalf of mortgagee or (b) to terminate the applicable Shilo Management Agreement upon thirty (30) days' written notice to the Shilo Manager; (ii) if mortgagee shall exercise its right to require the Shilo Manager to perform under the applicable Shilo Management Agreement, mortgagee shall have the right at any time upon not less than thirty (30) days' prior written notice to the Shilo Manager to terminate the applicable Shilo Management Agreement without cause; (iii) subject to notice and a 30-day cure period, in the event that mortgagee reasonably determines that the applicable Shilo Inns Property is not being managed in accordance with commercially reasonable management practices for property similarly situated to such Shilo Inns Property, mortgagee may require the applicable Shilo Borrower to replace the Shilo Manager with a manager acceptable to mortgagee.

 PROPERTY SUMMARY The following table presents certain information regarding the Shilo Inn properties:

                          SHILO INN PROPERTY SUMMARY




                                       YEAR BUILT/         NUMBER
PROPERTY ADDRESS                       (RENOVATED)        OF ROOMS  OCCUPANCY(1)   ADR(1)   REVPAR(1)
--------------------------------  --------------------- ----------  ------------ ---------  ---------
Shilo Inn--Lincoln City, OR          1968-95/(1997)          246         58%       $102.14    $59.24
 1501 N.W. 40th Street
 Lincoln City, OR 97367
Shilo Inn--Newport, OR             1966-87/(1995 -96)        179         56%       $102.26    $57.27
 536 SW Elizabeth
 Newport, OR 97365
Shilo Inn--Portland/Beaverton, OR       1935-79/             142         62%       $ 77.43    $48.01
                                         (1996)
 9900 SW Canyon Road
 Portland, OR 97225-2996
Shilo Inn--Idaho Falls, ID             1988/(1996)           161         61%       $ 63.81    $38.92
 780 Lindsay Boulevard
 Idaho Falls, ID
Shilo Inn--Yuma, AZ                    1987/(1996)           134         55%       $ 76.02    $41.81
 1550 Castle Dome Avenue
 Yuma, AZ 85365
Shilo Inn--Richland, WA                    1968               150         54%       $ 59.31    $32.03
 50 Comstock Street                     (1995-96)
 Richland, WA 99352
Shilo Inn--Boise, ID                   1974; 1987/           112         63%       $ 54.89    $34.58
 3031 Main Street                         (1996)
 Boise, ID 83702
Shilo Inn--The Dalles, OR              1972/(1991)           112         58%       $ 58.97    $34.20
 3223 Bret Clodfelter Way
 The Dalles, OR 97058-9718
Shilo Inn--Warrenton, OR                   1990               62         64%       $ 74.78    $47.86
 1609 East Harbor Drive
 Warrenton, OR 97146
Shilo Inn--Washington Square, OR           1984               77         70%       $ 63.07    $44.15
 10830 SW Greenburg Road
 Tigard/Washington Square, OR
 97223-1409
Shilo Inn--Spokane, WA                     1973              105         66%       $ 62.17    $41.03
 East 923 Third Avenue                  (1995-96)
 Spokane, WA 99202
Shilo Inn--Oakhurst, CA                    1988               80         56%       $ 74.09    $41.49
 40644 Highway 41
 Oakhurst, CA 93644
Shilo Inn--Pomona, CA                  1985/(1991)           160         45%       $ 62.34    $28.05
 3200 Temple Avenue
 Pomona, CA 91768
Shilo Inn--Casper, WY                  1980/(1995)           101         63%       $ 43.79    $27.59
 739 Luker Lane
 Casper/Evansville, WY 82636
Shilo Inn--Nampa Boulevard, ID             1979               61         66%       $ 47.66    $31.46
 617 Nampa Boulevard
 Nampa, ID 83687-3065
Shilo Inn--Grants Pass, OR             1974/(1996)            70         43%       $ 54.61    $23.48
 1880 NW Sixth Street
 Grants Pass, OR 97526-1038
Shilo Inn--Delano, CA                      1986               48         51%       $ 47.74    $24.35
 2231 Girard Street
 Delano, CA 93215
                                                           -----         ---       -------    ------
TOTAL/WEIGHTED AVERAGE                                     2,000         58%       $ 70.86    $41.01
                                                           =====         ===       =======    ======



------------
(1) Occupancy, ADR, and RevPAR based on borrower-provided historical figures as of August 31, 1997 for the Lincoln City, OR property and as of May 31, 1997 for the remaining properties.

                      UNDERWRITTEN CASHFLOW -- SHILO INN



                            LINCOLN               PORTLAND/    IDAHO                                          THE
                             CITY      NEWPORT    BEAVERTON    FALLS       YUMA      RICHLAND     BOISE      DALLES
                          ---------- ----------  ---------- ----------  ---------- ----------  ---------- ----------
REVENUE
 Rooms................... $5,318,246  $3,734,929 $2,487,872  $2,294,149 $2,040,012  $1,729,826 $1,403,577  $1,397,634
 Food & Beverage.........    171,294     156,458     60,925     153,653     45,558      54,564         --      57,291
 Telephone...............     53,225      39,145     58,332      71,861     73,024      40,153     27,251      28,510
 Other Departments.......     13,311       9,354      8,938       9,189      8,321       8,872     15,578       4,728
 Other...................     21,930      15,717      3,225       4,537      4,736      23,092      6,145       5,178
TOTAL REVENUE............ $5,578,006  $3,955,603 $2,619,292  $2,533,389 $2,171,651  $1,856,507 $1,452,551  $1,493,341
                          ---------- ----------  ---------- ----------  ---------- ----------  ---------- ----------
OPERATING EXPENSES
 Departmental Expenses  .
  Rooms.................. $  845,398  $  533,837 $  548,573  $  508,145 $  352,903  $  388,013 $  290,908  $  326,394
  Food & Beverage........      9,423      15,689      4,021       9,428      3,600       6,901     22,830      20,686
  Telephone..............     31,666      16,831     40,594      34,048     37,797      38,098     17,165      17,462
  Supplies...............     33,312       1,998      4,543       6,822      3,011       2,096      2,734       3,650
  Payroll & Related Exp .         --          76        684       4,505        509       1,208      1,587         644
 Undistributed Expenses .
  General &
   Administrative........ $  150,642  $  104,645 $  134,682  $  122,035 $  115,273  $  115,963 $   48,378  $   54,335
  Franchise Fee(1).......    250,807     100,938         --      88,451     64,131      45,258    127,821      63,263
  Sales and
   Marketing(1)..........    195,433     215,510    237,638     114,220    109,601     103,263     46,485      56,204
  Property Maintenance ..    159,741     124,863    100,161      87,288     70,706      66,920     50,875      59,002
  Energy.................    149,596     121,847     86,424     114,629    144,210      80,408     54,283     121,164
 Fixed Charges...........
  FF&E................... $  223,120  $  158,224 $  104,772  $  101,336 $   86,866  $   74,260 $   58,102  $   59,734
  Mangement Fee..........    278,900     197,780    130,965     126,669    108,583      92,825     72,628      74,667
  Real Estate Taxes......    199,496     150,809     54,901     215,750    187,922      63,156     61,050      73,048
  Insurance..............     40,618      17,814     10,940      11,615     10,383      10,712      9,023      12,071
  Other..................      4,194          --     50,213          --         --      23,170         --          --
TOTAL EXPENSES........... $2,572,347  $1,760,861 $1,509,110  $1,544,941 $1,295,494  $1,112,252 $  863,869  $  942,325
                          ---------- ----------  ---------- ----------  ---------- ----------  ---------- ----------
Percent of EGI...........       46.1%       44.5%      57.6%       61.0%      59.7%       59.9%      59.5%       63.1%
NET OPERATING INCOME .... $3,005,659  $2,194,741 $1,110,182  $  988,448 $  876,156  $  744,255 $  588,682  $  551,016
                          ========== ==========  ========== ==========  ========== ==========  ========== ==========
Average Room Rate(2) .... $   102.14  $   102.26 $    77.43  $    63.81 $    76.02  $    59.31 $    54.89  $    58.97
Average Occupancy(2) ....       58.0%       56.0%      62.0%       61.0%      55.0%       54.0%      63.0%       58.0%
December 1, 1997 ........
 Principal Balance.......         --          --         --          --         --          --         --          --
Debt Service.............         --          --         --          --         --          --         --          --
DSCR.....................         --          --         --          --         --          --         --          --
LTV......................         --          --         --          --         --          --         --          --

                         WASHINGTON                                               NAMPA    GRANTS            AGGREGATE
              WARRENTON    SQUARE    SPOKANE    OAKHURST    POMONA     CASPER   BOULEVARD   PASS    DELANO     POOL
             ---------- ---------- ---------- ---------- ---------- ---------- --------- -------- -------- -----------
REVENUE
 Rooms....... $1,081,449 $1,237,790 $1,568,509 $1,210,879 $1,638,137 $1,017,991 $696,752  $597,292 $426,580 $29,881,624
 Food &
  Beverage...     54,092         --     11,784         --     98,513     14,550       --        --       --     878,680
 Telephone...     19,064     31,824     31,685     22,631     55,642     28,796   17,124    11,496    6,515     616,278
 Other
  Departments      4,429      7,285     18,603      4,993     76,248      1,975    4,459     2,344    1,630     200,257
 Other.......      4,117      3,669      2,817     23,059     28,422      5,435    1,685       823      679     155,266
TOTAL
 REVENUE..... $1,163,151 $1,280,568 $1,633,398 $1,261,562 $1,896,962 $1,068,747 $720,020  $611,955 $435,404 $31,732,105
             ---------- ---------- ---------- ---------- ---------- ---------- --------- -------- -------- -----------
OPERATING
 EXPENSES
 Departmental
  Expenses ..
  Rooms...... $  223,112 $  251,747 $  336,945 $  278,873 $  567,885 $  245,352 $175,577  $158,705 $165,085 $ 6,197,452
  Food &
   Beverage..      2,213     22,374     10,635     30,247     13,989      9,242   10,063     8,460    8,980     208,781
  Telephone..     11,831     21,917     19,105     15,881     33,186     16,650   14,826     8,381    5,314     380,752
  Supplies...      2,393      2,124      2,110      2,116      9,843      1,043    2,930       315      706      81,746
  Payroll &
   Related
   Exp.......        424        944        668        563        552        804      392       560       --      14,120
 Undistributed
  Expenses...                                                                                               $        --
  General &
   Administrative$   37,737$   43,813$   99,358$   61,465 $  163,630 $   62,760 $ 28,115  $ 27,209 $ 20,632 $ 1,390,672
  Franchise
   Fee(1)....     68,790    123,399         --    117,477     51,847     42,523   77,191    44,241   18,100   1,284,237
  Sales and
   Marketing(1)    24,262    30,269    147,073     33,910     99,910     42,977    9,211    29,194   34,148   1,529,308
  Property
   Maintenance    32,451     26,930     71,213     50,603    107,547     47,724   26,874    28,737   13,316   1,124,951
  Energy.....     45,209     44,455    121,426    100,396    119,997     59,890   26,613    40,195   42,010   1,472,752
 Fixed
  Charges....                                                                                                        --
  FF&E....... $   46,526 $   51,223 $   65,336 $   50,462 $   75,878 $   42,750 $ 28,801  $ 24,478 $ 17,416 $ 1,269,284
  Mangement
   Fee.......     58,158     64,028     81,670     63,078     94,848     53,437   36,001    30,598   21,770   1,586,605
  Real Estate
   Taxes.....     23,918     35,613     46,244     38,665    114,679     10,833   21,292    26,338   13,228   1,336,943
  Insurance..      5,817      7,787      8,409     11,057     21,297      8,669    6,393     6,900    5,012     204,517
  Other......         --     51,223         --         --         --         --       --        --       --     128,800
TOTAL
 EXPENSES.... $  582,841 $  777,845 $1,010,192 $  854,794 $1,475,089 $  644,654 $464,279  $434,311 $365,717 $18,210,922
             ---------- ---------- ---------- ---------- ---------- ---------- --------- -------- -------- -----------
Percent of
 EGI.........       50.1%      60.7%      61.8%      67.8%      77.8%      60.3%    64.5%     71.0%    84.0%       57.4%
NET OPERATING
 INCOME...... $  580,310 $  502,723 $  623,206 $  406,768 $  421,873 $  424,092 $255,741  $177,644 $ 69,687 $13,521,183
             ========== ========== ========== ========== ========== ========== ========= ======== ======== ===========
Average Room
 Rate(2)..... $    74.78 $    63.07 $    62.17 $    74.09 $    62.34 $    43.79 $  47.66  $  54.61 $  47.74 $     70.86
Average
 Occupancy(2)       64.0%      70.0%      66.0%      56.0%      45.0%      63.0%    66.0%     43.0%    51.0%       57.9%
December 1,
 1997 .......
 Principal
  Balance....         --         --         --         --         --         --       --        --       -- $85,732,818
Debt Service.         --         --         --         --         --         --       --        --       --   8,917,327
DSCR.........         --         --         --         --         --         --       --        --       --        1.52x
LTV..........         --         --         --         --         --         --       --        --       --        65.4%

------------
(1) Franchise Fee and Sales and Marketing Expenses are calculated as 8% of Total Revenue, except in the case of the limited-service hotels (Boise, Washington Square, Oakhurst, Nampa Boulevard, Grants Pass, and Delano), which are calculated as 12% of Total Revenue.

(2) Average Room Rate and Average Occupancy are shown as of August 31, 1997, for the Lincoln City, OR, property, and as of May 31, 1997, for the remaining properties.

                ACTUAL CASHFLOW 1994, 1995, 1996 -- SHILO INN



                                 1994          1995           1996
                              AGGREGATE      AGGREGATE     AGGREGATE
                                POOL*          POOL           POOL
                            ------------- -------------  -------------
REVENUE
 Rooms.....................  $21,997,153    $24,944,742   $29,037,956
 Food & Beverage...........      653,728        827,733       852,099
 Telephone.................      521,590        599,915       616,258
 Other Departments.........      175,998        186,522       195,660
 Other.....................       76,257        135,566       151,796
TOTAL REVENUE..............  $23,424,725    $26,694,478   $30,853,769
                             -----------    -----------   -----------
OPERATING EXPENSES
 Departmental Expenses
  Rooms....................  $ 5,534,144    $ 5,503,287   $ 6,054,184
  Food & Beverage..........      197,967        199,585       204,169
  Telephone................      351,863        352,375       377,981
  Supplies.................       82,044         83,938        78,524
  Payroll & Related Exp. ..        8,338          8,880        14,117
 Undistributed Expenses
  General & Administrative.  $ 1,383,986    $ 1,425,159   $ 1,349,558
  Franchise Fee............      230,027             --            --
  Sales and Marketing .....    1,351,368      1,610,161     1,497,833
  Property Maintenance ....    1,120,985      1,149,238     1,100,074
  Energy...................    1,412,132      1,336,767     1,434,010
 Fixed Charges
  FF&E.....................  $   223,120    $        --   $        --
  Management Fee...........    1,444,098      1,326,023     1,534,167
  Real Estate Taxes........    1,200,841      1,206,174     1,236,792
  Insurance................      184,507        185,442       235,808
  Other....................      125,280        128,149       129,147
TOTAL EXPENSES.............  $14,850,700    $14,515,178   $15,246,363
                             -----------    -----------   -----------
Percent of EGI.............           63%            54%           49%
NET OPERATING INCOME.......  $ 8,574,025    $12,179,300   $15,607,406
                             ===========    ===========   ===========
Average Room Rate..........  $     63.44    $     69.07   $     70.12
Average Occupancy..........         57.1%          52.1%         57.3%



------------
*Does not include Shilo Lincoln City.

 SHILO INN: THE LOAN

   Security. Each Shilo Inn Loan is a non-recourse loan, secured only by the applicable Shilo Mortgage encumbering, as applicable, the fee estate or the ground leasehold estate of the applicable Shilo Borrower in its Shilo Inns Property and certain other collateral relating thereto (including the related Shilo Assignment of Leases). Mortgagee is the insured under the title insurance policies which insure, among other things, that each of the Shilo Mortgages constitutes a valid and enforceable first lien on the applicable Shilo Inns Property, subject to certain exceptions and exclusions from coverage set forth therein. Such title insurance policies, together with the Shilo Notes, the Shilo Mortgages and the other Shilo Loan Documents will be assigned to the Trust Fund.

   Pursuant to seventeen subordinate deeds of trust, security agreement, assignment of rents, fixture filing and guaranty (each, a "Subordinate Shilo Mortgage" and collectively, the "Subordinate Shilo Mortgages"), executed by the respective Shilo Borrowers, the Shilo Inn Loans are, subject to the terms thereof, cross-collateralized. Under its Subordinate Shilo Mortgage, each Shilo Borrower has (i) guaranteed the obligations of the other Shilo Borrowers under their respective Shilo Inn Loans to the extent of the greater of (A) a stated floor which varies among the Shilo Inn Loans but is typically in the range of $1,000,000 and (B) 95% of the excess of the fair saleable value of the assets of the guarantor Shilo Borrower over its present or contingent liabilities (excluding its Subordinate Shilo Mortgage) up to a maximum of the original principal amount of the other Shilo Inn Loans guaranteed thereby, and (ii) granted to the mortgagee under such other Shilo Inn Loans, as security for such guaranty, a second lien on its Shilo Inns Property.

   Payment Terms. Each of the Shilo Inn I Loans matures on October 1, 2017 (the "Shilo Loan I Maturity Date"). The Shilo Inn II Loan matures on November 1, 2017 (the "Shilo Loan II Maturity Date"). The Shilo Inn I Loans bear interest at a fixed rate per annum equal to 8.47% (the "Shilo Inn I Interest Rate"). The Shilo Inn II Loan bears interest at a fixed rate per annum equal to 8.36% (the "Shilo Inn II Interest Rate"). Interest on each Shilo Inn Loan is calculated on the basis of a 360-day year, on twelve (12) 30-day months for each full calendar month and the actual number of days elapsed in the applicable period for which the interest is being calculated for any partial calendar month. The payment date (each, a "Payment Date") for each Shilo Inn Loan is the first business day of each month.

   The Shilo Inn Loans require monthly payment of principal and interest on each Payment Date in the amount, with respect to the Shilo Inn I Loans, in the aggregate, of $6,855,768 and, with respect to the Shilo Inn II Loan, of $2,061,559. On the Shilo Loan I Maturity Date and Shilo Loan II Maturity Date, as applicable, payment of the then outstanding balance of the principal, if any, together with all accrued and unpaid interest and all other sums payable under the documents evidencing, respectively, the Shilo Inn I Loans and the Shilo Inn II Loan, is required. For so long as no Event of Default (as hereinafter defined) under a Shilo Inn Loan has occurred, all payments received by the mortgagee with respect thereto shall be applied in the following order of priority: (i) to the repayments of sums advanced by the mortgagee pursuant to the terms of the documents evidencing the applicable Shilo Inn Loan for any reason (other than the initial advance of principal), including, without limitation, the payment of taxes, assessments, insurance premiums or other charges against the applicable Shilo Inns Property (together with interest thereon from the date of advance until the date repaid at the Shilo Default Rate (as hereinafter defined)); (ii) to the payment of any outstanding late charges; (iii) to the payment of accrued but unpaid interest which is due and payable; and (iv) to reduction of the then outstanding principal balance of the applicable Shilo Inn Loan, as such amount may be adjusted from time to time. Notwithstanding the foregoing, from and after an Event of Default, all payments received by the mortgagee with respect to each of the Shilo Notes shall be applied to principal, interest and/or other charges due under the Shilo Notes, as applicable, or under the other documents evidencing the related Shilo Inn Loan in such order as the mortgagee shall determine in its sole subjective discretion.

   If a Shilo Borrower defaults in the payment of any monthly installment of principal or interest on a Payment Date or if a Shilo Borrower fails to pay the principal balance of its Shilo Inn Loan on the Shilo Loan I Maturity Date or Shilo Loan II Maturity Date, as applicable, the interest rate under the related Shilo Inn Note will be increased to a default rate equal to the lesser of (i) the highest rate permitted by applicable law to be charged on commercial mortgage loans, and (ii) the Shilo Inn I Interest Rate or the Shilo Inn II Interest Rate, as applicable, plus four percent (4%) per annum (the "Shilo Default Rate"). In addition to any interest which may be charged, the applicable Shilo Borrower shall pay to mortgagee a late charge for the collection of late payments under its Shilo Inn Loan in an amount equal to five percent (5.0%) of any payment required under the Shilo Inn Note which is not paid within five (5) business days after the date such payment is due.

   Events of Default. Under each Shilo Inn Loan, pursuant to the terms of the related Shilo Mortgage, the occurrence of any of the following constitutes an "Event of Default": (a) failure to make any monthly payment of interest or principal in full within five (5) business days after the date the same is due, or failure to pay the principal balance when due; (b) failure to pay any other amount payable pursuant to the related Shilo Inn Note, the Shilo Mortgage or any other Shilo Loan Documents within five (5) business days after the date the same is due and payable; (c) if a default occurs under the related Shilo Inn Note or any of the other Shilo Loan Documents and such default is not cured before the expiration of any applicable grace or cure periods; (d) failure to keep in force the insurance required under the Shilo Mortgage to be maintained or failure to assign and deliver the insurance policies and proceeds to the mortgagee; (e) if the applicable Shilo Borrower attempts to assign its rights under the Shilo Mortgage or any Shilo Loan Document, or if any Transfer (as hereinafter defined) of the applicable Shilo Inn Property or interests in the applicable Shilo Borrower occurs other than in accordance with the provisions of the Shilo Mortgage; (f) if any representation, warranty or covenant of the Shilo Borrower made under the Shilo Mortgage or any other Shilo Loan Document or in any certificate, report, financial statement or other instrument or agreement furnished to the mortgagee shall prove false or misleading in any material respect; (g) if the applicable Shilo Borrower or any general partner or managing member of such Shilo Borrower makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; (h) the occurrence of certain bankruptcy and insolvency events; (i) if the applicable Shilo Borrower shall be in default beyond any grace or notice period, if any, under any other deed of trust, mortgage or security agreement (including the applicable Subordinate Shilo Mortgage) covering any part of the applicable Shilo Inn Property; (j) failure to comply with certain covenants requiring the Shilo Borrower to keep the applicable Shilo Inn Property free from liens and encumbrances; (k) if the applicable Shilo Borrower discontinues the operation of the applicable Shilo Inn Property or any part thereof for reasons other than repair or restoration arising from a casualty or condemnation, or if such Shilo Borrower is enjoined by any court or governmental authority from continuing the operation of its business, including, without limitation, entering into leases or performing its obligations thereunder, which injunction is not released or stayed, for forty-five (45) days; (l) except as otherwise permitted by the Shilo Mortgage, if the applicable Shilo Borrower or its general partner or managing member institutes or causes to be instituted any proceeding for the termination or dissolution of such Shilo Borrower or its general partner or managing member; (m) if the applicable Shilo Inn Property, or any part thereof, is subjected to waste or to removal, demolition or material alteration so that the value of such Shilo Inn Property is materially diminished thereby; and the mortgagee determines (in its subjective determination) that it is not adequately protected from any loss, damage or risk associate therewith; (n) if any judgment, writ, warrant of attachment or execution or similar process is issued or levied against the applicable Shilo Inn Property or any part thereof and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; (o) if the applicable Shilo Borrower shall be in default under any of the other terms, covenants or conditions of the related Shilo Inn Note, the Shilo Mortgage or any other Shilo Loan Document, other than as set forth in (a) through (n) above, for thirty (30) days after notice from the mortgagee, provided that if such default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and such Shilo Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require such Shilo Borrower in the exercise of due diligence to cure such default up to but not exceeding a maximum period of ninety (90) days; (q) if the applicable Shilo Borrower ceases to operate a hotel on the applicable Shilo Inn Property or terminates such business for any reason whatsoever; or (r) if the applicable Shilo Borrower operates the applicable Shilo Property under the name of any hotel chain or system other than Shilo Inn, without mortgagee's prior written consent.

    Pursuant to the terms of the Shilo Mortgages and the Subordinate Shilo Mortgages, the Shilo Inn Loans are cross-defaulted.

   Prepayment. Prepayment of the principal under any Shilo Inn Loan is allowed on any regularly scheduled Payment Date after the applicable Lockout Date (as defined below); provided that (a) no Event of Default then exists,
(b) the applicable Shilo Borrower gives mortgagee thirty (30) days' prior written note of its intention to prepay, and (c) such Shilo Borrower pays to mortgagee, in addition to the principal amount and all outstanding interest, fees, penalties, and other sums due under the related Shilo Loan Documents, as a prepayment charge (any such payment, a "Shilo Prepayment Charge"), an amount equal to the sum of (i) all amounts incurred by mortgagee in connection with the enforcement of its rights under the applicable Shilo Inn Note, Shilo Mortgage or any of the other Shilo Loan Documents, (ii) any amounts incurred by mortgagee to protect the applicable Shilo Inn Property or the lien or security created by the Shilo Loan Documents, or for taxes, assessments or insurance premiums as provided in the Shilo Loan Documents, and (iii) the greater of (A) 1% of the principal amount being prepaid and (B) the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments which such Shilo Borrower would otherwise be required to pay under its Shilo Inn Note during the original term absent such prepayment, including the unpaid principal amount which would otherwise be due on the scheduled Shilo Loan I Maturity Date or Shilo Loan II Maturity Date, as applicable, absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a "Mortgage Equivalent Basis" pursuant to the standards and practices of the Securities Industry Association), on the date of such prepayment, of the United States Treasury Security having the term to maturity closest to what otherwise would have been the remaining term thereof absent such prepayment (the "Comparison Treasury Security"), and (y) the principal amount being prepaid on the date of such prepayment. If there is more than one United States Treasury Security with a maturity equally close to what otherwise would have been the remaining term of the Shilo Inn Note being prepaid, the selection of the Comparison Treasury Security shall be at the sole discretion of mortgagee. Notwithstanding the foregoing, (i) any Shilo Inn Note may be prepaid at any time within ninety (90) days prior to the Shilo Loan I Maturity Date or Shilo Loan II Maturity Date, as applicable, without any Shilo Prepayment Charge, and (ii) no Shilo Prepayment Charge shall be payable with respect to a prepayment of a Shilo Inn Note resulting from mortgagee's election to apply any proceeds paid in connection with a casualty to or condemnation of the applicable Shilo Inn Property to reduce the indebtedness evidenced thereby.

   "Lockout Date" as used herein means the day immediately prior to the first Payment Date occurring after the tenth anniversary of the date of the applicable Shilo Inn Note (such anniversary being September 29, 2007 in the case of the Shilo Inn I Loans, and October 28, 2007 in the case of the Shilo Inn II Loan).

   Defeasance. Each Shilo Borrower may obtain the release of its Shilo Inn Property from the lien of the related Shilo Mortgage and Subordinate Shilo Mortgage only in connection with a permitted prepayment or payment in full at maturity of the related Shilo Inn Note. In the case of the Shilo I Loans, in the event that a Shilo Borrower makes a permitted prepayment of its Shilo Inn Note, such Shilo Borrower shall have the right to obtain a release of its Shilo Inn Property from the lien of the related Subordinate Shilo Mortgage upon the satisfaction of the following conditions: (a) receipt by mortgagee of a wire transfer of immediately available federal funds in an amount equal to the sum required to be paid in accordance with such Shilo Inn Note; (b) receipt by mortgagee of evidence satisfactory to mortgagee that there are no subordinate liens encumbering the Shilo Inn Properties that are to continue to be encumbered by the liens of the remaining Shilo Mortgages after the proposed release (such Shilo Inn Properties, the "Remaining Shilo Properties" and such Shilo Mortgages the "Remaining Shilo Mortgages"); (c) receipt by mortgagee of payment of all mortgagee's costs and expenses, including reasonable counsel fees and disbursements; (d) the aggregate Release Debt Service Coverage Ratio (as defined below) with respect to the Remaining Shilo Properties is equal to or greater than 1.45 to 1.00 as determined by mortgagee in its sole and absolute discretion; and (e) receipt by mortgagee of evidence reasonably satisfactory to mortgagee that such Shilo Borrower is solvent and shall not be rendered insolvent by the release of the Shilo Inn Property. The term "Release Debt Service Coverage Ratio"
 means the ratio of (a) the net operating income produced by the operation of the Remaining Shilo Properties for the twelve (12) calendar month period ending immediately prior to the date of determination to (b) the constant monthly payment that would be due under the Remaining Shilo Mortgages and related Shilo Inn Notes secured thereby with respect to the aggregate outstanding debt applicable to such Remaining Shilo Properties for the twelve
(12) calendar month period immediately following the date of determination. The release of the Shilo Inn Property which secures the Shilo Inn II Loan from the lien of the Shilo Inn II Mortgage is not contingent upon satisfaction of a Release Debt Service Coverage Ratio Covenant.

   Lockbox and Reserves. Under each Shilo Mortgage, the mortgagee may require that the applicable Shilo Borrower establish one or more accounts (the "Accounts") for the purpose of payment of taxes and assessments, insurance premiums, utility and other service charges to the applicable Shilo Inn Property, or payment of costs of prevention of, or clean-up or remediation of, environmental, health or safety conditions of such Shilo Inn Property. Such Accounts shall be established promptly upon the mortgagee's notice to such Shilo Borrower that the same shall be required and the deposit of any monies into any such Account shall be made or commence, if deposits are to be made in installments, on the Payment Date identified in the mortgagee's notice, but in no event shall such Payment Date be less than thirty (30) days from the date of such notice.

   On the date of the closing of the Shilo Inn Loans, an Account was established for reserves to pay the cost of fixtures, furnishings and equipment ("FF&E Work") with respect to each Shilo Inn Property. On each Payment Date each Shilo Borrower is obligated to deposit in the Account (or sub-account) the monthly sum required under its Shilo Mortgage as a reserve for on-going FF&E Work. The mortgagee shall disburse to the applicable Shilo Borrower from the applicable accounts, no more than once monthly, the amount necessary to reimburse such Shilo Borrower for the cost of FF&E Work, provided such Shilo Borrower has satisfied certain conditions including the submission, together with its requisition for reimbursement, itemized invoices and other reasonably requested documentation establishing the cost of such FF&E Work and related matters.

   If the total funds in any such Account shall exceed the amount of payments actually applied by the mortgagee for the purposes of such Account, such excess may be credited by the mortgagee on subsequent payments to be made under the applicable Shilo Inn Loan or, at the mortgagee's option, refunded to the applicable Shilo Borrower. If, however, any Account shall not contain sufficient funds to pay the sums required when the same shall become due and payable, the applicable Shilo Borrower shall, within ten (10) days after the receipt of written notice thereof, deposit with the mortgagee the full amount of such deficiency. If such Shilo Borrower shall fail to deposit the full amount of any such deficiency, the mortgagee shall have the right to make such deposit and all amounts so deposited by the mortgagee, and any interest thereon at the Shilo Default Rate from the date incurred by the mortgagee until actually paid by such Shilo Borrower, shall be immediately paid by such Shilo Borrower on demand and shall be secured by the applicable Shilo Mortgage and by all other related Shilo Loan Documents. If there is an Event of Default under a Shilo Mortgage, the mortgagee may apply at any time the balance then remaining in any related Account against the debt secured by such Shilo Mortgage in whatever order the mortgagee shall determine in its sole discretion. Upon full payment of the debt secured by any of the Shilo Mortgages, or at such earlier time as the mortgagee may elect, the balance of the related Accounts then in the mortgagee's possession shall be paid over to the applicable Shilo Borrower.

   Transfer of Properties and Interest in Borrower; Encumbrance; Other
Debt. As used herein, a "Transfer" means the conveyance, assignment, sale, mortgaging, encumbrance, pledging, hypothecation, granting of a security interest in, granting of options with respect to, or otherwise disposing of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise and whether or not for consideration of record), all or any portion of any legal or beneficial interest in all or any portion of a Shilo Inn Property or a Shilo Borrower or its managing or non-managing members (but excluding any legal or beneficial interest in any constituent non-managing member), and when used as a verb, "Transfer" means to effect any of the foregoing.

   The Shilo Mortgages generally prohibit Transfers of the Shilo Inn Properties or any rents derived therefrom or the right to manage or control the operation of the Shilo Inn Properties, and of the applicable Shilo Borrower or any direct or indirect interest therein. Notwithstanding the foregoing, the Subordinate Shilo Mortgages and the indebtedness secured thereby are permitted under the respective Shilo Mortgages and, subject to certain notice conditions and the requirement that the applicable Shilo Borrower pay certain costs and fees in connection therewith, (A) in the event that any member of such Shilo Borrower (or any partner or shareholder thereof) is a limited partnership, the limited partnership interests in such partner or shareholder may be encumbered or pledged; provided that, in the event of a proposed Transfer in connection with such encumbrance or pledge of 50% or more of the limited partnership interests in such partner, member or shareholder in any one or more transactions to any one person, prior to such transfer, such Shilo Borrower shall provide mortgagee with an opinion of counsel reasonably satisfactory to mortgagee stating that, if effected, the proposed Transfer would not result in the substantive consolidation by a bankruptcy court of the assets and liabilities of such person with the assets and liabilities of such Shilo Borrower and such other entities as the mortgagee may specify (a "Nonconsolidation Opinion"); and (B) the following Transfers will be permitted: (i) in the event that any member of such Shilo Borrower or any entity holding an interest in such Shilo Borrower is a corporation, Transfers of stock of such corporation shall be permitted, subject to mortgagee's reasonable consent, provided that (1) (a) following such Transfer (in a series of one or more transactions) less than 50% in the aggregate of stock in such corporation shall be held by any one entity or, if more, mortgagee may require such Shilo Borrower to deliver a Nonconsolidation Opinion of counsel reasonably satisfactory to mortgagee or (b) such Shilo Borrower shall have previously provided the mortgagee with such an opinion with respect to such person; (2) in no event shall such Shilo Borrower or corporate member thereof cease to be special purpose entity; (3) in no event shall 50% or more of such stock in the aggregate be the subject of one or more transfers during the term of the related Shilo Inn Loan; and (4) in the case of Shilo Inn I Loans, Mark S. Hemstreet shall continue to hold not less than fifty-one percent (51%) in the aggregate of the shares of such corporation; (ii) in the event that any member of such Shilo Borrower, or if applicable, any general partner of any member of such Shilo Borrower is a limited partnership, Transfers of limited partnership interests shall be permitted, subject to mortgagee's reasonable consent, upon satisfaction of the conditions set forth above in this paragraph enumerated as (B) (i)(1), (2) and (4), substituting the term "partnership interests" for the terms "stock" and "shares" and in no event shall any such Transfer result in the dissolution or termination of such Shilo Borrower or any corporate member of such Shilo Borrower; (iii) with respect to such Shilo Borrower and in the event that any member of such Shilo Borrower or any entity holding an interest therein is a limited liability company, Transfers of membership interests of such limited liability company shall be permitted, subject to mortgagee's reasonable consent upon satisfaction of the conditions set forth above in this paragraph enumerated as (B) (i)(1)-(4), substituting the term "membership interests" for the terms "stock" and "shares".

   Notwithstanding the general restriction against Transfers, Transfers of partnership interests, membership interests or corporate stock in any Shilo Borrower or any entity holding an interest in any Shilo Borrower between or among partners, members or shareholders, or Transfers of such interests to immediate family members of existing partners, members or shareholders or to trusts for estate planning purposes for the benefit of existing partners, members or shareholders or members of the transferor's immediate family shall be permitted without mortgagee's consent, provided that 1) in no event shall the applicable Shilo Borrower and any entity holding an interest in such Shilo Borrower who is special purpose entity cease to be a special purpose entity; and, in the case of Shilo Inn I Loans only: 2) in no event shall less than fifty-one percent (51%) in the aggregate of the partnership interests, membership interests or corporate shares of or in such Shilo Borrower be held by Mark S. Hemstreet after any such Transfer; and 3) in no event shall Mark
S. Hemstreet cease to directly or indirectly own the controlling interest in the managing general partner or managing member of such Shilo Borrower (as the case may be) after any such Transfer.

   Insurance. Each Shilo Borrower is required to maintain the following types of insurance with respect to its Shilo Inn Property: (a) insurance against loss or damage by fire, casualty and other hazards as now are or subsequently may be covered by an "all risk" policy or a policy covering "special" causes of loss, with such endorsements as mortgagee or the trustee may from time to time reasonably require, covering the Shilo Inn Property in an amount equal to 100% of the full insurable replacement value of the Shilo Inn Property (exclusive of footings and foundation below the lowest basement floor) without deduction for depreciation; (b) comprehensive general liability insurance under a policy containing "Comprehensive General Liability Form" of coverage and the "Broad Form CGL" endorsement (or a policy which otherwise incorporates the language of such endorsement), providing coverage in such amounts as mortgagee may from time to time reasonably require, but not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) general aggregate limit, and if such policy shall cover more than one property, such limits shall apply on a "per location" basis. If any elevators are located on the Shilo Inn Property, the foregoing amounts shall be increased to Three Million Dollars ($3,000,000) and Six Million Dollars ($6,000,000), respectively; (c) rental insurance in an amount equal to the greater of (x) not less than 100% of the actual rent for the preceding twelve (12) month period or (y) the annualized income based upon the most recent quarterly income statement including, in either case, the total amount of all other charges which are the legal obligations of the tenants, lessees and sublessees of the premises under the leases and all room revenues; (d) during the period of any new construction on the premises, "Builder's All-Risk Completed Value" or "Course of Construction" insurance policy in an amount equal to the minimum required by law; (e) insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of the Shilo Inn Property; (f) flood insurance, with a deductible not to exceed Three Thousand Dollars ($3,000), or such greater amount as may be satisfactory to mortgagee in its sole discretion, and in an amount equal to the full insurable value of the Shilo Inn Property or the maximum amount available, whichever is less, if the property is located in a federally designated flood hazard zone; (g) worker's compensation insurance or other similar insurance which may be required by governmental authorities or legal requirements in an amount at least equal to the minium required by law; (h) such other insurance coverage, in such amounts and such other forms and endorsements, as may from time to time be required by mortgagee and which are customarily required by institutional mortgagees to similar properties, similarly situated; (i) in the case of the Shilo Inn I Loans, a blanket fidelity bond and errors and omissions insurance coverage insuring against losses resulting from dishonest or fraudulent acts committed by (A) the Shilo Borrower's personnel or (B) temporary contract employees or student interns;
(j) such other insurance as may be required by the Management Agreement or as may be required by mortgagee from time to time in its reasonable discretion. Any such insurance coverage may be effected under a blanket policy or policies so long as such blanket policy shall comply with the terms of the applicable Shilo Mortgage and allocate to the applicable Shilo Inn Property the coverage specified in such Shilo Mortgage, without the possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein. All insurance required under the Shilo Mortgages must be obtained by insurers licensed authorized to issue insurance in the state where the Shilo Inn Property insured is located or obtained through a duly authorized surplus line insurance agent or otherwise in conformity with the laws of such state, with a rating no less than AA or its equivalent by any one of S&P, Duff & Phelps Credit Rating Co., Moody's, Fitch Investors Service, Inc., or any successors thereto, or with an A.M. Best Company, Inc. rating of A or higher and a financial size category of not less than X.

   Condemnation and Casualty. Each Shilo Borrower is required to notify the mortgagee immediately in the event of any commencement or threat of any taking or voluntary conveyance of all or any part of its Shilo Inn Property, or any interest therein or right accruing thereto or the use thereof, or any other injury to, or decrease in the value of such Shilo Inn Property, as a result of, or in the settlement of any condemnation or other eminent domain proceeding affecting such Shilo Inn Property whether or not the same shall actually have been commenced (a "Taking"). Each Shilo Borrower has granted to the mortgagee the exclusive power to collect, receive and retain the proceeds of any such Taking and to make any compromise or settlement in connection with such proceedings, but subject to the applicable Shilo Borrower's right to participate in condemnation proceedings; provided, however, that so long as no Event of Default has occurred and is then continuing, the applicable Shilo Borrower may participate in any such proceedings and shall be authorized and entitled to compromise or settle any such proceeding with respect to condemnation proceeds in an amount less than $100,000. If such proceeds are in an amount in excess of $100,000, in no event shall the Shilo Borrower adjust, compromise, settle or enter into any agreement with respect to such proceedings without the mortgagee's prior written consent, which may be withheld in the mortgagee's sole and absolute discretion. All proceeds of any Taking, and any purchase in lieu thereof, have been assigned and are to be paid to the mortgagee free and clear of all liens and encumbrances. In connection with any Taking, the mortgagee, to the extent it has not been reimbursed by the Shilo Borrower, shall be entitled, as first priority out of any award, to reimbursement for all its costs, fees, reimbursements and expenses reasonably incurred in the determination and collection of any award.

   The mortgagee shall have the option to apply such condemnation proceeds toward the payment of the debt evidenced by the applicable Shilo Note or to allow such proceeds to be used to pay the cost of work for the sole purpose of restoring the applicable Shilo Inn Property. In the event the mortgagee elects to make condemnation proceeds available to used toward the restoration or rebuilding of the applicable Shilo Inn Property, such proceeds shall be disbursed in the manner and subject to the conditions applicable as if the same were insurance proceeds in connection with damage or destruction to such Shilo Inn Property, as more particularly described below. Any excess proceeds remaining after completion of such restoration or rebuilding shall be applied to the repayment of the debt evidenced by the applicable Shilo Note.

   In the event of any casualty to any of the Shilo Inn Properties, the applicable Shilo Borrower is obligated to give prompt notice to the mortgagee thereof and of its good faith estimate of the cost of repairing or restoring affected Shilo Inn Property, and, provided that the mortgagee shall elect to apply the net insurance proceeds to pay for the cost of the repair, restoration or rebuilding of the affected Shilo Inn Property, the applicable Shilo Borrower will be required promptly to commence and diligently prosecute to completion such repair, restoration and rebuilding of such Shilo Inn Property free and clear of any liens and claims. The applicable Shilo Borrower may not adjust, compromise or settle any claim for insurance proceeds without the prior written consent of the mortgagee, not to be unreasonably withheld or delayed, provided that no Event of Default has occurred and is then continuing; and provided further, that, except after the occurrence of an Event of Default, the mortgagee's consent shall not be required with respect to the adjustment, compromising or settlement of any claim for insurance proceeds in an amount less than $100,000.

   Proceeds to be used for restoration are to be held by the mortgagee and paid from time to time to the applicable Shilo Borrower as the restoration work progresses, subject to each of the following conditions: (i) delivery of an architect's certificate estimating the cost of completing such work, and, if such amount is greater than the applicable insurance proceeds, the applicable Shilo Borrower shall have delivered to the mortgagee (x) cash collateral in amount equal to such excess, or (y) an unconditional, irrevocable, clean sight direct draw draft letter of credit, in form, substance and issued by a bank acceptable to the mortgagee in its sole discretion, in the amount of such excess or (z) a completion bond in form, substance and issued by a survey company acceptable to the mortgagee in its sole discretion; (ii) if the cost of such work is reasonably estimated to equal or exceed $50,000, such work shall be performed under the supervision of a reputable architect and the mortgagee shall have approved of the plans and specifications of such work, which approval shall not be unreasonably withheld; (iii) each request for payment shall be made on not less than ten
(10) business days' prior notice and shall be accompanied by an architect's certificate or, if an architect's supervision is not required, by a certificate of an officer of the applicable Shilo Borrower or its managing member stating that (w) all of the work completed has been done in compliance with approved plans and specifications, (x) that the sum is justly due, and when added to all sums previously paid out by the mortgagee does not exceed the value of the work done to the date of such certificate, (y) that title to the personal property items covered by the request for payment is vested in such Shilo Borrower, and (z) the remaining cost to complete such work; (iv) each request for payment shall be accompanied by waivers of lien satisfactory to the mortgagee covering that part of the work for which payment or reimbursement is being requested and, if the mortgagee so requires, a search prepared by a title company or licensed abstractor, or by other evidence satisfactory to the mortgagee that there has not been filed with respect to the applicable Shilo Inn Property any mechanic's or other lien relating to any part of the work; (v) the mortgagee has the right to inspect the work;
(vi) proceeds shall not be disbursed more frequently than thirty (30) days; and (vii) until such time as the work has been completed and the mortgagee has received copies of any and all final certificates of occupancy or other certificate, licenses and permits required for the ownership, occupancy and operation of the applicable Shilo Inn Property, the mortgagee may retain up to ten percent (10%) of the cost of the work.

   Except as described in the sentence immediately following, mortgagee shall have the option, in its discretion, to apply all or any part of the proceeds in connection with a casualty in such manner as mortgagee may elect to any one or more of the following: (i) the payment of the debt, in its discretion, whether or not due, in any proportion or priority as mortgagee, in its sole discretion, may elect; (ii) the repair or restoration of the affected Shilo Inn Property; (iii) the cure of any Default or Event of Default under the applicable Shilo Loan Documents; (iv) the reimbursement of the costs and expenses of the mortgagee in connection with the recovery of the proceeds. Following the occurrence of an insured casualty, mortgagee shall apply the net proceeds to pay the cost of the work provided that each of the following conditions is fully satisfied: (i) no Event of Default under the applicable Shilo Mortgage shall have occurred and be continuing; (ii) the applicable Shilo Borrower shall have agreed in writing with mortgagee to proceed promptly with the restoration; (iii) the net proceeds in connection with such casualty shall not exceed the outstanding amount of the debt under the related Shilo Note; (iv) a reputable architect shall have delivered to mortgagee a certificate estimating the cost of fully completing the restoration and a schedule of the time required; (v) the applicable Shilo Borrower shall have provided evidence reasonably satisfactory to mortgagee that the proceeds of the rent insurance will be available to offset fully any loss of rents throughout the completion of the restoration; (vi) the applicable Shilo Borrower shall have provided evidence satisfactory to mortgagee that upon completion of the restoration, the ratio of net cash flow from the affected Shilo Inn Property to the debt service on the related Shilo Note shall be at least equal to 1.35:1 as determined by mortgagee at its discretion; (vii) the ratio of the principal amount of the applicable Shilo Note then outstanding to the value of the affected Shilo Inn Property after completion of the restoration shall not exceed .70; (viii) following the restoration, the use, occupancy, and operation of such Shilo Inn Property as a hotel shall be permitted under all applicable zoning laws; (ix) mortgagee shall have received from the applicable Shilo Borrower certain statements and certificates as set forth in the applicable Shilo Mortgage; and (x) the applicable Shilo Borrower shall have agreed in writing with mortgagee that all costs and expenses incurred by mortgagee in connection with making the net proceeds available for the restoration of such Shilo Inn Property shall paid by such Shilo Borrower as a cost of the restoration.

   Approval Rights. The management of the Shilo Inn Properties shall be by either: (a) the applicable Shilo Borrower or an affiliate of such Shilo Borrower approved by the mortgagee for so long as such Shilo Borrower or said affiliated entity is managing the applicable Shilo Inn Property in a first class manner satisfactory to the mortgagee; or (b) a professional property management company approved by the mortgagee, which approval shall not be unreasonably withheld. Such management by an affiliated entity or a professional property management company shall be pursuant to a written agreement approved and collaterally assigned to the mortgagee. In no event shall any manager be removed or replaced or the terms of the applicable management agreements be modified or amended without the mortgagee's prior written consent.

   No Shilo Borrower may, without the mortgagee's consent, undertake to restore or alter, nor consent to any restoration, alteration, construction, demolition, addition or removal of, its respective Shilo Inn Property or any portion thereof (any such restoration, alteration, construction, demolition, addition or removal, a "Shilo Alteration"), which consent may be withheld in the mortgagee's sole discretion, unless (i) the Shilo Alteration is non-structural and interior and will cost less than $250,000 to complete; or
(ii) the Shilo Alteration involves the removal and disposing of equipment which may have become obsolete or unfit or is no longer useful in the management, operation or maintenance of the Shilo Inn Properties.

   Financial Reporting. Each Shilo Borrower is required to provide the mortgagee the following: (a) copies of all tax returns filed by such Shilo Borrower, within thirty (30) days after the date of filing; (b) annual operating statements for its Shilo Inn Property within forty-five (45) days after the end of each fiscal year; (c) annual financial statements for such Shilo Borrower within ninety (90) days after the end of each calendar year; and, upon mortgagee's request, financial statements from each indemnitor and guarantor under the applicable Shilo Inn Loan; (d) annually, on January 15, an occupancy summary for the applicable Shilo Inn Property setting forth the occupancy rates, average daily room rates, and room revenues for each month of the preceding calendar year, as well as annual averages of the same, and such other information as may customarily be reflected thereon or reasonably requested by mortgagee; and (e) such other information with respect to such Shilo Inn Property, Shilo Borrower, the principals and members of such Shilo Borrower, as applicable, and each indemnitor and guarantor under any indemnity or guaranty executed in connection with the related Shilo Note which may be requested from time to time by mortgagee, within a reasonable time after the applicable request (it being acknowledged and agreed by each Shilo Borrower that, during the first twelve (12) months of the term of the applicable Shilo Inn Loan, mortgagee may require monthly operating statements for the related Shilo Inn Property).

   Other Loan Documentation. Pursuant to seventeen Indemnity and Guaranty Agreements, each executed by Mark S. Hemstreet (the "Guarantor") in connection with each of the Shilo Inn Loans, the Guarantor has guaranteed payment to the mortgagee of, and to pay, protect, defend and save the mortgagee harmless and to indemnify the mortgagee from and against any and all liabilities, obligations, losses, damages, costs and expenses, demands and judgments (collectively, the "Costs") which may at any time be imposed upon, incurred by or awarded against the mortgagee in connection with (a) misappropriation by the applicable Shilo Borrower, any affiliate thereof or any agent or employee of such Shilo Borrower of any insurance or condemnation proceeds; (b) any tenant security deposits or other refundable deposits; (c) any rents from tenants under leases of all or any portion of the applicable Shilo Inn Properties received by the respective Shilo Borrower more than one
(1) month in advance and not applied in accordance with the documents evidencing the applicable Shilo Inn Loan; (d) any rents received following an Event of Default which are not either applied to the ordinary and necessary expenses of owning and operating the applicable Shilo Inn Property or delivered to the mortgagee upon demand therefor; (e) waste committed on the applicable Shilo Inn Property while the respective Shilo Borrower or an affiliate thereof are in possession thereof; (f) failure of the applicable Shilo Borrower to pay all valid taxes, assessments, mechanics' liens, materialmen's liens or other claims which could create liens on all or any portion of the applicable Shilo Inn Property; (g) fraud or material misrepresentation by the applicable Shilo Borrower or any of its affiliates, any guarantor, indemnitor or agent, employee or other person authorized or apparently authorized to make statements or representations on behalf of such Shilo Borrower, any affiliate of such Shilo Borrower or any guarantor or indemnitor; (h) following an Event of Default, failure to deliver to the mortgagee on demand all security deposits, books and records relating to the Shilo Inn Properties and in the possession or control of the applicable Shilo Borrower or any affiliate, agent or employee thereof; (i) a Transfer without the obtaining of the mortgagee's prior written consent which gives the mortgagee the right to declare all sums secured by the applicable Shilo Mortgage immediately due and payable; (j) encumbrance of the applicable Shilo Inn Property without first obtaining the mortgagee written consent, in violation of the terms of the documents evidencing the applicable Shilo Inn Loan; or (k) violation of the covenant that each Shilo Borrower shall maintain its status as a single-purpose entity, without first obtaining the mortgagee's written consent.

   Pursuant to seventeen Environmental Health and Safety Indemnity Agreements, executed in each case by the applicable Shilo Borrower and Mark
S. Hemstreet (the "Environmental Guarantors") in connection with each of the Shilo Inn Loans, the Environmental Guarantors, with respect to the applicable Shilo Inn Property, have assumed liability for, agreed to pay and indemnify and save mortgagee, its officers, directors, shareholders, principals, partners, representatives, employees, agents, successors and assigns harmless from costs and liabilities arising out of violations of environmental laws, the presence or release of hazardous substances on the applicable Shilo Inn Property and surrounding areas, and related matters.

   Each Shilo Borrower in connection with its Shilo Inn Loan has also executed and delivered a Security Agreement pursuant to which it has granted to mortgagee a security interest in the buildings, improvements, personalty and general intangibles located at or pertaining to its Shilo Inn Property, and an Omnibus Assignment of Contracts and Permits pursuant to which it has collaterally assigned to the mortgagee all contract rights and benefits, documents, insurance policies, contracts and other instruments relating to its Shilo Inn Property and all building permits, surveys, architectural plans and specifications, certificates of occupancy licenses, authorizations and agreements with utility companies owned by such Shilo Borrower with respect to or in connection with its Shilo Inn Property.

FARB INVESTMENTS APARTMENT PORTFOLIO




                               LOAN INFORMATION

                                   ORIGINAL    DECEMBER 1, 1997
                                   --------    ----------------
PRINCIPAL BALANCE:               $64,880,000      $64,781,452

NON PROPERTY RELATED MEZZANINE
DEBT:                            1,940,000

ORIGINATION DATE:                September 19, 1997

MATURITY DATE:                   October 1, 2007

INTEREST RATE:                   7.40%

AMORTIZATION:                    30 years

HYPERAMORTIZATION:               N/A

PREPAYMENT TERMS/
DEFEASANCE/
RELEASE PROVISIONS:              The loan may not be prepaid until the period
                                 90 days prior to the Maturity Date, at which time the balance may be prepaid without penalty. Subsequent to the fifth anniversary of the Origination Date or the second anniversary of the Delivery Date, defeasance will be permitted upon the delivery of appropriate defeasance collateral.

THE BORROWER:                    The borrowing entities, Farb Investments Nob
                                 Hill, Ltd., and Farb Investments West Point,
                                 Ltd., as well as their general partners, are organized as special-purpose, bankruptcy-remote entities.

LIEN POSITION:                   First mortgage lien on the Nob Hill
                                 Apartments and West Point Apartments.

CROSS-COLLATERALIZATION/
DEFAULT:                         Yes

                             PROPERTY INFORMATION

PROPERTY TYPE:                   Multi-family

LOCATION:                        Nob Hill Apartments
                                 5410 N. Braeswood Boulevard
                                 Houston, TX
                                 West Point Apartments
                                 8700 Woodway
                                 Houston, TX

OCCUPANCY:                       Nob Hill Apartments                    98.3%
                                 West Point Apartments                  95.1%
                                 --------------------------------------------
                                 Total                                  96.7%

UNITS:                           Nob Hill Apartments                    1,326
                                 West Point Apartments                  1,280
                                 --------------------------------------------
                                 Total                                  2,606

YEAR BUILT:                      Nob Hill Apartments               1967 -1970
                                 West Point Apartments             1969 -1972

THE COLLATERAL:                  2 multi-family properties, containing a
                                 total of 2,606 units

PROPERTY
MANAGEMENT:                      Farb Realty Company

1996 NET
OPERATING INCOME:                Nob Hill Apartments               $3,320,289
                                 West Point Apartments             $2,497,397
                                 --------------------------------------------
                                 Total                             $5,817,686

UNDERWRITTEN
CASHFLOW:                        Nob Hill Apartments               $3,921,962
                                 West Point Apartments             $3,369,272
                                 --------------------------------------------
                                 Total                             $7,291,234

APPRAISED VALUE:                 $81,100,000

APPRAISED BY:                    O'Connor & Associates

APPRAISAL DATE:                  August 7, 1997         (Nob Hill Apartments)
                                 July 29, 1997        (West Point Apartments)

LTV AS OF 12/1/97:               79.9%

ANNUAL DEBT
SERVICE:                         $5,390,592

DSC:                             1.35x

LOAN / UNIT AS OF 12/1/97:       $24,859

FARB INVESTMENTS LOANS: THE BORROWERS; THE PROPERTY



   The Loan. The Farb Loans were made to the respective Farb Borrowers (as defined below under "--The Borrowers") in the original principal amounts, respectively, of $28,640,000 ("Farb Loan 1") and $36,240,000 ("Farb Loan 2"),
as originated by L.J. Melody and Company ("L.J. Melody") on September 19, 1997 and acquired simultaneously therewith by Merrill Lynch Mortgage Capital Inc. ("MLMC"). The Farb Loans have a principal balance as of the Cut-Off Date, respectively, of approximately $36,184,954 and approximately $28,596,498, and each Farb Investments Loan is evidenced by a promissory note (each, a "Farb Note" and collectively, the "Farb Notes") and secured by, among other things, a Multifamily Deed of Trust, Assignment of Rents and Security Agreement (each, a "Farb Deed of Trust" and collectively, the "Farb Deeds of Trust") each encumbering an apartment complex located in Harris County, Texas (each, a "Farb Property" and collectively, the "Farb Properties").

   The Borrowers. The borrower under the Farb Loan 1 is Farb Investments Nob Hill, Ltd. and the borrower under the Farb Loan 2 is Farb Investments West Point, Ltd. (each, a "Farb Borrower" and, collectively, the "Farb Borrowers"), and each is a special-purpose limited partnership organized under the laws of the State of Texas. The sole general partner of the Farb Borrower under Farb Loan 1 is Farb Nob Hill, Inc. and the sole general partner of the Farb Borrower under Farb Loan 2 is Farb West Point, Inc. (each, a "Farb Borrower GP" and collectively, the "Farb Borrower GPs"), a Texas corporation. The limited partnership agreement of each Farb Borrower provides that it is organized for the sole purpose of owning its respective Farb Property, leasing, managing, operating and mortgaging the same, and carrying on all incidental or related activities. The articles of incorporation of each of the Farb Borrower GPs provide that the sole and exclusive purpose of such Farb Borrower GP is to acquire and hold the general partnership interest in the applicable Farb Borrower and to engage in related activities.

   The Properties. Each of the Farb Properties is comprised of the respective Farb Borrower's fee interest in an apartment complex located in Texas. The Farb Apartments Properties securing the Farb Loan consists of 2 multi-family properties containing a total of 2,606 units. As of October 31, 1997 the weighted average occupancy for the Farb Apartments Properties was 97.2%. The aggregate appraised value of the Farb Properties, based on the appraisals performed by O'Connor & Associates, is $81,100,000.

   Market Overview. The Farb Apartments are located within the Houston Consolidated Metropolitan Statistical Area (CMSA) which is composed of a seven-county area. Houston is the fourth largest city in the United States, with a metropolitan population of over three million people. During the 1960's and 1970's, more than 200 corporations moved their headquarters to Houston. Thirty-four of the thirty-five major energy and petroleum corporations are headquartered in the city, which has created the "energy capital" of the world. The population of the seven-county CMSA is projected to increase by an additional 1.48 million people by the year 2010.

   Houston's job growth has been strong, producing approximately 40,100 new jobs in 1996. According to the June 1997 report by the Texas Employment Commission (TEC), the Houston CMSA non-agricultural employment for June 1997 numbered 1,852,600, up from 1,820,500 in February 1997 and up from 1,809,700 in August 1996. According to the TEC, the Houston unemployment rate for June 1997 was 5.9% which was down from 6.1% in June 1996. The Texas unemployment rate was for the same periods was 6.1% and 6.4% respectively. Houston has several major universities including the University of Houston and Rice University. As the largest employer in Houston, the world famous Texas Medical Center employs approximately 52,000 persons and has an operating budget of $4.25 billion. The Johnson Space Center which is located south of downtown Houston employs approximately 16,000 people. The Johnson Space Center has been selected to develop the majority of the $8 billion Space Station project. The Port of Houston is a 25-mile long complex of facilities with access to the Gulf of Mexico. More than 2,000 import/export companies operate in the city and over 50 governments maintain consulates in Houston. The Port of Houston Magazine reported tankers loaded and discharged approximately 53.57 million tons of petroleum, petroleum products, industrial chemicals, and other cargo at the Port of Houston in 1996. The Houston real estate market is continuing to recover from an imbalance of supply and demand which resulted from the 1982 oil glut and downturn in the petrochemical industry.

 Construction during the 1970's and early 1980's, within all segments of the real estate market, continued on the assumption that the local economy was immune to recession, based on the favorable experience of the proceeding ten years, including the 1974 oil embargo. As a result, the supply of virtually all types of real estate in the Houston area exceeded the demand until recently. However, as absorption of this overbuilding has been occurring for ten plus years, the level of excess supply has decreased substantially. Since 1994, significant levels of new construction and absorption have occurred in many area market segments. All segments of the market continue to improve with decreasing vacancies and increasing rents.

   The Houston apartment market is comprised of 2,342 apartment projects which contain 384,940 units. The overall apartment market is experiencing an overall occupancy rate of approximately 91.63%. Rental rates have been increasing gradually for the past three years and renal concessions have virtually disappeared. Rental rates for resident-paid units are at the highest level since Spring 1983, averaging $0.594 per square foot.

   Houston ranked as the third highest city in the country for projected job growth through 1996. The city continues to diversify away from the oil business. Houston now has a fundamentally healthy, viable economic base, with only normal, typically expected unemployment, following the downturn of the energy industry. In the past the city has suffered from over-building in the 1980's rather than from a weak economic base. In 1994, significant levels of new construction began occurring in several market segments. The local real estate economy bottomed out in 1987 and has experienced a gradual recovery during the 1990's. Additionally, area economists are predicting a continued gradual recovery for the economy as well as the real estate market in the foreseeable future. The retail, multifamily and industrial segments have improved drastically over the last decade while the office sector is still the weakest which is the result of the greatest overbuilding in the 1980's. Numerous sectors of the market in some submarkets indicate strength sufficient to warrant additional construction immediately. For the first time in recent history, the Houston economy has become diversified and exhibits trends which are favorable for long-term economic stability. Houston's population and economy are expected to continue to grow over the next decade, but at a much slower rate than the years of the late 1970's and early 1980's.

   West Point. The West Point Apartments are located at 8700 Woodway in Houston, Texas. The site contains approximately 38 acres of land and is improved with 1,280 apartment units located at the intersection of Woodway Drive and Lazy Hollow Drive. The apartments were constructed by the current owner in phases from 1969 through 1972 and contain 950 master-metered units and 330 units which are separately-metered. The total net rentable area is 981,507 square feet and the gross building area including office/clubhouse, storage, and laundry rooms is 993,307 square feet. Occupancy for the 31-month period ended July 31, 1997 has averaged 95%.

   The West Point Apartments are contained in two-story, garden-style apartment buildings constructed from 1969 to 1972. The perimeter is fenced with brick and iron rail fencing with limited access gates controlling pedestrian and auto traffic through the property. The West Point Apartments include nine fenced swimming pools and nineteen laundry rooms with coin-operated washers and dryers. A new leasing office/clubhouse was constructed in 1995 and features a modern computer room, mini-theater, exercise room, and aerobics room. Unit amenities include ceiling fans, full kitchen packages, private patios/balconies, walk-in closets, built-in shelving and cable television hookups. Landscaping is mature and above average. The property has been well-maintained by the owners with many updates over the years.

   The subject property consists of West Point Apartments and the adjacent Creekside Apartments, which are operated as one property. It is located near Westheimer which is one of the busiest streets in Houston. The properties use one leasing office and one clubhouse located between the two properties. The entire property is gated with access by an entrance keypad. In addition, access to each section is restricted by gates and fences. Prospective tenants are shown various units via a large van. In addition, the property contains a 4 row theater with a big screen TV.

   The West Point Apartments are well-located in the Woodlake/Westheimer Market Area which is adjacent to the Galleria Market Area. The Galleria has the highest recorded retail and office rents in Houston. The property is located at the intersection of Woodway Drive and Lazy Hollow Drive with frontage on Westheimer. The property is accessible from downtown Houston by traveling west on Westheimer Road which is an 8-lane, 2-way, primary area thoroughfare which handles heavy daily traffic flows. Lazy Hollow is a two-lane, two-way concrete paved roadway which dead-ends at Westheimer. Woodway Drive is a two-lane, two-way concrete-paved roadway which handles minimal daily traffic. Accessibility and visibility are considered to be good. Public transportation is available within 1 block of the property.

   Nob Hill. The Nob Hill Apartments are located at 5410 N. Braeswood Boulevard in Houston, Texas on a 38-acre site comprised of a 1,326-unit apartment complex. The Nob Hill Apartments are actually four contiguous complexes which contain a total of 177 buildings. One complex was purchased by the current owner in 1969 and the remaining complexes were built in phases from 1969 to 1970. The Nob Hill Apartments are well-maintained and have received many updates over the years. Gross building area includes office/clubhouse, storage, and laundry rooms, with a total of 1,196,324 square feet with a net rentable area of 1,188,324 square feet. Occupancy for the 31-month period ended July 31, 1997 has averaged in excess of 95%.

   Automobile access is controlled via controlled-access gates. Numerous property amenities include nine swimming pools, sixteen laundry rooms, and a large clubhouse. The clubhouse features "movie night" with videos played on a large screen TV. It also contains 2 kitchens, a big screen TV and three sitting areas. Unit amenities include ceiling fans, full kitchen packages, private patios/balconies, walk-in closets, built-in shelving and cable television hookups. Landscaping is above average with courtyards and mature trees and shrubs providing a park-like setting. The complex is well-located near many retail, office and other employment centers as well as near two exclusive residential areas of Houston known as Memorial Village and Riverside.

   The property is known as a quiet and conservative complex. The tenant base is comprised of 35% senior citizens, 15% medical or law students, and the remaining, 50% white collar professionals.

   Environmental Reports. Phase I environmental site assessments have been performed on the Farb Properties between August 27, 1997 and September 5, 1997. The Phase I environmental site assessments did not reveal any environmental liabilities that the Depositor believes would have a material adverse effect on the Farb Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessments.

   Engineering Reports. Property Condition Reports were completed on the Farb Properties between July 29, 1997 and August 7, 1997 by a third party due diligence firm. The Property Condition Reports concluded that the Farb Properties were in good condition and identified approximately $221,708 in deferred maintenance requirements. At the origination of the Farb Loans, the Farb Borrowers established a deferred maintenance reserve account equal to $277,135 (125% of estimated costs) to fund the cost of addressing the identified items.

   Property Management. The Farb Properties are managed by Farb Realty Company (the "Farb Manager"), a Texas corporation, pursuant to 7 separate management agreements between, in each case, the Farb Manager and the applicable Farb Borrower (each, a "Farb Management Agreement" and collectively, the "Farb Management Agreements"). The Farb Management Agreements provide for a management fee equal to 5% of the monthly gross revenues for each Farb Property. Each Farb Management Agreement is for a term of one (1) year and is automatically renewed for successive one (1) year terms unless sooner terminated by either party thereto.

   Pursuant to each of two assignments of management agreement, consent and agreement of manager (each, a "Farb Manager's Consent" and collectively, the "Farb Manager's Consents"), dated as of September 19, 1997 and executed with respect to the Farb Management Agreements, by the Farb Manager and the applicable Farb Borrower, the Farb Manager has agreed (i) if an Event of Default (as hereinafter defined) occurs, the applicable beneficiary may terminate the Farb Management Agreements which are the subject of such Farb Manager's Consent upon 30 days' written notice or require the applicable Farb Manager to continue performance; (ii) the applicable beneficiary is not bound by any amendment or modification of the Farb Management Agreements made without its consent; (iii) any and all monies, rents, deposits, penalties and the like held by the Farb Manager pursuant to the applicable Farb Management Agreements shall be payable to the beneficiary on demand; (iv) if the beneficiary succeeds to the interests of the applicable Farb Borrower, or in the event the beneficiary exercises its option to terminate the applicable Farb Management Agreements, no termination fee, commission, construction management fee, administrative fee, charge, penalty or other compensation shall be due and payable by the beneficiary to the applicable Farb Manager as a result thereof; (v) the lien of the applicable Farb Deed of Trust and the other documents evidencing the applicable Farb Loan, shall be superior to and have priority over the Farb Management Agreements as well as any claim, security interest or right to payment of the Farb Manager arising out of or in any way connected with its services performed under such Farb Management Agreements; (vi) subject to notice and a 30-day cure period, in the event that the beneficiary reasonably determines that the applicable Farb Properties are not being managed in accordance with generally accepted management practices for properties similar to such Farb Properties, the mortgagee may require the applicable Farb Borrower to replace the Farb Manager with a manager acceptable to the beneficiary; and (vii) the Farb Manager will not terminate the applicable Farb Management Agreements and will not cease to perform its services thereunder for any reason without giving the beneficiary 30 days' prior written notice in order to afford the beneficiary an opportunity to cure any breach or default of the applicable Farb Borrower and/or to exercise its rights as described in the documents evidencing the applicable Farb Loan.

PROPERTY NAME            YEAR BUILT /    TYPE      NUMBER      AVERAGE        TOTAL      MONTHLY   POTENTIAL       MARKET
ADDRESS        OCCUPANCY  (RENOVATED)   OF UNIT   OF UNITS   SQUARE FEET   SQUARE FEET     RENT       RENT          RENT
--------------- -------- ---------------------------------- ------------- ------------- --------- ----------- ---------------
Nob Hill
 Apartments       98.7%    1967 -1970  1BR /   1BA    320         670         214,400     $  560   $  179,200   $470   -$550
 5410 North
 Braeswood                   (1985)    1BR /   1BA     84         756          63,504        605       50,820   $480   -$610
 Houston, TX                           1BR /   1BA     37         798          29,526        630       23,310   $480   -$610
                                       2BR /   1BA    183         850         155,550        630      115,290   $570   -$680
                                       2BR /   1BA    100         900          90,000        685       68,500   $570   -$680
                                       2BR /   1BA    120         930         111,600        680       81,600   $570   -$680
                                       2BR /   1BA     20         936          18,720        680       13,600   $570   -$680
                                       2BR /   1BA     60         942          56,520        680       40,800   $570   -$680
                                       2BR /   2BA    110       1,050         115,500        780       85,800   $660   -$810
                                       2BR /   2BA     66       1,054          69,564        760       50,160   $660   -$810
                                       2BR /   2BA     92       1,066          98,072        780       71,760   $660   -$810
                                       2BR /   2BA     22       1,120          24,640        860       18,920   $660   -$810
                                       2BR /   2BA     28       1,210          33,880        880       24,640   $660   -$810
                                       2BR /   2BA     74       1,240          91,760        915       67,710   $660   -$810
                                       3BR / 2-3BA      4       1,282           5,128      1,060        4,240   $900 -$1,100
                                       3BR / 2-3BA      2       1,440           2,880      1,260        2,520   $900 -$1,100
                                       3BR / 2-3BA      4       1,770           7,080      1,460        5,840   $900 -$1,100
                                                 ---------- ------------- ------------- --------- ----------- ---------------
TOTAL / WEIGHTED AVERAGE                            1,326         896       1,188,324     $  682   $  904,710

--------------- -------- ---------------------------------- ------------- ------------- --------- ----------- ---------------
West Point
 Apartments       96.3%    1969 -1972  1BR /   1BA    288         615         177,120     $  480   $  138,240   $450   -$507
 8700 Woodway                          1BR /   1BA    160         615          98,400        550       88,000   $409   -$525
 Houston, TX                           1BR /   1BA    166         720         119,520        575       95,450   $419   -$690
                                       1BR /   1BA      1         722             722        505          505   $535   -$585
                                       1BR /   1BA      2         728           1,456        510        1,020   $535   -$585
                                       1BR /   1BA    232         736         170,752        590      136,880   $419   -$690
                                       1BR /   1BA      1         752             752        525          525   $535   -$585
                                       1BR /   1BA     80         798          63,840        620       49,600   $419   -$690
                                       1BR /   1BA      1         822             822        575          575   $535   -$575
                                       1BR /   1BA      1         885             885        575          575   $535   -$575
                                       1BR /   1BA      1         890             890        625          625   $535   -$575
                                       2BR /   1BA     52         928          48,256        690       35,880   $519   -$800
                                       2BR /   1BA     64         936          59,904        716       45,824   $519   -$800
                                       2BR /   1BA     32         960          30,720        735       23,520   $575   -$800
                                       2BR /   1BA     32         966          30,912        745       23,840   $575   -$800
                                       2BR /   2BA      1       1,000           1,000        700          700   $715   -$790
                                       2BR /   2BA     32       1,008          32,256        702       22,464   $715   -$790
                                       2BR /   2BA     68       1,008          68,544        780       53,040   $619   -$910
                                       2BR /   2BA     16       1,050          16,800        820       13,120   $619   -$910
                                       2BR /   2BA      1       1,108           1,108        775          775   $715   -$790
                                       2BR /   2BA     32       1,120          35,840        850       27,200   $665   -$910
                                       2BR /   2BA      1       1,168           1,168        775          775   $715   -$790
                                       2BR /   2BA     16       1,240          19,840        930       14,880   $665   -$910
                                                 ---------- ------------- ------------- --------- ----------- ---------------
TOTAL / WEIGHTED AVERAGE                            1,280         767         981,507     $  605   $  774,013

--------------- -------- ---------------------------------- ------------- ------------- --------- ----------- ---------------
PORTFOLIO TOTAL   97.5%                             2,606         833       2,169,831     $  644   $1,678,723
--------------- -------- ---------------------------------- ------------- ------------- --------- -----------

Occupancy based on borrower-provided rent roll as of September 23, 1997 Competitive Market Rent based on appraisal by O'Connor & Associates as of August 1997.

                               FARB INVESTMENTS
                            UNDERWRITTEN CASHFLOW
                                   COMBINED


                               1994          1995           1996       UNDERWRITTEN
INCOME SUMMARIES:             ACTUAL        ACTUAL         ACTUAL        CASHFLOW
                          ------------- -------------  ------------- --------------
GROSS INCOME
 Rental Income...........       $              $        $        --    $19,215,936
 Less: Vacancy...........                                        --     (1,152,956)
Net Rental Collections ..                                16,369,680    $18,062,980
                                                                 --             --
                                                                 --             --
 Other Income............                                   380,941        430,887
                          ------------- -------------  ------------- --------------
EFFECTIVE GROSS INCOME  .  $14,926,072    $16,141,643   $16,750,621    $18,493,867
                          ============= =============  ============= ==============
OPERATING EXPENSES
Fixed Expenses
 Real Estate Taxes.......  $              $             $ 1,400,313    $ 1,449,324
 Insurance...............                                   625,277        496,307
                          ------------- -------------  ------------- --------------
 Total Fixed Expenses ...  $ 2,055,814    $ 2,151,265   $ 2,025,590    $ 1,945,631
                          ============= =============  ============= ==============
Variable Expenses
 Utilities...............  $              $             $ 3,127,278    $ 3,349,010
 Maintenance & Repairs ..                                 2,442,834      2,616,437
 General &
  Administrative.........                                   739,264        747,737
 Payroll.................                                   930,484      1,071,866
 Other...................                                        --             --
 Ground Rent.............                                        --             --
 Management Fee..........                                   670,021        924,693
 Reserves for
  Replacement............                                   997,464        547,260
                          ------------- -------------  ------------- --------------
 Total Variable
  Expenses...............  $ 8,616,367    $ 8,860,487   $ 8,907,345    $ 9,257,002
                          ============= =============  ============= ==============
TOTAL EXPENSES...........  $10,672,181    $11,011,752   $10,932,935    $11,202,633
                          ============= =============  ============= ==============
Percent of EGI...........         71.5%          68.2%         65.3%          60.6%
NET OPERATING INCOME  ...  $ 4,253,891    $ 5,129,891   $ 5,817,686    $ 7,291,234
                          ============= =============  ============= ==============


       EXPENSE ASSUMPTIONS
--------------------------------
Management Fee              5.00%
Reserves (Unit)           $210.00
Inflation Growth Rate       3.50%



                              S-233

                             NOB HILL APARTMENTS

                              1994          1995         1996       UNDERWRITTEN
INCOME SUMMARIES:            ACTUAL        ACTUAL       ACTUAL        CASHFLOW
                          ------------ ------------  ------------ --------------
GROSS INCOME
 Rental Income...........  $             $            $       --    $10,519,500
 Less: Vacancy...........                                     --       (631,170)
Net Rental Collections ..                              9,255,866    $ 9,888,330
                                                              --             --
                                                              --             --
 Other Income............                                190,998        199,845
                          ------------ ------------  ------------ --------------
EFFECTIVE GROSS INCOME  .  $8,845,065    $9,327,425   $9,446,864    $10,088,175
                          ============ ============  ============ ==============
OPERATING EXPENSES
Fixed Expenses
 Real Estate Taxes.......  $             $            $  881,882    $   914,000
 Insurance...............                                345,988        314,730
                          ------------ ------------  ------------ --------------
 Total Fixed Expenses ...  $1,234,709    $1,294,963   $1,227,870    $ 1,228,730
                          ============ ============  ============ ==============
Variable Expenses
 Utilities...............  $             $            $1,742,012    $ 1,861,036
 Maintenance & Repairs ..                              1,339,938      1,358,968
 General &
  Administrative.........                                348,825        363,971
 Payroll.................                                497,974        570,640
 Other...................                                     --             --
 Ground Rent.............                                     --             --
 Management Fee..........                                377,869        504,409
 Reserves for
  Replacement............                                592,087        278,460
                          ------------ ------------  ------------ --------------
 Total Variable
  Expenses...............  $4,706,688    $4,647,049   $4,898,705    $ 4,937,483
                          ============ ============  ============ ==============
TOTAL EXPENSES...........  $5,941,397    $5,942,012   $6,126,575    $ 6,166,214
                          ============ ============  ============ ==============
Percent of EGI...........        67.2%         63.7%        64.9%          61.1%
NET OPERATING INCOME  ...  $2,903,668    $3,385,413   $3,320,289    $ 3,921,962
                          ============ ============  ============ ==============

       EXPENSE ASSUMPTIONS
--------------------------------
Management Fee             5.00%
Reserves (Unit)          $210.00
Inflation Growth Rate      3.50%



                              S-234

                            WEST POINT APARTMENTS



                              1994          1995         1996       UNDERWRITTEN
INCOME SUMMARIES:            ACTUAL        ACTUAL       ACTUAL        CASHFLOW
                          ------------ ------------  ------------ --------------
GROSS INCOME
 Rental Income...........  $             $            $       --     $8,696,436
 Less: Vacancy...........                                     --       (521,786)
Net Rental Collections ..                              7,113,814     $8,174,650
                                                              --             --
                                                              --             --
 Other Income............                                189,943        231,042
                          ------------ ------------  ------------ --------------
EFFECTIVE GROSS INCOME  .  $6,081,007    $6,814,218   $7,303,757     $8,405,692
                          ============ ============  ============ ==============
OPERATING EXPENSES
Fixed Expenses
 Real Estate Taxes.......  $             $            $  518,431     $  535,324
 Insurance...............                                279,289        181,577
                          ------------ ------------  ------------ --------------
 Total Fixed Expenses ...  $  821,105    $  856,302   $  797,720     $  716,901
                          ============ ============  ============ ==============
Variable Expenses
 Utilities...............  $             $            $1,385,266     $1,487,974
 Maintenance & Repairs ..                              1,102,896      1,257,469
 General &
  Administrative.........                                390,439        383,766
 Payroll.................                                432,510        501,226
 Other...................                                     --             --
 Ground Rent.............                                     --             --
 Management Fee..........                                292,152        420,285
 Reserves for
  Replacement............                                405,377        268,800
                          ------------ ------------  ------------ --------------
 Total Variable
  Expenses...............  $3,909,679    $4,213,438   $4,008,640     $4,319,519
                          ============ ============  ============ ==============
TOTAL EXPENSES...........  $4,730,784    $5,069,740   $4,806,360     $5,036,420
                          ============ ============  ============ ==============
Percent of EGI...........        77.8%         74.4%        65.8%          59.9%
NET OPERATING INCOME  ...  $1,350,223    $1,744,478   $2,497,397     $3,369,272
                          ============ ============  ============ ==============

       EXPENSE ASSUMPTIONS
--------------------------------
Management Fee             5.00%
Reserves (Unit)          $210.00
Inflation Growth Rate      3.50%


FARB INVESTMENTS: THE LOANS

   Security. Each Farb Loan is a nonrecourse loan, secured only by the applicable Farb Deed of Trust encumbering the fee estate of the applicable Farb Borrower in its Farb Property and certain other collateral relating thereto (including the related absolute assignment of leases and rents and security deposits, by the applicable Farb Borrower, as assignor, and the beneficiary, as assignee). The beneficiary is the insured under the title insurance policies which insure, among other things, that each of the Farb Deeds of Trust constitutes a valid and enforceable first lien on the applicable Farb Property, subject to certain exceptions and exclusions from coverage set forth therein. Such title insurance policies, together with the Farb Notes, the Farb Deeds of Trust and the other documents and agreements evidencing and securing the Farb Loans, will be assigned to the Trust Fund.

   Pursuant to two subordinate deeds of trust and guaranty (each, a "Subordinate Farb Deed of Trust" and collectively, the "Subordinate Farb Deeds of Trust"), the Farb Loans are, subject to the terms thereof, cross-collateralized. Under its Subordinate Farb Deed of Trust, each Farb Borrower has (i) guaranteed the obligations of the other Farb Borrower under its Farb Loan to the extent of the greater of (A) $1,500,000 and (B) 95% of the excess of the fair saleable value of the assets of the guarantor Farb Borrower over its present or contingent liabilities (excluding its Subordinate Farb Deed of Trust) up to a maximum of the original principal amount of the other Farb Loan guaranteed thereby, and (ii) granted to the beneficiary under such other Farb Loan, as security for such guaranty, a second lien on its Farb Property.

   Payment Terms. Each Farb Loan matures on October 1, 2007 (the "Farb Maturity Date") and bears interest at a fixed rate per annum equal to 7.40% (the "Farb Interest Rate") through and including the Farb Maturity Date. Interest on each Farb Loan is calculated on the basis of a 360-day year, on twelve (12) 30-day months for each full calendar month and the actual number of days elapsed in the applicable period for which the interest is being calculated for any partial calendar month.

   The payment date (each, a "Payment Date") for each Farb Investments Loan is the first day of each month. Commencing with the Payment Date in November 1997, each Farb Investments Loan requires a monthly payment of principal and interest on each Payment Date in the amount, with respect to Farb Loan 1, of $198,297.57 and, with respect to Farb Loan 2, of $250,918.44. On the Farb Maturity Date, payment of the then outstanding balance of the principal, if any, together with all accrued and unpaid interest and all other sums payable under the documents evidencing each Farb Loan, is required. For so long as no Event of Default (as hereinafter defined) under a Farb Loan has occurred, all payments received by the beneficiary with respect thereto shall be applied in the following order of priority: (i) to the repayments of sums advanced by the beneficiary pursuant to the terms of the documents evidencing the applicable Farb Investments Loan for any reason (other than the initial advance of principal), including, without limitation, the payment of taxes, assessments, insurance premiums or other charges against the applicable Farb Property (together with interest thereon from the date of advance until the date repaid at the Farb Default Rate (as hereinafter defined)); (ii) to the payment of any outstanding late charges; (iii) to the payment of accrued but unpaid interest which is due and payable; and (iv) to reduction of the then outstanding principal balance of the applicable Farb Loan, as such amount may be adjusted from time to time. Notwithstanding the foregoing, from and after an Event of Default, all payments received by the beneficiary with respect to each of the Farb Notes shall be applied to principal, interest and/or other charges due under the Farb Notes, as applicable, or under the other documents evidencing the related Farb Loan in such order as the beneficiary shall determine in its sole subjective discretion.

   Event of Default. With respect to each Farb Loan, the occurrence of any of the following constitutes and "Event of Default" under the applicable Farb Deed of Trust: (a) failure to make any monthly payment of interest or principal in full within five (5) business days after the date the same is due, or failure to pay the principal balance when due; (b) failure to pay any other amount payable pursuant to the related Farb Note, the Farb Deed of Trust or any other documents evidencing such Farb Investments Loan within five (5) business days after the date the same is due and payable; (c) if a default occurs under the Farb Notes or any of the other documents evidencing such Farb Loan and such default is not cured before the expiration of any applicable grace or cure periods; (d) failure to keep in force the insurance required under each of the Farb Deeds of Trust to be maintained or failure to assign and deliver the insurance policies and proceeds to the beneficiary; (e) if the applicable Farb Borrower attempts to assign its rights under the Farb Deed of Trust or any other document evidencing such Farb Investments Loan or any interest therein, or if any transfer of the applicable Farb Property or interests in the applicable Farb Borrower occurs other than in accordance with the provisions of the applicable Farb Deed of Trust; (f) if any representation, warranty or covenant of the applicable Farb Borrower made under the applicable Farb Deed of Trust or any other document evidencing such Farb Loan or in any certificate, report, financial statement or other instrument or agreement furnished to the beneficiary shall prove false or misleading in any material respect; (g) if either of the Farb Borrowers or any general partner of either of the Farb Borrowers makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; (h) the occurrence of certain bankruptcy and insolvency events; (i) if the Farb Borrowers shall be in default beyond any grace or notice period, if any, under any other deed of trust, mortgage or security agreement (including the applicable Subordinate Farb Deed of Trust) covering any part of the applicable Farb Property; (j) if the applicable Farb Property becomes subject (i) to any superior lien other than a lien for real estate taxes and assessments not yet due and payable, or (ii) to any mechanic's, materialman's or other lien which is asserted to be superior to the lien of the applicable Farb Deed of Trust, and such lien shall not be discharged (by payment, bonding or otherwise) within thirty (30) days unless contested in accordance with the terms of the applicable Farb Deed of Trust; (k) if either of the Farb Borrowers discontinues the operation of the applicable Farb Property or any part thereof for reasons other than repair or restoration arising from a casualty or condemnation, or if the applicable Farb Borrower is enjoined by any court or governmental authority from continuing the operation of its business, including, without limitation, entering into leases or performing its obligations thereunder, which injunction is not released or stayed, for forty-five (45) days; (l) except as otherwise permitted by the applicable Farb Deed of Trust, if the applicable Farb Borrower or its general partner institutes or causes to be instituted any proceeding for the termination or dissolution of the applicable Farb Borrower or its general partner; (m) if the applicable Farb Property, or any part thereof, is subjected to waste or to removal, demolition or material alteration so that the value of such Farb Property is materially diminished thereby; and the beneficiary determines (in its subjective determination) that it is not adequately protected from any loss, damage or risk associate therewith; (n) if any judgment, writ, warrant of attachment or execution or similar process is issued or levied against the applicable Farb Property or any part thereof and is not released, vacated or fully bonded within sixty
(60) days after its issue or levy; or (o) if the applicable Farb Borrower shall be in default under any of the other terms, covenants or conditions of the related Farb Note, the Farb Deed of Trust or any other document evidencing the applicable Farb Loan, other than as set forth in (a) through
(n) above, for thirty (30) days after notice from the mortgagee, provided that if such default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and such Farb Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require such Farb Borrower in the exercise of due diligence to cure such default up to but not exceeding a maximum period of ninety (90) days.

   Pursuant to the terms of the Farb Deeds of Trust and the Subordinate Farb Deeds of Trust, the Farb Loans are cross-defaulted.



   Monthly Payments on the Farb Loan are subject to a five day grace period. If either of the Farb Borrowers defaults in the payment of any monthly installment of principal or interest on a Payment Date beyond this grace period, or if either of the Farb Borrowers fails to pay the principal balance of its Farb Loan on the Maturity Date, the Farb Interest Rate under the related Farb Note will be increased to a default rate equal to the lesser of
(i) the highest rate permitted by applicable law to be charged on commercial mortgage loans, and (ii) the interest rate on such Farb Loan plus 4% per annum (the "Farb Default Rate"). In the event that a Farb Borrower fails to make a required payment under its Farb Note (including the payment of the full amount of outstanding principal on the Farb Maturity Date), such Farb Borrower shall be obligated to pay, in addition to any interest due thereunder, a late payment charge equal to 5% of the amount of such required payment.



   Prepayment. Voluntary prepayment of the Farb Loans is prohibited. Notwithstanding the foregoing, (i) either of the Farb Notes may be prepaid during the ninety (90) day period prior to the Farb Maturity Date, without any prepayment charge or premium, provided that no Event of Default then exists

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 and (ii) no prepayment charge or premium shall be payable with respect to a prepayment resulting from the beneficiary's election to apply any proceeds paid in connection with a casualty to or condemnation of the Farb Properties to reduce the indebtedness evidenced by the Farb Notes, as applicable.

   Defeasance Collateral. For the purposes of this section and with respect to each Farb Loan, (i) "Defeasance Collateral" shall mean direct non-callable obligations of the United States of America, acceptable to the beneficiary, in its sole discretion, that provide for payments on or prior to, but as close as possible to, all successive scheduled payments due under the applicable Farb Note on each Payment Date after the Defeasance Date (as hereinafter defined), including the amounts due on the Farb Maturity Date ("Scheduled Defeasance Payments") and (ii) "Defeasance Deposit" shall mean an amount equal to the remaining principal amount of the applicable Farb Note, the amount, if any, which, when added to the remaining principal amount of the applicable Farb Note, will be sufficient to purchase Defeasance Collateral (the "Defeasance Differential"), any costs and expenses incurred or to be incurred in the purchase of Defeasance Collateral and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the applicable Farb Note or otherwise required to accomplish the defeasance of such Farb Loan.

   At any time after the date which is (i) two (2) years after the Delivery Date or (ii) September 19, 2002, whichever first shall occur, and provided no Event of Default has occurred, each Farb Borrower will be entitled to have its Farb Property released from the lien of the applicable Farb Deed of Trust and Subordinate Farb Deed of Trust by delivering to the beneficiary Defeasance Collateral, the proceeds of which replicate the Scheduled Defeasance Payments (a "Defeasance Event").

   Upon the release of the applicable Farb Property in accordance with a Defeasance Event, the applicable Farb Borrower shall assign all its obligations and rights under the applicable Farb Note, together with the pledged Defeasance Collateral, to a successor entity (the "Successor Maker") which shall be a single-purpose, bankruptcy-remote entity, designated by such Farb Borrower and approved by the beneficiary in its sole discretion. Such Successor Maker shall execute an assumption agreement in form and substance satisfactory to the beneficiary pursuant to which it shall assume such Farb Borrower's obligations under the applicable Farb Note and the related Defeasance Security Agreement. As conditions to such assignment and assumption, such Farb Borrower shall (x) deliver to the beneficiary an opinion of counsel in form and substance delivered by counsel satisfactory to the beneficiary in its sole discretion stating, among other things, that such assumption agreement is enforceable against such Farb Borrower and such Successor Maker in accordance with its terms, and (y) pay all costs and expenses incurred by the beneficiary or its agents in connection with such assignment and assumption. Upon the release of the applicable Farb Property in accordance with a Defeasance Event, such Farb Borrower shall have no further right to prepay its Farb Note.

   Lockbox and Reserves. Under each Farb Deed of Trust, the beneficiary may require that the applicable Farb Borrower establish one or more accounts (each, an "Account" and, collectively, the "Accounts") for the purpose of payment of taxes and assessments, insurance premiums, utility and other service charges, maintenance, repairs or capital improvements to the applicable Farb Property, or payment of costs of prevention of, or clean-up or remediation of, environmental, health or safety conditions of such Farb Property. Such Accounts shall be established promptly upon the beneficiary's notice to such Farb Borrower that the same shall be required and the deposit of any monies into any such Account shall be made or commence, if deposits are to be made in installments, on the Payment Date identified in the beneficiary's notice, but in no event shall such Payment Date be less than thirty (30) days from the date of such notice.

   On the date of the closing of the Farb Loans, an Account was established for capital improvement reserves with respect to each Farb Property. In connection with Farb Loan 1, on such closing date, the Farb Borrower thereunder deposited into an Account the sum of $214,761 to establish a reserve for certain deferred maintenance items specified in the related Farb Deed of Trust. On each Payment Date such Farb Borrower is obligated to deposit in an Account (or sub-account) the monthly sum of $23,205 as a reserve for on-going capital expenditures other than such specified deferred maintenance items. In connection with Farb Loan 2, on such closing date, the Farb Borrower thereunder deposited into an Account the sum of $62,374 to establish a reserve for certain deferred maintenance items specified in the related Farb Deed of Trust. On each Payment Date such Farb Borrower is obligated to deposit in an Account (or sub-account) the monthly sum of $22,400 as a reserve for on-going capital expenditures other

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 than such specified deferred maintenance items. The beneficiary shall disburse to the applicable Farb Borrower from the applicable accounts, no more than once monthly, the amount necessary to reimburse such Farb Borrower for the cost of deferred maintenance items or capital expenditures, as applicable.

   If the total funds in any such Account shall exceed the amount of payments actually applied by the beneficiary for the purposes of such Account, such excess may be credited by the beneficiary on subsequent payments to be made under the applicable Farb Loan or, at the beneficiary's option, refunded to the applicable Farb Borrower. If, however, any Account shall not contain sufficient funds to pay the sums required when the same shall become due and payable, the applicable Farb Borrower shall, within ten (10) days after the receipt of written notice thereof, deposit with the beneficiary the full amount of such deficiency. If such Farb Borrower shall fail to deposit the full amount of any such deficiency, the beneficiary shall have the right to make such deposit and all amounts so deposited by the beneficiary, and any interest thereon at the Farb Default Rate from the date incurred by the beneficiary until actually paid by such Farb Borrower, shall be immediately paid by such Farb Borrower on demand and shall be secured by the applicable Farb Deed of Trust and by all other documents evidencing the applicable Farb Loan securing all or any part of the debt evidenced by the applicable Farb Note. If there is an Event of Default under either of the Farb Deeds of Trust, the beneficiary may apply at any time the balance then remaining in any related Account against the debt secured by such Farb Deed of Trust in whatever order the beneficiary shall determine in its sole discretion. Upon full payment of the debt secured by either of the Farb Deeds of Trust, or at such earlier time as the beneficiary may elect, the balance of the related Accounts then in the beneficiary's possession shall be paid over to the applicable Farb Borrower.

   With respect to the Accounts or any monthly payments due under the documents evidencing the Farb Loans, in the event that any of said monthly payments are not made in a timely fashion, in the sole discretion of the beneficiary, the beneficiary reserves the right to establish a lock box to hold such payments for the benefit of the beneficiary.

   Transfer of Properties and Interest in Borrower; Encumbrance; Other
Debt. As used herein, a "Transfer" means the conveyance, assignment, sale, mortgaging, encumbrance, pledging, hypothecation, granting of a security interest in, granting of options with respect to, or otherwise disposing of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise and whether or not for consideration of record), all or any portion of any legal or beneficial interest in all or any portion of a Farb Property or a Farb Borrower or its general or limited partners (but excluding any legal or beneficial interest in any constituent limited partner), and when used as a verb, "Transfer" means to effect any of the foregoing.

   The Farb Deeds of Trust prohibit Transfers of the Farb Properties or any rents derived therefrom or the right to manage or control the operation of the Farb Properties, and of the applicable Farb Borrower or any direct or indirect interest therein. Notwithstanding the foregoing, Transfers in connection with the delivery of Defeasance Collateral are permitted as described above and, subject to certain notice conditions and the requirement that the applicable Farb Borrower pay certain costs and fees in connection therewith, the following Transfers are permitted: (1) Transfers of stock in the corporate general partner of each of the Farb Borrowers; provided that
(a) following such Transfer (in a series of one or more transactions), less than 50% in the aggregate of such stock shall be held by any one person unless (i) that applicable Farb Borrower shall provide an opinion of counsel reasonably satisfactory to the mortgagee stating that, if effected, the proposed Transfer would not result in the substantive consolidation by a bankruptcy court of the assets and liabilities of such person with the assets and liabilities of such Farb Borrower and such other entities as the beneficiary may specify or (ii) such Farb Borrower shall have previously provided the beneficiary with such an opinion with respect to such person,
(b) in no event shall such general partner cease to be a single-purpose entity and (c) in no event shall 50% or more of such stock in the aggregate be the subject of one or more Transfers during the term of the Farb Loan; and
(2) Transfers of the limited partnership interests in either of the Farb Borrowers; provided that (a) following such Transfer (in a series of one or more transactions), less than 50% in the aggregate of such limited partnership interests shall be held by any one person unless (i) that applicable Farb Borrower shall provide an opinion of counsel reasonably satisfactory to the beneficiary stating that, if effected, the proposed Transfer would not result in the substantive consolidation by a bankruptcy court of the assets and liabilities of such person with the assets and liabilities of such Farb Borrower and such other entities as the beneficiary may specify or (ii) such Farb Borrower shall have previously provided the mortgagee with such an opinion with respect to such person, (b) in no event shall such Farb Borrower cease to be a single-purpose entity and (c) in no event shall any such Transfer result in the dissolution or termination of the Farb Borrower or any general partner of the Farb Borrower. No such transfer is permitted within the first twelve
(12) months of the term of the Farb Loans.

   Notwithstanding the general prohibition on Transfers, subordinate mezzanine financing in the principal amount of $1,000,000 (with respect to Farb Loan 1) and $940,000 (with respect to Farb Loan 2) is permitted under the Farb Deeds of Trust, as applicable. See "--Mezzanine Debt" below.

   Insurance. Each Farb Borrower is required under its Farb Deed of Trust to maintain for its Farb Property: (a) insurance against all perils included within the classification "all risks" or a policy covering "special" causes of loss with extended coverage in an amount equal to the full replacement cost of such Farb Property; (b) commercial general liability insurance under a policy containing "Comprehensive General Liability Form" of coverage and the "Broad Form CGL" endorsement, in such amounts as the mortgagee shall reasonably require but in no event less than $1,000,000 per occurrence and with an aggregate limit of not less than $2,000,000 with respect to each Farb Property, provided that, if any elevators are located on any Farb Property, the foregoing amounts shall be increased to $3,000,000 and $6,000,000, respectively as to such Farb Property; (c) statutory worker's compensation insurance; (d) rental insurance (i) with loss payable to the beneficiary,
(ii) covering all risks to be covered for under the "all risk" insurance requirement, and (iii) in an amount equal to the greater of (x) not less than 100% of the actual rent for the preceding twelve (12) month period or (y) the annualized rent based upon the most recent rent roll including, in either case, the total amount of other charges which are the legal obligations of the tenants of the Farb Properties; (e) during any period of new construction, "builder's all risk completed value" or "course of construction" insurance in an amount not less than the full insurable value of the applicable Farb Property, including "softcost" coverage and worker's compensation insurance covering all persons engaged in such construction, in an amount at least equal to the minimum amount required by law; (f) broad form boiler and machinery insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators and other similar equipment, in an mount equal to the full replacement value of the applicable Farb Property; (g) flood insurance, if available, with respect to any of the Farb Properties located within a federally designated flood hazard zone with a deductible not to exceed $50,000; and (h) such other insurance which may be reasonably required by the beneficiary and which is customarily required by institutional lenders to similar properties, including but not limited to earthquake, sinkhole and mine subsidence insurance, and which at the time of the request is commonly insured against and generally available. Any such insurance coverage may be effected under a blanket policy or policies so long as such blanket policy shall comply with the terms of the applicable Farb Deed of Trust and allocate to the applicable Farb Property the coverage specified in such Farb Deed of Trust, without the possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein. All insurance required under the Farb Deeds of Trust must be obtained by insurers licensed authorized to issue insurance in the state where the Farb Property insured is located or obtained through a duly authorized surplus line insurance agent or otherwise in conformity with the laws of such state, with a rating no less than the third highest category by any one of S&P, Duff & Phelps Credit Rating Co., Moody's, Fitch Investors Service, Inc., or any successors thereto, or with an A.M. Best Company, Inc. rating of A or higher and a financial size category of not less than X or a rating of at least BBBq in the Insurer Solvency Review published by S&P.

   Condemnation and Casualty. Each Farb Borrower is required to notify the beneficiary immediately in the event of any commencement or threat of any taking or voluntary conveyance of all or any part of its Farb Property, or any interest therein or right accruing thereto or the use thereof, or any other injury to, or decrease in the value of such Farb Property, as a result of, or in the settlement of any condemnation or other eminent domain proceeding affecting such Farb Property whether or not the same shall actually have been commenced (a "Taking"). Each Farb Borrower has granted to the beneficiary the exclusive power to collect, receive and retain the proceeds of any such Taking and to make any compromise or settlement in connection with such proceedings, but subject to the applicable Farb Borrower's right to participate in condemnation proceedings; provided, however, that so long as no Event of Default has occurred and is then continuing, the applicable Farb Borrower may participate in any such proceedings and shall be authorized and entitled to compromise or settle any such proceeding with respect to condemnation proceeds in an amount less than $250,000. If such proceeds are in an amount in excess of $250,000, in no event shall the Farb Borrower adjust, compromise, settle or enter into any agreement with respect to such proceedings without the beneficiary's prior written consent, which may be withheld in the beneficiary's sole and absolute discretion. All proceeds of any Taking, and any purchase in lieu thereof, have been assigned and are to be paid to the beneficiary free and clear of all liens and encumbrances. In connection with any Taking, the beneficiary, to the extent it has not been reimbursed by the Farb Borrower, shall be entitled, as first priority out of any award, to reimbursement for all its costs, fees, reimbursements and expenses reasonably incurred in the determination and collection of any award.

   The beneficiary shall have the option to apply such condemnation proceeds toward the payment of the debt evidenced by the applicable Farb Note or to allow such proceeds to be used to pay the cost of work for the sole purpose of restoring the applicable Farb Property. In the event the beneficiary elects to make condemnation proceeds available to used toward the restoration or rebuilding of the applicable Farb Property, such proceeds shall be disbursed in the manner and subject to the conditions applicable as if the same were insurance proceeds in connection with damage or destruction to such Farb Property, as more particularly described below. Any excess proceeds remaining after completion of such restoration or rebuilding shall be applied to the repayment of the debt evidenced by the applicable Farb Note.

   In the event of any casualty to any of the Farb Properties, the applicable Farb Borrower shall give prompt notice to the beneficiary and of its good faith estimate of the cost of repairing or restoring the Farb Properties , and, provided that the beneficiary shall elect to apply the net insurance proceeds to pay for the cost of the repair, restoration or rebuilding of the affected Farb Property, the applicable Farb Borrower will be required promptly to commence and diligently prosecute to completion such repair, restoration and rebuilding of such Farb Property free and clear of any liens and claims. The applicable Farb Borrower may not adjust, compromise or settle any claim for insurance proceeds without the prior written consent of the beneficiary, not to be unreasonably withheld or delayed, provided that no Event of Default has occurred and is then continuing; and provided further, that, except after the occurrence of an Event of Default, the beneficiary's consent shall not be required with respect to the adjustment, compromising or settlement of any claim for insurance proceeds in an amount less than $100,000.

   Proceeds to be used for restoration are to be held by the beneficiary and paid from time to time to the applicable Farb Borrower as the restoration work progresses, subject to each of the following conditions: (i) delivery of an architect's certificate estimating the cost of completing such work, and, if such amount is greater than the applicable insurance proceeds, the applicable Farb Borrower shall have delivered to the beneficiary (x) cash collateral in amount equal to such excess, or (y) an unconditional, irrevocable, clean sight direct draw draft letter of credit, in form, substance and issued by a bank acceptable to the beneficiary in its sole discretion, in the amount of such excess or (z) a completion bond in form, substance and issued by a survey company acceptable to the mortgagee in its sole discretion; (ii) if the cost of such work is reasonably estimated to equal or exceed $50,000, such work shall be performed under the supervision of a reputable architect and the beneficiary shall have approved of the plans and specifications of such work, which approval shall not be unreasonably withheld; (iii) each request for payment shall be made on not less than ten
(10) business days' prior notice and shall be accompanied by an architect's certificate or, if an architect's supervision is not required, by a certificate of an officer of the applicable Farb Borrower or its general partner stating that (w) all of the work completed has been done in compliance with approved plans and specifications, (x) that the sum is justly due, and when added to all sums previously paid out by the beneficiary does not exceed the value of the work done to the date of such certificate, (y) that title to the personal property items covered by the request for payment is vested in such Farb Borrower, and (z) the remaining cost to complete such work; (iv) each request for payment shall be accompanied by waivers of lien satisfactory to the mortgagee covering that part of the work for which payment or reimbursement is being requested and, if the beneficiary so requires, a search prepared by a title company or licensed abstractor, or by other evidence satisfactory to the beneficiary that there has not been filed with respect to the applicable Farb Property any mechanic's or other lien relating to any part of the work; (v) the beneficiary has the right to inspect the work; (vi) proceeds shall not be disbursed more frequently than thirty days; and (vii) until such time as the work has been completed and the beneficiary has received copies of any and all final certificates of occupancy or other certificate, licenses and permits required for the ownership, occupancy and operation of the applicable Farb Property, the beneficiary may retain up to ten percent of the cost of the work.

   Following the occurrence of an insured casualty, the beneficiary shall apply the net insurance proceeds to pay the cost of the restoration work, provided each of the following conditions is fully satisfied: (i) no Event of Default under the applicable Farb Deed of Trust has occurred and is continuing; (ii) the applicable Farb Borrower shall have agreed in writing with the beneficiary to proceed promptly with the restoration, replacement, rebuilding or repair of the applicable Farb Property to a standard at least equal to the replacement value and general utility of such Farb Property immediately prior to such casualty;
(iii) the net proceeds in connection with such casualty shall not exceed the outstanding amount of the debt of the applicable Farb Investments Loan; (iv) delivery of a certificate of a reputable architect estimating the cost of fully completing the restoration and a schedule of the time required therefor, which must be earlier than the Farb Maturity Date and the date occurring twelve (12) months after such casualty; (v) the applicable Farb Borrower shall have provided evidence reasonably satisfactory to the mortgagee that the proceeds of the rent insurance will be available to fully offset the loss of any rents throughout the completion of the restoration and a reasonable period thereafter for leasing the applicable Farb Property; (vi) the applicable Farb Borrower shall have provided evidence satisfactory to the beneficiary that upon completion of the restoration, the ratio of net cash flow from the applicable Farb Property to the debt service on the applicable Farb Note (both determined in accordance with generally accepted accounting principles) shall be at least equal to 1.20:1; (vii) the ratio of the principal amount of the applicable Farb Note then outstanding to the value of the Farb Property after completion of the restoration shall not exceed .80;
(viii) following the restoration, the use, occupancy and operation of the applicable Farb Property as an apartment complex shall be permitted under all applicable zoning laws; (ix) the mortgagee shall have received from the applicable Farb Borrower with respect to the matters referred to in clauses
(vi) and (vii) above: (A) an appraisal of the applicable Farb Property if the architect's estimate of the cost of the restoration referred to in clause
(iv) above shall be equal to or exceed five percent (5%) of the outstanding amount on the applicable Farb Note; (B) statements of the cash flow and debt service prepared by the applicable Farb Borrower in form and substance acceptable to the mortgagee; (C) calculations prepared by the Farb Borrower of the ratios described in clauses (vi) and (vii); and (D) a certificate of an officer of the applicable Farb Borrower stating that such statements and calculations are true, correct and complete in all material respects and certifying that all applicable conditions have been met; and (x) the applicable Farb Borrower shall have agreed in writing with the beneficiary that all costs and expenses incurred by the beneficiary in connection with making the net proceeds available for the restoration of the applicable Farb Property shall be paid by such Farb Borrower as a cost of the restoration.

   Approval Rights. The management of the Farb Properties shall be by either:
(a) the applicable Farb Borrower or an affiliate of such Farb Borrower approved by the mortgagee for so long as such Farb Borrower or said affiliated entity is managing the applicable Farb Property in a first class manner satisfactory to the beneficiary; or (b) a professional property management company approved by the mortgagee, which approval shall not be unreasonably withheld. Such management by an affiliated entity or a professional property management company shall be pursuant to a written agreement approved and collaterally assigned to the beneficiary. In no event shall any manager be removed or replaced or the terms of the applicable management agreements be modified or amended without the beneficiary's prior written consent.

   Neither of the Farb Borrowers may, without the beneficiary's consent, undertake to restore or alter, nor consent to any restoration, alteration, construction, demolition, addition or removal of, its respective Farb Property or any portion thereof (any such restoration, alteration, construction, demolition, addition or removal, a "Farb Alteration"), which consent may be withheld in the beneficiary's sole and absolute discretion, unless (i) the Farb Alteration is non-structural and interior and will cost less than $500,000 to complete; or (ii) the Farb Alteration involves the removal and disposing of equipment which may have become obsolete or unfit or is no longer useful in the management, operation or maintenance of the Farb Properties.

   The beneficiary has approved the standard form of lease used at the Farb Properties. No material changes to the beneficiary-approved standard lease form may be made without the prior written consent of the beneficiary (except as required by law).

   Financial Reporting. Each Farb Borrower is required under its Farb Deed of Trust to furnish to the beneficiary thereunder: (a) during the first twelve
(12) months of the Farb Loan, a monthly rent roll for its Farb Property and an operating statement for such Farb Property for each immediately preceding twelve (12) month period, within fifteen (15) days after the calendar month to which such rent roll or operating statement shall pertain; (b) copies of all tax returns filed by such Farb Borrower, within thirty (30) days after the date of such filing; (c) annual operating statements for the applicable Farb Property within forty-five (45) days after the end of each fiscal year;
(d) annual financial statements for such Farb

 Borrower within ninety (90) days after the end of each calendar year; and, upon the beneficiary's request, financial statements from each indemnitor and guarantor under the applicable Farb Loan; (e) annually, on January 15, a rent for from the applicable Farb Property containing the name of each tenant, the space occupied by such tenant, the lease commencement date and expiration date, security deposit, rent, additional rent, arrearages and such other information as may customarily be reflected thereon or reasonably requested by the beneficiary; and (f) such other information with respect to such Farb Property, such Farb Borrower, the principals, members or general partners of such Farb Borrower, as applicable, and each indemnitor and guarantor under any indemnity and guaranty executed in connection with the applicable Farb Note which may be reasonably requested from time to time by the mortgagee, within a reasonable time after the applicable request.

   Other Loan Documentation. Pursuant to two Indemnity and Guaranty Agreements, dated as of September 19, 1997, each executed by Harold Farb (the "Guarantor") in connection with each of the Farb Investments Loans, the Guarantor has guaranteed payment to the beneficiary of, and to pay, protect, defend and save the beneficiary harmless and to indemnify the beneficiary from and against any and all liabilities, obligations, losses, damages, costs and expenses, demands and judgments (collectively, the "Costs") which may at any time be imposed upon, incurred by or awarded against the beneficiary in connection with (a) misappropriation by the applicable Farb Borrower, any affiliate thereof or any agent or employee of such Farb Borrower of any insurance or condemnation proceeds; (b) any tenant security deposits or other refundable deposits; (c) any rents from tenants under leases of all or any portion of the applicable Farb Properties received by the respective Farb Borrower more than one (1) month in advance and not applied in accordance with the documents evidencing the applicable Farb Loan; (d) any rents received following an Event of Default which are not either applied to the ordinary and necessary expenses of owning and operating the applicable Farb Property or delivered to the beneficiary upon demand therefor; (e) waste committed on the applicable Farb Property while the respective Farb Borrower or an affiliate thereof are in possession thereof; (f) failure of the applicable Farb Borrower to pay all valid taxes, assessments, mechanics' liens, materialmen's liens or other claims which could create liens on all or any portion of the applicable Farb Property; (g) fraud or material misrepresentation by the applicable Farb Borrower or any of its affiliates, any guarantor, indemnitor or agent, employee or other person authorized or apparently authorized to make statements or representations on behalf of such Farb Borrower, any affiliate of such Farb Borrower or any guarantor or indemnitor; (h) following an Event of Default, failure to deliver to beneficiary on demand all security deposits, books and records relating to the Farb Properties and in the possession or control of the applicable Farb Borrower or any affiliate, agent or employee thereof; (i) a Transfer without the obtaining of the beneficiary's prior written consent which gives the beneficiary the right to declare all sums secured by the applicable Farb Deed of Trust immediately due and payable; (j) encumbrance of the applicable Farb Property without first obtaining the beneficiary written consent, in violation of the terms of the documents evidencing the applicable Farb Loan; or (k) violation of the covenant that each Farb Borrower shall maintain its status as a single-purpose entity, without first obtaining the beneficiary's written consent.

   Pursuant to two Environmental Health and Safety Indemnity Agreements, dated as of September 19, 1997, executed in each case by the applicable Farb Borrower and Harold Farb (the "Environmental Guarantors") in connection with each of the Farb Loans, the Environmental Guarantors, with respect to the applicable Farb Property, have assumed liability for, agreed to pay and indemnify and save the beneficiary, its officers, directors, shareholders, principals, partners, representatives, employees, agents, successors and assigns harmless from costs and liabilities arising out of violations of environmental laws, the presence or release of hazardous substances on the applicable Farb Property and surrounding areas, and related matters.

   Each Farb Borrower in connection with its Farb Loan has executed and delivered a Security Agreement, each dated as of September 19, 1997, pursuant to which it has granted to the beneficiary a security interest in the buildings, improvements, personalty and general intangibles located at or pertaining to its Farb Property, and an Omnibus Assignment of Contracts and Permits, each dated as of September 19, 1997, pursuant to which it has collaterally assigned to the beneficiary all contract rights and benefits, documents, insurance policies, contracts and other instruments relating to its Farb Property and all building permits, surveys, architectural plans and specifications, certificates of occupancy licenses, authorizations and agreements with utility companies owned by such Farb Borrower with respect to or in connection with its Farb Property.

    Mezzanine Debt. The "Farb Mezzanine Loans" were made in the original principal amount, as to the Farb Borrower under Farb Loan 1, $1,000,000, and, as to the Farb Borrower under Farb Loan 2, $940,000, which loans were originated on September 19, 1997 by L.J. Melody (together with its successors and assigns, the "Farb Mezzanine Lender") and acquired simultaneously therewith by MLMC. Each of the Farb Mezzanine Loans is evidenced by a promissory note made by the applicable Farb Borrower, as obligor, and is secured by a guaranty and pledge, recognition and consent agreement, executed by the general partner of the applicable Farb Borrower and Harold Farb (collectively, the "Mezzanine Pledgors") and the applicable Farb Borrower, pursuant to which the Mezzanine Pledgors have jointly and severally unconditionally guaranteed the payment of the applicable Farb Borrower's obligations under its Farb Mezzanine Loan and pledged as security for such guaranty all of their right title and interest in the applicable Farb Borrower (the "Farb Pledged Interests").

   The Farb Mezzanine Loans mature on October 1, 2004 (the "Farb Mezzanine Maturity Date") and bear interest at a rate based upon a reference rate applicable in the London interbank market for one-month deposits in U.S. dollars plus 4.25%.

   The Mezzanine Notes are freely transferable by the Farb Mezzanine Lender. Pursuant to two Subordination and Standstill Agreements by and between the Farb Mezzanine Lender and the Lender (each, a "Farb Standstill Agreement"), the Farb Mezzanine Loans are fully subordinated to the respective Farb Loans. Under each Farb Standstill Agreement the Farb Mezzanine Lender has agreed, with respect to the applicable Farb Loan, among other things, that (i) the subject Farb Mezzanine Loan is subject and subordinated to the related Farb Loan, including modifications, refinancings, renewals and extensions thereof, provided the same do not increase the obligations of the Farb Borrower thereunder, (ii) the Farb Mezzanine Lender will not, without the beneficiary's consent, accept a scheduled payment of principal and/or interest under a Subordinate Loan in an amount exceeding the positive difference between the gross revenue from the applicable Farb Property and property expenses (including debt service under the related Farb Loan), and otherwise will not accept payment by or on behalf of the applicable Farb Borrower with respect to its Farb Mezzanine Loan until the related Farb Loan has been paid in full, (iii) the Farb Mezzanine Lender will give the Lender notice of any default under a Farb Mezzanine Loan and the Farb Mezzanine Lender will have the right, but not the obligations, to cure such default,
(iv) the Farb Mezzanine Lender waives any right it may have to be subrogated to the rights of the Lender under any loan documents evidencing or securing either Farb Loan, (v) the Farb Mezzanine Lender will not institute or acquiesce in the commencement against either Farb Borrower of any bankruptcy insolvency or similar proceeding and (vi) reinstatement of each Farb Standstill Agreement will occur in the event that the Farb Mezzanine Lender is obligated under any bankruptcy or similar law to return to the applicable Farb Borrower any payment received with respect to the related Farb Loan. Pursuant to each Farb Standstill Agreement, the Farb Mezzanine Lender has consented to the transfer of the applicable Farb Property to the Farb Mezzanine Lender.

 AMERICAN APARTMENT COMMUNITIES I



                               LOAN INFORMATION

                                   ORIGINAL     DECEMBER 1, 1997
                                 -----------    ----------------
PRINCIPAL BALANCE:               $45,000,000       $44,440,152

ORIGINATION DATE:                December 31, 1996

ANTICIPATED REPAYMENT
DATE ("ARD"):                    January 1, 2004

MATURITY DATE:                   January 1, 2022

INTEREST RATE:                   7.75%

AMORTIZATION:                    25 years

HYPERAMORTIZATION:               Subsequent to January 1, 2004, the Interest
                                 Rate will increase to the greater of 12.75% or 500 basis points plus the interpolated
                                 UST rate with a term approximating the
                                 period from the ARD to the Maturity Date
                                 (the "Revised Interest Rate"). Additionally, all excess cash flow will be captured under the terms of the Cash Collateral Agreement and applied to the outstanding principal balance of the Note. Interest due under the Revised Interest Rate above that which is due under the Initial Interest Rate will be payable subsequent to the payment of principal.

PREPAYMENT TERMS/ DEFEASANCE/
RELEASE PROVISIONS:              Prepayment is not permitted through and
                                 including December 31, 2001. Thereafter, prepayment is permitted in full or in part without penalty. Subsequent to the second anniversary of the Delivery Date, defeasance in full will be permitted upon the delivery of appropriate defeasance collateral.
                                 Partial defeasance is permitted subject to delivery of 125% of the Allocated Loan
                                 Amount, to the DSCR's not falling below
                                 either the current DSCR or 1.60x, and the satisfaction of certain other conditions.

THE BORROWER:                    The borrowing entity, CMP -1, LLC, as well
                                 as its administrative member, is organized as a special-purpose, bankruptcy-remote entity.

LIEN POSITION:                   First mortgage lien on the portfolio.

CROSS-COLLATERALIZATION/
DEFAULT                          Yes

                             PROPERTY INFORMATION

PROPERTY TYPE:                   Multi-family

LOCATION:                        Monterey County, CA

WEIGHTED-AVERAGE OCCUPANCY:      96.3%

UNITS:                           1,598

YEAR BUILT:                      See Property Summary Table

THE COLLATERAL:                  10 multi-family properties

PROPERTY
MANAGEMENT:                      JH Management Co. LLC

1996 NET
OPERATING INCOME:                $7,230,240

UNDERWRITTEN
CASHFLOW:                        $7,021,071

APPRAISED VALUE:                 $69,700,000

APPRAISED BY:                    Arthur Andersen LLP:
                                  (Boronda Manor Apartments)
                                 Robert Saia & Associates:
                                  (Nine remaining properties)

APPRAISAL DATE:                  Arthur Andersen LLP:                11/19/97
                                 Robert Saia & Associates:           9/27/96-
                                                                      9/30/96

LTV AS OF 12/1/97:               63.8%

ANNUAL DEBT
SERVICE:                         $4,078,775

DSC:                             1.72x

LOAN / UNIT AS OF 12/1/97:       $27,810

AMERICAN APARTMENT COMMUNITIES I: THE BORROWER; THE PROPERTY

   The Loan. The loan to CMP-1, LLC ("CMP-1 Loan") was originated by Midland Loan Services, L.P. on December 31, 1996 and acquired simultaneously therewith by Merrill Lynch Mortgage Capital Inc. ("MLMC"). The CMP-1 Loan had a principal balance at origination of $45,000,000 and has a principal balance as of the Cut-Off Date of approximately $44,440,152. It is evidenced by a mortgage note (the "CMP-1 Note") and secured by a single mortgage (the "CMP-1 Mortgage") encumbering ten (10) residential properties located in Monterey County, California (the "CMP-1 Properties").

   The Borrower. The borrower under the CMP-1 Loan is CMP-1, LLC ("CMP-1 Borrower"), a single-purpose Delaware limited liability company. The operating agreement of CMP-1 Borrower provides that it is organized for the limited purposes of acquiring, owning, improving, leasing, operating, financing, refinancing, holding, mortgaging or managing the CMP-1 Properties, and carrying on all activities incidental or related thereto. The administrative member of CMP-1 Borrower is FMP Member, Inc., a single-purpose Delaware corporation ("FMP GP"). The certificate of incorporation of FMP GP provides that its sole and exclusive purpose is to act as the administrative member of CMP-1 Borrower.

   American Apartment Communities Individual Property Descriptions



   The Circles Apartments, Salinas, California. The Circles Apartments is a 319-unit residential complex consisting of 20 one-and two-story buildings. The property, constructed between 1979 and 1983 and renovated between 1996 and 1997, is situated on a 17.23-acre site and contains 274,885 net rentable square feet. The Circles Apartments shares the following amenities with North Plaza Apartments (see below): lawn-greenbelt areas, two swimming pools, one jacuzzi, one exercise room, one racquetball court, two tennis courts, four laundry rooms, and two playground areas. Each unit is given one carport-style parking space; in addition., there are 176 uncovered parking spaces. The Circles Apartments, together with North Plaza Apartments are now collectively known as "The Pointe at Harden Ranch." An appraisal prepared by Robert Saia & Associates, effective as of September 28, 1996, determined a value for The Circles Apartments and North Plaza Apartments (see below) of $21,000,000.



   Boronda Manor Apartments, Salinas, California. Boronda Manor Apartments is a 207-unit residential complex consisting of 22 two-story garden apartment buildings. The property, constructed between 1978 and 1979, is situated on a 7.54-acre site and contains 125,787 net rentable square feet. Common amenities include one swimming pool, five laundry facilities, and 322 carport-style and uncovered parking spaces. An appraisal prepared by Arthur Andersen LLP, effective as of November 19, 1997, determined a value for Boronda Manor Apartments of $8,700,000.



   The Pointe at Northridge, Salinas, California. The Pointe at Northridge is a 188-unit residential complex. The property, constructed in 1979, is situated on a 5.32 acre site and contains 148,260 net rentable square feet. Property amenities include lawn-greenbelt areas, two swimming pools, and two laundry rooms. There are 188 carport-style parking spaces and 40 uncovered parking spaces. An appraisal prepared by Robert Saia & Associates, effective as of September 28, 1996, determined a value for The Pointe at Northridge Apartments of $8,000,000.



   Heather Plaza Apartments, Salinas, California. Heather Plaza Apartments is a 218-unit residential complex consisting of 33 two-story buildings. The property, constructed in 1974, is situated on a 12.6-acre site and contains 147,384 net rentable square feet. Property amenities include lawn-greenbelt areas, two swimming pools, seven laundry rooms, and one children's play area. There are 215 carport-style parking spaces and 124 uncovered parking spaces. An appraisal prepared by Robert Saia & Associates, effective as of September 28, 1996, determined a value for Heather Plaza Apartments of $8,300,000.



   North Plaza Apartments, Salinas, California. North Plaza Apartments is a 120-unit residential complex consisting of 24 one-and two-story buildings. The property, constructed in 1986, is situated on a 6.09-acre site and contains 123,400 net rentable square feet. North Plaza Apartments shares the following amenities with The Circles Apartments (see above): lawn-greenbelt areas, two swimming pools, one jacuzzi, one exercise room, one racquetball court, two tennis courts, four laundry rooms, and two playground areas. Each unit is given one garage-style parking space; in addition, there are 125 uncovered parking spaces. North Plaza Apartments, together with The Circles Apartments, are now collectively known as "The Pointe at Harden Ranch." An appraisal prepared by Robert Saia & Associates, effective as of September 28, 1996, determined an aggregate value for The Circles Apartments and North Plaza Apartments (see above) of $21,000,000.

    Pine Grove Apartments, Pacific Grove, California. Pine Grove Apartments is a 100-unit residential complex consisting of two three-story building. The property, constructed in 1963, is situated on a 2.37 acre site and contains 69,232 net rentable square feet. The building is constructed as a three-story, rectangular-like building surrounding a central courtyard. Property amenities include a swimming pool, a jacuzzi, two exercise rooms, one recreation room, three laundry rooms, and two saunas. There are 52 covered parking spaces and 44 uncovered parking spaces. Some units afford a limited view of Monterey Bay and the Pacific Ocean. An appraisal prepared by Robert Saia & Associates, effective as of September 30, 1996, determined a value for Pine Grove Apartments of $5,800,000.

   Laurel Tree Apartments, Salinas, California. Laurel Tree Apartments is a 157-unit residential complex consisting of 8 two-story buildings. The property, constructed in 1977, is situated on a 7.8-acre site and contains 80,862 net rentable square feet. Laurel Tree Apartments shares the following amenities with Harding Park Townhomes (see below): lawn-greenbelt areas, one swimming pool, one jacuzzi, one exercise room, one tennis court, one laundry room, and one playground areas. There are 155 carport-style parking spaces and 99 uncovered parking spaces. An appraisal prepared by Robert Saia & Associates, effective as of September 28, 1996, determined an aggregate value for Laurel Tree Apartments and Harding Park Townhomes (see below) of $8,500,000.

   The Pointe at Westlake, Salinas, California. The Pointe at Westlake is a 139-unit residential complex consisting of seven two-and three-story buildings. The property, constructed between 1972 and 1976, is situated on a 3.68-acre site and contains 88,372 net rentable square feet. Property amenities include lawn-greenbelt areas, one swimming pool, and 14 laundry rooms. There are 134 covered parking spaces and 63 uncovered parking spaces. An appraisal prepared by Robert Saia & Associates, effective as of September 28, 1996, determined a value for The Pointe at Westlake of $5,400,000.

   The Capri Apartments, Salinas, California. The Capri Apartments is a 114-unit residential complex consisting of 12 two-story buildings. The property, constructed in 1965 and 1973, is situated on a 5.08-acre site and contains 72,720 net rentable square feet. Sixty-four studio and one bedroom units were completed in 1965. The remaining 50 units, comprised of one bedroom and 2 bedroom units, were completed in 1973. Property amenities include lawn-greenbelt areas, one swimming pool, two saunas, and two laundry rooms. An appraisal prepared by Robert Saia & Associates, effective as of September 28, 1996, determined a value for The Capri Apartments of $4,000,000.

   Harding Park Townhomes, Salinas, California. Harding Park Townhomes is a 36-unit residential complex. The property, constructed in 1984, is situated on 36 PUD lots and contains 41,292 net rentable square feet. Harding Park Townhomes shares the following amenities with Laurel Tree Apartments (see above): lawn-greenbelt areas, one swimming pool, one jacuzzi, one exercise room, one tennis court, one laundry room, and one playground areas. There are 36 attached one-car garage enclosures and 45 uncovered parking spaces. An appraisal prepared by Robert Saia & Associates, effective as of September 28, 1996, determined an aggregate value for Laurel Tree Apartments and Harding Park Townhomes (see above) of $8,500,000.

   Market Overview. Monterey County, California, is located along
California's Pacific Coastline, approximately 125 miles south of San Francisco and 350 miles north of Los Angeles. According to Robert Saia & Associates' appraisal, the estimated 1995 population of Monterey County was 382,547. Monterey County grew at a 24% rate from 1980 through 1990 and is projected to continue its double-digit growth into the next century.

   Agriculture is still the county's leading industry and main employer. Monterey County ranks second in the State of California (behind Fresno County) with 86 farming operations and ranks third in the State of California (behind Fresno and Tulare Counties), and in the top ten nationally, in gross dollar agricultural production. In addition to agriculture, the county also relies on tourism, which generates over $1 billion in revenue per annually, and small retail business.

   The city of Salinas, the county seat of Monterey County, is also its largest city. Salinas grew at a 35% pace between 1980 and 1990. Incorporated in 1874 and traditionally dependent on agriculture, Salinas now has approximately 100 manufacturing firms.

    Environmental Reports. Phase I environmental site assessments were performed on the CMP-1 Properties on September 27, 1996. The Phase I environmental site assessments did not reveal any environmental liabilities that the Depositor believes would have a material adverse effect on the CMP-1 Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessments.

   Engineering Reports. Property Condition Reports were completed on the CMP-1 Properties between September 25, 1996 and October 1, 1996, by a third party due diligence firm. The Property Condition Reports concluded that the CMP-1 Properties were in fair to good condition and identified approximately $308,675 in deferred maintenance requirements. At the origination of the CMP-1 Loan, the CMP-1 Borrower established a deferred maintenance reserve account equal to $385,844 (125% of estimated costs) to fund the cost of addressing the identified items.

   Seismic Report. A Seismic Report was completed in October, 1997 for each of the CMP-1 Properties by Nabih Youssef & Associates. The Seismic Report estimated that the aggregate PML due to a 475 year return period earthquake for the CMP-1 Properties, to be approximately 13.5% of the replacement cost of the buildings.

   Property Management. The CMP-1 Properties are managed by JH Management Company, LLC, a California limited liability company ("CMP-1 Manager"), pursuant to the terms of a Property Management Agreement (the "CMP-1 Management Agreement"). The CMP-1 Management Agreement provides for a management fee of 3% of gross receipts for each CMP-1 Property. The term of the CMP-1 Management Agreement expires on December 31, 2003, unless sooner terminated by either party thereto.

   Pursuant to the terms of a manager's consent and subordination of management agreement given by CMP-1 Manager and CMP-1 Borrower in favor of the holder of the CMP-1 Loan (the "mortgagee"), the CMP-1 Manager has agreed
(i) not to terminate the CMP-1 Management Agreement without the consent of the mortgagee, except for nonpayment of management fees (in which case the mortgagee has a 60-day cure period), (ii) that all liens, rights and interests owned, claimed or held by the CMP-1 Manager in and to the CMP-1 Properties are and will be in all respects subordinate to the lien and security interest securing the CMP-1 Loan, including the lien of the CMP-1 Mortgage, (iii) that during the continuance of an Event of Default (as defined below) under the CMP-1 Loan, the CMP-1 Manager will continue to perform under the CMP-1 Management Agreement provided that the mortgagee performs or causes to be performed the obligations of the CMP-1 Borrower thereunder, (iv) that, notwithstanding anything in the CMP-1 Management Agreement to the contrary, the mortgagee, or the CMP-1 Borrower at the mortgagee's direction, shall have the right to terminate the CMP-1 Management Agreement on 30 days' prior written notice (a) upon the occurrence of an Event of Default (as hereinafter defined) or default by CMP-1 Manager under the CMP-1 Management Agreement; (b) upon a 50% or more change in control of ownership of CMP-1 Manager; (c) at any time for cause (including, but not limited to, CMP-1 Manager's gross negligence, willful misconduct or fraud); and (d) if the CMP-1 DSCR (as hereinafter defined) falls below 1.40:1; (v) not to amend or modify the CMP-1 Management Agreement without the prior written consent of the mortgagee, and (vi) prior to an Event of Default (or in the event of an occurrence of default, within 10 days after a request from the mortgagee therefor) CMP-1 Manager will deliver to mortgagee, not later than 45 days after the end of each fiscal quarter of the CMP-1 Borrower's operations, a true and complete rent roll for the CMP-1 Properties and a schedule of all contracts and other agreements relating to the CMP-1 Properties. In the event that the CMP-1 Management Agreement has been extended, the CMP-1 Management Agreement shall automatically terminate on December 31, 2006.

   For purposes of the CMP-1 Mortgage only, the "CMP-1 DSCR" means, as of the last day of any calendar quarter with respect to the immediately preceding four calendar quarters, the ratio of net operating income (after funding of applicable reserves) to debt service on the CMP-1 Note (based on a debt service constant on the CMP-1 Note) for such period.

Property Summary. The following table presents certain information regarding the CMP-1 Properties:

                                                                                AVERAGE  TOTAL
       PROPERTY NAME                     YEAR BUILT/          TYPE       NUMBER SQUARE  SQUARE  MONTHLY POTENTIAL COMPETITIVE
          ADDRESS          OCCUPANCY     (RENOVATED)         OF UNIT    OF UNITS FEET    FEET    RENT     RENT   MARKET RENT
-------------------------  --------- ------------------ -------------  --------- ----   ------  ------  -------- -----------
The Circles Apartments        97.5% 1979 -83 / (1996 -97)   1BR / 1BA       40     715    28,600 $620  $   24,800 $568 -$750
 2260-98 N. Main Street                                     1BR / 1BA       79     755    59,645  650      51,350 $568 -$750
 Salinas, CA 93906                                          1BR / 1BA       40     777    31,080  690      27,600 $568 -$750
                                                            2BR / 2BA       40     915    36,600  730      29,200 $750 -$950
                                                            2BR / 2BA       80     983    78,640  760      60,800 $750 -$950
                                                            2BR / 2BA       40   1,008    40,320  795      31,800 $750 -$950
                                                                        -------- -----  -------- ----- ----------
TOTAL / WEIGHTED AVERAGE ..                                                319     862   274,885 $707  $  225,550
Boronda Manor Apartments      94.2%       1978 -79           Studio         22     408     8,976 $460  $   10,120 $475
 2073 Santa Rita Street                                     1BR / 1BA       58     571    33,118  570      33,060 $555 -$750
 Salinas, CA 93906                                          2BR / 1BA      127     659    83,693  680      86,360 $660 -$743
                                                                        -------- -----  -------- ----- ----------
TOTAL / WEIGHTED AVERAGE ..                                                207     608   125,787 $626  $  129,540
The Pointe at
 Northridge Apartments        95.7%         1979            1BR / 1BA       80     672    53,760 $575  $   46,000 $530 -$750
 424 Noice Drive                                            2BR / 1BA      108     875    94,500  695      75,060 $620 -$725
 Salinas, CA 93906
                                                                        -------- -----  -------- ----- ----------
TOTAL / WEIGHTED AVERAGE ..                                                188     789   148,260 $644  $  121,060
Heather Plaza Apartments      92.7%         1974            1BR / 1BA      162     616    99,792 $550  $   89,100 $530 -$750
 939-78 Heather Circle                                      2BR / 1BA       52     846    43,992  725      37,700 $620 -$725
 Salinas, CA 93906                                          3BR / 1BA        4     900     3,600  775       3,100  N/A
                                                                        -------- -----  -------- ----- ----------
TOTAL / WEIGHTED AVERAGE ..                                                218     676   147,384 $596  $  129,900
North Plaza Apartments        97.5%         1986            1BR / 1BA       52     660    34,320 $620  $   32,240 $568 -$750
 2310-48 N. Main Street                                     3BR / 2BA       68   1,310    89,080  925      62,900  N/A
 Salinas, CA 93906
                                                                        -------- -----  -------- ----- ----------
TOTAL / WEIGHTED AVERAGE ..                                                120   1,028   123,400 $793  $   95,140
Pine Grove Apartments        100.0%         1963            1BR / 1BA       24     640    15,360 $695  $   16,680 $550 -$650
 230 Grove Acre Avenue                                      1BR / 1BA       26     640    16,640  715      18,590 $550 -$650
 Pacific Grove, CA 93950                                    1BR / 1BA       26     640    16,640  725      18,850 $550 -$650
                                                            2BR / 1BA        8     858     6,864  795       6,360  N/A
                                                            2BR / 1BA        8     858     6,864  825       6,600  N/A
                                                            2BR / 1BA        8     858     6,864  850       6,800  N/A
                                                                        -------- -----  -------- ----- ----------
TOTAL / WEIGHTED AVERAGE ..                                                100     692    69,232 $739  $   73,880
Laurel Tree Apartments        98.1%         1977             Studio         26     399    10,374 $450  $   11,700  N/A
 1185 Monroe Street                                          Studio         22     399     8,778  495      10,890  N/A
 Salinas, CA 93906                                            Loft          60     520    31,200  540      32,400  N/A
                                                            1BR / 1BA       24     542    13,008  560      13,440 $530 -$750
                                                            2BR / 1BA       24     700    16,800  675      16,200 $620 -$725
                                                            3BR / 2BA        1     702       702  800         800  N/A
                                                                        -------- -----  -------- ----- ----------
TOTAL / WEIGHTED AVERAGE ..                                                157     515    80,862 $544  $   85,430
The Pointe at
 Westlake Apartments          99.3%       1972 -76           Studio         27     480    12,960 $520  $   14,040 $475
 25-82 Stephanie Drive                                   Jr. (1BR / 1BA)    26     520    13,520  540      14,040  N/A
 Salinas, CA 93901                                          1BR / 1BA        3     624     1,872  625       1,875 $525 -$605
                                                            1BR / 1BA       56     650    36,400  580      32,480 $525 -$605
                                                            2BR / 1BA        5     720     3,600  750       3,750 $620 -$725
                                                            2BR / 2BA       22     910    20,020  750      16,500  N/A
                                                                        -------- -----  -------- ----- ----------
TOTAL / WEIGHTED AVERAGE ..                                                139     636    88,372 $595  $   82,685
The Capri Apartments          93.9%      1965, 1973          Studio         12     425     5,100 $490  $    5,880 $450
 349 Iris Drive                                             1BR / 1BA       72     600    43,200  540      38,880 $530 -$750
 Salinas, CA 93906                                          2BR / 1BA       30     814    24,420  665      19,950 $620 -$725
                                                                        -------- -----  -------- ----- ----------
TOTAL / WEIGHTED AVERAGE ..                                                114     638    72,720 $568  $   64,710
Harding Park Townhomes        97.2%         1984            2BR / 1BA       20     975    19,500 $775  $   15,500 $620 -$725
 1019 Polk Street                                          3BR / 2.5BA      16   1,362    21,792  895      14,320  N/A
 Salinas, CA 93906
                                                                        -------- -----  -------- ----- ----------
TOTAL / WEIGHTED AVERAGE ..                                                 36   1,147    41,292 $828  $   29,820
                                                                        ======== ===== ========= ====  ==========
PORTFOLIO TOTALS ..........   96.3%                                      1,598     734 1,172,194 $649  $1,037,715
                                                                        ======== ===== ========= ====  ==========

------------
Occupancy based on borrower provided rent roll as of October 1997. Competitive Market Rent based on appraisal by Robert Saia & Associates as of September 1996 and Arthur Andersen LLP as of November 19, 1997.

 Operating History. The table below presents information regarding the operating performance of the CMP-1 Properties:

AMERICAN APARTMENT COMMUNITIES I

                                                                            UNDERWRITTEN
                                       1994         1995          1996        CASHFLOW
                                  ------------- ------------- ------------- -------------
Revenues.........................   $9,462,609   $10,232,952   $11,294,697   $12,289,284
Expenses.........................    4,156,002     4,652,613     4,064,457     4,868,713
                                     ---------     ---------     ---------     ---------
Net Operating Income.............   $5,306,607   $ 5,580,339   $ 7,230,240   $ 7,420,571
Occupancy........................                                                   96.3%
12/1/97 Loan Balance.............                                            $44,440,152
Appraised Value..................                                            $69,700,000
12/1/97 LTV......................                                                   63.8%
Annual Debt Service..............                                            $ 4,078,775
DSCR.............................                                                  1.72x

THE CIRCLES APARTMENTS AND NORTH PLAZA APARTMENTS (COMBINED)

                                                                            UNDERWRITTEN
                                       1994         1995          1996        CASHFLOW
                                  ------------- ------------- ------------- -------------
Revenues.........................   $2,718,264   $3,024,558    $3,370,768    $ 3,874,907
Expenses.........................    1,370,923    1,415,814       953,106      1,426,496
                                    ----------   ----------    ----------    -----------
Net Operating Income.............   $1,347,341   $1,608,744    $2,417,662    $ 2,448,410
Occupancy........................                                                   97.5%
Appraised Value..................                                            $21,000,000

BORONDA MANOR APARTMENTS

                                                                            UNDERWRITTEN
                                       1994         1995          1996        CASHFLOW
                                  ------------- ------------- ------------- -------------
Revenues.........................   $1,283,899   $1,277,479    $1,384,490    $1,481,978
Expenses.........................      472,863      512,007       526,737       597,498
                                    ----------   ----------    ----------    ----------
Net Operating Income.............   $  811,036   $  765,472    $  857,753    $  884,480
Occupancy........................                                                  94.2%
Appraised Value..................                                            $8,700,000

THE POINTE AT NORTHRIDGE

                                                                            UNDERWRITTEN
                                       1994         1995          1996        CASHFLOW
                                  ------------- ------------- ------------- -------------
Revenues.........................   $1,025,844   $1,172,422    $1,269,963    $1,452,562
Expenses.........................      477,118      531,077       545,367       604,012
                                    ----------   ----------    ----------    ----------
Net Operating Income.............   $  548,726   $  641,345    $  724,596    $  848,550
Occupancy........................                                                  95.7%
Appraised Value..................                                            $8,000,000

HEATHER PLAZA APARTMENTS

                                                                            UNDERWRITTEN
                                       1994         1995          1996        CASHFLOW
                                  ------------- ------------- ------------- -------------
Revenues.........................   $1,246,219   $1,281,310    $1,429,052    $1,506,613
Expenses.........................      555,615      640,580       559,460       631,280
                                    ----------   ----------    ----------    ----------
Net Operating Income.............   $  690,604   $  640,730    $  869,592    $  875,333
Occupancy........................                                                  92.7%
Appraised Value..................                                            $8,300,000

PINE GROVE APARTMENTS

                                                                            UNDERWRITTEN
                                       1994         1995          1996        CASHFLOW
                                  ------------- ------------- ------------- -------------
Revenues.........................    $756,428     $807,157      $852,336     $  888,407
Expenses.........................     228,469      266,386       295,346        337,244
                                     --------     --------      --------     ----------
Net Operating Income.............    $527,959     $540,771      $556,991     $  551,163
Occupancy........................                                                 100.0%
Appraised Value..................                                            $5,800,000


LAUREL TREE APARTMENTS

                                                                            UNDERWRITTEN
                                       1994         1995          1996        CASHFLOW
                                  ------------- ------------- ------------- -------------
Revenues.........................    $799,785     $887,891      $994,583     $1,019,840
Expenses.........................     344,724      432,777       336,384        430,455
                                     --------     --------      --------     ----------
Net Operating Income.............    $455,061     $455,114      $658,199     $  589,385
Occupancy........................                                                  98.1%
Appraised Value (1)..............                                            $8,500,000

THE POINTE AT WESTLAKE

                                                                            UNDERWRITTEN
                                       1994         1995          1996        CASHFLOW
                                  ------------- ------------- ------------- -------------
Revenues.........................    $682,915     $799,306      $901,425     $  950,594
Expenses.........................     323,044      386,587       379,835     $  389,446
                                     --------     --------      --------     ----------
Net Operating Income.............    $359,871     $412,719      $521,591     $  561,148
Occupancy........................                                                  99.3%
Appraised Value..................                                            $5,400,000

THE CAPRI APARTMENTS



                                                                            UNDERWRITTEN
                                       1994         1995          1996        CASHFLOW
                                  ------------- ------------- ------------- -------------
Revenues.........................    $640,832     $656,368      $751,212     $  766,539
Expenses.........................     279,912      356,125       359,654     $  343,241
                                     --------     --------      --------     ----------
Net Operating Income.............    $360,920     $300,243      $391,559     $  423,298
Occupancy........................                                                  93.9%
Appraised Value..................                                            $4,000,000



HARDING PARK TOWNHOMES

                                                                            UNDERWRITTEN
                                       1994         1995          1996        CASHFLOW
                                  ------------- ------------- ------------- -------------
Revenues.........................    $308,423     $326,461      $340,869     $  347,844
Expenses.........................     103,334      111,260       108,570     $  109,039
                                     --------     --------      --------     ----------
Net Operating Income.............    $205,089     $215,201      $232,299     $  238,805
Occupancy........................                                                  97.2%
Appraised Value(1) ..............                                            $8,500,000

------------
(1) Appraised value for Laurel Tree Apartments also includes the appraised value of Harding Park Townhomes.

       UNDERWRITTEN CASHFLOW--AMERICAN APARTMENT COMMUNITIES I COMBINED



                                       1996     UNDERWRITTEN
                                      ACTUAL      CASHFLOW
                                  ------------- -------------
Gross Income
 Rental Income(1)................  $10,478,780   $12,676,224
 Other Income....................      815,917       322,086
                                   -----------   -----------
 Total Gross Income..............   11,294,697    12,998,310
 Less: Vacancy...................           --       709,026
                                   -----------   -----------
Effective Gross Income...........  $11,294,697   $12,289,284
                                   ===========   ===========
Operating Expenses
Fixed Expenses
 Real Estate Tax.................  $   454,289   $   827,942
 Insurance.......................       (3,137)      136,634
                                   -----------   -----------
 Total Fixed Expense.............  $   451,152   $   964,576
                                   ===========   ===========
Variable Expenses
 Payroll.........................  $ 1,145,336   $ 1,197,764
 Administrative..................      435,779       274,449
 Utilities.......................      968,681     1,284,638
 Maintenance ....................    1,026,170       655,711
 Other...........................       37,341            --
 Ground Rent.....................           --            --
 Management Fee..................           --       491,572
                                   -----------   -----------
 Total Variable Expense..........  $ 3,613,305   $ 3,904,137
                                   ===========   ===========
Total Expenses...................  $ 4,064,457   $ 4,868,713
                                   -----------   -----------
Percent of EGI...................           36%           40%
Net Operating Income.............  $ 7,230,240   $ 7,420,571
                                   ===========   ===========
Reserve for Replacement..........           --       399,500
                                   -----------   -----------
Net Cash Flow....................  $ 7,230,240   $ 7,021,071
                                   ===========   ===========
Debt Service Coverage Ratio......                       1.72x
Occupancy .......................                       96.3%

          THE CIRCLES APARTMENTS AND NORTH PLAZA APARTMENTS COMBINED



                                       1996     UNDERWRITTEN
                                      ACTUAL      CASHFLOW
                                  ------------- -------------
GROSS INCOME
 Rental Income(1) ...............   $3,184,205   $3,993,900
 Other Income....................      186,564       84,949
                                    ----------   ----------
 Total Gross Income..............    3,370,788    4,078,849
 Less: Vacancy(2) ...............           --      203,942
                                    ----------   ----------
Effective Gross Income...........   $3,370,768   $3,874,907
                                    ==========   ==========
OPERATING EXPENSES
Fixed Expenses
 Real Estate Tax ................   $  155,955   $  276,173
 Insurance.......................         (132)      37,818
                                    ----------   ----------
 Total Fixed Expense.............   $  155,823   $  313,991
                                    ==========   ==========
Variable Expenses
 Payroll.........................   $  372,731   $  392,896
 Administrative..................       48,927       75,613
 Utilities.......................       62,052      323,206
 Maintenance ....................      276,233      165,793
 Other...........................       37,341           --
 Ground Rent.....................           --           --
 Management Fee(3) ..............           --      154,996
                                    ----------   ----------
 Total Variable Expense .........   $  797,283   $1,112,505
                                    ==========   ==========
Total Expenses...................   $  953,106   $1,426,496
Percent of EGI...................           28%          37%
                                    ----------   ----------
Net Operating Income.............   $2,417,662   $2,448,410
                                    ==========   ==========
Reserve for Replacement..........           --      109,750
Net Cash Flow....................   $2,417,662   $2,338,660
                                    ==========   ==========
Occupancy........................                      97.5%



------------
1.    Revenue was extracted from October Rent Roll annualized.
2.    Vacancy at 5% of Gross Income or actual, whichever was greater.
3.    Management computed on the basis of 4% of EGI.

                           BORONDA MANOR APARTMENTS



                                       1996     UNDERWRITTEN
                                      ACTUAL      CASHFLOW
                                  ------------- -------------
Gross Income
 Rental Income(1) ...............   $1,266,848   $1,519,320
 Other Income ...................      117,642       52,838
                                    ----------   ----------
 Total Gross Income .............    1,384,490    1,572,158
 Less: Vacancy(2) ...............           --       90,180
                                    ----------   ----------
Effective Gross Income ..........   $1,384,490   $1,481,978
                                    ==========   ==========
Operating Expenses
Fixed Expenses
 Real Estate Tax ................   $   57,630   $  101,501
 Insurance ......................         (536)      17,644
                                    ----------   ----------
 Total Fixed Expense ............   $   57,095   $  119,145
                                    ==========   ==========
Variable Expenses
 Payroll ........................   $  109,350   $  136,004
 Administrative .................       68,082       47,558
 Utilities ......................      156,687      166,062
 Maintenance ....................      155,524       69,450
 Other ..........................           --           --
 Ground Rent ....................           --           --
 Management Fee(3) ..............           --       59,279
 Total Variable Expense .........   $  469,643   $  478,353
                                    ----------   ----------
Total Expenses ..................   $  526,737   $  597,498
                                    ==========   ==========
Percent of EGI ..................           38%          44%
                                    ----------   ----------
Net Operating Income ............   $  857,753   $  884,480
                                    ==========   ==========
Reserve for Replacement(4) ......                    51,750
Net Cash Flow ...................   $  857,753   $  832,730
                                    ==========   ==========
Occupancy .......................                      94.2%



------------
1.    Revenue was extracted from October Rent Roll annualized.
2.    Vacancy at 5% of Gross Income or actual whichever is greater.
3.    Management computed on the basis of 4% of EGI.
4.    Reserves as estimated from engineering report or $250 per unit.

                    THE POINTE AT NORTHRIDGE (THE "ELMS")



                                       1996     UNDERWRITTEN
                                      ACTUAL      CASHFLOW
                                  ------------- -------------
Gross Income
 Rental Income(1) ...............  $1,167,409.5  $1,477,404
 Other Income....................     102,493.5      51,609
                                   ------------  ----------
 Total Gross Income..............     1,269,963   1,529,013
 Less: Vacancy(2) ...............                    76,451
                                   ------------  ----------
Effective Gross Income...........  $  1,269,963  $1,452,562
                                   ============  ==========
Operating Expenses
 Fixed Expenses
 Real Estate Tax.................  $     64,281  $   95,125
 Insurance.......................         487.5      16,034
                                   ------------  ----------
 Total Fixed Expense.............  $     63,794  $  111,159
                                   ============  ==========
Variable Expenses
 Payroll.........................  $  116,161.5  $  132,721
 Administrative..................      61,150.5      32,737
 Utilities.......................     168,997.5     173,019
 Maintenance ....................       135,264      96,274
 Other...........................            --          --
 Ground Rent.....................            --          --
 Management Fee(3) ..............            --      58,102
                                   ------------  ----------
 Total Variable Expense..........  $    481,574  $  492,853
                                   ============  ==========
Total Expenses...................  $    545,367  $  604,012
                                   ------------  ----------
Percent of EGI...................            43%         42%
Net Operating Income.............  $    724,596  $  848,550
                                   ============  ==========
Reserve for Replacement(4) ......                    47,000
Net Cash Flow....................  $    724,596  $  801,550
                                   ============  ==========
Occupancy........................                      95.7%



------------
1. Revenue was extracted from October Rent Roll annualized.
2. Vacancy at 5% of Gross Income or actual whichiever was greater.
3. Management computed on the basis of 4% of EGI.
4. Reserves as estimated from engineering report or $250 per unit.

                           HEATHER PLAZA APARTMENTS



                                       1996     UNDERWRITTEN
                                      ACTUAL      CASHFLOW
                                  ------------- -------------
Gross Income
 Rental Income(1) ...............   $1,303,874   $1,584,912
 Other Income....................      125,178       41,761
                                    ----------   ----------
 Total Gross Income..............    1,429,052    1,626,673
 Less: Vacancy(2) ...............           --      120,060
                                    ----------   ----------
Effective Gross Income...........   $1,429,052   $1,506,613
                                    ==========   ==========
Operating Expenses
Fixed Expenses
 Real Estate Tax.................   $   37,701   $   97,593
 Insurance.......................         (564)      18,582
                                    ----------   ----------
 Total Fixed Expense.............   $   37,137   $  116,175
                                    ==========   ==========
Variable Expenses
 Payroll.........................   $  156,057   $  151,638
 Administrative..................       69,798       36,778
 Utilities.......................      166,691      170,873
 Maintenance ....................      129,777       95,501
 Other...........................           --           --
 Ground Rent.....................           --           --
 Management Fee(3) ..............           --       60,265
                                    ----------   ----------
 Total Variable Expense..........   $  522,323   $  515,105
                                    ==========   ==========
Total Expenses...................   $  559,460   $  631,280
                                    ----------   ----------
Percent of EGI...................           39%          42%
Net Operating Income.............   $  869,592   $  875,333
                                    ==========   ==========
Reserve for Replacement(4) ......           --       54,500
Net Cash Flow....................   $  869,592   $  820,833
                                    ==========   ==========
Occupancy........................                      92.7%



------------
1. Revenue was extracted from October Rent Roll annualized.
2. Vacancy at 5% of Gross Income or actual whichever was greater.
3. Management computed on the basis of 4% of EGI.
4. Reserves as estimated from engineering report or $250 per unit.

                            PINE GROVE APARTMENTS



                                       1996     UNDERWRITTEN
                                      ACTUAL      CASHFLOW
                                  ------------- -------------
Gross Income
 Rental Income(1) ...............    $812,522     $926,028
 Other Income....................      40,014        9,137
                                     --------     --------
 Total Gross Income..............     852,336      935,165
 Less: Vacancy(2) ...............          --       46,758
                                     --------     --------
Effective Gross Income...........    $852,336     $888,407
Operating Expenses
Fixed Expenses
 Real Estate Tax.................    $ 14,672     $ 61,449
 Insurance.......................        (260)       8,530
                                     --------     --------
 Total Fixed Expense.............    $ 14,412     $ 69,979
                                     --------     --------
Variable Expenses
 Payroll.........................    $ 71,223     $ 74,537
 Administrative..................      48,254       23,707
 Utilities.......................      82,053       95,799
 Maintenance ....................      79,484       37,686
 Other...........................          --           --
 Ground Rent.....................          --           --
 Management Fee(3) ..............          --       35,536
                                     --------     --------
 Total Variable Expense..........    $280,934     $267,265
                                     ========     ========
Total Expenses...................    $295,346     $337,244
                                     --------     --------
Percent of EGI...................          33%          36%
Net Operating Income.............     556,991     $551,163
                                     ========     ========
Reserve for Replacement(4) ......                   25,000
Net Cash Flow....................    $556,991     $526,163
                                     ========     ========
Occupancy........................                    100.0%



------------
1.     Revenue was extracted from October Rent roll annualized.
2.     Vacancy at 5% of Gross Income or actual whichever was greater.
3.     Management computed on the basis of 4% of EGI.
4.     Reserves as estimated from engineering report or $250 per unit.

                            LAUREL TREE APARTMENTS



                                       1996     UNDERWRITTEN
                                      ACTUAL      CASHFLOW
                                  ------------- -------------
Gross Income
 Rental Income(1) ...............    $902,151    $1,049,520
 Other Income ...................      92,432        23,996
                                     --------    ----------
 Total Gross Income..............     994,583     1,073,516
 Less: Vacancy(2)................          --        53,676
                                     --------    ----------
Effective Gross Income ..........    $994,583    $1,019,840
                                     ========    ==========
Operating Expenses
Fixed Expenses
 Real Estate Tax ................    $ 24,746    $   61,257
 Insurance ......................        (410)       13,385
                                     --------    ----------
 Total Fixed Expense ............    $ 24,336    $   74,642
                                     ========    ==========
Variable Expenses
 Payroll ........................    $108,825    $  105,682
 Administrative .................      45,176        16,828
 Utilities ......................      89,798       117,995
 Maintenance ....................      74,250        74,514
 Other...........................          --            --
 Ground Rent ....................          --            --
 Management Fee(3) ..............          --        40,794
                                     --------    ----------
 Total Variable Expense .........    $312,048    $  355,813
                                     ========    ==========
Total Expenses ..................    $336,384    $  430,455
                                     --------    ----------
Percent of EGI ..................          34%           42%
Net Operating Income ............    $658,199    $  589,385
                                     ========    ==========
Reserve for Replacement .........                    39,250
Net Cash Flow ...................    $658,199    $  550,135
                                     ========    ==========
Occupancy .......................                      98.1%



------------
1.    Revenue was extracted from October rent Roll annualized.
2.    Vacancy at 5% of Gross Income or actual whichever was greater.
3.    Management computed on the basis of 4% of EGI.
4.    Reserves as estimated from engineering report or $250 per unit.

                      THE POINTE AT WESTLAKE APARTMENTS



                                       1996     UNDERWRITTEN
                                      ACTUAL      CASHFLOW
                                  ------------- -------------
Gross Income
 Rental Income(1) ...............    $832,397    $  982,620
 Other Income....................      69,029        18,005
                                     --------    ----------
 Total Gross Income..............     901,425     1,000,625
 Less: Vacancy(2) ...............          --        50,031
                                     --------    ----------
Effective Gross Income ..........    $901,425    $  950,594
                                     ========    ==========
Operating Expenses
 Fixed Expenses
 Real Estate Tax.................    $ 45,915    $   60,345
 Insurance.......................        (360)       11,851
                                     --------     --------
 Total Fixed Expense.............    $ 45,555    $   72,196
                                     ========    ==========
Variable Expenses
 Payroll.........................    $109,428    $  105,827
 Administrative..................      49,371        22,956
 Utilities.......................      90,276        97,116
 Maintenance ....................      85,205        53,327
 Other...........................          --            --
 Ground Rent(3) .................          --            --
 Management Fee..................          --        38,024
                                     --------    ----------
 Total Variable Expense .........    $334,280    $  317,250
                                     ========    ==========
Total Expenses ..................    $379,835    $  389,446
                                     --------    ----------
Percent of EGI ..................          42%           41%
Net Operating Income ............    $521,591    $  561,148
                                     ========    ==========
Reserve for Replacement(4).......                    34,750
Net Cash Flow ...................    $521,591    $  526,398
                                     ========    ==========
Occupancy........................                      99.3%



------------
1.    Revenue was extracted from October Rent Roll annualized.
2.    Vacancy at 5% of Gross Income or actual whichever was greater.
3.    Management computed on the basis of 4% of EGI.
4.    Reserves as estimated from engineering report or $250 per unit.

                             THE CAPRI APARTMENTS



                                       1996     UNDERWRITTEN
                                      ACTUAL      CASHFLOW
                                  ------------- -------------
Gross Income
 Rental Income(1) ...............    $686,643     $779,580
 Other Income....................      64,569       36,579
                                     --------     --------
 Total Gross Income..............     751,212      816,159
 Less: Vacancy(2) ...............          --       49,620
                                     --------     --------
Effective Gross Income...........    $751,212     $766,539
                                     ========     ========
Operating Expenses
Fixed Expenses
 Real Estate Tax.................    $ 39,315     $ 46,938
 Insurance.......................        (296)       9,722
                                     --------     --------
 Total Fixed Expense.............    $ 39,020     $ 56,660
                                     ========     ========
Variable Expenses
 Payroll.........................    $ 77,349     $ 73,879
 Administrative..................      37,556       15,785
 Utilities.......................     119,727      114,191
 Maintenance ....................      86,003       52,064
 Other...........................          --
 Ground Rent.....................          --
 Management Fee(3) ..............          --       30,662
                                     --------     --------
 Total Variable Expense..........    $320,634     $286,581
                                     ========     ========
Total Expenses...................    $359,654     $343,241
                                     --------     --------
Percent of EGI...................          48%          45%
Net Operating Income.............    $391,559     $423,298
                                     ========     ========
Reserve for Replacement(4) ......                   28,500
Net Cash Flow....................    $391,559     $394,798
                                     ========     ========
Occupancy........................                     93.9%



------------
1.    Revenue was extracted from October Rent Roll annualized.
2.    Vacancy at 5% of Gross Income or actual whichever was greater.
3.    Management computed on the basis of 4% of EGI.
4.    Reserves as estimated from engineering report or $250 per unit.

                            HARDING PARK TOWNHOMES



                                       1996     UNDERWRITTEN
                                      ACTUAL      CASHFLOW
                                  ------------- -------------
Gross Income
 Rental Income(1) ...............    $322,872     $362,940
 Other Income ...................      17,997        3,212
                                     --------     --------
 Total Gross Income .............     340,869      366,152
 Less: Vacancy(2) ...............          --       18,308
                                     --------     --------
Effective Gross Income ..........    $340,869     $347,844
                                     ========     ========
Operating Expenses
Fixed Expenses
 Real Estate Tax ................    $ 14,075     $ 27,561
 Insurance ......................         (93)       3,068
                                     --------     --------
 Total Fixed Expense ............    $ 13,982     $ 30,629
                                     ========     ========
Variable Expenses
 Payroll ........................    $ 24,212     $ 24,530
 Administrative .................       7,466        2,487
 Utilities ......................      38,400       26,377
 Maintenance ....................      24,512       11,102
 Other ..........................          --           --
 Ground Rent ....................          --           --
 Management Fee(3) ..............          --       13,914
                                     --------     --------
 Total Variable Expense .........    $ 94,589     $ 78,410
                                     ========     ========
Total Expenses ..................    $108,570     $109,039
                                     --------     --------
Percent of EGI ..................          32%          31%
Net Operating Income ............    $232,299     $238,805
                                     ========     ========
Reserve for Replacement .........          --        9,000
Net Cash Flow ...................    $232,299     $229,805
                                     ========     ========
Occupancy .......................                     97.2%



------------
1.    Revenue was extracted from October Rent Roll annualized.
2.    Vacancy at 5% of Gross Income or actual whichever was greater.
3.    Management computed on the basis of 4% of EGI.

 AMERICAN APARTMENT COMMUNITIES I: THE LOAN

   Security. The CMP-1 Loan is a non-recourse loan, secured by a mortgage lien on the fee estate of CMP-1 Borrower in the CMP-1 Properties and certain other collateral relating thereto (including an assignment of leases, rents and security deposits, an assignment of certain agreements and the funds in certain accounts pursuant to a cash collateral account agreement) (collectively, with all other security documents referenced herein, the "Loan Documents"). The mortgagee is the insured under title insurance policies which insure, among other things, that the CMP-1 Mortgage constitutes a valid and enforceable first lien on the CMP-1 Properties, subject to certain exceptions and exclusions from coverage set forth therein. Such insurance policies, together with the CMP-1 Note, the CMP-1 Mortgage and all other agreements and documents evidencing and securing the CMP-1 Loan shall be assigned to the Trust Fund.

   Payment Terms. The CMP-1 Loan matures on January 1, 2022 (the "CMP-1 Maturity Date") and bears interest at (a) a fixed rate per annum equal to 7.75% (the "CMP-1 Initial Interest Rate") through and including December 31, 2003 and (b) from and including January 1, 2004 (the "CMP-1 Effective Maturity Date") through and including the CMP-1 Maturity Date, at an interest rate per annum equal to the greater of (i) the CMP-1 Initial Interest Rate plus 5% or (ii) the CMP-1 Treasury Rate (as defined below) plus 5% (the "CMP-1 Revised Interest Rate"). The "CMP-1 Treasury Rate" means the yield, calculated by linear interpolation of the yields of noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the CMP-1 Effective Maturity Date to the CMP-1 Maturity Date. Any interest accrued at the CMP-1 Revised Interest Rate and not paid in accordance with the CMP-1 Note shall be deferred and added to the principal indebtedness and shall earn interest at the CMP-1 Revised Interest Rate to the extent permitted by applicable law (such deferred interest and interest thereon, the "CMP-1 Accrued Interest"). Interest on the CMP-1 Loan is calculated on the basis of a 360-day year of 30-day months.

   The payment date for the CMP-1 Loan is the first business day of each month (each, a "Payment Date"), with no grace period for a default in payment of principal or interest. Commencing on February 1, 1997, the CMP-1 Loan requires 300 equal monthly installments of principal and interest of $339,897.94 (the "CMP-1 Debt Service Payment"). Each CMP-1 Debt Service Payment, due and payable on each Payment Date, shall be applied first to the interest at the CMP-1 Initial Interest Rate and the remainder thereof to the reduction of principal. In the event of a default in payment, interest will accumulate thereon at the applicable interest rate plus 5% per annum (the "Default Rate"). On the CMP-1 Maturity Date, the entire remaining unpaid balance of principal of the CMP-1 Note, all interest accrued thereon and all other sums payable thereunder or under the other loan documents shall be due and payable in full.

   Commencing with the first Payment Date after the CMP-1 Effective Maturity Date and continuing on each Payment Date thereafter through and including the CMP-1 Maturity Date, CMP-1 Borrower is required to apply 100% of the rents and other revenues from the CMP-1 Properties received on or before such day to the following items in the following order of priority: (a) to the deposit of required monthly escrow amounts of real estate taxes and insurance premiums; (b) to payment of the CMP-1 Monthly Debt Service Payments; (c) to payment of monthly cash expenses pursuant to the annual budget (the "Annual Budget") approved by the mortgagee and to payment of extraordinary, unbudgeted operating or capital expenses ("Extraordinary Expenses") approved by the mortgagee, if any; (d) to payments to be applied against the outstanding principal of the loan until such principal amount is paid in full; (e) to payments of CMP-1 Accrued Interest; and (f) to payments of any other amounts due under the Loan Documents. Any excess amounts shall be paid to CMP-1 Borrower. The scheduled principal balance of the CMP-1 Loan as of the CMP-1 Effective Maturity Date is approximately $39,527,429.

   Event of Default. The occurrence of any of the following constitutes an "Event of Default" under the CMP-1 Mortgage: (a) failure to make any payment of interest or principal due under the CMP-1 Note when due, or failure to pay the principal balance when due; (b) failure to pay any other amount payable pursuant to the CMP-1 Note or the CMP-1 Mortgage when due and payable, with such failure continuing for ten (10) days after mortgagee delivers written notice thereof to the CMP-1 Borrower; (c) failure to keep in force the insurance required under the CMP-1 Mortgage to be maintained or failure to comply with any other covenant relating to insurance requirements, which failure continues for five (5) business days after the mortgagee delivers written notice thereof to the CMP-1 Borrower; (d) failure to comply with certain CMP-1 Mortgage covenants which require the CMP-1 Borrower to keep the CMP-1 Property free from liens and encumbrances (with such default continuing for five (5) business days after mortgagee delivers written notice thereof to the CMP-1 Borrower), and failure to comply with certain CMP-1 Mortgage covenants which prohibit the sale of the CMP-1 Property, the incurrence of additional debt by the CMP-1 Borrower or transfers of direct and indirect beneficial interests in the CMP-1 Borrower; (e) any attempt by the CMP-1 Borrower to assign its rights under the CMP-1 Mortgage; (f) any other default in the performance or payment, or breach, of any material covenant, warranty, representation or agreement set forth in the documents which evidence and secure the CMP-1 Loan, with such default continuing for thirty (30) business days after mortgagee delivers written notice thereof to the CMP-1 Borrower; (g) the occurrence of certain bankruptcy events; (h) the termination, or the ceasing to be valid, effective or enforceable of the CMP-1 Mortgage (or the ceasing of any lien granted thereunder to be a perfected first priority lien) or any of the Loan Documents evidencing the CMP-1 Loan; and (i) any event of the default under any other of the Loan Documents which evidence the CMP-1 Loan.

   If the CMP-1 Borrower defaults in the payment of any CMP-1 Debt Service Payment on the Payment Date, then the CMP-1 Borrower shall pay to mortgagee a late payment charge in an amount equal to five percent (5%) of the amount of the installment not paid. An additional late charge equal to five percent (5%) of the monthly payment due will be charged for each successive month the payment, or any part thereof, remains outstanding. If the CMP-1 Borrower defaults in the payment of any CMP-1 Debt Service Payment, or defaults in any other manner so as to constitute an Event of Default, then mortgagee at its option and without further notice to the CMP-1 Borrower may declare the entire unpaid amount of principal with interest at the Default Rate together with all other sums due, if any, immediately due and payable.

   Prepayment. Voluntary prepayment of the principal of the CMP-1 Note is prohibited at any time prior to December 31, 2001. Thereafter, the CMP-1 Loan may be prepaid without a prepayment premium. A tender of payment of the amount necessary to pay and satisfy the entire unpaid principal balance or any portion thereof at any time after an Event of Default or an acceleration by the mortgagee prior to December 31, 2001, whether such payment is tendered voluntarily, during or after foreclosure of the CMP-1 Mortgage, or pursuant to realization upon other security, shall be subject to a prepayment premium (the "CMP-1 Yield Maintenance Premium") equal to the greater of (a) 1% of the principal amount being prepaid and (b) the product of (i) a fraction whose numerator is an amount equal to the portion of the principal balance being prepaid and whose denominator is the entire outstanding principal balance on the date of such prepayment, and (ii) an amount equal to the remainder obtained by subtracting (x) an amount equal to the entire outstanding principle balance as of the date of such prepayment from (y) the present value as of the date of such prepayment of the remaining scheduled payments of principle and interest (including any final installment of principle payment on the CMP-1 Maturity Date) determined by discounting such payments at a discount rate equal to the CMP-1 Discount Rate. The "CMP-1 Discount Rate" means the rate which, when compounded monthly, is equivalent to the CMP-1 Treasury Rate.

   No CMP-1 Yield Maintenance Premium or other premium or penalty is required to be paid in connection with any prepayment resulting from the application of insurance or condemnation proceeds to repayment of the CMP-1 Loan in accordance with the CMP-1 Mortgage.

   Defeasance. For the purposes of this section, (i) "Defeasance Collateral" shall mean obligations or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, or the obligations of which are backed by the full faith and credit of the United States of America, the ownership of which will not cause the mortgagee to be an investment company under the Investment Company Act of 1940, included as collateral under the CMP-1 Loan; and (ii) the "Minimum Defeasance Collateral Requirement" shall mean an amount sufficient to pay 125% of the amount of the CMP-1 Loan allocated to the applicable CMP-1 Property (in any case, the "CMP-1 Allocated Loan Amount") which is the subject of the defeasance, and sufficient to pay scheduled interest and principal payments on the applicable CMP-1 Allocated Loan Amount through and including the CMP-1 Effective Maturity Date.

    CMP-1 Borrower shall be entitled to have one (1) or more of the CMP-1 Properties released from the lien of the CMP-1 Mortgage, from and after the second anniversary of the Delivery Date, in connection with a delivery of Defeasance Collateral, provided the following release conditions have been met: (i) the mortgagee has received at least thirty (30) days' prior written notice of the date proposed for such release (the "Release Date"); (ii) no Event of Default shall have occurred and be continuing; (iii) CMP-1 Borrower shall deliver the Defeasance Collateral in an amount equal to the Minimum Defeasance Collateral Requirement; (iv) CMP-1 Borrower shall deliver an officer's certificate certifying compliance with requirements (ii) and (iii) above (which shall be confirmed by an independent certified accountant); (v) CMP-1 Borrower shall deliver one or more endorsements to the mortgagee's title insurance policies insuring that the policy shall not be adversely affected by the release; (vi) the CMP-1 DSCR shall not be less than the greater of such debt service coverage without giving effect to such release and 1.60:1; (vii) the fair market value of the CMP-1 Properties that will remain subject to the lien of the CMP-1 Mortgage shall not be less than the fair market value of such CMP-1 Properties as of the closing date of the CMP-1 Loan; (viii) the mortgagee and the Rating Agencies shall have received from CMP-1 Borrower statements of the net operating income and calculations of the CMP-1 DSCR both with or without the effect of the proposed release;
(ix) the Rating Agencies shall have delivered written confirmation that the then ratings of the Certificates will not, as a result of such defeasance, be downgraded, withdrawn or qualified; and (x) the CMP-1 Borrower shall have delivered to mortgagee the opinions required by the CMP-1 Mortgage upon a defeasance of a lien.

   Lockbox and Reserves. Pursuant to a cash collateral account, security, pledge and assignment agreement (the "CMP-1 Cash Collateral Agreement"), CMP-1 Borrower has established in the name of Bank One Trust Company, N.A. ("CMP-1 Agent Bank"), as agent for the mortgagee, as secured party an interest bearing cash collateral account. CMP-1 Borrower has instructed CMP-1 Manager to deposit all checks and other funds with respect to rent due under the leases to the account established at Union Bank of California (the "CMP-1 Property Account"). CMP-1 Borrower has delivered irrevocable instructions to Union Bank of California to deposit, twice weekly, by wire transfer all cleared funds from the CMP-1 Property Account to the account established with the CMP-1 Agent Bank (the "CMP-1 Lockbox Account"), provided that a minimum balance of $2,000.00 shall remain at all times in the CMP-1 Property Account. Pursuant to irrevocable instructions given by the CMP-1 Borrower, on a daily basis the CMP-1 Agent Bank withdraws from the CMP-1 Lockbox Account all cleared funds deposited therein and deposits the same by wire or other transfer into the CMP-1 Operating Account (as hereinafter defined)

   The CMP-1 Borrower has established with the CMP-1 Agent Bank the following accounts (collectively, the "Accounts") (a) an operating account (the "CMP-1 Operating Account") to receive twice weekly deposits of amounts on deposit in the CMP-1 Lockbox Account, (b) an interest bearing cash collateral account (the "CMP-1 Tax and Insurance Escrow Account") for the deposit of reserves (the "CMP-1 Tax and Insurance Escrow Amounts") for the payment of real estate taxes and insurance premiums, (c) an interest bearing cash collateral account (the "CMP-1 Debt Service Escrow Account") for the monthly deposit of reserves (the "CMP-1 Debt Service Escrow Amounts") for interest and principal due on the next Payment Date, (d) an interest bearing cash collateral account (the "CMP-1 Trade Payables Escrow Account") for the deposit of reserves (the "CMP-1 Trade Payables Amounts"), if required under the CMP-1 Cash Collateral Agreement, for contested trade payables more than 60 days past due in excess of $250,000, (e) an interest bearing cash collateral account for deferred maintenance items with a one-time deposit of $385,844, and (f) an interest bearing cash collateral account (the "CMP-1 Capital Improvement Escrow Account") for the deposit of required monthly reserves (the "CMP-1 Capital Improvement Escrow Amounts") for capital improvements in the amount of $33,333.33 subject to adjustment, in the event of a release of a CMP-1 Property from the lien of the CMP-1 Mortgage, to 1/12 of the product of $250 and the number of units in the remaining CMP-1 Properties. The Collateral held in the Accounts derives from a Lockbox Agreement between CMP-1 Borrower and the CMP-1 Agent Bank, which shall be irrevocable until full payment of the CMP-1 Note.

   Until the CMP-1 Effective Maturity Date, the CMP-1 Agent Bank will withdraw the funds on deposit in the CMP-1 Lockbox Account on the first business day of each month in the following amounts and in the following order of priority: (i) funds in an amount equal to the monthly Tax and Insurance Escrow

 Amounts and deposit the same into the Tax and Insurance Escrow Account, (ii) funds in an amount equal to the CMP-1 Debt Service Escrow Amounts, and deposit the same into the CMP-1 Debt Service Escrow Account; (iii) funds in an amount equal to the CMP-1 Trade Payables Amounts, if any, for deposit into the CMP-1 Trade Payables Escrow Account; and (iv) funds in an amount equal to the monthly CMP-1 Capital Improvement Escrow Amounts, for deposit into the CMP-1 Capital Improvement Escrow Account.

   Prior to the CMP-1 Effective Maturity Date, provided that (a) no Event of Default shall have occurred and be continuing; (b) the CMP-1 Borrower certifies that there are no payables more than 60 days past due, unless the same are being contested in good faith in accordance with the provisions of the CMP-1 Mortgage, and no other obligations of the CMP-1 Borrower are past due; and (c) the CMP-1 Borrower certifies that it has delivered instructions to the CMP-1 Agent Bank to transfer from the CMP-1 Lockbox Account to the CMP-1 Trade Payables Escrow Account an amount equal to 125% of any CMP-1 Trade Payables Amounts due, then the CMP-1 Borrower may at any time during the remainder of such month, instruct the CMP-1 Agent Bank to transfer amounts from the CMP-1 Lockbox Account to such account or accounts of the CMP-1 Borrower as instructed to pay operating expenses of the CMP-1 Property, to make distribution to the shareholders of CMP-1 Borrower, or otherwise.

   After the CMP-1 Effective Maturity Date, the CMP-1 Agent Bank will withdraw from the CMP-1 Operating Account on the first business day of each month or as soon thereafter as there shall be collected funds in the CMP-1 Operating Account, funds in the following amounts and in the following order of priority: (i) funds in an amount equal to the monthly CMP-1 Tax and Insurance Escrow Amounts and deposit the same into the CMP-1 Tax and Insurance Escrow Account, (ii) funds in an amount equal to the amount of interest at the CMP-1 Initial Interest Rate, including, if applicable, interest at the Default Rate applicable prior to the CMP-1 Effective Maturity Date and CMP-1 Debt Service Escrow Amounts, for deposit into CMP-1 Debt Service Escrow Account; (iii) funds in an amount equal to the CMP-1 Trade Payables Amounts, if any, for deposit into the CMP-1 Trade Payables Escrow Account; and (ix) funds in an amount equal to the monthly CMP-1 Capital Improvement Escrow Amounts, for deposit into the CMP-1 Capital Improvement Escrow Account; (v) funds in an amount equal to the monthly allocation of operating expenses in the Annual Budget approved by mortgagee and Extraordinary Expenses, if any; (vi) funds to be applied against the outstanding principal due under the CMP-1 Note until the principal amount is paid in full; (vii) funds in an amount equal to CMP-1 Accrued Interest, including, if applicable, interest at the Default Rate.

   Transfer of Properties and Interest in Borrower; Encumbrance; Other
Debt. Subject to limited exceptions described below, CMP-1 Borrower will not
(i) transfer all or any part of the CMP-1 Properties; (ii) incur indebtedness for borrowed money; (iii) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any part of the CMP-1 Properties; (iv) permit any transfer of any interest in CMP-1 Borrower; or (v) file a declaration of condominium with respect to any of the CMP-1 Properties.

   The CMP-1 Borrower is generally prohibited from transferring or encumbering the CMP-1 Properties except for a transfer of a CMP-1 Property that has been released as described under "--Defeasance Collateral". The CMP-1 Borrower may, without the consent of the mortgagee (i) make immaterial transfers of portions of a CMP-1 Property to governmental authorities for dedication or public use; (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business; (iii) enter into laundry equipment leases, cable television service contracts, service and license agreements, provided that none of the above transfers materially impairs the utility and operation of the applicable CMP-1 Property or materially adversely affects the value of the applicable CMP-1 Property taken as a whole. In connection with any transfer or series of transfers that affect (on a cumulative basis) more than 10% of the value of the CMP-1 Properties, a tax opinion and a nondisqualification opinion shall be furnished to the mortgagee.

   The mortgagee's consent shall not be required with respect to transfers of direct or indirect beneficial interests in CMP-1 Borrower, provided that (i) no Event of Default shall have occurred and be continuing; (ii) CMP-1 Borrower shall deliver to the mortgagee and the Rating Agencies written notice at least fifteen (15) business days' prior to the effective date of the transfer; (iii) CMP-1 Borrower remains a single purpose entity; (iv) no transfer of limited partner, non-administrative member or shareholder interests shall result in any one person (or any group of affiliates) owning, directly or indirectly, 49% or more of the beneficial ownership interests of CMP-1 Borrower; and (v) American Apartment Communities II, Inc. shall at all times directly or indirectly own not less than 50% of the beneficial interests in CMP-1 Borrower and all administrative members shall be wholly-owned subsidiaries of American Apartment Communities II, Inc.

   If 10% or more of direct beneficial interests in the CMP-1 Borrower are transferred or if any transfer shall result in a person or a group of affiliates acquiring a 49% or greater interest as set forth above, the CMP-1 Borrower shall deliver or cause to be delivered to the mortgagee (x) an opinion of counsel addressed to the Rating Agencies and the mortgagee and dated as of the date of the transfer to the effect that in a properly presented case, a bankruptcy court in a case involving such transferee, or any affiliate thereof, would not disregard the corporate or partnership forms of such entity, their affiliates and/or their partners, as the case may be, so as to consolidate the assets and liabilities of such entity or entities and/or their affiliates with those of the CMP-1 Borrower or FMP GP, and (y) an Officer's Certificate certifying that such transfer is not an Event of Default

   CMP-1 Borrower shall not incur, create or assume any indebtedness or incur any liabilities without the consent of the mortgagee; provided, however, that CMP-1 Borrower may, without the consent of the mortgagee, incur, create or assume any or all of the following indebtedness: (i) the CMP-1 Note and the other obligations, indebtedness and liabilities provided for in any loan document evidencing or securing the CMP-1 Loan; (ii) amounts, not secured by liens on the CMP-1 Properties not to exceed two percent (2%) of the outstanding balance of the CMP-1 Loan at the time of determination, provided that each such amount shall be paid within sixty (60) days following the date on which each such amount was incurred; (iii) amounts, not secured by liens on the CMP-1 Properties, payable or reimbursable to any tenant on account of work performed at a CMP-1 Property by such tenant or for cost incurred by such tenant in connection with its occupancy of space in the CMP-1 Property; and (iv) amounts constituting encumbrances on the CMP-1 Properties as described in mortgagee's title insurance policy insuring the lien of the CMP-1 Mortgage or otherwise as expressly described in the CMP-1 Mortgage.

   Insurance. CMP-1 Borrower is required to maintain for the CMP-1 Properties
(a) insurance with respect to the improvements and the building equipment against any peril included within the classification of "All Risks of Physical Loss" with extended coverage in amount at all times sufficient to prevent CMP-1 Borrower from becoming a co-insurer, but in any event equal to the full insurable value of improvements and the building equipment; (b) comprehensive general liability insurance, including bodily injury, contractual injury, death and property damage liability, and excess and/or umbrella liability insurance with a per occurrence limit of not less than $1,000,000 and with an aggregate limit of not less than $5,000,000 per CMP-1 Property; (c) statutory worker's compensation insurance with respect to any work by or for CMP-1 Borrower performed on or about the CMP-1 Property; (d) loss of rental value or business interruption insurance in an amount sufficient to avoid any co-insurance penalty and to provide proceeds which will cover the loss of rents sustained during the period of eighteen (18) months following the date of casualty; (e) during the period of performance of any restoration or repair work, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the applicable CMP-1 Property; (f) broad form boiler and machinery insurance covering all boilers or other pressure vessels, machinery and equipment located in, on or about each CMP-1 Property; and (g) if any improvement or any CMP-1 Property is located within an area designated as "flood prone" or a "special flood hazard area", flood insurance, if available, in an amount equal to the lesser of the "Allocated Loan Amount" as set forth in the CMP-1 Mortgage for the applicable CMP-1 Property and the maximum limit of coverage available with respect to the applicable CMP-1 Property. At the mortgagee's request, CMP-1 Borrower shall obtain such other insurance, excluding earthquake insurance, against any loss or damage of the kinds from time to time customarily insured against.

   The above insurance coverage shall be maintained with one or more domestic primary insurers, having both (1) a claims-paying-ability rating by S&P of not less than "AA" and its equivalent by any other nationally recognized statistical rating agency and (2) an Alfred M. Best Company, Inc. rating of "A" or better and a financial size category of not less than IX.

    The insurance coverage required may be effected under a blanket policy or policies covering the CMP-1 Properties, provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the CMP-1 Properties and any sublimits in such blanket policy applicable to the CMP-1 Properties, which amounts shall not be less than those required above, provided further, that if the coverage of such policy or policies exceeds 20% of policyholders' surplus, such policy or policies must include a "cut-through" endorsement acceptable to mortgagee.

   Casualty and Condemnation. CMP-1 Borrower will promptly notify mortgagee in writing upon obtaining knowledge of (i) the institution of any condemnation proceedings relating to any CMP-1 Property or (ii) the occurrence of any casualty, damage or injury to, any CMP-1 Property or any portion thereof the restoration of which is estimated by CMP-1 Borrower in good faith to cost more than ten percent (10%) of the "Allocated Loan Amount" as set forth in the CMP-1 Mortgage for the particular CMP-1 Property (the "CMP-1 Individual Threshold Amount"). In addition, CMP-1 is obligated to include with the notice of any casualty, damage, injury or condemnation, the restoration of which is estimated by CMP-1 to cost more than the CMP-1 Individual Threshold Amount, (or to forward as soon thereafter as possible) an estimate of the cost of repairing or restoring such casualty, damage, injury or condemnation in reasonable detail.

   Following a casualty or condemnation at a CMP-1 Property, any insurance and condemnation proceeds will be applied (after payment of the mortgagee's reasonable expenses of collection thereof) to amounts due under the CMP-1 Loan and the prepayment of the principal amount outstanding thereon, if: (i) the proceeds shall equal or exceed the "Allocated Loan Amount" with respect to the applicable CMP-1 Property; (ii) an Event of Default has occurred and is continuing; (iii) a CMP-1 Total Loss (as defined below) shall have occurred; (iv) work to be performed is not capable of being completed before the earlier to occur of the date which is six (6) months prior to the CMP-1 Maturity Date or the date on which the business interruption insurance expires; (v) the applicable CMP-1 Property is incapable of substantial restoration to its condition prior to the condemnation or casualty; or (vi) CMP-1 Borrower is unable to demonstrate to the mortgagee its continuing ability to pay the CMP-1 Loan. Notwithstanding the foregoing, to the extent such proceeds with respect to such CMP-1 Property do not exceed $1,000,000 (the "Casualty Amount"), or, if less than the Casualty Amount but when aggregated with all other then unapplied proceeds, do not exceed $2,500,000 in the aggregate, such proceeds are to be paid directly to CMP-1 Borrower for restoration of the CMP-1 Properties.

   A "CMP-1 Total Loss" means (x) a casualty, damage or destruction of a CMP-1 Property, the cost of restoration of which would exceed 50% of the outstanding principal balance of the applicable "Allocated Loan Amount", or
(y) a permanent taking by condemnation of 50% or more of the gross leasable area of a CMP-1 Property, in either case, such that it would be impractical, in the mortgagee's sole discretion, even after restoration, to operate the CMP-1 Property as an economically viable whole and with respect to which the applicable tenant leases do not require restoration.

   In the event that the casualty and condemnation proceeds (other than business interruption insurance proceeds) are in excess of the CMP-1 Individual Threshold Amount and are not required to be applied to the payment or prepayment of the CMP-1 Loan as described above, then the mortgagee is obligated to make all casualty and condemnation proceeds (other than business interruption insurance proceeds) available to CMP-1 for payment or reimbursement of the costs and expenses of the repair, restoration and rebuilding of the CMP-1 Property if, (i) at the time of the loss or damage or at any time thereafter while CMP-1 Borrower is holding any portion of the proceeds, there is no continuing Event of Default (ii) the estimated cost of the work (as estimated by the independent architect referred to in clause
(iii) below) shall exceed the proceeds, CMP-1 Borrower shall at its option (within a reasonable period of time after receipt of such estimate) either deposit with or deliver to the mortgagee (A) cash and cash equivalents, (B) a letter or letters of credit in an amount equal to the estimated cost the work less the proceeds available, or (C) such other evidence of CMP-1 Borrower's ability to meet such excess costs and which is satisfactory to the mortgagee and the Rating Agencies; and (iii) the mortgagee shall, within a reasonable period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the work accompanied by an independent architect's certification as to such costs and appropriate plans and specifications for the work.

    Approval Rights. Under the CMP-1 Note, for each calendar year commencing after the CMP-1 Effective Maturity Date, CMP-1 Borrower is required to submit to the mortgagee, for the mortgagee's written approval, an annual budget not later than 30 days prior to the commencement of such calendar year. In the event that CMP-1 Borrower must incur an extraordinary operating expense or a capital expense not set forth in the approved annual budget, it is required promptly to deliver to the mortgagee, for the mortgagee's approval, a reasonably detailed explanation of such proposed expense.

   CMP-1 Borrower shall notify the mortgagee and the Rating Agencies of any entity proposed to be designated as manager of all or any of the CMP-1 Properties no less than 30 days before such proposed manager begins to manage such CMP-1 Property(ies). Such proposed manager must be acceptable to the mortgagee (a "qualifying manager") and with respect to any qualifying manager CMP-1 Borrower must obtain a written confirmation from the Rating Agencies that the retention of such qualifying manager will not result in a downgrade, withdrawal or qualification of the then ratings of the Certificates. A qualifying manager may be retained at the mortgagee's direction at any time following the occurrence and during the continuance of any Event of Default and at any time following the seventh (7th) anniversary of the CMP-1 Loan unless the CMP-1 Loan has been paid in full. The mortgagee has the right to approve any new management agreement with the qualifying manager.

   Financial Reporting. CMP-1 Borrower is required to provide to the mortgagee: (1) not later than forty-five (45) days following the end of each calendar quarter (other than the fourth (4th) quarter of any calendar year), unaudited financial statements, internally prepared, in accordance with generally accepted accounting principals, including a balance sheet and a statement of revenues; (2) not later than ninety (90) days after the end of CMP-1 Borrower's fiscal year, audited financial statements certified by an independent accountant (with a copy to the Rating Agencies), including a balance sheet as of the end of such year, a statement of net operating income for the year and for the fourth (4th) quarter thereof and a statement of revenues and expenses of such year; (3) in no event later than the twenty-fifth (25th) day of each calendar month, a cash flow statement for the immediately preceding month, showing all items of income and expense, both on a consolidated basis with respect to all the CMP-1 Properties, as well as a property by property basis; (4) not later than ninety (90) days after the end of each fiscal quarter, a true and complete rent roll for each CMP-1 Property (and aggregating the occupancy rate with respect to all CMP-1 Properties);
(5) within forty-five (45) days after the end of each calendar year during the term of the CMP-1 Note, an annual summary of any and all capital expenditures made at each CMP-1 Property during the twelve (12) month period (with a copy to the Rating Agency); and (6) promptly, after written request from the mortgagee or the Rating Agencies, such additional information as may be reasonably requested by the mortgagee or the Rating Agencies with respect to the CMP-1 Properties.

AAC APARTMENT COMMUNITIES II




                               LOAN INFORMATION

PRINCIPAL BALANCE:                ORIGINAL    DECEMBER 1, 1997
                                  --------    ----------------
                                 $21,000,000     $20,940,017

ORIGINATION DATE:                July 2, 1997

ANTICIPATED REPAYMENT
DATE ("ARD"):                    July 1, 2007

MATURITY DATE:                   July 1, 2027

INTEREST RATE:                   7.74%

AMORTIZATION:                    30 years

HYPERAMORTIZATION:               Subsequent to July 1, 2007, the interest
                                 rate will increase to the greater of 12.74%
                                 or 200 basis points plus the interpolated
                                 UST rate with a term approximating the
                                 period from the ARD to the Maturity Date
                                 (the "Revised Interest Rate"). Additionally,
                                 all excess cash flow will be captured under
                                 the terms of the Cash Collateral Agreement
                                 and applied to the outstanding principal
                                 balance of the Note. Interest due under the
                                 Revised Interest Rate above that which is
                                 due under the Initial Interest Rate will be
                                 payable subsequent to the payment of
                                 principal. Any interest due under the Note
                                 but not paid will be accrued.

PREPAYMENT TERMS/
DEFEASANCE/
RELEASE PROVISIONS:              Prepayment is not permitted through and
                                 including January 31, 2007. Thereafter, the
                                 Borrower may prepay the Loan in whole or in
                                 part without penalty. Subsequent to the
                                 second anniversary of the Delivery Date,
                                 defeasance will be permitted upon the
                                 delivery of appropriate Defeasance
                                 Collateral. Partial defeasance is permitted
                                 subject to delivery of 125% of the Allocated
                                 Loan Amount, to the DSCR's not falling below
                                 either the current DSCR or 1.60x and to the
                                 satisfaction of certain other conditions.

THE BORROWER:                    The borrowing entity, AAC Funding IV LLC, as
                                 well as its administrative member, is
                                 organized as a special-purpose,
                                 bankruptcy-remote entity.

CAPITAL REPLACEMENT RESERVE:     Initial funding of $402,500 at closing for
                                 deferred maintenance. Through July 2002, the
                                 monthly Capital Reserve Requirement is
                                 $11,704.00 ($308 per unit per year).
                                 Commencing August 1, 2002, and continuing
                                 through the Maturity Date, the monthly
                                 Capital Reserve Requirement is $9,500.00
                                 ($250 per unit per year).

GROUND RENT
RESERVE: $84,315 monthly for payment of both ground leases

LIEN POSITION:                   First mortgage liens on the ground leasehold
                                 estates in Marina Playa Apartments and Birch
                                 Creek Apartments

CROSS-COLLATERALIZATION/
DEFAULT:                         Yes

                             PROPERTY INFORMATION

PROPERTY TYPE:                   Multi-family

LOCATION:                        Marina Playa Apartments
                                 3500 Granada Avenue
                                 Santa Clara, CA
                                 Birch Creek Apartments
                                 575 South Rengstorff Avenue
                                 Mountain View, CA

WEIGHTED-AVERAGE OCCUPANCY:      Marina Playa                           97.4%
                                 Birch Creek                            97.3%
                                 --------------------------------------------
                                 Weighted Average                       97.4%

UNITS:                           Marina Playa                             272
                                 Birch Creek                              184
                                 --------------------------------------------
                                 Total                                    456

YEAR BUILT:                      Marina Playa                            1971
                                 Birch Creek                             1968

THE COLLATERAL:                  Two multi-family properties

PROPERTY
MANAGEMENT:                      AAC Funding I, L.P.

1996 NET OPERATING INCOME:       Marina Playa                      $1,713,288
                                 Birch Creek                       $1,013,214
                                 --------------------------------------------
                                 Total                             $2,726,502

UNDERWRITTEN
CASHFLOW:                        Marina Playa                      $2,049,790
                                 Birch Creek                       $1,288,010
                                 --------------------------------------------
                                 Total                             $3,337,800

APPRAISED VALUE:                 $32,430,000

APPRAISED BY:                    Arthur Andersen LLP

APPRAISAL DATE:                  June 1, 1997

LTV AS OF 12/1/97:               64.6%

ANNUAL DEBT
SERVICE:                         $1,803,618

DSC:                             1.85x

LOAN / UNIT AS OF 12/1/97:       $45,921

AMERICAN APARTMENT COMMUNITIES II: THE BORROWER; THE PROPERTY



   The Loan. The loan to AAC Funding IV LLC (the "AAC Loan") was originated by Midland Loan Services, L.P. on July 2, 1997 and acquired simultaneously therewith by Merrill Lynch Mortgage Capital Inc. ("MLMC"). The AAC Loan had a principal balance at origination of $21,000,000 and has a principal balance as of the Cut-Off Date of approximately $20,940,017. The AAC Loan is evidenced by a mortgage note (the "AAC Note") and secured by a single mortgage (the "AAC Mortgage") encumbering the borrower's ground leasehold interest in two (2) residential properties located in Santa Clara County, California commonly known as Marina Playa (the "Marina Playa Property") and Birch Creek (the "Birch Creek Property", collectively, the "AAC Properties").

   The Borrower. The borrower under the AAC Funding IV LLC is a special-purpose California limited liability company ("AAC Borrower") organized for the limited purposes of acquiring, owning, improving, leasing, operating, financing, refinancing, holding, mortgaging, selling, exchanging or otherwise managing the AAC Properties. AAC Borrower owns no other material asset other than the AAC Properties and related interests. The administrative member of AAC Borrower is AAC Funding IV, Inc., a special-purpose Delaware corporation ("Funding IV"). AAC Borrower was formed for the purposes of (i) acquiring the leasehold interest in the AAC Properties and (ii) owning, holding, selling, assigning, transferring, operating, leasing, financing, mortgaging, pledging and otherwise dealing with the AAC Properties. Funding IV was formed for the purpose of acting as the administrative member of AAC Borrower.

   The Properties.



   Marina Playa Apartments, Santa Clara, California. Marina Playa Apartments is a 272-unit residential complex consisting of 14 two-story buildings. The property, constructed in 1971, is situated on a 10.0-acre site and contains 230,084 net rentable square feet. The buildings are situated around a small central lake and two swimming pools. Other amenities include a two-story clubhouse, a billiard room, an exercise room, saunas, four hotel-style guest rooms, a restaurant, a spa, two lighted tennis courts, and four on-site laundry facilities. The property also contains 227 covered parking spaces and 211 uncovered parking spaces. An appraisal prepared by Arthur Andersen LLP, effective as of June 1, 1997, determined a value for Marina Playa Apartments of $21,380,000.



   Birch Creek Apartments, Mountain View, California. Birch Creek Apartments is a 184-unit residential complex consisting of 20 two-story buildings. The property, constructed in 1968, is situated on a 6.4-acre site and contains 162,000 Net Rentable Square Feet. The buildings are configured around a central courtyard which contains a pool, a recreation room / fitness center, and a koi pond and canal system. The property also contains 200 covered parking spaces and 187 uncovered parking spaces. An appraisal prepared by Arthur Andersen LLP, effective as of June 1, 1997, determined a value for Birch Creek Apartments of $11,050,000.

   Market Overview. Both Santa Clara and Mountain View are located in Santa Clara County, California, within two miles of San Jose and approximately 50 miles south of San Francisco. According to Arthur Andersen's appraisal, the estimated 1996 population of the San Jose metropolitan area was 1,593,746, accounting for slightly less than five percent of the population of the State of California.

   The San Jose metropolitan area is located within the heart of the Silicon Valley. The concentration of high-tech firms has attracted a large, well-educated workforce to the San Jose area. In 1995, the San Jose metropolitan area was California's top employer in terms of growth. Between August 1995 and August 1996, the number of jobs in the San Jose metropolitan area increased from approximately 845,000 to approximately 877,500. Based on Arthur Andersen's appraisal, 1996 median household salary in the San Jose metropolitan area was $58,246, 42.8% higher than the State of California's median household salary and 59.0% higher than the national median.

   Location/Access.



   Marina Playa Apartments. The Marina Playa Apartments are located on the east side of Lawrence Expressway, south of the intersection with El Camino Real in the city of Santa Clara. The property is located in a predominantly residential neighborhood, within close proximity to major transportation corridors such as U.S. 101, I-280, and I-880. The property is located approximately 2 miles northwest of the city of San Jose and 50 miles south of San Francisco.

   Birch Creek Apartments. The Birch Creek Apartments are located on the east side of South Rengstorff Avenue, north of the intersection with El Camino Real in Mountain View, a community located in northwestern Santa Clara County. The property is located in a predominantly residential neighborhood, within close proximity to major transportation corridors such as U.S. 101 and the Stevens Creek Freeway (State Highway 85). The property is located approximately 7 miles northwest of San Jose and 45 miles south of San Francisco.



   Environmental Reports. A Phase I site assessment was completed on June 17, 1997 on the AAC Properties by Aquifer Sciences, Inc. The Phase I assessment did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the AAC Borrower's business, assets or results of operations takes as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment.

   Engineering Reports. A Property Condition Report was completed on June 17, 1997 on the AAC Properties by Law/Crandell. The Property Condition Reports concluded that the AAC Properties were in fair to good condition and identified approximately $322,000 in deferred maintenance requirements. At the origination of the AAC Loan, the AAC Borrower established a deferred maintenance reserve account equal to $402,500 (125% of estimated costs) to fund the cost of addressing the identified items.



   Seismic Report. A Seismic Report was completed in November, 1997 for each of the AAC Properties by Nabih Youssef & Associates. The Seismic Report estimated that the aggregate PML due to a 475 year return period earthquake for the two apartment complexes, to be on the order of 18.69% of the replacement cost of the buildings.



   Marina Playa Ground Lease. The AAC Borrower leases the Marina Playa Property pursuant to a ground lease dated as of December 23, 1969, by and between The Manufacturers Life Insurance Company, as lessor, and Jim Joseph, which lease was assigned by Jim Joseph to American Apartment Communities II, L.P. by assignment dated as of October 1, 1996. Such ground lease was amended by a Reformation of Lease, dated January 23, 1970, a Lease Amendment, dated June 6, 1984, and by an Amendment of Lease, dated July 1, 1997 ("Marina Playa Ground Lease") (the Birch Creek Ground Lease and Marina Playa Ground Lease, collectively, the "Ground Leases"). The Marina Playa Ground Lease extends for a term of 50 years, through December 31, 2019, with one option to extend the term for one successive term of 25 years, through December 31, 2044. The base rent is $549,022 per year. In addition, a percentage rent component is payable.



   Birch Creek Ground Lease. The AAC Borrower leases the Birch Creek Property pursuant to a ground lease dated as of May 31, 1968 by and between the Manufacturers Life Insurance Company, as lessor, and Birch Creek Properties, predecessor in interest to AAC Borrower, as lessee, which ground lease was amended by Ground Lease Amendment Agreement, dated April 16, 1976, and by an Amendment of Lease, dated July 1, 1997, and assigned to AAC Borrower by Assignment of Lease, dated as of July 1, 1997 ("Birch Creek Ground Lease"). The Birch Creek Ground Lease extends for a term of 75 years, through May 31, 2043. The base rent is $462,752 per year. In addition, a percentage rent component is payable.



   Property Management. Each of the AAC Properties is managed by American Apartment Communities II, L.P., a Delaware limited partnership (the "Manager"), pursuant to a management agreement dated as of June 1, 1997 (the "AAC Management Agreement"). The AAC Management Agreement extends for a term of five (5) years and is self-renewing on an annual basis thereafter unless sooner terminated by either party thereto.

   Pursuant to the terms of the manager's consent and subordination of management agreement given by the Manager and AAC Borrower in favor of the holder of the AAC Loan (the "mortgagee"), the Manager has agreed (i) not to terminate the AAC Management Agreement without the consent of the mortgagee, except for nonpayment of management fees (in which case the mortgagee has a 60-day cure period), (ii) that all liens, rights and interests owned, claimed or held by the Manager in and to the AAC Properties are and will be in all respects subordinate to the lien and security interest securing the AAC Loan, including the lien of the AAC Mortgage, (iii) that during the continuance of an Event of Default (as defined below) under the AAC Loan, the Manager will continue to perform under the AAC Management Agreement provided that the mortgagee performs or causes to be performed the obligations of the AAC Borrower thereunder, (iv) that, notwithstanding anything in the AAC Management Agreement to the contrary, the mortgagee, or the AAC Borrower at the mortgagee's direction, shall have the right to terminate the AAC Management Agreement (a) upon default by Manager under the AAC Management Agreement or (b) at any time for cause (including, but not limited to, Manager's gross negligence, willful misconduct or fraud), (c) upon a 50% or more change in control of ownership of Manager, and (d) if the AAC DSCR (as hereinafter defined) falls below 1.40:1, (v) not to amend or modify the AAC Management Agreement without the prior written consent of the mortgagee, and
(vi) prior to an Event of Default (or in the event of an occurrence of default, within 10 days after a request from the mortgagee therefor) AAC Manager will deliver to mortgagee, not later than 45 days after the end of each fiscal quarter of the AAC Borrower's operations, true and complete rent rolls for the AAC Properties and a schedule of all contracts and other agreements relating to the AAC Properties. In addition, the AAC Management Agreement shall automatically terminate on the AAC Effective Maturity Date (as hereinafter defined).

   "AAC DSCR" means, as of the last day of any calendar quarter with respect to the immediately preceding four calendar quarters, the ratio of net operating income (after payment of reserves) to debt service on the AAC Note (based on a debt service constant on the AAC Note) for such period.

   Unit Mix. The following table shows certain information regarding the unit mix of the AAC Properties:

PROPERTY NAME                        YEAR BUILT/        TYPE
ADDRESS                 OCCUPANCY    (RENOVATED)      OF UNIT
---------------------  ----------- -------------  ---------------
Marina Playa
 Apartments...........    97.4%         1971      Jr. (1BR / 1BA)
 3500 Granada Avenue                                 1BR / 1BA
 Santa Clara, CA
 95051                                               1BR / 1BA
                                                     1BR / 1BA
                                                     2BR / 1BA
                                                     2BR / 2BA
                                                  2BR / 2BA / DEN
                                                     3BR / 2BA
TOTAL / WEIGHTED
 AVERAGE..............

Birch Creek
 Apartments...........    97.3%         1968      Jr. (1BR / 1BA)
 575 South Rengstorff
 Avenue...............                               1BR / 1BA
 Mountain View, CA
 94040                                               2BR / 2BA
TOTAL / WEIGHTED
 AVERAGE..............
PORTFOLIO TOTAL.......    97.4%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                    AVERAGE    TOTAL
PROPERTY NAME            NUMBER     SQUARE     SQUARE    MONTHLY   POTENTIAL     COMPETITIVE
ADDRESS                 OF UNITS     FEET       FEET      RENT        RENT       MARKET RENT
---------------------  ---------- ---------  --------- ---------  ----------- ---------------
Marina Playa
 Apartments...........     100         664     66,400    $1,075     $107,500    $  930 -$1,210
 3500 Granada Avenue        32         705     22,560     1,075       34,400    $  930 -$1,210
 Santa Clara, CA
 95051                      20         738     14,760     1,350       27,000    $  930 -$1,210
                            20         805     16,100     1,350       27,000    $  930 -$1,210
                            14         950     13,300     1,550       21,700    $1,190 -$1,415
                            64       1,070     68,480     1,600      102,400    $1,290 -$1,535
                             8       1,338     10,704     1,800       14,400         N/A
                            14       1,270     17,780     1,685       23,590         N/A
                       ---------- ---------  --------- ---------  -----------
TOTAL / WEIGHTED
 AVERAGE..............     272         846    230,084    $1,316     $357,990
                       ---------- ---------  --------- ---------  -----------

Birch Creek
 Apartments...........      24         550     13,200    $  975     $ 23,400    $  950 -$1,005
 575 South Rengstorff
 Avenue...............      80         800     64,000     1,250      100,000    $  845 -$1,320
 Mountain View, CA
 94040                      80       1,060     84,800     1,525      122,000    $1,400 -$1,660
                       ---------- ---------  --------- ---------  -----------
TOTAL / WEIGHTED
 AVERAGE..............     184         880    162,000    $1,334     $245,400
                       ---------- ---------  --------- ---------  -----------
PORTFOLIO TOTAL.......     456         860    392,084    $1,323     $603,390
                       ========== =========  ========= =========  ===========

------------

Occupancy based on borrower-provided rent roll as of October 31, 1997.

Competitive Market Rent based on appraisal by Arthur Andersen LLP as of December 1, 1996.

    Operating History. The tables below present certain information regarding the operating performance of the AAC Properties.

AMERICAN APARTMENT COMMUNITIES II



                                                                UNDERWRITTEN
                          1994          1995         1996        CASH FLOW
                      ------------ ------------  ------------ --------------
Revenues.............  $2,854,603    $3,029,703   $5,579,433    $ 6,675,183
Expenses.............   1,322,184     1,533,580    2,852,931      3,337,383
                      ------------ ------------  ------------ --------------
Net Operating
 Income..............  $1,532,419    $1,496,123   $2,726,502    $ 3,337,800
Adjustments to NOI ..          --            --           --             --
Net Cash Flow........  $1,532,419    $1,496,123   $2,726,502    $ 3,337,800
                      ============ ============  ============ ==============
Occupancy............                                                  97.4%
12/1/97 Loan
 Balance.............                                           $20,940,017
Appraised Value......                                           $32,430,000
12/1/97 LTV..........                                                  64.6%
Annual Debt Service .                                           $ 1,803,618
DSCR.................                                                 1.85x



MARINA PLAYA APARTMENTS

                                                                UNDERWRITTEN
                          1994          1995         1996        CASH FLOW
                      ------------ ------------  ------------ --------------
Revenues.............  $2,854,603    $3,029,703   $3,345,028    $ 3,939,300
Expenses.............   1,322,184     1,533,580    1,631,740      1,889,510
                      ------------ ------------  ------------ --------------
Net Operating
 Income..............  $1,532,419    $1,496,123   $1,713,288    $ 2,049,790
Occupancy............                                                  97.4%
Appraised Value......                                           $21,380,000

BIRCH CREEK APARTMENTS

                                                    UNDERWRITTEN
                       1994    1995      1996        CASH FLOW
                      ------ ------  ------------ --------------
Revenues.............   --      --    $2,234,405    $ 2,735,883
Expenses.............   --      --     1,221,191      1,447,873
                                     ------------ --------------
Net Operating
 Income..............   --      --    $1,013,214    $ 1,288,010
Occupancy............                                      97.3%
Appraised Value......   NA      NA            NA    $11,050,000

      UNDERWRITTEN CASHFLOW -- AMERICAN APARTMENT COMMUNITIES II COMBINED



                                 1996       UNDERWRITTEN
                                ACTUAL        CASHFLOW
                             ------------ --------------
Gross Income
 Rental Income (1) .........  $5,703,588     $6,816,696
 Other Income...............     170,814        209,813
 Total Gross Income.........   5,874,402      7,026,509
 Less: Vacancy..............     294,969        351,326
                             ------------ --------------
Effective Gross Income .....   5,579,433      6,675,183
Operating Expenses
Fixed Expenses
 Real Estate Tax............     361,122        487,849
 Insurance..................      72,476         67,181
 Total Fixed Expense........     433,598        555,030
Variable Expenses ..........
 Payroll....................     481,619        499,031
 Administrative.............     135,773        186,891
 Utilities..................     357,261        353,773
 Maintenance ...............     279,882        290,411
 Other......................          --             --
 Ground Rent................     992,212      1,071,241
 Management Fee.............     172,586        267,007
 Reserve for Replacement ...          --        114,000
 Total Variable Expense ....   2,419,333      2,782,353
                             ------------ --------------
Total Expenses..............   2,852,931      3,337,383
Percent of EGI..............        51.1%          50.0%
Net Operating Income........  $2,726,502     $3,337,800
                             ============ ==============
Net Cash Flow...............  $2,726,502     $3,337,800
Debt Service Coverage
 Ratio......................                       1.85x
Loan to Value ..............                       64.6%
Occupancy...................                       97.4%



------------
1. See Individual Properties for Notes.

               UNDERWRITTEN CASHFLOW -- MARINA PLAYA APARTMENTS



                                 1996       UNDERWRITTEN
                                ACTUAL        CASHFLOW
                             ------------ --------------
Gross Income
 Rental Income (1)..........  $3,346,913     $3,981,360
 Other Income...............     136,042        165,272
 Total Gross Income.........   3,482,955      4,146,632
 Less: Vacancy (2)..........     137,927        207,332
                             ------------ --------------
Effective Gross Income .....   3,345,028      3,939,300
Operating Expenses
Fixed Expenses
 Real Estate Tax (3)........     247,326        279,000
 Insurance (3)..............      54,192         38,267
 Total Fixed Expense........     301,518        317,267
Variable Expenses
 Payroll (3)................     278,740        312,462
 Administrative (3).........      76,799        101,136
 Utilities (3)..............     179,228        181,018
 Maintenance (3) ...........     146,020        151,864
 Other......................          --             --
 Ground Rent (3)............     525,599        600,191
 Management Fee (4).........     123,836        157,572
 Reserve for Replacement
  (5).......................          --         68,000
 Total Variable Expense ....   1,330,222      1,572,243
                             ------------ --------------
Total Expenses..............   1,631,740      1,889,510
Percent of EGI..............        48.8%          48.0%
Net Operating Income........  $1,713,288     $2,049,790
                             ============ ==============
Net Cash Flow...............  $1,713,288     $2,049,790
Occupancy...................                       97.4%



------------
1. Revenue adjusted by annualizing October 27, 1997 Rent Roll monthly income.
2. Vacancy the greater of 5% of Gl or vacancy from October 27, 1997 annualized.
3. Extracted from AAC Trailing 12 months dated 10/31/97.
4. Management fee actual or 4%, whichever is greater.
5. Reserve for Replacement calculated at $250 per unit.

                UNDERWRITTEN CASHFLOW -- BIRCH CREEK APARTMENTS

                                 1996       UNDERWRITTEN
                                ACTUAL        CASHFLOW
                             ------------ --------------
Gross Income
 Rental Income (1) .........  $2,356,675     $2,835,336
 Other Income...............      34,772         44,541
 Total Gross Income.........   2,391,447      2,879,877
 Less: Vacancy (2)..........     157,042        143,994
                             ------------ --------------
Effective Gross Income .....   2,234,405      2,735,883
Operating Expenses .........
 Fixed Expenses ............
 Real Estate Tax (3)........     113,796        208,849
 Insurance (3)..............      18,284         28,914
 Total Fixed Expense........     132,080        237,763
Variable Expenses
 Payroll (3)................     202,879        186,568
 Administrative (3).........      58,974         85,755
 Utilities (3)..............     178,033        172,755
 Maintenance (6) ...........     133,862        138,547
 Other......................          --             --
 Ground Rent (3)............     466,613        471,050
 Management Fee (4).........      48,750        109,435
 Reserve for Replacement
  (5).......................          --         46,000
 Total Variable Expense ....   1,089,111      1,210,110
                             ------------ --------------
Total Expenses..............   1,221,191      1,447,873
Percent of EGI..............        54.7%          52.9%
Net Operating Income........  $1,013,214     $1,288,010
                             ============ ==============
Net Cash Flow...............  $1,013,214     $1,288,010
Occupancy...................                       97.3%

------------
1. Revenue adjusted by annualizing October 27, 1997 Rent Roll monthly income.
2. Vacancy the greater of 5% of Gl or vacancy from October 27, 1997 annualized.
3. Extracted from AAC Trailing 12 months dated 10/31/97.
4. Management fee actual or 4%, whichever is greater.
5. Reserve for Replacement calculated at $250 per unit.
6. Maintenance based on the expense for 1996 escalated by 1.035.

AMERICAN APARTMENT COMMUNITIES II: THE LOAN

   Security. The AAC Loan is a non-recourse loan, secured by AAC Borrower's ground leasehold interest in the AAC Properties and certain other collateral relating thereto (including a mortgage, an assignment of leases and rents and a cash collateral account security) (collectively, with all other security documents referenced herein, the "Loan Documents"). The mortgagee is the insured under the title insurance policies which insure, among other things, that the AAC Mortgage constitutes a valid and enforceable first lien on the AAC Properties, subject to certain exceptions and exclusions from coverage set forth therein. Such title insurance policies, together with the AAC Note, the AAC Mortgage and other documents and agreements evidencing the AAC Loan (collectively, the "Loan Documents"), will be assigned to the Trust Fund.

   Payment Terms. The AAC Loan matures on July 1, 2027 (the "Maturity Date") and bears interest (a) at an interest rate of 7.74% per annum (the "Initial Interest Rate") and (b) from and after July 1, 2007 (the "AAC Effective Maturity Date") through and including the date the AAC Note is paid in full, a rate per annum equal to the greater of (i) the Initial Interest Rate plus five percent (5%) or (ii) the AAC

 Treasury Rate (as defined below) plus two percent (2%) (the "Revised Interest Rate"). The "AAC Treasury Rate" means the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent) of the yields of noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the AAC Effective Maturity Date to the Maturity Date. Any interest accrued at the excess of the AAC Revised Interest Rate over the AAC Initial Interest Rate is deferred and added to the outstanding indebtedness under the AAC Loan and earns interest at the AAC Revised Interest Rate (such deferred interest and interest thereon, the "AAC Accrued Interest"). Interest on the AAC Loan is calculated on the basis of a 360-day year of 30-day months.

   The payment date for the AAC Loan is the first business day of each calendar month (each, a "Payment Date"), with no grace period for a default in payment of principal or interest. Commencing September 1, 1997, the AAC Loan requires 359 equal monthly installments of principal and interest of $150,301.48 (the "AAC Debt Service Payments"). Each AAC Debt Service Payment, due and payable on each Payment Date, shall be applied first to the interest at the AAC Initial Interest Rate and the remainder thereof to the reduction of principal. In the event of a default in payments, interest will accumulate thereon at the applicable interest rate plus five percent (5%) per annum (the "Default Rate"). On the AAC Maturity Date, the entire remaining unpaid balance of principal of the AAC Note, all interest accrued thereon and all other sums payable thereunder or under the other Loan Documents shall be due and payable in full.

   Commencing with the first Payment Date after the AAC Effective Maturity Date and on each Payment Date thereafter up to and including the Maturity Date, AAC Borrower is required to apply 100% of the rents and other revenues from the AAC Properties received on or before such day to the following items in the following order of priority: (1) to payment of monthly amounts of taxes and insurance premiums (the "AAC Mortgage Escrow Amounts"); (2) to payment of the AAC Monthly Debt Service Payments; (3) to payment of monthly cash expenses pursuant to the terms and conditions of the annual budget (the "Annual Budget") approved by mortgagee (the "Cash Expenses"); (4) to payment of extraordinary expenses approved by mortgagee (the "Extraordinary Expenses"); (5) to payments to mortgagee to be applied against the outstanding principal due under the AAC Note until such principal amount is paid in full; (6) to payments to mortgagee for AAC Accrued Interest; and (7) to payments to mortgagee of any other amounts due under the Loan Documents. Any excess amounts shall be paid to AAC Borrower. The scheduled principal balance of the AAC Loan as of the AAC Effective Maturity Date is approximately $18,353,955.32.

   Event of Default. The occurrence of any of the following constitutes an "Event of Default" under the AAC Mortgage: (a) failure to make any payment of interest or principal due under the AAC Note when due, or failure to pay the principal balance when due; (b) failure to pay any other amount payable pursuant to the AAC Note or the AAC Mortgage when due and payable, with such failure continuing for ten (10) days after mortgagee delivers written notice thereof to the AAC Borrower; (c) failure to keep in force the insurance required under the AAC Mortgage to be maintained or failure to comply with any other covenant relating to insurance requirements, which failure continues for five (5) business days after the mortgagee delivers written notice thereof to the AAC Borrower; (d) failure to comply with certain AAC Mortgage covenants which require the AAC Borrower to keep the AAC Property free from liens and encumbrances (with such default continuing for five (5) business days after mortgagee delivers written notice thereof to the AAC Borrower), and failure to comply with certain AAC Mortgage covenants which prohibit the sale of the AAC Property, transfers of direct and indirect beneficial interests in the AAC Borrower and the incurrence of additional debt by the AAC Borrower; (e) any attempt by the AAC Borrower to assign its rights under the AAC Mortgage; (f) any other default in the performance or payment, or breach, of any material covenant, warranty, representation or agreement set forth in the documents which evidence and secure the AAC Loan, with such default continuing for thirty (30) business days after mortgagee delivers written notice thereof to the AAC Borrower; (g) the occurrence of certain bankruptcy events; (h) the termination, or the ceasing to be valid, effective or enforceable, of the AAC Mortgage (or the ceasing of any lien granted thereunder to be a perfected first priority lien) or any of the Loan Documents evidencing the AAC Loan; and (i) any event of the default under any other of the Loan Documents which evidence the AAC Loan.

    If the AAC Borrower defaults in the payment of any AAC Debt Service Payment on the Payment Date, then the AAC Borrower shall pay to mortgagee a late payment charge in an amount equal to five percent (5%) of the amount of the installment not paid. An additional late charge equal to five percent (5%) of the monthly payment due will be charged for each successive month the payment, or any part thereof, remains outstanding. If the AAC Borrower defaults in the payment of any AAC Debt Service Payment, or defaults in any other manner so as to constitute an Event of Default, then mortgagee at its option and without further notice to the AAC Borrower may declare the entire unpaid amount of principal with interest at the Default Rate together with all other sums due, if any, immediately due and payable.

   Prepayment. Voluntary prepayment of the principal of the AAC Note is prohibited at any time prior to January 31, 2007, after which time AAC Borrower may prepay the principal of the AAC Note in full or in part without premium or penalty on any Payment Date. Upon acceleration of the AAC Note in accordance with its terms and the terms in the loan documents, AAC shall pay a prepayment premium (the "AAC Yield Maintenance Premium") equal to the greater of (a) 1% of the principal amount being prepaid or (b) the product of a fraction whose numerator is (i) an amount equal to the portion of the principal balance of the AAC Note being prepaid and whose denominator is the entire outstanding principal balance of the AAC Note on the date of such prepayment, multiplied by (ii) an amount equal to the remainder obtained by subtracting (x) an amount equal to the entire outstanding principal balance of the AAC Note as of the date of such prepayments from (y) the present value as of the date of such prepayment of the remaining scheduled payments of principal and interest determined by discounting such payments at a discournt rate equal to the AAC Discount Rate. The "AAC Discount Rate" means the rate which, when compounded monthly, is equivalent to the yield calculated by linear interpolation of the yields of noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the date of repayment to the CMP-1 Effective Maturity Date.

   Tender of payment in the amount necessary to pay and satisfy the entire unpaid balance or any portion thereof at any time after an event of default or an acceleration by MLMC of the indebtedness, whether such payment is tendered voluntarily, during or after foreclosure of the Leasehold Mortgage, or pursuant to realization upon other security, shall constitute a purposeful evasion of the prepayment terms of the AAC Note and shall be deemed a voluntary prepayment of the AAC Note subject to the AAC Yield Maintenance Premium.

   No AAC Yield Maintenance Premium or other premium or penalty is required to be paid in connection with any prepayment resulting from the application of insurance or condemnation proceeds to repayment of the AAC Loan in accordance with the requirements of the AAC Mortgage.

   Defeasance Collateral. For the purposes of this section, (i) "Defeasance Collateral" shall mean obligations or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, or the obligations of which are backed by the full faith and credit of the United States of America, the ownership of which will not cause the mortgagee to be an investment company under the Investment Company Act of 1940, included as collateral under the AAC Loan, and (ii) the "Minimum Defeasance Collateral Requirement" shall mean an amount sufficient to pay 125% of the amount of the AAC Loan allocated to the applicable AAC Property (in any case, the "AAC Allocated Loan Amount"), and sufficient to pay scheduled interest and principal payments on the AAC Allocated Loan Amount (the "Minimum Defeasance Collateral Requirement") through and including the AAC Effective Maturity Date.

   The AAC Borrower shall be entitled on any Payment Date from and after the second anniversary of the Delivery Date to defease one or both of the AAC Properties from the lien of the AAC Mortgage, in connection with the delivery of Defeasance Collateral, provided that: (i) the mortgagee shall have received from the AAC Borrower at least 30 days' prior written notice of the date proposed for such release (the "AAC Release Date"); (ii) no Event of Default shall have occurred and be continuing as of the date of such notice and the AAC Release Date; (iii) the AAC Borrower shall deliver on the AAC Release Date, Defeasance Collateral in such amount as shall satisfy the Minimum Defeasance Collateral

 Requirement with respect to the AAC Property being defeased; (iv) the AAC Borrower shall have delivered a certificate of an officer of the AAC Borrower (an "Officer's Certificate") dated the AAC Release Date, confirming the matters referred to in clauses (ii) and (iii) (which shall be confirmed by an independent accountant) above have been complied with and certifying that all conditions precedent for such release have been complied with; (v) with respect to a defeasance of one of the AAC Properties (a "Partial Defeasance"), the AAC Borrower, at its sole cost and expense, shall have delivered, one or more endorsements to the policy of title insurance delivered to the mortgagee insuring that after giving effect to such release,
(x) the mortgagee's lien on the remaining AAC Property is a first priority lien and (y) that such policy is in full force and effect; (vi) with respect to a Partial Defeasance, after giving effect to such proposed release, the AAC DSCR would not be less than 1.60:1; (vii) with respect to a Partial Defeasance, the fair market value of the remaining AAC Property shall not be less than the fair market value of the AAC Property as of the date of the AAC Mortgage; and (viii) the AAC Borrower shall have delivered to mortgagee the opinions required by the AAC Mortgage upon a defeasance of the lien.

   Lockbox and Reserves. Pursuant to the terms of a Cash Collateral Account, Security, Pledge and Assignment Agreement (the "AAC Cash Collateral Agreement"), AAC Borrower has established the following accounts (collectively, the "Accounts") in the name of LaSalle National Bank ("AAC Agent Bank"), as agent for the mortgagee, as secured party (a) an interest bearing cash collateral account (the "AAC Lockbox Account") for the deposit from the AAC Property Account (as herein defined) of all revenues from the AAC Properties, (b) an interest bearing cash collateral account (the "AAC Mortgage Escrow Account") for the deposit of reserves (the "AAC Mortgage Escrow Amounts") for the payment of real estate taxes and insurance premiums,
(c) an interest bearing cash collateral account (the "AAC Debt Service Escrow Account") for the monthly deposit of reserves (the "AAC Debt Service Escrow Amounts") for interest and principal due on the next Payment Date, (d) an interest bearing cash collateral account (the "AAC Trade Payables Escrow Account") for the deposit of reserves (the "AAC Trade Payables Amounts"), if required under the AAC Cash Collateral Agreement, for contested trade payables more than 60 days past due in excess of $250,000, (e) an interest bearing cash collateral account for deferred maintenance items with a one-time deposit of $402,500, (f) an interest bearing cash collateral account (the "AAC Capital Improvement Escrow Account") for the deposit of required monthly reserves (the "AAC Capital Improvement Escrow Amounts") for capital improvements in the amount of $11,704 subject to adjustment, in the event of a release of a AAC Property from the lien of the AAC Mortgage, to 1/12 of the product of $308 and the number of units in the remaining AAC Properties, and
(g) an interest bearing cash collateral account for the deposit of reserves (the "AAC Ground Rent Escrow Account"), required under the AAC Cash Collateral Agreement, for the monthly ground rent payable under the Ground Leases, equal to an aggregate sum of $84,315 for both Ground Leases (the "Monthly Ground Rent Deposit"). The Collateral held in the Accounts derives from a Lockbox Agreement between AAC Borrower and the AAC Agent Bank, which shall be irrevocable until full payment of the AAC Note.

   AAC Borrower has instructed the Manager to deposit, within one business day of receipt, into the operating account(s) for the AAC Properties (collectively, the "Property Account") established by Union Bank of California ("Union"), all revenue from the AAC Properties. AAC Borrower has given instructions to Union, irrevocable prior to the payment in full of all obligations under the AAC Loan, to deposit on a twice-weekly basis, each Tuesday or Friday (the next succeeding business day if such Tuesday or Friday is not a business day), by wire or other transfer to the AAC Lockbox Account, all cleared funds in the Property Account; provided that a minimum balance of $2,000.00 shall remain at all times in the Property Account.

   Until the AAC Effective Maturity Date, the AAC Agent Bank will withdraw the funds on deposit in the AAC Lockbox Account on the first business day of each month in the following amounts and in the following order of priority:
(i) funds in an amount equal to the monthly AAC Mortgage Escrow Amounts and deposit the same into the AAC Mortgage Escrow Account; (ii) funds in an amount equal to the monthly Ground Rent Deposit and deposit the same into the AAC Ground Rent Escrow Account; (iii) funds in an amount equal to the AAC Debt Service Escrow Amounts, for deposit into AAC Debt Service Escrow Account; (iv) funds in an amount equal to the AAC Trade Payables Amounts, if any, for deposit into the AAC Trade Payables Escrow Account; and (v) funds in an amount equal to the monthly AAC Capital Improvement Escrow Amounts, for deposit into the AAC Capital Improvement Escrow Account. After all amounts required to be deposited into the Accounts have been funded with respect to any month, the excess funds on deposit in the AAC Lockbox Account, if any, will, provided no Event of Default is continuing and certain other conditions are satisfied, be forwarded to the AAC Borrower. In the event that the AAC Borrower has not paid the principal of and interest on the AAC Loan on or prior to the AAC Effective Maturity Date, then commencing on the AAC Effective Maturity Date and continuing on each Payment Date thereafter, 100% of the funds deposited in the AAC Lockbox Account will be applied in the following amounts and in the following order of priority: (i) funds in an amount equal to the monthly AAC Mortgage Escrow Amounts and deposit the same into the AAC Mortgage Escrow Account, (ii) funds in an amount equal to the monthly Ground Rent Deposit and deposit the same into the AAC Ground Rent Escrow Account, (iii) funds in an amount equal to the amount of interest at the AAC Initial Interest Rate, including, if applicable, interest at the Default Rate applicable prior to the AAC Effective Maturity Date and AAC Debt Service Escrow Amounts, for deposit into AAC Debt Service Escrow Account;
(iv) funds in an amount equal to the AAC Trade Payables Amounts, if any, for deposit into the AAC Trade Payables Escrow Account; and (v) funds in an amount equal to the monthly AAC Capital Improvement Escrow Amounts, for deposit into the AAC Capital Improvement Escrow Account, (vi) funds in an amount equal to the monthly allocation of operating expenses in the Annual Budget approved by mortgagee and approved Extraordinary Expenses, if any;
(vii) funds to be applied against the outstanding principal due under the Note until the principal amount is paid in full; (viii) funds in an amount equal to AAC Accrued Interest, including, if applicable, interest at the Default Rate.

   Transfer of Properties and Interest in Borrower; Encumbrance; Other Debt. Subject to limited exceptions described below, AAC Borrower will not (i) transfer all or any part of the AAC Properties; (ii) incur indebtedness for borrowed money; (iii) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any part of the AAC Properties; (iv) permit any transfer of any interest in AAC Borrower; or (v) file a declaration of condominium with respect to any of the AAC Properties. The mortgagee's consent shall not be required with respect to transfers of direct or indirect beneficial interests in AAC Borrower, provided that (i) no Event of Default shall have occurred and be continuing; (ii) AAC Borrower shall deliver to the mortgagee and the Rating Agencies written notice at least fifteen (15) business days' prior to the effective date of the transfer; (iii) AAC Borrower remains a single purpose entity; (iv) no transfer of limited partner, non-administrative member or shareholder interests shall result in any one person (or any group of affiliates) owning, directly or indirectly, 49% or more of the beneficial ownership interests of AAC Borrower; and (v) American Apartment Communities II, Inc. shall at all times directly or indirectly own not less than 50% of the beneficial interests in AAC Borrower and all administrative members shall be wholly-owned subsidiaries of American Apartment Communities II, Inc. If 10% or more of direct beneficial interests in the AAC Borrower are transferred or if any transfer shall result in a person or a group of affiliates acquiring a 49% or greater interest as set forth above, the AAC Borrower shall deliver or cause to be delivered to the mortgagee (x) an opinion of counsel addressed to the Rating Agencies and the mortgagee and dated as of the date of the transfer to the effect that in a properly presented case, a bankruptcy court in a case involving such transferee, or any affiliate thereof, would not disregard the corporate or partnership forms of such entity, their affiliates and/or their partners, as the case may be, so as to consolidate the assets and liabilities of such entity or entities and/or their affiliates with those of the AAC Borrower or FMP GP, and (y) an Officer's Certificate certifying that such transfer is not an Event of Default.

   AAC Borrower shall not incur, create or assume any indebtedness or incur any liabilities without the consent of the mortgagee; provided, however, that AAC Borrower may, without the consent of the mortgagee, incur, create or assume any or all of the following indebtedness: (i) the AAC Note and the other obligations, indebtedness and liabilities provided for in any loan document evidencing or securing the AAC Loan; (ii) amounts, not secured by liens on the AAC Properties not to exceed two percent (2%) of the outstanding balance of the AAC Loan at the time of determination, provided that each such amount shall be paid within sixty (60) days following the date on which each such amount was incurred; (iii) amounts, not secured by liens on the AAC Properties, payable or reimbursable to any tenant on account of work performed at an AAC Property by such tenant or for costs incurred by such tenant in connection with its occupancy of space in the AAC Property; and (iv) amounts constituting encumbrances on the AAC Properties as described in mortgagee's title insurance policy insuring the lien of the AAC Mortgage or otherwise as expressly described in the AAC Mortgage.

   Notwithstanding the above-noted restrictions on transfers, AAC Borrower may, without the consent of the mortgagee (i) make immaterial transfers of portions of an AAC Property to governmental authorities for dedication or public use; (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business; (iii) enter into laundry equipment leases, cable television service contracts, service and license agreements, provided that none of the above transfers materially impairs the utility and operation of the applicable AAC Property or materially adversely affect the value of the applicable AAC Property taken as a whole.

   Insurance. AAC Borrower is required to maintain for the AAC Properties (a) insurance with respect to the improvements and the building equipment against any peril included within the classification of "All Risks of Physical Loss" with extended coverage in amount at all times sufficient to prevent AAC Borrower from becoming a co-insurer, but in any event equal to the full insurable value of improvements and the building equipment; (b) comprehensive general liability insurance, including bodily injury, contractual injury, death and property damage liability, and excess and/or umbrella liability insurance with a per occurrence limit of not less than $1,000,000 and with an aggregate limit of not less than $5,000,000 per AAC Property; (c) statutory worker's compensation insurance with respect to any work by or for AAC Borrower performed on or about the AAC Property; (d) loss of rental value or business interruption insurance in an amount sufficient to avoid any co-insurance penalty and to provide proceeds which will cover the loss of rents sustained during the period of eighteen (18) months following the date of casualty; (e) during the period of performance of any restoration or repair work, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the applicable AAC Property; (f) broad form boiler and machinery insurance covering all boilers or other pressure vessels, machinery and equipment located in, on or about each AAC Property; and (g) if any improvement or any AAC Property is located within an area designated as "flood prone" or a "special flood hazard area", flood insurance, if available, in an amount equal to the lesser of the AAC "Allocated Loan Amount" for the applicable AAC Property and the maximum limit of coverage available with respect to the applicable AAC Property. At the mortgagee's request, AAC Borrower shall obtain such other insurance, excluding earthquake insurance, against any loss or damage of the kinds from time to time customarily insured against.

   The above insurance coverage shall be maintained with one or more domestic primary insurers, having both (1) a claims-paying-ability rating by S&P of not less than "AA" and its equivalent by any other nationally recognized statistical rating agency and (2) an Alfred M. Best Company, Inc. rating of "A" or better and a financial size category of not less than IX.

   The insurance coverage required may be effected under a blanket policy or policies covering the AAC Properties, provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the AAC Properties and any sublimits in such blanket policy applicable to the AAC Properties, which amounts shall not be less than those required above, provided further, that if the coverage of such policy or policies exceeds 20% of policyholders' surplus, such policy or policies must include a "cut-through" endorsement acceptable to the mortgagee.

   Casualty and Condemnation. AAC Borrower will promptly notify the mortgagee in writing upon obtaining knowledge of (i) the institution of any condemnation proceedings relating to any AAC Property or (ii) the occurrence of any casualty, damage or injury to, any AAC Property or any portion thereof the restoration of which is estimated by AAC Borrower in good faith to cost more than ten percent (10%) of the AAC Allocated Loan Amount for the particular AAC Property (the "AAC Individual Threshold Amount"). In addition, AAC is obligated to include with the notice of any casualty, damage, injury or condemnation, the restoration of which is estimated by the AAC Borrower to cost more than the AAC Individual Threshold Amount, (or to forward as soon thereafter as possible) an estimate of the cost of repairing or restoring such casualty, damage, injury or condemnation in reasonable detail.

    Following a casualty or condemnation at an AAC Property, any insurance and condemnation proceeds will be applied (after payment of the mortgagee's reasonable expenses of collection thereof) to amounts due under the AAC Loan and the prepayment of the principal amount outstanding thereon, if: (i) the proceeds shall equal or exceed the Allocated Loan Amount with respect to the applicable AAC Property; (ii) an Event of Default has occurred and is continuing; (iii) an AAC Total Loss (as defined below) shall have occurred;
(iv) work to be performed is not capable of being completed before the earlier to occur of the date which is six (6) months prior to the Maturity Date or the date which the business interruption insurance expires; (v) the applicable AAC Property is incapable of substantial restoration to its condition prior to the condemnation or casualty; or (vi) AAC Borrower is unable to demonstrate to the mortgagee its continuing ability to pay the AAC Loan. Notwithstanding the foregoing, to the extent such proceeds with respect to such AAC Property do not exceed $1,000,000 (the "Casualty Amount"), or, if less than the Casualty Amount but when aggregated with all other then unapplied proceeds, do not exceed $2,500,000 in the aggregate, such proceeds are to be paid directly to AAC Borrower for restoration of the AAC Properties.

   An "AAC Total Loss" means (x) a casualty, damage or destruction of an AAC Property, the cost of restoration of which would exceed 50% of the outstanding principal balance of the applicable Allocated Loan Amount, or (y) a permanent taking by condemnation of 50% or more of the gross leasable area of an AAC Property, in either case, such that it would be impractical, in the mortgagee's sole discretion, even after restoration, to operate the AAC Property as an economically viable whole and with respect to which the applicable tenant leases do not require restoration.

   In the event that the casualty and condemnation proceeds (other than business interruption insurance proceeds) are in excess of the AAC Individual Threshold Amount and are not required to be applied to the payment or prepayment of the AAC Loan as described above, then the mortgagee is obligated to make all casualty and condemnation proceeds (other than business interruption insurance proceeds) available to the AAC Borrower for payment or reimbursement of the costs and expenses of the repair, restoration and rebuilding of the AAC Property if, (i) at the time of the loss or damage or at any time thereafter while AAC Borrower is holding any portion of the proceeds, there is no continuing Event of Default (ii) the estimated cost of the work (as estimated by the independent architect referred to in clause
(iii) below) shall exceed the proceeds, AAC Borrower shall at its option (within a reasonable period of time after receipt of such estimate) either deposit with or deliver to the mortgagee (A) cash and cash equivalents, (B) a letter or letters of credit in an amount equal to the estimated cost the work less the proceeds available, or (C) such other evidence of AAC Borrower's ability to meet such excess costs and which is satisfactory to the mortgagee and the Rating Agency; and (iii) the mortgagee shall, within a reasonable period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the work accompanied by an independent architect's certification as to such costs and appropriate plans and specifications for the work.

   Approval Rights. Under the AAC Note, for each calendar year commencing after the AAC Effective Maturity Date, AAC Borrower is required to submit to the mortgagee, for the mortgagee's written approval, an annual budget not later than 30 days prior to the commencement of such calendar year. In the event that AAC Borrower must incur an extraordinary operating expense or a capital expense not set forth in the approved annual budget, it is required promptly to deliver to the mortgagee, for the mortgagee's approval, a reasonably detailed explanation of such proposed expense.

   AAC Borrower shall notify the mortgagee and the Rating Agencies of any entity proposed to be designated as manager of all or any of the AAC Properties no less than 30 days before such proposed manager begins to manage such AAC Property(ies). Such proposed manager must be acceptable to the mortgagee (a "qualifying manager") and with respect to any qualifying manager AAC Borrower must obtain a written confirmation from the Rating Agencies that the retention of such qualifying manager will not result in a downgrade, withdrawal or qualification of the then ratings of the Certificates. A qualifying manager may be retained at the mortgagee's direction at any time following the occurrence and during the continuance of any Event of Default and at any time following the seventh anniversary of the AAC Loan unless the AAC Loan has been paid in full. The mortgagee has the right to approve any new management agreement with the qualifying manager.

    Financial Reporting. AAC Borrower is required to provide to the mortgagee: (1) not later than forty-five (45) days following the end of each calendar quarter (other than the fourth (4th) quarter of any calendar year), unaudited financial statements, internally prepared, in accordance with generally accepted accounting principals, including a balance sheet and a statement of revenues; (2) not later than ninety (90) days after the end of AAC Borrower's fiscal year, audited financial statements certified by an independent accountant (with a copy to the Rating Agencies), including a balance sheet as of the end of such year, a statement of net operating income for the year and for the fourth (4th) quarter thereof and a statement of revenues and expenses of such year; (3) in no event later than the twenty-fifth (25th) day of each calendar month, a cash flow statement for the immediately preceding month, showing all items of income and expense, both on a consolidated basis with respect to all the AAC Properties, as well as a property by property basis; (4) not later than ninety (90) days after the end of each fiscal quarter, a true and complete rent roll for each AAC Property (and aggregating the occupancy rate with respect to all AAC Properties); (5) within forty-five (45) days after the end of each calendar year during the term of the AAC Note, an annual summary of any and all capital expenditures made at each AAC Property during the twelve (12) month period (with a copy to the Rating Agencies); and (6) promptly, after written request from the mortgagee or the Rating Agencies, such additional information as may be reasonably requested by the mortgagee or the Rating Agencies with respect to the AAC Properties.

                           THE MORTGAGE LOAN SELLER

   Merrill Lynch Mortgage Capital Inc. (the "Mortgage Loan Seller") is an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. and an affiliate of the Underwriter. The Mortgage Loan Seller is a Delaware corporation formed on April 18, 1983 and is principally engaged in purchasing, selling, and investing in and financing of whole loan mortgages and related servicing. The Mortgage Loan Seller is licensed as an investing mortgagee with the United States Department of Housing and Urban Development ("HUD") in order to buy, sell, and hold mortgage loans insured by the Federal Housing Administration. The Mortgage Loan Seller is also an approved Federal Home Loan Mortgage Corporation ("Freddie Mac") seller/servicer.

   The Mortgage Loan Seller has been the immediate purchaser and assignee for all of the Merrill Lynch Conduit programs. Under certain of the Merrill Lynch Conduit programs, the year end 1996 total amount of origination's purchased for the commercial conduit programs is in excess of $1.5 billion. Year end 1996 assets were approximately $2.9 billion.

   The Mortgage Loan Seller has agreed to indemnify the Depositor and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act with respect to certain liabilities, including liabilities under the Securities Act in connection with certain information provided to the Depositor with respect to the Mortgage Loans, the Mortgaged Properties and the Offered Certificates.

   The information concerning the Mortgage Loan Seller set forth above has been provided by the Mortgage Loan Seller and none of the Trustee, the Fiscal Agent or the Depositor makes any representation or warranty as to the accuracy thereof.

                             THE MASTER SERVICER

   Midland Loan Services, L.P. ("Midland") will act as the Master Servicer with respect to the Mortgage Loans. Midland will also act as Special Servicer with respect to the Group 1 Mortgage Loan. Midland was organized under the laws of the State of Missouri in 1992 as a limited partnership. Midland is a real estate financial services company which provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and which originates commercial real estate loans. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

   As of October 31, 1997, Midland and its affiliates were responsible for the servicing of approximately 12,725 commercial and multifamily loans with an aggregate principal balance of approximately $19.2 billion, the collateral for which is located in 50 states, Puerto Rico and the District of Columbia. With respect to such loans, approximately 11,156 loans with an aggregate principal balance of approximately $14.2 billion pertain to commercial and multifamily mortgage-backed securities. Property type concentrations within the portfolio include multifamily, office, retail, hotel/motel and other types of income-producing properties. Midland and its affiliates also provide commercial loan servicing for newly-originated loans and loans acquired in the secondary market on behalf of issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

   There are no restrictions on the ability of the Master Servicer to purchase Certificates or to exercise any of the rights of a Certificateholder.

   Midland is the originator of record with respect to nine of the Mortgage Loans, but neither Midland nor any of its affiliates underwrote or reunderwrote such Mortgage Loans. Such Mortgage Loans were underwritten, documented and closed by the Mortgage Loan Seller and immediately purchased from Midland by the Mortgage Loan Seller.

    The following delinquency tables set forth information concerning the delinquency experience on commercial and multi-family mortgage loans serviced by the Master Servicer or its affiliates for commercial mortgage-backed securities transactions (the "CMBS Portfolio"). The CMBS Portfolio does not include mortgage loans included in distressed RTC portfolios.

                                                     AS OF DECEMBER 31,
                          -------------------------------------------------------------------------
                                   1994                     1995                     1996
                          ----------------------- ------------------------ ------------------------
                                       BY DOLLAR               BY DOLLAR                BY DOLLAR
                            BY NO.      AMOUNT      BY NO.       AMOUNT      BY NO.       AMOUNT
                           OF LOANS    OF LOANS    OF LOANS     OF LOANS    OF LOANS     OF LOANS
                          ---------- -----------  ---------- ------------  ---------- ------------
                                                (DOLLAR AMOUNTS IN THOUSANDS)
Total Portfolio..........     118      $470,415       651      $1,899,207     2,782     $6,557,024
                          ========== ===========  ========== ============  ========== ============
Period of delinquency(1)
 30 to 59 days...........      16      $ 47,282        16      $   80,888       198     $   89,419
 60 to 89 days...........      --            --         3           1,372        17         10,479
 90 days or more(2)......      11        83,821         6          49,607        18         33,898
                          ---------- -----------  ---------- ------------  ---------- ------------
Total delinquent loans ..      27      $131,103        25      $  131,866       233     $  133,795
                          ========== ===========  ========== ============  ========== ============
Percent of portfolio ....      23%           28%        4%              7%        8%             2%

------------
(1) The indicated periods of delinquency are based on the number of days past due on a contractual basis, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until the monthly anniversary of its contractual due date (e.g., a mortgage loan with a payment due on January 1 would first be considered delinquent on February 1). The delinquencies reported above were determined as of the dates indicated.
(2)    Includes pending foreclosures.




                                         AS OF SEPTEMBER 30,
                          -------------------------------------------------
                                    1996                     1997
                          ------------------------ ------------------------
                                       BY DOLLAR                BY DOLLAR
                            BY NO.       AMOUNT      BY NO.       AMOUNT
                           OF LOANS     OF LOANS    OF LOANS     OF LOANS
                          ---------- ------------  ---------- ------------
                             (DOLLAR AMOUNTS IN
                                 THOUSANDS)
Total Portfolio .........    1,756     $5,606,392     3,648     $7,878,547
                          ---------- ------------  ---------- ------------
Period of delinquency(1)
 30 to 59 days...........       13     $  101,663        30     $   56,662
 60 to 89 days...........        2          4,913        11         17,576
 90 days or more(2)......        6         11,738        43        108,564
                          ---------- ------------  ---------- ------------
Total delinquent loans  .       21     $  118,314        84     $  182,802
                          ========== ============  ========== ============
Percent of portfolio ....        1%             2%      2.3%           2.4%



------------
(1) The indicated periods of delinquency are based on the number of days past due on a contractual basis, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until the monthly anniversary of its contractual due date (e.g., a mortgage loan with a payment due on January 1 would first be considered delinquent on February 1). The delinquencies reported above were determined as of the dates indicated.
(2)    Includes pending foreclosures.

    The following delinquency tables set forth information concerning the delinquency experience on commercial and multi-family mortgage loans serviced by the Master Servicer or its affiliates for commercial mortgage-backed securities transactions sponsored by the RTC (the "RTC Portfolio").



                                                      AS OF DECEMBER 31,
                          --------------------------------------------------------------------------
                                    1994                     1995                     1996
                          ------------------------ ------------------------ ------------------------
                                       BY DOLLAR                BY DOLLAR                BY DOLLAR
                            BY NO.       AMOUNT      BY NO.       AMOUNT      BY NO.       AMOUNT
                           OF LOANS     OF LOANS    OF LOANS     OF LOANS    OF LOANS     OF LOANS
                          ---------- ------------  ---------- ------------  ---------- ------------
                                                 (DOLLAR AMOUNTS IN THOUSANDS
Total Portfolio..........    8,328     $3,423,678     9,408     $4,290,220     7,870     $3,544,352
                          ========== ============  ========== ============  ========== ============
Period of delinquency(1)
 30 to 59 days...........      556     $  214,230       314     $  130,974        91     $   42,771
 60 to 89 days...........      186         98,979       128         69,046        54         29,685
 90 days or more(2)......      595        343,983       486        311,873       328        175,568
                          ---------- ------------  ---------- ------------  ---------- ------------
Total delinquent loans ..    1,337     $  657,192       928     $  511,894       473     $  248,024
                          ========== ============  ========== ============  ========== ============
Percent of portfolio ....       16%            19%       10%            12%        6%             7%




------------
(1) The indicated periods of delinquency are based on the number of days past due on a contractual basis, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until the monthly anniversary of its contractual due date (e.g., a mortgage loan with a payment due on January 1 would first be considered delinquent on February 1). The delinquencies reported above were determined as of the dates indicated.
(2)    Includes pending foreclosures.



                                         AS OF SEPTEMBER 30,
                          -------------------------------------------------
                                    1996                     1997
                          ------------------------ ------------------------
                                       BY DOLLAR                BY DOLLAR
                            BY NO.       AMOUNT      BY NO.       AMOUNT
                           OF LOANS     OF LOANS    OF LOANS     OF LOANS
                          ---------- ------------  ---------- ------------
                                    (DOLLAR AMOUNTS IN THOUSANDS)
Total Portfolio .........    8,404     $3,826,917     6,650     $2,852,500
                          ---------- ------------  ---------- ------------
Period of delinquency(1)
 30 to 59 days...........       98     $   33,681        98     $   40,448
 60 to 89 days...........       50         23,046        34         14,767
 90 days or more(2)......      398        210,927       222        135,679
                          ---------- ------------  ---------- ------------
Total delinquent loans  .      546     $  267,654       354     $  190,894
                          ========== ============  ========== ============
Percent of portfolio ....        6%             7%      5.4%           6.7%



------------
(1) The indicated periods of delinquency are based on the number of days past due on a contractual basis, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until the monthly anniversary of its contractual due date (e.g., a mortgage loan with a payment due on January 1 would first be considered delinquent on February 1). The delinquencies reported above were determined as of the dates indicated.
(2)    Includes pending foreclosures.

   Based on information published by the FDIC, the percentage of mortgage loans delinquent 30 to 59 days, 60 to 89 days, and 90 days or more (including pending foreclosures) was 3.8%, 1.6% and 6.0% as of September 30, 1997 for all RTC commercial and multi-family mortgage-backed securities transactions. The Depositor is not aware of any similar industry wide statistics regarding delinquency experience for non-RTC commercial and multi-family mortgage-backed certificates.

   The delinquency experience set forth above is historical and is based on the servicing of mortgage loans that may not be representative of the Mortgage Loans in the Mortgage Pool. Consequently, there can be no assurance that the delinquency experience on the Mortgage Loans in the Mortgage Pool will be consistent with the data set forth above. The CMBS Portfolio, for example, includes mortgage loans having a wide variety of characteristics (including geographic location and property type) that may not be representative of the characteristics of the Mortgage Loans in the Mortgage Pool. In addition, most of the mortgage loans included in the CMBS Portfolio were originated by persons that are not affiliated with the Master Servicer and were not reunderwritten by the Master Servicer. These mortgage loans were originated by numerous entities over a long period of time in accordance with a variety of underwriting policies and standards, which underwriting standards may be materially different from those used to underwrite the Mortgage Loans included in the Mortgage Pool. Furthermore, some of the mortgage loans included in the CMBS Portfolio are being primary serviced or sub-serviced by third parties.

   The CMBS Portfolio includes many mortgage loans which have not been outstanding long enough to have seasoned to a point where delinquencies would be fully reflected. In the absence of substantial continuous additions of servicing for recently originated mortgage loans to the CMBS Portfolio, it is possible that the delinquency percentages experienced in the future could be significantly higher than those indicated in the tables above.

   It should be noted that if the commercial and/or multi-family real estate market should experience an overall decline in property values, the actual rates of delinquencies could be higher than those previously experienced by the Master Servicer. In addition, adverse economic conditions may affect the timely payment of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies with respect to the Mortgage Pool.

   Midland has been approved as a master and special servicer for investment grade commercial and multifamily mortgage-backed securities by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch IBCA, Inc. ("Fitch"). Midland is ranked "Above Average" as a commercial mortgage servicer and asset manager by S&P, and "Acceptable" as a master servicer and "Above Average" as a special servicer by Fitch. S&P ranks commercial mortgage servicers and special servicers in one of five rating categories: Strong, Above Average, Average, Below Average and Weak. Fitch ranks special servicers in one of five categories: Superior, Above Average, Average, Below Average and Unacceptable. Fitch ranks master servicers as Acceptable or Unacceptable.

   The information concerning Midland set forth above has been provided by Midland and none of the Trustee, the Fiscal Agent or the Underwriter makes any representation or warranty as to the accuracy thereof.



                            THE SPECIAL SERVICERS

   Midland will act as Special Servicer with respect to the Group 1 Mortgage Loan (the "Group 1 Special Servicer"), as well as Master Servicer. For information with respect to Midland, see "THE MASTER SERVICER".

   The Special Servicer with respect to the Group 2 Mortgage Loans (the "Group 2 Special Servicer") will be CRIIMI MAE Services Limited Partnership, a Maryland limited partnership ("CRIIMI MAE"), the general partner of which is CRIIMI MAE Management, Inc. As of September 30, 1997, the Special Servicer was responsible for performing certain servicing functions with respect to approximately 2,700 commercial and multifamily loans with an aggregate principal balance of approximately $11 billion, the real property securing which is located in 49 states, Puerto Rico and the District of Columbia. It is anticipated that the Group 2 Special Servicer or an affiliate of the Group 2 Special Servicer will purchase all or a significant portion of certain Classes of the Private Certificates on or about the Closing Date. The Special Servicer's principal offices are located at 11200 Rockville Pike, Rockville, Maryland 20852.

   It is anticipated that CRIIMI MAE will be replaced after the Closing Date as Special Servicer with respect to the NOM Loan by the majority holders of the NOM Controlling Class. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT--Special Servicing".

   The information concerning CRIIMI MAE set forth above has been provided by CRIIMI MAE and none of the Depositor, the Master Servicer, the Trustee, the Fiscal Agent or the Underwriter makes any representation or warranty as to the accuracy thereof.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL



   The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of up to sixteen Classes to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class IO Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Private Certificates, the Class R-I Certificates, the Class R-II Certificates, and the Class R-III Certificates. ONLY THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS IO, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES ARE OFFERED HEREBY. The Pooling and Servicing Agreement will be included as part of the Form 8-K to be filed with the Commission within 15 days after the Closing Date. See "THE POOLING AND SERVICING AGREEMENT" herein and "DESCRIPTION OF THE CERTIFICATES" and "SERVICING OF THE MORTGAGE LOANS" in the Prospectus for more important additional information regarding the terms of the Pooling and Servicing Agreement and the Certificates.



   The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of: (i) the Mortgage Loans, all scheduled payments of interest and principal due after the Cut-off Date (whether or not received) and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account and any account established in connection with REO Properties (an "REO Account"); (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; (v) the Depositor's rights and remedies under the Mortgage Loan Purchase Agreement; and (vi) all of the mortgagee's right, title and interest in the Reserve Accounts.

DELIVERY, FORM AND DENOMINATION



   Book-Entry Certificates. No Person acquiring a Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D or Class E Certificate (each such Certificate, a "Book-Entry Certificate") will be entitled to receive a physical certificate representing such Certificate, except under the limited circumstances described below. Absent such circumstances, the Book-Entry Certificates will be registered in the name of a nominee of DTC and beneficial interests therein will be held by investors ("Beneficial Owners") through the book-entry facilities of DTC (in the United States) or CEDEL or Euroclear (in Europe), as described herein, in denominations of $1,000 initial Certificate Balance or notional amount and integral multiples of $1 in excess thereof. The Depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Book-Entry Certificates. CEDEL and Euroclear will hold omnibus positions on behalf of participants in CEDEL and participants in Euroclear, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.



   No Beneficial Owner of a Book-Entry Certificate will be entitled to receive a definitive Certificate (a "Definitive Certificate") representing such person's interest in the Book-Entry Certificates, except as set forth below. Unless and until Definitive Certificates are issued to Beneficial Owners in respect of the Book-Entry Certificates under the limited circumstances described herein, all references to actions taken by Certificateholders or holders will, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its participants, and all references herein to distributions, notices, reports and statements to Certificateholders or holders will, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede & Co., as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. DTC may discontinue providing its services as securities depository with respect to the Book-Entry Certificates at any time by giving reasonable notice to the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. The Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with DTC as the authorized representative of the Beneficial Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders under the Pooling and Servicing Agreement.

    The Depository Trust Company. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions among Participants through electronic computerized book-entry charges in Participants' accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriter), banks, trust companies and clearing corporations and certain other organizations. The Rules applicable to DTC and its participants are on file with the Commission. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). DTC is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

   Purchases of Book-Entry Certificates under the DTC system must be made by or through Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Certificates except in the event that use of the book-entry system for the Book-Entry Certificates is discontinued. Neither the Certificate Registrar nor the Trustee will have any responsibility to monitor or restrict the transfer of ownership interests in Book-Entry Certificates through the book-entry facilities of DTC.

   To facilitate subsequent transfers, all Book-Entry Certificates deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Book-Entry Certificates with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Participants and Indirect Participants to whose accounts such Book-Entry Certificates are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Beneficial Owners will not be recognized as Certificateholders, as such term is used in the Pooling and Servicing Agreement, by the Trustee or any paying agent (each, a "Paying Agent") appointed by the Trustee. Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

   Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to lack of a definitive Certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Trustee or a Paying Agent on behalf of the Trustee to Cede & Co., as nominee for DTC.

   Neither DTC nor Cede & Co. will consent or vote with respect to the Book-Entry Certificates. Under its usual procedures, DTC mails an Omnibus Proxy to the Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Offered Certificates are credited on that record date (identified in a listing attached to the Omnibus Proxy). DTC may take conflicting actions with respect to Percentage Interests or Voting Rights to the extent that Participants whose holdings of Book-Entry Certificates evidence such Percentage Interests or Voting Rights authorize divergent action.

   Neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, nor any Paying Agent will have any responsibility for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Book-Entry Certificates registered in the name of Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a Participant or an Indirect Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment may be impaired. In addition, in such event, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment of amounts distributable with respect to such Book-Entry Certificates may be impaired.

   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Depositor believes to be reliable, but the Depositor takes no responsibility for the accuracy thereof.



   Physical Certificates. The Class IO Certificates will be issued in fully registered certificated form only. The Class IO Certificates will consist of eight "regular interests" in REMIC III, and may be exchanged for separate Certificates representing such regular interests upon request of the holder.



   Book-Entry Certificates will be converted to Definitive Certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i)(A) the Depositor advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to any Class of the Book-Entry Certificates and (B) the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, advises the Trustee and Certificate Registrar that it elects to terminate the book-entry system through DTC with respect to any Class of the Book-Entry Certificates.



   Upon the occurrence of any event described in the immediately preceding paragraph, the Certificate Registrar will be required to notify all affected Beneficial Owners through DTC of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the affected Book-Entry Certificates and receipt of instructions for re-registration, the Certificate Registrar will reissue the Book-Entry Certificates as Definitive Certificates to the Beneficial Owners. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of the Class A-1, Class A-2, Class A-3, Class IO, Class B, Class C, Class D or Class E Certificates, the registered holders of such Definitive Certificates will be recognized as Certificateholders under the Pooling and Servicing Agreement and, accordingly, will be entitled directly to receive payments on, and exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.



   Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or the Certificate Registrar in accordance with the terms of the Pooling and Servicing Agreement.

REGISTRATION AND TRANSFER

   Subject to the restrictions on transfer and exchange set forth in the Pooling and Servicing Agreement, the holder of any Definitive Certificate may transfer or exchange the same in whole or part (in a principal amount equal to the minimum authorized denomination or any integral multiple thereof) by surrendering such Definitive Certificate at the corporate trust office of the certificate registrar appointed pursuant to the Pooling and Servicing Agreement (the "Certificate Registrar") or at the office of any transfer agent, together with an executed instrument of assignment and transfer in the case of transfer and a written request for exchange in the case of exchange. In exchange for any Definitive Certificate properly presented for transfer or exchange with all necessary accompanying documentation, the Certificate Registrar will, within five Business Days of such request if made at the corporate trust office of the Certificate Registrar, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, a Definitive Certificate or Definitive Certificates, as the case may require, for a like aggregate Certificate Balance or notional amount, as applicable, and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Definitive Certificate will not be valid unless made at the corporate trust office of the Certificate Registrar by the registered holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Definitive Certificate during the period of 15 days preceding any Distribution Date.

   No fee or service charge will be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to herein; provided, however, that in connection with the transfer of Private Certificates to certain institutional accredited investors, the Certificate Registrar will be entitled to be reimbursed by the transferor for any costs incurred in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with any such transfer.

   For a discussion of certain transfer restrictions, see "ERISA
CONSIDERATIONS" herein.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

   Upon initial issuance, and in each case subject to a permitted variance of plus or minus 5%, the Sequential Pay Certificates will have the Certificate Balances representing the approximate percentage of the Initial Pool Balance as set forth in the following table:



                                                                 INITIAL       PERCENT OF
                                                               CERTIFICATE    INITIAL POOL
CLASS OF CERTIFICATES                                            BALANCE        BALANCE
-----------------------------------------------------------  -------------- --------------
Class A-1 Certificates .....................................  $142,191,000       16.76%
Class A-2 Certificates .....................................  $117,378,000       13.83%
Class A-3 Certificates......................................  $220,491,334       25.99%
Class A-4 Certificates......................................  $ 96,908,666       11.42%
Class B Certificates .......................................  $ 59,394,000        7.00%
Class C Certificates .......................................  $ 46,666,000        5.50%
Class D Certificates .......................................  $ 46,667,000        5.50%
Class E Certificates .......................................  $ 16,969,000        2.00%
Private Certificates (other than the Residual Certificates)   $101,818,929       12.00%



   The "Certificate Balance" of any Class of Sequential Pay Certificates and the Class A-4 Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal generally from the cash flow on the Mortgage Loans of the related Mortgage Loan Group and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates and the Class A-4 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date pursuant to the terms of the Pooling and Servicing Agreement.



   The Class IO Certificates will not have Certificate Balances, but will represent the right to receive the sum of the interest accrued on the notional amount of each of its Components, as described herein. As of any Distribution Date, each component (each, a "Component") will have a notional amount equal to the Certificate Balance of the related Class of Certificates immediately prior to such Distribution Date. Each Component will accrue interest at its applicable Strip Rate. The aggregate notional amount of the Class IO Components will initially equal $751,574,263.

   The Residual Certificates will not have Certificate Balances, but will represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for the applicable REMIC for such date that remains after the required distributions have been made on all the other Classes of Certificates.

 PASS-THROUGH RATES

   The Pass-Through Rate applicable to each Class of Offered Certificates (other than the Class IO Certificates) for each Distribution Date is equal to
(i) in the case of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, the respective rate per annum set forth with respect to such Class in the table set forth on page S-5 hereof and (ii) in the case of the Class B, Class C, Class D and Class E Certificates, the Group 2 Weighted Average Rate (as defined below) less the applicable Strip Rate set forth below.



   The initial Strip Rate applicable to the Class A-1, Class A-2, Class A-3, and the Private Certificate Components for each Distribution Date will equal 1.06758%, 1.03758%, .99758%, and 1.06758%, respectively (but not less than zero), and the Strip Rate applicable to the Class B, Class C, Class D and Class E Components for each Distribution Date will equal .92%, .79%, .51%, and .34% per annum, respectively.

   The "Group 2 Weighted Average Rate" equals for any Distribution Date, the weighted average of the REMIC I Net Mortgage Rates of the REMIC I Interests related to the Group 2 Mortgage Loans, weighted on the basis of the Certificate Balances of such REMIC I Interests as of the close of the preceding Distribution Date. Each "REMIC I Interest" will be a regular interest in REMIC I and will correspond to one of the Mortgage Loans (or, in the case of each Mortgage Loan funding in more than one advance bearing different Mortgage Rates, to each such advance). The Certificate Balance of each REMIC I Interest will initially equal the principal balance of the corresponding Mortgage Loan (or separate advance with respect to a Mortgage Loan but may not continue to equal such amount in certain circumstances, including a modification of a Mortgage Loan).



   The "REMIC I Net Mortgage Rate" for each REMIC I Interest is equal to the Mortgage Interest Rate for the related Mortgage Loan (or advance) without taking into account any modification of such rate occurring after the Cut-Off Date, less the Servicing Fee Rate and the Trustee Fee Rate.



   For purposes of calculating the Group 2 Weighted Average Rate applicable to any Distribution Date, in the case of any Mortgage Loan for which interest is not calculated on the basis of a 360-day year consisting of twelve 30-day months, the REMIC I Net Mortgage Rate for each Interest Accrual Period will be converted to an effective rate equal to the amount of interest accrued in respect of such REMIC I Interest at the Mortgage Rate for the related Mortgage Loan (or advance) (without giving effect to any modification of such Mortgage Rate occurring after the Cut-Off Date), multiplied by twelve and expressed as a percentage of the principal balance of the REMIC I interest as of the preceding Distribution Date (after giving effect to any distribution of principal made on such date) minus (b) the sum of the applicable Servicing Fee Rate and the Trustee Fee Rate. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time generally will equal the Cut-off Date Balance thereof, reduced on each Distribution Date (to not less than zero) by
(i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that are due or received, as the case may be, during the related Collection Period and (ii) any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period for such Distribution Date. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.



   The "Interest Accrual Period" for each Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs. The "Determination Date" will be the fifth Business Day preceding each Distribution Date commencing in January 1998.

   The "Collection Period," with respect to each Distribution Date and any Mortgage Loan, will be the period beginning on the day following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in January 1998, on the day after the Cut-Off Date) and ending on the Determination Date in the month in which such Distribution Date occurs.

DISTRIBUTIONS

   General. Distributions on the Certificates will be made on each Distribution Date, commencing in January 1998, to the holders of record at the close of business on the related Record Date.

    The aggregate amount available for distribution with respect to the Certificates on any Distribution Date, other than distributions of Prepayment Premiums, is the Available Distribution Amount as defined under "--Available Distribution Amounts" below.

   Application of the Group 1 Available Distribution Amount. On each Distribution Date the Trustee will (except as otherwise described under "--Termination" below) apply amounts on deposit in the Distribution Account, to the extent of the Group 1 Available Distribution Amount, in the following order of priority:

     (1) to distributions of interest to the holders of the Class A-4 Certificates an amount equal to the Distributable Certificate Interest in respect of the Class A-4 Certificates on such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates and, in the event that the Group 2 Available Distribution Amount is not sufficient to pay Distributable Certificate Interest on the Class A-1, Class A-2, Class A-3 and Class IO Cetificates to the holders of the Class A-1, Class A-2, Class A-3 and Class IO Certificates, to pay any shortfall in such amount;

     (2) to distributions of principal to the holders of the Class A-4 Certificates in an amount equal to the lesser of the then outstanding Certificate Balance of the Class A-4 Certificates and the Group 1 Principal Distribution Amount for such Distribution Date;

     (3) any remaining amounts shall be included in the Group 2 Available Distribution Amount.



   Application of the Group 2 Available Distribution Amount. On each Distribution Date the Trustee will (except as otherwise described under "--Termination" below) apply amounts on deposit in the Distribution Account, to the extent of the Group 2 Available Distribution Amount, in the following order of priority:



     (1) to distributions of interest to the holders of the Class A-1, Class A-2, Class A-3 and Class IO Certificates (in each case, so long as any such Class remains outstanding), pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates and, in the event that the Group 1 Available Distribution Amount is not sufficient to pay Distributable Certificate Interest on the Class A-4 Certificates, to the holders of the Class A-4 Certificates, to pay any shortfall in such amount;

     (2) to distributions of principal to the holders of the Class A-1 Certificates equal to the lesser of the then outstanding Certificate Balance of the Class A-1 Certificates and to the Group 2 Principal Distribution Amount for such Distribution Date;

     (3) to distributions of principal to the holders of the Class A-2 Certificates equal to the lesser of the then outstanding Certficate Balance of the Class A-2 Certificates and to the Group 2 Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates;

     (4) to distributions of principal to the holders of the Class A-3 Certificates equal to the lesser of the then outstanding Certificate Balance of the Class A-3 Certificates and to the Group 2 Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 and Class A-2 Certificates;

     (5) to distributions to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata in accordance with the amount of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates for which no reimbursement has previously been received, to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any;

     (6) if the Class A-4 Certificates remain outstanding (after application of the Group 1 Available Funds as described above) to distributions of principal equal to the lesser of the then outstanding Certificate Balance of the Class A-4 Certificates and the Group 2 Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2 and Class A-3 Certificates;

     (7) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of the Class B Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;



     (8) after the principal balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been reduced to zero, to distributions of principal to the holders of the Class B Certificates in an amount not to exceed the then outstanding Certificate Balance of the Class B Certificates equal to the Group 2 Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on such Distribution Date;



     (9) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and for which no reimbursement has previously been received;

     (10) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of the Class C Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (11) after the principal balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class B Certificates have been reduced to zero, to distributions of principal to the holders of the Class C Certificates equal to the lesser of the then outstanding Certificate Balance of the Class C Certificates and the Group 2 Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class A-4 and Class B Certificates on such Distribution Date;

     (12) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and for which no reimbursement has previously been received;

     (13) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (14) after the principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C Certificates have been reduced to zero, to distributions of principal to the holders of the Class D Certificates equal to the lesser of the then outstanding Certificate Balance of the Class D Certificates and the Group 2 Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C Certificates on such Distribution Date;

     (15) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and for which no reimbursement has previously been received;

     (16) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (17) after the principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates have been reduced to zero, to distributions of principal to the holders of the Class E Certificates equal to the lesser of the then outstanding Certificate Balance of such Class of Certificates and the Group 2 Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates;

     (18) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and for which no reimbursement has previously been received;

      (19) after the principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to distributions to the holders of the applicable Private Certificates and thereafter to the applicable Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (18) above.

   Notwithstanding the foregoing, if, at any time when the Class A-1, Class A-2 or Class A-3 Certificates are outstanding, the amount available to pay the Group 2 Principal Distribution Amount is less than the Group 2 Principal Distribution Amount, such amount, together with any amount available to pay the Group 1 Principal Distribution Amount, will be applied on a pro rata basis among the outstanding Class A-1, Class A-2, Class A-3 and Class A-4 Certificates. In addition, if at any time the remaining principal balance of the Mortgage Loans is less than the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, the Group 1 and Group 2 Available Distribution Amounts will be combined. Thereafter, on each Distribution Date, the Available Distribution Amount will be distributed first, to pay Distributable Certificate Interest to the Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates, pro rata in proportion to such Distributable Certificate Interest, and thereafter, pro rata to each such Class (other than the Class IO Certificates) to pay the remaining Certificate Balance thereof.

   Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of any Class of the Offered Certificates, other than the Class IO Certificates, for each Distribution Date will generally equal one month's interest at the applicable Pass-Through Rate accrued on the Certificate Balance of such Class of Certificates, outstanding immediately prior to such Distribution Date. The "Distributable Certificate Interest" in respect of the Class IO Certificates will equal the sum of the interest due on the notional amount of each of the Components.

   Interest payable on the Regular Certificates will be calculated on a 30/360 day basis.

   Available Distribution Amounts. The "Available Distribution Amounts" will be, with respect to any Distribution Date, generally an amount equal to (a) the sum (without duplication) of (i) the aggregate of the amounts on deposit in the related Collection Account as of the close of business on the related Determination Date and the amounts collected by or on behalf of the Master Servicer as of the close of business on such Determination Date, (ii) the aggregate amount of any related P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent, for distribution on the Certificates on such Distribution Date, (iii) the aggregate amount transferred from the related REO Account (if established) to the Collection Account during the Collection Period related to such Distribution Date, net of (b) the portion of the amounts described above that represents (i) collected monthly payments that are due on a Due Date following the end of the related Collection Period,
(ii) reimbursable Advances, Trustee and servicing compensation then payable and certain other amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and others as provided in the Pooling and Servicing Agreement, and (iii) Prepayment Premiums.

   The "Group 1 Available Distribution Amount" will be the portion of the Available Distribution Amount arising from the Group 1 Mortgage Loans, together with any amounts available from the Group 2 Available Distribution Amount as described in "--Application of the Group 2 Available Distribution Amount". The "Group 2 Available Distribution Amount" will be the portion of the Available Distribution Amount arising from the Group 2 Mortgage Loans, together with any amounts available from the Group 1 Available Distribution Amount (as described under "--Application of Group 1 Available Distribution Amount").

   Principal Distribution Amounts. The "Group 1 Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following:

     (a) the principal portion of the Scheduled Payments (as defined below) (other than the Balloon Payment) or the principal portion of any Assumed Scheduled Payment (as defined below) due or deemed due on or in respect of the Group 1 Mortgage Loan for its Due Date during the related Collection Period; (b) any principal prepayment received on the Group 1 Mortgage Loan during the related Collection Period; (c) if the stated maturity date of the Group 1 Mortgage Loan occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including the Balloon Payment), in each case, net of any portion of such payment that represents a recovery of the principal portion of the Scheduled Payment (other than the Balloon Payment) due or the principal portion of any Assumed Scheduled Payment deemed due, in respect of the Group 1 Mortgage Loan on a Due Date during or prior to the related Collection Period to the extent previously advanced and not previously recovered; (d) the aggregate of all liquidation proceeds, insurance proceeds, condemnation proceeds and awards, and proceeds of any Group 1 Mortgage Loan repurchase that were received on or in respect of the Group 1 Mortgage Loan during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than the Balloon Payment) due and of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the Group 1 Mortgage Loan on a Due Date during or prior to the related Collection Period to the extent previously advanced and not previously recovered; and (e) for each Distribution Date after the initial Distribution Date, the excess, if any, of the Group 1 Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Class A-4 Certificates on such immediately preceding Distribution Date.

     The "Group 2 Principal Distribution Amount" for any Distribution Date will generally equal the aggregate of the following: (a) the aggregate of the principal portions of all Scheduled Payments (as defined below) (other than Balloon Payments) or the principal portion of any Assumed Scheduled Payments (as defined herein) due or deemed due on or in respect of the Group 2 Mortgage Loans for its Due Dates during the related Collection Period; (b) the aggregate of all principal prepayments received on the Group 2 Mortgage Loans during the related Collection Period (including any Remaining Cash Flow); (c) with respect to any Group 2 Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), in each case, net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period to the extent previously advanced and not previously recovered; (d) the aggregate of all liquidation proceeds, insurance proceeds, condemnation proceeds and awards, and proceeds of Group 2 Mortgage Loan repurchases that were received on or in respect of Group 2 Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due and of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the Group 2 Mortgage Loan on a Due Date during or prior to the related Collection Period to the extent previously advanced and not previously recovered; (e) the excess, if any, of the Group 1 Principal Distribution Amount for such Distribution Date, over the Certificate Balance of the Class A-4 Certificates outstanding immediately prior to such Distribution Date; and (f) for each Distribution Date after the initial Distribution Date, the excess, if any, of the Group 2 Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Group 2 Certificates on such immediately preceding Distribution Date.

   Distributions of the applicable Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

   Scheduled Payments and Assumed Scheduled Payments. The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Monthly Payment that is or would have been, as the case may be, due thereon on such date, after giving effect to any waiver, modification or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, and assuming that each prior Scheduled Payment has been timely made.

   The "Assumed Scheduled Payment" is an amount deemed due in respect of a Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date after its stated maturity date. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding (and prior to such time, if any, as the amount of the Scheduled Payment is modified) will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect prior to its stated maturity date.

   Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of (i) determining distributions on the Certificates, (ii) allocating the Realized Losses and Additional Trust Fund Expenses to the Certificates, and (iii) determining the amount of Trustee Fees and, Servicing Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer, the Trustee or the Fiscal Agent will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount," "Group 1 Principal Distribution Amount," "Group 2 Principal Distribution Amount" and "Group 2 Weighted Average Rate" include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan").

   Allocation of Prepayment Premiums. In the event a borrower is required to pay any Prepayment Premium, the amount of such payments actually collected will be distributed in respect of the Offered Certificates as set forth below. A "Prepayment Premium" is any yield maintenance premium paid or payable on a Mortgage Loan as a result of a prepayment of principal not otherwise due thereon, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the difference between the Mortgage Rate on such Mortgage Loan and the applicable treasury rate in effect on the date of repayment (the "Rate Differential") with the aggregate payment of interest which would have accrued on such Mortgage Loan at the Rate Differential on each subsequent due date through the maturity date of such Mortgage Loan discounted at a rate at or near the time of prepayment and includes any minimum charge.



   For any Distribution Date, with respect to any Prepayment Premium actually collected in respect of a Group 2 Mortgage Loan during the related Collection Period, the holders of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates and each Class of Private Certificates (other than the Residual Certificates (the "Group 2 Certificates")) are, in the case of each such Class, entitled to distributions in the amount of the product of (a) a fraction (not greater than one and not less than zero), the numerator of which is the applicable Pass-Through Rate minus the discount rate used in calculating such Prepayment Premium and the denominator of which is the Mortgage Rate of the applicable Group 2 Mortgage Loan minus such discount rate, (b) the appropriate Class Prepayment Percentage (as defined below) and (c) the amount of such Prepayment Premium collected. The "Class Prepayment Percentage" for any Distribution Date and any Class of the Group 2 Certificates will be the percentage obtained by dividing the portion of the Group 2 Principal Distribution Amount distributed to the respective Class of Group 2 Certificates on such Distribution Date by the total Group 2 Principal Distribution Amount for all classes of Group 2 Certificates on such Distribution Date. On each Distribution Date, the holders of each Component of the Class IO Certificates are entitled to receive any remaining portion of such Prepayment Premium received with respect to the Group 2 Mortgage Loans in proportion to the interest payable to each such Component or such Distribution Date. The holders of the Class A-4 Certificates are entitled to receive all Prepayment Premiums received on the Group 1 Mortgage Loan.

 SCHEDULED FINAL DISTRIBUTION DATE

   The "Scheduled Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or aggregate notional amount, as the case may be, of such Class of Offered Certificates would be reduced to zero based on the assumptions set forth below. Such Distribution Date shall in each case be as follows:



 CLASS DESIGNATION       SCHEDULED FINAL DISTRIBUTION DATE
---------------------  -------------------------------------
Class A-1.............   November 15, 2004
Class A-2.............   June 15,2007
Class A-3.............   October 15, 2007
Class A-4.............   August 15, 2017
Class IO..............   November 15, 2017
Class B...............   December 15, 2007
Class C...............   December 15, 2007
Class D...............   December 15, 2010
Class E...............   November 15, 2012



   The Scheduled Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Scheduled Final Distribution Date(s).

   In addition, the Scheduled Final Distribution Dates set forth above were calculated assuming no prepayments (involuntary or voluntary), no termination (as described under "--Termination"), no defaults, no modifications and no extensions. Since the rate of payment (including prepayments) of the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Certificates may be earlier, and could be substantially earlier, than the related Scheduled Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual payment experience.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

   The rights of holders of the Class B, Class C, Class D and Class E Certificates and each Class of the Private Certificates (collectively, the "Subordinate Certificates") to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates (collectively, the "Senior Certificates") and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates of principal in an amount equal to the entire respective Certificate Balances of such Classes of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, Class C, Class D and Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of each such Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of each such Class of Certificates of principal equal to the entire related Certificate Balance. The protection afforded to the holders of the Class E Certificates by means of the subordination of the Private Certificates, to the holders of the Class D Certificates by means of the subordination of the Class E and Private Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D, Class E and Private Certificates, to the holders of the Class B Certificates by means of the subordination of the Class C, Class D, Class E and Private Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and
(ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. The Class A-3 Certificates will receive principal payments only after the Certificate Balances of the Class A-2 and Class A-1 Certificates have been reduced to zero and the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, the Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.



   On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses that have been incurred since the Cut-off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions of such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Private Certificates, until the remaining Certificate Balance of each such Class of Certificates is reduced to zero; second, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class C Certificate, until the remaining Certificate Balance of such Class of Certificates is reduced to zero and fifth, to the Class B Certificates until the remaining Certificate Balance of such Class of Certificates is reduced to zero. Thereafter, additional Realized Losses and Additional Trust Fund Expenses will be allocated to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and Class A-4 Certificates, pro rata, in proportion to their outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.



   "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) certain related unreimbursed servicing expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

   "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees or Principal Recovery Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of unreimbursed Advances, and (iii) any of certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain reimbursements to the Trustee and the Fiscal Agent of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Trustee" in the Prospectus, certain reimbursements to the Master Services, any Special Servicer and the Depositor of the type described under "SERVICING OF MORTGAGE LOANS -- Certain Matters with Respect to the Master Servicer and the Depositor" in the Prospectus (the Special Servicer having the same rights to indemnity and reimbursements as described thereunder with respect to the Master Service), and certain federal, state and local taxes, and certain tax related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

ADDITIONAL RIGHTS OF THE RESIDUAL CERTIFICATES

   The Residual Certificates will remain outstanding for as long as the Trust Fund exists. Holders of the Residual Certificates are not entitled to distributions in respect of principal, interest or Prepayment Premiums. Holders of the Residual Certificates are not expected to receive any distributions until after the Certificate Balances of all other Classes of Certificates have been reduced to zero and only to the extent of any available funds remaining on any Distribution Date and remaining assets of the REMICs, if any, on the final Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in reduction of principal balance have reduced the principal balances of the Certificates to zero.

TERMINATION

   The obligations created by the Pooling and Servicing Agreement will terminate upon the final distribution to the Certificateholders, which shall follow the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties remaining in the Trust Fund, if any, by the Depositor, the Master Servicer or the Special Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

   Any such purchase by the Master Servicer, the Depositor or the Special Servicer of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Repurchase Price of all the Mortgage Loans (other than Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus
(iii) if the purchaser is the Master Servicer or Special Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Depositor or the Special Servicer to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1% of the Initial Pool Balance.



   The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable (as if such purchase price constituted Liquidation Proceeds) to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be, distributed by the Trustee generally as described herein under "--Distributions--Application of the Group 1 Available Distribution Amount" and "--Application of the Group 2 Available Distribution Amount", except that the distributions of principal on any Class of Sequential Pay Certificates and the Class A-4 Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

   General. The yield on any Offered Certificate will depend on the price at which such Certificate is purchased by an investor and the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance or notional amount of the related Class, and (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or notional amount of the related Class.

   Rate and Timing of Principal Payment. The yield to holders of the Class IO Certificates will be extremely sensitive to, and the yield to holders of any other Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Balance of such Certificates. As described herein, the Group 2 Principal Distribution Amount for each Distribution Date will be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter generally be distributable entirely in respect of the Class A-2 Certificates, the Class A-3 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Payments made in reduction of the Certificate Balance of any such Class of Group 2 Certificates will result in a corresponding reduction in the notional amount of the related Component. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate outstanding principal balance of the Certificate Balance, as the case may be, of each Class of Group 2 Certificates will generally be directly related to the rate and timing of principal payments on or in respect of the Group 2 Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Group 2 Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). The Group 1 Principal Distribution Amount will generally be distributed entirely to the Class A-4 Certificates Prepayment Premiums on the Group 1 Mortgage Loan will be distributed entirely to the holders of the Class A-4 Certificates. As a result, the yield to the holders of the Class A-4 Certificates will generally be directly related to the timing of payments on the Group 1 Mortgage Loan. Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Offered Certificates (other than the Class IO Certificates) of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans, (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" and "--Servicing of the Mortgage Loans--Rights Upon Event of Default" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure" in the Prospectus.

   The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in reduction of the Certificate Balance or notional amount of such Certificates. No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. In addition, although excess cash flow is applied to reduce principal of certain of the Mortgage Loans after their respective effective Maturity Dates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity and increases in the Mortgage Rates on the Mortgage Loans after such effective

 Maturity Dates will not be distributed to Certificateholders. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class IO Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the principal balance (or notional amount of a Component) of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Class IO Certificates should fully consider the risk that a rapid rate of principal payments on the Group 2 Mortgage Loans could result in the failure of such investors to recoup their initial investments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of mortgage loans comparable to the Mortgage Loans.

   Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne by the holders of the respective Classes of Sequential Pay Certificates, to the extent of amounts otherwise distributable in respect of their Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described herein, to the respective Classes of Sequential Pay Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the aggregate outstanding principal balance of any Class of Certificates will result in a corresponding reduction in the notional amount of the related Component (other than the Class A-4 Certificates which do not have a related Component).

   Pass-Through Rates. The effective rate applicable to the Class IO Certificates for each Distribution Date will be variable and will be equal to the weighted average of the Strip Rates of the Components, some of which are fixed and some of which are variable, weighted by the Certificate Balances of the corresponding Classes immediately prior to such Distribution Date. Accordingly, the yield on the Class IO Certificates will be sensitive to changes in the relative composition of the Group 2 Mortgage Loans as a result of scheduled amortization, voluntary prepayments and liquidations.

   Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Lockout Periods, provisions requiring the payment of Prepayment Premiums and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, residential health care facility beds or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "DESCRIPTION OF THE MORTGAGE POOL" herein.

   The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may either be voluntarily prepaid or defeased at any time after the expiration of the applicable Lockout Period, and/or any period when a borrower pledges Defeasance Collateral in lieu of prepaying the related Mortgage Loan (a "Required Defeasance Period"), subject, in most cases, to the payment of a Prepayment Premium. A requirement that a prepayment be accompanied by a Prepayment Premium may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

    Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

   The Depositor makes no representation as to the particular factors that will affect the rate and timing or prepayments and defaults of the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

   Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 15 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

   Unpaid Distributable Certificate Interest. As described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the Group 1 Available Distribution Amount" and "--Application of the Group 2 Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefor negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

   Yield Sensitivity of the Class IO Certificates. The yield to maturity on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Group 2 Mortgage Loans. Accordingly, investors in the Class IO Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the Group 2 Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. The allocation of a portion of collected Prepayment Premiums on the Group 2 Mortgage Loans to the Class IO Certificates is intended to reduce those risks; however, such allocation may be insufficient to offset fully the adverse effects on the yields on such Class of Certificates that the related prepayments may otherwise have.

   Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of one or more mortgage loans. As used in the following table, the column headed "0%" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity. The column headed "100%" assumes that prepayments are made each month at 100% of CPR on each Mortgage Loan whether or not it is then in its Lockout Period, if any.

    The following table indicates the approximate pre-tax yields to maturity (on a corporate bond equivalent basis ("CBE")) on the Class IO Certificates for the specified CPRs. Such calculations are based on the following assumptions ("Table Assumptions"): (i) no prepayment restrictions apply; and each Mortgage Loan is assumed to prepay at the indicated level of CPR, with the CPR in each case being applied on the first day of each month to that portion of the scheduled principal amount of the Mortgage Loan that is not assumed to be in default as described below, (ii) the initial Certificate Balances of the Sequential Pay Certificates and the Pass-Through Rates for the Regular Certificates are described in the Summary thereof, (iii) there are no delinquencies or Additional Trust Fund Expenses, (iv) scheduled interest and principal payments on the Mortgage Loans are timely received and prepayments are made on the Mortgage Loans on their respective Due Dates (assumed in all cases to be the first day of each month) at the indicated levels of CPR set forth in the tables, (v) partial prepayments on the Mortgage Loans are permitted, but are assumed not to affect the amortization schedules, (vi) no Prepayment Premiums are collected, (vii) neither the Master Servicer nor the Depositor exercises its right of optional termination of the Trust Fund described herein, (viii) no Mortgage Loan is required to be purchased from the Trust Fund, (ix) there are no Appraisal Reductions, (x) distributions on the Certificates are made on the fifteenth day (each assumed to be a business day) of each month, commencing in January 1998, and (xi) the Certificates will be issued on the Closing Date, (xii) each of the secured loans prepays at the indicated CPR percentages without regard to whether the related Principal Prepayments are subject to a Lockout, Prepayment Charge or Yield Maintenance Premium.

   For purposes of preparing the tables, it was assumed that (i) each of the Mortgage Loans has the following characteristics as of the Cut-Off Date:

                                               REMAINING
                                CUT-OFF         TERM TO      REMAINING
                                 DATE          EFFECTIVE      TERM TO
                               PRINCIPAL     MATURITY DATE    MATURITY
       MORTGAGE LOAN            BALANCE        (MONTHS)       (MONTHS)
1.  Copley Place             $ 96,908,666         116           116
2.  Brookfield               $ 59,754,386         114           354
3.  Tower Realty(1)          $107,000,000          83           359
4.  Franklin Mills           $109,538,921         114           354
5.  Franklin Mills           $ 19,954,654         114           354
6.  Newton Oldacre McDonald  $ 76,640,023         179           359
7.  Newton Oldacre McDonald  $ 12,791,840         179           359
8.  Biltmore                 $ 63,000,000         120           300
9.  Ritz                     $ 41,850,000         120           300
10. Austin                   $ 45,150,000         120           300
11. Shilo Inn                $ 65,765,282         238           238
12. Shilo Inn                $ 19,967,537         239           239
13. Farb Investments         $ 64,781,452         118           118
14. CMP-1                    $ 44,440,152          73           289
15. AAC                      $ 20,940,017         115           355

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                     SERVICING
                                                        AND
                              INTEREST      GROSS     TRUSTEE     UNDERWRITTEN
       MORTGAGE LOAN           ACCRUAL     COUPON     FEES(3)      CASH FLOW
1.  Copley Place                 30/360      6.75%      .015%(4)  $21,882,091
2.  Brookfield                   30/360      8.00%      .060%     $ 7,921,547
3.  Tower Realty(1)              30/360    6.8174%      .060%     $14,048,919
4.  Franklin Mills               30/360     7.882%      .060%     $16,735,288
5.  Franklin Mills               30/360      7.44%      .060%     $ 1,809,957
6.  Newton Oldacre McDonald  Actual/360      7.56%      .060%     $ 9,426,049
7.  Newton Oldacre McDonald  Actual/360     7.325%      .060%             N/A(2)
8.  Biltmore                 Actual/360     7.138%      .060%     $ 8,616,344
9.  Ritz                     Actual/360     7.188%      .060%     $ 5,879,132
10. Austin                   Actual/360     7.188%      .060%     $ 6,165,711
11. Shilo Inn                    30/360      8.47%      .075%(5)  $10,515,524
12. Shilo Inn                    30/360      8.36%      .075%(5)  $ 3,026,439
13. Farb Investments             30/360      7.40%      .085%(6)  $ 7,291,234
14. CMP-1                        30/360      7.75%      .060%     $ 7,059,029
15. AAC                          30/360      7.74%      .060%     $ 3,337,799

------------
(1) The Tower Realty Trust loan is interest-only for two years. Commencing with the payment on December 1, 1999, and continuing thereafter, the loan will follow a 28-year amortization schedule.
(2) Newton Oldacre McDonald Additional Funding Underwritten Cash Flow is included in Newton Oldacre McDonald Initial Funding Underwritten Cash Flow.



(3) Except in the case of the Copley Loan, includes .010% payable to the Group 2 Special Servicer for its services in providing periodic summaries of financial statements with respect to each of the Mortgage Loans (other than the Copley Loan) and annual site inspections of each of the Mortgaged Properties (other than the Copley Property) (the "Special Reporting and Inspection Fee"). Such amount will be paid to the Group 2 Special Servicer even though a difference entity has been named NAM Special Servicer.
(4) The Copley Sub-Servicer will be entitled to a sub-servicing fee of .080% pursuant to the Copley Servicing Agreement. Such fee is payable prior to distribution of payments on the Copley Class A Note to the Trust Fund (which payments will be distributed (assuming collection thereof) to the Trust Fund at the rate of 6.75% per annum after payment of such fee). See "DESCRIPTION OF THE MORTGAGE POOL--Copley Place; The Loan."



(5) Includes .050% payable to KeyCorp Real Estate Capital Markets, Inc. as sub-servicer.
(6) Includes .060% payable to L.J. Melody & Company as sub-servicer.

    It was further assumed that the aggregate purchase price of such Classes of Certificates are as specified below, including accrued interest.

         PRE-TAX YIELD TO MATURITY (CBE) OF THE CLASS IO CERTIFICATES



  ASSUMED PURCHASE PRICE     BREAK-EVEN   PRE-TAX YIELD
     (INCLUDING ACCRUED        CPR% AT    TO MATURITY AT
         INTEREST)          0% YIELD (A)      0% CPR
         38,161,389            11.2767        12.505
         45,677,132            7.3685         8.156
         53,192,875            4.5759         4.872




------------
(A) The Break-Even CPR% is the approximate CPR% for each assumed purchase price where the pre-tax yield to maturity (CBE) is approximately 0%.

   The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flow to be paid on the Class IO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed aggregate purchase price of the Class IO Certificates, which includes accrued interest, and by converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) on the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class IO Certificates (and consequently does not purport to reflect the return on any investment in the Class IO Certificates when such reinvestment rates are considered).

   The characteristics of the Mortgage Loans differ in substantial respects from those assumed in preparing the table above, and the table is presented for illustrative purposes only. In particular, none of the Mortgage Loans permit voluntary partial prepayments, and many of the Mortgage Loans are subject to Lockout Periods and/or Required Defeasance Periods disregarded in preparing the table. Thus neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate. In addition, there can be no assurance that the Mortgage Loans will prepay at any particular rate, that the actual pre-tax yields on the Class IO Certificates will correspond to any of the pre-tax yields shown herein or that the aggregate purchase prices of the Class IO Certificates will be those assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Class IO Certificates.

WEIGHTED AVERAGE LIFE

   The weighted average life of any Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D or Class E Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. Any delay in collection of a Balloon Payment due at the maturity of a Mortgage Loan or the repayment of the principal balance of a Mortgage Loan on its respective Expected Repayment Date will likely extend the weighted average life of the Class or Classes of Offered Certificates entitled to distributions in respect of principal as of the date such Balloon Payment was due or such Expected Repayment Date. As described herein, the Group 2 Principal Distribution Amount for each Distribution Date will be distributable first in respect of Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter generally be distributable entirely in respect of the Class A-2 Certificates, the Class A-3 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. As described herein, the Group 1 Principal Distribution Amount for each Distribution Date will generally be distributable entirely in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero.

    The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class IO Certificates) that would be outstanding after each of the dates shown under each of the designated scenarios (each, a "Scenario") and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the assumptions described below. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. Accordingly, the Mortgage Loans, will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions underlying any of the Scenarios. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

   The tables set forth below were prepared on the basis of the relevant Table Assumptions, except that it was assumed that there are not prepayments on the Mortgage Loans other than in accordance with the designated Scenario. The Scenarios are as follows:

Scenario (1):    No Mortgage Loan prepays; that is, the CPR for the Mortgage
                 Pool is 0%.

Scenario (2):    No Mortgage Loan prepays during a month in which a Lockout
                 Period is in effect or in which prepayments on such Mortgage
                 Loan are required to be accompanied by a Yield Maintenance
                 Charge. Then all Mortgage Loans prepay at the rate of 100%
                 CPR. The Mortgage Loans are prepaid in full or the first Due
                 Dates on which prepayments in full can be made without payment of any Prepayment Premium and without defeasance.

Scenario (3):    No Mortgage Loan prepays during a month in which a Lockout
                 Period is in effect or in which prepayments on such Mortgage
                 Loan are required to be accompanied by a Yield Prepayment
                 Premium. Each of the Mortgage Loans having an Effective
                 Maturity Date are extended for 5 years and hyperamortize; and each of the Balloon Mortgage Loans extend 3 years. Then all Mortgage Loans prepay at the rate of 100% CPR. The Mortgage
                 Loans are prepaid in full or the first Due Dates on which prepayments in full can be made without payment of any Prepayment Premium and without defeasance.

   Based on the above-referenced assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates (other than the Class IO Certificates) and sets forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown under each of the designated Scenarios. For purposes of the following tables, the weighted average life of an Offered Certificate (other than the Class IO Certificates) is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                             (OR NOTIONAL AMOUNT)
                               OUTSTANDING FOR
                           EACH DESIGNATED SCENARIO



                          GROUP 2 LOANS          GROUP 2 LOANS           GROUP 2 LOANS          GROUP 1 LOANS
                            CLASS A-1              CLASS A-2               CLASS A-3              CLASS A-4
                             SCENARIO               SCENARIO               SCENARIO                SCENARIO
DISTRIBUTION DATE        1      2       3      1       2       3       1      2        3       1      2       3
--------------------  ------ ------  ------ ------  ------ -------  ------ ------  -------  ------ ------  ------
Closing Date
 Balance.............   100     100    100     100    100      100    100     100      100    100     100     100
December 1998........    94      94     94     100    100      100    100     100      100     98      98      98
December 1999........    88      88     88     100    100      100    100     100      100     96      96      96
December 2000........    81      81     81     100    100      100    100     100      100     94      94      94
December 2001........    73      73     73     100    100      100    100     100      100     91      91      91
December 2002........    64      36     64     100    100      100    100     100      100     89      89      89
December 2003........    55      27     55     100    100      100    100     100      100     86      86      86
December 2004........     0       0     42      37     37      100    100     100      100     83      83      83
December 2005........     0       0     25      26     26      100    100     100      100     80      80      80
December 2006........     0       0      7      15     15      100    100     100      100     76      76      76
December 2007........     0       0      0       0      0       79      0       0      100      0       0      73
December 2008........     0       0      0       0      0       38      0       0      100      0       0      68
December 2009........     0       0      0       0      0        0      0       0       58      0       0      64
December 2010........     0       0      0       0      0        0      0       0       17      0       0       0
December 2011........     0       0      0       0      0        0      0       0        0      0       0       0
Weighted Average
 Life(1) ............  5.00    4.45   5.79    7.50   7.45    10.56   9.53    9.18    12.44   8.52    8.52   10.56



------------
(1) The weighted average life of each Class is determined by (i) multiplying the amount of each distribution in reduction of the Certificate Balance or notional amount of such Class by the number of years from the date of purchase to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance or notional amount referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                             (OR NOTIONAL AMOUNT)
                               OUTSTANDING FOR
                           EACH DESIGNATED SCENARIO



                           GROUP 2 LOANS          GROUP 2 LOANS
                              CLASS B                CLASS C
                             SCENARIO                SCENARIO
DISTRIBUTION DATE        1      2       3       1       2       3
--------------------  ------ ------  ------- ------  ------ -------
Closing Date
 Balance.............   100     100     100     100    100      100
December 1998........   100     100     100     100    100      100
December 1999........   100     100     100     100    100      100
December 2000........   100     100     100     100    100      100
December 2001........   100     100     100     100    100      100
December 2002........   100     100     100     100    100      100
December 2003........   100     100     100     100    100      100
December 2004........   100     100     100     100    100      100
December 2005........   100     100     100     100    100      100
December 2006........   100     100     100     100    100      100
December 2007........     0       0     100       0      0      100
December 2008........     0       0     100       0      0      100
December 2009........     0       0     100       0      0      100
December 2010........     0       0     100       0      0      100
December 2011........     0       0      95       0      0      100
December 2012........     0       0       0       0      0        0
Weighted Average
 Life(1) ............  9.92    9.76   14.36    9.96   9.79    14.46

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                            GROUP 2 LOANS            GROUP 2 LOANS
                               CLASS D                  CLASS E
                              SCENARIO                  SENARIO
DISTRIBUTION DATE        1        2       3        1       2       3
--------------------  ------- -------  ------- -------  ------- ------
Closing Date
 Balance.............    100      100     100      100     100     100
December 1998........    100      100     100      100     100     100
December 1999........    100      100     100      100     100     100
December 2000........    100      100     100      100     100     100
December 2001........    100      100     100      100     100     100
December 2002........    100      100     100      100     100     100
December 2003........    100      100     100      100     100     100
December 2004........    100      100     100      100     100     100
December 2005........    100      100     100      100     100     100
December 2006........    100      100     100      100     100     100
December 2007........     40       40     100      100     100     100
December 2008........     27       27     100      100     100     100
December 2009........     14       14     100      100     100     100
December 2010........      0        0     100       98      98     100
December 2011........      0        0     100       54      54     100
December 2012........      0        0       0        0       0       0
Weighted Average
 Life(1) ............  10.58    10.48   14.46    14.06   14.06   14.53



------------
(1) The weighted average life of each Class is determined by (i) multiplying the amount of each distribution in reduction of the Certificate Balance or notional amount of such Class by the number of years from the date of purchase to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance or notional amount referred to in clause (i).

                        PRICE/YIELD TO MATURITY TABLE
                              BOND SENSITIVITIES
                                  CLASS A-1
                               BOND TYPE--FIXED

Settlement Date: 12/30/97                        Current Balance: $142,191,000
Next Payment: 1/15/98                                    Current Coupon: 6.50%



                                   *0% CPR WHILE SUBJECT TO
                                       LOCKOUT OR YIELD
                                     MAINTENANCE PREMIUM;
                                    OTHERWISE AT INDICATED
                                        SMM PERCENTAGE
                                   ------------------------
             0.00 CPR               100.00 SMM
   PRICE       YIELD     DURATION      YIELD      DURATION
----------  ---------- ----------  ------------ ----------
    98-23       6.844      4.03         6.870       3.65
    98-31       6.782                   6.802
    99-07       6.719                   6.733
    99-15       6.657                   6.664

    99-23       6.596      4.05         6.596       3.66
    99-31       6.534                   6.528
   100-07       6.473                   6.461
   100-15       6.412                   6.393

   100-23       6.351      4.06         6.326       3.68
   100-31       6.290                   6.259
   101-07       6.229                   6.192
   101-15       6.169                   6.126

   101-23       6.109      4.08         6.059       3.69
   101-31       6.049                   5.993
   102-07       5.990                   5.927
   102-15       5.930                   5.862

   102-23       5.871      4.09         5.796       3.71

    WAL         5.000                   4.454

 1st Prin     1/15/98                 1/15/98
    Mat.     11/15/04                11/15/04

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

            *0% CPR WHILE SUBJECT TO
                    LOCKOUT;
             OTHERWISE AT INDICATED
                 SMM PERCENTAGE
            ------------------------
             100.00 SMM
   PRICE        YIELD      DURATION
----------  ------------ ----------
    98-23        6.817       4.50
    98-31        6.761
    99-07        6.706
    99-15        6.650

    99-23        6.595       4.52
    99-31        6.540
   100-07        6.485
   100-15        6.430

   100-23        6.376       4.54
   100-31        6.321
   101-07        6.267
   101-15        6.213

   101-23        6.160       4.56
   101-31        6.106
   102-07        6.053
   102-15        6.000

   102-23        5.947       4.58

    WAL          5.788

 1st Prin      1/15/98
    Mat.       5/15/07



------------
* Assumes required application of prepayment penalties allocated to bondholders.



   These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future. The tables are intended to illustrate variations in yield on the Offered Certificates under such assumptions. No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Certificates.

                         PRICE/YIELD TO MATURITY TABLE
                              BOND SENSITIVITIES
                                  CLASS A-2
                               BOND TYPE--FIXED

Settlement Date: 12/30/97                        Current Balance: $117,378,000
Next Payment: 1/15/98                                    Current Coupon: 6.53%



                                   *0% CPR WHILE SUBJECT TO
                                       LOCKOUT OR YIELD
                                     MAINTENANCE PREMIUM;
                                    OTHERWISE AT INDICATED
                                        SMM PERCENTAGE
                                   ------------------------
             0.00 CPR               100.00 SMM
   PRICE       YIELD     DURATION      YIELD      DURATION
----------  ---------- ----------  ------------ ----------
    98-22+      6.802      5.71         6.803       5.69
    98-30+      6.758                   6.759
    99-06+      6.714                   6.715
    99-14+      6.671                   6.671

    99-22+      6.627      5.73         6.627       5.70
    99-30+      6.583                   6.583
   100-06+      6.540                   6.540
   100-14+      6.497                   6.496

   100-22+      6.454      5.74         6.453       5.71
   100-30+      6.411                   6.410
   101-06+      6.368                   6.367
   101-14+      6.325                   6.324

   101-22+      6.283      5.76         6.281       5.73
   101-30+      6.240                   6.239
   102-06+      6.198                   6.196
   102-14+      6.156                   6.154

   102-22+      6.114      5.77         6.111       5.74

    WAL         7.501                   7.451

 1st Prin    11/15/04                11/15/04
    Mat.      6/15/07                 1/15/07

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

            *0% CPR WHILE SUBJECT TO
                    LOCKOUT;
             OTHERWISE AT INDICATED
                 SMM PERCENTAGE
            ------------------------
             100.00 SMM
   PRICE        YIELD      DURATION
----------  ------------ ----------
    98-22+       6.761       7.37
    98-30+       6.727
    99-06+       6.693
    99-14+       6.659

    99-22+       6.625       7.39
    99-30+       6.592
   100-06+       6.558
   100-14+       6.524

   100-22+       6.491       7.41
   100-30+       6.458
   101-06+       6.425
   101-14+       6.391

   101-22+       6.359       7.43
   101-30+       6.326
   102-06+       6.293
   102-14+       6.260

   102-22+       6.228       7.45

    WAL         10.563

 1st Prin      5/15/07
    Mat.       5/15/09



------------
* Assumes required application of prepayment penalties allocated to bondholders.



   These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future. The tables are intended to illustrate variations in yield on the Offered Certificates under such assumptions. No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Certificates.

                         PRICE/YIELD TO MATURITY TABLE
                              BOND SENSITIVITIES
                                  CLASS A-3
                               BOND TYPE--FIXED

Settlement Date: 12/30/97                        Current Balance: $220,490,334
Next Payment: 1/15/98                                    Current Coupon: 6.57%



                                   *0% CPR WHILE SUBJECT TO
                                       LOCKOUT OR YIELD     *0% CPR WHILE SUBJECT TO
                                     MAINTENANCE PREMIUM;           LOCKOUT;
                                    OTHERWISE AT INDICATED   OTHERWISE AT INDICATED
                                        SMM PERCENTAGE           SMM PERCENTAGE
                                   ------------------------ ------------------------
             0.00 CPR               100.00 SMM               100.00 SMM
   PRICE       YIELD     DURATION      YIELD      DURATION      YIELD      DURATION
----------  ---------- ----------  ------------ ----------  ------------ ----------
    98-22       6.815      6.84         6.820       6.65         6.790       8.20
    98-30       6.778                   6.782                    6.759
    99-06       6.742                   6.744                    6.728
    99-14       6.705                   6.707                    6.698

    99-22       6.669      6.86         6.669       6.67         6.667       8.23
    99-30       6.633                   6.632                    6.637
   100-06       6.596                   6.595                    6.607
   100-14       6.560                   6.557                    6.577

   100-22       6.524      6.88         6.520       6.69         6.547       8.25
   100-30       6.488                   6.484                    6.517
   101-06       6.453                   6.447                    6.487
   101-14       6.417                   6.410                    6.458

   101-22       6.382      6.90         6.374       6.71         6.428       8.28
   101-30       6.346                   6.337                    6.399
   102-06       6.311                   6.301                    6.369
   102-14       6.276                   6.265                    6.340

   102-22       6.241      6.92         6.229       6.72         6.311       8.31

    WAL         9.533                   9.175                   12.444

 1st Prin     6/15/07                 1/15/07                  5/15/09
    Mat.     10/15/07                 8/15/07                 12/15/11



------------
* Assumes required application of prepayment penalties allocated to bondholders.



   These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future. The tables are intended to illustrate variations in yield on the Offered Certificates under such assumptions. No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Certificates.

                         PRICE/YIELD TO MATURITY TABLE
                              BOND SENSITIVITIES
                              CLASS A-4 (COPLEY)
                               BOND TYPE--FIXED

Settlement Date: 12/30/97                         Current Balance: $96,908,666
Next Payment: 1/15/98                                   Current Coupon: 6.735%

                                   *0% CPR WHILE SUBJECT TO
                                       LOCKOUT OR YIELD
                                     MAINTENANCE PREMIUM;
                                    OTHERWISE AT INDICATED
                                        SMM PERCENTAGE
                                   ------------------------
             0.00 CPR               100.00 SMM
   PRICE       YIELD     DURATION      YIELD      DURATION
----------  ---------- ----------  ------------ ----------
    99-16       6.869      6.16         6.869       6.16
    99-24       6.828                   6.828
   100-00       6.788                   6.788
   100-08       6.748                   6.748

   100-16       6.707      6.18         6.707       6.18
   100-24       6.667                   6.667
   101-00       6.628                   6.628
   101-08       6.588                   6.588

   101-16       6.548      6.20         6.548       6.20
   101-24       6.509                   6.509
   102-00       6.470                   6.470
   102-08       6.430                   6.430

   102-16       6.391      6.22         6.391       6.22
   102-24       6.352                   6.352
   103-00       6.314                   6.314
   103-08       6.275                   6.275

   103-16       6.236      6.24         6.236       6.24

    WAL         8.520                   8.520

 1st Prin     1/15/98                 1/15/98
    Mat.      8/15/07                 8/15/07

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

            *0% CPR WHILE SUBJECT TO
                    LOCKOUT;
             OTHERWISE AT INDICATED
                 SMM PERCENTAGE
            ------------------------
             100.00 SMM
   PRICE        YIELD      DURATION
----------  ------------ ----------
    99-16        6.864       7.09
    99-24        6.828
   100-00        6.793
   100-08        6.759

   100-16        6.724       7.12
   100-24        6.689
   101-00        6.654
   101-08        6.620

   101-16        6.586       7.15
   101-24        6.551
   102-00        6.517
   102-08        6.483

   102-16        6.450       7.18
   102-24        6.416
   103-00        6.382
   103-08        6.349

   103-16        6.315       7.21

    WAL         10.555

 1st Prin      1/15/98
    Mat.       8/15/10

------------
* Assumes required application of prepayment penalties allocated to bondholders.



   These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future. The tables are intended to illustrate variations in yield on the Offered Certificates under such assumptions. No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Certificates.

                         PRICE/YIELD TO MATURITY TABLE
                              BOND SENSITIVITIES
                                   CLASS B
                     BOND TYPE--NET WAC LESS FIXED STRIP

Settlement Date: 12/30/97                         Current Balance: $59,394,000
Next Payment: 1/15/98                                 Current Coupon: 6.64758%



                                   *0% CPR WHILE SUBJECT TO
                                       LOCKOUT OR YIELD
                                     MAINTENANCE PREMIUM;
                                    OTHERWISE AT INDICATED
                                        SMM PERCENTAGE
                                   ------------------------
             0.00 CPR               100.00 SMM
   PRICE       YIELD     DURATION      YIELD      DURATION
----------  ---------- ----------  ------------ ----------
    97-30+      6.973      7.01         6.970       6.93
    98-06+      6.936                   6.933
    98-14+      6.900                   6.897
    98-22+      6.864                   6.860

    98-30+      6.829      7.03         6.824       6.95
    99-06+      6.793                   6.788
    99-14+      6.757                   6.752
    99-22+      6.722                   6.716

    99-30+      6.687      7.05         6.681       6.97
   100-06+      6.651                   6.645
   100-14+      6.616                   6.609
   100-22+      6.581                   6.574

   100-30+      6.546      7.07         6.539       6.99
   101-06+      6.512                   6.503
   101-14+      6.477                   6.468
   101-22+      6.442                   6.433

   101-30+      6.408      7.09         6.399       7.01

    WAL         9.919                   9.756

 1st Prin    10/15/07                 8/15/07
    Mat.     12/15/07                10/15/07

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

            *0% CPR WHILE SUBJECT TO
                    LOCKOUT;
             OTHERWISE AT INDICATED
                 SMM PERCENTAGE
            ------------------------
             100.00 SMM
   PRICE        YIELD      DURATION
----------  ------------ ----------
    97-30+       6.917       8.93
    98-06+       6.888
    98-14+       6.860
    98-22+       6.832

    98-30+       6.804       8.96
    99-06+       6.776
    99-14+       6.748
    99-22+       6.720

    99-30+       6.692       9.00
   100-06+       6.665
   100-14+       6.637
   100-22+       6.610

   100-30+       6.583       9.03
   101-06+       6.555
   101-14+       6.528
   101-22+       6.501

   101-30+       6.474       9.06

    WAL         14.361

 1st Prin     12/15/11
    Mat.       6/15/12



------------
* Assumes required application of prepayment penalties allocated to bondholders.



   These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future. The tables are intended to illustrate variations in yield on the Offered Certificates under such assumptions. No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Certificates.

                         PRICE/YIELD TO MATURITY TABLE
                              BOND SENSITIVITIES
                                   CLASS C
                     BOND TYPE--NET WAC LESS FIXED STRIP

Settlement Date: 12/30/97                         Current Balance: $46,666,000
Next Payment: 1/15/98                                 Current Coupon: 6.77758%



                                   *0% CPR WHILE SUBJECT TO
                                       LOCKOUT OR YIELD
                                     MAINTENANCE PREMIUM;
                                    OTHERWISE AT INDICATED
                                        SMM PERCENTAGE
                                   ------------------------
             0.00 CPR               100.00 SMM
   PRICE       YIELD     DURATION      YIELD      DURATION
----------  ---------- ----------  ------------ ----------
    97-31       7.104      6.99         7.101       6.90
    98-07       7.068                   7.065
    98-15       7.032                   7.028
    98-23       6.996                   6.992

    98-31       6.960      7.01         6.955       6.92
    99-07       6.924                   6.919
    99-15       6.888                   6.883
    99-23       6.853                   6.847

    99-31       6.817      7.03         6.811       6.94
   100-07       6.782                   6.775
   100-15       6.747                   6.740
   100-23       6.712                   6.704

   100-31       6.677      7.05         6.669       6.96
   101-07       6.642                   6.634
   101-15       6.607                   6.598
   101-23       6.572                   6.563

   101-31       6.538      7.07         6.528       6.98

    WAL         9.958                   9.792

 1st Prin    12/15/07                10/15/07
    Mat.     12/15/07                10/15/07

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

            *0% CPR WHILE SUBJECT TO
                    LOCKOUT;
             OTHERWISE AT INDICATED
                 SMM PERCENTAGE
            ------------------------
             100.00 SMM
   PRICE        YIELD      DURATION
----------  ------------ ----------
    97-31        7.052       8.89
    98-07        7.023
    98-15        6.995
    98-23        6.967

    98-31        6.938       8.93
    99-07        6.910
    99-15        6.882
    99-23        6.854

    99-31        6.827       8.96
   100-07        6.799
   100-15        6.771
   100-23        6.744

   100-31        6.716       8.99
   101-07        6.689
   101-15        6.662
   101-23        6.635

   101-31        6.607       9.02

    WAL         14.458

 1st Prin      6/15/12
    Mat.       6/15/12



------------
* Assumes required application of prepayment penalties allocated to bondholders.



   These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future. The tables are intended to illustrate variations in yield on the Offered Certificates under such assumptions. No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Certificates.

                         PRICE/YIELD TO MATURITY TABLE
                              BOND SENSITIVITIES
                                   CLASS D
                     BOND TYPE--NET WAC LESS FIXED STRIP

Settlement Date: 12/30/97                         Current Balance: $46,667,000
Next Payment: 1/15/98                                 Current Coupon: 7.05758%



                                   *0% CPR WHILE SUBJECT TO
                                       LOCKOUT OR YIELD
                                     MAINTENANCE PREMIUM;
                                    OTHERWISE AT INDICATED
                                        SMM PERCENTAGE
                                   ------------------------
             0.00 CPR               100.00 SMM
   PRICE       YIELD     DURATION      YIELD      DURATION
----------  ---------- ----------  ------------ ----------
    97-30+      7.401      7.17         7.399       7.12
    98-06+      7.366                   7.363
    98-14+      7.330                   7.328
    98-22+      7.295                   7.293

    98-30+      7.260      7.19         7.257       7.14
    99-06+      7.225                   7.222
    99-14+      7.191                   7.187
    99-22+      7.156                   7.152

    99-30+      7.121      7.21         7.118       7.17
   100-06+      7.087                   7.083
   100-14+      7.053                   7.049
   100-22+      7.018                   7.014

   100-30+      6.984      7.23         6.980       7.19
   101-06+      6.950                   6.946
   101-14+      6.916                   6.911
   101-22+      6.883                   6.877

   101-30+      6.849      7.26         6.844       7.21

    WAL        10.583                  10.485

 1st Prin    12/15/07                10/15/07
    Mat.     12/15/10                12/15/10

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

            *0% CPR WHILE SUBJECT TO
                    LOCKOUT;
             OTHERWISE AT INDICATED
                 SMM PERCENTAGE
            ------------------------
             100.00 SMM
   PRICE        YIELD      DURATION
----------  ------------ ----------
    97-30+       7.344       8.73
    98-06+       7.315
    98-14+       7.286
    98-22+       7.257

    98-30+       7.228       8.76
    99-06+       7.199
    99-14+       7.171
    99-22+       7.143

    99-30+       7.114       8.80
   100-06+       7.086
   100-14+       7.058
   100-22+       7.030

   100-30+       7.002       8.83
   101-06+       6.974
   101-14+       6.946
   101-22+       6.919

   101-30+       6.891       8.86

    WAL         14.458

 1st Prin      6/15/12
    Mat.       6/15/12



------------
* Assumes required application of prepayment penalties allocated to bondholders.



   These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future. The tables are intended to illustrate variations in yield on the Offered Certificates under such assumptions. No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Certificates.

                         PRICE/YIELD TO MATURITY TABLE
                              BOND SENSITIVITIES
                                   CLASS E
                     BOND TYPE--NET WAC LESS FIXED STRIP

Settlement Date: 12/30/97                         Current Balance: $16,969,000
Next Payment: 1/15/98                                 Current Coupon: 7.22758%



                                   *0% CPR WHILE SUBJECT TO
                                       LOCKOUT OR YIELD
                                     MAINTENANCE PREMIUM;
                                    OTHERWISE AT INDICATED
                                        SMM PERCENTAGE
                                   ------------------------
             0.00 CPR               100.00 SMM
   PRICE       YIELD     DURATION      YIELD      DURATION
----------  ---------- ----------  ------------ ----------
    97-31       7.591      8.48         7.590       8.48
    98-07       7.561                   7.561
    98-15       7.532                   7.531
    98-23       7.502                   7.501

    98-31       7.472      8.52         7.472       8.52
    99-07       7.443                   7.442
    99-15       7.414                   7.413
    99-23       7.384                   7.384

    99-31       7.355      8.55         7.355       8.55
   100-07       7.326                   7.325
   100-15       7.297                   7.297
   100-23       7.268                   7.268

   100-31       7.240      8.58         7.239       8.58
   101-07       7.211                   7.210
   101-15       7.183                   7.182
   101-23       7.154                   7.153

   101-31       7.126      8.61         7.125       8.61

    WAL        14.062                  14.062

 1st Prin    12/15/10                12/15/10
    Mat.     11/15/12                11/15/12

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

            *0% CPR WHILE SUBJECT TO
                    LOCKOUT;
             OTHERWISE AT INDICATED
                 SMM PERCENTAGE
            ------------------------
             100.00 SMM
   PRICE        YIELD      DURATION
----------  ------------ ----------
    97-31        7.518       8.66
    98-07        7.489
    98-15        7.460
    98-23        7.431

    98-31        7.402       8.69
    99-07        7.373
    99-15        7.344
    99-23        7.316

    99-31        7.287       8.73
   100-07        7.259
   100-15        7.230
   100-23        7.202

   100-31        7.174       8.76
   101-07        7.146
   101-15        7.118
   101-23        7.090

   101-31        7.062       8.79

    WAL         14.530

 1st Prin      6/15/12
    Mat.       8/15/12



------------
* Assumes required application of prepayment penalties allocated to bondholders.



   These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future. The tables are intended to illustrate variations in yield on the Offered Certificates under such assumptions. No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Certificates.

                     THE POOLING AND SERVICING AGREEMENT

GENERAL

   The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of December 1, 1997 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

   The Depositor will provide to a prospective or actual holder of a Certificate without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Commercial Mortgage Acceptance Corp., 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105, attention: Clarence Krantz at telephone number (816) 435-5000.

ASSIGNMENT OF THE MORTGAGE LOANS

   On or before the Closing Date, the Depositor will assign or cause the assignment of the Mortgage Loans without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Depositor will deliver to the Trustee, with a copy to the Master Servicer and the Special Servicer, with respect to each Mortgage Loan the following set of documents (the "Trustee Mortgage File"):

     (i) the original of the related Note, endorsed by the Mortgage Loan
    Seller in blank in the following form: "Pay to the order of     , without
    recourse" which the Trustee or its designee is authorized to complete and which Note and all endorsements thereof shall show a complete chain of endorsement from the Originator to the Mortgage Loan Seller;

     (ii) the related original recorded Mortgage or a copy thereof certified by the related title insurance company, public recording office or closing agent to be in the form in which executed and submitted for recording, the related original recorded Assignment of Mortgage to the Mortgage Loan Seller or a copy thereof certified by the related title insurance company, public recording office or closing agent to be in the form in which executed and submitted for recording and the related original Assignment of Mortgage executed by the Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located);

     (iii) if the related security agreement is separate from the Mortgage, the original security agreement or a counterpart thereof, and if the security agreement is not assigned under the Assignments of Mortgage described in clause (ii) above, the related original assignment of such security agreement to the Mortgage Loan Seller or a counterpart thereof and the related original assignment of such security agreement executed by the Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete;

     (iv) a copy of each Form UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property, together with a copy of each Form UCC-2 or UCC-3 assignment of any such financing statement to the Mortgage Loan Seller and a copy of each Form UCC-2 or UCC-3 assignment of any such financing statement executed by the Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related filing information which is not yet available to the Mortgage Loan Seller, is in suitable form for filing in the filing office in which such financing statement was filed);

     (v) the related original of the Loan Agreement, if any, relating to such Mortgage Loan or a counterpart thereof;

     (vi) the related original lender's title insurance policy (or the original pro forma title insurance policy), together with any endorsements thereto;

     (vii) if any related Assignment of Leases, Rents and Profits is separate from the Mortgage, the original recorded Assignment of Leases, Rents and Profits or a copy thereof certified by the related title insurance company, public recording office, or closing agent to be in the form in which executed or submitted for recording, the related original recorded reassignment of such instrument, if any, to the Mortgage Loan Seller or a copy thereof certified by the related title insurance company or closing agent to be in the form in which executed and submitted for recording and the related original reassignment of such instrument, if any, executed by the Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located) (any of which reassignments, however, may be included in a related Assignment of Mortgage and need not be a separate instrument);

     (viii) copies of the original Environmental Reports with respect to the Mortgaged Property made in connection with the origination of such Mortgage Loan (the originals of such Environmental Reports will be delivered to the Master Servicer);

     (ix) if any related assignment of contracts is separate from the Mortgage, the original assignment of contracts or a counterpart thereof, and if the assignment of contracts is not assigned under the Assignments of Mortgage described in clause (ii) above, the related original reassignment of such instrument to the Mortgage Loan Seller or a counterpart thereof and the related original reassignment of such instrument executed by the Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete;

     (x) with respect to the related Reserve Accounts, if any, a copy of the original of any separate agreement with respect thereto between the related borrower and the Originator;

     (xi) the original of any other written agreement, instrument or document securing such Mortgage Loan, including, without limitation, originals of any guaranties with respect to such Mortgage Loan or the original letter of credit, if any, with respect thereto, together with any and all amendments thereto, including, without limitation, any amendment which entitles the Master Servicer to draw upon such letter of credit on behalf of the Trustee for the benefit of the Certificateholders, and the original of each instrument or other item of personal property given as security for a Mortgage Loan possession of which by a secured party is necessary to a secured party's valid, perfected, first priority security interest therein, together with all assignments or endorsements thereof necessary to entitle the Master Servicer to enforce a valid, perfected, first priority security interest therein on behalf of the Trustee for the benefit of the Certificateholders;

     (xii) with respect to the related Reserve Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the applicable Originator's security interest in such Reserve Accounts and all funds contained therein, together with a copy of each Form UCC-2 or UCC-3 assignment of any such financing statement to the Mortgage Loan Seller and a copy of each Form UCC-2 or UCC-3 assignment of any such financing statement executed by the applicable Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related filing information which is not yet available to the Mortgage Loan Seller, is in suitable form for filing in the filing office in which such financing statement was filed);

     (xiii) the original of each assumption or substitution agreement, if any, with evidence of recording thereon, where appropriate (or a copy thereof certified by the related title insurance company, public recording office or closing agent to be in the form in which executed or submitted for recording); and

     (xiv) originals or copies of any and all amendments, modifications and supplements to, and waivers related to, any of the foregoing.

   If the Depositor cannot deliver any original or certified recorded document described above on the Closing Date, the Depositor will use its best efforts to deliver (or cause to be delivered) such original or certified recorded documents within 45 days from the Closing Date (subject to delays attributable to the failure of the appropriate recording office to return such documents, in which case the Depositor will

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 deliver such documents promptly upon receipt thereof). The Trustee is obligated to review the Trustee Mortgage File for each Mortgage Loan within 45 days after the later of delivery or the Closing Date and report any missing documents or certain types of defects therein to the Depositor.

   The Master Servicer will hold all remaining Mortgage Loan Documents and all other documents related to each Mortgage Loan, including copies of any management agreements, ground leases, appraisals, surveys, environmental reports and similar documents and any other written agreements relating to each Mortgage Loan (collectively, the "Master Servicer Mortgage File" and together with the Trustee Mortgage File, the "Mortgage File") in trust for the benefit of the Trustee on behalf of Certificateholders. The legal ownership of all records and documents with respect to each Mortgage Loan prepared by or that come into the possession of the Master Servicer will immediately vest in the Trustee, in trust for the benefit of Certificateholders.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS



   The Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to service and administer the Mortgage Loans (or in the case of the Special Servicer, the Specially Serviced Mortgage Loans and REO Properties) on behalf of the Trust Fund solely in the best interests of and for the benefit of all of the Certificateholders and the Trustee in accordance with the terms of the Pooling and Servicing Agreement and the Mortgage Loans. In furtherance of and to the extent consistent with the foregoing, except to the extent that the Pooling and Servicing Agreement provides for a contrary specific course of action and except with respect to the Copley Place Loan, each of the Master Servicer and the Special Servicer will be required to service and administer the Mortgage Loans (x) in the same manner in which, and with the same care, skill, prudence and diligence with which it services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers used with respect to loans comparable to the Mortgage Loans or (y) in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans which it owns, whichever standard of care is higher, and taking into account its other obligations under the Pooling and Servicing Agreement, but without regard to (i) any other relationship that the Master Servicer, the Special Servicer, any sub-servicer or any affiliate of the Master Servicer, the Special Servicer or any sub-servicer may have with the borrowers or any affiliate of such borrowers; (ii) the ownership of any Certificate by the Master Servicer, the Special Servicer or any affiliate of either; (iii) the Master Servicer's, the Trustee's or the Fiscal Agent's obligations, as applicable, to make Advances or to incur servicing expenses with respect to the Mortgage Loans; (iv) the Master Servicer's, the Special Servicer's or any sub-servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; or (v) the ownership, servicing or management for others by the Master Servicer, the Special Servicer or any sub-servicer of any other mortgage loans or property. Each of the Master Servicer and the Special Servicer will be permitted, at its own expense, to employ sub-servicers, agents or attorneys in performing any of its obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such sub-servicers, agents or attorneys. Notwithstanding the foregoing, in the case of the Copley Sub-Servicer in sub-servicing the Copley Loan, the same procedures shall be employed as the Copley Sub-Servicer customarily employs and exercises in servicing mortgage loans for the account of the Copley Sub-Servicer, with a view to the maximization of the timely recovery of principal and interest on the Copley Loan but without regard to (a) any relationship the Copley Sub-Servicer or its affiliates may have with the Copley Borrower or its affiliates, (b) the Copley Sub-Servicer's obligations to make P&I Advances, (c) the Copley Sub-Servicer's rights to receive sub-servicing compensation or (d) the Copley Sub-Servicer's interest in the Class B Note. In addition, the Copley Place Loan will be serviced by the Copley Sub-Servicer pursuant to the Copley Servicing Agreement, which provides for servicing arrangements that differ in some respects to the servicing of the other Mortgage Loans under the Pooling and Servicing Agreement. Such differences include (i) absence of short term unsecured debt rating requirements on eligible banks in the Copley Servicing Agreement, (ii) absence of claims paying rating requirements for fidelity bond and errors and omissions insurance coverage (and lower rating requirement in respect of self-insurance for such coverage) in the Copley Servicing Agreement, (iii) cure period for the Copley Sub-Servicer after



                              S-320
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receipt of notice for certain material defaults under the Copley Servicing
Agreement of 60 days (the Pooling and Servicing Agreement providing a corresponding cure period of 65 days for the Master Servicer), and (iv) a reporting and remittance date of the tenth day of each month (or succeeding business day). The Pooling and Servicing Agreement will provide, however, that neither the Master Servicer (or its general partner) nor a Special Servicer (or its general partner), nor any of their directors, officers, employees or agents, will have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking an action in good faith or for errors in judgment. The foregoing provision would not protect the Master Servicer, the Special Servicer or such person for the breach of any of the Master Servicer's or Special Servicer's respective representations or warranties in the Pooling and Servicing Agreement, or against any specific liability imposed on the Master Servicer or the Special Servicer for a breach of the servicing standards set forth in the Pooling and Servicing Agreement, any liability by reason of willful misfeasance, misrepresentation, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of obligations or duties under the Pooling and Servicing Agreement.



   The Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and to follow collection procedures as are consistent with the servicing standard under the Pooling and Servicing Agreement. Consistent with the above, the Master Servicer or the Special Servicer, as applicable, may, in its discretion, waive any late payment charge or penalty fee in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan.

COLLECTION ACTIVITIES

   The Master Servicer proactively seeks to identify and cure potential delinquencies. The Master Servicer monitors the performance of all loans, including tracking of the status of outstanding payments due, grace periods and due dates, and the calculation and assessment of late fees. All collection activity is fully automated. The Master Servicer has created a customized collection system that downloads all current loan information from the servicing system on a daily basis. A variety of delinquency reports are regularly prepared, and a series of delinquency notice letters is system-generated and mailed, pursuant to the terms of the Agreement for the applicable Series. Payment reminder letters are automatically generated and mailed to borrowers at 10 days past due; more strongly worded collection letters are sent at 30 and 60 days past due. Higher-risk mortgage loans, such as those with a large principal balance or chronic delinquency are flagged on the system and the borrower receives a telephone call rather than a letter. A delinquent Mortgage Loan will be transferred to the Special Servicer upon such Mortgage Loan becoming a Specially Serviced Mortgage Loan. See "--Special Servicing" herein.

ADVANCES

   On or about each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described in the second succeeding paragraph and Appraisal Reductions, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Collection Account that are not required to be distributed to Certificateholders on such Distribution Date, in an amount that is generally equal to the aggregate of all Scheduled Payments (other that Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected as of the close of business on the related Determination Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Monthly Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by a Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Monthly Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect

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to any Required Appraisal Loan (as defined below), then, with respect to the
Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for as long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the product of (i) the amount of the P&I Advance that would otherwise be required without regard to this sentence, multiplied by (ii) a fraction, the numerator of which is equal to the principal balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the principal balance of such Mortgage Loan. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance, and if the Trustee fails to make a P&I Advance required to be made, the Fiscal Agent shall then be required to make such P&I Advance. No default by the Trustee shall be deemed to have occurred if the Fiscal Agent makes such P&I Advance in a timely manner, as set forth in the Pooling and Servicing Agreement. See "--Appraisal Reductions" below.

   The Master Servicer will also be obligated to make certain advances of amounts payable in respect of the Mortgaged Properties for real estate taxes, assessments, certain fire and other hazard insurance premiums or other similar costs and expenses necessary to preserve the priority of the related Mortgage to the extent the Borrower defaults in its obligations to make such payments (a "Servicing Advance" and, together with P&I Advances, the "Advances").

   The Master Servicer (or the Trustee or Fiscal Agent, as applicable) will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Servicing Fees with respect to collections of interest) as to which such Advance was made, whether such amounts are collected in the form of late payments, Insurance Proceeds, Liquidation Proceeds or any other recovery of the related Mortgage Loan or REO Property ("Related Proceeds"). Neither the Master Servicer, the Trustee or the Fiscal Agent will be obligated to make any Advance that it determines in accordance with the servicing standards described herein, would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable Advance"), and the Master Servicer (or the Trustee or the Fiscal Agent, as applicable) will be entitled to recover, from general funds on deposit in the Collection Account, any P&I Advance made that it later determines to be a Nonrecoverable Advance. See "THE POOLING AND SERVICING AGREEMENT--Advances" and "SERVICING OF THE MORTGAGE LOANS--Advances."



   In connection with the recovery by the Master Servicer, the Trustee or the Fiscal Agent of any P&I Advance made by it or the recovery by the Master Servicer of any reimbursable Servicing Advance incurred by it, the Master Servicer, the Trustee of the Fiscal Agent, as applicable, will be entitled to be paid, out of any amounts then on deposit in the Collection Account, interest compounded monthly at a per annum rate (or with respect to Servicing Advances on the Copley Place Loan, the higher of such "prime rate" or the daily prime rate as reported by the Federal Reserve Board in Statistical Release H.15(519) as most recently available on the date of the applicable Servicing Advance) (the "Reimbursement Rate") equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal (or, if The Wall Street Journal is no longer published, The New York Times), as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Private Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described herein.



   In the event that the Special Servicer makes any Servicing Advance, the Special Servicer will be entitled to recover any such Advance with interest thereon at the Reimbursement Rate to the same extent as if such Servicing Advance had been made by the Master Servicer.

APPRAISAL REDUCTIONS

   Upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is sixty (60) days delinquent in respect of any Monthly Payment, (2) any REO Property is acquired on behalf of the Trust Fund, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Monthly Payment, other than a Balloon Payment, (4) a receiver is appointed and

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 continues in such capacity in respect of a Mortgaged Property securing any
Mortgage Loan, (5) a Borrower with respect to any Mortgage Loan is subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan is due and has not been paid on its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser, unless such an appraisal had been previously obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer, that is a member in good standing of the Appraisal Institute, and, that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be an Advance by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Collection Account with interest thereon at the Reimbursement Rate and subject to the Master Servicer's determination that such Advance would not be a Nonrecoverable Advance. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made upon the later of 30 days after the Required Appraisal Date if no new appraisal is required or upon receipt of a new appraisal. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum of, as of the Determination Date immediately succeeding the date on which the appraisal is obtained, (i) the principal balance of such Required Appraisal Loan, (ii) all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Mortgage Rate (net of applicable Servicing Fees and Trustee Fees), (iii) all accrued but unpaid Servicing Fees, Servicing Advances and any Additional Trust Fund Expenses in respect of such Required Appraisal Loan and (iv) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property (net of any amount escrowed therefor), over (b) an amount equal to 90% of the appraised value (net of any prior liens) of the related Mortgaged Property as determined by such appraisal. See "--Advances" above.

   Notwithstanding the foregoing, if any Required Appraisal Loan as to which an Appraisal Reduction Amount has been established in accordance with the preceding paragraph becomes a Corrected Mortgage Loan, then the Appraisal Reduction Amount shall be deemed to be zero, subject to such Mortgage Loan again becoming subject to the appraisal requirement described above; provided that, in the case of any Required Appraisal Loan that has been modified as described in the immediately preceding paragraph, the Appraisal Reduction Amount will be deemed to exist for so long as the terms of the modification are in effect.

ACCOUNTS

   Collection Account. The Master Servicer will, pursuant to the Pooling and Servicing Agreement, establish and maintain a segregated account or accounts (the "Collection Account") into which it will be required to deposit, within one Business Day of receipt the following payments and collections received or made by it on or with respect to the Mortgage Loans: (i) all payments on account of principal on the Mortgage Loans; (ii) all payments on account of interest and Default Interest on the Mortgage Loans and all Prepayment Premiums; (iii) any amounts required to be deposited by the Master Servicer in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account; (iv) (x) all Net REO Proceeds transferred from an REO Account and (y) all Condemnation Proceeds, Insurance Proceeds and Net Liquidation Proceeds not required to be applied to the restoration or repair of the related Mortgaged Property; (v) any amounts received from borrowers that represent recoveries of Property Advances; and
(vi) any other amounts required by the provisions of the Pooling and Servicing Agreement to be deposited into the Collection Account by the Master Servicer or the Special Servicer, including, without limitation, proceeds of any purchase or repurchase of a Mortgage Loan as described under "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties; Repurchase," "THE POOLING AND SERVICING AGREEMENT--Realization Upon Mortgage Loans" and "DESCRIPTION OF THE CERTIFICATES--Termination" herein.

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    The foregoing requirements for deposits in the Collection Account will be exclusive, and any payments in the nature of late payment charges, late fees, NSF check charges, assumption fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Master Servicer and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable, will be entitled to retain any such charges and fees received with respect to the Mortgage Loans. In the event that the Master Servicer deposits into the Collection Account any amount not required to be deposited therein, the Master Servicer may at any time withdraw such amount from the Collection Account.



   Distribution Account. The Trustee will, pursuant to the Pooling and Servicing Agreement, establish and maintain one or more segregated accounts (collectively, "Distribution Accounts") in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution Date, the Master Servicer will deposit in the Distribution Accounts, to the extent of funds on deposit in the Collection Account, on the Business Day next preceding the Distribution Date an aggregate amount of immediately available funds equal to the Available Distribution Amount plus any Prepayment Premiums received by the Master Servicer during the related Collection Period. To the extent not included in the Available Distribution Amount, the Master Servicer will remit to the Trustee all P&I Advances for deposit into the Distribution Account on the Business Day next preceding related Distribution Date. See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein.



   The Distribution Accounts will be held in the name of the Trustee on behalf of the holders of Certificates and the Trustee will be authorized to make withdrawals therefrom. The Collection Account will be held in the name of the Master Servicer on behalf of the holders of the Certificates and the Trustee, and the Master Servicer will be authorized to make withdrawals therefrom for deposit into the Distribution Accounts. Each of the Collection Account and the Distribution Accounts will be either (i) a segregated account or accounts maintained with either a federally or state-chartered depository institution or trust company (a) the short term unsecured debt obligations of which are rated at least "A-1+" by S&P and the long term unsecured debt obligations of which (or of such institution's parent holding company) are rated at least "AA" by S&P and (b) the short term unsecured debt obligations of which are rated at least "P1" by Moody's and the long term unsecured debt obligations of which (or of such institution's parent holding company) are rated at least "A2" by Moody's (except with respect to the Copley Servicing Agreement, which has no short term rating requirement) or (ii) a segregated trust account or accounts maintained with a federally or state chartered depository institution or trust company acting in its fiduciary capacity, having, in either case, a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or otherwise confirmed in writing by each of the Rating Agencies that the maintenance of such account and subject to regulations regarding fiduciary funds on deposit substantially similar to 12 CFR 9.10(b), will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates (an "Eligible Bank"). Amounts on deposit in such accounts may be invested in certain United States government securities and other investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). See "DESCRIPTION OF THE CERTIFICATES--Accounts" in the Prospectus for a listing of Permitted Investments.

WITHDRAWALS FROM THE COLLECTION ACCOUNT



   The Master Servicer may make withdrawals from the Collection Account for the following purposes: (i) to remit on the Business Day next preceding each Distribution Date to the Distribution Account an amount equal to the Available Distribution Amount and any Prepayment Premiums for such Distribution Date; (ii) to pay or reimburse the Fiscal Agent, the Trustee and the Master Servicer, in that order and as applicable, for Advances made by it and interest on Advances; provided, however, that the Master Servicer's, Trustee's, Fiscal Agent's and Special Servicer's rights to reimburse themselves for items described in this clause (ii) is limited as described herein under "--Advances"; (iii) to pay to the Fiscal Agent, the Trustee and the Master Servicer, in that order, any unpaid interest with respect to any Advance; (iv) to pay (a) on or before the Business Day next preceding each Distribution Date, to the Master Servicer and Special Servicer the unpaid fee portion of the servicing compensation to be paid, in the case of the Servicing Fee, from interest received on the related Mortgage Loan, (b) from time to time,

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to the Master Servicer any interest or investment income earned on funds deposited in the Collection Account, and (c) to the Master Servicer or the Special Servicer, as applicable, any other amounts constituting additional servicing compensation; (v) to pay on or before each Distribution Date to the Depositor, the Mortgage Loan Seller or other purchaser with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to the Pooling and Servicing Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (vi) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Depositor and/or the Fiscal Agent, as applicable, for certain other unreimbursed expenses incurred by or on behalf of such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling and Servicing Agreement; (vii) to pay to the Trustee amounts requested by it to pay taxes on certain net income with respect to REO Properties; (viii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and (ix) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.

SPECIAL SERVICING



   CRIIMI MAE Services Limited Partnership will serve as the Group 2 Special Servicer and Midland will serve as the Group 1 Special Servicer. It is anticipated that after the Closing Date CRIIMI MAE will be replaced by another entity as Special Servicer of the NOM Loan by the NOM Controlling Class (as defined below). See "THE SPECIAL SERVICERS" herein.

   The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to holders of the Controlling Class to replace the Special Servicer and to select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances, except that, so long as the Certificate Balance of the Class of Private Certificates the principal distributions on which are specifically related to principal payments on the NOM Loan (the "NOM Private Class") is greater than zero, the majority of the Voting Rights allocated to the holders of the NOM Private Class will have the right to replace the Special Servicer for the NOM Loan and to select a separate Controlling Class Representative for the NOM Loan. See "--The Controlling Class Representative." The "Controlling Class" is the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 20% of its original Certificate Balance (or if no Class of Sequential Pay Certificates has a Certificate Balance that is greater than 20% of its original Certificate Balance, the Class of Sequential Pay Certificates with the latest alphabetical Class designation). The Class A-1, Class A-2 and Class A-3 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates. With respect to any Mortgage Loan other than the Copley Loan, any replacement of a Special Servicer by the applicable Controlling Class will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of notice from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and (ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. With respect to the Copley Place Loan, the holder of the Copley Class B Note will have the right to appoint a replacement Special Servicer, upon the delivery of notice of the proposed replacement to the Rating Agencies and receipt of notice from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates. Subject to the foregoing, any Certificateholder or affiliate thereof may be appointed as Special Servicer. See "DESCRIPTION OF CERTIFICATES--Voting Rights" herein.

   The applicable Special Servicer will be responsible for servicing and administering any Mortgage Loan (other than the Copley Place Loan) as to which (a) any Monthly Payment shall be delinquent 45 or more days (or, in the case of a Balloon Payment, if the Master Servicer determines that the related Borrower has obtained a commitment to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (b) the Master Servicer shall have determined

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that a default in making a Monthly Payment is likely to occur within 30 days and is likely to remain unremedied for 45 or more days (or, in the case of a Balloon Payment, if the Master Servicer determines that the related borrower has obtained commitment to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (c) there shall have occurred a default (other than as described in clause (a) above) that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related Borrower and such decree or order shall have remained in force, undischarged or unstayed for a period for 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related Borrower or of or relating to all or substantially all of its property; (f) the related Borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;
(g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or (h) the Borrower shall be materially delinquent with respect to payment of insurance premiums or property taxes, including making escrow payments for the payment of insurance premiums or property taxes. In the case of the Copley Place Loan, the Special Servicer will be responsible for servicing and administering the Copley Place Loan on the earliest of (w) the date of acceleration of the Copley Place Loan, (x) the date on which payment or material performance under the Copley Class A Note, the Copley Class B Note or related loan documents has been delinquent for 60 days, (y) the date on which any payment at maturity on the Copley Place Loan becomes delinquent or (z) the occurrence of a bankruptcy Event of Default under the Copley Place Loan.

   In the event that any of the foregoing servicing transfer events occur with respect to any Mortgage Loan, the Master Servicer is required to use its reasonable efforts to cause the transfer of its servicing responsibilities with respect thereto to the applicable Special Servicer within five business days. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances (including, if necessary, Advances) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. Mortgage Loans serviced by a Special Servicer are referred to herein as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets." If a Special Servicer is not the Master Servicer, the Master Servicer will have no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.



   A Mortgage Loan (other than the Copley Place Loan) will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

     (i) with respect to the circumstances described in clause (a) of the second preceding paragraph, when the related Borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

     (ii) with respect to any of the circumstances described in clauses (b),
    (d), (e) and (f) of the second preceding paragraph, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than ten days following the entry of an order or decree dismissing such proceeding;

     (iii) with respect to the circumstances described in clause (c) and (h) of the second preceding paragraph, when such default is cured; and

     (iv) with respect to the circumstances described in clause (g) of the second preceding paragraph, when such proceedings are terminated;



so long as at that time no circumstance identified in such clauses (a) through (h) exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan. In the case of the Copley Place Loan, the Copley Place Loan will cease to be a Specially Serviced Mortgage Loan when the servicing transfer events described in the second preceding paragraph as they relate to the Copley Place Loan is cured, as further provided in the Copley Servicing Agreement.



   As and to the extent described herein under "--Advances," the Master Servicer will be entitled to receive interest, at the Reimbursement Rate, on any Advances made by it and on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related Advance or servicing expense, from general collections on the Mortgage Loans then on deposit in the Certificate Account.



   The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee and, under the circumstances described herein, Principal Recovery Fees. The "Special Servicing Fee" (except with respect to the Copley Place Loan) will accrue at a rate (the "Special Servicing Fee Rate") equal to 0.25% per annum and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Specially Serviced Mortgage Loan is computed. The Special Servicing Fee with respect to the Copley Place Loan will be equal to 0.35% per annum on the monthly principal balance of the Copley Place Loan and the loan evidenced by the Copley Class B Note. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan will cease to accrue if such loan is liquidated or becomes a Corrected Mortgage Loan. The Special Servicer will be entitled to a "Principal Recovery Fee" with respect to each Specially Serviced Mortgage Loan (other than the Copley Place Loan), which Principal Recovery Fee generally will be in an amount equal to 0.25% of all amounts received while such Mortgage Loan was a Specially Serviced Mortgage Loan in respect thereof and allocable as a recovery of principal. However, no Principal Recovery Fee will be payable in connection with, or out of Liquidation Proceeds (as defined in the Prospectus) resulting from, the purchase of any Specially Serviced Mortgage Loan or Corrected Mortgage Loan
(i) by the Mortgage Loan Seller (as described herein under "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," (ii) by the Master Servicer, the Special Servicer or the Depositor as described herein under "DESCRIPTION OF THE CERTIFICATES--Termination" or (iii) in certain other limited circumstances set forth in the Pooling and Servicing Agreement. In the case of the Copley Place Loan, the Special Servicer will be entitled to 1.0% of the proceeds of any liquidation of the Copley Place Loan and the loan evidenced by the Copley Class B Note or REO Property disposition with respect thereto. As additional servicing compensation, the applicable Special Servicer will be entitled to retain all assumption fees, extension fees, modification fees, Default Interest, and late payment charges received on or with respect to the Specially Serviced Mortgage Loans.

   The Master Servicer will remit to the Group 2 Special Servicer a portion of the Servicing Fee received by it as a Special Reporting and Inspection Fee. The Special Reporting and Inspection Fee will be equal to .010% per annum on the then outstanding principal balance of each Mortgage Loan (other than the Copley Place Loan) (calculated on the basis of a 360-day year consisting of twelve 30-day months). Such Special Reporting and Inspection Fee will be payable to the Group 2 Special Servicer as compensation for its creation of summary financial statements and annual site inspections of the Mortgaged Properties.

THE CONTROLLING CLASS REPRESENTATIVES

   Each Controlling Class Representative will be entitled to advise the applicable Special Servicer with respect to the following actions of such Special Servicer, and such Special Servicer will not be permitted to take any of the following actions as to which the applicable Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by such Special Servicer within such ten business days, then the applicable Controlling Class Representative's approval will be deemed to have been given):



     (i) any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

     (ii) any modification of a monetary term of a Specially Serviced Mortgage Loan other than a modification consisting of the extension of the maturity date of a Specially Serviced Mortgage Loan for one year or less;

     (iii) any proposed sale of a Specially Serviced Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "DESCRIPTION OF THE CERTIFICATES--Termination" herein);

     (iv) any determination to bring an REO Property into compliance with applicable environmental laws;

     (v) any acceptance of substitute or additional collateral for a Specially Serviced Mortgage Loan;

     (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

     (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Specially Serviced Mortgage Loan.

   In addition, except in the case of the Copley Loan, the Controlling Class Representative may direct the Special Servicer to take or to refrain from taking, such other action as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may require or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Special Servicer's obligation to act in accordance with the servicing standards described under "--General" above, expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement. Any out-of-pocket expenses incurred by the Special Servicer in connection with its obtaining the approval of the Controlling Class Representative shall be treated as an Advance and the Special Servicer shall be entitled to reimbursement in respect thereof.



LIMITATION ON LIABILITY OF CONTROLLING CLASS REPRESENTATIVES

   The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representatives may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representatives may have special relationships and interests that conflict with holders of some Classes of the Certificates and each Certificateholder agrees to take no action against a Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.



ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

   The Master Servicer or the Special Servicer, as applicable, will be obligated to enforce the Trustee's rights under the "due-on-sale" clause in the related Mortgage Loan documents to accelerate the maturity of the related Mortgage Loan, unless such provision is not enforceable under applicable law or such enforcement is reasonably likely to result in meritorious legal action by the related borrower or to the extent the Special Servicer, acting in accordance with the servicing standard described herein, determines that such enforcement is not in the best interests of the Trust Fund. A "due-on-sale" or "due-on-encumbrance" clause may, under certain circumstances, be unenforceable against a borrower that is a debtor in a case under the Bankruptcy Code.

   If applicable law prohibits the enforcement of a "due-on-sale" clause or the Master Servicer or Special Servicer is otherwise prohibited from taking such action as described in the preceding paragraph or the Special Servicer determines that such enforcement is not in the best interests of the Trust Fund and, as a consequence, a Mortgage Loan is assumed, (x) the original borrower may be released from liability for the unpaid principal balance of the related Mortgage Loan and interest thereon at the applicable Mortgage Rate during the remaining term of such Mortgage Loan, (y) the Master Servicer may accept payments in respect of the Mortgage Loan from the new owner of the Mortgaged Property and (z) the Master Servicer or the Special Servicer, as applicable, may enter into an assumption agreement with a new purchaser whereby the new owner of the Mortgaged Property will be substituted as the borrower and the original borrower released, so long as (to the extent permitted by law) the new owner satisfies the underwriting requirements customarily imposed by the Special Servicer as a condition to its approval of a borrower on a new mortgage loan substantially similar to such Mortgage Loan. In the event a Mortgage Loan is assumed as described in the preceding sentences, the Trustee, the Master Servicer and the Special Servicer, will not permit any modification of such Mortgage Loan other than as described below under "--Amendments, Modifications and Waivers." The Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any assumption fees paid by the original borrower or the new owner in connection with such assumption. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Enforceability of Certain Provisions--Due-on-Sale Provisions" in the Prospectus. A new owner of the Mortgaged Property may be substituted or a junior or senior lien allowed on the Mortgaged Property, without the consent of the Master Servicer, the Special Servicer or the Trustee in a bankruptcy proceeding involving the Mortgaged Property.

   If any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms (i) provides that such Mortgage Loan will (or may at the related mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on such Mortgaged Property or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on such Mortgaged Property, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer or the Special Servicer, as applicable, on behalf of the Trust Fund, will enforce such provision and in connection therewith will (x) accelerate the payments due on such Mortgage Loan or (y) withhold its consent to the creation of any such lien or other encumbrance, as applicable, except, in each case, to the extent that the Special Servicer acting in accordance with the applicable servicing standard, determines that such enforcement would not be in the best interests of the Trust Fund. Notwithstanding the foregoing, the Special Servicer may forbear from enforcing any "due-on-encumbrance" provision in connection with any junior or senior lien on the Mortgaged Property imposed in connection with any bankruptcy proceeding involving the Mortgaged Property.

INSPECTIONS



   The Group 2 Special Servicer (notwithstanding the appointment of a NOM Special Servicer), or with respect to the Copley Place Loan, the Copley Sub-Servicer or the related Special Servicer, as applicable, will be required (at its own expense) to inspect each Mortgaged Property at such times and in such manner as are consistent with the servicing standards described herein, but in any event, (i) the Special Servicer, will (at its own expense) inspect each Mortgaged Property at least once every 12 months with the first such inspection being completed on or prior to December 1998, unless each of the Rating Agencies has confirmed in writing that a longer period between inspections (which may not exceed 24 months) will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates, and (ii) if any Monthly Payment becomes more than 60 days delinquent (without giving effect to any grace period permitted under the related Note or Mortgage) the Special Servicer (at its own expense) will inspect each related Mortgaged Property as soon as practicable thereafter.

 REALIZATION UPON MORTGAGE LOANS

   Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans. In connection with any foreclosure or other acquisition, any costs and expenses incurred in any such proceedings will be advanced by the Master Servicer as a Property Advance, unless the Master Servicer determines that such Advance would constitute a nonrecoverable Advance.

   If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state in which the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officer's certificate delivered to the Trustee.

   Notwithstanding any provision to the contrary, the Special Servicer will not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

   In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale will be issued to the Trustee, or to its nominee (which shall not include the Master Servicer or the Special Servicer) or a separate trustee or co-trustee on behalf of the Trustee on behalf of the holders of Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan will be considered to be a Mortgage Loan held in the Trust Fund until such time as the related REO Property is sold by the Trust Fund and will be reduced by Net REO Proceeds allocated to principal.

   If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling and Servicing Agreement will provide that the Special Servicer must administer such Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement will also require that any such Mortgaged Property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property, unless the Special Servicer provides the Trustee with an opinion of counsel that the operation and management of the Mortgaged Property other than through an independent contractor will not cause such Mortgaged Property to fail to qualify as "foreclosure property" (which opinion will be an expense of the Trust Fund). Generally, REMIC I will not be taxable on income received with respect to the Mortgaged Property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. NO DETERMINATION HAS BEEN MADE WHETHER RENT ON ANY OF THE MORTGAGED PROPERTIES MEETS THIS REQUIREMENT. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of a similar class are customarily provided with the service. NO DETERMINATION HAS BEEN MADE WHETHER THE SERVICES FURNISHED TO THE TENANTS OF THE MORTGAGED PROPERTIES ARE "CUSTOMARY" WITHIN THE MEANING OF APPLICABLE REGULATIONS. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, including but not limited to a skilled nursing care business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate (currently 35%; however, phase out rates of 39% for taxable income between $100,000 and $335,000 and 38% for taxable income between $15,000,000 and $18,333,333 apply) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of the REMIC and its Certificate Holders," "--Taxation of Regular Interests," "--Taxation of the REMIC" and "--Taxation of Holders of Residual Certificates" in the Prospectus.

   The Special Servicer may offer to sell to any person any Specially Serviced Mortgage Loan or any REO Property, if and when the Special Servicer determines, consistent with the servicing standards set forth in the Pooling and Servicing Agreement, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund, but will, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within three years following the taxable year of acquisition or any extension thereof. The Special Servicer will give the Trustee not less than ten Business Days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer will accept any offer received from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is not an Interested Person, or is determined to be such a price by the Trustee (which may be based upon updated independent appraisals received by the Trustee or the Special Servicer, as applicable), if the highest offeror is an Interested Person; provided, however, that any offer by an Interested Person in at least the amount of the Repurchase Price shall be deemed to be a fair price. "Interested Person" means the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, any borrower or property manager of a Mortgaged Property, an independent contractor engaged by the Special Servicer to manage or operate an REO Property or any affiliate of any of the foregoing. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may offer for or purchase any Specially Serviced Mortgage Loan or any REO Property. In addition, the Special Servicer may accept an offer that is not the highest offer if it determines, in accordance with the servicing standard stated in the Pooling and Servicing Agreement, that acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable). In the case of the Copley Place Loan, any disposition of the Copley Place Loan or related REO Property will require the prior written consent of the Class B Noteholder.

   Special Procedures with Respect to Foreclosure of Copley Place Loan. In the event that a Payment Default or any other Event of Default under the Copley Mortgage or other Loan Documents has occurred and is continuing for a period of two months, or if a payment default at maturity has occurred with respect to the Copley Place Loan, and if the Copley Sub-Servicer, the Trust Fund (acting through the Special Servicer) and the Class B Noteholder are unable to reach agreement with respect to the appropriate course of action with respect thereto, the Class B Noteholder may elect, by written notice to the Master Servicer and the Trustee, to either (i) require the Copley Sub-Servicer to commence foreclose proceedings as soon as practicable or (ii) to purchase from the Trust Fund the Class A Note and the Trust Fund's interest in the Copley Place Loan. In the event that an Event of Default with respect to the Copley

 Place Loan shall have occurred and be continuing for a period in excess of five months (in the absence of an election by Class B Noteholder during such period), and if the Copley Sub-Servicer, the Trust Fund (acting through the Special Servicer) and the Class B Noteholder are unable to reach agreement with respect to the appropriate course of action, the Trust Fund (acting through the Special Servicer) is required to make written demand on the Copley Sub-Servicer and the Class B Noteholder for the commencement of foreclosure proceedings which shall be commenced on the ninetieth day (or as soon thereafter as practicable) following the date of the demand thereof by the Trust Fund (acting through the Special Servicer). The Copley Sub-Servicer is required to thereafter commence foreclosure proceedings unless the Class B Noteholder shall irrevocably elect in writing prior to such ninetieth day to purchase from the Trust Fund the Class A Note and Trust Fund's interest in the Copley Place Loan at a purchase price equal to the sum of (i) the outstanding principal balance of the Copley Class A Note, (ii) unpaid interest at the Class A Interest Rate to the date of purchase and (iii) unless the loan-to-value ratio exceeds 115% or such purchase occurs on a day on or after the Copley Maturity Date, a yield maintenance fee on the Class A Note calculated using the formula set forth in the Copley Class A Note for the calculation of the Note Prepayment Premium provided for therein. The Class B Noteholder is required to effect such purchase within ten business days after giving notice of its election to purchase. Upon the receipt of the purchase price, the Trust Fund will be required to assign and deliver the Copley Class A Note to the Class B Noteholder and to take all such actions as are reasonably necessary or appropriate to effect the transfer of the Copley Class A Note and the Trust Fund's interests in the Copley Place Loan to the Class B Noteholder.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to receive a monthly servicing fee (the "Servicing Fee") for each Mortgage Loan equal to the per annum rate set forth below (the "Servicing Fee Rate") on the then outstanding principal balance of such Mortgage Loan calculated on the basis of a 360-day year consisting of twelve 30-day months. The Servicing Fee relating to each Mortgage Loan will be retained by the Master Servicer from payments and collections (including Insurance Proceeds and Liquidation Proceeds) in respect of such Mortgage Loan. The Master Servicer will also be entitled to retain as additional servicing compensation
(i) all investment income earned on amounts on deposit in the Reserve Accounts (to the extent consistent with applicable law and the related Mortgage Loan documents), the Collection Account and the Distribution Account and (ii) all amounts collected with respect to the Mortgage Loans (that are not Specially Serviced Mortgage Loans) in the nature of late payment charges, late fees, NSF check charges (including with respect to Specially Serviced Mortgage Loans), loan service transaction fees, extension fees, demand fees, modification fees, assumption fees, beneficiary statement charges and similar fees and charges (but not including any Prepayment Premiums so long as the Class IO notional amount is greater than zero or Default Interest).



   The Master Servicer may, at its option, retain for itself or convey to any third party any or all of the Master Servicer's right, title and interest in and to the Servicing Fees that are in excess of the amount of the related Servicing Fees calculated using a per annum rate of 0.010% plus (i) the sub-servicing fees payable in respect of the Mortgage Loans sub-serviced by Key Corp Real Estate Capital Markets, Inc. and L.J. Melody & Company and (ii) with respect to each Group 2 Mortgage Loan, the Special Reporting and Inspection Fee (such excess, the "Retained Servicing Interest"). The holder of the Retained Servicing Interest will be entitled to receive payment in respect of the Retained Servicing Interest at such time and to the extent the Master Servicer is entitled to receive payment of the Servicing Fees under the terms and provisions of the Pooling and Servicing Agreement; provided, that the Retained Servicing Interest may be reduced by the Trustee as necessary in the event no qualified successor Master Servicer is willing to receive servicing compensation consisting of the Servicing Fees subject to the Retained Servicing Interest.



   The Master Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described herein), including all fees of any sub-servicers retained by it and the various expenses of the Master Servicer specifically described herein.

   The Master Servicer will be required to remit on a monthly basis to the Special Servicer a portion of the Servicing Fees equal to .010% per annum on the then outstanding principal balance of each Mortgage Loan (other than the Copley Place Loan) (calculated on the basis of a 360-day year consisting of twelve 30-day months) in payment for the Special Servicer's services in providing summary financial statements and annual site inspections for the related Mortgaged Properties (such portion, the "Special Reporting and Inspection Fee").

   The Servicing Fee Rate applicable to each Mortgage Loan will be as follows:

                                     SERVICING
          MORTGAGE LOAN             FEE RATE(1)
--------------------------------  ---------------
1.  Copley Place .................      .010%(1)
2.  Brookfield ...................      .055%
3.  Tower Realty .................      .055%
4.  Franklin Mills ...............      .055%
5.  Franklin Mills ...............      .055%
6.  Newton Oldacre McDonald  .....      .055%
7.  Newton Oldacre McDonald  .....      .055%
8.  Biltmore .....................      .055%
9.  Ritz .........................      .055%
10. Austin ......................       .055%
11. Shilo Inn ...................       .070%(2)
12. Shilo Inn ...................       .070%(2)
13. Farb.........................       .080%(3)
14. CMP-1........................       .055%
15. AAC..........................       .055%

(1) Except with respect to the Copley Place Loan, includes Special Reporting and Inspection Fee of .010% which will be remitted by the Master Servicer to the Group 2 Special Servicer. The Group 2 Special Servicer will be entitled to such Special Reporting and Inspection Fee even though a separate NOM Special Servicer is appointed.

(2) The Copley Sub-Servicer will be entitled to a sub-servicing fee of .080% pursuant to the Copley Servicing Agreement. Such fee is payable prior to distribution of payments on the Copley Class A Note to the Trust Fund (which payments will be distributed (assuming collection thereof) at the rate of 6.75% per annum after payment of such fee). See "DESCRIPTION OF THE MORTGAGE POOL--Copley Place: The Loan."

(3) Includes a sub-servicing fee of .050% payable to KeyCorp Real Estate Capital Markets, Inc., as subservicer.

(4) Includes a sub-servicing fee of .060% payable to L.J. Melody & Company, as subservicer.



AMENDMENTS, MODIFICATIONS AND WAIVERS

   Neither the Master Servicer nor the Special Servicer may modify, amend, waive or otherwise consent to the change of the stated maturity date of any Mortgage Loan, the payment of principal of, or interest or Default Interest on, any Mortgage Loan, or any other term of a Mortgage Loan, unless (i) such modification, amendment, waiver or consent is not a "significant modification" under Section 1001 of the Code or (ii) to the extent such modification, amendment, waiver or consent would constitute a "significant modification" under Section 1001 of the Code, such Mortgage Loan is in default or a default with respect thereto is reasonably foreseeable. The right of the Special Servicer to modify, amend, waive or otherwise give consents will also be subject to direction by the Controlling Class Representative as described under "--Controlling Class Representative". Neither Master Servicer nor the Special Servicer may agree to any retroactive modification, amendment, waiver or consent. In the case of the Copley Loan, any modification may be made only with the consent of the Copley Class B Noteholder.

 THE TRUSTEE

   LaSalle National Bank, a national banking association with its principal offices in Chicago, Illinois, will act as Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at 135 South LaSalle Street, Chicago, Illinois 60674-4107. As compensation for its services, the Trustee will be entitled to receive, from general funds on deposit in the Collection Account, the Trustee Fee. The "Trustee Fee" for each Distribution Date will be equal to one-twelfth of the product of (a) the Trustee Fee Rate and (b) the aggregate of the Certificate Balance of the Sequential Pay Certificates immediately prior to such Distribution Date. The "Trustee Fee Rate" will be a per annum rate equal to .005%.

   The Trustee may resign at any time by giving written notice to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies. Upon such notice of the Trustee's resignation, the Fiscal Agent will also be deemed removed and, accordingly, the Master Servicer will appoint a successor trustee, which appointment of successor trustee will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by the Rating Agencies to any Class of the Certificates as confirmed in writing by each of the Rating Agencies, and a successor fiscal agent, which, if the successor trustee is not rated by each Rating Agency in one of its two highest long-term unsecured debt rating categories, will be confirmed in writing by each of the Rating Agencies that such appointment of such successor fiscal agent will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates. If no successor trustee and successor fiscal agent is appointed within 30 days after the giving of such notice of resignation, the resigning Trustee and departing Fiscal Agent may petition any court of competent jurisdiction for appointment of a successor trustee and successor fiscal agent.

   The Depositor or the Master Servicer may remove the Trustee and the Fiscal Agent if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or the Fiscal Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or the Fiscal Agent or its property is appointed or any public officer takes charge or control of the Trustee or the Fiscal Agent or of its property. The holders of Certificates evidencing a majority of the aggregate Voting Rights may remove the Trustee and the Fiscal Agent upon written notice to the Master Servicer, the Special Servicer, the Depositor, the Trustee and the Fiscal Agent and upon the payment to the Trustee and the Fiscal Agent of all fees, expenses and other amounts owed to the Trustee and the Fiscal Agent and reimbursement of all Advances made by the Trustee and the Fiscal Agent. Any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor trustee and, if such trustee is not rated by each Rating Agency in one of its two highest long-term unsecured debt rating categories, fiscal agent will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent.

   The Trust Fund will indemnify the Trustee, the Fiscal Agent and their respective directors, officers, employees, agents and affiliates on a current basis against any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates (but only to the extent that they are expressly reimbursable under the Pooling and Servicing Agreement or are unanticipated expenses incurred by the REMICs) other than those resulting from the negligence, misrepresentation, fraud, bad faith or willful misconduct of the Trustee and those for which such indemnified persons are indemnified pursuant to the last sentence of this paragraph. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's opinion the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Each of the Master Servicer and the Special Servicer will indemnify the Trustee, the Fiscal Agent and their respective directors, officers, employees, agents and affiliates for similar losses incurred related to the willful misconduct, fraud, misrepresentation, bad faith and/or negligence in the performance of the Master Servicer's or the Special Servicer's respective duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the Master Servicer's or the Special Servicer's respective obligations and duties under the Pooling and Servicing Agreement.

 VOTING RIGHTS

   At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the series offered hereby (the "Voting Rights") will be allocated among the respective Classes of Sequential Pay Certificates and Class A-4 Certificates in proportion to the Certificate Balances of those Classes. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1, Class A-2 and Class A-3 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the Prospectus.

DUTIES OF THE TRUSTEE

   The Trustee, the Fiscal Agent, the Special Servicer and Master Servicer will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, this Prospectus Supplement or the validity, enforceability or sufficiency of the Mortgage Loans or related documents. The Trustee and the Fiscal Agent will not be accountable for the use or application by the Depositor of any Certificates or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or any funds deposited in or withdrawn from the Collection Account or the Distribution Account by the Depositor, the Master Servicer or the Special Servicer, other than with respect to any funds held by the Trustee.

   If no Event of Default has occurred of which the Trustee has actual knowledge and after the curing of all Events of Default that may have occurred, the Trustee will be required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

   If the Master Servicer fails to make any required Advance, the Trustee, as acting or successor Master Servicer, will be required to make such Advance to the extent that such Advance is not deemed by the Trustee to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer that an Advance, if made, would be nonrecoverable. The Trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Master Servicer. See "--Advances" herein.

THE FISCAL AGENT

   ABN AMRO Bank N.V., a Netherlands banking corporation and the corporate parent of the Trustee, will act as Fiscal Agent for the Trustee and will be obligated to make any Advance required to be made, and not made, by the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be nonrecoverable. The Fiscal Agent will be entitled to rely conclusively on any determination by the Master Servicer that an Advance, if made, would not be recoverable. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee and the Master Servicer. See "--Advances" herein.

   In the event of the resignation or removal of the Trustee, the Fiscal Agent will be entitled to resign. The initial Fiscal Agent is not obligated to act in such capacity at any time that LaSalle National Bank is not the Trustee. No resignation or removal of the Fiscal Agent will become effective until a successor fiscal agent has assumed the Fiscal Agent's obligations and duties under the Pooling and Servicing Agreement and it is confirmed in writing by each of the Rating Agencies that the appointment of such successor fiscal agent will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

   Monthly Reports. On each Distribution Date, based on information provided to it by the Master Servicer, the Trustee will forward by mail to each Certificateholder, with copies to the Depositor, the

 Paying Agent, the Underwriter, the Master Servicer and each Rating Agency, a statement as to such distribution setting forth for each class:

     (i) the Group 1 Principal Distribution Amount and the amount allocable to principal, included in Available Funds;

     (ii) the Group 2 Principal Distribution Amount and the amount allocable to principal, included in Available Funds;

     (iii) The Distributable Certificate Interest for such Class and the amount of Available Funds allocable thereto, together with any interest shortfall allocable to such Class;

     (iv) The amount of any P&I Advances by the Master Servicer, the Trustee or the Fiscal Agent included in the amounts distributed to the Certificateholders;

     (v) The Certificate Balance of each Class of Certificates after giving effect to the distribution of amounts in respect of the applicable Principal Distribution Amount on such Distribution Date;

     (vi) Realized Losses and their allocation to the Certificate Balance of any Class of Certificates;

     (vii) The Stated Principal Balance of the Mortgage Loans as of the Due Date preceding such Distribution Date;

     (viii) The number and aggregate principal balance of Mortgage Loans (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, (D) as to which foreclosure proceedings have been commenced and (E) that otherwise constitute Specially Serviced Mortgage Loans, and, with respect to each Specially Serviced Mortgage Loan, the amount of Property Advances made during the related Collection Period, the amount of the P&I Advances made on such Distribution Date, the aggregate amount of Property Advances theretofore made that remain unreimbursed and the aggregate amount of P&I Advances theretofore made that remain unreimbursed;

     (ix) With respect to any Mortgage Loan that became an REO Mortgage Loan during the preceding calendar month, the principal balance of such Mortgage Loan as of the date it became an REO Mortgage Loan;

     (x) As of the Due Date preceding such Distribution Date, as to any REO Property sold during the related Collection Period, the date on which the Special Servicer made a Final Recovery Determination and the amount of the proceeds of such sale deposited into the Collection Account, and the aggregate amount of REO Proceeds and Net REO Proceeds (in each case other than Liquidation Proceeds) and other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Collection Account, in each case identifying such REO Property by name;

     (xi) The outstanding principal balance of each REO Mortgage Loan as of the close of business on the immediately preceding Due Date and the appraised value of the related REO Property per the most recent appraisal obtained;

     (xii) The amount of the servicing compensation paid to the Master Servicer with respect to such Distribution Date, and the amount of the additional servicing compensation that was paid to the Master Servicer with respect to such Distribution Date;

     (xiii) The amount of any Special Servicing Fee or Principal Recovery Fee paid to the Special Servicer with respect to such Distribution Date; and

     (xiv) (A) The amount of Prepayment Premiums, if any, received during the related Collection Period and distributed to each Class, and (B) the amount of Default Interest received during the related Collection Period.

   In the case of information furnished pursuant to subclauses (i), (ii),
(iii), (iv) and (xiv)(A) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and for each Class of Certificates for a denomination of $1,000 initial Certificate Balance or Notional Balance.

    Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during the calendar year was a holder of a Certificate (except for a Residual Certificate) a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

   On each Distribution Date, the Trustee will forward to each holder of a Residual Certificate a copy of the reports forwarded to the other
Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Residual Certificates on such Distribution Date.

   Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during the calendar year was a holder of a Residual Certificate a statement setting forth the amounts actually distributed with respect to such Certificate aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

   In addition, the Trustee will forward to each Certificateholder any additional information, if any, regarding the Mortgage Loans that the Master Servicer or the Special Servicer, in its sole discretion, delivers to the Trustee for distribution to the Certificateholders.

   A Certificateholder or Certificate Owner may obtain certain information contained in each Distribution Date Statement by calling the Trustee's ASAP System at (312) 904-2200 and requesting statement number 305 or such other mechanism as the Trustee may have in place from time to time. Account numbers on the Trustee's ASAP System may be obtained by calling (312) 904-2200 and following the voice prompts for obtaining account numbers. Separately, bond factor information may be obtained from the Trustee by calling (800) 246-5761. In addition, if the Depositor or Master Servicer so directs the Trustee and on terms acceptable to the Trustee, the Trustee will make available through its electronic bulletin board system on a confidential basis, certain information related to the Mortgage Loans. The bulletin board is located at (714) 282-3990. Those who have an account on the bulletin board may retrieve the loan level data file for each transaction in the directory. An account number may be obtained by typing "NEW" upon logging into the bulletin board.

   Loan Portfolio Analysis System. The Master Servicer will collect and maintain information regarding the Mortgage Loans in a computerized database, which the Master Servicer currently commonly refers to as the "Loan Portfolio Analysis System" or "LPAS." The Master Servicer currently intends to provide access to LPAS via on-line telephonic communication to Certificateholders, persons identified by a Certificateholder as a prospective transferee and such other persons deemed appropriate by the Master Servicer. Information contained in LPAS regarding the composition of the Mortgage Pool and certain other information about the Mortgage Pool deemed appropriate by the Master Servicer will be updated periodically. Certificateholders should contact Brad Hauger, at telephone number (816) 435-5175, for access to LPAS.

   Other Available Information. The Master Servicer or the Special Servicer, if applicable, will promptly give notice to the Trustee, who will provide a copy to each Certificateholder, each Rating Agency, the Depositor, the Underwriter and The Mortgage Loan Seller of (a) any notice from a borrower or insurance company regarding an upcoming voluntary or involuntary prepayment (including that resulting from a Casualty or Condemnation) of all or part of the related Mortgage Loan (provided that a request by a borrower or other party for a quotation of the amount necessary to satisfy all obligations with respect to a Mortgage Loan will not, in and of itself, be deemed to be such notice); and (b) of any other occurrence known to it with respect to a Mortgage Loan or REO Property that the Master Servicer or the Special Servicer determines would have a material effect on such Mortgage Loan or REO Property, which notice will include an explanation as to the reason for such material effect (provided that any extension of the term of any Mortgage Loan will be deemed to have a material effect).

    In addition to the other reports and information made available and distributed to the Depositor, the Underwriter, the Trustee or the Certificateholders pursuant to other provisions of the Pooling and Servicing Agreement, the Master Servicer and the Special Servicer will, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Master Servicer or the Special Servicer, as applicable, for any liability or damage that may arise therefrom, be executed to the extent the Master Servicer or the Special Servicer, as applicable, deems such action to be necessary or appropriate), also make available any information relating to the Mortgage Loans, the Mortgaged Properties or the borrower for review by the Depositor, the Underwriter, the Trustee, the Certificateholders and any other persons to whom the Master Servicer or the Special Servicer, as the case may be, believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

   The Trustee will also make available during normal business hours, for review by the Depositor, the Rating Agencies, any Certificateholder, the Underwriter, any person identified to the Trustee by a Certificateholder as a prospective transferee of a Certificate and any other persons to whom the Trustee believes such disclosure is appropriate, the following items: (i) the Pooling and Servicing Agreement, (ii) all monthly statements to Certificateholders delivered since the closing date, (iii) all annual statements as to compliance delivered to the Trustee and the Depositor and
(iv) all annual independent accountants' reports delivered to the Trustee and the Depositor. The Master Servicer or the Special Servicer, as appropriate, will make available at its offices during normal business hours, for review by the Depositor, the Underwriter, the Trustee, the Rating Agencies, any Certificateholder, any person identified to the Master Servicer or the Special Servicer, as applicable, by a Certificateholder as a prospective transferee of a Certificate any other persons to whom the Master Servicer or the Special Servicer, as applicable, believes such disclosure is appropriate, the following items: (i) the inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, in connection with the property inspections conducted by the Master Servicer or the Special Servicer, as applicable, (ii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and (iii) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Master Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance, in each case except to the extent doing so is prohibited by applicable laws or by any documents related to a Mortgage Loan. The Master Servicer, the Special Servicer and the Trustee will be permitted to require payment (other than from any Rating Agency) of a sum sufficient to cover the reasonable costs and expenses incurred by it in providing copies of or access to any of the above information.

   The Master Servicer will, on behalf of the Trust Fund, prepare, sign and file with the Commission any and all reports, statements and information respecting the Trust Fund that the Master Servicer or the Trustee determines are required to be filed with the Commission pursuant to Sections 13(a) or 15(d) of the 1934 Act, each such report, statement and information to be filed on or prior to the required filing date for such report, statement or information. Notwithstanding the foregoing, the Depositor will file with the Commission, within 15 days of the closing date, a Form 8-K together with the Pooling and Servicing Agreement.

   None of the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party for inclusion in any notice or in any other report or information furnished or provided by the Master Servicer, the Special Servicer or the Trustee hereunder, and the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein, including any liability related to the inclusion of such information in any report filed with the Commission.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES



   For federal income tax purposes, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund, creating three REMICs. Upon the issuance of the Offered Certificates, Morrison & Hecker L.L.P. will deliver its opinion, generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, (i) each pool of assets with respect to which a REMIC election is made will qualify as a REMIC under the Code and (ii) (a) the Class A-1, Class A-2, Class A-3, Class A-4, each regular interest included in the Class IO Certificates, Class B, Class C, Class D, Class E and the Private Certificates will be, or will represent ownership of, REMIC "regular interests" and (b) each residual interest will be the sole "residual interest" in the related REMIC. Holders of the Offered Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting regardless of such Certificateholders' usual methods of accounting.



   Because they represent regular interests, the Regular Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of such Classes of Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. Except as discussed with respect to the Class IO Certificates, the Offered Certificates are not expected to be treated for federal income tax reporting purposes as having been issued with original issue discount ("OID"). The Class IO Components constitute interest only Certificates. The Trustee intends to treat the Class IO Components as having no "qualified stated interest." Accordingly, the Class IO Components will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price (including accrued interest, if any, unless the holder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date). Any "negative" amounts of OID on the Class IO Components attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of OID, if any. However, the holder of a Class IO Component may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Component. No representation is made as to the timing, amount or character of such loss, if any. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Regular Interests--Interest and Acquisition Discount" in the Prospectus. For the purposes of determining the rate of accrual of market discount, OID and premium for federal income tax purposes, it has been assumed that the Mortgage Loans will prepay at the rate of 0% CPR. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate. Although it is unclear whether the Class IO, Class B, Class C, Class D and Class E Certificates will qualify as "variable rate instruments" under the OID Regulations, it will be assumed for purposes of determining the OID thereon that such Certificates so qualify. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Regular Interests--Interest and Acquisition Discount" in the Prospectus.

   Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Regular Interests" in the Prospectus.

   Offered Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and income with respect to Offered Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in property" within the meaning of Section 856(c)(3)(B) of the Code. Offered Certificates held by a domestic building and loan association will generally constitute "a regular or a residual interest in a REMIC" with the meaning of Section 7701(a)(19)(C)(xi) of the Code only in the proportion that the underlying assets of the REMIC are assets described in Section 7701(a)(19) of the Code. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of the REMIC and its Certificate Holders" in the Prospectus.

   For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of the REMIC" in the Prospectus.

   DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE TRUST FUND AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                             ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (b) plans (as defined in Section 4975 of the Code) that are subject to Section 4975 of the Code, (c) entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (a), (b), and (c) a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to such Plans by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and both ERISA and the Code prohibit certain transactions involving "plan assets" between a Plan and Parties in Interest or Disqualified Persons with respect to such Plan. Violation of these rules may result in the imposition of an excise tax or penalty. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant).

   Neither ERISA nor the Code defines the term "plan assets." However, the Department of Labor ("DOL") has issued a final regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply.

   Under the terms of the regulation, if the assets of the Trust Fund were deemed to constitute Plan assets by reason of a Plan's investment in an Offered Certificate, such Plan assets would include an undivided interest in the Mortgage Loans and any other assets of the Trust Fund, which in turn could have the consequence that certain aspects of such investment, including
(i) the deemed extension of credit by such Plan to the Borrowers and (ii) the operation of the Trust Fund might give rise to or result in prohibited transactions under ERISA and Section 4975 of the Code.

CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4 AND CLASS IO CERTIFICATES

   Plan investors considering the acquisition of the Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates should note that the DOL has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated an administrative exemption (Prohibited Transaction Exemption 90-29, as amended ("DOL Exemption 90-29")) from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certain certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of DOL Exemption 90-29. The obligations covered by DOL Exemption 90-29 include obligations such as the Mortgage Loans. The type of certificates covered by DOL Exemption 90-29, however, is limited to non-subordinated certificates, such as the Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates, and does not include the remaining Classes of Certificates. In addition, DOL Exemption 90-29 requires that certain other conditions (certain of which are described below) be met.



   Among the conditions that must be satisfied for DOL Exemption 90-29 to apply are the following.

     1. The acquisition of the Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     2. The rights and interests evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates evidencing interests in the Trust Fund;

     3. The Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Services ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("D&P") or Fitch Investors Service, L.P. ("Fitch");

     4. The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates represents not more than reasonable compensation for underwriting such Certificates. The sum of all payments made to and retained by the Depositor or other sponsor of the Trust Fund pursuant to the sale of the Mortgage Loans to the Trust Fund represents not more than the fair market value of the Mortgage Loans. The sum of all payments made to and retained by the Master Servicer or Special Servicer represents not more than reasonable compensation for the Master Servicer's or Special Servicer's services under the Pooling and Servicing Agreement and reimbursement of the Master Servicer's or Special Servicer's reasonable expenses in connection therewith;

     5. The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

     6. The Plan investing in the Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

   Because the rights and interests evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates are not subordinated to the rights and interests evidenced by other Certificates of the Trust Fund, the second general condition set forth above is satisfied. It is a condition of the issuance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates that they be rated in the highest rating category by Moody's and S&P. A fiduciary of a Plan contemplating purchasing a Class A-1, Class A-2, Class A-3, Class A-4 or Class IO Certificate (other than pursuant to the original issuance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates) must make its own determination that at the time of such acquisition, the Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates continue to satisfy the third general condition set forth above. The Depositor and the Master Servicer expect that the fifth general condition set forth above will be satisfied with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates. A fiduciary of a Plan contemplating the purchase of a Class A-1, Class A-2, Class A-3, Class A-4 or Class IO Certificate must make its own determination that the first, fourth and sixth general conditions set forth above will be satisfied with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates.

   The Trust also must meet the following requirements:

     a. the corpus of the Trust must consist solely of assets of the type which have been included in other investment pools;

     b. certificates evidencing interests in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Duff & Phelps or Fitch for at least one year prior to the Plan's acquisition of Class A-1, Class A-2, Class A-3, Class A-4 or Class IO Certificates; and

      c. certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates.

   If certain other specific conditions of DOL Exemption 90-29 are also satisfied, DOL Exemption 90-29 should provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by
Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange, transfer or holding of Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates by or to a Plan (other than a Plan sponsored or maintained by any member of the Restricted Group) when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Classes of Certificates is (a) an obligor with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such person. The applicable conditions include the following:

     (i) Solely in the case of an acquisition of certificates in connection with the initial issuance of the Certificates, at least 50 percent of each class of Certificates in which Plans have invested is acquired by persons independent of the members of the Restricted Group and at least 50 percent of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group;

     (ii) A Plan's investment in each Class of Certificates does not exceed 25 percent of all of the Certificates of that Class outstanding at the time of the acquisition; and

     (iii) Immediately after the acquisition of the Certificates, no more than 25 percent of the assets of a Plan with respect to which the person has discretionary authority or renders investment advice are invested in Certificates representing an interest in a trust containing assets sold or serviced by the same entity.

   The Depositor expects that such conditions will be satisfied with respect to the initial issuance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates.

   DOL Exemption 90-29 also applies to transactions in connection with the servicing, management and operation of the Trust, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the Prospectus Supplement and accompanying Prospectus provided to investing Plans before their purchase of Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates issued by the Trust. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in DOL Exemption 90-29. All transactions relating to the servicing, management and operations of the Trust Fund will be carried out in accordance with the Pooling and Servicing Agreement. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT."

   It should be noted that DOL Exemption 90-29 does not apply to purchases of Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates by Plans
(i) sponsored by the Depositor, the Underwriter, the Trustee, the Master Servicer, the Special Servicer, the Borrowers, any entity deemed to be a "sponsor" of the Trust as such term is defined in the exemption, or any affiliate of any such party (the "Restricted Group") or (ii) over whose assets any of the Borrowers or any of their affiliates has investment authority or control.

   Any Plan fiduciary considering whether to purchase a Class A-1, Class A-2, Class A-3, Class A-4 or Class IO Certificate on behalf of a Plan should consult with its counsel regarding the applicability of DOL Exemption 90-29 and other relevant issues.

OFFERED CERTIFICATES OTHER THAN CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4 AND CLASS IO CERTIFICATES

   Because the Class B, Class C, Class D and Class E Certificates (the "Subordinated Certificates") are subordinated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class IO Certificates, DOL Exemption 90-29 will not apply to the purchase of the Subordinated Certificates by or on behalf of a Plan. In general, the Subordinated Certificates may not be purchased by, on behalf of, or using the assets of any Plan. However, the Subordinated Certificates may be acquired by an insurance company general account that satisfies the relevant conditions of Sections I(a), III and IV of DOL Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60").

   Each initial investor that purchases a Subordinated Certificate or interest therein and each subsequent transferee thereof will be deemed to represent and warrant that either (a) it is not purchasing such Certificates with the assets of any Plan or (b) part or all of the assets to be used to purchase such Certificates constitutes assets of an insurance company general account and PTCE 95-60 applies such that the use of such assets to acquire and hold such Certificates does not and will not constitute a non-exempt prohibited transaction for purposes of ERISA and Section 4975 of the Code.

SPECIAL CONSIDERATIONS FOR INSURANCE COMPANY GENERAL ACCOUNTS

   It should be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor is required to issue final regulations (the "General Account Regulations") not later than December 3l, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulation and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new
Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account.

GENERAL

   Any Plan fiduciary that proposes to cause a Plan to purchase Certificates should consult with its counsel with respect to whether such transaction would be subject to the prohibited transaction provisions of ERISA and
Section 4975 of the Code and, if so, whether an exemption from such prohibited transaction rules would be available. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                               LEGAL INVESTMENT

   The Class A-1, Class A-2, Class A-3, Class A-4, Class IO and Class B Certificates (the "SMMEA Certificates") will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). HOWEVER, AS DISCUSSED BELOW, NO REPRESENTATION CAN BE MADE AS TO WHETHER THE SMMEA CERTIFICATES WILL CONSTITUTE "COMMERCIAL MORTGAGE RELATED SECURITIES" AND THUS AS "TYPE IV SECURITIES" FOR PURPOSES OF THE LEGAL INVESTMENT AUTHORITY OF DEPOSITORY INSTITUTIONS. "Mortgage related securities" for purposes of SMMEA are securities that (i) are rated in one of the two highest rating categories by one or more rating agencies, (ii) represent interests in, or are secured by, a trust fund consisting of mortgage loans secured by first mortgage liens and (iii) were originated by certain types of originators. As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in, or secured by, a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of certificates. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

   SMMEA also amended the legal investment authority of depository institutions as follows: savings and loan associations and savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage-related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by depository institutions. Federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Classes of the Offered Certificates), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under certain limited circumstances, but will prohibit investments in stripped mortgage related securities (such as the Class IO Certificates), residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

   All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Classes of the Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

    Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain Classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   The appropriate characterization of such Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

   Except as to the status of the SMMEA Certificates as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

   Investors should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any Class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             PLAN OF DISTRIBUTION

   Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Depositor and the Underwriter, the Depositor has agreed to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") and the Underwriter has agreed to purchase all of the Offered Certificates if any are purchased.



   Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $797,623,235, which includes accrued interest.



   Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

   Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

   The Depositor also has been advised by the Underwriter that the Underwriter, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, the Underwriter has no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "RISK FACTORS--Limited Liquidity" herein and in the Prospectus.

   The Depositor has agreed to indemnify the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

   The Underwriter is an affiliate of the Mortgage Loan Seller.

                               USE OF PROCEEDS

   The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans and to pay costs of structuring, issuing and underwriting the Offered Certificates.

                                   EXPERTS

   Landauer Associates, Inc., Lunz Massopust Reid DeCaster & Lammers, Inc., Cushman & Wakefield, Inc., Howard J. Porter Associates, Huber & Lamb Appraisal Group, Inc., Pannell Kerr Forster International, Arthur Andersen LLP, James Ratkovich & Associates, Inc., Patrick O'Connor and Associates, Incorporated, and Robert Saia & Associates are each an independent real estate brokerage, appraisal, management or consulting firm, and have either appraised or rendered an opinion on the current fair market value of the Mortgaged Properties or prepared a market study of the Mortgaged Properties. The results of such appraisals, marketability study and market studies and references to such firms are set forth in the information included in this Prospectus Supplement under the heading "Description of the Mortgaged Pool" and in the complete reports of such firms included in the CD ROM attached hereto, and have been included in this Prospectus Supplement in reliance upon the authority of Landauer Associates, Inc., Lunz Massopust Reid DeCaster & Lammers, Inc., Cushman & Wakefield, Inc., Howard J. Porter Associates, Huber & Lamb Appraisal Group, Inc., Pannell Kerr Forster International, Arthur Andersen LLP, James Ratkovich & Associates, Inc., Patrick O'Connor and Associates, Incorporated, and Robert Saia & Associates as experts on real estate appraisals.

                                LEGAL MATTERS

   Certain legal matters will be passed upon for the Depositor by Morrison & Hecker L.L.P. and for the Underwriter by Skadden, Arps, Slate, Meagher & Flom LLP.

                                   RATINGS

   It is a condition to the initial issuance of the Certificates that the Certificates have the following ratings:



   CLASS     MOODY'S      S&P
---------  ----------- -------
A-1 ......     Aaa        AAA
A-2.......     Aaa        AAA
A-3.......     Aaa        AAA
A-4.......     Aaa        AAA
IO .......     Aaa        NR
B ........     Aa2        AA
C ........      A2         A
D ........     Baa2       BBB
E ........     Baa3      BBB-



   The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled and ultimate receipt of all payments of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments by borrowers or the degree to which such prepayments (both voluntary and involuntary) might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums or the timing of the receipt thereof. In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class IO Certificates consist only of interest. If the entire pool of Mortgage Loans were to prepay in the initial month, with the result that the Class IO Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the "Aaa" ratings received on the Class IO Certificates, scheduled payments on the Mortgage Loan. The Class IO notional amount upon which interest is calculated is reduced by the allocation of Realized Losses and Additional Trust Fund Expenses, scheduled payments on the Group 2 Mortgage Loans (and, to a lesser extent, the Group 1 Mortgage Loan) and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of Class IO notional amount, but only the obligation to pay interest timely on the Class IO notional amount as so reduced from time to time. Accordingly, the ratings of the Class IO Certificates should be evaluated independently from similar ratings on other types of securities.

   There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

   The rating of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                             INDEX OF DEFINITIONS



                                                          PAGE
                                                 -------------
1933 Act .......................................           S-2
AAC Accrued Interest ...........................   S-43, S-278
AAC Agent Bank .................................         S-280
AAC Allocated Loan Amount ......................         S-279
AAC Appraisals .................................          S-43
AAC Borrower ...................................   S-43, S-271
AAC Capital Improvement Escrow Account  ........         S-280
AAC Capital Improvement Escrow Amounts  ........         S-280
AAC Cash Collateral Agreement ..................         S-280
AAC Debt Service Escrow Amounts ................         S-280
AAC Debt Service Payments ......................         S-278
AAC Discount Rate ..............................         S-279
AAC DSCR .......................................         S-273
AAC Effective Maturity Date ....................   S-43, S-277
AAC Ground Rent Escrow Account .................         S-280
AAC Individual Threshold Amount ................         S-282
AAC Initial Interest Rate ......................          S-43
AAC Loan .......................................   S-43, S-271
AAC Lockbox Account ............................         S-280
AAC Management Agreement .......................         S-272
AAC Maturity Date ..............................          S-43
AAC Mortgage ...................................   S-43, S-271
AAC Mortgage Escrow Account ....................         S-280
AAC Mortgage Escrow Amounts ....................  S-278, S-280
AAC Note .......................................         S-271
AAC Properties .................................         S-271
AAC Release Date ...............................         S-279
AAC Revised Interest Rate ......................          S-43
AAC Total Loss .................................         S-283
AAC Trade Payables Amounts .....................         S-280
AAC Trade Payables Escrow Account ..............         S-280
AAC Treasury Rate ..............................         S-278
AAC Yield Maintenance Premium ..................         S-279
AAC Properties .................................          S-43
Account ........................................ S-147, S-222,
                                                         S-238
accredited investor ............................         S-341
Additional Amount ..............................  S-33, S-133,
                                                         S-144
Additional Amounts .............................         S-134
Additional Increase Notice .....................         S-145
Additional Trust Fund Expenses .................         S-300
ADR ............................................  S-187, S-198
Advance ........................................          S-19
Advance Date ...................................          S-89
Advances .......................................         S-322
Air Rights Lease ...............................         S-116
Amendment to the First Advance Mortgage  .......         S-152
Annual Budget ..................................  S-112, S-263
Annual Debt Service ............................          S-69
Appraisal Reduction Amount .....................         S-323
Appraised LTV ..................................          S-69
Appraised Value ................................          S-69
Approved Annual Budget .........................         S-172
ARD ............................................  S-94, S-113,
                                                 S-151, S-186,
                                                 S-197, S-245,
                                                         S-270
ARD/Balloon LTV ................................          S-69
Assumed Scheduled Payment ......................   S-18, S-298
Austin Accounts ................................         S-200
Austin Accrued Interest ........................         S-202
Austin Agent Bank ..............................         S-204
Austin Borrower ................................   S-39, S-198
Austin Cash Collateral Agreement ...............         S-204
Austin Debt Service Payment ....................         S-202
Austin Deed of Trust ...........................         S-198
Austin Deed of Trust Escrow Account ............         S-200
Austin Discount Rate ...........................         S-203
Austin Effective Maturity Date .................   S-39, S-202
Austin FF&E Reserve Account ....................         S-200
Austin Initial Interest Rate ...................   S-39, S-202
Austin Interest Escrow Account .................         S-200
Austin Loan ....................................   S-38, S-198
Austin Management Agreement ....................         S-199
Austin Manager .................................         S-199
Austin Maturity Date ...........................          S-39
Austin Mortgage ................................          S-39
Austin Note ....................................   S-39, S-198
Austin Operating Account .......................         S-204
Austin Property ................................   S-39, S-198
Austin Subordination Agreement .................         S-200
Austin Threshold Amount ........................         S-206
Austin Total Loss ..............................         S-206
Austin Treasury Rate ...........................         S-202
Austin Yield Maintenance Premium ...............         S-203
Available Distribution Amounts .................   S-11, S-296
Balloon Amount .................................          S-69
Balloon Balance ................................          S-69
Balloon Loans ..................................          S-61
Balloon Payment ................................          S-62
Beaverton Ground Lease .........................         S-214
Belasco ........................................         S-116
Belasco Ground Lease ...........................         S-116
Belasco Ground Sublease ........................         S-116
Beneficial Owners ..............................   S-10, S-289
beneficiary .................................... S-177, S-189,
                                                         S-200
Biltmore Accounts ..............................         S-177
Biltmore Accrued Interest ......................         S-179

                              S-348

                                                          PAGE
                                                  ------------
Biltmore Agent Bank ............................         S-181
Biltmore Borrower ..............................   S-37, S-175
Biltmore Cash Collateral Agreement .............         S-181
Biltmore Debt Service Payment ..................         S-179
Biltmore Deed of Trust .........................         S-175
Biltmore Deed of Trust Escrow Account  .........         S-177
Biltmore Discount Rate .........................         S-180
Biltmore Effective Maturity Date ...............   S-37, S-179
Biltmore FF&E Reserve Account ..................         S-177
Biltmore Initial Interest Rate .................   S-37, S-179
Biltmore Interest Escrow Account ...............         S-177
Biltmore Loan ..................................   S-37, S-175
Biltmore Management Agreement ..................         S-176
Biltmore Manager ...............................         S-176
Biltmore Maturity Date .........................          S-37
Biltmore Mortgage ..............................          S-37
Biltmore Note ..................................          S-37
Biltmore Operating Account .....................         S-181
Biltmore Property ..............................   S-37, S-175
Biltmore Revised Interest Rate .................          S-37
Biltmore Subordination Agreement ...............         S-177
Biltmore Threshold Amount ......................         S-183
Biltmore Total Loss ............................         S-184
Biltmore Treasury Rate .........................         S-179
Biltmore Yield Maintenance Premium .............         S-180
Birch Creek Ground Lease .......................         S-272
Birch Creek Property ...........................         S-271
Book-Entry Certificate .........................         S-289
BRA ............................................          S-84
Brookfield Accrued Interest ....................   S-31, S-105
Brookfield Agent Bank ..........................         S-107
Brookfield Borrower ............................    S-30, S-95
Brookfield Capital and TI Reserve Account  .....         S-108
Brookfield Capital/TI Reserve Amounts...........         S-108
Brookfield Cash Collateral Agreement ...........         S-107
Brookfield Debt Service Payment ................         S-105
Brookfield Discount Rate .......................         S-107
Brookfield Effective Maturity Date .............   S-31, S-105
Brookfield Initial Interest Rate ...............   S-31, S-105
Brookfield Loan ................................    S-30, S-95
Brookfield Loan Maturity Date ..................         S-105
Brookfield Lockbox Account .....................         S-107
Brookfield Management Agreement ................          S-97
Brookfield Material Lease ......................         S-112
Brookfield Maturity Date .......................          S-31
Brookfield Mortgage ............................    S-30, S-95
Brookfield Mortgage Escrow Account .............         S-108
Brookfield Mortgage Escrow Amount ..............         S-106
Brookfield Note ................................          S-95
Brookfield Operating Account ...................         S-107
Brookfield P&I Escrow Account ..................         S-107
Brookfield Pledge ..............................          S-30
Brookfield Property ............................    S-30, S-95
Brookfield Property Account ....................         S-107
Brookfield Release Date ........................         S-107
Brookfield Reserve Amounts .....................         S-109
Brookfield Revised Interest Rate ...............          S-31
Brookfield Threshold Amount ....................         S-111
Brookfield Total Loss ..........................         S-111
Brookfield Treasury Rate .......................         S-105
Brookfield Yield Maintenance Premium............         S-106
Building Equipment .............................         S-148
Business Day ...................................           S-9
Cash Expenses .................................. S-106, S-124,
                                                         S-278
Casualty .......................................          S-65
Casualty Amount ................................  S-268, S-283
CBE ............................................         S-305
CEDEL ..........................................             1
Central Area Ground Lease ......................          S-84
Certificate Balance ............................         S-292
Certificate Registrar ..........................         S-291
Certificates ...................................        1, S-8
Class A Interest Rate ..........................          S-89
Class A Strip Interest .........................          S-89
Class A-1 Strip Interest Rate ..................          S-89
Class A-2 Strip Interest .......................          S-89
Class A-2 Strip Interest Rate ..................          S-89
Class B Interest Rate ..........................          S-89
Class B Noteholder .............................          S-83
Class B Strip Interest .........................          S-89
Class Prepayment Percentage ....................          S-20
Closing Date ...................................   S-60, S-134
CMBS Portfolio .................................         S-286
CMP-1 Accrued Interest .........................   S-43, S-263
CMP-1 Agent Bank ...............................         S-265
CMP-1 Agent Bank (the "CMP-1 Lockbox Account  ..         S-265
CMP-1 Borrower .................................   S-42, S-246
CMP-1 Capital Improvement Escrow Amounts  ......         S-265
CMP-1 Cash Collateral Agreement ................         S-265
CMP-1 Debt Service Escrow Account ..............         S-265
CMP-1 Debt Service Escrow Amounts ..............         S-265
CMP-1 Debt Service Payment .....................         S-263
CMP-1 Discount Rate ............................         S-264
CMP-1 DSCR .....................................         S-248
CMP-1 Effective Maturity Date ..................   S-42, S-263
CMP-1 Individual Threshold Amount ..............         S-268
CMP-1 Initial Interest Rate ....................   S-42, S-263
CMP-1 Loan .....................................   S-41, S-246
CMP-1 Lockbox Account ..........................         S-265
CMP-1 Management Agreement .....................         S-248
CMP-1 Manager ..................................         S-248
CMP-1 Maturity Date ............................   S-42, S-263

                              S-349

                                                          PAGE
                                                 -------------
CMP-1 Mortgage .................................   S-42, S-246
CMP-1 Note .....................................         S-246
CMP-1 Operating Account ........................         S-265
CMP-1 Properties ...............................   S-42, S-246
CMP-1 Property Account .........................         S-265
CMP-1 Revised Interest Rate ....................   S-42, S-263
CMP-1 Tax and Insurance Escrow Amounts  ........         S-265
CMP-1 Total Loss ...............................         S-268
CMP-1 Trade Payables Amounts ...................         S-265
CMP-1 Treasury Rate ............................         S-263
CMP-1 Yield Maintenance Premium ................         S-264
Collection Account .............................         S-323
Commission .....................................           S-2
Comparison Treasury Security ...................         S-221
Component ......................................         S-292
Condemnation ...................................          S-65
Consultant .....................................          S-85
Consulting Agreement ...........................          S-85
Controlling Class ..............................         S-325
Controlling Class") among the Class A-1, Class
 A-2 and Class A-3 Certificates, considered as
 a single Class, and the Class B, Class C,
 Class D, Class E, and the Private Certificates
 (the "Sequential Pay Certificates .............           S-9
Controlling Class Representative ...............    S-9, S-325
Copley Borrower ................................    S-28, S-83
Copley Class A Interest Rate ...................          S-28
Copley Class A Note ............................    S-28, S-83
Copley Class B Note ............................    S-28, S-83
Copley Default Rate ............................          S-90
Copley Ground Leases ...........................          S-84
Copley Guarantor ...............................          S-89
Copley Guaranty ................................          S-89
Copley Loan Interest Rate ......................    S-28, S-89
Copley Management Agreement ....................          S-85
Copley Maturity Date ...........................    S-28, S-89
Copley Monthly Debt Service Payments............          S-89
Copley Mortgage ................................    S-28, S-83
Copley Notes ...................................          S-28
Copley Place Borrower ..........................          S-83
Copley Place Loan ..............................    S-28, S-83
Copley Property ................................    S-28, S-83
Copley Servicing Agreement .....................          S-91
Copley Sub-Servicer ............................    S-29, S-91
Corrected Mortgage Loan ........................         S-326
Costs ..........................................  S-227, S-243
Cross-Collateralized Loans .....................    S-54, S-67
Cut-Off Date ...................................           S-2
Cut-off Date Principal Balance .................    S-27, S-60
D. E. Shaw Security Deposit Account ............         S-127
Dain ...........................................          S-95
Dartmouth Ground Lease .........................          S-85
DB Holdings ....................................          S-96
Debt Service Coverage Ratio ....................   S-69, S-145
Default Interest ...............................          S-64
Default Prepayment Fee .........................          S-91
Default Rate ................................... S-105, S-124,
                                                 S-144, S-179,
                                                 S-191, S-202,
                                                  S-263, S-278
Defeasance Collateral .......................... S-107, S-125,
                                                 S-146, S-166,
                                                 S-180, S-192,
                                                 S-203, S-238,
                                                         S-279
Defeasance Collateral Requirement .............. S-107, S-146,
                                                 S-180, S-192,
                                                         S-203
Defeasance Deposit .............................         S-238
Defeasance Differential ........................         S-238
Defeasance Event ...............................         S-238
Definitive Certificate .........................         S-289
Delivery Date ..................................             1
Depositor ......................................     S-2, S-27
Depository .....................................          S-10
Distributable Certificate Interest .............   S-15, S-296
Distribution Accounts ..........................         S-324
DOL ............................................         S-340
DOL Exemption 90-29 ............................         S-340
D&P ............................................         S-341
DSCR ...........................................          S-69
DTC ............................................       1, S-10
Edper Guaranty .................................         S-105
Eligible Bank ..................................         S-324
Enhanced Treasury Rate .........................          S-91
Environmental Guarantors .......................  S-227, S-243
equity .........................................         S-340
ERISA ..........................................         S-340
ERISA Considerations ...........................          S-24
Euroclear ......................................             1
Event of Default ...............................  S-90, S-106,
                                                 S-124, S-145,
                                                 S-165, S-179,
                                                 S-191, S-236,
                                                  S-263, S-278
Extraordinary Expenses ......................... S-106, S-124,
                                                  S-263, S-278
Farb Alteration ................................         S-242
Farb Borrower ..................................   S-41, S-229
Farb Borrower GP ...............................         S-229
Farb Borrowers .................................   S-41, S-229
Farb Deed of Trust .............................         S-229
Farb Default Rate ..............................         S-237
Farb Interest Rate .............................   S-41, S-236
Farb Loan 1 ....................................   S-40, S-229
Farb Loan 2 ....................................   S-40, S-229
Farb Loans .....................................          S-40

                              S-350

                                                          PAGE
                                                 -------------
Farb Management Agreement ......................         S-231
Farb Manager ...................................         S-231
Farb Manager's Consent .........................         S-231
Farb Maturity Date .............................   S-41, S-236
Farb Mezzanine Lender ..........................         S-244
Farb Mezzanine Loan 1 ..........................          S-41
Farb Mezzanine Loan 2 ..........................          S-41
Farb Mezzanine Loans ...........................   S-41, S-244
Farb Mezzanine Maturity Date ...................         S-244
Farb Mezzanine Pledgors ........................          S-41
Farb Note ......................................   S-41, S-229
Farb Pledged Interests .........................         S-244
Farb Property ..................................   S-41, S-229
Farb Standstill Agreement ......................         S-244
Fee Owner ......................................         S-136
FF&E Work ......................................         S-222
First Advance ..................................   S-32, S-35,
                                                         S-152
First Advance Mortgage .........................         S-152
Fitch ..........................................         S-341
FMP GP .........................................         S-246
Form 8-K .......................................          S-76
Franklin Mills Accrued Interest ................   S-34, S-144
Franklin Mills Additional Note .................         S-134
Franklin Mills Agent ...........................         S-147
Franklin Mills Borrower ........................   S-33, S-134
Franklin Mills Capital Reserve Account .........         S-147
Franklin Mills Cash Collateral Agreement  ......         S-147
Franklin Mills Debt Service Payment ............         S-144
Franklin Mills Discount Rate ...................         S-146
Franklin Mills Effective Maturity Date  ........   S-34, S-144
Franklin Mills Ground Lease ....................         S-136
Franklin Mills Initial Interest Rate ...........   S-34, S-144
Franklin Mills Loan ............................   S-33, S-134
Franklin Mills Lockbox Account .................         S-147
Franklin Mills Management Agreement.............         S-136
Franklin Mills Manager .........................         S-136
Franklin Mills Maturity Date ...................   S-34, S-144
Franklin Mills Mortgage ........................   S-33, S-134
Franklin Mills Mortgage Escrow Account  ........         S-147
Franklin Mills P&I Escrow Account ..............         S-147
Franklin Mills Properties ......................          S-34
Franklin Mills Property ........................         S-134
Franklin Mills Property Account ................         S-147
Franklin Mills Release Date ....................         S-146
Franklin Mills Reserve Amounts .................         S-147
Franklin Mills Revised Interest Rate ...........          S-34
Franklin Mills Threshold Amount ................         S-149
Franklin Mills Total Loss ......................         S-150
Franklin Mills Treasury Rate ...................         S-144
Franklin Mills Trust Note ......................   S-33, S-134
Franklin Mills Yield Maintenance Premium  ......         S-146
Freddie Mac ....................................         S-285
Funding IV .....................................         S-271
Gaviidae I .....................................          S-95
Gaviidae I Note ................................         S-104
Gaviidae II ....................................          S-95
General Account Regulations ....................         S-343
Ground Lease ...................................   S-96, S-272
Group 1 Available Distribution Amount...........         S-296
Group 1 Principal Distribution Amount...........   S-16, S-296
Group 1 Special Servicer .......................           S-8
Group 2 Available Distribution Amount...........   S-11, S-296
Group 2 Certificates ...........................   S-20, S-298
Group 2 Principal Distribution Amount...........   S-17, S-297
Group 2 Special Servicer .......................           S-8
Group 2 Weighted Average Rate ..................   S-16, S-293
Group 1 Available Distribution Amount...........          S-11
Guarantor ...................................... S-104, S-227,
                                                         S-243
Hemstreet ......................................         S-214
HUD ............................................         S-285
Identified Transaction .........................         S-148
Impositions ....................................          S-91
Indirect Participants ..........................         S-290
Initial Additional Amount ......................   S-33, S-134
Initial Interest Rate ..........................         S-277
Initial Pool Balance ...........................          S-60
Interest Accrual Period ........................   S-15, S-293
JMB ............................................          S-89
KeyCorp ........................................         S-209
Large Lease ....................................         S-108
Lessee .........................................         S-136
Limited Exceptions .............................          S-90
L.J. Melody ....................................         S-229
Loan Documents .................................  S-89, S-105,
                                                 S-124, S-144,
                                                 S-179, S-191,
                                                 S-202, S-263,
                                                         S-277
Loan-to-Value Ratio ............................          S-69
Lockbox and Reserves ...........................  S-189, S-200
Lockout Date ...................................         S-221
Lockout Period .................................          S-62
LTV ............................................          S-69
Major Tenant ...................................          S-54
Manager ........................................   S-85, S-97,
                                                         S-272
Marina Playa Ground Lease ......................         S-272
Marina Playa Property ..........................         S-271
Marriott Ground Lease ..........................          S-85
Master Lease ...................................   S-30, S-104
Master Servicer Mortgage File ..................         S-320
Material Lease .................................         S-127

                              S-351

                                                          PAGE
                                                 -------------
Maturity Date ..................................         S-277
Maturity Default ...............................          S-90
MCDA ...........................................    S-30, S-95
MCDA Sublease ..................................          S-96
MetLife ........................................    S-27, S-49
Mezzanine Pledgors .............................         S-244
Midland ........................................  S-95, S-114,
                                                  S-152, S-285
Minimum Defeasance Collateral Requirement  .....  S-126, S-166
MLMC ...........................................  S-95, S-114,
                                                 S-209, S-229,
                                                  S-246, S-271
Monthly Ground Rent Deposit ....................         S-280
Monthly Payments ...............................          S-66
Moody's ........................................           S-5
Mortgage .......................................          S-60
Mortgage Equivalent Basis ......................         S-221
Mortgage File ..................................         S-320
Mortgage Loan Group ............................           S-2
Mortgage Loan Purchase Agreement ...............          S-60
Mortgage Loan Seller ...........................    S-8, S-60,
                                                         S-285
Mortgage Loans .................................    S-2, S-27,
                                                          S-60
Mortgage Pool ..................................     S-2, S-27
Mortgage Rate ..................................          S-61
Mortgaged Property .............................    S-2, S-27,
                                                          S-60
mortgagee ......................................   S-85, S-89,
                                                  S-97, S-136,
                                                 S-153, S-248,
                                                         S-272
Mortgages ......................................          S-60
MTA ............................................          S-84
NCUA ...........................................         S-344
Net Operating Income ...........................   S-69, S-150
Newton Oldacre McDonald Loan ...................          S-34
NOI ............................................          S-69
NOM Allocated Loan Amount ......................         S-166
NOM Anchor Tenants .............................          S-36
NOM Borrower ...................................   S-35, S-152
NOM Borrower Entity ............................   S-35, S-152
NOM Borrower GP ................................         S-152
NOM Deferred Interest ..........................          S-36
NOM Capital Replacement Reserve Account  .......         S-167
NOM Capital Replacement Reserve Amount  ........         S-164
NOM Cash Collateral Agreement ..................         S-167
NOM Casualty Amount ............................         S-171
NOM Debt Service Payments ......................         S-164
NOM Default Rate ...............................         S-165
NOM Deferred Interest ..........................         S-164
NOM Discount Rate ..............................         S-165
NOM Effective Maturity Date ....................   S-36, S-164
NOM Extraordinary Expenses .....................         S-165
NOM Initial Interest Rate ......................   S-36, S-164
NOM Interest Escrow Account ....................         S-167
NOM Limited Partners ...........................         S-172
NOM Loan .......................................          S-34
NOM Lockbox ....................................         S-167
NOM Lockbox Bank ...............................         S-167
NOM Management Agreement .......................         S-153
NOM Manager ....................................         S-153
NOM Maturity Date ..............................   S-36, S-164
NOM Mezzanine Borrowers ........................          S-37
NOM Mezzanine Lender ...........................         S-172
NOM Mezzanine Loan .............................   S-37, S-172
NOM Mezzanine Note .............................         S-172
NOM Mortgage ...................................   S-35, S-152
NOM Mortgage Escrow Account ....................         S-167
NOM Mortgage Escrow Amount .....................         S-164
NOM Note .......................................   S-35, S-152
NOM Operating Account ..........................         S-167
NOM Operating Expense Amounts ..................         S-168
NOM Operating Expenses .........................         S-165
NOM Partial Defeasance .........................         S-166
NOM Pledged Interests ..........................         S-172
NOM Properties .................................   S-35, S-152
NOM Release Date ...............................         S-166
NOM Reserve Amounts ............................         S-169
NOM Revised Interest Rate ......................         S-164
NOM Tenant Improvement and Leasing Commission
 Reserve Account ...............................         S-167
NOM Tenant Improvement and Leasing Commission
 Reserve Amount ................................         S-165
NOM Total Loss .................................         S-171
NOM Yield Maintenance Premium ..................         S-165
Nonconsolidation Opinion .......................         S-223
Nonrecoverable Advance .........................         S-322
Note ...........................................          S-60
Note Prepayment Fee ............................          S-91
Occupancy Rate .................................          S-70
Offered Certificates ...........................             1
Officer's Certificate .......................... S-107, S-126,
                                                 S-147, S-166,
                                                 S-181, S-192,
                                                  S-204, S-280
OID ............................................         S-339
One Orlando Center .............................         S-114
OPCC ...........................................          S-89
Option Agreement ...............................         S-116
Original Tower Loan ............................         S-114
Origination Date ............................... S-175, S-187,
                                                         S-198
Partial Defeasance .............................         S-280
Participants ...................................         S-290
Paying Agent ...................................         S-290

                              S-352

                                                          PAGE
                                                 -------------
Payment Date ...................................  S-89, S-105,
                                                 S-124, S-144,
                                                 S-164, S-179,
                                                 S-191, S-202,
                                                 S-219, S-236,
                                                  S-263, S-278
Payment Default ................................          S-90
Permitted Debt .................................         S-129
Permitted Encumbrances .........................          S-77
Permitted Investments ..........................         S-324
Permitted Owner ................................ S-182, S-193,
                                                         S-204
Permitted Transferee ...........................         S-109
P&I Advance ....................................   S-19, S-321
plan assets ....................................         S-340
Pledge .........................................         S-104
Pledged Mortgage ...............................          S-31
PML ............................................         S-213
Policy Statement ...............................         S-344
Pooling and Servicing Agreement ................    S-8, S-318
Prepayment Premium .............................   S-62, S-298
Principal Recovery Fee .........................         S-327
Proceeds .......................................         S-111
Proceeds Account ...............................         S-111
Property Account ...............................         S-280
Property Management ............................ S-181, S-193,
                                                         S-204
PTCE 95-60 .....................................          S-24
Qualified Appraiser ............................         S-323
Qualifying Manager ............................. S-182, S-193,
                                                         S-204
qualifying manager .............................  S-269, S-283
Rate Differential ..............................         S-298
Rated Final Distribution Date ..................             1
Rating Agencies ................................          S-24
real estate assets .............................          S-23
Realized Losses ................................         S-300
Recourse Obligations ...........................          S-89
Regular Certificates ...........................       1, S-22
regular interests ..............................          S-23
Reimbursement Rate .............................   S-19, S-322
Related Proceeds ...............................         S-322
Release Date ...................................  S-148, S-265
Release Debt Service Coverage Ratio ............         S-221
Remaining Amortization Term ....................          S-70
Remaining Cash Flow ............................          S-18
Remaining Shilo Mortgages ......................         S-221
Remaining Shilo Properties .....................         S-221
Remaining Term to Maturity .....................          S-70
REMIC ..........................................    S-2, S-339
REMIC I ........................................     S-2, S-22
REMIC I Interest ...............................          S-16
REMIC I Net Mortgage Rate ......................         S-293
REMIC II .......................................     S-2, S-22
REMIC III ......................................     S-2, S-22
REO Account ....................................         S-289
REO Mortgage Loan ..............................         S-298
REO Property ...................................  S-289, S-326
Repurchase Price ...............................          S-80
Required Appraisal Date ........................         S-322
Required Appraisal Loan ........................         S-323
Required Defeasance Period .....................         S-303
Reserve Accounts ...............................          S-66
Residual Certificates ..........................        1, S-8
residual interest ..............................    S-22, S-23
Restricted Group ...............................         S-342
Retained Servicing Interest ....................         S-332
Revised Interest Rate ..........................  S-94, S-133,
                                                 S-151, S-245,
                                                  S-270, S-278
Richland Ground Lease ..........................         S-214
Ritz Accrued Interest ..........................         S-191
Ritz Agent Bank ................................         S-193
Ritz Borrower ..................................   S-38, S-187
Ritz Cash Collateral Agreement .................         S-193
Ritz Debt Service Payment ......................         S-191
Ritz Deed of Trust .............................         S-187
Ritz Deed of Trust Escrow Account ..............         S-189
Ritz Discount Rate .............................         S-192
Ritz Effective Maturity Date ...................   S-38, S-191
Ritz FF&E Reserve Account ......................         S-189
Ritz Initial Interest Rate .....................   S-38, S-191
Ritz Interest Escrow Account ...................         S-189
Ritz Loan ......................................   S-38, S-187
Ritz Management Agreement ......................         S-189
Ritz Manager ...................................         S-188
Ritz Maturity Date .............................          S-38
Ritz Note ......................................   S-38, S-187
Ritz Operating Account .........................         S-193
Ritz Property ..................................   S-38, S-187
Ritz Revised Interest Rate .....................          S-38
Ritz Subordination Agreement ...................         S-189
Ritz Threshold Amount ..........................         S-195
Ritz Total Loss ................................         S-195
Ritz Yield Maintenance Premium .................         S-192
Ritz Mortgage ..................................          S-38
Scenario .......................................         S-307
Scheduled Defeasance Payments ..................         S-238
Scheduled Payment ..............................   S-18, S-297
Second Additional Interest Rate ................         S-145
Second Advance .................................   S-32, S-35,
                                                         S-152
Second Advance Mortgage ........................         S-152
Second Funding Date ............................         S-145
Security Deposit Account/Orlando ...............         S-126
Security Deposit Account/Tower 45 ..............         S-127
Senior Certificates ............................   S-21, S-299
Sequential Pay Certificates ....................           S-9

                              S-353

                                                          PAGE
                                                 -------------
Servicing Advance ..............................   S-19, S-322
Servicing Fee ..................................         S-332
Servicing Fee Rate .............................         S-332
Shilo Alteration ...............................         S-226
Shilo Borrower .................................         S-209
Shilo Borrowers ................................         S-209
Shilo Default Rate .............................         S-220
Shilo Ground Leases ............................         S-214
Shilo Inn Assignments of Leases ................         S-209
Shilo Inn I Assignment of Leases ...............         S-209
Shilo Inn I Interest Rate ......................   S-40, S-219
Shilo Inn I Loan ...............................         S-209
Shilo Inn I Mortgage ...........................         S-209
Shilo Inn I Note ...............................         S-209
Shilo Inn II Assignment of Leases ..............         S-209
Shilo Inn II Interest Rate .....................   S-40, S-219
Shilo Inn II Loan ..............................         S-209
Shilo Inn II Mortgage ..........................         S-209
Shilo Inn II Note ..............................         S-209
Shilo Inn Loan Documents .......................         S-209
Shilo Inn Loans ................................   S-39, S-209
Shilo Inn Mortgage .............................   S-39, S-209
Shilo Loan I Maturity Date .....................   S-40, S-219
Shilo Loan II Maturity Date ....................   S-40, S-219
Shilo Management Agreement .....................         S-215
Shilo Manager ..................................         S-215
Shilo Manager's Consent ........................         S-215
Shilo Managing Member ..........................         S-209
Shilo Prepayment Charge ........................         S-221
Shilo Property .................................   S-40, S-209
SMMEA ..........................................         S-343
SMMEA Certificates .............................         S-343
S&P ............................................    S-5, S-24,
                                                  S-288, S-341
Special Reporting and Inspection Fee ...........  S-305, S-333
Special Servicing Fee ..........................         S-327
Special Servicing Fee Rate .....................         S-327
Stated Principal Balance .......................         S-293
Subordinate Certificates .......................   S-21, S-299
Subordinate Farb Deed of Trust .................         S-236
Subordinate Shilo Mortgage .....................         S-219
Subordinated Certificates ......................         S-342
Successor Maker ................................         S-238
Table Assumptions ..............................         S-305
Taking .........................................  S-224, S-240
the Austin Maturity Date .......................         S-202
the Biltmore Maturity Date .....................         S-179
The Borrowers ..................................         S-229
The Loan .......................................           S-7
the Ritz Maturity Date .........................         S-191
Title Policy ...................................          S-77
Tower 45 .......................................         S-114
Tower Allocated Loan Amount ....................         S-126
Tower DSCR .....................................         S-126
Tower General Partner ..........................         S-114
Tower Managing Member ..........................         S-114
Tower Partial Defeasance .......................         S-126
Tower Realty Accrued Interest ..................   S-33, S-124
Tower Realty Agent Bank ........................         S-126
Tower Realty Applicable Interest Rate  .........         S-124
Tower Realty Approved Extraordinary Expenses  ..         S-128
Tower Realty Approved Operating Expenses  ......         S-128
Tower Realty Borrower ..........................   S-32, S-114
Tower Realty Borrowing Accounts ................         S-127
Tower Realty Capital Expenditure Reserve
 Account .......................................         S-126
Tower Realty Debt Service Payments .............         S-124
Tower Realty Discount Rate .....................         S-125
Tower Realty Effective Maturity Date ...........   S-32, S-124
Tower Realty Initial Interest Rate .............   S-32, S-124
Tower Realty Lease Expiration Reserve Amounts  .         S-127
Tower Realty Loan ..............................   S-32, S-114
Tower Realty Lockbox Accounts ..................         S-126
Tower Realty Maturity Date .....................   S-32, S-124
Tower Realty Monthly Amount ....................         S-127
Tower Realty Mortgage ..........................   S-32, S-114
Tower Realty Mortgage Escrow Account ...........         S-126
Tower Realty Mortgage Escrow Amounts ...........         S-124
Tower Realty Note ..............................   S-32, S-114
Tower Realty Officer's Certificate .............         S-132
Tower Realty Operating Account .................         S-126
Tower Realty P&I Escrow Account ................         S-126
Tower Realty Proceeds ..........................         S-130
Tower Realty Properties ........................   S-32, S-114
Tower Realty Release Date ......................         S-126
Tower Realty Reserve Amounts ...................         S-127
Tower Realty Revised Interest Rate .............          S-32
Tower Realty Threshold Amount ..................         S-130
Tower Realty TI and Leasing Reserve Account  ...         S-126
Tower Realty Total Loss ........................         S-130
Tower Realty Treasury Rate .....................         S-124
Tower Realty Yield Maintenance Premium  ........         S-125
Transfer .......................................  S-222, S-239
Transfer Fee ...................................          S-92
Trust Fund .....................................     S-2, S-27
Trustee Fee ....................................         S-334
Trustee Fee Rate ...............................         S-334
Trustee Mortgage File ..........................         S-318
Underwriter ....................................      1, S-345
Underwriting Agreement .........................         S-345

                              S-354

                                                          PAGE
                                                 -------------
Underwritten Cash Flow .........................          S-69
Underwritten DSCR ..............................          S-69
Underwritten NOI ...............................          S-69
Union ..........................................         S-280
Urban ..........................................          S-84
Voting Rights ..................................         S-335
Washington Square Ground Lease .................         S-214
Weighted Average Maturity ......................          S-70
Work ...........................................          S-93
Year Built .....................................          S-70
Year Renovated .................................          S-70
Yield Maintenance Period .......................          S-62
Zoning Laws ....................................

                                                                       ANNEX A

   Annex A to the Prospectus Supplement sets forth in a table certain information with respect to the Mortgage Loans and the Mortgaged Properties. This information has been primarily derived from financial statements supplied by each borrower for its related Mortgaged Property. The information provided for each Mortgage Loan generally includes the following:

Loan Terms:

o  Original Balance
o  Cut-Off Date Balance
o  Gross Interest Rate
o  Servicing Fee
o  Net Interest Rate
o  Original Amortization Term
o  Original Term to Maturity
o  Original Note Date
o  First Payment Date
o  Maturity Date
o  Remaining Amortization Term
o  Remaining Term to Maturity
o  Balloon Balance
o  Mortgage Loan Seller
o  Type of Call Protection
o  Original Lockout/Defeasance Period
o  Original Term to ARD/Balloon
o  Months Open to Prepayment
o  Seasoning (mos.)
o  Reset Interest Rate
o  Defeasance Permitted Date

Collateral Description:

o  Property
o  City
o  State
o  Zip
o  Number of Units/Square Feet
o  Year Built
o  Year Renovated

Tenant Data:

o  Largest Tenant
o  Square Feet Leased
o  Percentage of Property Leased
o  Lease Expiration Date
o  ADR

Collateral Value:

o  Appraised Value
o  Appraisal Date
o  Cut-Off LTV
o  ARD/Balloon LTV

Collateral Operating Performance:

o  Occupancy Rate
o  Underwritten Cash Flow
o  Annual Debt Service
o  Underwritten DSCR
o  1996 NOI

                                                                       ANNEX B

 ABN AMRO                                      COMMERCIAL MORTGAGE ACCEPTANCE CORP.        Statement Date:  01/15/98
LaSalle National Bank                    Midland Loan Services, L.P., as Master Servicer   Payment Date:    01/15/98
                                          Commercial Mortgage Pass-Through Certificates    Prior Payment:         NA
Administrator:                                           Series 1997-ML1                   Record Date:     12/31/97
 Alyssa Stahl (800) 246-5761
 135 S. LaSalle Street  Suite 1740                 ABN AMRO Acct: 99-9999-99-9             WAC:
 Chicago, IL 60603                                                                         WAMM:


                                            NUMBER OF PAGES
                                          -------------------
Table Of Contents                                  1
REMIC Certificate Report                           1
Other Related Information                          2
Asset Backed Facts Sheets                          1
Delinquency Loan Detail                            1
Mortgage Loan Characteristics                      2
Loan Level Listing                                 1
                                          -------------------

TOTAL PAGES INCLUDED IN THIS PACKAGE               9
                                          ===================
Specially Serviced Loan Detail                 Appendix A
Modified Loan Detail                           Appendix B
Realized Loss Detail                           Appendix C


 ABN AMRO                                      COMMERCIAL MORTGAGE ACCEPTANCE CORP.        Statement Date:  01/15/98
LaSalle National Bank                    Midland Loan Services, L.P., as Master Servicer   Payment Date:    01/15/98
                                          Commercial Mortgage Pass-Through Certificates    Prior Payment:         NA
Administrator:                                           Series 1997-ML1                   Record Date:     12/31/97
 Alyssa Stahl (800) 246-5761
 135 S. LaSalle Street  Suite 1740                 ABN AMRO Acct: 99-9999-99-9             WAC:
 Chicago, IL 60603                                                                         WAMM:

           ORIGINAL      OPENING    PRINCIPAL     PRINCIPAL     NEGATIVE      CLOSING      INTEREST     INTEREST   PASS-THROUGH
 CLASS  FACE VALUE (1)   BALANCE     PAYMENT    ADJ. OR LOSS  AMORTIZATION    BALANCE       PAYMENT    ADJUSTMENT    RATE (2)
 CUSIP    PER $1,000   PER $1,000   PER $1,000   PER $1,000    PER $1,000    PER $1,000   PER $1,000   PER $1,000  NEXT RATE (3)
--------------------- ------------------------ ---------------------------- ----------- ------------- --------------------------
--------------------- ------------------------ ---------------------------- ----------- ------------- --------------------------

--------------------- ------------------------ ---------------------------- ----------- ------------- --------------------------

--------------------- ------------------------ ---------------------------- ----------- ------------- --------------------------

--------------------- ------------------------ ---------------------------- ----------- ------------- --------------------------

--------------------- ------------------------ ---------------------------- ----------- ------------- --------------------------

--------------------- ------------------------ ---------------------------- ----------- ------------- --------------------------

--------------------- ------------------------ ---------------------------- ----------- ------------- --------------------------

--------------------- ------------------------ ---------------------------- ----------- ------------- --------------------------

--------------------- ------------------------ ---------------------------- ----------- ------------- --------------------------

--------------------- ------------------------ ---------------------------- ----------- ------------- --------------------------

--------------------- ------------------------ ---------------------------- ----------- ------------- --------------------------

--------------------- ------------------------ ---------------------------- ----------- ------------- --------------------------

--------------------- ------------------------ ---------------------------- ----------- ------------- --------------------------

--------------------- ------------------------ ---------------------------- ----------- ------------- --------------------------

--------------------- ------------------------ ---------------------------- ----------- ------------- --------------------------
             0.00         0.00         0.00         0.00          0.00          0.00         0.00         0.00

--------------------- ------------------------ ---------------------------- ----------- ------------- ------------
                                                                                      Total P&I Payment   0.00
                                                                                      ----------------------------

Notes: (1) N denotes notional balances not included in total (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual (3) Estimated

 ABN AMRO                                      COMMERCIAL MORTGAGE ACCEPTANCE CORP.        Statement Date:  01/15/98
LaSalle National Bank                    Midland Loan Services, L.P., as Master Servicer   Payment Date:    01/15/98
                                          Commercial Mortgage Pass-Through Certificates    Prior Payment:         NA
Administrator:                                           Series 1997-ML1                   Record Date:     12/31/97
 Alyssa Stahl (800) 246-5761
 135 S. LaSalle Street  Suite 1740                 ABN AMRO Acct: 99-9999-99-9
 Chicago, IL 60603                                  Other Related Information


 ABN AMRO                                      COMMERCIAL MORTGAGE ACCEPTANCE CORP.        Statement Date:  01/15/98
LaSalle National Bank                    Midland Loan Services, L.P., as Master Servicer   Payment Date:    01/15/98
                                          Commercial Mortgage Pass-Through Certificates    Prior Payment:         NA
Administrator:                                           Series 1997-ML1                   Record Date:     12/31/97
 Alyssa Stahl (800) 246-5761
 135 S. LaSalle Street  Suite 1740                 ABN AMRO Acct: 99-9999-99-9
 Chicago, IL 60603                                  Other Related Information


 ABN AMRO                                      COMMERCIAL MORTGAGE ACCEPTANCE CORP.        Statement Date:  01/15/98
LaSalle National Bank                    Midland Loan Services, L.P., as Master Servicer   Payment Date:    01/15/98
                                          Commercial Mortgage Pass-Through Certificates    Prior Payment:         NA
Administrator:                                           Series 1997-ML1                   Record Date:     12/31/97
 Alyssa Stahl (800) 246-5761
 135 S. LaSalle Street  Suite 1740                 ABN AMRO Acct: 99-9999-99-9             WAC:
 Chicago, IL 60603                                                                         WAMM:

                  DELINQ 1 MONTH    DELINQ 2 MONTHS    DELINQ 3+ MONTHS FORECLOSURE/BANKRUPTCY
--------------  ------------------ ------------------ ------------------ ---------------------
 DISTRIBUTION
      DATE         #      BALANCE     #      BALANCE     #      BALANCE     #       BALANCE
==============  ======= =========  ======= =========  ======= =========  ======= =============
    01/15/98         0         0        0         0        0         0        0         0
--------------  ------- ---------  ------- ---------  ------- ---------  ------- -------------
                  0.00%    0.000%    0.00%    0.000%    0.00%    0.000%    0.00%    0.000%
--------------  ------- ---------  ------- ---------  ------- ---------  ------- -------------

--------------  ------- ---------  ------- ---------  ------- ---------  ------- -------------

--------------  ------- ---------  ------- ---------  ------- ---------  ------- -------------

--------------  ------- ---------  ------- ---------  ------- ---------  ------- -------------

--------------  ------- ---------  ------- ---------  ------- ---------  ------- -------------

--------------  ------- ---------  ------- ---------  ------- ---------  ------- -------------

--------------  ------- ---------  ------- ---------  ------- ---------  ------- -------------

--------------  ------- ---------  ------- ---------  ------- ---------  ------- -------------

--------------  ------- ---------  ------- ---------  ------- ---------  ------- -------------

--------------  ------- ---------  ------- ---------  ------- ---------  ------- -------------

--------------  ------- ---------  ------- ---------  ------- ---------  ------- -------------

--------------  ------- ---------  ------- ---------  ------- ---------  ------- -------------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                           CURR WEIGHTED
                       REO           MODIFICATIONS        PREPAYMENTS           AVG.
--------------  ------------------ ------------------ ------------------ -----------------
 DISTRIBUTION
      DATE         #      BALANCE     #      BALANCE     #      BALANCE   COUPON    REMIT
==============  ======= =========  ======= =========  ======= =========  ======== =======
    01/15/98         0         0        0         0        0         0
--------------  ------- ---------  ------- ---------  ------- ---------  -------- -------
                  0.00%    0.000%    0.00%    0.000%    0.00%    0.000%
--------------  ------- ---------  ------- ---------  ------- ---------  -------- -------

--------------  ------- ---------  ------- ---------  ------- ---------  -------- -------

--------------  ------- ---------  ------- ---------  ------- ---------  -------- -------

--------------  ------- ---------  ------- ---------  ------- ---------  -------- -------

--------------  ------- ---------  ------- ---------  ------- ---------  -------- -------

--------------  ------- ---------  ------- ---------  ------- ---------  -------- -------

--------------  ------- ---------  ------- ---------  ------- ---------  -------- -------

--------------  ------- ---------  ------- ---------  ------- ---------  -------- -------

--------------  ------- ---------  ------- ---------  ------- ---------  -------- -------

--------------  ------- ---------  ------- ---------  ------- ---------  -------- -------

--------------  ------- ---------  ------- ---------  ------- ---------  -------- -------

--------------  ------- ---------  ------- ---------  ------- ---------  -------- -------

--------------  ------- ---------  ------- ---------  ------- ---------  -------- -------

Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency
                                Aging Category

 ABN AMRO                                      COMMERCIAL MORTGAGE ACCEPTANCE CORP.        Statement Date:  01/15/98
LaSalle National Bank                    Midland Loan Services, L.P., as Master Servicer   Payment Date:    01/15/98
                                          Commercial Mortgage Pass-Through Certificates    Prior Payment:         NA
Administrator:                                           Series 1997-ML1                   Record Date:     12/31/97
 Alyssa Stahl (800) 246-5761
 135 S. LaSalle Street  Suite 1740                 ABN AMRO Acct: 99-9999-99-9             WAC:
 Chicago, IL 60603                                    Delinquent Loan Detail               WAMM:

                 PAID                                OUT. PROPERTY                      SPECIAL
DISCLOSURE DOC   THRU   CURRENT P&I    OUTSTANDING    PROTECTION        ADVANCE        SERVICER      FORECLOSURE  BANKRUPTCY   REO
  CONTROL #      DATE     ADVANCE     P&I ADVANCES**   ADVANCES     DESCRIPTION (1)  TRANSFER DATE       DATE        DATE      DATE
  ---------      ----     -------     --------------   --------     ---------------  -------------       ----        ----      ----




 A. P&I Advance -Loan in Grace Period
 B. P&I Advance -Late Payment but less than one month delinq 1. P&I Advance -Loan delinquent 1 month
 2. P&I Advance -Loan delinquent 2 months 3. P&I Advance -Loan delinquent 3 months or More
 4. Matured Balloon/Assumed Scheduled Payment

 ** Outstanding P&I Advances include the current period P&I Advance

 ABN AMRO                                     COMMERCIAL MORTGAGE ACCEPTANCE CORP.        Statement Date:  01/15/98
LaSalle National Bank                   Midland Loan Services, L.P., as Master Servicer   Payment Date:    01/15/98
                                          Commercial Mortgage Pass-Through Certificates   Prior Payment:         NA
Administrator:                                           Series 1997-ML1                  Record Date:     12/31/97
 Alyssa Stahl (800) 246-5761
 135 S. LaSalle Street  Suite 1740                 ABN AMRO Acct: 99-9999-99-9
 Chicago, IL 60603                                         Pool Total

       DISTRIBUTION OF PRINCIPAL BALANCES

       (2) CURRENT SCHEDULED         NUMBER    (2) SCHEDULED   BASED ON
             BALANCES               OF LOANS      BALANCE      BALANCE
---------------------------------- ---------- -------------  -----------
            $0  to    $   500,000
      $500,000  to    $ 1,000,000
    $1,000,000  to    $ 1,500,000
    $1,500,000  to    $ 2,000,000
    $2,000,000  to    $ 2,500,000
    $2,500,000  to    $ 3,000,000
    $3,000,000  to    $ 3,500,000
    $3,500,000  to    $ 4,000,000
    $4,000,000  to    $ 5,000,000
    $5,000,000  to    $ 6,000,000
    $6,000,000  to    $ 7,000,000
    $7,000,000  to    $ 8,000,000
    $8,000,000  to    $ 9,000,000
    $9,000,000  to    $10,000,000
   $10,000,000  to    $11,000,000
   $11,000,000  to    $12,000,000
   $12,000,000  to    $13,000,000
   $13,000,000  to    $14,000,000
   $14,000,000  to    $15,000,000
   $15,000,000   &       Above
-------------  ---- -------------  ---------- -------------  -----------
               Total                    0            0       0.00%
---------------------------------  ---------- -------------  -----------

        Average Scheduled Balance is        0
        Maximum Scheduled Balance is        0
        Minimum Scheduled Balance is        0

                          DISTRIBUTION OF PROPERTY TYPES

                  NUMBER    (2) SCHEDULED  BASED ON
PROPERTY TYPES   OF LOANS      BALANCE      BALANCE
--------------  ---------- -------------  ----------
--------------  ---------- -------------  ----------
     Total           0            0          0.00%
--------------  ---------- -------------  ----------

                       DISTRIBUTION OF MORTGAGE INTEREST RATES

 CURRENT       MORTGAGE    INTEREST      NUMBER    (2) SCHEDULED   BASED ON
                 RATE                   OF LOANS      BALANCE      BALANCE
-----------------------------------------------------------------------------
    7.000%    or less
    7.000%    to 7.125%
    7.125%    to 7.375%
    7.375%    to 7.625%
    7.625%    to 7.875%
    7.875%    to 8.125%
    8.125%    to 8.375%
    8.375%    to 8.625%
    8.625%    to 8.875%
    8.875%    to 9.125%
    9.125%    to 9.375%
    9.375%    to 9.625%
    9.625%    to 9.875%
    9.875%    to 10.125%
   10.125%     &   Above
 --------- ---- ---------  ---------- -------------  -----------
           Total                0            0         0.00%

 ------------------------- ---------- -------------  -----------

                                     W/Avg Mortgage Interest Rate is   0.0000%
                                     Minimum Mortgage Interest Rate is 0.0000%
                                     Maximum Mortgage Interest Rate is 0.0000%

                           GEOGRAPHIC DISTRIBUTION

                       NUMBER    (2) SCHEDULED  BASED ON
GEOGRAPHIC LOCATION   OF LOANS      BALANCE      BALANCE
-------------------  ---------- -------------  ----------
     California
      Maryland
      Virginia
       Georgia
       Florida
     New Jersey
       Arizona
    Pennsylvania
        Texas
    Rhode Island
   North Carolina
      New York
      Kentucky
        Utah
     Connecticut

-------------------  ---------- -------------  ----------
        Total             0            0          0.00%

-------------------  ---------- -------------  ----------

 ABN AMRO                                      COMMERCIAL MORTGAGE ACCEPTANCE CORP.        Statement Date:  01/15/98
LaSalle National Bank                    Midland Loan Services, L.P., as Master Servicer   Payment Date:    01/15/98
                                          Commercial Mortgage Pass-Through Certificates    Prior Payment:         NA
Administrator:                                           Series 1997-ML1                   Record Date:     12/31/97
 Alyssa Stahl (800) 246-5761
 135 S. LaSalle Street  Suite 1740                 ABN AMRO Acct: 99-9999-99-9
 Chicago, IL 60603                                          Pool Total

                          LOAN SEASONING

                        NUMBER      (2) SCHEDULED    BASED ON
  NUMBER OF YEARS      OF LOANS        BALANCE        BALANCE
-------------------  ------------ ---------------  ------------
-------------------  ------------ ---------------  ------------

-------------------  ------------ ---------------  ------------

           Weighted Average Seasoning is   0.0

                DISTRIBUTION OF AMORTIZATION TYPE

                     NUMBER    (2)SCHEDULED  BASED ON
AMORTIZATION TYPE   OF LOANS     BALANCE      BALANCE
-----------------  ---------- ------------  ----------

-----------------  ---------- ------------  ----------
       Total            0           0          0.00%
-----------------  ---------- ------------  ----------

                                                DISTRIBUTION OF REMAINING
                                                TERM FULLY AMORTIZING

 FULLY AMORTIZING    NUMBER    (2) SCHEDULED  BASED ON
  MORTGAGE LOANS    OF LOANS      BALANCE      BALANCE
-----------------  ---------- -------------  ----------
60 months or less
61 to 120 months
121 to 180 months
181 to 240 months
241 to 360 months
-----------------  ---------- -------------  ----------
     Total              0            0          0.00%
-----------------  ---------- -------------  ----------

                    Weighted Average Months to Maturity is    0

               DISTRIBUTION OF REMAINING TERM
                       BALLOON LOANS

      BALLOON         NUMBER    (2) SCHEDULED   BASED ON
  MORTGAGE LOANS     OF LOANS      BALANCE      BALANCE
------------------  ---------- -------------  -----------
 12 months or less
 13 to 24 months
 25 to 36 months
 37 to 48 months
 49 to 60 months
 61 to 120 months
 121 to 180 months
 181 to 240 months
 -----------------  ---------- -------------  -----------
        Total            0            0       0.00%
 -----------------  ---------- -------------  -----------

       Weighted Average Months to Maturity is     0

                    DISTRIBUTION OF DSCR

  DEBT SERVICE
    COVERAGE       NUMBER    (2) SCHEDULED   BASED ON
    RATIO(1)      OF LOANS      BALANCE      BALANCE
---------------  ---------- -------------  -----------
0.500 or less
0.500 to 0.625
0.625 to 0.750
0.750 to 0.875
0.875 to 1.000
1.000 to 1.125
1.125 to 1.250
1.250 to 1.375
1.375 to 1.500
1.500 to 1.625
1.625 to 1.750
1.750 to 1.875
1.875 to 2.000
2.000 to 2.125
2.125 & above
   Unknown
  -------------  ---------- -------------  -----------
       Total          0            0           0.00%

  -------------  ---------- -------------  -----------

Weighted Average Debt Service Coverage Ratio is     0.00

                      NOI AGING

                   NUMBER    (2) SCHEDULED   BASED ON
    NOI DATE      OF LOANS      BALANCE      BALANCE
---------------  ---------- -------------  -----------
 1 year or less
  1 to 2 years
 2 Years or More
      Unknown
 --------------  ---------- -------------  -----------
      Total           0            0           0.00%

 --------------  ---------- -------------  -----------

(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level. Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.

 ABN AMRO                                      COMMERCIAL MORTGAGE ACCEPTANCE CORP.        Statement Date:  01/15/98
LaSalle National Bank                    Midland Loan Services, L.P., as Master Servicer   Payment Date:    01/15/98
                                          Commercial Mortgage Pass-Through Certificates    Prior Payment:         NA
Administrator:                                           Series 1997-ML1                   Record Date:     12/31/97
 Alyssa Stahl (800) 246-5761
 135 S. LaSalle Street Suite 1740                  ABN AMRO Acct: 99-9999-99-9
 Chicago, IL 60603

                              LOAN LEVEL DETAIL

                  APPRAISAL      PROPERTY                                     OPERATING       ENDING
   DISCLOSURE     REDUCTION        TYPE       MATURITY                        STATEMENT     PRINCIPAL
   CONTROL #       AMOUNTS         CODE         DATE        DSCR     NOI        DATE         BALANCE
--------------  ------------- ------------  ------------ --------  ------- -------------  -------------






                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                  LOAN
DISCLOSURE    NOTE      SCHEDULED                 PREPAYMENT     STATUS
CONTROL #     RATE         P&I       PREPAYMENT      DATE       CODE (1)
----------  --------   -----------  ------------  -----------  ----------





 * NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

 (1) Legend:
           A.  P&I Adv -in Grace Period
           B.  P&I Adv -less than one month delinq
           1.  P&I Adv -delinquent 1 month
           2.  P&I Adv -delinquent 2 months
           3.  P&I Adv -delinquent 3+ months
           4.  Mat. Balloon/Assumed P&I
           5.  Prepaid in Full
           6.  Specially Serviced
           7.  Foreclosure
           8.  Bankruptcy
           9.  REO
           10. DPO
           11. Modification

 ABN AMRO                                      COMMERCIAL MORTGAGE ACCEPTANCE CORP.        Statement Date:  01/15/98
LaSalle National Bank                    Midland Loan Services, L.P., as Master Servicer   Payment Date:    01/15/98
                                          Commercial Mortgage Pass-Through Certificates    Prior Payment:         NA
Administrator:                                           Series 1997-ML1                   Record Date:     12/31/97
 Alyssa Stahl (800) 246-5761
 135 S. LaSalle Street  Suite 1740                 ABN AMRO Acct: 99-9999-99-9
 Chicago, IL 60603

                        SPECIALLY SERVICED LOAN DETAIL

                      BEGINNING                                                SPECIALLY
DISCLOSURE DOC        SCHEDULED      INTEREST     MATURITY      PROPERTY        SERVICED
 CONTROL #             BALANCE         RATE         DATE          TYPE      STATUS CODE (1)     COMMENTS
------------------  ------------- ------------  ------------ ------------  ----------------- ------------


 (1) Legend:
  1) Request for waiver of Prepayment Penalty
  2) Payment default
  3) Request for Loan Modification or Workout
  4) Loan with Borrower Bankruptcy
  5) Loan in Process of Foreclosure
  6) Loan now REO Property
  7) Loans Paid Off
  8) Loans Returned to Master Servicer

                                                                    APPENDIX A

 ABN AMRO                                     COMMERCIAL MORTGAGE ACCEPTANCE CORP.        Statement Date:  01/15/98
LaSalle National Bank                   Midland Loan Services, L.P., as Master Servicer   Payment Date:    01/15/98
                                         Commercial Mortgage Pass-Through Certificates    Prior Payment:         NA
Administrator:                                          Series 1997-ML1                   Record Date:     12/31/97
 Alyssa Stahl (800) 246-5761
 135 S. LaSalle Street Suite 1740                 ABN AMRO Acct: 99-9999-99-9
 Chicago, IL 60603

                             MODIFIED LOAN DETAIL

 DISCLOSURE DOC       MODIFICATION
 CONTROL #                DATE          MODIFICATION DESCRIPTION
------------------  ---------------- ----------------------------

------------------  ---------------- ----------------------------

                                                                    APPENDIX B

 ABN AMRO                                      COMMERCIAL MORTGAGE ACCEPTANCE CORP.        Statement Date:  01/15/98
LaSalle National Bank                    Midland Loan Services, L.P., as Master Servicer   Payment Date:    01/15/98
                                          Commercial Mortgage Pass-Through Certificates    Prior Payment:         NA
Administrator:                                           Series 1997-ML1                   Record Date:     12/31/97
 Alyssa Stahl (800) 246-5761
 135 S. LaSalle Street  Suite 1740                 ABN AMRO Acct: 99-9999-99-9
 Chicago, IL 60603

                             REALIZED LOSS DETAIL

                                                  BEGINNING              GROSS PROCEEDS    AGGREGATE        NET       NET PROCEEDS
   DIST.     DISCLOSURE   APPRAISAL   APPRAISAL   SCHEDULED    GROSS       AS A % OF      LIQUIDATION   LIQUIDATION    AS A % OF
    DATE     CONTROL #      DATE        VALUE      BALANCE    PROCEEDS  SCHED. PRINCIPAL   EXPENSES*     PROCEEDS    SCHED. BALANCE
----------------------- ----------- ----------- ----------- ---------- ---------------- ------------- -------------  --------------
----------------------- ----------- ----------- ----------- ---------- ---------------- ------------- ------------- ---------------
CURRENT
 TOTAL                                  0.00                    0.00                         0.00          0.00
CUMULATIVE                              0.00                    0.00                         0.00          0.00
----------------------- ----------- ----------- ----------- ---------- ---------------- ------------- -------------  --------------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


DIST.   REALIZED
DATE      LOSS
-----  ----------
       ----------
          0.00
          0.00
       ----------

                                                       APPENDIX C

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                           $746,800,000 (APPROXIMATE)

                              INVESTOR TERM SHEET
             COMMERCIAL MORTGAGE ACCEPTANCE CORP., SERIES 1997-ML1
            TOTAL POOL SIZE: $848,482,929 (12 LOANS, 59 PROPERTIES)

         Moody's / S&P          Approx.    Approx.                          Initial                  WAL @        Principal
 Class       Rating              Size    Subordination    Bond Type          Coupon      Price       0% CPR        Window
 -----       ------              ----    -------------    ---------          ------      -----       ------        ------
Offered
Certificates

  A-1      AAA / Aaa    Public $142.2mm      32.0%       Fixed Coupon       6.50000%    100 - 23       5.00yrs. 1/98 - 11/04
  A-2      AAA / Aaa    Public   117.4       32.0        Fixed Coupon       6.53000%   100 - 22+       7.50     11/04 - 6/07
  A-3      AAA / Aaa    Public   220.5       32.0        Fixed Coupon       6.57000%    100 - 22       9.53     6/07 - 10/07
  A-4      AAA / Aaa    Public   96.9        32.0        Fixed Coupon       6.73500%    101 - 16       8.52      1/98 - 8/07
   B        AA / Aa2    Public   59.4        25.0      Net WAC - Fixed      6.64758%    99 - 30+       9.92     10/07 - 12/07
                                                            Strip
   C         A / A2     Public   46.7        19.5      Net WAC - Fixed      6.77758%    99 - 31        9.96     12/07 - 12/07
                                                            Strip
   D       BBB / Baa2   Public   46.7        14.0      Net WAC - Fixed      7.05758%    99 - 30+      10.58     12/07 - 12/10
                                                            Strip
   E      BBB- / Baa3   Public   17.0        12.0      Net WAC - Fixed      7.22758%    99 - 31       14.06     12/10 - 11/12
                                                            Strip
  IO1      AAA / Aaa    Public     -          -           I/O Strip         .96241%      6 - 00        -              -

Private Certificates(2)


Subordinate
Classes        -        Private$101.9mm       -          Fixed Coupon       6.50000%       -           -        11/12 - 11/17

----------------------------
(1) Subject to the more detailed description on S-5, in general the IO Class will be entitled to (i) any excess net interest above the respective fixed coupons on Classes A-1, A-2, and A-3, and the Subordinate classes, and
     (ii) additional fixed strips off each of the of Classes B, C, D, and E. In addition, the IO Class will also receive some allocation of prepayment penalties, as described below. The Class IO Certificates will not have a principal balance and will not be entitled to receive distributions of principal, but will be entitled to receive payments of interest equal to the sum of the interest accrued on the notional amount of each of its components.
(2) The Private Certificates are not being offered hereby. Accordingly, any information herein regarding the terms of the Private Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

SCHEMATIC OVERVIEW
------------------

            ----------------------------                     ------------------------------------------------------------------
                   GROUP 1 LOAN                CREDIT                                  GROUP 2 LOANS
                  ("COPLEY LOAN")             SUPPORT                                   (11 LOANS)
            ----------------------------                     ------------------------------------------------------------------
                    CLASS A-4                  32.0%                 CLASS A-1 (FIXED)
            ----------------------------                                 (Aaa/AAA)                       CLASS IO CERTIFICATES
                                                             -----------------------------------
             (Any Prepayment Premiums on                             CLASS A-2 (FIXED)
              the Copley Loan will be          32.0%                     (Aaa/AAA)
              allocated entirely to Class                    -----------------------------------         Class IO components are
              A-4. No Prepayment Premiums                            CLASS A-3 (FIXED)                   strips off of all classes
              from other Mortgage Loans        32.0%                      (Aaa/AAA)                      except Class A-4.
              will be allocated to Class                     -----------------------------------
              A-4.)                                                    CLASS B (WAC)
                                               25.0%                      (Aa2/AA)
                                                             -----------------------------------
                                                                       CLASS C (WAC)
                                               19.5%                       (A2/A)
                                                             -----------------------------------
                                                                       CLASS D (WAC)
                                               14.0%                    (Baa2/BBB)
                                                             -----------------------------------
                                                                       CLASS E (WAC)
                                               12.0%                    (Baa3/BBB-)
                                                             -----------------------------------
                                                                SUBORDINATE CLASSES (FIXED)
                                                 -           (Not offered under the Prospectus)
                                                             -----------------------------------

[MERRILL LYNCH LOGO]
   (212) 449-3860

Investors should read the Underwriters' Statement which accompanies this Collateral Term Sheet. If the Statement is not included, please contact your account representative. Do not use this information if you have not received and reviewed the Statement. Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (the "Final Prospectus") relating to the Offered Securities referred to in such Underwriters' Statement (the "Offered Securities") in making their investment decision. This Collateral Term Sheet does not include all relevant information relating to the collateral described herein, particularly with respect to the risks and special considerations associated therewith. All collateral information contained herein is preliminary and such information may change. Although the information contained in this Collateral Term Sheet is based on sources which the Underwriters believe to be reliable, the Underwriters make no representation or warranty that such information is accurate or complete. Such information should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. This Collateral Term Sheet and the information contained herein will be superseded by the description of the collateral contained in the Prospectus Supplement.

                           $746,800,000 (APPROXIMATE)

                              INVESTOR TERM SHEET
             COMMERCIAL MORTGAGE ACCEPTANCE CORP., SERIES 1997-ML1
            TOTAL POOL SIZE: $848,482,929 (12 LOANS, 59 PROPERTIES)


OVERVIEW

o The transaction is collateralized by 12 multifamily and commercial loans with an aggregate principal balance of approximately $848.5 million, secured by 59 properties located in 18 states.
o Midland Loan Services, L.P. originated nine (9) of the mortgage loans, making up 70.9% of the total pool balance. One (1) of the mortgage loans, or 10.1% of the pool balance, was originated by KeyCorp Real Estate Capital Markets, Inc. One (1) of the mortgage loans, or 7.6% of the pool balance, was originated by L.J. Melody & Company. One (1) of the mortgage loans, or 11.4% of the pool balance, was originated by Metropolitan Life Insurance Company. Each of the mortgage loans (other than the mortgage loan originated by MetLife) was underwritten by Merrill Lynch Mortgage Capital, Inc., pursuant to MLMCI's underwriting standards and was immediately conveyed by the originator to MLMCI. The mortgage loan originated by MetLife was subject to limited underwriting by MLMCI.
o Except where otherwise indicated, percentages (%) represent principal amount of loan or loans compared to aggregate pool balance, as of the Cut-Off Date.

KEY FEATURES:

o    EXPECTED SETTLEMENT DATE: December 30, 1997
o    UNDERWRITER: Merrill Lynch, Pierce, Fenner & Smith Incorporated
o    DEPOSITOR: Commercial Mortgage Acceptance Corp.
o    MASTER SERVICER: Midland Loan Services, L.P.
o    TRUSTEE: LaSalle National Bank.
o    DISTRIBUTION: 15th day of the month.
o    INTEREST ACCRUAL PERIOD: 1st to the 1st (14-day delay).
o    DELIVERY: The Depository Trust Co. ("DTC") through CEDE & Co.
o ERISA: Classes A-1, A-2, A-3, A-4 and IO are ERISA eligible subject to certain conditions for eligibility The remaining Classes under certain conditions are eligible for purchase by insurance company general accounts.
o SMMEA: The Classes A-1, A-2, A-3, A-4, IO, and B of the Offered Securities are SMMEA eligible; however, no representation is made as to whether they constitute Type IV securities for depository institutions.
o    TAX TREATMENT: REMIC.
o    OPTIONAL TERMINATION: 1% clean up call.

KEY STRUCTURAL FEATURES:

o APPRAISAL REDUCTION: When applicable, the Appraisal Reduction Amount will equal, in general, the excess, if any, of (a) the sum of (i) principal and unpaid interest relating to the Required Appraisal Loan, (ii) accrued but unpaid Servicing Fees, Servicing Advances, and any Additional Trust Fund Expenses, and (iii) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents, over
     (b) 90% of the appraised value (net of any prior liens) of the property related to the Required Appraisal Loan.
o SPECIAL SERVICER: Initially, Midland Loan Services, L.P. It is expected that CRIIMI MAE Inc. or an affiliate will be named as Special Servicer on or about the Closing Date.



[MERRILL LYNCH LOGO]
   (212) 449-3860

Investors should read the Underwriters' Statement which accompanies this Collateral Term Sheet. If the Statement is not included, please contact your account representative. Do not use this information if you have not received and reviewed the Statement. Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (the "Final Prospectus") relating to the Offered Securities referred to in such Underwriters' Statement (the "Offered Securities") in making their investment decision. This Collateral Term Sheet does not include all relevant information relating to the collateral described herein, particularly with respect to the risks and special considerations associated therewith. All collateral information contained herein is preliminary and such information may change. Although the information contained in this Collateral Term Sheet is based on sources which the Underwriters believe to be reliable, the Underwriters make no representation or warranty that such information is accurate or complete. Such information should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. This Collateral Term Sheet and the information contained herein will be superseded by the description of the collateral contained in the Prospectus Supplement.

                            $746,800,000 (APPROXIMATE)

                              INVESTOR TERM SHEET
             COMMERCIAL MORTGAGE ACCEPTANCE CORP., SERIES 1997-ML1
            TOTAL POOL SIZE: $848,482,929 (12 LOANS, 59 PROPERTIES)

-------------------------------------------------------------------------------
OVERVIEW (CON'T)

-------------------------------------------------------------------------------

                                LOAN INFORMATION



                         Group I                             Group II
                         -----------------------------------------------------------------------------
  PRINCIPAL BALANCE:     $96.9 million (1 loan, 1 property)  $751.6 million (11 loans, 58 properties)
  GROSS WAC:             6.75%                               7.554% (Range = 6.817% - 8.47%)
  NET WAC:               6.735%                              7.490% (Range = 6.757% - 8.395%)
                         -----------------------------------------------------------------------------


                         Total
                         -----------------------------------
  PRINCIPAL BALANCE:     $848.5 million (12 loans, 59 properties)
  GROSS WAC:             7.462% (Range = 6.75% - 8.47%)
  NET WAC:               7.404% (Range = 6.735% - 8.395%)
                         -----------------------------------





  AVG / MAX: BALANCE:        $70.7 million / $129.5 million
  LOAN TYPES:                All fixed-rate; 70.8% ARD, 19.1% Balloon,
                             10.1% Fully-Amortizing
  WTD. AVG. SEASONING:       3 months (94.8% originated in 1997)
  WTD. AVG. LTV              64.8%
  WTD. AVG. DSCR             1.67x
  CALL PROTECTION:           Ten of the Loans (78.5%) are subject to Lockout /
                             Defeasance. One of the Loans (11.4%) is subject to a "T + 50" make-whole provision, and one of the Loans (10.1%) is subject to Lockout / Yield
                             Maintenance. See Table "Call Protection" below.

  CROSS-COLL / CROSS-DEF:    Seven of the Loans (63.9%) are
                             cross-collateralized and cross-defaulted with one or more Loans in the pool.

                    PROPERTY TYPE DISTRIBUTION
                    --------------------------

PROPERTY             # OF       # OF        % OF       WTD. AVG.
 TYPE                LOANS      PROPS       POOL          LTV           DSCR
Office and
Retail / Office        3          4         31.1%        54.1%         1.97x
Hotel                  4         20         27.8%        69.1%         1.56x
Retail                 2         21         25.8%        68.7%         1.48x
Multi-family           3         14         15.3%        71.9%         1.56x
                 ----------------------------------------------------------------
  TOTAL               12         59        100.0%        64.8%         1.67x

                      CUT-OFF LOAN-TO-VALUE
                      ---------------------

  LTV RANGE        # OF           # OF           % OF          CUMULATIVE
                   LOANS         PROPS           POOL          % OF POOL

 30.8-50.0%          1             1            11.4%            11.4%
 50.1-60.0%          0             0             0.0%            11.4%
 60.1-65.0%          4            15            30.0%            41.4%
 65.1-70.0%          3            19            22.5%            63.9%
 70.1-75.0%          2             3            17.9%            81.8%
 75.1-80.0%          1             2             7.6%            89.5%
 80.1-80.6%          1            19            10.5%           100.0%
             -----------------------------------------------------------------
    TOTAL           12            59           100.0%           100.0%



                          ORIGINAL TERM
                          -------------


                                  # OF                   % OF
                                 LOANS                   POOL
7-Year ARD                         2                     17.8%
10-Year Balloon                    2                     19.1%
10-Year ARD                        6                     42.5%
15-Year ARD                        1                     10.5%

Fully-Amortizing                   1                     10.1%
  TOTAL                           12                    100.0%
-------------------------------------------------------------------------
  Wtd. Avg. Original Term to ARD / Maturity = 11.0 years
  Wtd. Avg. Remaining Term to ARD / Maturity = 10.7 years
  Wtd. Avg. Original Term of Fully-Amortizing Loans = 20.0 years
-------------------------------------------------------------------


          STATE DISTRIBUTION (18 TOTAL STATES)
          ------------------------------------


                        # OF        % OF        WTD. AVG.
       STATE            PROPS       POOL           LTV          DSCR
California               16        15.8%          66.8%         1.66x
Pennsylvania              2        15.3%          60.5%         1.65x
Texas                     3        13.0%          77.9%         1.44x
Massachusetts             1        11.4%          30.8%         2.65x
All others < 8.0%        37        44.5%          70.6%         1.49x
                    -----------------------------------------------------
  TOTAL                  59       100.0%          64.8%         1.67x

               DEBT SERVICE COVERAGE RATIOS


             DSCR           # OF          # OF          % OF
            RANGE          LOANS         PROPS          POOL        CUMULATIVE
          1.20-1.29x         1             19           10.5%          10.5%
          1.30-1.39x         1              2            7.6%          18.2%
          1.40-1.49x         1              1            7.0%          25.2%
          1.50-1.59x         3             19           22.9%          48.1%
          1.60-1.69x         3              5           32.8%          80.9%
          1.70-1.79x         1             10            5.2%          86.1%
          1.80-1.89x         1              2            2.5%          88.6%
          1.90-2.59x         0              0            0.0%          88.6%

          2.60-2.69x         1              1            11.4%        100.0%
                      ------------------------------------------------------------
            TOTAL           12             59           100.0%        100.0%
       ---------------------------------------------------------------------------
                     CALL PROTECTION



           TYPE OF CALL             # OF                         % OF
            PROTECTION              LOANS          LOAN          POOL
            Lock / Def               10           Various        78.5%
           YM (T + 50)                1           Copley         11.4%
        Lock / YM (T-Flat)            1            Shilo         10.1%
                              --------------------------------------------

      TOTAL                          12                         100.0%
  ------------------------------------------------------------------------



[MERRILL LYNCH LOGO]
   (212) 449-3860

Investors should read the Underwriters' Statement which accompanies this Collateral Term Sheet. If the Statement is not included, please contact your account representative. Do not use this information if you have not received and reviewed the Statement. Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (the "Final Prospectus") relating to the Offered Securities referred to in such Underwriters' Statement (the "Offered Securities") in making their investment decision. This Collateral Term Sheet does not include all relevant information relating to the collateral described herein, particularly with respect to the risks and special considerations associated therewith. All collateral information contained herein is preliminary and such information may change. Although the information contained in this Collateral Term Sheet is based on sources which the Underwriters believe to be reliable, the Underwriters make no representation or warranty that such information is accurate or complete. Such information should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. This Collateral Term Sheet and the information contained herein will be superseded by the description of the collateral contained in the Prospectus Supplement.

                            $746,800,000 (APPROXIMATE)

                              INVESTOR TERM SHEET
             COMMERCIAL MORTGAGE ACCEPTANCE CORP., SERIES 1997-ML1
            TOTAL POOL SIZE: $848,482,929 (12 LOANS, 59 PROPERTIES)


PREPAYMENT PROTECTION

o Currently 88.6% of the loans are locked out and 11.4% are subject to yield maintenance penalties.


-----------------------------------------------------------------------------------------------------------------------------------
                                                        TABLE 1
                                             PREPAYMENT PENALTY CATEGORIES
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    WEIGHTED-
                                                                                     WEIGHTED-     WEIGHTED-         AVERAGE
                                                                                      AVERAGE       AVERAGE         NUMBER OF
                                                                                       TERM        REMAINING      MONTHS OF OPEN
                                     #                                                TO ARD/      LOCKOUT/         PREPAYMENT
                                     OF                       BAL          % OF      MATURITY     DEFEASANCE         PRIOR TO
     PREPAYMENT RESTRICTION        LOANS        LOAN          (MM)         POOL       (MOS.)      TERM (MOS.)      ARD/MATURITY
-----------------------------------------------------------------------------------------------------------------------------------
Lockout/Defeasance                10          Various    $665,841,445      78.5%        117          112                4
Yield Maintenance (T+50)          1            Copley      96,908,666      11.4%        116            0                0
Lockout/YM (T-flat)               1            Shilo       85,732,818      10.1%        238          118                3
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS/WTD. AVG./AVG.             12                     $848,482,929     100.0%        129          113(1)             4
-----------------------------------------------------------------------------------------------------------------------------------

(1) The Total/Weighted Average calculation for the "Weighted Average Remaining Lockout/Defeasance Term" only includes those loans for which a lockout restriction applies.


ALLOCATION OF PREPAYMENT PREMIUM

o Any Prepayment Premiums associated with the Copley Loan will be allocated entirely to Class A-4. Prepayment Premiums associated with the "Shilo Loan" will be allocated to the remaining classes according to the formula shown below:

                                                                                        (Bond Coupon -  Discount Rate)
  % of Prepayment Premium on Shilo Loan Allocated to the "Group 2 Principal Bonds" =  -------------------------------------
                                                                                        (Mortgage Rate - Discount Rate)



o In general, this formula provides for an increase in the allocation of Prepayment Premiums on the Shilo Loan to the non-IO classes as interest rates decrease and a decrease in the allocation to such classes as interest rates rise.




[MERRILL LYNCH LOGO]
   (212) 449-3860

Investors should read the Underwriters' Statement which accompanies this Collateral Term Sheet. If the Statement is not included, please contact your account representative. Do not use this information if you have not received and reviewed the Statement. Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (the "Final Prospectus") relating to the Offered Securities referred to in such Underwriters' Statement (the "Offered Securities") in making their investment decision. This Collateral Term Sheet does not include all relevant information relating to the collateral described herein, particularly with respect to the risks and special considerations associated therewith. All collateral information contained herein is preliminary and such information may change. Although the information contained in this Collateral Term Sheet is based on sources which the Underwriters believe to be reliable, the Underwriters make no representation or warranty that such information is accurate or complete. Such information should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. This Collateral Term Sheet and the information contained herein will be superseded by the description of the collateral contained in the Prospectus Supplement.

                            $746,800,000 (APPROXIMATE)

                              INVESTOR TERM SHEET
             COMMERCIAL MORTGAGE ACCEPTANCE CORP., SERIES 1997-ML1
            TOTAL POOL SIZE: $848,482,929 (12 LOANS, 59 PROPERTIES)


MORTGAGE LOAN SUMMARY

---------------------------------------------------------------------------------------------------------------------------------
                                    Property Information                                                   Loan Information

                                                                                                              Orig.
                                                                                                   Orig.    Term to
                                                     Size     Cut-Off Date    Loan /               Amort     ARD /
     Mortgage            Property            # of (# Units/      Principal   Unit or    Mortgage   Term    Maturity    Seasoning
       Loan                Type       State  Prop  Sq. Ft.)       Balance     Sq. Ft.     Rate     (mos.)   (mos.)       (mos.)
 Copley Place         Retail / Office   MA    1   1,214,244     $96,908,666   $79.81      6.75%     360      120            4

 Brookfield           Retail / Office   MN    1     917,959      59,754,386    65.09      8.00%     360      120            6

 Tower Realty             Office      NY, FL  2     810,197     107,000,000   132.07      6.8174%   360(3)    84            1


 Mills Corporation        Retail        PA    1   1,661,279     109,538,921     N/A       7.882%    360      120            6
 Additional Funding       Retail        PA    1     304,463      19,954,654     N/A       7.44%     360      117            3
                                      ------ --   ---------     -----------    -----      -----     ---      ---           --
 Total Funding                                2   1,965,742     129,493,575    65.88      7.814%    360      120            6


 Newton                   Retail      Varies  16  1,182,339      76,640,023     N/A       7.56%     360      180            1
 Additional Funding       Retail      Varies  3     156,123      12,791,840     N/A       7.325%    360      180            1
                                      ------ --   ---------     -----------    -----      -----     ---      ---           --
 Total Funding                                19  1,338,462      89,431,863    66.82      7.526%    360      180            1


 Four Seasons Biltmore     Hotel        CA    1      217         63,000,000 290,322.58    7.138%    300      120            0

 Ritz-Carlton              Hotel        MO    1      301         41,850,000 139,036.54    7.188%    300      120            0

 Four Seasons, Austin      Hotel        TX    1      291         45,150,000 155,154.64    7.188%    300      120            0


 Shilo Inns                Hotel      Varies  16    1,754        65,765,282     N/A       8.47%     240      240            2
 Additional Funding        Hotel        OR    1      246         19,967,537     N/A       8.36%     240      240            1
                                      ------ --   ---------     -----------    -----      -----     ---      ---           --
 Total Funding                                17    2,000        85,732,818  42,866.41    8.44%     240      240            2


Farb Investments        Multi-family    TX    2     2,606        64,781,452  24,858.58    7.40%     360      120            2

AAC I                   Multi-family    CA    10    1,598        44,440,152  27,809.86    7.75%     300       84           11

AAC II                  Multi-family    CA    2      456         20,940,017  45,921.0     7.74%     360      119            4
                                      ------ --   ---------     -----------  ---------    -----     ---      ---           --
Total/Weighted Average                       59                 $848,482,929              7.462%    334      132            3
---------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                    Mezz.                    Call Protection



                                Cut-Off     ARD/                    Type of    Original      Months Open
     Mortgage                    Date     Maturity     Other          Call     Lock/Def  to Prepayment Prior to
       Loan              DSCR    LTV(1)    LTV(1)    Financing     Protection   Period(2)     ARD/Maturity
 Copley Place            2.65x   30.8%     22.8%    $97,500,000     YM (T+50)       0             0

 Brookfield              1.46x   61.0%     53.7%         -            L/D         114             6

 Tower Realty            1.64x   71.3%     66.3%         -            L/D          84             0


 Mills Corporation        N/A     N/A       N/A         (5)           L/D         114             6
 Additional Funding       N/A     N/A       N/A         (5)           L/D         111             6
                         -----   -----     -----                      ---         ---            --
 Total Funding           1.65x   60.5%     53.1%        (5)                       114             6


 Newton                   N/A     N/A       N/A       5,000,000       L/D         180             0
 Additional Funding       N/A     N/A       N/A          -            L/D         180             0
                         -----   -----     -----      ---------       ---         ---            --
 Total Funding           1.24x   80.6%     61.1%      5,000,000                   180             0


 Four Seasons Biltmore   1.58x   69.6%     55.1%         -            L/D         117             3

 Ritz-Carlton            1.61x   69.8%     55.3%         -            L/D         117             3

 Four Seasons, Austin    1.57x   75.0%     59.4%         -            L/D         117             3


 Shilo Inns               N/A     N/A       0.0%         -        L/YM (T-flat)   120             3
 Additional Funding       N/A     N/A       0.0%         -        L/YM (T-flat)   120             3
                         -----   -----     -----   ------------   -------------   ---            --
 Total Funding           1.52x   65.4%      0.0%                                  120             3


Farb Investments         1.35x   79.9%     69.4%      1,940,000       L/D         117             3

AAC I                    1.72x   63.8%     56.7%         -            L/D          60            24

AAC II                   1.85x   64.6%     56.6%         -            L/D         113             6
                         -----   -----     -----   ------------       ---         ---            --
Total/Weighted Average   1.67x   64.8%     54.4%   $104,440,000(6)                116(4)          4
------------------------------------------------------------------------------------------------------------

1 Weighted-average LTV is calculated using third-party appraised values and the principal balance of the mortgage loans as of the Cut-Off, ARD, or Maturity Dates, as applicable.
2 Original Lock / Def Period Abbreviations: L = Lockout; D = Defeasance; YM = Yield Maintenance
3 Tower Realty Loan pays interest only for two years. Commencing with and including the December 1, 1999 payment, the loan amortizes on a 28-year schedule.
4 Weighted-average Original Lock / Def Period includes only those loans for which a lockout restriction applies.
5 The Franklin Mills Borrower may request the Funding of an Additional Amount of $35,000,000. See "-Franklin Mills Loan: The Borrower; The Property."
6 Does not include the Franklin Mills Additional Note. If the Franklin Mills Additional Amount were funded in its entirety by the Mortgage Loan Seller, the total Other Financing of the Mortgage Pool would be $139,440,000.


[MERRILL LYNCH LOGO]
   (212) 449-3860

Investors should read the Underwriters' Statement which accompanies this Collateral Term Sheet. If the Statement is not included, please contact your account representative. Do not use this information if you have not received and reviewed the Statement. Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (the "Final Prospectus") relating to the Offered Securities referred to in such Underwriters' Statement (the "Offered Securities") in making their investment decision. This Collateral Term Sheet does not include all relevant information relating to the collateral described herein, particularly with respect to the risks and special considerations associated therewith. All collateral information contained herein is preliminary and such information may change. Although the information contained in this Collateral Term Sheet is based on sources which the Underwriters believe to be reliable, the Underwriters make no representation or warranty that such information is accurate or complete. Such information should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. This Collateral Term Sheet and the information contained herein will be superseded by the description of the collateral contained in the Prospectus Supplement.

                            $746,800,000 (APPROXIMATE)

                              INVESTOR TERM SHEET
             COMMERCIAL MORTGAGE ACCEPTANCE CORP., SERIES 1997-ML1
            TOTAL POOL SIZE: $848,482,929 (12 LOANS, 59 PROPERTIES)


MORTGAGE LOAN UNDERWRITING: ADJUSTMENTS TO NET OPERATING INCOME

-------------------------------------------------------------------------------------------------------
                                                                                 TENANT IMPROVEMENTS
                                         BASE RENT      AVERAGE                  -------------------
                                         PER ROOM,       LEASE
                                      UNIT, OR SQUARE    TERM       RENEWAL                   RENEWAL
LOAN                                      FOOT (1)      (YEARS)   PROBABILITY   NEW TENANT    TENANT
----                                  ---------------   -------   -----------   ----------    -------
Copley Place                Range       $28.00-55.00     10.00       70.0%     $7.00-30.00  $2.00-5.00
                            Wtd Avg.       34.37         10.00       70.0%        24.57        4.29
Brookfield                  Range       13.50-27.00      10.00       60.0%      7.40-30.00  2.00-10.00
                            Wtd Avg.       22.77         10.00       60.0%        23.83        7.82
Tower Realty                Range       21.00-37.00   5.00-10.00  65.0-70.0%   20.00-30.00  8.00-15.00
                            Wtd Avg.       29.80         7.75        67.7%        25.50        11.85
Mills Corporation           Range        4.40-50.00      10.00       70.0%         N/A          N/A
                            Wtd Avg.       15.78         10.00       70.0%         N/A          N/A
Newton Oldacre McDonald     Range        4.50-22.00      10.00       60.0%         7.00        2.00
                            Wtd Avg.        8.69         10.00       60.0%         7.00        2.00
Four Seasons Biltmore Hotel Avg.           242.33         N/A         N/A          N/A          N/A

Ritz-Carlton Hotel          Avg.           149.72         N/A         N/A          N/A          N/A

Four Seasons Hotel, Austin  Avg.           166.05         N/A         N/A          N/A          N/A

Shilo Inns                  Range       43.05-100.34      N/A         N/A          N/A          N/A
                            Wtd Avg.       78.21          N/A         N/A          N/A          N/A
Farb                        Range        480-1,460        N/A         N/A          N/A          N/A
                            Wtd Avg.        614           N/A         N/A          N/A          N/A
AAC I                       Range         450-925         N/A         N/A          N/A          N/A
                            Wtd Avg.        661           N/A         N/A          N/A          N/A
AAC II                      Range       1,075-1,800       N/A         N/A          N/A          N/A
                            Wtd Avg.       1,246          N/A         N/A          N/A          N/A
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------
                            LEASING COMMISSIONS
                            -------------------
                                                 MANAGE-       CAPITAL
                              NEW     RENEWAL   MENT FEES      RESERVES
LOAN                        TENANT     TENANT      (2)           (3)
----                        ------    -------   ---------      --------
Copley Place                 5.0%       2.5%       3.00%       $0.15
                             5.0%       2.5%       3.00%        0.15
Brookfield                   5.0%       2.5%     3.00-4.00%     0.20
                             5.0%       2.5%       3.35%        0.20
Tower Realty                 5.0%       2.5%     1.50-3.00%     0.15
                             5.0%       2.5%       2.18%        0.15
Mills Corporation             N/A       N/A      3.00-4.00%     0.25
                              N/A       N/A        3.00%        0.25
Newton Oldacre McDonald      5.0%       2.5%       4.00%        0.15
                             5.0%       2.5%       4.00%        0.12
Four Seasons Biltmore Hotel   N/A       N/A        2.70%        4.00%

Ritz-Carlton Hotel            N/A       N/A        6.25%        4.00%

Four Seasons Hotel, Austin    N/A       N/A        3.34%        4.00%

Shilo Inns                    N/A       N/A        5.00%        4.00%
                              N/A       N/A         N/A          N/A
Farb                          N/A       N/A        5.00%      210/unit
                              N/A       N/A        5.00%      210/unit
AAC I                         N/A       N/A        4.00%      250/unit
                              N/A       N/A        4.00%      250/unit
AAC II                        N/A       N/A        4.00%      250/unit
                              N/A       N/A        4.00%      250/unit
-------------------------------------------------------------------------




(1) Represents ADR for the Four Seasons Biltmore Hotel Loan, Four Seasons Hotel Austin Loan, and the Ritz-Carlton Hotel Loan and monthly rent per unit for Farb Investments and American Apartment, Communities I & II.
(2) Represents percentage of Effective Gross Income for Four Seasons Biltmore Hotel Loan, Ritz-Carlton Hotel Loan, and Four Seasons Austin Hotel Loan.
(3) Represents dollars per square foot or unit. For the Four Seasons Biltmore Hotel Loan, Four Seasons Hotel Austin Loan, and the Ritz-Carlton Hotel Loan represents percentage of Gross Income.

[MERRILL LYNCH LOGO]
   (212) 449-3860

Investors should read the Underwriters' Statement which accompanies this Collateral Term Sheet. If the Statement is not included, please contact your account representative. Do not use this information if you have not received and reviewed the Statement. Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (the "Final Prospectus") relating to the Offered Securities referred to in such Underwriters' Statement (the "Offered Securities") in making their investment decision. This Collateral Term Sheet does not include all relevant information relating to the collateral described herein, particularly with respect to the risks and special considerations associated therewith. All collateral information contained herein is preliminary and such information may change. Although the information contained in this Collateral Term Sheet is based on sources which the Underwriters believe to be reliable, the Underwriters make no representation or warranty that such information is accurate or complete. Such information should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. This Collateral Term Sheet and the information contained herein will be superseded by the description of the collateral contained in the Prospectus Supplement.

                            $746,800,000 (APPROXIMATE)

                              INVESTOR TERM SHEET
             COMMERCIAL MORTGAGE ACCEPTANCE CORP., SERIES 1997-ML1
            TOTAL POOL SIZE: $848,482,929 (12 LOANS, 59 PROPERTIES)


PROPERTY TYPE DISTRIBUTION BY CUT-OFF DATE BALANCE

                                                              PERCENTAGE OF
                                            CUT-OFF DATE       CUT-OFF DATE
                             NUMBER OF        PRINCIPAL         PRINCIPAL          APPRAISED    WEIGHTED AVERAGE   WEIGHTED AVERAGE
     PROPERTY TYPE          PROPERTIES        BALANCE            BALANCE             VALUE             LTV               DSCR
----------------------      ----------      ------------      -------------     --------------- ----------------   ----------------
Office and Retail / Office       4            $263,663,052        31.1%           $563,000,000        54.1%             1.97x
Retail                          21             218,925,438        25.8%            325,005,000        68.7%             1.48x
Hotel                           20             235,732,818        27.8%            341,825,000        69.1%             1.56x
Multi-family                    14             130,161,621        15.3%            183,230,000        71.9%             1.56x
                                --            ------------       -----          --------------        ----              -----
TOTAL/WEIGHTED AVERAGE          59            $848,482,929       100.0%         $1,413,060,000        64.8%             1.67x

STATE DISTRIBUTION BY CUT-OFF DATE BALANCE

                                                               PERCENTAGE OF
                                               CUT-OFF DATE    CUT-OFF DATE
                            NUMBER OF            PRINCIPAL       PRINCIPAL           APPRAISED    WEIGHTED AVERAGE WEIGHTED AVERAGE
         STATE              PROPERTIES            BALANCE         BALANCE              VALUE            LTV              DSCR
         -----              ----------         ------------    -------------         ---------    ---------------- ----------------
          CA                    16             $134,227,627        15.8%           $201,905,000        66.8%            1.66x
          PA                    2               129,493,575        15.3%            214,000,000        60.5%            1.65x
          TX                    3               109,931,452        13.0%            141,300,000        77.9%            1.44x
          MA                    1                96,908,666        11.4%            315,000,000        30.8%            2.65x
          NY                    1                67,000,000         7.9%             95,000,000        70.5%            1.86x
          FL                    5                62,522,457         7.4%             83,035,000        75.5%            1.26x
          MN                    1                59,754,386         7.0%             98,000,000        61.0%            1.46x
          OR                    7                52,142,455         6.1%             77,750,000        67.1%            1.50x
          MO                    1                41,850,000         4.9%             60,000,000        69.8%            1.61x
          AL                    7                32,119,205         3.8%             39,120,000        82.2%            1.25x
          MS                    3                13,636,311         1.6%             17,560,000        77.7%            1.23x
          ID                    3                12,539,089         1.5%             19,350,000        64.8%            1.41x
          TN                    3                10,824,944         1.3%             13,990,000        77.2%            1.16x
          LA                    1                 9,144,913         1.1%             10,900,000        83.9%            1.21x
          WA                    2                 7,087,156         0.8%             12,650,000        56.0%            1.86x
          AZ                    1                 5,709,026         0.7%              8,600,000        66.4%            1.48x
          WY                    1                 2,407,635         0.3%              3,500,000        68.8%            1.69x
          KY                    1                 1,184,033         0.1%              1,400,000        84.2%            1.50x
                            ----------         ------------    -------------     --------------        ----             -----
TOTAL / WEIGHTED AVERAGE        59             $848,482,929       100.0%         $1,413,060,000        64.8%            1.67x



[MERRILL LYNCH LOGO]
   (212) 449-3860

Investors should read the Underwriters' Statement which accompanies this Collateral Term Sheet. If the Statement is not included, please contact your account representative. Do not use this information if you have not received and reviewed the Statement. Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (the "Final Prospectus") relating to the Offered Securities referred to in such Underwriters' Statement (the "Offered Securities") in making their investment decision. This Collateral Term Sheet does not include all relevant information relating to the collateral described herein, particularly with respect to the risks and special considerations associated therewith. All collateral information contained herein is preliminary and such information may change. Although the information contained in this Collateral Term Sheet is based on sources which the Underwriters believe to be reliable, the Underwriters make no representation or warranty that such information is accurate or complete. Such information should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. This Collateral Term Sheet and the information contained herein will be superseded by the description of the collateral contained in the Prospectus Supplement.

                            $746,800,000 (APPROXIMATE)

                              INVESTOR TERM SHEET
             COMMERCIAL MORTGAGE ACCEPTANCE CORP., SERIES 1997-ML1
            TOTAL POOL SIZE: $848,482,929 (12 LOANS, 59 PROPERTIES)


PROPERTY AND LOAN SUMMARIES

Copley Place. Copley Place is a 3.7-million-square-foot, mixed-use development opened in 1983 comprised of a 368,921 square-foot regional shopping center, 845,323 square feet in office space in four interconnected towers, and two garages with a total of 1,525 parking spaces. Also part of Copley Place, but not subject to the lien created by the mortgage, are a 1,200-room Marriott Hotel, an 812-room Westin Hotel, and 104 cooperative residences. The Loan has a principal balance as of the Cut-Off Date of approximately $96,908,666 and is evidenced by a Class A Promissory Note in the original principal amount of $97,500,000. The Loan is secured by a first-priority mortgage lien encumbering Copley Place; the mortgage also secures a Class B Promissory Note in the original and current principal amount of $97,500,000. The Copley Class B Note was retained by MetLife and will not be an asset of the Trust Fund.

Brookfield Properties. The Brookfield Property consists of Dain Bosworth Plaza and Gaviidae Common Phase II, a mixed-use office and retail development located in the downtown core, or the financial district, of Minneapolis, MN. The property consists of a 40-story, 592,953-square-foot Class A office tower, a 119,271-square-foot department store occupied by Neiman Marcus, and a 69,593-square foot, four-level vertical retail mall. Three subterranean levels provide off-street parking with 220 underground parking stalls. The Loan was originated by Midland Loan Services, L.P., a Missouri limited partnership and acquired simultaneously therewith by Merrill Lynch Mortgage Capital, Inc., on May 13, 1997. The Loan had an original principal amount of $60,000,000 and has a principal balance as of the Cut-Off Date of $59,754,386.

Tower Realty. The Tower Realty Loan is secured by two (2) properties, Tower 45 and One Orlando Center. Tower 45 is a 40-story, Class A office building constructed in 1989 on a 15,565-square-foot site located in midtown Manhattan. Tower 45 contains approximately 440,029 rentable square feet. The two largest tenants, D.E. Shaw & Co., L.P., and Equitable Life Assurance Society of the United States, occupy 63,871 square feet (15% of GLA), and 44,081square feet (10% of GLA), respectively. One Orlando Center is a 19-story Class A office building constructed in 1987, with a detached multi-level parking garage. One Orlando Center contains approximately 357,181 rentable square feet, of which First Union Bank and United Healthcare, the two (2) largest tenants, occupy 69,363 square feet (19% of GLA) and 39,245 square feet (11% of GLA), respectively. The Loan was originated in the amount of $54,000,000 by Midland Loan Services, L.P. on October 16, 1997 and acquired simultaneously therewith by Merrill Lynch Mortgage Capital, Inc. On November 26, 1997, the principal amount of the original Loan was increased by $53,000,000, and the original Loan was consolidated, amended, and restated to from a single lien on the Tower Realty Properties with a principal balance on such date of $107,000,000. The Loan has a principal balance as of the Cut-Off Date of approximately $107,000,000.

Franklin Mills. Franklin Mills Outlet Mall is a 1.7-million-square-foot, super-regional outlet shopping mall that opened in 1989 and was renovated in 1997; the space is configured as seven single-story connected legs joined in a zigzag pattern, with each leg representing different merchandise price points. Anchors are located on each end of the legs. Parking is available on-site for approximately 7,100 cars. Liberty Plaza, located across the street from Franklin Mills, is also part of the collateral package. Liberty Plaza contains 314,879 rentable square feet and parking for 1,700 cars. The Loan was originated by Midland Loan Services, L.P. and acquired simultaneously therewith by Merrill Lynch Mortgage Capital, Inc., on May 5, 1997. The Loan had a balance at origination of $110,000,000. On August 8, 1997, at the election of the borrower under the loan, the principal amount of the mortgage note was increased by $20,000,000. Subject to the terms of the Franklin Mills Note, the Franklin Mills Borrower may request an additional increase in principal up to an aggregate principal indebtedness of $165,000,000. Any Additional Amount that may be funded pursuant to the terms of the Franklin Mills will not be deposited in the Trust Fund. The Trust Fund will not be obligated to advance any such Additional Amounts. The Franklin Mills Loan has a principal balance as of the Cut-Off Date of approximately $129,493,575.


[MERRILL LYNCH LOGO]
   (212) 449-3860

Investors should read the Underwriters' Statement which accompanies this Collateral Term Sheet. If the Statement is not included, please contact your account representative. Do not use this information if you have not received and reviewed the Statement. Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (the "Final Prospectus") relating to the Offered Securities referred to in such Underwriters' Statement (the "Offered Securities") in making their investment decision. This Collateral Term Sheet does not include all relevant information relating to the collateral described herein, particularly with respect to the risks and special considerations associated therewith. All collateral information contained herein is preliminary and such information may change. Although the information contained in this Collateral Term Sheet is based on sources which the Underwriters believe to be reliable, the Underwriters make no representation or warranty that such information is accurate or complete. Such information should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. This Collateral Term Sheet and the information contained herein will be superseded by the description of the collateral contained in the Prospectus Supplement.

                            $746,800,000 (APPROXIMATE)

                              INVESTOR TERM SHEET
             COMMERCIAL MORTGAGE ACCEPTANCE CORP., SERIES 1997-ML1
            TOTAL POOL SIZE: $848,482,929 (12 LOANS, 59 PROPERTIES)


PROPERTY AND LOAN SUMMARIES (CON'T)

Newton Oldacre McDonald. The Properties securing the Newton Oldacre McDonald Loan are comprised of Newton Oldacre McDonald's fee interests in 19 community and neighborhood retail shopping centers located in Alabama, Tennessee, Florida, Mississippi, Kentucky and Louisiana. The Properties range in size from approximately 7,488 square feet to 191,787 square feet,with an average size of 66,923 square feet. The NOM Properties range in age from less than one year to approximately 22 years. Four of the NOM Properties, or 10.6% of GLA, have opened within the twelve months prior to November 1, 1997, and 13 of the properties, or 67.8% of GLA, have either opened or undergone renovation within the past five years. The Newton Oldacre McDonald Loan was made to the Borrower in two advances. The first advance of the Newton Oldacre McDonald Loan, in the original principal amount of $76,702,000 was originated by Midland Loan Services, L.P. ("Midland") on October 14, 1997 and acquired simultaneously therewith by Merrill Lynch Mortgage Capital, Inc. Subsequently, the Newton Oldacre McDonald Loan was acquired by Midland in connection with the origination of the second advance (the "Second Advance") of $12,800,000 on November 26, 1997 and reacquired simultaneously therewith by MLMC. The Newton Oldacre McDonald Loan has a principal balance as of the Cut-Off Date of approximately $89,431,863, and is evidenced by a consolidated, amended, and restated mortgage note.

Four Seasons Biltmore. The Four Seasons Biltmore Hotel is a 217-room luxury hotel located on approximately 18 acres of oceanfront property near Santa Barbara, California. It has been rated "Four A, Four Diamond" by the American Automobile Association and has also received Mobil Travel Guide's prestigious 4 Star Award. The hotel features 15,000 square feet of meeting and banquet spaces, four restaurants, a fully staffed health club and spa, three tennis courts, and a private beach club called the Coral Casino Beach Club (non-gaming related) which offers an Olympic-sized swimming pool. There are also over 300 parking spaces and a gift shop located on the premises. The Four Seasons Biltmore Hotel was originally built in 1927, had subsequent improvements in 1937 and 1983, and was renovated between 1988-1990. Noted landscape architect Ralph Stevens designed the grounds, which feature hundreds of species of rare and exotic plants. There are also 13 guest cottages, as well as a recreation area for croquet, shuffleboard, and a putting green. The Loan was originated by Midland Loan Services, L.P. on November 24, 1997 and acquired simultaneously therewith by Merrill Lynch Mortgage Capital Inc. The Loan had a principal balance at origination of $63,000,000.

Ritz-Carlton. The Ritz-Carlton Hotel, St. Louis, Missouri is a multi-story, 301-room luxury hotel situated on approximately three acres in Clayton, Missouri. It has been rated "Four A, Four Diamond" by the American Automobile Association and has also received Mobil Travel Guide's 4 Star Award. The hotel features 29,000 square feet of meeting and banquet spaces, two restaurants, a fully staffed health club, a cigar club, an indoor swimming pool and a sauna. The Ritz-Carlton Hotel, St. Louis was built in 1990. For the twelve month period ended September 30, 1997, the average occupancy rate for the Ritz-Carlton Hotel, St. Louis was approximately 76.4% and the average daily room rate (the "ADR") was approximately $150.17. As of October 20, 1997, the appraised value of the Ritz-Carlton Hotel, St. Louis was approximately $60,000,000. The Loan was originated by Midland Loan Services, L.P. on November 24, 1997 and acquired simultaneously therewith by Merrill Lynch Mortgage Capital, Inc. The Ritz Loan had a principal balance at origination of $41,850,000.

Four Seasons, Austin. The Four Seasons Hotel, Austin is a multi-story, 291-room luxury hotel comprised of approximately three acres of land in Austin, Texas. It has been rated "Triple A, Four Diamond" by the American Automobile Association and has also received Mobil Travel Guide's prestigious 4 Star Award. It features 18,021 square feet of meeting and banquet spaces, one restaurant, one cafe, a fully staffed health club, a heated outdoor pool and a sauna. The Four Seasons Hotel, Austin was built in 1986, and has undergone renovations in 1996 and 1997. The individual rooms are each independently heated and cooled by a thermostat controlled, three speed air handler. The Loan was originated by Midland Loan Services, L.P. on November 24, 1997 and acquired simultaneously therewith by Merrill Lynch Mortgage Capital, Inc. The Loan had a principal balance at origination of $45,150,000.



[MERRILL LYNCH LOGO]
   (212) 449-3860

Investors should read the Underwriters' Statement which accompanies this Collateral Term Sheet. If the Statement is not included, please contact your account representative. Do not use this information if you have not received and reviewed the Statement. Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (the "Final Prospectus") relating to the Offered Securities referred to in such Underwriters' Statement (the "Offered Securities") in making their investment decision. This Collateral Term Sheet does not include all relevant information relating to the collateral described herein, particularly with respect to the risks and special considerations associated therewith. All collateral information contained herein is preliminary and such information may change. Although the information contained in this Collateral Term Sheet is based on sources which the Underwriters believe to be reliable, the Underwriters make no representation or warranty that such information is accurate or complete. Such information should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. This Collateral Term Sheet and the information contained herein will be superseded by the description of the collateral contained in the Prospectus Supplement.

                            $746,800,000 (APPROXIMATE)

                              INVESTOR TERM SHEET
             COMMERCIAL MORTGAGE ACCEPTANCE CORP., SERIES 1997-ML1
            TOTAL POOL SIZE: $848,482,929 (12 LOANS, 59 PROPERTIES)


PROPERTY AND LOAN SUMMARIES (CON'T)

Shilo Inns. The Shilo Inns Hotel Portfolio securing the Shilo Inns Loan is comprised of 17 hotels located in Idaho, Wyoming, Oregon, California, Washington, and Arizona. The Shilo Inns Hotels range in size from 48 rooms to 246 rooms, totaling 2,000 rooms. As of May 31, 1997 (August 31, 1997 in the case of the Lincoln City, OR Property), the weighted average occupancy for the Shilo Inns Hotel Portfolio was 58%, the weighted average daily rate was $70.86 and the weighted average revenue per available room was $41.01.
 The Shilo Inn Loans comprise 17 loans, in the aggregate original principal amount of $86,622,000. Sixteen of the Shilo Inn Loans were originated by KeyCorp Real Estate Capital Markets, Inc., on March 18, 1997 and acquired by Merrill Lynch Mortgage Capital, Inc., on September 26, 1997, and thereafter modified on September 29, 1997. One of the Shilo Inn Loans was originated on October 28, 1997 by Merrill Lynch Credit Corp.

Farb. The Farb Apartments Properties securing the Farb Loan consists of 2 multi-family properties, Nob Hill Apartments and West Point Apartments, containing a total of 2,606 units. Both properties are located in the Houston, TX, metropolitan area. As of October 31, 1997 the weighted average occupancy for the Farb Apartments Properties was 96.7%. The Farb Loans were made to the respective Farb Borrowers, Farb Investment Nob Hill, Ltd., and Farb Investments West Point, Ltd., in the original principal amounts, respectively, of $36,240,000 and $28,640,000, were originated by L.J. Melody and Company on September 19, 1997 and acquired simultaneously therewith by Merrill Lynch Mortgage Capital, Inc. The Farb Loans have a principal balance as of the Cut-Off Date, respectively, of approximately $36,184,954 and approximately $28,596,498.

American Apartment Communities I. The American Apartment Communities I portfolio consists of 10 multi-family properties, containing 1,598 total units, located in Monterey County, California. The properties were built between 1963 and 1986. As of October 1997, the weighted-average occupancy of the American Apartment Communities I portfolio was approximately 96.3%. The Loan was originated by Midland Loan Services, L.P. on December 31, 1996, and acquired simultaneously therewith by Merrill Lynch Mortgage Capital, Inc. The Loan had a principal balance at origination of $45,000,000 and has a principal balance as of the Cut-Off Date of approximately $44,440,152.

American Apartment Communities II. The American Apartment Communities II portfolio is comprised of two (2) multi-family complexes located in Northern California, Birch Creek Apartments and Marina Playa Apartments. Birch Creek Apartments, located in Mountain View, CA, is a 184-unit residential complex consisting of 20 two-story buildings. The property, constructed in 1968, is situated on a 6.4-acre site and contains 162,000 net rentable square feet. The property contains 200 carport-style parking spaces and 187 uncovered parking spaces. Marina Playa Apartments, loacted in Santa Clara, CA, is a 272-unit residential complex consisting of 14 two-story buildings. The property, constructed in 1971, is situated on a 10.0-acre site and contains 230,084 net rentable square feet. The property contains 227 carport-style parking spaces and 211 uncovered parking spaces. The Loan was originated by Midland Loan Services, L.P. on July 2, 1997 and acquired simultaneously therewith by Merrill Lynch Mortgage Capital, Inc. The Loan had a principal balance at origination of $21,000,000.00 and has a principal balance as of the Cut-Off Date of approximately $20,940,017.



[MERRILL LYNCH LOGO]
   (212) 449-3860

Investors should read the Underwriters' Statement which accompanies this Collateral Term Sheet. If the Statement is not included, please contact your account representative. Do not use this information if you have not received and reviewed the Statement. Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (the "Final Prospectus") relating to the Offered Securities referred to in such Underwriters' Statement (the "Offered Securities") in making their investment decision. This Collateral Term Sheet does not include all relevant information relating to the collateral described herein, particularly with respect to the risks and special considerations associated therewith. All collateral information contained herein is preliminary and such information may change. Although the information contained in this Collateral Term Sheet is based on sources which the Underwriters believe to be reliable, the Underwriters make no representation or warranty that such information is accurate or complete. Such information should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. This Collateral Term Sheet and the information contained herein will be superseded by the description of the collateral contained in the Prospectus Supplement.

                           $746,800,000 (APPROXIMATE)

                              INVESTOR TERM SHEET
             COMMERCIAL MORTGAGE ACCEPTANCE CORP., SERIES 1997-ML1
            TOTAL POOL SIZE: $848,482,929 (12 LOANS, 59 PROPERTIES)


                                 COPLEY PLACE
--------------------------------------------------------------------

                         LOAN INFORMATION

PRINCIPAL BALANCE:       Original           December 1, 1997
                         --------           ----------------
     CLASS A NOTE:      $ 97,500,000           $ 96,908,666
     TOTAL:             $195,000,000           $194,408,666

ORIGINATION DATE:                July 30, 1997

ANTICIPATED REPAYMENT
DATE ("ARD"):           N/A

MATURITY DATE:
     CLASS A NOTE:      The Class A Note will receive principal
                        payments and will amortize based upon the full principal balance of $195,000,000.

     TOTAL:             August 1, 2007

INTEREST RATE:
     CLASS A NOTE:      6.75%
     TOTAL:             7.44%

AMORTIZATION:           30 years

EVENT OF DEFAULT:       The Class B Note is subordinate to the Class
                        A Note with respect to the monies collected on the underlying Loan. In the event that an Event of Default has occurred and is continuing for a period of two (2) months, and if the Servicer, the Class A Note Holder,
                        (i.e., the Trust Fund) and the Class B Note
                        Holder are unable to reach agreement with respect to an appropriate course of action, the Class B Note Holder may elect to (I) require the Servicer to commence forclosure, or (ii) purchase the Class A Note Holder's
                        Interest. If, after five months, the Class B
                        Note Holder has taken no action on a loan which is in default, the Class A Note Holder may require the Servicer must commence foreclosure proceedings.

PREPAYMENT TERMS/
DEFEASANCE/
RELEASE PROVISIONS:     Prepayment of the Mortgage Loan is permitted
                        in whole, but not in part, provided that (I) all amounts due on or before the Prepayment
                        Date have been paid in full, (ii) a written notice of prepayment has been delivered to the Class A Note Holder and Class B Note
                        Holder, (iii) the Holder of each Note has received no less than ten business days' notice of the actual date of prepayment, and
                        (iv) the Note Prepayment Fee or yield
                        maintenance plus 50 basis points has been provided by the Borrower.

SERVICER:               Metropolitan  Life  Insurance  Company will
                        be the  Servicer  for both the Class A Note
                        and  the  Class  B  Note.  Pursuant  to the
                        Copley  Place  Servicing   Agreement,   the
                        Servicer has no authority to modify the terms of the Copley Place loan without the prior written consent of the Class A Note
                        Holder and Class B Note Holder.

                       PROPERTY INFORMATION

PROPERTY TYPE:          Mixed-use Retail / Office

WEIGHTED-AVERAGE
OCCUPANCY:              Retail               98.7%
                        Office               88.7%
                        --------------------------
                        Total                91.7%

YEAR BUILT:             1984

THE COLLATERAL:         Copley Place

RETAIL/OFFICE MIX:      Retail    368,921 square feet
                        Office    845,323 square feet
                        -----------------------------
                        Total   1,214,244 square feet

PROPERTY
MANAGEMENT:             Overseas Management, Inc.

1996 NET
OPERATING INCOME:       $25,370,123

ANNUALIZED
PROFORMA CASHFLOW:      $21,527,155

APPRAISED VALUE:        $315,000,000

APPRAISED BY:           Landauer Real Estate Counselors

APPRAISAL DATE:         June 30, 1997

LTV AS OF 12/1/97:
     CLASS A NOTE:      30.8%
     CLASS A AND B
         NOTES:         61.7%

ANNUAL DEBT SERVICE:
     CLASS A NOTE(1):   $8,132,794
     CLASS A AND B
         NOTES:         $16,265,588

DSC:
     CLASS A NOTE:      2.65x
     CLASS A AND B
         NOTES:         1.32x

LOAN/SQ. FT.
AS OF 12/1/97:
     CLASS A NOTE:      $79.81
     CLASS A AND B
         NOTES:         $160.11


(1) Represents 50% of amount due under Class A and Class B Notes.

                           $746,800,000 (APPROXIMATE)

                              INVESTOR TERM SHEET
             COMMERCIAL MORTGAGE ACCEPTANCE CORP., SERIES 1997-ML1
            TOTAL POOL SIZE: $848,482,929 (12 LOANS, 59 PROPERTIES)


          DAIN BOSWORTH PLAZA / GAVIIDAE COMMON PHASE I & II



--------------------------------------------------------------------

                         LOAN INFORMATION

PRINCIPAL BALANCE:      Original            December 1, 1997
                        --------            ----------------
                        $60,000,000         $59,754,386

ORIGINATION DATE:      May 13, 1997

ANTICIPATED REPAYMENT
DATE ("ARD"):           June 1, 2007

MATURITY DATE:         June 1, 2027

INTEREST RATE:         8.00%

AMORTIZATION:          30 years

HYPERAMORTIZATION:     Subsequent to June 1, 2007, the interest rate
                       will increase to the greater of 13.00% or 500 basis points plus the interpolated UST rate with a term approximating the period from the ARD to the Maturity Date (the "Revised
                       Interest Rate"). Additionally, all excess cash flow will be captured under the terms of the Cash Collateral Agreement and applied to the outstanding principal balance of the Note.
                       Interest due under the Revised Interest Rate above that which is due under the Initial
                       Interest Rate will be payable subsequent to the payment of principal.

PREPAYMENT TERMS/
DEFEASANCE/
RELEASE PROVISIONS:    Prepayment is not permitted until 180 days
                       prior to the ARD after which the prepayment without penalty is permitted. Defeasance will be permitted the earlier of four years from the date of Closing and two years from the Delivery Date.

THE BORROWERS:         The borrowing entity, Brookfield DB Inc. is
                       organized as a special-purpose,
                       bankruptcy-remote entity.

MASTER LEASE:          As additional collateral for the Mortgage
                       Loan, Brookfield Arc Inc. has entered into a Master Lease of approximately 20,000 square feet of retail space in Gaviidae Common Phase
                       II. The Master Lease is guaranteed by the Edper Group Limited and will remain in effect until the earlier of (I) May 1, 2007 or (ii) such time as Dain Bosworth Plaza and Gaviidae
                       Common Phases I and II achieve a Debt Service
                       Coverage Ratio of 1.50x with respect to the prior six months.

PLEDGE OF GAVIIDAE
COMMON PHASE I:        An existing mortgage note and related mortgage
                       encum-bering the ground subleasehold interest and fee interest in Gaviidae Common Phase I has been pledged as additional collateral for the Mortgage Loan until such time that Dain
                       Bosworth Plaza and Gaviidae Common Phase II achieve a Debt Service Coverage Ratio of 1.50x with respect to the prior six months.

CAPITAL AND TI
RESERVE: Commencing one year prior to the expiration of any Material Lease, the Borrower shall escrow monthly 1/12 the product of (I) $35/Sq. Ft. for any Material Lease which is an office lease or $15/Sq. Ft. for any Material Lease which is a retail lease and (ii) the square footage of the applicable lease. A Material Lease is defined as a lease in excess of 20,000 square feet for space within Dain Bosworth Plaza and 10,000 square feet for space within Gaviidae Common Phase II. The reserve is effective only after the release of the Gaviidae I Pledge.

                       PROPERTY INFORMATION

PROPERTY TYPE:      Mixed-use retail/office

OCCUPANCY:          Dain Bosworth/Gaviidae Phase II 93.2%
                    Gaviidae Phase I                98.0%
                    -------------------------------------
                    Weighted Average Total          94.4%

YEAR BUILT:         Dain Bosworth Plaza/Gaviidae Phase II:  1991
                    Gaviidae Phase I (excluding Saks)       1989

THE COLLATERAL:1    Dain Bosworth  Plaza and Gaviidae  Common Phase
                    II.

                    Gaviidae Common Phase I will provide additional collateral until release requirements are satisfied.

RETAIL/OFFICE MIX:  Dain Bosworth Plaza/Gaviidae Phase II
                        Retail 188,864 sq. ft.
                        Office 592,953 sq. ft.

                    Gaviidae Phase I
                        Retail 254,480 sq. ft.

PROPERTY
MANAGEMENT:         Brookfield Management Services, LLC

1996 NET OPERATING
INCOME:             Dain Bosworth/Gaviidae Phase II    $4,628,483
                    Gaviidae Phase I                   $  693,564
                    ---------------------------------------------
                    Total                              $5,322,047

UNDERWRITTEN
CASHFLOW:           Dain Bosworth/Gaviidae Phase II    $6,688,213
                    Gaviidae Phase I                   $1,012,636
                    ---------------------------------------------
                    Total                              $7,700,849

APPRAISED VALUE:    Dain Bosworth/Gaviidae Phase II   $86,000,000
                    Gaviidae Phase I                  $12,000,000
                    ---------------------------------------------
                    Total                             $98,000,000

APPRAISED BY:       Lunz Massopust Reid Decaster & Lammers Inc.

APPRAISAL DATE:     March 1, 1997

LTV AS OF 12/1/97:   61.0%

ANNUAL DEBT SERVICE: $5,283,105

DSC:                 1.46x

LOAN/SQ. FT.
AS OF 12/1/97:       $65.09 / sq. ft.


---------------------------

(1) The pledge of the mortgage note and related mortgage encumbering the ground subleasehold interest and fee interest in Gaviidae Common Phase I will be released upon the achievement of certain debt service coverage tests as descrubed in the Loan Information above.

                      $746,800,000 (APPROXIMATE)

                         INVESTOR TERM SHEET
        COMMERCIAL MORTGAGE ACCEPTANCE CORP., SERIES 1997-ML1
       TOTAL POOL SIZE: $848,482,929 (12 LOANS, 59 PROPERTIES)


                          TOWER REALTY TRUST



--------------------------------------------------------------------

                         LOAN INFORMATION

PRINCIPAL BALANCE:        Original          December 1, 1997
                          --------          ----------------
                        $107,000,000           $107,000,000

ORIGINATION DATE:       November 26, 1997

ANTICIPATED REPAYMENT
DATE ("ARD"):           November 1, 2004

MATURITY DATE:          November 1, 2027

BLENDED INTEREST RATE:  6.8174%

AMORTIZATION:           3 months interest only, then 28 year
                        amortization schedule.

HYPERAMORTIZATION:      Subsequent to November 1, 2004, the interest
                        rate will increase to the greater of 8.8174% or 200 basis points plus the interpolated
                        15-year UST rate. Additionally, all excess cash flow will be captured under the terms of the Cash Collateral Agreement and applied to the outstanding principal balance of the Note. Interest due under the Revised Interest
                        Rate, which is in excess of that which is due under the Initial Interest Rate, will accrue and will be payable subsequent to the payment of principal.


PREPAYMENT TERMS/
DEFEASANCE/ RELEASE
PROVISIONS:             Prepayment is not permitted through and
                        including October 31, 2004. Subsequent to and including November 1, 2004, the Note is prepayable without penalty.

                        Subsequent to the earlier of October 16, 2000 or the second anniversary of the Delivery Date, defeasance will be permitted upon the delivery of appropriate Defeasance Collateral. Partial defeasance is permitted upon delivery of 125% of the Allocated Loan Amount.

THE BORROWER:           The borrowing entity, Magnolia Associates,
                        Ltd., as well as its general partner, is organized as a special-purpose, bankruptcy-remote entity.

TENANT IMPROVEMENTS &
LEASING COMMISSION
RESERVES:

  TOWER 45:             Ongoing reserves equal to 1/12 the product of
                        $2.00 and the total square footage. One year prior to expiration of a Material Lease, an additional monthly reserve equal to 1/12 the product of $35, adjusted on an annual basis for CPI, and the square footage of space leased to tenants with Material Leases.
                        Material Leases are those leases comprising at least 25,000 square feet.

  ONE ORLANDO CENTER:   Ongoing reserves equal to 1/12 the product of
                        $1.50 and the total square footage. One year prior to expiration of a material lease, an additional monthly reserve equal to 1/12 the product of $25, adjusted on an annual basis for CPI, and the square footage of space leased to tenants with Material Leases.
                        Material leases are those leases comprising at least 20,000 square feet.

CROSS-COLLATERALIZATION/
DEFAULT:                Yes

                       PROPERTY INFORMATION

PROPERTY TYPE:          Office

LOCATION:               Tower 45
                        120 West 45th Street
                        New York, New York

                        One Orlando Center
                        800 North Magnolia Avenue
                        Orlando, Florida

OCCUPANCY:              Tower 45:                   99.2%
                        One Orlando Center:        100.0%
                        ---------------------------------
                        Weighted Average:           99.5%

RENTABLE
SQUARE FEET:            Tower 45:                 440,029
                        One Orlando Center:       357,181
                        ---------------------------------
                        Total:                    797,210

YEAR BUILT:             Tower 45:                    1989
                        One Orlando Center:          1987

THE COLLATERAL:         Tower 45
                        One Orlando Center

PROPERTY
MANAGEMENT:             Tower Realty Operating Partnership, L.P.

1996 NET OPERATING
INCOME:                 Tower 45:             $11,909,991
                        One Orlando Center:   $ 5,391,638
                        ---------------------------------
                        Total:                $17,301,629

UNDERWRITTEN
CASHFLOW:               Tower 45:             $ 9,994,189
                        One Orlando Center:   $ 4,055,642
                        ---------------------------------
                        Total:                $14,049,831


APPRAISED VALUE:        Tower 45:             $95,000,000
                        One Orlando Center:   $55,000,000
                        ---------------------------------
                        Total:               $150,000,000

APPRAISED BY:           Cushman & Wakefield

APPRAISAL DATE:         Tower 45:           October 1, 1997
                        One Orlando Center: September 23, 1997

LTV AS OF 12/1/97:      71.3%

ANNUAL DEBT SERVICE:    $8,572,328

DSC:                    1.64x

LOAN/SQ. FT.
AS OF 12/1/97:          $132.07

                           $746,800,000 (APPROXIMATE)

                              INVESTOR TERM SHEET
             COMMERCIAL MORTGAGE ACCEPTANCE CORP., SERIES 1997-ML1
            TOTAL POOL SIZE: $848,482,929 (12 LOANS, 59 PROPERTIES)

                         FRANKLIN MILLS / LIBERTY PLAZA


-------------------------------------------------------------------------------

                         LOAN INFORMATION

PRINCIPAL BALANCE:        Original          December 1, 1997
                          --------          ----------------
                        $130,000,000           $129,493,575

ADDITIONAL AMOUNT:     The borrower may request an additional
                       advance (the "Additional Amount") not to exceed $35,000,000, by giving an additional
                       Increase Notice not less than thirty (30) days prior to the first anniversary of the Closing
                       Date. This increase will be funded pari pasu by Merrill Lynch, separate from this transaction. The Additional Amount will not cause the DSCR to fall below 1.50x nor cause the LTV to increase above 65%, and it will be limited to $35 million. The Trust Fund will not be obligated to advance the Additional
                       Amount and the Additional Amount will not be on asset of the Trust Fund.

FRANKLIN MILLS
ALLOCATED LOAN AMOUNT: $120,000,000

LIBERTY PLAZA
ALLOCATED LOAN AMOUNT: $10,000,000

ORIGINATION DATE:      $110,000,000 - May 5, 1997
                       $ 20,000,000 - August 8, 1997

ANTICIPATED REPAYMENT
DATE ("ARD"):          May 5, 2007

MATURITY DATE:         June 1, 2027

BLENDED INTEREST RATE: 7.814%

AMORTIZATION:          30 years

HYPERAMORTIZATION:     Subsequent to May 5, 2007, the interest
                       rate will increase to the greater of 12.814% or 500 basis points plus the interpolated
                       15-year UST rate (the "Revised Interest
                       Rate"). Additionally, all excess cash flow will be captured under the terms of the Cash
                       Collateral Agreement and applied to the
                       outstanding principal balance of the Note.
                       Interest due under the Revised Interest Rate above that which is due under the Initial
                       Interest Rate will be payable subsequent to the payment of principal.

PREPAYMENT TERMS/
DEFEASANCE/
RELEASE PROVISIONS:    Prepayment is locked out through November
                       5, 2006. Subsequent to and including November
                       6, 2006, the Note is prepayable without
                       penalty.

                       Defeasance is permitted upon the second
                       anniversary of securitization of the Note.
                       Partial defeasance is permitted upon delivery of 125% of the Allocated Loan Amount.

                       Cash flow from both properties is available for debt service, but Liberty Plaza may be released from the lien upon a 1.5x DSCR and posting of defeasance collateral among other things. Additionally, the Borrower may sell or ground lease pads subject to Rating Agency approval.

THE BORROWERS:         The borrowing entities, Franklin Mills
                       Associates Limited Partnership and Liberty
                       Plaza Limited Partnership, as well as their general partners, are organized as special-purpose, bankruptcy-remote entities.

CAPITAL REPLACEMENT
RESERVE:                A monthly reserve equal to 1/12 of the
                        product of $0.25 and the square footage
                        of the Property.

CROSS-COLLATERALIZATION/
DEFAULT:                Yes

                       PROPERTY INFORMATION

PROPERTY TYPE:        Retail

LOCATION:             Franklin Mills
                      Liberty Plaza Shopping Center
                      Philadelphia, PA

THE COLLATERAL:       A super regional outlet mall and power
                      shopping center with an aggregate gross
                      leaseable area of 1,976,158 square feet.

                      Anchors include: Spiegel, JC Penney, Burlington Coat Factory, Marshalls, General Cinema, Sam's Wholesale Club and Phar-Mor.

WEIGHTED AVERAGE
OCCUPANCY:            88.5%

TOTAL SQUARE FEET:    1,976,158

YEAR BUILT:           1989

PROPERTY
MANAGEMENT:           Management Associates L.P.

1996 NET
OPERATING INCOME:     $19,202,436

UNDERWRITTEN
CASHFLOW:             $18,545,245

AGGREGATE APPRAISED
VALUE:                $214,000,000

APPRAISED BY:         Cushman & Wakefield

APPRAISAL DATE:       April 16, 1997

LTV AS OF 12/1/97:    60.5%

ANNUAL DEBT SERVICE:  $11,245,596

DSC:                  1.65x

LOAN/SQ. FT.
AS OF 12/1/97:        $65.92

                      $746,800,000 (APPROXIMATE)

                         INVESTOR TERM SHEET
        COMMERCIAL MORTGAGE ACCEPTANCE CORP., SERIES 1997-ML1
       TOTAL POOL SIZE: $848,482,929 (12 LOANS, 59 PROPERTIES)

                       NEWTON OLDACRE MCDONALD




----------------------------------------------------------------------

                          LOAN INFORMATION

PRINCIPAL BALANCE:      Original           December 1, 1997
                        --------           ----------------
                       $89,502,000            $89,431,863

NON-PROPERTY RELATED
MEZZANINE DEBT:        $5,000,000

ORIGINATION DATE:      October 14, 1997; November 28,1997

ANTICIPATED REPAYMENT
DATE ("ARD"):          November 1, 2012

MATURITY DATE:         November 1, 2027

BLENDED INTEREST RATE: 7.526%

AMORTIZATION:          30 years

HYPERAMORTIZATION:     Subsequent to November 1, 2012, the interest
                       rate will increase to the greater of 200 basis points above the applicable NOM Initial
                       Interest Rate or 200 basis points plus the interpolated UST rate with a term approximating the period from the ARD to the Maturity Date (the Revised Interest Rate) for each of the respective mortgage loans.
                       Additionally, all excess cash flow will be captured under the terms of the Cash
                       Collateral Agreement and applied to the
                       outstanding principal balance of the Note.
                       Interest due under the Revised Interest Rate above that which is due under the Initial
                       Interest Rate will be payable subsequent to the payment of principal. Any interest due under the Note but not paid will be accrued.

PREPAYMENT TERMS/
DEFEASANCE/
RELEASE PROVISIONS:    Prepayment is not permitted until November 1,
                       2012 beyond which prepayment in full without penalty is permitted. Subsequent to the third anniversary of the Delivery Date, defeasance will be permitted upon the delivery of Appropriate Defeasance Collateral representing
                       125% of Allocated Loan Amount, the DSCR's not falling below either the current DSCR or 1.25x, and the satisfaction of certain other conditions.

EXPANSION PROVISIONS:  Borrower has a right to expand provided that all obligations and liabilities of the
                       expansion are borne by investment-grade
                       tenants.

THE BORROWERS:         Each of the fifteen (15) separate borrowing
                       entities, as well as the general partner of each Borrower, is organized as a special-purpose, bankruptcy-remote entity.

CAPITAL REPLACEMENT
RESERVE: Through the month of the fifth anniversary of the closing of the Mortgage Loan, a monthly reserve equal to 1/12 of the product of $0.05 and the square footage of space leased to tenants not identified as Anchor Tenants. Subsequent to the fifth anniversary, 1/12 of the product of $0.10 and the square footage of space leased to tenants not identified as Anchor Tenants.

TENANT IMPROVEMENT AND
LEASING COMMISSION
RESERVE: If the occupancy rate of any Property shall fall below 92.5% at any point during the term of the loan, a monthly reserve equal to 1/12 of the product of $.50 and the rentable square footage of any property in which occupancy falls below 92.5%.

CROSS-COLLATERALIZATION/
DEFAULT:               Yes

                        PROPERTY INFORMATION

PROPERTY TYPE:          Retail

WEIGHTED AVERAGE
OCCUPANCY:              97.0%

TOTAL SQUARE FEET:      1,338,456

YEAR BUILT:             See Property Summary Table

THE COLLATERAL:         20 properties, including 2 free standing
                        stores and 18 community shopping centers, encom-passing total GLA of 1,338,456 SF.

                        Anchors include: Winn-Dixie, Wal-Mart, Revco, Big B Drugs (CVS), Harco (Rite Aid), Bruno's (Food World), TJX, B.C. Moore, Delchamps and Eckerd Drugs

PROPERTY
MANAGEMENT:             Newton Oldacre McDonald, L.L.C.

UNDERWRITTEN
CASHFLOW:               $9,410,520

APPRAISED VALUE:        $111,005,000

APPRAISED BY:           H.J. Porter Associates
                        Huber & Lamb Appraisal Group, Inc.

APPRAISAL DATE:         August 4, 1997 - December 1, 1997

LTV AS OF 12/1/97:      80.6%

ANNUAL DEBT  SERVICE:   $7,609,166

DSC:                    1.24x

LOAN /SQ. FT.
AS OF 12/1/97:          $66.82/Sq. Ft.

                      $746,800,000 (APPROXIMATE)

                         INVESTOR TERM SHEET
        COMMERCIAL MORTGAGE ACCEPTANCE CORP., SERIES 1997-ML1
       TOTAL POOL SIZE: $848,482,929 (12 LOANS, 59 PROPERTIES)

            FOUR SEASONS BILTMORE HOTEL, SANTA BARBARA, CA


--------------------------------------------------------------------

                         LOAN INFORMATION

PRINCIPAL BALANCE:       Original           December 1, 1997
                         --------           ----------------
                        $63,000,000            $63,000,000

ORIGINATION DATE:       November 24, 1997

ANTICIPATED REPAYMENT
DATE ("ARD"):           December 1, 2007

MATURITY DATE:          December 1, 2022

INTEREST RATE:          7.138%

AMORTIZATION:           25 years

HYPERAMORTIZATION:      Subsequent to December 1, 2007, the interest
                        rate will increase to the greater of 9.138% or 200 basis points plus the interpolated UST rate with a term approx-imating the period from the ARD to the Maturity Date (the
                        "Revised Interest Rate"). Additionally, all excess cash flow will be captured under the terms of the Cash Collateral Agreement and applied to the outstanding principal balance of the Note. Interest due under the Revised
                        Interest Rate above that which is due under the Initial Interest Rate will be payable subsequent to the payment of principal. Any interest due under the Note but not paid will be accrued.

PREPAYMENT TERMS/
DEFEASANCE/
RELEASE PROVISIONS:     The loan is not prepayable prior to the date
                        90 days prior to the ARD. Subsequent to this date, prepayment in full or in part, is permitted without penalty. Subsequent to the third anniversary of the Origination Date or the second anniversary of the Delivery Date, defeasance will be permitted upon the delivery of appropriate defeasance collateral.

THE BORROWER:           The borrowing entity, Channel Drive, LLC, as
                        well as its general partner, is organized as a special-purpose, bankruptcy-remote entity.

LIEN POSITION:          First  mortgage  lien on the  Four  Seasons
                        Biltmore Hotel in Santa Barbara, CA.

CROSS-COLLATERALIZATION/
DEFAULT:                No

                       PROPERTY INFORMATION

PROPERTY TYPE:          Hotel

                        1995      1996     TTM
                        ----      ----     ---
OCCUPANCY:              73.9%     78.7%    80.3%

ADR:                    $205.34   $220.79  $254.99

REVPAR:                 $151.75   $173.76  $197.06

ROOMS:                  217

YEAR BUILT:             1927, 1937, 1983
                        Renovated in 1988 - 90

THE COLLATERAL:         The Four Seasons Biltmore Hotel, a
                        full-service hotel in Santa Barbara, CA.

PROPERTY
MANAGEMENT:             Four Seasons Hotels Limited

1996 NET
OPERATING INCOME:       $6,603,428

UNDERWRITTEN
CASHFLOW:               $8,626,320

APPRAISED VALUE:        $90,500,000

APPRAISED BY:           PKF Consulting

APPRAISAL DATE:         October 1, 1997

LTV AS OF 12/1/97:      69.6%

ANNUAL DEBT SERVICE:    $5,460,269

DSC:                    1.58x

LOAN/ROOM
AS OF 12/1/97:          $290,323

                      $746,800,000 (APPROXIMATE)

                         INVESTOR TERM SHEET
        COMMERCIAL MORTGAGE ACCEPTANCE CORP., SERIES 1997-ML1
       TOTAL POOL SIZE: $848,482,929 (12 LOANS, 59 PROPERTIES)


                  RITZ-CARLTON HOTEL, ST. LOUIS, MO



--------------------------------------------------------------------

                         LOAN INFORMATION

PRINCIPAL BALANCE:       Original           November 1, 1997
                         --------           ----------------
                        $41,850,000            $41,850,000

ORIGINATION DATE:       November 24, 1997

ANTICIPATED REPAYMENT
DATE ("ARD"):           December 1, 2007

MATURITY DATE:          December 1, 2022

INTEREST RATE:          7.188%

AMORTIZATION:           25 years

HYPERAMORTIZATION:      Subsequent to December 1, 2007, the interest
                        rate will increase to the greater of 9.188% or 200 basis points plus the interpolated UST rate with a term approx-imating the period from the ARD to the Maturity Date (the
                        Revised Interest Rate). Additionally, all excess cash flow will be captured under the terms of the Cash Collateral Agreement and applied to the outstanding principal balance of the Note. Interest due under the Revised
                        Interest Rate above that which is due under the Initial Interest Rate will be payable subsequent to the payment of principal. Any interest due under the Note but not paid will be accrued.

PREPAYMENT TERMS/
DEFEASANCE/
RELEASE PROVISIONS:     The loan is not prepayable prior to the date
                        90 days prior to the ARD. Subsequent to this date, prepayment in full or in part, is permitted without penalty. Subsequent to the third anniversary of the Origination Date or the second anniversary of the Delivery Date, defeasance will be permitted upon the delivery of appropriate defeasance collateral.

THE BORROWER:           The borrowing entity, HEF 1 - STL No.1, LLC,
                        as well as its General Partner, is organized as a special-purpose, bankruptcy-remote entity.

LIEN POSITION:          First mortgage lien on the Ritz-Carlton
                        Hotel, St. Louis Hotel in Clayton, MO.

CROSS-COLLATERALIZATION/
DEFAULT:                No

                       PROPERTY INFORMATION

PROPERTY TYPE:          Hotel

                        1995      1996     TTM
                        ----      ----     ---
OCCUPANCY:              74.3%     74.0%    76.4%

ADR:                    $136.49   $145.13  $150.17

REVPAR:                 $101.41   $107.40  $114.73

ROOMS:                  301

YEAR BUILT:             1990

THE COLLATERAL:         The Ritz-Carlton - St. Louis Hotel, a
                        full-service hotel in Clayton, MO.

PROPERTY
MANAGEMENT:             The Ritz-Carlton Hotel Company, L.L.C.

1996 NET
OPERATING INCOME:       $5,054,393

UNDERWRITTEN
CASHFLOW:               $5,879,133

APPRAISED VALUE:        $60,000,000

APPRAISED BY:           PKF Consulting

APPRAISAL DATE:         October 1, 1997

LTV AS OF 12/1/97:      69.8%

ANNUAL DEBT SERVICE:    $3,643,604

DSC:                    1.61x

LOAN/ROOM
AS OF 12/1/97:          $139,037

                      $746,800,000 (APPROXIMATE)

                         INVESTOR TERM SHEET
        COMMERCIAL MORTGAGE ACCEPTANCE CORP., SERIES 1997-ML1
       TOTAL POOL SIZE: $848,482,929 (12 LOANS, 59 PROPERTIES)


                    FOUR SEASONS HOTEL, AUSTIN, TX




--------------------------------------------------------------------

                         LOAN INFORMATION

PRINCIPAL BALANCE:       Original           December 1, 1997
                         -------            ----------------
                        $45,150,000            $45,150,000

ORIGINATION DATE:       November 24, 1997

ANTICIPATED REPAYMENT
DATE ("ARD"):           December 1, 2007

MATURITY DATE:          December 1, 2022

INTEREST RATE:          7.188%

AMORTIZATION:           25 years

HYPERAMORTIZATION:      Subsequent to December 1, 2007, the interest
                        rate will increase to the greater of 9.188% or 200 basis points plus the interpolated UST rate with a term approx-imating the period from the ARD to the Maturity Date (the
                        "Revised Interest Rate"). Additionally, all excess cash flow will be captured under the terms of the Cash Collateral Agreement and applied to the outstanding principal balance of the Note. Interest due under the Revised
                        Interest Rate above that which is due under the Initial Interest Rate will be payable subsequent to the payment of principal. Any interest due under the Note but not paid will be accrued.

PREPAYMENT TERMS/
DEFEASANCE/
RELEASE PROVISIONS:     The loan is not prepayable prior to the date
                        90 days prior to the ARD. Subsequent to this date, prepayment in full or in part, is permitted without penalty. Subsequent to the third anniversary of the Origination Date or the second anniversary of the Delivery Date, defeasance will be permitted upon the delivery of appropriate defeasance collateral.

THE BORROWER:           The borrowing entity, HEF 1 - AUS No.2, L.P.,
                        as well as its general partner, is organized as a special-purpose, bankruptcy-remote entity.

LIEN POSITION:          First mortgage lien on the Four Seasons Hotel
                        in Austin, TX.

CROSS-COLLATERALIZATION/
DEFAULT:                No

                       PROPERTY INFORMATION
--------------------------------------------------------------------


PROPERTY TYPE:          Hotel

                        1995      1996     TTM
                        ----      ----     ---
OCCUPANCY:              79.4%     76.5%    81.9%

ADR:                    $145.92   $158.16  $167.10

REVPAR:                 $115.86   $120.99  $136.85

ROOMS:                  291

YEAR BUILT:             1986

THE COLLATERAL:         The Four Seasons Hotel, a full-service hotel
                        in Austin, TX.

PROPERTY
MANAGEMENT:             Four Seasons Hotels Limited

1996 NET
OPERATING INCOME:       $4,670,912

UNDERWRITTEN
CASHFLOW:               $6,165,740

APPRAISED VALUE:        $60,200,000

APPRAISED BY:           PKF Consulting

APPRAISAL DATE:         October 1, 1997

LTV AS OF 12/1/97:      75.0%

ANNUAL DEBT SERVICE:    $3,930,910

DSC:                    1.57x

LOAN/ROOM
AS OF 12/1/97:          $155,155

                      $746,800,000 (APPROXIMATE)

                         INVESTOR TERM SHEET
        COMMERCIAL MORTGAGE ACCEPTANCE CORP., SERIES 1997-ML1
       TOTAL POOL SIZE: $848,482,929 (12 LOANS, 59 PROPERTIES)


                      SHILO INNS HOTEL PORTFOLIO




                         LOAN INFORMATION

PRINCIPAL BALANCE:               Original           December 1, 1997
                                 --------           ----------------
     Initial Funding:           $65,977,276           $65,765,282
     Additional Funding:        $20,000,000           $19,967,537

ORIGINATION DATE:
     Initial Funding:   Originally closed as an adjustable-rate
                        mortgage on March 18, 1997. Locked at a fixed rate of 8.47% on September 29, 1997.

  Additional Funding:   October 28, 1997

MATURITY DATE:
  Initial Funding:      October 1, 2017
  Additional Funding:   November 1, 2017

INTEREST RATE:
  Initial Funding:      8.47%
  Additional Funding:   8.36%

AMORTIZATION:           20 years

HYPERAMORTIZATION:      N/A

PREPAYMENT TERMS/
DEFEASANCE/
RELEASE PROVISIONS:
     Initial Funding:   Prepayment is locked out through and
                        including September 30, 2007. Subsequent to and including October 1, 2007, the Note may be prepaid in whole, on regularly scheduled
                        Payment Dates, provided that the Borrower pay a prepayment premium equal to the greater of 1% of the outstanding principal balance or yield maintenance discounted at the interpolated United States Treasury Rate adjusted to the monthly equivalent yield.

  Additional Funding:   Prepayment is locked out through and
                        including October 30, 2007. Subsequent to and including November 1, 2007, the Note may be prepaid in whole, on regularly scheduled
                        Payment Dates, provided that the Borrower pay a prepayment premium equal to the greater of 1% of the outstanding principal balance or yield maintenance discounted at the
                        Interpolated United States Treasury Rate adjusted to the monthly equivalent yield.

THE BORROWER:           Each of the seventeen (17) separate borrowing
                        entities, as well as the general partner of each Borrower, is a special-purpose, bankruptcy-remote entity.

LIEN POSITION:          First mortgage liens on the fee simple
                        estates and corresponding improvements in the fourteen (14) properties referenced in the Property Description Table and on the ground leasehold estates and corresponding improvements in the three (3) properties referenced in the Property Description Table.

CROSS-COLLATERALIZATION/
DEFAULT:                Yes

                       PROPERTY INFORMATION

PROPERTY TYPE:          Hotel

WEIGHTED-AVERAGE
OCCUPANCY:(1)           58%

ADR:                    $70.86

REVPAR:                 $41.01

YEAR BUILT:             See Property Summary Table

UNITS:                  2,000

THE COLLATERAL:         Seventeen (17) hotel properties  located in
                        six (6) states.

PROPERTY
MANAGEMENT:             Shilo Inns

1996 NET
OPERATING INCOME:       $15,607,406

UNDERWRITTEN NET
CASH FLOW:              $13,521,183

APPRAISED VALUE:        $131,125,000

APPRAISED BY:
    Lincoln City, OR:   Arthur Andersen, LLP
    Other Properties:   James Ratkovich & Associates

APPRAISAL DATE:
    Lincoln City, OR:   August 14, 1997
    Other Properties:   December 1, 1996

LTV AS OF 12/1/97:      65.4%

ANNUAL DEBT SERVICE:    $8,917,327

DSC:                    1.52x

LOAN/ROOM
AS OF 12/1/97:          $42,866


-------------------------------
1 Weighted-average occupancy, ADR, and RevPar are calculated as of August 31, 1997 for Lincoln City, OR, and as of May 31, 1997 for the remaining properties.

                      $746,800,000 (APPROXIMATE)

                         INVESTOR TERM SHEET
        COMMERCIAL MORTGAGE ACCEPTANCE CORP., SERIES 1997-ML1
       TOTAL POOL SIZE: $848,482,929 (12 LOANS, 59 PROPERTIES)

                           FARB INVESTMENTS

--------------------------------------------------------------------

                         LOAN INFORMATION

PRINCIPAL BALANCE:       Original           December 1, 1997
                         --------           ----------------
                        $64,880,000            $64,781,452

NON PROPERTY RELATED
MEZZANINE DEBT:         $1,940,000

ORIGINATION DATE:       September 19, 1997

MATURITY DATE:          October 1, 2007

INTEREST RATE:          7.40%

AMORTIZATION:           30 years

HYPERAMORTIZATION:      N/A

PREPAYMENT TERMS/
DEFEASANCE/
RELEASE PROVISIONS:     The loan may not be prepaid until the period
                        90 days prior to the Maturity Date, at which time the balance may be prepaid without penalty. Subsequent to the fifth anniversary of the Origination Date or the second anniversary of the Delivery Date, defeasance will be permitted upon the delivery of appropriate defeasance collateral.

THE BORROWER:           The borrowing entities, Farb Investments Nob
                        Hill, Ltd., and Farb Investments West Point,
                        Ltd., as well as their general partners, are organized as special-purpose, bankruptcy-remote entities.

LIEN POSITION:          First mortgage lien on the Nob Hill
                        Apartments and West Point Apartments.

CROSS-COLLATERALIZATION/
DEFAULT:                Yes

                       PROPERTY INFORMATION

 PROPERTY TYPE:         Multi-family

 LOCATION:              Nob Hill Apartments
                        5410 N. Braeswood Boulevard
                        Houston, TX

                        West Point Apartments
                        8700 Woodway
                        Houston, TX

 OCCUPANCY:             Nob Hill Apartments         98.3%
                        West Point Apartments       95.1%
                        ---------------------------------
                        Total                       96.7%

 UNITS:                 Nob Hill Apartments         1,326
                        West Point Apartments       1,280
                        ---------------------------------
                        Total                       2,606


 YEAR BUILT:            Nob Hill Apartments    1967- 1970
                        West Point Apartments 1969 - 1972

 THE COLLATERAL:        2 multi-family properties, containing a total
                        of 2,606 units

 PROPERTY
 MANAGEMENT:             Farb Realty Company

 1996 NET
 OPERATING INCOME:      Nob Hill Apartments    $3,320,289
                        West Point Apartments  $2,497,397
                        ---------------------------------
                        Total                  $5,817,686

 UNDERWRITTEN
 CASHFLOW:              Nob Hill Apartments    $3,921,962
                        West Point Apartments  $3,369,272
                        ---------------------------------
                        Total                  $7,291,234

 APPRAISED VALUE:       $81,100,000

 APPRAISED BY:          O'Connor & Associates

 APPRAISAL DATE:        August 7, 1997 (Nob Hill Apartments)
                        July 29, 1997(West Point Apartments)

 LTV AS OF 12/1/97:     79.9%

 ANNUAL DEBT SERVICE:   $5,390,592

 DSC:                   1.35x

 LOAN / UNIT
 AS OF 12/1/97:         $24,859

                      $746,800,000 (APPROXIMATE)

                         INVESTOR TERM SHEET
        COMMERCIAL MORTGAGE ACCEPTANCE CORP., SERIES 1997-ML1
       TOTAL POOL SIZE: $848,482,929 (12 LOANS, 59 PROPERTIES)



                   AMERICAN APARTMENT COMMUNITIES I

--------------------------------------------------------------------

                         LOAN INFORMATION

PRINCIPAL BALANCE:       Original           December 1, 1997
                         --------           ----------------
                        $45,000,000            $44,440,152

ORIGINATION DATE:       December 31, 1996

ANTICIPATED REPAYMENT
DATE ("ARD"):           January 1, 2004

MATURITY DATE:          January 1, 2022

INTEREST RATE:          7.75%

AMORTIZATION:           25 years

HYPERAMORTIZATION:      Subsequent to January 1, 2004, the Interest
                        Rate will increase to the greater of 12.75% or 500 basis points plus the interpolated UST rate with a term approximating the period from the ARD to the Maturity Date (the
                        "Revised Interest Rate"). Additionally, all excess cash flow will be captured under the terms of the Cash Collateral Agreement and applied to the outstanding principal balance of the Note. Interest due under the Revised
                        Interest Rate above that which is due under the Initial Interest Rate will be payable subsequent to the payment of principal.

PREPAYMENT TERMS/
DEFEASANCE/
RELEASE PROVISIONS:     Prepayment is not permitted through and
                        including December 31, 2001. Thereafter, prepayment is permitted in full or in part without penalty. Subsequent to the second anniversary of the Delivery Date, defeasance in full will be permitted upon the delivery of appropriate defeasance collateral. Partial defeasance is permitted subject to delivery of 125% of the Allocated Loan Amount, to the DSCR's not falling below either the current
                        DSCR or 1.60, and the satisfaction of certain other conditions.

THE BORROWER:           The borrowing entity, CMP - 1, LLC, as well
                        as its administrative member, is organized as a special-purpose, bankruptcy-remote entity.

LIEN POSITION:          First mortgage lien on the portfolio.

CROSS-COLLATERALIZATION/
DEFAULT                 Yes

                       PROPERTY INFORMATION

PROPERTY TYPE:          Multi-family

LOCATION:               Monterey County, CA

WEIGHTED-AVERAGE
OCCUPANCY:              96.3%

UNITS:                  1,598

YEAR BUILT:             See Property Summary Table

THE COLLATERAL:         10 multi-family properties

PROPERTY
MANAGEMENT:             JH Management Co. LLC

1996 NET
OPERATING INCOME:       $7,230,240

UNDERWRITTEN
CASHFLOW:               $7,021,071

APPRAISED VALUE:        $69,700,000

APPRAISED BY:           Arthur Andersen LLP
                          (Boronda Manor Apartments)
                        Robert Saia & Associates
                          (Nine remaining properties)

APPRAISAL DATE:         Arthur Andersen LLP      11/19/97
                        Robert Saia & Associates  9/27/96
                                                 -9/30/96

LTV AS OF 12/1/97:      63.8%

ANNUAL DEBT SERVICE:    $4,078,775

DSC:                    1.72x

LOAN / UNIT
AS OF 12/1/97:          $27,810

                      $746,800,000 (APPROXIMATE)

                         INVESTOR TERM SHEET
        COMMERCIAL MORTGAGE ACCEPTANCE CORP., SERIES 1997-ML1
       TOTAL POOL SIZE: $848,482,929 (12 LOANS, 59 PROPERTIES)


                  AMERICAN APARTMENT COMMUNITIES II




--------------------------------------------------------------------

                         LOAN INFORMATION

PRINCIPAL BALANCE:       Original           December 1, 1997
                        $21,000,000            $20,940,017

ORIGINATION DATE:       July 2, 1997

ANTICIPATED REPAYMENT
DATE ("ARD"):           July 1, 2007

MATURITY DATE:          July 1, 2027

INTEREST RATE:          7.74%

AMORTIZATION:           30 years

HYPERAMORTIZATION:      Subsequent to July 1, 2007, the interest rate
                        will increase to the greater of 12.74% or 200 basis points plus the interpolated UST rate with a term approximating the period from the ARD to the Maturity Date (the "Revised
                        Interest Rate"). Additionally, all excess cash flow will be captured under the terms of the Cash Collateral Agreement and applied to the outstanding principal balance of the Note. Interest due under the Revised Interest
                        Rate above that which is due under the
                        Initial Interest Rate will be payable
                        subsequent to the payment of principal. Any interest due under the Note but not paid will be accrued.

PREPAYMENT TERMS/       Prepayment is not permitted through and including
DEFEASANCE/RELEASE      January 31, 2007. Thereafter, the Borrower may
PROVISIONS:             prepay the Loan in whole or in part without penalty.
                        Subsequent to the second anniversary of the Delivery Date, defeasance will be permitted upon the delivery of appropriate Defeasance
                        Collateral. Partial defeasance is permitted subject to delivery of 125% of the Allocated
                        Loan Amount, to the DSCR's not falling below either the current DSCR or 1.60x and to the satisfaction of certain other conditions.

THE BORROWER:           The borrowing entity, AAC Funding IV LLC, as
                        well as its administrative member, is
                        organized as a special-purpose,
                        bankruptcy-remote entity.

CAPITAL REPLACEMENT
RESERVE: Initial funding of $402,500 at closing for deferred maintenance. Through July 2002, the monthly Capital Reserve Requirement is $11,704.00 ($308 per unit per year).
                        Commencing August 1, 2002, and continuing through the Maturity Date, the monthly Capital Reserve Requirement is $9,500.00 ($250 per unit per year).

GROUND RENT RESERVE:    $84,315 monthly for payment of both ground
                        leases

LIEN POSITION:          First mortgage liens on the ground leasehold
                        estates in Marina Playa Apartments and Birch
                        Creek Apartments.

CROSS-COLLATERALIZATION/
DEFAULT:                Yes

                       PROPERTY INFORMATION

PROPERTY TYPE:          Multi-family

LOCATION:               Marina Playa Apartments
                        3500 Granada Avenue
                        Santa Clara, CA

                        Birch Creek Apartments
                        575 South Rengstorff Avenue
                        Mountain View, CA

WEIGHTED-AVERAGE
OCCUPANCY:              Marina Playa                97.4%
                        Birch Creek                 97.3%
                        ---------------------------------
                        Weighted Average            97.4%

UNITS:                  Marina Playa                  272
                        Birch Creek                   184
                        ---------------------------------
                        Total                         456

YEAR BUILT:             Marina Playa                 1971
                        Birch Creek                  1968

THE COLLATERAL:         Two multi-family properties

PROPERTY
MANAGEMENT:             AAC Funding I, L.P.

1996 NET
OPERATING INCOME:       Marina Playa           $1,713,288
                        Birch Creek            $1,013,214
                        ---------------------------------
                        Total                  $2,726,502

UNDERWRITTEN NET
CASH FLOW:              Marina Playa           $2,049,791
                        Birch Creek            $1,288,008
                        ---------------------------------
                        Total                  $3,337,799

APPRAISED VALUE:        $32,430,000

APPRAISED BY:           Arthur Andersen LLP

APPRAISAL DATE:         June 1, 1997

LTV AS OF 12/1/97:      64.6%

ANNUAL DEBT SERVICE:    $1,803,618

DSC:                    1.85x

LOAN / UNIT
AS OF 12/1/97:          $45,921

                               ANNEX A
                             MORTGAGE LOAN TERMS

                                                                GROSS                    NET      ORIGINAL
                                     ORIGINAL    CUT-OFF DATE INTEREST  SERVICING AND INTEREST  AMORTIZATION
LOAN                                  BALANCE      BALANCE      RATE     TRUSTEE FEE    RATE      TERM(1)
---------------------------------  ------------ ------------  -------- -------------  -------- ------------
Copley Place                       $ 97,500,000  $ 96,908,666  6.75  %      .015%      6.735 %       360
Brookfield Properties                60,000,000    59,754,386  8.00  %      .060%      7.94  %       360
Tower Realty Trust, Inc.            107,000,000   107,000,000  6.8174%      .060%      6.7574%       360
The Mills Corporation               110,000,000   109,538,921  7.882 %      .060%      7.822 %       360
The Mills Corporation                20,000,000    19,954,654  7.44  %      .060%      7.38  %       360
---------------------------------  ------------ ------------  -------- -------------  -------- ------------
Newton Oldacre McDonald              76,702,000    76,640,023  7.56  %      .060%      7.50  %       360
Newton Oldacre McDonald              12,800,000    12,791,840  7.325 %      .060%      7.265 %       360
Four Seasons Biltmore Hotel          63,000,000    63,000,000  7.138 %      .060%      7.078 %       300
Ritz-Carlton Hotel                   41,850,000    41,850,000  7.188 %      .060%      7.128 %       300
Four Seasons                         45,150,000    45,150,000  7.188 %      .060%      7.128 %       300
---------------------------------  ------------ ------------  -------- -------------  -------- ------------
Shilo Inns                           65,977,276    65,765,282  8.47  %      .075%      8.395 %       240
Shilo Inns                           20,000,000    19,967,537  8.36  %      .075%      8.285 %       240
Farb Investments                     64,880,000    64,781,452  7.40  %      .085%      7.315 %       360
American Apartment Communities I     45,000,000    44,440,152  7.75  %      .060%      7.69  %       300
American Apartment Communities II    21,000,000    20,940,017  7.74  %      .060%      7.68  %       360
---------------------------------  ------------ ------------  -------- -------------  -------- ------------
 TOTAL/WEIGHTED AVERAGE            $850,859,276  $848,482,929  7.4621%                 7.4038%     334.1
---------------------------------  ------------ ------------  -------- -------------  -------- ------------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                   ORIGINAL  ORIGINAL    FIRST                REMAINING   REMAINING
                                    TERM TO    NOTE     PAYMENT   MATURITY  AMORTIZATION   TERM TO    BALLOON
LOAN                               MATURITY    DATE       DATE      DATE        TERM      MATURITY    BALANCE
---------------------------------  -------- ---------  --------- ---------  ------------ ---------  -----------
Copley Place                           120   30-Jul-97 01-Sep-97  01-Aug-07     356         116     $ 71,831,386
Brookfield Properties                  360   13-May-97 01-Jul-97  01-Jun-27     354         354       52,634,822
Tower Realty Trust, Inc.               360   26-Nov-97 01-Dec-97  01-Nov-27     359         359       99,413,008
The Mills Corporation                  360   05-May-97 01-Jul-97  01-Jun-27     354         354       96,261,010
The Mills Corporation                  357   08-Aug-97 01-Oct-97  01-Jun-27     357         354       17,429,433
---------------------------------  -------- ---------  --------- ---------  ------------ ---------  -----------
Newton Oldacre McDonald                360   14-Oct-97 01-Dec-97  01-Nov-27     359         359       58,215,063
Newton Oldacre McDonald                360   26-Nov-97 01-Dec-97  01-Nov-27     359         359        9,636,186
Four Seasons Biltmore Hotel            300   24-Nov-97 01-Jan-98  01-Dec-22     300         300       49,867,379
Ritz-Carlton Hotel                     300   24-Nov-97 01-Jan-98  01-Dec-22     300         300       33,172,132
Four Seasons                           300   24-Nov-97 01-Jan-98  01-Dec-22     300         300       35,787,856
---------------------------------  -------- ---------  --------- ---------  ------------ ---------  -----------
Shilo Inns                             240   29-Sep-97 01-Nov-97  01-Oct-17     238         238               --
Shilo Inns                             240   28-Oct-97 01-Dec-97  01-Nov-17     239         239               --
Farb Investments                       120   19-Sep-97 01-Nov-97  01-Oct-07     358         118       56,289,943
American Apartment Communities I       300   31-Dec-96 01-Feb-97  01-Jan-22     289         289       39,527,429
American Apartment Communities II      360   02-Jul-97 01-Sep-97  01-Jul-27     356         355       18,353,955
---------------------------------  -------- ---------  --------- ---------  ------------ ---------  -----------
 TOTAL/WEIGHTED AVERAGE              288.3                                      331.2       285.3   $638,419,602
---------------------------------  -------- ---------  --------- ---------  ------------ ---------  -----------

(1) Tower Realty Trust commences with a 2-year interest-only schedule, followed by a 28-year amortization schedule. Figures shown are based on the 28-year amortization schedule.




                                  Annex A-1

                                                                                                   MONTHS
                                                                                                    OPEN
                                                                     ORIGINAL                        TO
            MORTGAGE                          TYPE OF                LOCKOUT/                    PREPAYMENT
              LOAN                             CALL                 DEFEASANCE  ORIGINAL TERM  AFTER ORIGINAL SEASONING
             SELLER                         PROTECTION                PERIOD   TO ARD/BALLOON  LOCKOUT PERIOD   (MOS.)
------------------------------- ---------------------------------- ----------  -------------- --------------  ---------
Copley Place Associates LLC          Yield Maintenance (T+50)            0           120              0            4
Brookfield DB, Inc.                     Lockout/Defeasance             114           120              6            6
Magnolia Associates, Ltd.               Lockout/Defeasance              84            84              0            1
Franklin Mills Associates, L.P.
 & Liberty Plaza, L.P.                  Lockout/Defeasance             114           120              6            6
--                                      Lockout/Defeasance             111           117              6            3
------------------------------- ---------------------------------- ----------  -------------- --------------  ---------
15 Separate Limited
 Partnerships                           Lockout/Defeasance             180           180              0            1
--                                      Lockout/Defeasance             180           180              0            1
Channel Drive LLC                       Lockout/Defeasance             117           120              3            0
HEF 1 -STL No. 1 LLC                    Lockout/Defeasance             117           120              3            0
HEF 1 -AUS No. 2 LLC                    Lockout/Defeasance             117           120              3            0
------------------------------- ---------------------------------- ----------  -------------- --------------  ---------
16 Separate Limited
 Partnerships                   Lockout/Yield Maintenance (T-Flat)     120           240              3            2
Shilo Inn, Lincoln City, LLC    Lockout/Yield Maintnenace (T-Flat)     120           240              3            1
Farb Investments Nob Hill, Ltd.
 & Farb Investments West Point,
 Ltd.                                   Lockout/Defeasance             117           120              3            2
CMP -1 LLC                              Lockout/Defeasance              60            84             24           11
AAC Funding IV LLC                      Lockout/Defeasance             113           119              6            4
------------------------------- ---------------------------------- ----------  -------------- --------------  ---------
                                                                       116           132              4          3.0
------------------------------- ---------------------------------- ----------  -------------- --------------  ---------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

            MORTGAGE                         RESET                                  DEFEASANCE
              LOAN                          INTEREST                                PERMITTED
             SELLER                           RATE                                     DATE
------------------------------- ------------------------------- ------------------------------------------------
Copley Place Associates LLC     N/A                             N/A
                                                                Earlier of May 13, 2001 or 2-year anniversary of
Brookfield DB, Inc.             Greater of 13.0% or IUST+5.0%   deposit into REMIC
                                                                Earlier of November 26, 2000 or 2-year
Magnolia Associates, Ltd.       Greater of 8.8174% or IUST+2.0% anniversary of deposit into REMIC
Franklin Mills Associates, L.P.
 & Liberty Plaza, L.P.          Greater of 12.882% or IUST+5.0% 2-year anniversary of securitization
--                              Greater of 12.44% or IUST+5.0%  2-year anniversary of securitization
------------------------------- ------------------------------- ------------------------------------------------
15 Separate Limited
 Partnerships                   Greater of 9.56% or IUST+2.0%   3-year anniversary of securitization
--                              Greater of 9.325% or IUST+2.0%  3-year anniversary of securitization
                                                                Earlier of November 24, 2000 or 2-year
Channel Drive LLC               Greater of 9.138% or IUST+2.0%  anniversary of securitization
                                                                Earlier of November 24, 2000 or 2-year
HEF 1 -STL No. 1 LLC            Greater of 9.188% or IUST+2.0%  anniversary of securitization
                                                                Earlier of November 24, 2000 or 2-year
HEF 1 -AUS No. 2 LLC            Greater of 9.188% or IUST+2.0%  anniversary of securitization
------------------------------- ------------------------------- ------------------------------------------------
16 Separate Limited
 Partnerships                   N/A                             N/A
Shilo Inn, Lincoln City, LLC    N/A                             N/A
Farb Investments Nob Hill, Ltd.
 & Farb Investments West Point,                                 Earlier of September 19, 2002 or 2-year
 Ltd.                           N/A                             anniversary of securitization
CMP -1 LLC                      Greater of 12.75% or IUST+5.0%  2-year anniversary of deposit into REMIC
AAC Funding IV LLC              Greater of 12.74% or IUST+2.0%  2-year anniversary of securitization
------------------------------- ------------------------------- ------------------------------------------------



                      MORTGAGED PROPERTY CHARACTERISTICS



                                                                                           COLLATERAL DESCRIPTION
                                                                                    ------------------------------------
                                                                                    NUMBER OF
                                                                                      UNITS/
                                                                                      SQUARE        YEAR         YEAR
LOAN         PROPERTY            CITY      STATE          STREET            ZIP        FEET        BUILT      RENOVATED
----  -----------------------------------  ----- ---------------------- ----------  --------- --------------  ---------
COPLEY PLACE
--------------------------- -------------  ----- ---------------------- ----------  --------- --------------  ---------
      Copley Place          Boston         MA    100 Huntington Avenue          N/A 1,214,244       1984         N/A
----  -----------------------------------  ----- ---------------------- ----------  --------- --------------  ---------
BROOKFIELD PROPERTIES CORPORATION
------------------------------------------ ----- ---------------------- ----------  --------- --------------  ---------
      Dain Bosworth Plaza,  Minneapolis    MN    60 S. Sixth Street &         55402 1,036,297     1989-91        N/A
      Gaviidae I & II                            555 Nicollet Mall, 651
                                                 Nicollet Mall
----  -----------------------------------  ----- ---------------------- ----------  --------- --------------  ---------
TOWER REALTY TRUST                                                                    797,210
--------------------------- -------------  ----- ---------------------- ----------  --------- --------------  ---------
      Tower 45              New York       NY    120 West 45th Street         10036   440,029       1989         N/A
      One Orlando Center    Orlando        FL    800 North Magnolia      32803-3252   357,181       1987         N/A
                                                 Avenue
----  -----------------------------------  ----- ---------------------- ----------  --------- --------------  ---------
MILLS CORPORATION                                                                   1,976,158
------------------------------------------ ----- ---------------------- ----------  --------- --------------  ---------
      Franklin Mills        Philadelphia   PA    1455 Franklin Mills          19114 1,661,279       1989         1997
                                                 Circle
      Liberty Plaza         Philadelphia   PA    SW C/O Liberty &             19114   314,879       1989         1994
                                                 Franklin Mills
----  -----------------------------------  ----- ---------------------- ----------  --------- --------------  ---------
NEWTON OLDACRE MCDONALD                                                             1,338,456
--------------------------- -------------  ----- ---------------------- ----------  --------- --------------  ---------
      Nine Mile Plaza       Pensacola      FL    312 East Nine Mile             N/A   191,787       1985         1997
                                                 Road
      Mandeville MarketplaceMandeville     LA    600 N. Causeway                N/A    77,786       1988         N/A
                                                 Boulevard
      Chicot Crossing       Pascagoula     MS    Denny Avenue & Chicot          N/A   122,360       1975         1996
                                                 Road
      59 West               Bessemer       AL    710 Academy Drive              N/A    95,591       1996         N/A
      River Square          Hueytown       AL    Warrior River Road &           N/A    89,297       1985         N/A
                                                 Forest Road
----  -----------------------------------  ----- ---------------------- ----------  --------- --------------  ---------
      Russell Crossing      Phenix City    AL    2010 Highway 280               N/A    72,312       1989         N/A
      Greenbrier Station    Anniston       AL    1408 Golden Springs            N/A    62,840       1997         N/A
                                                 Road
      Parker Center         Parker         FL    Cherry Street &                N/A    68,680       1975         1997
                                                 Tyndall Parkway
      Delchamps Plaza       Long Beach     MS    200 West Railroad              N/A    62,859       1989         N/A
                                                 Street
      Clanton Marketplace   Clanton        AL    640 Ollie Avenue               N/A    65,250(3)    1993         N/A
----  -----------------------------------  ----- ---------------------- ----------  --------- --------------  ---------
      Betts Crossing        Opelika        AL    1441 Fox Run Parkway           N/A    58,400       1996         N/A
      29 North              Cantonment     FL    US Highway 29 South            N/A    58,040       1997         N/A
      Bi-Lo Center          McMinnville    TN    835 New Smithville             N/A    51,844       1985         N/A
                                                 Road/Highway 56
      The "Y"               Panama City    FL    17164 Front Beach Road         N/A    64,848       1983         1996
      Brownsville Place     Brownsville    TN    Highway 76 & East Main         N/A    76,762       1989         N/A
                                                 Street
----  -----------------------------------  ----- ---------------------- ----------  --------- --------------  ---------
      Franklin Center       Franklin       TN    State Road 96 &                N/A    10,908       1997         N/A
                                                 Southwinds Drive
      One Main Place        Moss Point     MS    Telephone Road                 N/A    68,566       1988         1996
      Hollywood Video       Franklin       TN    State Highway 96, West         N/A     7,488       1997         N/A
                                                 of Southwinds Drive
      Hollywood Video       Paducah        KY    Beltline Highway, East         N/A     7,488       1997         N/A
                                                 of Bethel Street
      Opp Marketplace       Opp            AL    505 -507 E. Cummings           N/A    25,350       1995         N/A
                                                 Avenue
----  -----------------------------------  ----- ---------------------- ----------  --------- --------------  ---------
FOUR SEASONS BILTMORE HOTEL
------------------------------------------ ----- ---------------------- ----------  --------- --------------  ---------
      Four Seasons Biltmore Santa Barbara  CA    1260 Channel Drive             N/A       217  1927;1937;1983  1988-90
      Hotel
----  -----------------------------------  ----- ---------------------- ----------  --------- --------------  ---------
RITZ-CARLTON HOTEL
------------------------------------------ ----- ---------------------- ----------  --------- --------------  ---------
      Ritz-Carlton Hotel    Clayton        MO    100 Carondelet Plaza         63105       301       1990         N/A
----  -----------------------------------  ----- ---------------------- ----------  --------- --------------  ---------
FOUR SEASONS HOTEL
------------------------------------------ ----- ---------------------- ----------  --------- --------------  ---------
      Four Seasons Hotel    Austin         TX    98 San Jacinto                 N/A       291       1986         N/A
                                                 Boulevard
----  -----------------------------------  ----- ---------------------- ----------  --------- --------------  ---------
(1) Represents the first expiration of the 7 leases D.E. Shaw has entered into.
(2) Wal Mart signed a 131,812 square foot lease on 8/25/97.
(3) Includes a net expansion of Winn-Dixie of 8,100 sq. ft.
                                                       Annex A-2


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                          COLLATERAL DESCRIPTION                                            COLLATERAL VALUE
      ------------------------------------------------------------  --------------------------------------------------------
                                              LARGEST     LARGEST
                                  LARGEST      TENANT      TENANT
                                  TENANT     PERCENTAGE    LEASE                                                       ARD/
               LARGEST          SQUARE FEET OF PROPERTY  EXPIRATION           APPRAISED       APPRAISAL      CUT-OFF  BALLOON
LOAN           TENANT             LEASED       LEASED       DATE      ADR       VALUE           DATE           LTV      LTV
----  ------------------------ -----------  ----------- ----------  ------- -----------  ------------------ -------  -------
COPLEY PLACE
------------------------------ -----------  ----------- ----------  ------- -----------  ------------------ -------  -------
      Bain & Co.                  165,895        13.7%     8/31/04      N/A  315,000,000 June 30, 1997        30.8%    22.8%
----  ------------------------ -----------  ----------- ----------  ------- -----------  ------------------ -------  -------
BROOKFIELD PROPERTIES CORPORATION
------------------------------------------- ----------- ----------  ------- -----------  ------------------ -------  -------
      Inter-Regional Financial
      Group                       224,047        21.6%     12/1/06      N/A   98,000,000 March 1, 1997        61.0%    53.7%
----  ------------------------ -----------  ----------- ----------  ------- -----------  ------------------ -------  -------
TOWER REALTY TRUST                                                           150,000,000                      71.3%    66.3%
------------------------------ -----------  ----------- ----------  ------- -----------  ------------------ -------  -------
      D.E. Shaw & Co.              63,871        14.5%     7/31/07(1)   N/A   95,000,000 October 1, 1997
      First Union Bank             69,363        19.5%    12/31/02      N/A   55,000,000 September 23, 1997
----  ------------------------ -----------  ----------- ----------  ------- -----------  ------------------ -------  -------
MILLS CORPORATION                                                            214,000,000                      60.5%    53.1%
------------------------------------------- ----------- ----------  ------- -----------  ------------------ -------  -------
      Boscov's                    152,370         9.2%      5/7/09      N/A  193,000,000 April 16, 1997
      Dick's Sporting Goods(2)     77,586        24.6%     4/30/11      N/A   21,000,000 April 16, 1997
----  ------------------------ -----------  ----------- ----------  ------- -----------  ------------------ -------  -------
NEWTON OLDACRE MCDONALD           720,863        53.9%                       111,005,000                      80.6%    61.1%
------------------------------ -----------  ----------- ----------  ------- -----------  ------------------ -------  -------
      Winn-Dixie                   46,372        24.2%     8/29/06      N/A   13,000,000 August 13, 1997
      Winn-Dixie                   53,986        69.4%     9/30/16      N/A   10,900,000 August 18, 1997
      Winn-Dixie                   47,300        38.7%     3/20/16      N/A    8,720,000 August 18, 1997
      Winn-Dixie                   44,000        46.0%     7/24/16      N/A    8,600,000 August 4, 1997
      Winn-Dixie                   45,500        51.0%      4/3/05      N/A    7,850,000 December 1, 1997
----  ------------------------ -----------  ----------- ----------  ------- -----------  ------------------ -------  -------
      Winn-Dixie                   45,500        62.9%     12/7/08      N/A    5,500,000 August 5, 1997
      Winn-Dixie                   44,000        70.0%     1/29/17      N/A    5,500,000 August 7, 1997
      Winn-Dixie                   44,000        64.1%     6/25/17      N/A    5,600,000 August 9, 1997
      Delchamps                    35,059        55.8%     7/31/09      N/A    5,410,000 August 19, 1997
      Winn-Dixie                   45,500        69.7%     3/10/13      N/A    5,190,000 August 15, 1997
----  ------------------------ -----------  ----------- ----------  ------- -----------  ------------------ -------  -------
      Winn-Dixie                   44,000        75.3%     12/4/16      N/A    5,000,000 August 4, 1997
      Winn-Dixie                   44,000        75.8%      5/1/17      N/A    5,050,000 August 13, 1997
      Bi-Lo                        38,864        75.0%    12/13/15      N/A    4,800,000 October 21, 1997
      Winn-Dixie                   46,422        67.0%    11/30/14      N/A    4,385,000 August 9, 1997
      Wal-Mart                     54,962        71.6%     4/17/10      N/A    3,610,000 August 14, 1997
----  ------------------------ -----------  ----------- ----------  ------- -----------  ------------------ -------  -------
      Eckerd                       10,908       100.0%      5/1/17      N/A    3,050,000 November 20, 1997
      Bruno's                      47,802        69.7%     4/30/13      N/A    3,430,000 August 18, 1997
      Hollywood Video               7,488       100.0%     9/24/12      N/A    2,530,000 November 20, 1997
      Hollywood Video               7,488       100.0%     9/26/12      N/A    1,400,000 November 24, 1997
      B.C. Moore                   16,900        66.7%      8/2/10      N/A    1,480,000 August 6, 1997
----  ------------------------ -----------  ----------- ----------  ------- -----------  ------------------ -------  -------
FOUR SEASONS BILTMORE HOTEL
------------------------------------------- ----------- ----------  ------- -----------  ------------------ -------  -------
      N/A                             N/A         N/A          N/A  $254.99   90,500,000 October 1, 1997      69.6%    55.1%
----  ------------------------ -----------  ----------- ----------  ------- -----------  ------------------ -------  -------
RITZ-CARLTON HOTEL
------------------------------------------- ----------- ----------  ------- -----------  ------------------ -------  -------
      N/A                             N/A         N/A          N/A  $150.17   60,000,000 October 1, 1997      69.8%    55.3%
----  ------------------------ -----------  ----------- ----------  ------- -----------  ------------------ -------  -------
FOUR SEASONS HOTEL
------------------------------------------- ----------- ----------  ------- -----------  ------------------ -------  -------
      N/A                             N/A         N/A          N/A  $167.10   60,200,000 October 1, 1997      75.0%    59.4%
----  ------------------------ -----------  ----------- ----------  ------- -----------  ------------------ -------  -------
(1) Represents the first expiration of the 7 leases D.E. Shaw has entered into.
(2) Wal Mart signed a 131,812 square foot lease on 8/25/97.
(3) Includes a net expansion of Winn-Dixie of 8,100 sq. ft.
                                                           Annex A-2


                                                                                          COLLATERAL DESCRIPTION
                                                                                     -------------------------------
                                                                                      NUMBER OF
                                                                                       UNITS/
                                                                                       SQUARE      YEAR       YEAR
LOAN         PROPERTY              CITY      STATE         STREET             ZIP       FEET       BUILT   RENOVATED
----  ----------------------  -------------  ----- ---------------------- ---------- ---------  ---------  ---------
SHILO INNS                                                                              2,000
-------------------------------------------  ----- ---------------------- ---------- ---------  ---------  ---------
      Shilo Inn--Lincoln      Lincoln City     OR  1501 N.W. 40th Street       97367      246      1968-95     1997
      City
      Shilo Inn--Newport      Newport          OR  536 SW Elizabeth       97365-5098      179      1966-87  1995-96
      Shilo Inn--Portland/    Portland         OR  9900 SW Canyon Road    97225-2996      142      1935-79     1996
      Beaverton
      Shilo Inn--Idaho Falls  Idaho Falls      ID  780 Lindsay Blvd       83402-1822      161         1988     1996
      Shilo Inn--Yuma         Yuma             AZ  1550 S. Castle Dome    85365-1702      134         1987     1996
----  ----------------------  -------------  ----- ---------------------- ---------- ---------  ---------  ---------
      Shilo Inn--Richland     Richland         WA  50 Comstock Street     99352-4499      150         1968  1995-96
      Shilo Inn--Boise/       Boise            ID  3031 Main Street       83702-2048      112    1974;1987     1996
      Riverside
      Shilo Inn--The Dalles   The Dalles       OR  3223 Bret Clodfelter   97058-9718      112         1972     1991
                                                   Way
      Shilo Inn--Warrenton    Warrenton        OR  1609 E. Harbor Drive        97146       62         1990      N/A
      Shilo Inn--Washington   Tigard           OR  10830 SW Greenburg     97223-1409       77         1984      N/A
      Square                                       Road
----  ----------------------  -------------  ----- ---------------------- ---------- ---------  ---------  ---------
      Shilo Inn--Spokane      Spokane          WA  E. 923 Third Avenue    99202-2215      105         1973  1995-96
      Shilo Inn--Oakhurst     Oakhurst         CA  40644 Highway 41       93644-9621       80         1988      N/A
      Shilo Inn--Pomona       Pomona           CA  3200 Temple Avenue     91768-3283      160         1985     1991
      Shilo Inn--Casper       Casper           WY  739 Luker Lane         82636-0246      101         1980     1995
      Shilo Inn--Nampa        Nampa            ID  617 Nampa Blvd         83687-3065       61         1979      N/A
      Boulevard
----  ----------------------  -------------  ----- ---------------------- ---------- ---------  ---------  ---------
      Shilo Inn--Grants Pass  Grants Pass      OR  1880 N.W. 6th Street   97526-1038       70         1974     1996
      Shilo Inn--Delano       Delano           CA  2231 Girard Street     93215-1048       48         1986      N/A
----  ----------------------  -------------  ----- ---------------------- ---------- ---------  ---------  ---------
FARB INVESTMENTS                                                                        2,606
---------------------------   -------------  ----- ---------------------- ---------- ---------  ---------  ---------
      Nob Hill Apartments     Houston          TX  5410 N. Braeswood           77096    1,326      1969-70     1985
                                                   Blvd.
      West Point Apartments   Houston          TX  8700 Woodway                77063    1,280      1969-72      N/A
----  ----------------------  -------------  ----- ---------------------- ---------- ---------  ---------  ---------
AMERICAN APARTMENT COMMUNITIES I                                                        1,598
-------------------------------------------  ----- ---------------------- ---------- ---------  ---------  ---------
      The Circles Apartments  Salinas          CA  2260-98 North Main          93906      319      1979-83  1996-97
                                                   Street
      Boronda Manor           Salinas          CA  2073 Santa Rita Street      93906      207      1978-79      N/A
      Apartments
      The Elms Apartments     Salinas          CA  424 Noice Drive             93906      188         1979      N/A
      Heather Plaza           Salinas          CA  939-78 Heather Circle       93906      218         1974      N/A
      Apartments
      North Plaza Apartments  Salinas          CA  2310 -48 North Main         93906      120         1986      N/A
                                                   Street
----  ----------------------  -------------  ----- ---------------------- ---------- ---------  ---------  ---------
      Pine Grove Apartments   Pacific Grove    CA  230 Grove Avenue            93950      100         1963      N/A
      Laurel Tree Apartments  Salinas          CA  1185 Monroe Street          93906      157         1977      N/A
      Westlake Apartments     Salinas          CA  25-82 Stephanie Drive       93901      139      1972-76      N/A
      The Capri Apartments    Salinas          CA  349 Iris Drive              93906      114    1965;1973      N/A
      Harding Park Townhomes  Salinas          CA  1019 Polk Street            93906       36         1984      N/A
----  ----------------------  -------------  ----- ---------------------- ---------- ---------  ---------  ---------
AMERICAN APARTMENT                                                                        456
 COMMUNITIES II
---------------------------   -------------  ----- ---------------------- ---------- ---------  ---------  ---------
      Marina Playa            Santa Clara      CA  3500 Granada Avenue         95051      272         1971      N/A
      Apartments
      Birch Creek Apartments  Mountain View    CA  575 South Rengstorff        94040      184         1968      N/A
                                                   Avenue
----  ----------------------  -------------  ----- ---------------------- ---------- ---------  ---------  ---------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



                  COLLATERAL DESCRIPTION                                  COLLATERAL VALUE
      ------------------------------------------  --------------------------------------------------------
                             LARGEST     LARGEST
                 LARGEST      TENANT      TENANT
                 TENANT     PERCENTAGE    LEASE                                                      ARD/
      LARGEST  SQUARE FEET OF PROPERTY  EXPIRATION          APPRAISED       APPRAISAL      CUT-OFF  BALLOON
LOAN   TENANT    LEASED       LEASED       DATE      ADR      VALUE           DATE           LTV      LTV
----  ------- -----------  ----------- ----------  ------ -----------  ------------------ -------  -------
SHILO INNS                                         $ 70.86 131,125,000                      65.4%     0.0%
-------------------------- ----------- ----------  ------ -----------  ------------------ -------  -------
        N/A        N/A         N/A         N/A      102.14  30,500,000 August 14, 1997
        N/A        N/A         N/A         N/A      102.26  18,900,000 December 1, 1996
        N/A        N/A         N/A         N/A       77.43  10,000,000 December 1, 1996
        N/A        N/A         N/A         N/A       63.81  10,200,000 December 1, 1996
        N/A        N/A         N/A         N/A       76.02   8,600,000 December 1, 1996
----  ------- -----------  ----------- ----------  ------ -----------  ------------------ -------  -------
        N/A        N/A         N/A         N/A       59.31   7,800,000 December 1, 1996
        N/A        N/A         N/A         N/A       54.89   6,050,000 December 1, 1996
        N/A        N/A         N/A         N/A       58.97   5,350,000 December 1, 1996
        N/A        N/A         N/A         N/A       74.78   5,300,000 December 1, 1996
        N/A        N/A         N/A         N/A       63.07   5,200,000 December 1, 1996
----  ------- -----------  ----------- ----------  ------ -----------  ------------------ -------  -------
        N/A        N/A         N/A         N/A       62.17   4,850,000 December 1, 1996
        N/A        N/A         N/A         N/A       74.09   3,950,000 December 1, 1996
        N/A        N/A         N/A         N/A       62.34   4,550,000 December 1, 1996
        N/A        N/A         N/A         N/A       43.79   3,500,000 December 1, 1996
        N/A        N/A         N/A         N/A       47.66   3,100,000 December 1, 1996
----  ------- -----------  ----------- ----------  ------ -----------  ------------------ -------  -------
        N/A        N/A         N/A         N/A       54.61   2,500,000 December 1, 1996
        N/A        N/A         N/A         N/A       47.74     775,000 December 1, 1996
----  ------- -----------  ----------- ----------  ------ -----------  ------------------ -------  -------
FARB INVESTMENTS                                            81,100,000                      79.9%    69.4%
------------- -----------  ----------- ----------  ------ -----------  ------------------ -------  -------
        N/A        N/A         N/A         N/A         N/A  45,300,000 August 7, 1997
        N/A        N/A         N/A         N/A         N/A  35,800,000 July 29, 1997
----  ------- -----------  ----------- ----------  ------ -----------  ------------------ -------  -------
AMERICAN APARTMENT
 COMMUNITIES I                                              69,700,000                      63.8%    56.7%
-------------------------- ----------- ----------  ------ -----------  ------------------ -------  -------
        N/A        N/A         N/A         N/A         N/A  21,000,000 September 28, 1996
        N/A        N/A         N/A         N/A         N/A   8,700,000 November 19, 1997
        N/A        N/A         N/A         N/A         N/A   8,000,000 September 28, 1996
        N/A        N/A         N/A         N/A         N/A   8,300,000 September 28, 1996
        N/A        N/A         N/A         N/A         N/A           - September 28, 1996
----  ------- -----------  ----------- ----------  ------ -----------  ------------------ -------  -------
        N/A        N/A         N/A         N/A         N/A   5,800,000 September 30, 1996
        N/A        N/A         N/A         N/A         N/A   8,500,000 September 28, 1996
        N/A        N/A         N/A         N/A         N/A   5,400,000 September 28, 1996
        N/A        N/A         N/A         N/A         N/A   4,000,000 September 28, 1996
        N/A        N/A         N/A         N/A         N/A           - September 28, 1996
----  ------- -----------  ----------- ----------  ------ -----------  ------------------ -------  -------
AMERICAN APARTMENT
 COMMUNITIES II                                             32,430,000                      64.6%    56.6
------------- -----------  ----------- ----------  ------ -----------  ------------------ -------  -------
        N/A        N/A         N/A         N/A         N/A  21,380,000 June 1, 1997
        N/A        N/A         N/A         N/A         N/A  11,050,000 June 1, 1997
----  ------- -----------  ----------- ----------  ------ -----------  ------------------ -------  -------

------------
(1) The underwritten cash flow for the Circles Apartment and North Plaza Apartments in American Apartment Communities I are combined.



                                  Annex A-3

                     COLLATERAL OPERATING PERFORMANCE
-------------------------------------------------------------------------

                                  ANNUAL
 OCCUPANCY     UNDERWRITTEN        DEBT       UNDERWRITTEN       1996
    RATE        CASH FLOW        SERVICE          DSCR           NOI
-----------  --------------- --------------  -------------- ------------
-----------  --------------- --------------  -------------- ------------
     91.7%      21,527,155(3)    8,132,794(4)     2.65x       25,370,123
-----------  --------------- --------------  -------------- ------------

-----------  --------------- --------------  -------------- ------------

     94.4%       7,700,849       5,283,105        1.46x        5,322,047
-----------  --------------- --------------  -------------- ------------
     99.5%      14,049,831       8,572,328        1.64x       17,301,629
-----------  --------------- --------------  -------------- ------------
     99.2%       9,994,189                                    11,909,991
    100.0%       4,055,642                                     5,391,638
-----------  --------------- --------------  -------------- ------------
     88.5%      18,545,245      11,245,595        1.65x       19,202,436
-----------  --------------- --------------  -------------- ------------
     96.0%      16,735,288                                    16,988,556

     48.8%       1,809,957                                     2,213,879
-----------  --------------- --------------  -------------- ------------
     97.0%       9,410,520       7,609,166        1.24x              N/A
-----------  --------------- --------------  -------------- ------------
     96.0%       1,097,608                                           N/A
    100.0%         942,957                                       859,546
     91.0%         737,116                                           N/A
     98.7%         740,813                                           N/A
     97.2%         648,230                                       343,348
-----------  --------------- --------------  -------------- ------------
     97.6%         505,259                                       535,357
    100.0%         489,895                                           N/A
    100.0%         477,224                                           N/A
     91.9%         460,290                                       420,467
     95.8%         449,249                                       319,023
-----------  --------------- --------------  -------------- ------------
     96.9%         456,055                                           N/A
    100.0%         449,866                                           N/A
    100.0%         395,682                                       241,250
     92.8%         388,745                                       341,763
     98.4%         294,486                                       293,149
-----------  --------------- --------------  -------------- ------------
    100.0%         276,556                                           N/A
    100.0%         226,223                                           N/A
    100.0%         151,402                                           N/A
    100.0%         104,982                                           N/A
    100.0%         117,881                                       133,730
-----------  --------------- --------------  -------------- ------------

-----------  --------------- --------------  -------------- ------------
     80.3%       8,626,320       5,460,269        1.58x        6,603,428
-----------  --------------- --------------  -------------- ------------

-----------  --------------- --------------  -------------- ------------
     76.4%       5,879,133       3,643,604        1.61x        5,054,393
-----------  --------------- --------------  -------------- ------------

-----------  --------------- --------------  -------------- ------------
     81.9%       6,165,740       3,930,910        1.57x        4,670,912
-----------  --------------- --------------  -------------- ------------
(3)Copley Place shows an Annualized Proforma Cashflow, not an
 Underwritten Cashflow.
(4)Copley Place Annual Debt Service is for the Class A Note only and is
   1/2 of the Annual Debt Service for the entire $195 million loan.







                     COLLATERAL OPERATING PERFORMANCE
-------------------------------------------------------------------------

                                  ANNUAL
 OCCUPANCY     UNDERWRITTEN        DEBT       UNDERWRITTEN       1996
    RATE        CASH FLOW        SERVICE          DSCR           NOI
-----------  --------------- --------------  -------------- ------------
     57.9%      13,521,183      8,917,327         1.52x       15,607,406
-----------  --------------- --------------  -------------- ------------
     58.0%       3,005,659                                     3,094,154
     56.0%       2,194,741                                     2,491,885
     62.0%       1,110,182                                     1,242,452
     61.0%         988,448                                     1,203,235
     55.0%         876,156                                     1,032,625
-----------  --------------- --------------  -------------- ------------
     54.0%         744,255                                       894,480
     63.0%         588,682                                       764,901
     58.0%         551,016                                       675,751
     64.0%         580,310                                       688,627
     70.0%         502,723                                       706,131
-----------  --------------- --------------  -------------- ------------
     66.0%         623,206                                       606,956
     56.0%         406,768                                       551,627
     45.0%         421,873                                       453,100
     63.0%         424,092                                       494,118
     66.0%         255,741                                       365,812
-----------  --------------- --------------  -------------- ------------
     43.0%         177,644                                       241,778
     51.0%          69,687                                        99,777
-----------  --------------- --------------  -------------- ------------
     96.7%       7,291,234      5,390,592         1.35x        5,817,686
-----------  --------------- --------------  -------------- ------------
     98.3%       3,921,962                                     3,320,289
     95.1%       3,369,272                                     2,497,397
-----------  --------------- --------------  -------------- ------------
     96.3%       7,021,071      4,078,775         1.72x        7,230,240
-----------  --------------- --------------  -------------- ------------
     97.5%       2,338,660                                     2,417,662
     94.2%         832,730                                       857,753
     95.7%         801,550                                       724,596
     92.7%         820,833                                       869,592
     97.5%              (1)-                                           -
-----------  --------------- --------------  -------------- ------------
    100.0%         526,163                                       556,991
     98.1%         550,135                                       658,199
     99.3%         526,398                                       521,591
     93.9%         394,798                                       391,559
     97.2%         229,805                                       232,299
-----------  --------------- --------------  -------------- ------------
     97.4%       3,337,800      1,803,618         1.85x        2,726,502
-----------  --------------- --------------  -------------- ------------
     97.4%       2,049,790                                     1,713,288
     97.3%       1,288,010                                     1,013,214
-----------  --------------- --------------  -------------- ------------


                     COMMERCIAL MORTGAGE ACCEPTANCE CORP.
                                  DEPOSITOR
          COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

   Commercial Mortgage Acceptance Corp. (the "Depositor") from time to time will offer Commercial/ Multifamily Mortgage Pass-Through Certificates (the "Offered Certificates") in "Series" by means of this Prospectus and a separate Prospectus Supplement for each Series. The Offered Certificates, together with any other Commercial/Multifamily Mortgage Pass-Through Certificates of such Series, are collectively referred to herein as the "Certificates." The Certificates of each Series will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be established by the Depositor. The Certificates of a Series may be divided into two or more "Classes," which may have different interest rates and which may receive principal payments in differing proportions and at different times.
                                                      (continued on next page)

   The Certificates do not represent an obligation of or an interest in the Depositor or any affiliate thereof. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity. See "RISK FACTORS."

   PROSPECTIVE INVESTORS SHOULD CONSIDER THE MATERIAL RISKS DISCUSSED HEREIN UNDER "RISK FACTORS" AT PAGE 6 AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OF THE OFFERED CERTIFICATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF DISTRIBUTION" herein and in the related Prospectus Supplement. Certain offerings of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

   Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Certificates offered hereby unless accompanied by a Prospectus Supplement.

              The date of this Prospectus is December 22, 1997.

(cover page continued)

   In addition, rights of the holders of certain Classes to receive principal and interest may be subordinated to those of other Classes. Each Trust Fund will consist of a pool (the "Mortgage Pool") of one or more mortgage loans secured by first or junior liens on fee simple or leasehold interests in commercial real estate properties, multifamily residential properties and/or mixed-use properties and related property and interests, conveyed to such Trust Fund by the Depositor, and other assets, including any Credit Enhancement described in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES--General" herein. The percentage of any mixed-use residential/commercial property used for commercial purposes will be set forth in the Prospectus Supplement. Multifamily properties (consisting of apartments, congregate care facilities and/or mobile home parks), general commercial properties (consisting of retail properties, including shopping centers, office buildings, mini-warehouses, warehouses, industrial properties and/or other similar types of properties) and hotels will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. See "DESCRIPTION OF THE MORTGAGE POOL" in the Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Pool may also include installment contracts for the sale of such types of properties. Such mortgage loans and installment contracts are hereinafter referred to as the "Mortgage Loans." The Mortgage Loans will have fixed or adjustable interest rates. Some Mortgage Loans will fully amortize over their remaining terms to maturity and others will provide for balloon payments at maturity. The Mortgage Loans will provide for recourse against only the Mortgaged Properties or provide for recourse against the other assets of the obligors thereunder. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates. The Mortgage Loans may be originated by affiliated entities, including Midland Loan Services, L.P. and unaffiliated entities. See "RISK FACTORS--Origination of Mortgage Loans." Information regarding each Series of Certificates, including interest and principal payment provisions for each Class, as well as information regarding the size, composition and other characteristics of the Mortgage Pool relating to such Series, will be furnished in the related Prospectus Supplement. The Mortgage Loans will be master serviced by Midland Loan Services, L.P.

   The Depositor, as specified in the related Prospectus Supplement, may elect to treat all or a specified portion of the collateral securing any Series of Certificates as a "real estate mortgage investment conduit" (a "REMIC"), or an election may be made to treat the arrangement by which a Series of Certificates is issued as a REMIC. If such election is made, each Class of Certificates of a Series will be either Regular Certificates or Residual Certificates, as specified in the related Prospectus Supplement. If no such election is made, the Trust Fund, as specified in the related Prospectus Supplement, will be classified as a grantor trust for federal income tax purposes. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein.

   With respect to each Series, all of the Offered Certificates will be rated in one of the four highest ratings categories by one or more nationally recognized statistical rating organizations. There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a secondary market will develop as a result of such offering or, if it does develop, that it will continue. The Depositor does not intend to make an application to list any Series of Certificates on a national securities exchange or quote any Series of Certificates in an automated quotation system of a registered securities association.

                                II

                            PROSPECTUS SUPPLEMENT

   The Prospectus Supplement relating to each Series of Certificates will, among other things, set forth with respect to such Series of Certificates:
(i) the identity of each Class within such Series; (ii) the initial aggregate principal amount, the interest rate (the "Pass-Through Rate") (or the method for determining it) and the authorized denominations of each Class of Certificates of such Series; (iii) certain information concerning the Mortgage Loans relating to such Series, including the principal amount, type and characteristics of such Mortgage Loans on the date of issue of such Series of Certificates; (iv) the circumstances, if any, under which the Certificates of such Series are subject to redemption prior to maturity; (v) the final scheduled distribution date of each Class of Certificates of such Series; (vi) the method used to calculate the aggregate amount of principal available and required to be applied to the Certificates of such Series on each Distribution Date; (vii) the order of the application of principal and interest payments to each Class of Certificates of such Series and the allocation of principal to be so applied; (viii) the extent of subordination of any Subordinate Certificates; (ix) the principal amount of each Class of Certificates of such Series that would be outstanding on specified Distribution Dates, if the Mortgage Loans relating to such Series were prepaid at various assumed rates; (x) the Distribution Dates for each Class of Certificates of such Series; (xi) relevant financial information with respect to the Mortgagor(s) and the Mortgaged Properties underlying the Mortgage Loans relating to such Series, if applicable; (xii) information with respect to the terms of the Subordinate Certificates or Residual Certificates, if any, of such Series; (xiii) additional information with respect to the Credit Enhancement, if any, relating to such Series; (xiv) additional information with respect to the plan of distribution of such Series; and (xv) whether the Certificates of such Series will be registered in the name of the nominee of The Depository Trust Company or another depository.

                            ADDITIONAL INFORMATION

   This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement (the "Registration Statement") of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "1933 Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Commercial Mortgage Acceptance Corp., 201 West 10th Street, 6th Floor, Kansas City, Missouri 64105, Attention: Clarence Krantz, telephone number (816) 435-5000. The Commission maintains an Internet Web site that contains reports, proxy information statements and other information regarding registrants that file electronically with the Commission. The address of such Internet Web site is http://www.sec.gov.

                                III

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   With respect to the Trust Fund for each Series, there are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to such Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Prospectus and prior to the termination of the offering of the Offered Certificates evidencing an interest in such Trust Fund. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). The Depositor has determined that its financial statements are not material to the offering of any of the Offered Certificates. See "FINANCIAL INFORMATION." Requests to the Depositor should be directed to:
Commercial Mortgage Acceptance Corp., 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105, Attention: Clarence Krantz, telephone number (816) 435-5000.

                                   REPORTS

   In connection with each distribution and annually, Certificateholders will be furnished with statements containing information with respect to principal and interest payments and the related Trust Fund, as described herein and in the applicable Prospectus Supplement for such Series. Any financial information contained in such reports most likely will not have been examined or reported upon by an independent public accountant. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders." The Master Servicer for each Series will furnish periodic statements setting forth certain specified information relating to the Mortgage Loans to the related Trustee, and, in addition, annually will furnish such Trustee with a statement from a firm of independent public accountants with respect to the examination of certain documents and records relating to the servicing of the Mortgage Loans in the related Trust Fund. See "SERVICING OF THE MORTGAGE LOANS--Evidence of Compliance." Copies of the monthly and annual statements provided by the Master Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to the Trustee for the related Trust Fund.

   The Depositor intends to apply for relief from the reporting requirements of Sections 13, 15(d) and 16(a) of the 1934 Act. In lieu of filing the periodic reports required by those sections, the Master Servicer, on behalf of the related Trust Fund, will file with the Commission on Form 8-K the monthly reports and information set forth in the related Prospectus Supplement. See "THE POOLING AND SERVICING AGREEMENT--Reports to Certificateholders; Available Information" in the related Prospectus Supplement. The Depositor does not intend to file periodic reports under the 1934 Act with respect to the related Trust Fund for any Series of Certificates following the completion of the reporting period required by Rule 15d-1 under the 1934 Act.

                                IV

                              TABLE OF CONTENTS

                                                                                             PAGE
                                                                                           --------
PROSPECTUS SUPPLEMENT.....................................................................       iii
ADDITIONAL INFORMATION....................................................................       iii
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.........................................        iv
REPORTS...................................................................................        iv
SUMMARY OF PROSPECTUS.....................................................................         1
RISK FACTORS..............................................................................         6
 Limited Liquidity; Lack of Market for Resale.............................................         6
 Limited Assets as Security for Investment in Certificates; No Personal Liability ........         6
 Effects of Prepayments on Average Life of Certificates and Yields........................         6
 Limited Nature of Ratings................................................................         7
 Risks Associated with Lending on Income Producing Properties.............................         7
 Certain Tax Considerations of Variable Rate Certificates.................................         9
 Limited Nature of Credit Ratings.........................................................         9
 Potential Inability to Verify Underwriting Standards.....................................         9
 Nonrecourse Mortgage Loans; Limited Recovery.............................................        10
 Inclusion of Delinquent and Non-Performing Mortgage Loans May Adversely Affect Yields ...        10
 Junior Mortgage Loans....................................................................        10
 Balloon Payments.........................................................................        10
 Extensions and Modifications of Defaulted Mortgage Loans; Additional Servicing Fees .....        10
 Risks Related to the Mortgagor's Form of Entity and Sophistication.......................        11
 Credit Enhancement Limitations...........................................................        11
 Risks to Subordinated Certificateholders; Lower Payment Priority.........................        12
 Taxable Income in Excess of Distributions Received.......................................        12
 Due-on-Sale Clauses and Assignments of Leases and Rents..................................        12
 Environmental Risks......................................................................        13
 ERISA Considerations.....................................................................        13
 Certain Federal Tax Considerations Regarding Residual Certificates.......................        13
 Special Hazard Losses....................................................................        14
 Control; Decisions by Certificateholders.................................................        14
 Book-Entry Registration..................................................................        14
THE DEPOSITOR.............................................................................        16
THE MASTER SERVICER.......................................................................        16
USE OF PROCEEDS...........................................................................        16
DESCRIPTION OF THE CERTIFICATES...........................................................        16
 General..................................................................................        17
 Distributions on Certificates............................................................        17
 Accounts.................................................................................        18
 Amendment ...............................................................................        20
 Termination..............................................................................        21

                                V

                                                                                             PAGE
                                                                                           --------
 Reports to Certificateholders............................................................        21
 The Trustee..............................................................................        21
THE MORTGAGE POOLS........................................................................        22
 General..................................................................................        22
 Assignment of Mortgage Loans.............................................................        23
 Mortgage Underwriting Standards and Procedures...........................................        24
 Representations and Warranties...........................................................        25
SERVICING OF THE MORTGAGE LOANS...........................................................        27
 General..................................................................................        27
 Collections and Other Servicing Procedures...............................................        27
 Insurance................................................................................        28
 Fidelity Bonds and Errors and Omissions Insurance........................................        29
 Servicing Compensation and Payment of Expenses...........................................        29
 Advances.................................................................................        30
 Modifications, Waivers and Amendments....................................................        30
 Evidence of Compliance...................................................................        30
 Certain Matters With Respect to the Master Servicer, the Special Servicer, the Trustee
  and the Depositor.......................................................................        31
 Events of Default........................................................................        32
 Rights Upon Event of Default ............................................................        33
CREDIT ENHANCEMENT........................................................................        34
 General..................................................................................        34
 Subordinate Certificates.................................................................        34
 Reserve Funds............................................................................        35
 Cross-Support Features...................................................................        35
 Certificate Guarantee Insurance..........................................................        36
 Limited Guarantee .......................................................................        36
 Letter of Credit.........................................................................        36
 Pool Insurance Policies; Special Hazard Insurance Policies...............................        36
 Surety Bonds ............................................................................        36
 Fraud Coverage...........................................................................        36
 Mortgagor Bankruptcy Bond................................................................        37
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS...............................................        37
 General..................................................................................        37
 Types of Mortgage Instruments............................................................        37
 Personalty...............................................................................        38
 Installment Contracts ...................................................................        38
 Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries...........................        39
 Foreclosure..............................................................................        40
 Environmental Risks......................................................................        46
 Enforceability of Certain Provisions.....................................................        49
 Soldiers' and Sailors' Relief Act........................................................        50
 Applicability of Usury Laws .............................................................        50
 Alternative Mortgage Instruments.........................................................        51
 Leases and Rents.........................................................................        51
 Secondary Financing; Due-on-Encumbrance Provisions.......................................        52

                                VI

                                                                                             PAGE
                                                                                           --------
 Certain Laws and Regulations.............................................................        52
 Type of Mortgaged Property...............................................................        53
 Criminal Forfeitures ....................................................................        53
 Americans With Disabilities Act..........................................................        53
MATERIAL FEDERAL INCOME TAX CONSEQUENCES..................................................        54
 General..................................................................................        54
 Taxation of the REMIC and its Certificate Holders........................................        54
 Qualification as a REMIC ................................................................        54
 Taxation of Regular Interests ...........................................................        56
 REMIC Expenses...........................................................................        62
 Sale or Exchange of Regular Certificates.................................................        62
 Taxation of the REMIC....................................................................        63
 Taxation of Holders of Residual Certificates ............................................        65
 Excess Inclusions........................................................................        66
 Restrictions on Ownership and Transfer of Residual Certificates..........................        67
 Mark-to-Market Rules.....................................................................        69
 Administrative Matters...................................................................        69
 Tax Status as a Grantor Trust............................................................        70
 Miscellaneous Tax Aspects................................................................        74
 Tax Treatment of Foreign Investors.......................................................        74
STATE TAX CONSIDERATIONS..................................................................        75
ERISA CONSIDERATIONS......................................................................        75
 Prohibited Transactions..................................................................        76
LEGAL INVESTMENT..........................................................................        77
PLAN OF DISTRIBUTION......................................................................        78
LEGAL MATTERS.............................................................................        78
FINANCIAL INFORMATION.....................................................................        79
RATING....................................................................................        79

                                VII

                            SUMMARY OF PROSPECTUS

   The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such Series. An Index of Definitions is included at the end of this Prospectus.

TITLE OF CERTIFICATES .........  Commercial/Multifamily Mortgage Pass-Through
                                 Certificates, issuable in Series
                                 Certificates (the "Certificates").

DEPOSITOR .....................  Commercial Mortgage Acceptance Corp., an
                                 indirect wholly-owned subsidiary of Midland
                                 Loan Services, L.P. See "THE DEPOSITOR."

MASTER SERVICER ...............  Midland Loan Services, L.P., a Missouri
                                 limited partnership. See "SERVICING OF THE
                                 MORTGAGE LOANS--General."

SPECIAL SERVICER ..............  The special servicer (the "Special
                                 Servicer"), if any, for each Series of
                                 Certificates, which may be an affiliate of the Depositor, will be named, or the circumstances in accordance with which a Special Servicer will be appointed, will be described in the related Prospectus Supplement. See "SERVICING OF THE MORTGAGE LOANS--General."

TRUSTEE .......................  The trustee (the "Trustee") for each Series of Certificates will be named in the related
                                 Prospectus Supplement. See "DESCRIPTION OF
                                 THE CERTIFICATES--The Trustee."

THE TRUST FUND ................  Each Series of Certificates will represent in the aggregate the entire beneficial
                                 ownership interest in a Trust Fund
                                 consisting primarily of the following:

 A. MORTGAGE POOL .............  The primary assets of each Trust Fund will consist of a pool of mortgage loans (the
                                 "Mortgage Pool") secured by first or junior mortgages, deeds of trust or similar security instruments (each, a "Mortgage") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property and/or mixed-use property, and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). Multifamily properties (consisting of apartments, congregate care facilities and/or mobile home parks), general commercial properties (consisting of retail properties, including shopping centers, office buildings, mini-warehouses, warehouses, industrial properties and/or other similar types of properties) and hotels will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. Each such mortgage loan or Installment Contract is herein referred to as a "Mortgage Loan." The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates. The Prospectus Supplement will indicate whether the Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality or other person. The Mortgage Loans will have the additional characteristics described under "THE MORTGAGE POOLS" herein and "DESCRIP-

                                 TION OF THE MORTGAGE POOL" in the related
                                 Prospectus Supplement. All Mortgage Loans will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related Series of Certificates.

                                 All Mortgage Loans will be of one or more of the following types: Mortgage Loans with fixed interest rates; Mortgage Loans with adjustable interest rates; Mortgage Loans whose principal balances fully amortize over their remaining terms to maturity; Mortgage Loans whose principal balances do not fully amortize, but instead provide for a substantial principal payment at the stated maturity of the loan; Mortgage Loans that provide for recourse against only the Mortgaged Properties; and Mortgage Loans that provide for recourse against the other assets of the related mortgagors.

                                 Certain Mortgage Loans may provide that
                                 scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "DESCRIPTION OF THE MORTGAGE POOL" in the related Prospectus Supplement.

                                 The Depositor will not originate any
                                 Mortgage Loan, unless provided in the
                                 Prospectus Supplement; however, some or all of the Mortgage Loans may be originated by affiliates of the Depositor.

 B. ACCOUNTS ..................  A Collection Account and a Distribution
                                 Account. The Master Servicer generally will be required to establish and maintain an account (the "Collection Account") in the name of the Trustee on behalf of the Certificateholders into which the Master Servicer will, to the extent described herein and in the related Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Loans. The Trustee generally will be required to establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which distributions of principal and interest will be made. Such distributions will be made to the Certificateholders in the manner described in the related Prospectus Supplement. Funds held in the Collection Account and Distribution Account may be invested in certain short-term, investment grade obligations. See "DESCRIPTION OF THE CERTIFICATES--Accounts." A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating Agency rating one or more classes of the related series of Offered Certificates. See "DESCRIPTION OF THE
                                 CERTIFICATES--Accounts."

 C. CREDIT ENHANCEMENT ........  If so provided in the related Prospectus
                                 Supplement, protection against certain
                                 defaults and losses with respect to one or more Classes of Certificates of a Series or the related Mortgage Loans ("Credit Enhancement"). Credit Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, surety bonds, certificate guarantee insurance, limited guarantees, or another type of credit support, or a combination thereof. It is unlikely that Credit Enhancement will protect against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Enhancement, if any, will be described in the applicable Prospectus Supplement for a Series of Certificates. See "RISK FACTORS--Credit Enhancement Limitations" and "CREDIT ENHANCEMENT--General."

DESCRIPTION OF CERTIFICATES ...  The Certificates of each Series will be issued pursuant to a Pooling and Servicing
                                 Agreement (the "Agreement") and will
                                 represent in the aggregate the entire
                                 beneficial ownership interest in the related
                                 Trust Fund. If so specified in the
                                 applicable Prospectus Supplement,
                                 Certificates of a given Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying mortgage loans. Alternatively, or in addition, Classes may be structured to receive principal payments in sequence. Each Class in a group of sequential pay Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Each Series of Certificates (including any Class or Classes of Certificates of such Series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. See "PROSPECTUS SUPPLEMENT" for a listing of additional characteristics of the Certificates that will be included in the Prospectus Supplement for each Series.

                                 The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity.

                                 See "RISK FACTORS--Limited Assets as
                                 Security for Investment in Certificates; No
                                 Personal Liability" and "DESCRIPTION OF THE
                                 CERTIFICATES."

DISTRIBUTIONS ON CERTIFICATES .  Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund.

                                 With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Master Servicer or the Special Servicer, if any, after a date specified in the related Prospectus Supplement (the "Cut-off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.

ADVANCES ......................  The related Prospectus Supplement will set forth the obligations, if any, of the Master
                                 Servicer and the Special Servicer, if any, as part of their servicing responsibilities, to make certain advances with respect to delinquent payments on the Mortgage Loans, payments of taxes, assessments, insurance premiums and other required payments. See "DESCRIPTION OF THE CERTIFICATES--Advances."

TERMINATION ...................  The obligations of the parties to the
                                 Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or
                                 (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and, unless otherwise specified in the applicable Prospectus Supplement, the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination. See "DESCRIPTION OF THE CERTIFICATES--Termination."

RISK FACTORS ..................  There are material risks associated with an investment in the Certificates. See "RISK
                                 FACTORS."

LISTING OF CERTIFICATES .......  The Depositor does not currently intend to make an application to list any Series of Certificates on a national securities exchange or quote any Series of Certificates in the automated quotation system of a registered securities association. See "RISK FACTORS--Limited Liquidity; Lack of Market for Resale."

MATERIAL FEDERAL INCOME TAX
 CONSEQUENCES .................  The Certificates of each Series will constitute either (i) "Regular Interests"
                                 ("Regular Certificates") and "Residual
                                 Interests" ("Residual Certificates") in a
                                 Trust Fund treated as a REMIC under Sections
                                 860A through 860G of the Internal Revenue
                                 Code of 1986 (the "Code"), or (ii) interests in a Trust Fund treated as a grantor trust under applicable provisions of the Code. For the treatment of Regular Certificates, Residual Certificates or grantor trust certificates under the Code, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein and in the related Prospectus Supplement. The information contained in these sections is supported by the opinion of Morrison & Hecker L.L.P., counsel to the Depositor. Potential purchasers of Certificates, however, are advised to consult their own tax advisers regarding the purchase of Certificates.

ERISA CONSIDERATIONS ..........  A fiduciary of an employee benefit plan and certain other retirement plans and
                                 arrangements that is subject to the Employee
                                 Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Certificates may give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA CONSIDERATIONS" herein and in the related Prospectus Supplement.

LEGAL INVESTMENT ..............  The related Prospectus Supplement will indicate whether the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Certificates constitute legal investments for them. See "LEGAL INVESTMENT" herein and in the related Prospectus Supplement.

RATING ........................  At the date of issuance, as to each Series, each Class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "RATING" herein and "RATINGS" in the related Prospectus Supplement.

                                 RISK FACTORS

   Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "RISK FACTORS" in the related Prospectus Supplement.

LIMITED LIQUIDITY; LACK OF MARKET FOR RESALE

   There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. The Depositor does not currently intend to make an application to list any Series of Certificates on a national securities exchange or quote any Series of Certificates on an automated quotation system of a Registered Securities Association. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, any sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the Agreement as described herein under the heading "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders" and "SERVICING OF THE MORTGAGE LOANS--Evidence of Compliance" for information concerning the Certificates. Certificateholders will have only those redemption rights and the Certificates will be subject to early retirement only under the circumstances described herein or in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES--Termination."

LIMITED ASSETS AS SECURITY FOR INVESTMENT IN CERTIFICATES; NO PERSONAL
LIABILITY

   A Series of Certificates will have a claim against or security interest in the Trust Funds for another Series only if so specified in the related Prospectus Supplement. If the related Prospectus Supplement does not specify that a Series of Certificates will have a claim against or security interest in the Trust Funds for another Series and the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Collection Account and any accounts maintained as Credit Enhancement, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more Classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgaged Properties have been realized, the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates, and, thereafter, by the remaining Classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

   In general, neither the Depositor, nor any partner, director, officer, employee or agent of the Depositor, will be liable to the related Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action in good faith pursuant to the Agreement. As a result, if the assets of the related Trust Fund are depleted, the Certificateholders will not be able to recover any amounts from such persons, provided the applicable standard of care has been met.

EFFECTS OF PREPAYMENTS ON AVERAGE LIFE OF CERTIFICATES AND YIELDS

   Prepayments on the Mortgage Loans in any Trust Fund generally will result in a faster rate of principal payments on one or more Classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each Class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, as well as Acts of God. Accordingly, there can be no assurance as to the rate of prepayment on the Mortgage Loans in any Trust Fund or that the rate of payments will conform to any model described in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those Mortgage Loans. As a result, the actual maturity of any Class of Certificates could occur significantly earlier than expected. Alternatively, the actual maturity of any Class of Certificates could occur significantly later than expected as a result of prepayment premiums or the existence of defaults on the Mortgage Loans, particularly at or near their maturity dates. In addition, the Master Servicer or the Special Servicer, if any, may have the option under the Agreement for such Series to extend the maturity of the Mortgage Loans following a default in the payment of a balloon payment, which would also have the effect of extending the average life of each Class of related Certificates. A Series of Certificates may include one or more Classes of Certificates with priorities of payment over other Classes of Certificates, including Classes of Offered Certificates, and, as a result, yields on such Series may be more sensitive to prepayments on the Mortgage Loans in the related Trust Fund. A Series of Certificates may include one or more Classes offered at a significant premium or discount. Yields on such Classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans. With respect to interest only or disproportionately interest weighted Classes purchased at a premium, such Classes may not return their purchase prices under rapid repayment scenarios. See "YIELD AND MATURITY CONSIDERATIONS" in the related Prospectus Supplement.

   When considering the effects of prepayments on the average life and yield of a Certificate, an investor should also consider provisions of the related Agreement that permit the optional early termination of the Class of Certificates to which such Certificate belongs. If so specified in the related Prospectus Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Properties in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. See "DESCRIPTION OF THE CERTIFICATES--Termination."

LIMITED NATURE OF RATINGS

   Any rating assigned by a Rating Agency to a Class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such Class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium, or a Certificate that is entitled to disproportionately low, nominal or no principal distributions, might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related Series are entitled that is not covered by the applicable rating. See "--Credit Enhancement Limitations."

RISKS ASSOCIATED WITH LENDING ON INCOME PRODUCING PROPERTIES

   Mortgage loans made with respect to multifamily or commercial properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single-family properties. For example, the ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

   Further, the concentration of default, foreclosure and loss risks for Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single-family loans both because the Mortgage Loans in a Trust Fund will generally consist of a smaller number of loans than would a single-family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans.

   The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the businesses operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of businesses operated by such tenants. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters; and other factors beyond the control of the Master Servicer or the Special Servicer, if any.

   Additional risk may be presented by the type and use of a particular mortgaged property. For instance, mortgaged properties that operate as hospitals, nursing homes or convalescent homes may present special risks to mortgagees due to the significant governmental regulation of the ownership, operation, maintenance, control and financing of health care institutions. Mortgages encumbering mortgaged properties that are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchiser or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties. Any such risks will be more fully described in the related Prospectus Supplement under the captions "RISK FACTORS" and "DESCRIPTION OF THE MORTGAGE POOL."

   If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement. See also "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS."

RISKS PARTICULAR TO HOTEL PROPERTIES

   The Mortgaged Properties securing the Mortgage Loans for any Trust Fund will contain a material concentration of hotel properties. Hotel properties may involve different types of hotels, including full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity.

   These Mortgaged Properties will be subject to operating risks common to the hotel industry. These risks include, among other things, competition from other hotels, increases in operating costs (which increases may not necessarily be offset by increased room rates), dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel, strikes, relocation of highways and the construction of additional highways. A hotel's location, quality and franchise affiliation can also affect its economic performance. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. In addition, as hotel revenues are primarily generated by room occupancy and such occupancy is usually for short periods of time, hotel revenues may be more sensitive to general economic conditions and competition than other income producing properties. This daily mark-to-market also accentuates the highs and lows of economic cycles. Additionally, the revenues of certain hotels, particularly those located in regions whose economy depends upon tourism, may be highly seasonal in nature, and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. Since limited service hotels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of such hotels could occur in any given region, which would likely adversely affect occupancy and daily room rates.

   To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives. As a result of relatively high operating costs due to more frequent improvements and renovations than other types of income producing properties, relatively small decreases in hotel revenues can cause significant stress on a hotel's cash flow.

   The viability of any hotel property that is a franchise of a national or regional hotel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of such hotel chain and the duration of the franchise licensing agreement. The continuation of the franchise is subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of a hotel to maintain such standards or adhere to such other terms and conditions could result in the loss or cancellation of the franchise licenses. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate such hotel property independent of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel covered by the franchise because of the loss of associated name recognition, marketing support and decentralized reservation systems provided by the franchisor.

   Because of the expertise and knowledge required to run hotel operations, foreclosure and a change in ownership (and consequently of management) may have an especially adverse effect on the perception of the public and the industry (including franchisors) concerning the quality of a hotel's operations. In the event of a foreclosure on a hotel property, it is unlikely that the Trustee, the Master Servicer (or Special Servicer, if applicable) or the purchaser of such hotel property may be entitled to the rights under any operating, liquor and other licenses for such hotel property, and such party would be required to apply in its own right for such licenses. There can be no assurance that new licenses could be obtained or that they could be obtained promptly. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any such hotel property, the consent of the franchisor for the continued use of the franchise license by the hotel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.

POTENTIAL CONFLICTS OF INTEREST

   The Special Servicer, if any, for a Series of Certificates, will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments. If the Special Servicer or anyone else who purchases Mortgage Loans and has the power to appoint the Special Servicer, investors in the Offered Certificates should consider that, although the Special Servicer will be obligated to act in accordance with the terms of the Pooling and Servicing Agreement and will be governed by the servicing standards described herein, it may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of the Offered Certificates.

CERTAIN TAX CONSIDERATIONS OF VARIABLE RATE CERTIFICATES

   There are certain tax matters as to which counsel to the Depositor is unable to opine at the time of the issuance of the Prospectus due to uncertainty in the law. Specifically, the treatment of Interest Weighted Certificates and Variable Rate Regular Interests are subject to unsettled law which creates uncertainty as to the exact method of income accrual which should control. The REMIC will accrue income using a method which is consistent with certain regulations; however, there can be no assurance that such method will be controlling.

LIMITED NATURE OF CREDIT RATINGS

   Any rating assigned by a Rating Agency to a Class of Certificates will reflect only its assessment of the likelihood that holders of such Certificates will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

   The amount, type and nature of Credit Enhancement, if any, provided with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating Classes of the Certificates of such Series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure of loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to a greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Enhancement, such losses may be borne, at least in part, by the holders of one or more Classes of Certificates of the related Series. See "RATING".

POTENTIAL INABILITY TO VERIFY UNDERWRITING STANDARDS

   The Mortgage Loans included in a Trust Fund may be originated by entities affiliated with the Depositor or by unaffiliated entities. Unaffiliated originators may use underwriting criteria that are different from that used by affiliates of the Depositor. The Prospectus Supplement relating to each Series will, to the extent verifiable, specify the originator or originators relating to the Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, mortgage banks, credit companies, insurance companies, real estate developers or other HUD approved lenders, and the underwriting criteria to the extent available in connection with originating the Mortgage Loans. In certain cases, the Depositor may not be able to verify the underwriting standards used to originate a Mortgage Loan (e.g., if the Mortgage Loans being purchased from a Seller were acquired by the Seller in the open market or were originated over a long period of time pursuant to varying underwriting standards which cannot now be confirmed). In general, the Depositor will not engage in the reunderwriting of Mortgage Loans that it acquires. Instead, the Depositor will rely on the representations and warranties made by the Seller, and the Seller's obligation to repurchase a Mortgage Loan in the event that a representation or warranty was not true when made.

NONRECOURSE MORTGAGE LOANS; LIMITED RECOVERY

   It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to such Mortgage Loans, in the event of mortgagor default, recourse may be had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

INCLUSION OF DELINQUENT AND NON-PERFORMING MORTGAGE LOANS MAY ADVERSELY AFFECT YIELDS

   If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans that are past due or are non-performing. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Enhancement, if provided with respect to a particular Series of Certificates, may not cover all losses related to such delinquent or non-performing Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on Mortgaged Properties and the yield on the Certificates of such Series.

JUNIOR MORTGAGE LOANS

   Certain of the Mortgage Loans may be junior mortgage loans. The primary risk to holders of mortgage loans secured by junior liens is the possibility that a foreclosure of a related senior lien would extinguish the junior lien and that adequate funds will not be received in connection with such foreclosure to pay the debt held by the holder of such junior mortgage loan after satisfaction of all related senior liens. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries" and "--Foreclosure" for a discussion of additional risks to holders of mortgage loans secured by junior liens.

BALLOON PAYMENTS

   Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property in a timely manner. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition and operating history of the mortgagor and the related mortgaged property, tax laws, rent control laws (with respect to certain multifamily properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and congregate care facilities), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real properties generally. Neither the Depositor or any affiliate will be required to refinance any Mortgage Loan.

EXTENSIONS AND MODIFICATIONS OF DEFAULTED MORTGAGE LOANS; ADDITIONAL SERVICING FEES

   In order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer or Special Servicer, if any, will be permitted (within the parameters specified in the related Prospectus Supplement) to extend and modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer, if any, may receive workout fees, management fees, liquidation fees or other similar fees based on receipts from or proceeds of such Mortgage Loans. Although a Master Servicer or Special Servicer, if any, generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery amount than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the amount of receipts from or proceeds of Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable.

RISKS RELATED TO THE MORTGAGOR'S FORM OF ENTITY AND SOPHISTICATION

   Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. For example, an entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors, such as a mortgagee, under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a mortgagor may impair the ability of the mortgagee to enforce its rights and remedies under the related mortgage. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Foreclosure--Bankruptcy Laws." The mortgagor's sophistication may increase the likelihood of protracted litigation or bankruptcy in default situations. The more sophisticated a mortgagor is, the more likely it will be aware of its rights, remedies and defenses against its mortgagee and the more likely it will have the resources to make effective use of all of its rights, remedies and defenses.

CREDIT ENHANCEMENT LIMITATIONS

   The Prospectus Supplement for a Series of Certificates will describe any Credit Enhancement in the related Trust Fund, which may include letters of credit, insurance policies, surety bonds, limited guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Enhancement will be subject to the conditions and limitations described herein and in the related Prospectus Supplement and is not expected to cover all potential losses or risks or guarantee repayment of the entire principal balance of the Certificates and interest thereon.

   A Series of Certificates may include one or more Classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline or be reduced to zero under certain circumstances. In addition, if principal payments on one or more Classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Enhancement may be exhausted before the principal of the lower priority Classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Mortgaged Properties may fall primarily upon those Classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Enhancement covers more than one Series of Certificates, holders of Certificates of one Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of the holders of Certificates of one or more other Series.

   The amount, type and nature of Credit Enhancement, if any, established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating Classes of the Certificates of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Credit Enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. No assurance can be given with respect to any Mortgage Loan that the appraised value of the related Mortgaged Property has remained or will remain at its level as of the origination date of such Mortgage Loan. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial or multifamily properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders for similar mortgage loans. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Enhancement, such losses will be borne, at least in part, by the holders of one or more Classes of the Certificates of the related Series. See "--Limited Nature of Ratings," "DESCRIPTION OF THE CERTIFICATES" and "CREDIT ENHANCEMENT."

RISKS TO SUBORDINATED CERTIFICATEHOLDERS; LOWER PAYMENT PRIORITY

   If so provided in the related Prospectus Supplement, a Series of Certificates may include one or more Classes of Subordinate Certificates (which may include Offered Certificates). If losses or shortfalls in collections on Mortgaged Properties are realized, the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates. The remaining amount of such losses or shortfalls, if any, will be borne by the remaining Classes of Certificates in the priority and subject to the limitations specified in such Prospectus Supplement. In addition to the foregoing, any Credit Enhancement, if applicable, may be used by the Certificates of a higher priority of payment before the principal of the lower priority Classes of Certificates of such Series has been repaid. Therefore, the impact of significant losses and shortfalls on the mortgaged properties may fall primarily upon those Classes of Certificates with a lower payment priority.

TAXABLE INCOME IN EXCESS OF DISTRIBUTIONS RECEIVED

   A holder of a certificate in a Class of Subordinate Certificates could be allocated taxable income attributable to accruals of interest and original issue discount in excess of cash distributed to such holder if mortgage loans were in default giving rise to delays in distributions. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Regular Interests--Treatment of Subordinate Certificates" herein.

DUE-ON-SALE CLAUSES AND ASSIGNMENTS OF LEASES AND RENTS

   Mortgages may contain a due-on-sale clause, which permits the mortgagee to accelerate the maturity of the mortgage loan if the mortgagor sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages may also include a debt-acceleration clause, which permits the mortgagee to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   The related Prospectus Supplement will describe whether and to what extent the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the mortgagee as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the mortgagee is entitled to collect rents. Such assignments are typically not perfected as security interests prior to the mortgagee's taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the mortgagee's ability to collect the rents may be adversely affected, See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents."

ENVIRONMENTAL RISKS

   Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a mortgagee may be liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the mortgagee have become sufficiently involved in the operations of the mortgagor, regardless of whether the environmental damage or threat was caused by a prior owner. A mortgagee also risks such liability on foreclosure of the mortgage. Each Agreement will generally provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer or Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances, which may include obtaining an environmental insurance policy. The related Prospectus Supplement may impose additional restrictions on the ability of the Master Servicer or the Special Servicer, if any, to take any of the foregoing actions. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Risks."

ERISA CONSIDERATIONS

   Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any Series. See "ERISA CONSIDERATIONS."

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

   Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Holders of Residual Certificates." Accordingly, under certain circumstances, holders of Offered Certificates that constitute Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all Classes of Certificates of the related Series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder that (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. In particular, the transfer of a Residual Interest to certain "Disqualified Organizations" is prohibited. If transfer occurs in violation of such prohibition, a tax is imposed on the transfer. In addition, the transfer of a "noneconomic residuary interest" by a

Residual Certificateholder will be disregarded under certain circumstances with the transferor remaining liable for any taxable income derived from the Residual Interest by the transferee Residual Certificateholder. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Restrictions on Ownership and Transfer of Residual Certificates." Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on Residual Certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

SPECIAL HAZARD LOSSES

   Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and Special Servicer, if any, for any Trust Fund will each be required to cause the borrower on each Mortgage Loan serviced by it to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer, if any, may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through the acquisition of a blanket policy or master force placed policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of risks not specified in the preceding sentence. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Enhancement, such losses may be borne, at least in part, by the holders of one or more Classes of Certificates of the related Series. See "SERVICING OF THE MORTGAGE LOANS--Insurance."

CONTROL; DECISIONS BY CERTIFICATEHOLDERS

   Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement, which will be specified in the related Prospectus Supplement ("Voting Rights"), will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including amending the related Agreement in certain circumstances. See "SERVICING OF THE MORTGAGE LOANS--Events of Default," "--Rights Upon Event of Default" and "DESCRIPTION OF THE CERTIFICATES--Amendment."

BOOK-ENTRY REGISTRATION

   The related Prospectus Supplement may provide that one or more Classes of the Certificates initially will be represented by one or more certificates registered in the name of the nominee for The Depository Trust Company, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until definitive certificates are issued, beneficial owners of the Certificates of such Class or Classes will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time as definitive certificates are issued, the beneficial owners will be able to exercise the rights of Certificateholders only indirectly through The Depository Trust Company and its participating organizations. See "DESCRIPTION OF THE CERTIFICATES--General."

                                THE DEPOSITOR

   Commercial Mortgage Acceptance Corp. was incorporated in the State of Missouri on September 17, 1996 as a wholly owned, limited purpose finance subsidiary of Midland Loan Services, L.P. The principal executive offices of the Depositor are located at 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105. Its telephone number is (816) 435-5000.

   The Depositor will have no servicing obligations or responsibilities with respect to any Series of Certificates, Mortgage Pool or Trust Fund. The Depositor does not have, nor is it expected in the future to have, any significant assets.

   The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any Series.

   The assets of the Trust Funds will be acquired by the Depositor directly or through one or more affiliates.

                             THE MASTER SERVICER

   Midland Loan Services, L.P. ("Midland") was organized under the laws of the State of Missouri in 1992 as a limited partnership. Midland is a real estate financial services company which provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and which originates commercial real estate loans. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

   The size of the loan portfolio which the Master Servicer was servicing as of the end of the most recent calendar quarter will be set forth in each Prospectus Supplement. The Master Servicer's delinquency experience as of the end of its three most recent fiscal years and the most recent calendar quarter for which such information is available on the portfolio of loans relating to commercial mortgage pass-through certificates master serviced by it will be summarized in each Prospectus Supplement. There can be no assurance that such experience will be representative of the results that may be experienced with respect to any particular Mortgage Pool.

                               USE OF PROCEEDS

   The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Offered Certificates to purchase the Mortgage Loans relating to such Series, to repay any indebtedness that has been incurred to obtain funds to acquire Mortgage Loans, to obtain Credit Enhancement, if any, for the Series and to pay costs of structuring, issuing and underwriting the Certificates. The maturity and interest rate of such indebtedness, if any, will be set forth in "USE OF PROCEEDS" in the related Prospectus Supplement.

<F1>
                      DESCRIPTION OF THE CERTIFICATES *

   The Certificates of each Series will be issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement") to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that Series and any other parties described in the applicable Prospectus Supplement, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part or in such other form as may be described in the applicable Prospectus Supplement. The following summaries describe the material provisions expected to be common to each Series and the Agreement with respect to the underlying Trust Fund. However, the Prospectus Supplement for each Series will describe more fully the Certificates and the provisions of the related Agreement, which may be different from the summaries set forth below.

------------
* Whenever in this Prospectus the terms "Certificates," "Trust Fund" and "Mortgage Pool" are used, such terms will be deemed to apply, unless the context indicates otherwise, to a specific Series of Certificates, the Trust Fund underlying the related Series and the related Mortgage Pool.

   At the time of issuance, the Offered Certificates of each Series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization. Each of such rating organizations specified in the applicable Prospectus Supplement as rating the Offered Certificates of the related Series is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

GENERAL

   The Certificates of each Series will be issued in registered or book-entry form and will represent beneficial ownership interests in the trust fund (the "Trust Fund") created pursuant to the Agreement for such Series. The Trust Fund for each Series will primarily comprise, to the extent provided in the
Agreement: (i) the Mortgage Loans conveyed to the Trustee pursuant to the Agreement; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO property; (iv) all revenue received in respect of REO Property; (v) insurance policies with respect to such Mortgage Loans; (vi) any assignments of leases, rents and profits, security agreements and pledges; (vii) any indemnities or guaranties given as additional security for such Mortgage Loans; (viii) the Trustee's right, title and interest in and to any reserve or escrow accounts established pursuant to any of the Mortgage Loan documents (each, a "Reserve Account");
(ix) the Collection Account; (x) the Distribution Account and the REO Account; (xi) any environmental indemnity agreements relating to such Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement; and (xiii) the proceeds of any of the foregoing (excluding interest earned on deposits in any Reserve Account, to the extent such interest belongs to the related mortgagor). In addition, the Trust Fund for a Series may include various forms of Credit Enhancement. See "CREDIT ENHANCEMENT." Such other assets will be described more fully in the related Prospectus Supplement.

   If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans. Alternatively, or in addition, Classes may be structured to receive principal payments in sequence. Each Class in a group of sequential pay Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given Series of Certificates may be offered in the same Prospectus Supplement as the Senior Certificates of such Series or may be offered in a separate offering document. Each Class of Certificates of a Series will be issued in the minimum denominations specified in the related Prospectus Supplement.

   The Prospectus Supplement for any Series including Classes similar to any of those described above will contain a complete description of their material characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of Classes; (ii) the risk that interest only, or disproportionately interest weighted, Classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and (iii) the degree to which an investor's yield is sensitive to principal prepayments.

   The Offered Certificates of each Series will be freely transferable and exchangeable at the office specified in the related Agreement and Prospectus Supplement; provided, however, that certain Classes of Certificates may be subject to transfer restrictions described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Certificates may be transferable only on the books of The Depository Trust Company or another depository identified in such Prospectus Supplement.

DISTRIBUTIONS ON CERTIFICATES

   Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof ("Certificateholders") by the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund. Distributions for each Series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such Series maintained by the Trustee or by wire transfer if so specified in the related Prospectus Supplement. The final distribution in retirement of the Certificates of each Series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of such final distribution. In addition, the Prospectus Supplement relating to each Series will set forth the applicable due period, prepayment period, record date, Cut-off Date and determination date in respect of each Series of Certificates.

   With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Master Servicer or the Special Servicer, if any, after a date specified in the related Prospectus Supplement (the "Cut-off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.

ACCOUNTS

   It is expected that the Agreement for each Series of Certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which Certificateholder distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner and in the amounts described in the related Prospectus Supplement.

   It is also expected that the Agreement for each Series of Certificates will provide that the Master Servicer establish and maintain an account (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. The Master Servicer will generally be required to deposit into the Collection Account all amounts received on or in respect of the Mortgage Loans. The Master Servicer will be entitled to make certain withdrawals from the Collection Account to, among other things: (i) remit certain amounts for the related Distribution Date into the Distribution Account; (ii) pay Property Protection Expenses, taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement; (iii) pay accrued and unpaid servicing fees and other servicing compensation to the Master Servicer and the Special Servicer, if any; and
(iv) reimburse the Master Servicer, the Special Servicer, if any, the Trustee and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer and the Special Servicer, if any, as described in the Agreement. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title to, or management of, REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Agreement. The applicable Prospectus Supplement may provide for additional circumstances in which the Master Servicer will be entitled to make withdrawals from the Collection Account.

   The amount at any time credited to the Collection Account or the Distribution Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date, in the case of the Collection Account, or the business day preceding the next succeeding Distribution Date, in the case of the Distribution Account. The Master Servicer will be required to remit amounts on deposit in the Collection Account that are required for distribution to Certificateholders to the Distribution Account on or before the business day preceding the related Distribution Date (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account and the Distribution Account in Permitted Investments will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account and the Distribution

Account resulting from such investments will be borne by the Master Servicer. The amount of each such loss will be required to be deposited by the Master Servicer in the Collection Account or the Distribution Account, as the case may be, promptly as realized.

   It is expected that the Agreement for each Series of Certificates will provide that an account (the "REO Account") will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement; (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such other Mortgaged Properties and certain third-party expenses in accordance with the Agreement; and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such other Mortgaged Properties.

   The amount at any time credited to the REO Account may be invested in Permitted Investments that are payable on demand or mature, or are subject to withdrawal or redemption, on or before the business day preceding the day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments will be for the benefit of the Master Servicer, or the Special Servicer, if applicable, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Master Servicer, or the Special Servicer, if applicable.

   "Permitted Investments" will generally consist of one or more of the following, unless the Rating Agencies rating Certificates of a Series require other or additional investments:

     (i) direct obligations of, or obligations guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America;

     (ii) direct obligations of the Federal Home Loan Mortgage Corporation ("FHLMC") (debt obligations only), the Federal National Mortgage Association ("Fannie Mae") (debt obligations only), the Federal Farm Credit System (consolidated systemwide bonds and notes only), the Federal Home Loan Banks (consolidated debt obligations only), the Student Loan Marketing Association (debt obligations only), the Financing Corp. (consolidated debt obligations only) and the Resolution Funding Corp. (debt obligations only);

     (iii) federal funds, time deposits in, or certificates of deposit of, or bankers' acceptances, or repurchase obligations, all having maturities of not more than 365 days, issued by any bank or trust company, savings and loan association or savings bank, depositing institution or trust company having the highest short-term rating available from each Rating Agency rating the Certificates of a Series;

     (iv) commercial paper having a maturity of 365 days or less (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and demand notes that constitute vehicles for investment in commercial paper) that is rated by each Rating Agency rating the Certificates of a Series in its highest short-term unsecured rating category;

     (v) units of taxable money market funds or mutual funds that seek to maintain a constant asset value and have been rated by each Rating Agency rating the Certificates of a Series as Permitted Investments with respect to this definition;

     (vi) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency rating the Certificates of a Series as a permitted investment of funds backing securities having ratings equivalent to each such Rating Agency's highest initial rating of the Certificates; and

     (vii) such other obligations as are acceptable as Permitted Investments to each Rating Agency rating the Certificates of a Series;

provided, however, that (a) if Standard and Poor's Rating Service, a division of the McGraw-Hill Companies, Inc. ("S&P") is a Rating Agency for such Series, none of such obligations or securities listed above may have an "r" highlighter affixed to its rating if rated by S&P; (b) except with respect to units of money market funds pursuant to clause (v) above, each such obligation or security will have a fixed dollar amount of principal due at maturity which cannot vary or change; and (c) except with respect to units of money market funds pursuant to clause (v) above, if any such obligation or security provides for a variable rate of interest, interest will be tied to a single interest rate index plus a single fixed spread (if any) and move proportionately with that index; and provided, further, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security will be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment as of the date of its acquisition.

AMENDMENT

   Generally, the Agreement for each Series will provide that it may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or this Prospectus or the related Prospectus Supplement,
(iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency or (iv) to make any other provisions with respect to matters or questions arising under the Agreement that will not (a) be inconsistent with the provisions of the Agreement or this Prospectus or the related Prospectus Supplement, (b) result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any outstanding Class of Certificates and (c) adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel.

   Each Agreement will also provide that it may be amended from time to time by the parties thereto with the consent of the holders of each of the Classes of Regular Certificates representing not less than a percentage specified in the related Agreement of all Classes of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall: (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans that are required to be distributed on any Certificate without the consent of each affected Certificateholder; (ii) change the percentage of Certificates the holders of which are required to consent to any action or inaction under the Agreement, without the consent of the holders of all Certificates then outstanding; or
(iii) alter the obligations of the Master Servicer or the Trustee to make an advance without the consent of the holders of all Certificates representing all of the Voting Rights of the Class or Classes affected thereby.

   Further, the Agreement for each Series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any REMIC related to such Series or to prevent the imposition of any additional material state or local taxes, at all times that any of the Certificates are outstanding, provided, however, that such action, as evidenced by an opinion of counsel, is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

   The related Prospectus Supplement will specify the method for allocating Voting Rights among holders of Certificates of a Class. Any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer (if any), any mortgagor, the Trustee, a manager or any of their respective affiliates will be deemed not to be outstanding; provided, however that, Certificates beneficially owned by the Master Servicer, the Special Servicer (if any), or any affiliate thereof will be deemed to be outstanding in connection with any required consent to an amendment of the Agreement that relates to an action that would materially adversely affect in any material respect the interests of the Certificateholders of any Class while the Master Servicer, the Special Servicer (if any), or any such affiliate owns not less than a percentage specified in the related Agreement of such Class.

   The Agreement relating to each Series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such Series to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

   The Prospectus Supplement for a Series may describe other or different provisions concerning the amendment of the related Agreement required by the Rating Agencies rating Certificates of such Series.

TERMINATION

   The obligations of the parties to the Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of
(a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

REPORTS TO CERTIFICATEHOLDERS

   Concurrently with each distribution for each Series, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will forward to each Certificateholder a statement setting forth such information relating to such distribution as is specified in the Agreement and described in the applicable Prospectus Supplement.

THE TRUSTEE

   The Depositor will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each Series and the Trustee will be identified, and its obligations under that Agreement will be described, in the applicable Prospectus Supplement. The Rating Agencies rating Certificates of a Series may require the appointment of a Fiscal Agent to guarantee certain obligations of the Trustee. Such Fiscal Agent will be a party to the Agreement. In such event, the Fiscal Agent will be identified, and its obligations under the Agreement will be described, in the applicable Prospectus Supplement. See "SERVICING OF THE MORTGAGE LOANS--Certain Matters with Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor."

                              THE MORTGAGE POOLS

GENERAL

   Each Mortgage Pool will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments (each, a "Mortgage") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, and/or mixed-use property, and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). Multifamily properties (consisting of apartments, congregate care facilities and/or mobile home parks), general commercial properties (consisting of retail properties, including shopping centers, office buildings, mini-warehouses, warehouses, industrial properties and/or other similar types of properties) and hotels will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--General," "--Types of Mortgage Instruments," "--Installment Contracts" and "--Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries" for more detailed information regarding the characteristics of such types of mortgage loans. A Mortgage Pool will not include securities of the type listed in the definition of Permitted Investments. Each such mortgage loan or Installment Contract is herein referred to as a "Mortgage Loan."

   All Mortgage Loans will be of one or more of the following types:

   1. Mortgage Loans with fixed interest rates;

   2. Mortgage Loans with adjustable interest rates;

   3. Mortgage Loans whose principal balances fully amortize over their remaining terms to maturity;

   4. Mortgage Loans whose principal balances do not fully amortize, but instead provide for a substantial principal payment at the stated maturity of the loan;

   5. Mortgage Loans that provide for recourse against only the Mortgaged Properties; and

   6. Mortgage Loans that provide for recourse against the other assets of the related mortgagors.

   Certain Mortgage Loans ("Simple Interest Loans") may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

   Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, cash collateral deposits, personal guarantees or combinations thereof. Pursuant to an assignment of leases and rents, the obligor on the related promissory note, bond, mortgage consolidation agreement, installment contract or other similar instrument (each, a "Note") assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the obligor defaults, the license terminates and the related mortgagee is entitled to collect the rents from tenants to be applied to the monetary obligations of the obligor. State law may limit or restrict the enforcement of the assignment of leases and rents by a mortgagee until the mortgagee takes possession of the related mortgaged property and/or a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents."

   If so specified in the related Prospectus Supplement, a Trust Fund may include a number of Mortgage Loans with a single obligor or related obligors thereunder. In the event that the Mortgage Pool securing Certificates for any Series includes a Mortgage Loan or a group of Mortgage Loans of a single obligor or group of affiliated obligors representing 10% or more of the principal amount of such Certificates, the Prospectus Supplement will contain information, including financial information, regarding the credit quality of the obligors. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates.

   Unless otherwise specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency, any private mortgage insurer or any other person or entity.

   The Prospectus Supplement relating to each Series will, to the extent verifiable, specify the originator or originators relating to the Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, mortgage banks, credit companies, insurance companies, real estate developers or other HUD approved lenders, and the underwriting criteria to the extent available in connection with originating the Mortgage Loans. See "RISK FACTORS--Potential Inability to Verify Underwriting Standards" herein. The criteria applied by the Depositor in selecting the Mortgage Loans to be included in a Mortgage Pool will vary from Series to Series. The Prospectus Supplement relating to each Series also will provide specific information regarding the characteristics of the Mortgage Loans, as of the Cut-off Date, including, among other things: (i) the aggregate principal balance of the Mortgage Loans; (ii) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property; (iii) the interest rate or range of interest rates of the Mortgage Loans; (iv) the origination dates and the original and, with respect to seasoned Mortgage Loans, remaining terms to stated maturity of the Mortgage Loans; (v) the loan-to-value ratios at origination and, with respect to seasoned Mortgage Loans, current loan balance-to-original value ratios of the Mortgage Loans; (vi) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans; (vii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans; (viii) the debt service coverage ratios relating to the Mortgage Loans; and (ix) payment delinquencies, if any, relating to the Mortgage Loans. The applicable Prospectus Supplement will also specify any materially inadequate, incomplete or obsolete documentation relating to the Mortgage Loans and other characteristics of the Mortgage Loans relating to each Series. If specified in the applicable Prospectus Supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

   The Depositor will file a current report on Form 8-K (the "Form 8-K") with the Commission within 15 days after the initial issuance of each Series of Certificates (each, a "Closing Date"), as specified in the related Prospectus Supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a Series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related Series promptly after its filing.

ASSIGNMENT OF MORTGAGE LOANS

   At the time of issuance of the Certificates of each Series, the Depositor will cause the Mortgage Loans to be assigned to the Trustee, together with all scheduled payments of interest and principal due after the Cut-off Date (whether received) and all payments of interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans after the Cut-off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for the related Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-off Date, the maturity date of each Note and the address of the property securing the Note.

   In addition, the Depositor will, as to each Mortgage Loan, deliver to the
Trustee: (i) the Note, endorsed to the order of the Trustee without recourse;
(ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement; (iii) any assumption, modification or substitution agreements relating to the Mortgage Loan; (iv) a mortgagee's title insurance policy (or owner's policy in the case of an Installment Contract), together with its endorsements, or an attorney's opinion of title issued as of the date of origination of the Mortgage Loan; (v) if the security agreement and/or assignment of leases, rents and profits is separate from the Mortgage, an executed assignment of such security agreement and/or re-assignment of such assignment of leases, rents and profits to the Trustee; and (vi) such other documents as may be described in the Agreement (such documents collectively, the "Mortgage Loan File"). Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents, provided, however, that in instances in which the original recorded Mortgage, mortgage assignment or any document necessary to assign the Depositor's interest in Installment Contracts to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy thereof certified to be the true and complete copy of the original thereof submitted for recording.

   The Trustee will hold the Mortgage Loan File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each Mortgage Loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Depositor, the Master Servicer and the Seller.

MORTGAGE UNDERWRITING STANDARDS AND PROCEDURES

   The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated by an affiliate of the Depositor or third parties in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement or may have been originated by third-parties and acquired by the Depositor directly or through its affiliates in negotiated transactions.

   The originator of a Mortgage Loan generally will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. With respect to certain Mortgage Loans, the Depositor may be unable to verify the underwriting standards and procedures used by a particular originator, in which such case, such fact will be disclosed in the related Prospectus Supplement. Mortgage Loans insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD"), will have been originated by mortgage lenders that were at the time origination approved by HUD as FHA mortgagees in the ordinary course of their real estate lending activities and will comply with the underwriting policies of FHA. In general, the Depositor will not engage in the reunderwriting of Mortgage Loans that it acquires. Instead, the Depositor will rely on the representations and warranties made by the Seller, and the Seller's obligation to repurchase a Mortgage Loan in the event that a representation or warranty was not true when made. See "RISK FACTORS--Potential Inability to Verify Underwriting Standards."

   If so specified in the related Prospectus Supplement, the adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. In general, originators of commercial and multifamily mortgage loans require each mortgaged property to be appraised by an independent appraiser in accordance with MAI Standards. Furthermore, if so specified in the related Prospectus Supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. Generally, the appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

   No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that

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
appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily residential properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Credit Enhancement or the insurance policies described herein and/or in the related Prospectus Supplement, the ability of the Trust Fund to pay principal of and interest on the Certificates may be adversely affected. Even if credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.

REPRESENTATIONS AND WARRANTIES

   The seller of a Mortgage Loan to the Depositor (the "Seller"), which may be an affiliate of the Depositor, will have made representations and warranties in respect of the Mortgage Loans sold by such Seller to the Depositor. Such representations and warranties will generally include, among other things: (i) with respect to each Mortgaged Property, that title insurance (or if not yet issued, a pro forma or specimen policy or a "marked-up" commitment for title insurance furnished by the related title insurance company for purposes of closing) and any required hazard insurance was effective at the origination of each Mortgage Loan, and that each policy (or pro forma or specimen policy or "marked-up" commitment for title insurance) remained in effect on the date of purchase of the Mortgage Loan from the Seller; (ii) that the Seller was the sole owner and holder of such Mortgage Loan and had full right and authority to sell and assign such Mortgage Loan; (iii) with respect to each Mortgaged Property, that each Mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions); (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that each Mortgage Loan was current as to all required payments under the terms of each Mortgage Loan (inclusive of any applicable grace or cure period) have been made. The Prospectus Supplement for a Series will identify each Seller and specify the representations and warranties being made by the Seller.

   All of the representations and warranties of a Seller in respect of a Mortgage Loan generally will have been made as of the date on which such Seller sold the Mortgage Loan to the Depositor. The related Prospectus Supplement will indicate if a different date is applicable. A substantial period of time may have elapsed between such date and the date of the initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of the Seller do not address events that may occur following the sale of a Mortgage Loan by the Seller, the repurchase obligation of the Seller described below will not arise if, on or after the date of the sale of a Mortgage Loan by the Seller to the Depositor, the relevant event occurs that would have given rise to such an obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of the Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the date of sale of the Mortgage Loans or such other date specified in the applicable Prospectus Supplement. If so specified in the related Prospectus Supplement, the Depositor will make certain representations and warranties for the benefit of Certificateholders of a Series in respect of a Mortgage Loan that relate to the period commencing on the date of sale of such Mortgage Loan to the Depositor.

   Upon the discovery of the breach of any representation or warranty made by the Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, if the Seller cannot cure such breach within 90 days following discovery of the breach or the Seller's receipt of notice of such breach, such Seller generally will be obligated to repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase, plus (a) unpaid accrued interest to the due date for such Mortgage Loan in the month following the month in which such repurchase occurs, (b) the amount of any unreimbursed advances made with respect to Property Protection Expenses, (c) interest on all advances made with respect to such Mortgage Loan at the rate specified in the related Agreement, (d) the amount of any unpaid servicing compensation and Trust Fund expenses allocable to such Mortgage Loan, and (e) the amount of any expenses reasonably incurred by the Master Servicer, the Special Servicer, if any, or the Trustee in respect of such repurchase obligation. The Master Servicer will be required to enforce such obligation of the Seller for the benefit of the Trustee and the Certificateholders in accordance with servicing standards for the applicable Agreement. This repurchase obligation will generally constitute the sole remedy available to the Certificateholders of such Series for a breach of a representation or warranty by a Seller and the Depositor and the Master Servicer will have no liability to the Trust Fund for any such breach. The applicable Prospectus Supplement will indicate whether any additional remedies will be available to the Certificateholders. No assurance can be given that a Seller will carry out its repurchase obligation with respect to the Mortgage Loans.

   If specified in the related Prospectus Supplement, the Seller may deliver to the Trustee within a specified number of days following the issuance of a Series of Certificates Mortgage Loans in substitution for any one or more of the Mortgage Loans initially included in the Trust Fund (i) which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, (ii) as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or (iii) as to which a document in the related Mortgage Loan File is defective in any material respect. The related Prospectus Supplement will describe any required characteristics of any such substituted Mortgage Loans.

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
                       SERVICING OF THE MORTGAGE LOANS

GENERAL

   The servicer of the Mortgage Loans (the "Master Servicer") will be Midland Loan Services, L.P., the parent of the Depositor. The Prospectus Supplement for the related Series will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. The Master Servicer's collection procedures will be described under "THE POOLING AND SERVICING AGREEMENT--Servicing of the Mortgage Loans; Collection of Payments" and "Collection Activities" in the related Prospectus Supplement. To the extent so specified in the related Prospectus Supplement, one or more Special Servicers may be a party to the related Agreement or may be appointed by holders of certain Classes of Certificates representing a certain percentage specified in the related Agreement of such Class or Classes of Certificates or by another specified party. Certain information with respect to the Special Servicer will be set forth in such Prospectus Supplement. A Special Servicer for any Series of Certificates may be an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of such Series. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans or those Mortgage Loans that otherwise require special servicing ("Specially Serviced Mortgage Loans"), including instituting foreclosures and negotiating work-outs and will also include asset management activities with respect to any REO Property. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular Series of Certificates. The Master Servicer or Special Servicer generally may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers provided certain conditions are met. Such sub-servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

COLLECTIONS AND OTHER SERVICING PROCEDURES

   The Master Servicer and the Special Servicer, if any, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Agreement, follow such collection procedures as it deems necessary or desirable. Consistent with the above and unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Special Servicer, if applicable, may, in its discretion, waive any late payment charge or penalty fees in connection with a late payment of a Mortgage Loan and, if so specified in the related Prospectus Supplement, may extend the due dates for payments due on a Note.

   It is expected that the Agreement for each Series will provide that the Master Servicer establish and maintain an escrow account (the "Escrow Account") in which the Master Servicer will be required to deposit amounts received from each mortgagor, if required by the terms of the related Mortgage Loan documents, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items ("Escrow Payments"). The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it to the Master Servicer for deposit into the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for servicing of such Mortgage Loans. Withdrawals from the Escrow Account generally may be made (i) to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items, (ii) to transfer funds to the Collection Account to reimburse the Master Servicer or the Trustee, as applicable, for any advance with interest thereon relating to Escrow Payments, (iii) to restore or repair the Mortgaged Properties, (iv) to clear and terminate such account, (v) to pay interest to mortgagors on balances in the Escrow Account, if required by the terms of the related Mortgage Loan documents or by applicable law, (vi) to remit to the related borrower the Financial Lease and Reporting Fee (or other similar fees) as and when required by the related Mortgage, and (vii) to remove amounts not required to be deposited therein. The related Prospectus Supplement may provide for other permitted withdrawals from the Escrow Account. The Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to mortgagors by the terms of the related Mortgage Loan documents or by applicable law. The Master Servicer will be responsible for the administration of the Escrow Account.

INSURANCE

   The Agreement for each Series will require that the Master Servicer use its best efforts to or require each mortgagor to maintain insurance in accordance with the related Mortgage Loan documents, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage Loan, the coverage of each such standard hazard insurance policy will be in an amount that is at least equal to the lesser of (i) the full replacement cost of the improvements and equipment securing such Mortgage Loan or (ii) the outstanding principal balance owing on such Mortgage Loan or such amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed to be a co-insurer, in each case with a replacement cost rider. The Master Servicer will also use its reasonable efforts to require each mortgagor to maintain (i) insurance providing coverage against 12 months of rent interruptions and (ii) such other insurance as provided in the related Mortgage Loan. Subject to the requirements for modification, waiver or amendment of a Mortgage Loan (See "--Modifications, Waivers and Amendments"), the Master Servicer may in its reasonable discretion consistent with the servicing standard set forth in the related Agreement waive the requirement of a Mortgage Loan that the related mortgagor maintain earthquake insurance on the related Mortgaged Property. If a Mortgaged Property is located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will also use its best efforts to require the related mortgagor to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to the Mortgage Loan. The related Agreement will provide that the Master Servicer will be required to maintain the foregoing insurance if the related mortgagor fails to maintain such insurance to the extent such insurance is available at commercially reasonable rates and to the extent the Trustee, as mortgagee, has an insurable interest. The cost of any such insurance maintained by the Master Servicer will be advanced by the Master Servicer. The Master Servicer or the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount that is at least equal to the full replacement cost of the improvements and equipment. The cost of any such insurance with respect to an REO Property will be payable out of amounts on deposit in the related REO Account or will be advanced by the Master Servicer. The Master Servicer or the Special Servicer, if any, will maintain flood insurance providing substantially the same coverage as described above on any REO Property that was located in a federally designated special flood hazard area at the time the related mortgage loan was originated. The Master Servicer or the Special Servicer, if any, will maintain with respect to each REO Property
(i) public liability insurance, (ii) loss of rent endorsements and (iii) such other insurance as provided in the related Mortgage Loan. Any such insurance that is required to be maintained with respect to any REO Property will only be so required to the extent such insurance is available at commercially reasonable rates. The related Agreement will provide that the Master Servicer or Special Servicer, if any, may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a master force placed insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan or REO Property, if not borne by the related mortgagor, will be an expense of the Trust Fund. Alternatively, the Master Servicer or Special Servicer, if any, may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a master force placed policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket or master force placed policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, will be obligated to deposit in the Collection Account all sums that would have been deposited therein but for such clause to the extent any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or in the absence of any such deductible limitation, the deductible limitation that is consistent with the servicing standard under the related Agreement.

   In general, the standard form of fire and hazard extended coverage insurance policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

   The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

   The Prospectus Supplement may describe other provisions concerning the insurance policies required to be maintained under the related Agreement.

   Unless otherwise specified in the applicable Prospectus Supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans nor will any Mortgage Loan be subject to FHA insurance.

   The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

   The Agreement for each Series will generally require that the Master Servicer and the Special Servicer, if applicable, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer and the Special Servicer, if applicable. The related Agreement will allow the Master Servicer and the Special Servicer, if applicable, to self-insure against loss occasioned by the errors and omissions of the officers and employees of the Master Servicer and the Special Servicer, if applicable, so long as certain criteria set forth in the Agreement are met.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The Master Servicer's principal compensation for its activities under the Agreement for each Series will come from the payment to it or retention by it, with respect to each Mortgage Loan, of a "Servicing Fee" (as defined in the related Prospectus Supplement). The exact amount and calculation of such Servicing Fee will be established in the Prospectus Supplement and Agreement for the related Series. Since the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize.

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
   In addition, the Agreement for a Series may provide that the Master Servicer is entitled to receive, as additional compensation, (i) Prepayment Premiums, late fees and certain other fees collected from mortgagors and (ii) any interest or other income earned on funds deposited in the Collection Account and Distribution Account (as described under "DESCRIPTION OF THE CERTIFICATES--Accounts") and, except to the extent such income is required to be paid to the related mortgagors, the Escrow Account.

   The Master Servicer will generally pay the fees and expenses of the Trustee.

   The amount and calculation of the fee for the servicing of Specially Serviced Mortgage Loans (the "Special Servicing Fee") will be described in the Prospectus Supplement and the Agreement for the related Series.

   In addition to the compensation described above, the Master Servicer and the Special Servicer, if applicable, (or any other party specified in the applicable Prospectus Supplement) may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the applicable Prospectus Supplement.

ADVANCES

   The applicable Prospectus Supplement will set forth the obligations, if any, of the Master Servicer and the Special Servicer, if applicable, to make any advances with respect to delinquent payments on Mortgage Loans, payments of taxes, assessments, insurance premiums and Property Protection Expenses or otherwise. Any such advances will be made in the form and manner described in the Prospectus Supplement and Agreement for the related Series. In general, the Master Servicer or the Special Servicer, if any, will be entitled to reimbursement for any advance equal to the amount of such advance, plus interest thereon at the rate specified in the related Agreement, from (i) any collections on or in respect of the particular Mortgage Loan or REO Property with respect to which each such advance was made or (ii) upon determining that such advance is not recoverable in the manner described in the preceding clause, from any other amounts from time to time on deposit in the Collection Account, which amounts may include funds that would otherwise be applied to the reduction of the principal balance of the Certificates for such Series. The monthly statements to certificateholders will disclose the amount of any advances made during the prior month. See "THE POOLING AND SERVICING AGREEMENT--Advances" in the related Prospectus Supplement.

MODIFICATIONS, WAIVERS AND AMENDMENTS

   The Agreement for each Series will provide the Master Servicer or the Special Servicer, if any, with the discretion to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder subject to certain conditions set forth therein, including the condition that such modification, waiver or amendment will not result in such Mortgage Loan ceasing to be a "qualified mortgage" under the REMIC Regulations.

EVIDENCE OF COMPLIANCE

   The Agreement for each Series will generally provide that on or before a specified date in each year, with the first such date being a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a report of a firm of independent certified public accountants stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer or Special Servicer, if any, which includes an assertion that the Master Servicer or Special Servicer, if any, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's or, if applicable, the Special Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and

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other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-services, upon comparable reports of firms of independent public accountants rendered on the basis of examination conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

   In addition, the Agreement for each Series will generally provide that the Master Servicer and the Special Servicer, if any, will each deliver to the Trustee, the Depositor and each Rating Agency, annually on or before a date specified in the Agreement, a statement signed by an officer of the Master Servicer or the Special Servicer, as applicable, to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer or the Special Servicer, as applicable, has fulfilled in all material respects its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each default known to such officer.

CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE AND THE DEPOSITOR

   The Agreement for each Series will also provide that none of the Depositor, the Master Servicer, the Special Servicer, if any, or any partner, director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer, if any (or of any general partner thereof), will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Depositor, the Master Servicer, the Special Servicer, if any, nor any such person will be protected against any liability for a breach of any representations or warranties under the Agreement or that would otherwise be imposed by reason of willful misfeasance, misrepresentations, bad faith, fraud or negligence or, in the case of the Master Servicer or Special Servicer, if any, a breach of the servicing standards set forth in the Agreement in the performance of its duties or by reason of negligent disregard of its obligations and duties thereunder. The Agreement will further provide that the Depositor, the Master Servicer, the Special Servicer, if any, and any partner, director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, if any (and of any general partner thereof), will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its respective willful misfeasance, misrepresentation, bad faith, fraud or negligence or, in the case of the Master Servicer or the Special Servicer, if any, a breach of the servicing standard set forth in the Agreement in the performance of duties thereunder or by reason of negligent disregard of its respective obligations and duties thereunder. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders. The Prospectus Supplement will specify any variations to the foregoing required by the Rating Agencies rating Certificates of a Series.

   In addition, the Agreement will generally provide that none of the Depositor, the Master Servicer or the Special Servicer, if any, will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Agreement and which in its opinion does not involve it in any expense or liability. The Master Servicer or the Special Servicer, if any, may, however, in its discretion undertake any such action that is related to its respective obligations under the related Agreement and that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any liability related to the Master Servicer's or the Special Servicer's, if any, obligations to service the Mortgage Loans in accordance with the servicing standard under the Agreement) will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or Special Servicer, if applicable, will be entitled to be reimbursed therefor and to charge the Collection Account.

   Any person into which the Master Servicer or the Special Servicer, if any, may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or

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the Special Servicer, if any, is a party, or any person succeeding to the business of the Master Servicer or the Special Servicer, if any, will be the successor of the Master Servicer or the Special Servicer, as applicable, under the Agreement, and will be deemed to have assumed all of the liabilities and obligations of the Master Servicer or the Special Servicer, as applicable, under the Agreement, if each of the Rating Agencies has confirmed in writing that such merger or consolidation and succession will not result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates. The related Prospectus Supplement will describe any additional restrictions on such a merger or consolidation.

   Generally, the Master Servicer or the Special Servicer, if any, may assign its rights and delegate its duties and obligations under the Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio; provided that certain conditions are met, including the written consent of the Trustee and written confirmation by each of the Rating Agencies that such assignment and delegation by the Master Servicer or the Special Servicer, as applicable, will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates. The related Prospectus Supplement will describe any additional restrictions on such assignment.

   The Agreement will also provide that the Master Servicer or the Special Servicer, if any, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation or removal may become effective until the Trustee or a successor Master Servicer or Special Servicer, as the case may be, has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Agreement.

   The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and/or any of their respective affiliates.

   The Trustee may resign from its obligations under the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing the percentage of Voting Rights specified in the applicable Prospectus Supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.

   The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, Special Servicer, if any, or the Trustee under the Agreement.

EVENTS OF DEFAULT

   Events of default with respect to the Master Servicer or the Special Servicer, if any, as applicable (each, an "Event of Default") under the Agreement for each Series will consist of, in summary form, (i) any failure by the Master Servicer or the Special Servicer, if any, to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account any amount required to be so remitted pursuant to the Agreement; (ii) any failure by the Master Servicer or Special Servicer, as applicable, duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties (which breach materially and adversely affects the interests of the Certificateholders, the Trustee, the Master Servicer or the Special Servicer, if any, with respect to any Mortgage Loan) under the Agreement, which in each case continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer or the Special Servicer, as applicable, by the Depositor or the Trustee, or to the Master Servicer or Special Servicer, if any, the Depositor and the Trustee by the holders of Certificates evidencing Voting Rights of at least 25% of any affected Class; (iii) confirmation in writing by any of the Rating Agencies that the then

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current rating assigned to any Class of Certificates would be withdrawn, downgraded or qualified unless the Master Servicer or Special Servicer, as applicable, is removed; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Master Servicer or Special Servicer, as applicable, indicating its insolvency or inability to pay its obligations; or (v) any failure by the Master Servicer to make a required advance. The related Prospectus Supplement may provide for other Events of Default to the extent required by the Rating Agencies rating Certificates of a Series.

RIGHTS UPON EVENT OF DEFAULT

   As long as an Event of Default remains unremedied, the Trustee may, and at the written direction of the holders of Certificates entitled to 25% of the aggregate Voting Rights of all Certificates will, terminate all of the rights and obligations of the Master Servicer or Special Servicer, as the case may be. Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Agreement the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus, in the case of the Master Servicer, all advances and interest thereon as provided in the Agreement.

   The holders of Certificates evidencing not less than 66 2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all holders of Certificates, waive any default by the Master Servicer or Special Servicer, if any, in the performance of its obligations under the Agreement and its consequences, except a default in making any required deposits to (including advances) or payments from the Collection Account or the Distribution Account or in remitting payments as received, in each case in accordance with the Agreement. Upon any such waiver of a past default, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been remedied for every purpose of the Agreement. No such waiver will extend to any subsequent or other default or impair any right consequent thereon.

   On and after the date of termination, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Agreement and will be entitled to similar compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing a majority of the aggregate Voting Rights so request or if the Trustee is not rated in one of its two highest long-term unsecured debt rating categories by each of the Rating Agencies rating the Certificates of such Series, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution, the appointment of which will not result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency rating the Certificates of such Series, to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer or the Special Servicer, as the case may be, under the Agreement.

   No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement or the Mortgage Loans, unless, with respect to the Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Agreement and of the continuance thereof, and unless also the holders of Certificates representing a majority of the aggregate Voting Rights allocated to each affected Class have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

   The Trustee will have no obligation to institute, conduct or defend any litigation under the Agreement or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

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
                              CREDIT ENHANCEMENT

GENERAL

   If specified in the related Prospectus Supplement for any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Loans ("Credit Enhancement"). Credit Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, surety bonds, certificate guarantee insurance, the use of cross-support features, limited guarantees or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing.

   It is unlikely that Credit Enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur that exceed the amount covered by Credit Enhancement or that are not covered by Credit Enhancement, Certificateholders will bear their allocable share of deficiencies. See "RISK FACTORS--Credit Enhancement Limitations."

   If Credit Enhancement is provided with respect to a Series, or the related Mortgage Loans, the applicable Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Credit Enhancement. Additionally, the applicable Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Credit Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, the jurisdiction of organization and the jurisdictions under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement. If the holders of any Certificates of any Series will be materially dependent upon the issuer of any third party Credit Enhancement for timely payment of interest and/or principal on their Certificates, the Depositor will file a current report on Form 8-K within 15 days after the initial issuance of such Certificates, which will include any material information regarding such issuer, including audited financial statements to the extent required.

SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the holders of subordinate Certificates (the "Subordinate Certificates") to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to such rights of the holders of senior Certificates (the "Senior Certificates") to the extent specified in the related Prospectus Supplement. In addition, subordination may be effected by the allocation of losses first to Subordinate Certificates in reduction of the principal balance of such Certificates until the principal balance thereof is reduced to zero before any losses are allocated to Senior Certificates. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of holders of Subordinate Certificates.

   A Series may include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other Classes designated as being senior thereto. Such right to receive payments will effectively be subordinate to the rights of holders of such senior designated Classes of Certificates. A Series may also include one or more Classes of Subordinate Certificates that will be allocated losses prior to any losses being allocated to Classes of Subordinate Certificates designated as being senior thereto. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other Credit Enhancement, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

   The related Prospectus Supplement will describe any such subordination in greater detail and set forth information concerning, among other things, to the extent applicable, (i) the amount of subordi-

                               34
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nation of a Class or Classes of Subordinate Certificates in a Series, (ii)
the circumstances in which such subordination will be applicable, (iii) the manner, if any, in which the amount of subordination will decrease over time,
(iv) the manner of funding any related reserve fund, (v) the conditions under which amounts in any applicable reserve fund will be used to make distributions to holders of Senior Certificates and/or to holders of Subordinate Certificates or be released from the applicable Trust Fund and
(vi) if one or more Classes of Subordinate Certificates of a Series are Offered Certificates, the sensitivity of distributions on such Certificates based on certain prepayment assumptions. See "RISK FACTORS--Risks to Subordinated Certificateholders" herein.

RESERVE FUNDS

   If specified in the related Prospectus Supplement, one or more reserve funds (each, a "Reserve Fund") may be established with respect to one or more Classes of the Certificates of a Series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. Such Reserve Funds may also be funded over time by depositing therein a specified amount of the distributions received on the applicable Mortgage Loans if specified in the related Prospectus Supplement. The Depositor may pledge the Reserve Funds to a separate collateral agent specified in the related Prospectus Supplement.

   Amounts on deposit in any Reserve Fund for one or more Classes of Certificates of a Series will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by any Rating Agency. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to a Rating Agency, against certain types of losses not covered by insurance policies or other Credit Enhancement. Reserve Funds may also be established for other purposes and in such amounts as will be specified in the related Prospectus Supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

   Moneys deposited in any Reserve Fund generally will be permitted to be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. If specified in the related Prospectus Supplement, such income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Master Servicer. The Reserve Fund, if any, for a Series will be a part of the Trust Fund only if the related Prospectus Supplement so specifies. If the Reserve Fund is not a part of the Trust Fund, the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

   Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings, if any, from the Reserve Fund.

CROSS-SUPPORT FEATURES

   If the Mortgage Pool for a Series is divided into separate Mortgage Loan Groups, each securing a separate Class or Classes of a Series, Credit Enhancement may be provided by a cross-support feature that requires that distributions be made on Senior Certificates secured by one Mortgage Loan Group prior to distributions on Subordinate Certificates secured by another Mortgage Loan Group within the Trust Fund. The related Prospectus Supplement for a Series that includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

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
CERTIFICATE GUARANTEE INSURANCE

   If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the applicable Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to the Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable Series.

LIMITED GUARANTEE

   If so specified in the Prospectus Supplement with respect to a Series of Certificates, Credit Enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

LETTER OF CREDIT

   Alternative Credit Enhancement with respect to one or more Classes of Certificates of a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to one or more Classes of Certificates of a Series will be set forth in the Prospectus Supplement relating to such Series.

POOL INSURANCE POLICIES; SPECIAL HAZARD INSURANCE POLICIES

   If so specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor will obtain a pool insurance policy for the Mortgage Loans in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

   If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Depositor will also obtain a special hazard insurance policy for the related Trust Fund in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

SURETY BONDS

   If so specified in the Prospectus Supplement relating to a Series of Certificates, Credit Enhancement with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a surety bond issued by a financial guarantee insurance company specified in the applicable Prospectus Supplement. The coverage, amount and frequency or any reduction in coverage provided by a surety bond will be set forth in the Prospectus Supplement relating to such Series.

FRAUD COVERAGE

   If so specified in the applicable Prospectus Supplement, losses resulting from fraud, dishonesty or misrepresentation in connection with the origination or sale of the Mortgage Loans may be covered to a limited extent by (i) representations and warranties to the effect that no such fraud, dishonesty or misrepresentation had occurred, (ii) a Reserve Fund, (iii) a letter of credit or (iv) some other method. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

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
MORTGAGOR BANKRUPTCY BOND

   If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor or obligor affecting the Mortgage Loans in a Trust Fund with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a withdrawal, downgrading or qualification of the rating of the Certificates of a Series by any of the Rating Agencies that rated any Certificates of such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount and with such terms meeting the criteria of the Rating Agencies rating any Certificates of the related Series, which amount and terms will be set forth in the related Prospectus Supplement.

                 CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

   The following discussion contains a general summary of the material legal aspects of mortgage loans. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

   All of the Mortgage Loans are loans evidenced by a note or bond that is secured by a lien and security interest in property created under related security instruments, which may be mortgages, deeds of trust or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. As used herein, unless the context otherwise requires, the term "mortgage" includes mortgages, deeds of trust and deeds to secure debt. Any of the foregoing mortgages will create a lien upon, or grant a title interest in, the mortgaged property, the priority of which will depend on the terms of the mortgage, the existence of any separate contractual arrangements with others holding interests in the mortgaged property, the order of recordation of the mortgage in the appropriate public recording office and the actual or constructive knowledge of the mortgagee as to any unrecorded liens, leases or other interests affecting the mortgaged property. Mortgages typically do not possess priority over governmental claims for real estate taxes, assessments and, in some states, for reimbursement of remediation costs of certain environmental conditions. See "--Environmental Risks" below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage. The mortgagor is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

TYPES OF MORTGAGE INSTRUMENTS

   A mortgage either creates a lien against or constitutes a conveyance of an interest in real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). A deed of trust is a three-party instrument, wherein a trustor (the equivalent of a mortgagor), grants the property to a trustee, in trust with a power of sale, for the benefit of a beneficiary (the lender) as security for the payment of the secured indebtedness. A deed to secure debt is a two party instrument wherein the grantor (the equivalent of a mortgagor) conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee (the lender) until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related note. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. As used herein, unless the context otherwise requires, the term "mortgagor" includes a mortgagor under a mortgage, a trustor under a deed of trust and a grantor under a deed to secure debt, and the term "mortgagee" includes a mortgagee under a mortgage, a beneficiary under a deed of trust and

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a grantee under a deed to secure debt. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws and, in some cases, in deed of trust transactions, the directions of the beneficiary. The Mortgage Loans (other than Installment Contracts) will consist of loans secured by mortgages.

   The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land, leasehold improvements or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest, in the mortgage or in a separate agreement with the landlord or other party to such instrument, to protect the mortgagee against termination of such interest before the mortgage is paid.

PERSONALTY

   Certain types of mortgaged properties, such as nursing homes, hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property that does not constitute "fixtures" under applicable state real property law, and hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the mortgagee under the Uniform Commercial Code ("UCC"). In order to perfect its security interest therein, the mortgagee generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

INSTALLMENT CONTRACTS

   The Mortgage Loans may also consist of Installment Contracts (also sometimes called contracts for deed). Under an Installment Contract, the seller (referred to in this section as the "mortgagee") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "mortgagor") for the payment of the purchase price, plus interest, over the term of such Installment Contract. Only after full performance by the mortgagor of the Installment Contract is the mortgagee obligated to convey title to the property to the mortgagor. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the mortgagor is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

   The method of enforcing the rights of the mortgagee under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing or able to enforce the Installment Contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the mortgagor, the mortgagor loses his or her right to occupy the property, the entire indebtedness is accelerated and the mortgagor's equitable interest in the property is forfeited. The mortgagee in such a situation does not have to foreclose in order to obtain title to the property, although in some cases both a quiet title action to clear title to the property (if the mortgagor has recorded notice of the Installment Contract) and an ejectment action to recover possession may be necessary. In a few states, particularly in cases of a default during the early years of an Installment Contract, ejectment of the mortgagor and a forfeiture of his or her interest in the property will be permitted. However, in most states, laws (analogous to mortgage laws) have been enacted to protect mortgagors under Installment Contracts from the harsh consequences of forfeiture. These laws may require the mortgagee to pursue a judicial or nonjudicial foreclosure with respect to the property, give the mortgagor a notice of default and some grace period during which the Installment Contract may be reinstated upon full payment of the default amount. Additionally, the mortgagor may have a post-foreclosure statutory redemption right, and, in some states, a mortgagor with a significant equity investment in the property may be permitted to share in the proceeds of any sale of the property after the indebtedness is repaid or may otherwise be entitled to a prohibition of the enforcement of the forfeiture clause.

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JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

   Some of the Mortgage Loans may be secured by junior mortgages that are subordinate to senior mortgages held by other lenders or institutional investors. In such cases, the rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage, will be subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to: (i) receive rents, hazard insurance proceeds and condemnation proceeds; and (ii) cause the property securing the Mortgage Loan to be sold upon the occurrence of a default under the senior mortgage, thereby extinguishing the lien of the junior mortgage, unless the Master Servicer or Special Servicer, if applicable, either asserts such subordinate interest in the related property in the foreclosure of the senior mortgage or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage or the existence of a recorded request for notice in compliance with applicable state law (if any), no notice of default is typically required to be given to the junior mortgagee.

   The form of the mortgage used by many institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by such mortgage in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property (or any part thereof) is taken by condemnation, the mortgagee under the senior mortgage will have the prior right to collect any applicable insurance proceeds and condemnation awards and to apply the same to the indebtedness secured by the senior mortgage. However, the laws of certain states may provide that, unless the security of the mortgagee has been impaired, the mortgagor must be allowed to use any applicable insurance proceeds or partial condemnation awards to restore the property.

   The form of mortgage used by many institutional lenders also typically contains a "future advance" clause that provides that additional amounts advanced to or on behalf of the mortgagor by the mortgagee are to be secured by the mortgage. Such a clause is valid under the laws of most states. In some states, however, the priority of any advance made under the clause depends upon whether the advance was an "obligatory" or "optional" advance. If the mortgagee is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage, notwithstanding that other junior mortgages or other liens may have encumbered the property between the date of recording of the senior mortgage and the date of the future advance, and that the mortgagee had actual knowledge of such intervening junior mortgages or other liens at the time of the advance. If the mortgagee is not obligated to advance the additional amounts and has actual knowledge of any such intervening junior mortgages or other liens, the advance may be subordinate to such intervening junior mortgages or other liens. In many other states, all advances under a "future advance" clause are given the same priority as amounts initially made under the mortgage so long as such advances do not exceed a specified "credit limit" amount stated in the recorded mortgage.

   Another provision typically found in the form of the mortgage used by many institutional lenders obligates the mortgagor: (i) to pay all taxes and assessments affecting the property prior to delinquency; (ii) to pay, when due, all other encumbrances, charges and liens affecting the property that may be prior to the lien of the mortgage; (iii) to provide and maintain hazard insurance on the property; (iv) to maintain and repair the property and not to commit or permit any waste thereof; and (v) to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgage typically provides the mortgagee the option to perform the obligation itself, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee in connection therewith. All sums so expended by the mortgagee also typically become part of the indebtedness secured by the mortgage. The form of mortgage used by many institutional lenders also typically requires the mortgagor to obtain the consent of the mortgagee as to all actions affecting the mortgaged property, including, without limitation, all leasing activities (including new leases and termination or modification of existing leases), any alterations, modifications or improvements to the buildings and other improvements forming a part of the mortgaged property and all property management activities affecting the mortgaged property (including new management or leasing agreements or any termination or modification of existing management or leasing agreements). Tenants will often refuse to execute a lease unless the mortgagee executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee may refuse to consent to matters approved by a junior mortgagee with the result that the value of the security for the junior mortgage is diminished. For example, a senior mortgagee may decide not to approve a lease or refuse to grant to a tenant such a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

FORECLOSURE

   Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage and, by reason thereof, the indebtedness has been accelerated, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness. Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Although there are other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, the two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage. In either case, the actual foreclosure of the mortgage will be accomplished pursuant to a public sale of the mortgaged property by a designated official or by the trustee under a deed of trust. The purchaser at any such sale acquires only the estate or interest in the mortgaged property encumbered by the mortgage. For example, if the mortgage only encumbered a tenant's leasehold interest in the property, such purchaser will only acquire such leasehold interest, subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

   Judicial Foreclosure. A judicial foreclosure of a mortgage is a judicial action conducted in a court having jurisdiction over a Mortgaged Property initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties to the action. As a judicial foreclosure is a lawsuit, it is subject to all of procedures, delays and expenses attendant to litigation, sometimes requiring up to several years to complete if contested. At the completion of a judicial foreclosure, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct a public sale of the property. Such sales are made in accordance with procedures that vary from state to state. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

   Non-Judicial Foreclosure. In the majority of cases, foreclosure of a deed of trust (and in some instances, other types of mortgage instruments) is accomplished by a non-judicial trustee's sale pursuant to a provision in the deed of trust that authorizes the trustee, generally following a request from the beneficiary, to sell the mortgaged property at public sale upon any default by the mortgagor under the terms of the note or deed of trust. In addition to the specific contractual requirements set forth in the deed of trust, a non-judicial trustee's sale is also typically subject to any applicable judicial or statutory requirements imposed in the state where the mortgaged property is located. The specific requirements that must be satisfied by a trustee prior to the trustee's sale vary from state to state. Examples of the varied requirements imposed by certain states are: (i) that notices of both the mortgagor's default and the mortgagee's acceleration of the debt be provided to the mortgagor; (ii) that the trustee record a notice of default and a notice of sale and send a copy of such notice to the mortgagor, any other person having an interest in the real property, including any junior lienholders, any person who has recorded a request for a copy of a notice of default and notice of sale, any successor in interest to the mortgagor and to certain other persons; (iii) that the mortgagor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus, in certain states, certain allowed costs and expenses incurred by the mortgagee in connection with the

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default; and (iv) the method (publication, posting, recording, etc.), timing, content, location and other particulars as to any required public notices of the trustee's sale. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees which may be recovered by a mortgagee. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the mortgagee or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   Limitations on Mortgagee's Rights. In case of foreclosure under a mortgage or a deed of trust, the sale by the referee or other designated official or the trustee is often a public sale. Because of the difficulty a potential buyer at any foreclosure sale might have in determining the exact status of title to the mortgaged property, the potential existence of redemption rights (see "--Rights of Redemption" below) and because the physical condition and financial performance of the mortgaged property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the mortgagee disclose all known facts materially affecting the value of the mortgaged property to potential bidders at a trustee's sale. Such disclosure may have an adverse affect on the trustee's ability to sell the mortgaged property or the sale price thereof. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code"), and, therefore, could be rescinded in favor of the bankrupt's estate, if: (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law that has provisions similar to those construed in Durrett. Furthermore, a bankruptcy trustee or debtor in possession could possibly avoid a foreclosure sale by electing to proceed under state fraudulent conveyance law, and the period of time for which a foreclosure sale could be subject to avoidance under such law is often greater than one year. For these reasons, it is common for the mortgagee to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the secured indebtedness, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the mortgagee equals the full amount of such debt, interest and expenses, the secured debt would be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, the mortgagee assumes the burdens of ownership and management of the property (frequently, through the employment of a third party management company), including third party liability, paying operating expenses and real estate taxes and making repairs, until a sale of the property to a third party can be arranged. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties that are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant, because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance required to run such operations and the effect that foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The mortgagee will commonly obtain the services of a real estate broker and pay the broker's commission in connection with

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the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the mortgagee's investment in the property. Moreover, a mortgagee commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. In addition, a mortgagee may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. There may also be state transfer taxes due and payable upon obtaining such properties at foreclosure and such taxes could be substantial. As a result, a mortgagee could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

   The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

   Courts may also apply general equitable principles in connection with foreclosure proceedings to limit a mortgagee's remedies. These equitable principles are generally designed to relieve the mortgagor from the legal effect of his defaults under the loan documents to the extent such effect is determined to be harsh or unfair. Examples of judicial remedies that have been fashioned include requiring mortgagees to undertake affirmative and expensive actions to determine the causes of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan, requiring the mortgagees to reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from temporary financial disability, and limiting the rights of mortgagees to foreclose if the default under the mortgage instrument is not monetary, such as the mortgagor's failing to maintain the property adequately or executing a second mortgage affecting the property. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that mortgagors under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the mortgagor. In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

   Under the REMIC Regulations and the related Agreement, the Master Servicer or Special Servicer, if any, may be permitted (and in some cases may be required) to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. See "SERVICING OF THE MORTGAGE LOANS--Collections and Other Servicing Procedures."

   Rights of Redemption. The purposes of a foreclosure are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from any exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated. Equity of redemption is generally a common-law (non-statutory) right that only exists prior to completion of the foreclosure sale, is not waivable by the mortgagor and must be exercised prior to foreclosure sale.

   In contrast to the doctrine of equity of redemption, in some states, the mortgagor and foreclosed junior lienors are given a statutory period after the completion of a foreclosure in which to redeem the property from the foreclosure sale by payment of a redemption price. Some states require the payment

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of the entire principal balance of the loan, accrued interest and expenses of foreclosure, others require the payment of the foreclosure sale price, while other states require the payment of only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the mortgagee to sell the foreclosed property. The exercise of a statutory right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the mortgagee subsequent to a foreclosure sale. Consequently, the practical effect of the redemption right is often to force the mortgagee to retain the property and pay the expenses of ownership until the redemption period has run. Whether the mortgagee has any rights to recover these expenses from a mortgagor who redeems the property depends on the applicable state statute. Certain states permit a mortgagee to invalidate an attempted exercise of a statutory redemption right by waiving its right to any deficiency judgment. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

   Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held for more than two years. With respect to a Series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Trustee receives (i) an extension from the IRS or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the REMIC Regulations.

   Mortgagors under Installment Contracts generally do not have the benefits of redemption periods such as those that exist in the same jurisdiction for mortgage loans. If redemption statutes do exist under state laws for Installment Contracts, the redemption period may be shorter than for mortgages.

   Anti-Deficiency Legislation. Some of the Mortgage Loans will be nonrecourse loans as to which, in the event of default by a mortgagor, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the mortgagor's other assets. Even if a mortgage by its terms provides for recourse against the mortgagor, certain states have imposed prohibitions against or limitations upon such recourse. For example, some state statutes limit the right of the mortgagee to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former mortgagor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the mortgagee. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain states, the mortgagee has the option of bringing a personal action against the mortgagor on the debt without first exhausting its security; however, in some of these states, a mortgagee choosing to pursue such an action may be deemed to have elected its remedy and may be precluded from exercising any remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that mortgagees will usually proceed first against the security rather than bringing personal action against the mortgagor. Other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former mortgagor as a result of low bids, or the absence of bids, at the judicial sale.

   Cross-Collateralization. Certain of the Mortgage Loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under such a loan to foreclose on the related mortgages in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

   Leasehold Risks. Certain of the Mortgage Loans may be secured by a mortgage encumbering the mortgagor's leasehold interest under a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgages encumbering a fee ownership interest in the mortgaged property. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, thereby depriving the leasehold mortgagee of its security. The ground lease may terminate if, among other

                               43
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reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Examples of protective provisions that may be included in the related ground lease, or a separate agreement between the ground lessee, the ground lessor and the mortgagee, in order to minimize such risk are the right of the mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise prior to any termination of the ground lease; the ability of the ground lease to be assigned to and by the mortgagee or a purchaser at a foreclosure sale and for a release of the assigning ground lessee's liabilities thereunder; the right of the mortgagee to enter into a ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof; and provisions for disposition of any insurance proceeds or condemnation awards payable upon a casualty to, or condemnation of, the mortgaged property. In addition to the foregoing protections, the leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor, and may assign to the mortgagee the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of such assignment has not been established. An additional manner in which to obtain protection against the termination of the ground lease is to have the ground lessor enter into a mortgage encumbering the fee estate in addition to the mortgage encumbering the leasehold interest under the ground lease. Additional protection is afforded to the mortgagee, because if the ground lease is terminated, the mortgagee may nonetheless possess rights contained in the fee mortgage. Without the protections described in this paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. No assurance can be given that any or all of the above described provisions will be obtained in connection with any particular Mortgage Loan.

   Bankruptcy Laws. Mortgagors often file bankruptcy to delay or prevent exercise of remedies under loan documents. Numerous statutory and common law provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a mortgagee to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code virtually all actions (including foreclosure actions and deficiency judgment proceedings) related to the "bankrupt" borrower are automatically stayed upon the filing of the bankruptcy petition and often no interest or principal payments are made during the course of the bankruptcy proceeding (although "adequate protection" payments for anticipated diminution, if any, in the value of the mortgaged property may be made). The delay and consequences thereof caused by such automatic stay can be significant. A particular mortgagor may become subject to the Bankruptcy Code either by a voluntary or involuntary petition with respect to such mortgagor or, by virtue of the doctrine of "substantive consolidation" by an affiliate of such mortgagor becoming a debtor under the Bankruptcy Code. Additionally, the filing of a petition in bankruptcy by or on behalf of a junior lienor or junior mortgagee may stay the senior mortgagee from taking action to foreclose out such junior lien.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the mortgagee are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the mortgagee's security interest), thus leaving the mortgagee a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan) and/or an extension (or acceleration) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case before them, that effected the curing of a mortgage loan default by paying arrearages over a number of years. A bankruptcy court may also permit a debtor to de-accelerate a secured loan and to reinstate the loan even though the mortgagee had accelerated such loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to

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the filing of the debtor's petition, even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

   Federal bankruptcy law may also interfere with or affect the ability of a mortgagee to enforce an assignment of rents and leases or a security interest in hotel or nursing home revenues related to the mortgaged property. In connection with a bankruptcy proceeding involving a mortgagor, Section 362 of the Bankruptcy Code automatically stays any attempts by the mortgagee to enforce any such assignment or security interest. The legal proceedings necessary to resolve such a situation can be time-consuming and may result in significant delays in the receipt of the rents or hotel or nursing home revenues. Rents or hotel or nursing home revenues may also be lost (i) if the assignment or security interest is not fully documented or perfected under state law prior to commencement of the bankruptcy proceeding; (ii) to the extent such rents or hotel or nursing home revenues are used by the mortgagor to maintain the mortgaged property or for other court authorized expenses;
(iii) to the extent other collateral may be substituted therefor; and (iv) if the bankruptcy court determines that it is necessary or appropriate "based on the equities of the case."

   To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to the lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in an automatic stay barring the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

   In addition, the Bankruptcy Code generally provides that a bankruptcy trustee or debtor in possession may, subject to approval of the bankruptcy court, either (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the bankruptcy trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there may be a significant period of time between the date that a lessee files a bankruptcy petition and the date that the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease, and the lessor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

   In a bankruptcy or similar proceeding, action may be taken seeking the recovery, as a preferential transfer, of certain payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. If a Mortgage Loan includes any guaranty, and the guaranty waives any rights of subrogation or contribution, then certain payments by the mortgagor to the Trust Fund also may be avoided and recovered as fraudulent conveyances.

   A trustee in bankruptcy or a debtor in possession or various creditors who extend credit after a case is filed, in some cases, may be entitled to collect costs and expenses in preserving or selling the mortgaged property ahead of payment to the mortgagee. In certain circumstances, a trustee in bankruptcy or debtor in possession may have the power to grant liens senior to or pari passu with the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and enforce a restructuring of a mortgage loan on terms a mortgagee would not otherwise accept.

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
   A trustee in bankruptcy or a debtor in possession, in some cases, also may be entitled to subordinate the lien created by the mortgage loan to other liens or the claims of general unsecured creditors. Generally, this requires proof of "unequitable conduct" by the mortgagee. However, various courts have expanded the grounds for equitable subordination to apply to various non-pecuniary claims for such items as penalties and fines. A court may find that any prepayment charge, various late payment charges and other claims by mortgagees may be subject to equitable subordination on these grounds.

   A trustee in bankruptcy or a debtor in possession, in some cases, also may be entitled to avoid all or part of any claim or lien by the mortgagee if and to the extent a judgment creditor, or a bona fide purchaser of real estate, could have done so outside of bankruptcy. Generally, this involves some defect in the language, execution or recording of the mortgage loan documents.

ENVIRONMENTAL RISKS

   Real property pledged as security to a mortgagee may be subject to environmental risks arising from the presence of hazardous or toxic substances on, under, adjacent to, or in such property. The environmental condition of mortgaged properties may be affected by the actions and operations of tenants and occupants of such properties. Of particular concern may be those mortgaged properties that are, or have been, the site of manufacturing, industrial or disposal activity or have been built with or contain asbestos-containing material or other indoor pollutants. In addition, current and future environmental laws, ordinances or regulations, including new requirements developed by federal agencies pursuant to the mandates of the Clean Air Act Amendments of 1990, may impose additional compliance obligations on business operations that can be met only by significant capital expenditures.

   A mortgagee may be exposed to risks related to environmental conditions such as the following: (i) a diminution in the value of a mortgaged property;
(ii) the potential that the mortgagor may default on a mortgage loan due to the mortgagor's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws; (iii) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; or (iv) the inability to sell the related Mortgage Loan in the secondary market or lease the property to potential tenants. In certain circumstances, a mortgagee may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

   In addition, a mortgagee may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the mortgagee to recoup its investment in a loan upon foreclosure.

   In certain states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a mortgagee that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

   Under federal and certain states' laws, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by federal and state regulatory agencies. In several states such lien has priority over the lien of an existing mortgage against such property. Since the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

   Under certain circumstances, it is possible that environmental cleanup costs, or the obligation to take remedial actions, can be imposed on a mortgagee such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), strict liability may be imposed on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is known as the "secured creditor exemption." Judicial decisions interpreting the secured creditor exemption had varied widely, and one decision, United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990), cert. denied, 498 U.S. 1046 (1991), had indicated that a lender's mere power to affect and influence a borrower's operations might be sufficient to lead to liability on the part of the lender. However, on September 30, 1996, the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") became law. The Lender Liability Act clarifies the secured creditor exemption to impose liability only on a secured lender who exercises control over operational aspects of the facility and thus is "participating in management." A number of environmentally related activities before the loan is made and during its pendency, as well as "workout" steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

   The Lender Liability Act also amends the Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination from underground storage tanks. However, the Lender Liability Act has no effect on state environmental laws similar to CERCLA that may impose liability on mortgagees and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these federal and state laws may exist even if the mortgagee did not cause or contribute to the contamination and regardless of whether the mortgagee has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

   CERCLA's "innocent landowner" defense to strict liability may be available to a mortgagee that has taken title to a mortgaged property and has performed an appropriate environmental site assessment that does not disclose existing contamination and that meets other requirements of the defense. However, it is unclear whether the environmental site assessment must be conducted upon loan origination, prior to foreclosure or both, and uncertainty exists as to what kind of environmental site assessment must be performed in order to qualify for the defense.

   Beyond statute-based environmental liability, there exist common law causes of action that can be asserted to redress hazardous environmental conditions on a property (e.g., actions based on nuisance for so called toxic torts resulting in death, personal injury or damage to property). Although it may be more difficult to hold a mortgagee liable in such cases, unanticipated or uninsured liabilities of the mortgagor may jeopardize the mortgagor's ability to meet its loan obligations.

   At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

   The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to any Mortgaged Property or take over its operation unless the Master Servicer or the Special Servicer, if any, has previously determined, based upon a phase I or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that (a) the Mortgaged Property is in compliance with applicable environmental laws or that it would be in the best economic interest of the Trust Fund to take the actions necessary to comply with such laws and (b) there are no circumstances or conditions present at the Mortgaged Property relating to Hazardous Materials for which some investigation, remediation or clean-up action could be required or that it would be in the best economic interest of the Trust Fund to take such actions with respect to such Mortgaged Property. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained and/or any required remedial action is taken. This requirement will reduce the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but will make it more difficult to realize on the security for the Mortgage Loan. There can be no assurance that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible environmental conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for environmental conditions.

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
   "Hazardous Materials" are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification that would, if classified as unusable, be included in the foregoing definition.

   If a mortgagee is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be without substantial assets, bankrupt or otherwise judgment proof. Furthermore, such action against the mortgagor may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the mortgagee to exhaust its security before bringing a personal action against the mortgagor (see "--Anti-Deficiency Legislation" above) may curtail the mortgagee's ability to recover from its mortgagor the environmental clean-up and other related costs and liabilities incurred by the mortgagee. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.

   Other environmental laws that may affect the value of a mortgaged property, or impose cleanup costs or liabilities, including those related to asbestos, radon, lead paint and underground storage tanks.

   Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") in the event of the remodeling, renovation or demolition of a building. Such laws, as well as common law standards, may impose liability for releases of ACMs and may allow third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases. In addition, federal law requires that building owners inspect their facilities for ACMs and presumed ACMs (consisting of thermal system insulation, surfacing materials and asphalt and vinyl flooring in buildings constructed prior to 1981) and transfer all information regarding ACMs and presumed ACMs in their facilities to successive owners.

   The United States Environmental Protection Agency (the "EPA") has concluded that radon gas, a naturally occurring substance, is linked to increased risks of lung cancer. Although there are no current federal or state requirements mandating radon gas testing, the EPA and the United States Surgeon General recommend testing residences for the presence of radon and that abatement measures be undertaken if radon concentrations in indoor air meet or exceed four picocuries per liter.

   The Residential Lead-Based Paint Hazard Reduction Act of 1992 (the "Lead Paint Act") requires federal agencies to promulgate regulations that will require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-paint hazards. The Lead Paint Act creates a private right of action with treble damages available for any failure to so notify. Federal agencies have issued regulations delineating the scope of this disclosure obligation which became effective in September 1996 for owners of more than four residential dwellings and in December 1996 for owners of one to four residential dwellings. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries. Finally, federal law mandates that detailed worker safety standards must be complied with where construction, alteration, repair or renovation of structures that contain lead, or materials that contain lead, is contemplated.

   Underground storage tanks ("USTs") are, and in the past have been, frequently located at properties used for industrial, retail and other business purposes. Federal law, as well as the laws of most states, currently require USTs used for the storage of fuel or hazardous substances and waste to meet certain standards designed to prevent releases from the USTs into the environment. USTs installed prior to the implementation of these standards, or that otherwise do not meet these standards, are potential sources of contamination to the soil and groundwater. Land owners may be liable for the costs of investigating and remediating soil and groundwater contamination that may emanate from leaking USTs.

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ENFORCEABILITY OF CERTAIN PROVISIONS

   Default Interest; Late Charges; and Prepayment Fees. Some of the Mortgage Loans may contain provisions requiring the mortgagor to pay late charges or additional interest if required payments are not timely made, and in some circumstances, may prohibit payments for a specified period and/or condition prepayments upon the mortgagor's payment of prepayment fees or yield maintenance penalties. In certain states there may be limitations upon the enforceability of such provisions, and no assurance can be given that any of such provisions related to any Mortgage Loan will be enforceable. Some of the Mortgage Loans may also contain provisions prohibiting any prepayment of the loan prior to maturity or requiring the payment of a prepayment fee in connection with any such prepayment. Even if enforceable, a requirement for such prepayment fees may not deter mortgagors from prepaying their mortgage loans. Although certain states will allow the enforcement of such provisions upon a voluntary prepayment of a mortgage loan, in other states such provisions may be unenforceable after a mortgage loan has been outstanding for a certain number of years or if enforcement would be unconscionable, or the allowed amount of any prepayment fee may be limited (i.e., to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan or to a fixed number of months' interest on the prepaid amount). In certain states there may be limitations upon the enforceability of prepayment fee provisions applicable in connection with a default by the mortgagor or an involuntary acceleration of the secured indebtedness, and no assurance can be given that any of such provisions related to any mortgage loan will be enforceable under such circumstances. The applicable laws of certain states may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury Laws" below.

   Due-on-Sale Provisions. The enforceability of due-on-sale and due-on-encumbrance provisions has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied under applicable state law. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), which generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits mortgagees to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures have exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were: (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982; and (ii) originated by lenders other than national banks, federal savings institutions or federal credit unions. The Federal Home Loan Mortgage Corporation has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of loans that were originated or assumed during the "window period" applicable to such state. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

   The Agreement for each Series generally will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (ii) such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer or the Special Servicer, if any, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Trust Fund in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

   In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

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   Acceleration on Default. It is expected that the Mortgage Loans will include a "debt-acceleration" clause, which permits the mortgagee to accelerate the full debt upon a monetary or nonmonetary default of the mortgagor. The courts of all states will enforce such acceleration clauses in the event of a material payment default if appropriate notices of default have been effectively given. However, the equity courts of any state may refuse to foreclose a mortgage when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and, in certain states, the costs and attorneys' fees incurred by the mortgagee in collecting such defaulted payments.

   State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a mortgagee's practice of accepting late payments from the mortgagor may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the Installment Contract following a default. Not infrequently, if a mortgagor under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the Installment Contract or to permit the mortgagor to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

SOLDIERS' AND SAILORS' RELIEF ACT

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service (including the Army, Navy, Air Force, Marines, Coast Guard, members of the National Guard or any Reserves who are called to active duty status after the origination of their mortgage loan and officers of the U.S. Public Health Service assigned to duty with the military) after the origination of such mortgagor's mortgage loan may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the mortgagee. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable Credit Enhancement, could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or the Special Servicer, if any, to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. The Relief Act may also be applicable if the mortgagor is an entity owned or controlled by a person in a military service.

APPLICABILITY OF USURY LAWS

   State and federal usury laws limit the interest that mortgagees are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" in the determination of the "interest" charged in connection with a loan, but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest". If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One type of statute requires the mortgagee to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the mortgagor may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the mortgagee may foreclose, but only for the debt plus lawful interest, in either case, subject to any applicable credit for excessive interest collected from the mortgagor

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and any penalty owed by the mortgagee. A second type of statute is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the mortgagee from foreclosing.

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that state usury limitations do not apply to certain types of residential (including multifamily, but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

ALTERNATIVE MORTGAGE INSTRUMENTS

   Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially with respect to residential (including multifamily, but not other commercial) mortgage loans as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary: (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions; and (iii) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII authorized any state to reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action. A mortgagee's failure to comply with the applicable federal regulations in connection with the origination of an alternative mortgage instrument could subject such mortgage loan to state restrictions that would not otherwise be applicable.

LEASES AND RENTS

   Some of the Mortgage Loans may be secured by an assignment of leases and rents, either through assignment provisions incorporated in the mortgage, through a separate assignment document or both. Under an assignment of leases and rents, the mortgagor typically assigns to the mortgagee the mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default under the mortgage loan documentation. In the event of such a default, the license terminates and the mortgagee may be entitled to collect rents. A mortgagee's failure to perfect properly its interest in rents may result in the loss of a substantial pool of funds that could otherwise serve as a source of repayment for the loan. Some state laws may require that in addition to recording properly the assignment of leases and rents, the mortgagee must also take possession of the property and/or obtain judicial appointment of a receiver before such mortgagee is entitled to collect rents. Although mortgagees actually taking possession of the property may become entitled to collect the rents therefrom, such mortgagees may also incur potentially substantial

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risks attendant to such possession, including liability for environmental clean-up costs and other risks inherent to property ownership and operation. In addition, if a bankruptcy or similar proceeding is commenced by or in respect of the mortgagor, the mortgagee's ability to collect the rents may also be adversely affected.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

   Some of the Mortgage Loans may not restrict secondary financing, thereby permitting the mortgagor to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may preclude secondary financing (often by permitting the senior mortgagee to accelerate the maturity of its loan if the mortgagor further encumbers the Mortgaged Property) or may require the consent of the senior mortgagee; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each Series will generally provide that if any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms: (i) provides that such Mortgage Loan will (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property; then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, will exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan to (x) accelerate the payments thereon or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

   If a mortgagor encumbers a mortgaged property with one or more junior liens, the senior mortgagee is subjected to additional risk, such as the following. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those due on the senior loan. Second, acts of the senior mortgagee that prejudice the junior mortgagee or impair the junior mortgagee's security may create a superior equity in favor of the junior mortgagee. For example, if the mortgagor and the senior mortgagee agree to an increase in the principal amount of, or the interest rate payable on, the senior loan, the senior mortgagee may lose its priority to the extent an existing junior mortgagee is prejudiced or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior mortgagees can impair the security available to the senior mortgagee and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior mortgagee. Fourth, the bankruptcy of a junior mortgagee may operate to stay foreclosure or similar proceedings by the senior mortgagee.

CERTAIN LAWS AND REGULATIONS

   The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property, which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of and interest on the related Mortgage Loan.

   The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of a mortgage. In addition, substantive requirements are imposed on mortgagees in connection with the origination and servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

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TYPE OF MORTGAGED PROPERTY

   A mortgagee may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties that are hospitals, nursing homes or convalescent homes may present special risks to mortgagees in large part due to significant governmental regulation of the ownership, operation, maintenance, control and financing of health care institutions. Mortgages encumbering mortgaged properties that are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties that are hotels or motels may present additional risks to mortgagees in that: (i) such properties are typically operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, manager or operator; and (ii) the transferability of operating, liquor and other licenses to the entity acquiring such properties either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties. See "RISK FACTORS--Risks Associated with Lending on Income Producing Properties."

CRIMINAL FORFEITURES

   Various federal and state laws (collectively, the "Forfeiture Laws") provide for the civil or criminal forfeiture of certain property (including real estate) used or intended to be used to commit or facilitate the commission of a violation of certain laws (typically criminal laws), or purchased with the proceeds of such violations. Even though the Forfeiture Laws were originally intended as tools to fight organized crime and drug related crimes, the current climate appears to be to expand the scope of such laws. Certain of the Forfeiture Laws (i.e., the Racketeer Influenced and Corrupt Organizations law and the Comprehensive Crime Control Act of 1984) provide for notice, opportunity to be heard and for certain defenses for "innocent lienholders." However, given the uncertain scope of the Forfeiture Laws and their relationship to existing constitutional protections afforded property owners, no assurance can be made that enforcement of a Forfeiture Law with respect to any Mortgaged Property would not deprive the Trust Fund of its security for the related Mortgage Loan.

AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove structural, architectural and communication barriers from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing mortgagee who succeeds to the interest of the mortgagor as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing mortgagee who is financially more capable than the mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the mortgagor is subject.

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
                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following is a summary of anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates, and represents the opinion of Morrison & Hecker L.L.P. on the material matters associated with such consequences. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. This summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances or status, nor with certain types of investors subject to special treatment under the federal income tax laws. The statutory provisions, regulations and interpretations on which this summary is based are subject to change, and such change could apply retroactively.

   Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein.

   This summary focuses primarily upon investors who will hold Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Potential purchasers of Certificates are advised to consult their own tax advisers concerning the state or local tax consequences to them of the purchase, holding and disposition of Certificates or the federal tax consequences to them resulting from their individual circumstances or status or resulting from their being subject to special treatment under the federal income tax laws.

TAXATION OF THE REMIC AND ITS CERTIFICATE HOLDERS

   General. If a REMIC election is made with respect to a Series of Certificates, then the arrangement by which the Certificates of that Series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements concerning REMICs are satisfied. In such a case, Morrison & Hecker L.L.P., counsel to the Depositor, will deliver its opinion to the effect that the arrangement by which the Certificates of that Series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements concerning REMICs are satisfied. Certificates will be designated as "Regular Interests" or "Residual Interests" in the REMICs, as specified in the related Prospectus Supplement.

QUALIFICATION AS A REMIC

   In order for a Series of Certificates to qualify as a REMIC, there must be ongoing compliance on the part of the Trust Fund with the requirements set forth in the Code. The Trust Fund must fulfill an asset test, which requires that no more than a de minimus portion of its assets, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimus requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimus amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its

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
residual interest from being held by "disqualified organizations" and applicable tax information to transferors or agents that violate this requirement. Accordingly, the Agreement will contain provisions to assure that the asset and reasonable arrangements tests will be met at all times that the Certificates are outstanding.

   A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed-price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, provided, in general, the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security). A mortgage loan that was not in fact principally secured by real property must be disposed of within 90 days of discovery, or otherwise ceases to be a qualified mortgage after such 90-day period. For purposes of this opinion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgaged Properties underlying a Series of Certificates, references to the Mortgaged Properties will be deemed to refer to that portion of the Mortgaged Properties held by the Trust Fund which does not include the fixed retained yield.

   Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is any investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceed 13 months, until the next scheduled distribution to holders of interests in the REMIC. Foreclosure property is real property acquired by the REMIC in connection with default or imminent default of a qualified mortgage and generally held for not more than two years, with extensions granted by the Internal Revenue Service ("IRS").

   In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more Classes of regular interests or (ii) a single Class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate or consist of a specified, nonvarying portion of the interest payments on some or all of the qualified mortgages. A qualified variable rate includes a rate based on a weighted average of rates on some or all of the REMIC's qualified mortgages, which in turn bear a fixed rate or qualified variable rate. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and is designated as a residual interest.

   Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

   If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the U.S. Department of the Treasury to issue regulations providing relief in the event of an inadvertent termination of REMIC status,

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no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The related Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Regulations.

   Status of REMIC Certificates. If a REMIC election is made with respect to a Series of Certificates, (i) Certificates held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Code Section 593(d) (assuming that at least 95% of the REMIC's assets are "qualifying real property loans"); (ii) Certificates held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property" and other types of assets described in Code Section 7701(a)(19)(C) (except that if the underlying mortgage loans are not residential mortgage loans, the Certificates will not so qualify)); and (iii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and income with respect to the Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i), (ii) or (iii) above, then a Certificate will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets are qualifying assets. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Trustee will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations. REMIC Certificates held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 682(c)(i).

   It is possible that various reserves or funds will reduce the proportion of REMIC assets that qualify under the standards described above.

   Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Tiered REMICs will each qualify as a REMIC and the Certificates issued by the Tiered REMICs, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC Regulations of the Code.

   Solely for purposes of determining whether the Certificates will be "qualifying real property loans" under Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

TAXATION OF REGULAR INTERESTS

   Interest and Acquisition Discount. Certificates representing Regular Interests in a REMIC ("Regular Certificates") are generally taxable to Certificateholders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Certificates will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Certificateholder's normal accounting method. Reports will be made annually to the IRS and to holders of Regular Certificates that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Certificates.

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   Certificates on which interest is not paid currently ("Compound Interest
Certificates") will, and certain of the other Certificates constituting Regular Interests may, be issued with original issue discount ("OID") within the meaning of Code Section 1273. Rules governing OID are set forth in Sections 1271-1275 of the Code and certain final regulations of the U.S. Department of the Treasury issued in 1994 and 1996 (the "Final Regulations"). Although the Code contains specific provisions governing the calculation of OID on securities, such as the Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations interpreting those provisions have not yet been issued.

   A holder of a Regular Certificate must include OID in gross income as ordinary income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Certificate will be considered to be zero if it is less than a de minimus amount determined under the Code.

   Under a de minimus rule, OID on a Regular Certificate will be considered to be zero if such OID is less than .25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. Although not specifically addressed by regulations, it is assumed that the schedule of distributions used in determining weighted average maturity should be based on the assumed rate of prepayment of the Mortgage Loans and the anticipated reinvestment rate, if any relating to the Regular Certificates (the "Prepayment Assumption"). The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. The holder of a Regular Certificate includes any de minimus OID in income pro rata as stated principal payments are received.

   In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Certificate and its issue price. The issue price of a Regular Certificate of a Class will generally be the initial offering price at which a substantial amount of the Certificates in the Class is sold to the public, and will be treated by the Depositor as including, in addition, the amount paid by the Certificateholder for accrued interest that relates to a period prior to the issue date of such Regular Certificate. The stated redemption price at maturity is the sum of all payments on the Certificate other than any "Qualified Stated Interest" payments.

   If the interval between the issue date and the first Distribution Date on a Regular Certificate is longer than the interval between subsequent Distribution Dates (and interest paid on the first Distribution Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Regular Certificate technically do not constitute qualified stated interest. In such case a special rule, applying solely for the purpose of determining whether OID is de minimus, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Distribution Date for each day the Regular Certificate was outstanding) is treated as made at a fixed rate if the value of the rate on which the payment is based is adjusted in a reasonable manner to take into account the length of the interval. Regular Certificate holders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

   Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (a) a single fixed rate that appropriately takes into account the length of the interval between payments or (b) the current values of (i) a single "qualified floating rate" or (ii) a single "objective rate" (each a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A qualified floating rate is a rate the variations in which reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Regular Certificate is denominated (e.g., LIBOR). Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (a) interest stated at a fixed rate for an initial period of less than one year followed by a qualified

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floating rate, if the value of the qualified floating rate on the issue date is intended to approximate the fixed rate, and (b) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Regular Certificate. A combination of such rates is conclusively presumed to be a single qualified floating rate if the values of all rates on the issue date are within .25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, "governor" or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the issue date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An objective rate is a rate, other than a qualified floating rate, determined by a single formula that is fixed throughout the term of the Regular Certificate and is based on (i) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate); (ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency; (iii) the yield or the changes in the price of one or more items of "actively traded" personal property other than stock or debt of the issuer or a related party,
(iv) a combination of rates described in (i), (ii) or (iii); or (v) other rates designated by the IRS in the Internal Revenue Bulletin. Each rate described in (i) through (v) above will not be considered an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Regular Certificate's term will differ significantly from the average value of the rate during the final half of its term. The rules for determining the qualified stated interest payable with respect to certain variable rate Regular Certificates not bearing interest at a Single Variable Rate are discussed below under "--Variable Rate Regular Interests." In the case of the Compound Interest Certificates, Interest Weighted Certificates (as defined below) and certain of the other Regular Certificates, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity. Because Certificateholders are entitled to receive interest only to the extent that payments are made on the Mortgage Loans, interest might not be considered to be "unconditionally payable."

   The holder of a Regular Certificate issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Certificate, the sum of the "daily portions" of such OID. Under Code Section 1272(a)(6), the amount of OID to be included in income by a holder of a debt instrument, such as a Regular Certificate, that is subject to acceleration due to prepayments on other debt obligations securing such instrument, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The IRS has not yet issued regulations that address Prepayment Assumptions; however, the Conference Committee Report to the Tax Reform Act of 1986 indicates that the assumed rate of prepayments used in pricing can be used for purposes of OID calculations if such assumption is reasonable for comparable transactions. The amount of OID includible in income by a Certificateholder will be computed by allocating to each day during a taxable year a pro-rata portion of the OID that accrued during the relevant accrual period. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Regular Certificate as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Certificate, over (ii) the "adjusted issue price" of the Regular Certificate at the beginning of the accrual period. The adjusted issue price of a Regular Certificate is the sum of its issue price plus prior accruals of OID, reduced by the total payments, other than qualified stated interest payments, made with respect to such Regular Certificate in all prior periods. Code Section 1272(a)(6) requires the present value of the remaining payments to be determined on the basis of three factors: (i) the original yield to maturity of the Regular Certificate (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period); (ii) events that have occurred before the end of the accrual period; and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method would be to increase the portion of OID required to be included in income by a Certificateholder taking into account prepayments with respect to the Mortgage Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Certificateholder taking into account prepayments with respect to the Mortgage Loans at a rate that is slower than the Prepayment

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Assumption. Although OID will be reported to Certificateholders based on the
Prepayment Assumption, there is no assurance that Mortgage Loans will be prepaid at that rate and no representation is made to Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

   Certain Classes of Certificates may represent more than one Class of Regular Interests. The Trustee intends, based on the Final Regulations, to calculate OID on such Certificates as if, solely for the purposes of computing OID, the separate Regular Interests were a single debt instrument.

   Interest Election. Under the Final Regulations, holders of Regular Certificates generally may elect to include all accrued interest on a Regular Certificate in gross income using the constant yield to maturity method. For purposes of this election, interest includes stated interest, OID, de minimus OID, market discount, de minimus market discount and unstated interest, as adjusted by any premium. If a holder of a Regular Certificate makes such an election and (i) the Regular Certificate has amortizable bond premium, the holder is deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires or (ii) the Regular Certificate has market discount, the holder is deemed to have made an election to include market discount in income currently for all debt instruments having market discount acquired during the year of the election or thereafter. See "--Market Discount and Premium" above. A holder of a Regular Certificate should consult its tax adviser before making this election.

   A subsequent holder of a Regular Certificate will also be required to include OID in gross income. If such a holder purchases a Regular Certificate for an amount that exceeds its adjusted issue price the holder will be entitled (as will an initial holder who pays more than a Regular
Certificate's issue price) to offset such OID by comparable economic accruals of portions of such excess.

   Interest Weighted Certificates. It is not clear how income should be accrued with respect to Regular Certificates the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC ("Interest Weighted Certificate"). The Depositor intends to take the position that all of the income derived from an Interest Weighted Certificate should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Certificate as a Compound Interest Certificate. However, the IRS could assert that income derived from an Interest Weighted Certificate should be calculated as if the Interest Weighted Certificate were a Certificate purchased at a premium equal to the excess of the price paid by such Certificateholder for the Interest Weighted Certificate over its stated principal amount, if any. Under this approach, a Certificateholder would be entitled to amortize such premium only if it has in effect an election under
Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that the Interest Weighted Certificate should be taxable under the final regulations under Section 1275 governing debt issued with contingent principal payments, in which case a Certificateholder might recognize income at a slower rate than if the Interest Weighted Certificate were treated as a Compound Interest Certificate. If the contingent payment rules were applicable to Interest Weighted Securities (which, as 1272(a)(6) instruments, are specifically excluded from the scope of the contingent payment regulations) income on certain Certificates would be computed under the "noncontingent bond method." The noncontingent bond method would generally apply in a manner similar to the method prescribed by the Code under Section 1272(a)(6). See "--Variable Rate Regular Securities." Because of uncertainty in the law, counsel to the Depositor will not render any opinion on these issues.

   Variable Rate Regular Interests. Regular Certificates bearing interest at one or more variable rates are subject to certain special rules. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the Final Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rates or (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above).

   Purchasers of Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Code
Section 1272(a)(6) and the Final Regulations to such Certificates. In the absence of other authority, the Depositor intends to be guided by the provisions of the Final Regulations governing variable rate debt instruments in adapting the provisions of Code Section 1272(a)(6) to such Certificates for the purpose of preparing tax reports furnished to the IRS and Certificateholders. In that regard, in determining OID with respect to Regular Certificates bearing interest at a Single Variable Rate, (a) all stated interest with respect to a Regular Certificate is treated as qualified stated interest and (b) the amount and accrual of OID, if any, is determined under the OID rules applicable to fixed rate debt instruments discussed above by assuming that the Single Variable Rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the issue date value of the rate or (ii) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the Regular Certificate. Interest and OID attributable to the Regular Certificates bearing interest at a Multiple Variable Rate similarly will be taken into account under a methodology that converts the Certificate into an equivalent fixed rate debt instrument. However, in determining the amount and accrual of OID, the assumed fixed rates are (a) for each qualified floating rate, the value of each such rate as of the issue date (with appropriate adjustment for any differences in intervals between interest adjustment dates); (b) for a qualified inverse floating rate, the value of the rate as of the issue date; and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate. In the case of a Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Certificate provides for a qualified inverse floating rate). The qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Regular Certificate as of its issue date is approximately the same as the fair market value of an otherwise identical debt-instrument that provides for either the qualified floating rate or the qualified inverse floating rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Regular Certificate is then treated as converted into an equivalent fixed rate debt instrument in the manner described above. If the interest paid or accrued with respect to a Single Variable Rate or Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or OID, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

   Purchasers of Certificates bearing a variable rate of interest should be aware that the provisions of the Final Regulations governing variable rate debt instruments are limited in scope and may not apply to some Regular Certificates having variable rates. If such a Certificate is not subject to the provisions of the Final Regulations governing variable rate debt instruments, it may be subject to the provisions of the Final Regulations applicable to debt instruments having contingent payments. Prospective purchasers of variable rate Regular Certificates should consult their tax advisers concerning the appropriate tax treatment of such Certificates.

   Market Discount and Premium. A purchaser of a Regular Certificate may also be subject to the market discount rules of Code Section 1276 if the stated redemption price at maturity (or the revised issue price where OID has accrued on such Certificate) exceeds the basis of the Certificate in the hands of the purchaser. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Certificate, or upon the sale or exchange of the Regular Certificate. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the Certificateholder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of OID (or, if there is no OID, in proportion to accruals of stated interest) allocated to such period in relation to the sum of such interest together with the remaining interest as of the end of such period. A holder of a Regular Certificate having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Certificate. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized

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or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Certificateholder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply. Such election will apply to all taxable debt instruments (including all Regular Interests) held by the Certificateholder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. In Revenue Procedure 92-67, the IRS set forth procedures for taxpayers (1) electing under Code Section 1278(b) to include market discount in income currently, (2) electing under rules of Code Section 1276(b) to use a constant interest rate to determine accrued market discount on a bond where the holder of the bond is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the bond, and (3) requesting consent to revoke an election under Code Section 1278(b). Purchasers who purchase Regular Certificates at a market discount should consult their tax advisors regarding the elections for recognition of such discount.

   By analogy to the OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificates {determined as described above under "-Original Issue Discount"} remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.

   A Certificateholder who purchases a Regular Certificate (other than an Interest Weighted Certificate, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Certificate at a premium, which it may elect under Code Section 171 to amortize as an offset to interest income on such Certificate (and not as a separate deduction item) on a constant yield method.

   Although no regulations addressing the computation of premium accrual on collateralized mortgage obligations or Regular Interests have been issued, the legislative history of the Tax Reform Act of 1986 (the "1986 Act") indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Certificate will be calculated using the Prepayment Assumption. If a Certificateholder makes an election to amortize premium on a Certificate, such election will apply to all taxable debt instruments (including all Regular Interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for Regular Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed.

   The IRS has published proposed regulations (the "Proposed Premium Regulations") covering the amortization of bond premiums. The Proposed Premium Regulations describe the yield method of amortizing premium and provided that the Regular Certificate holder may offset the premium against corresponding interest income only as that income is taken into account under the Regular Certificate holder's method of accounting. For instruments that may be called or prepaid prior to maturity, a Regular Certificate holder will be deemed to exercise its option and an issuer will be deemed to exercise its redemption right in a manner that maximizes the Regular Certificate holder's yield. The Proposed Premium Regulations are proposed to be effective for debt instruments acquired on or after 60 days after final regulations are issued. A Regular Certificate holder may elect to amortize bond premium under the Proposed Premium Regulations for the taxable year containing the effective date, with the election applying to all the Regular Certificate holder's debt instruments held on the first day of the taxable year. The Proposed Regulations are subject to further administrative actions before becoming effective, if at all, and may be modified before their becoming effective. Purchasers who pay a premium for their Regular Certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

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   Treatment of Subordinate Certificates. As described above under "CREDIT
ENHANCEMENT--Subordinate Certificates," certain Series of Certificates may contain one or more Classes of Subordinate Certificates. Holders of Subordinate Certificates will be required to accrue interest and OID with respect to such Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period.

   Although not entirely clear, it appears that a corporate Certificateholder generally should be allowed to deduct as an ordinary loss any loss sustained on account of partial or complete worthlessness of a Subordinate Certificate. Although similarly unclear, a noncorporate Certificateholder generally should be allowed to deduct as a short-term capital loss any loss sustained on account of complete worthlessness of a Subordinate Certificate. A noncorporate Certificateholder alternatively, depending on the factual circumstances, may be allowed such a loss deduction as the principal balance of a Subordinate Certificate is reduced by reason of realized losses resulting from liquidated Mortgage Loans; however, the IRS could contend that a noncorporate Certificateholder should be allowed such losses only after all Mortgage Loans in the Trust Fund have been liquidated or the Subordinate Certificates otherwise have been retired. Special rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Holders of Subordinate Certificates should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinate Certificates.

REMIC EXPENSES

   As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a "Single-Class REMIC," however, the expenses will be allocated, under temporary Treasury regulations, among the holders of the Regular Certificates and the holders of the Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a Regular Interest Certificateholder who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Certificateholder, exceed 2% of such Certificateholder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1997, estimated to be $121,200, or $60,600, in the case of a separate return of a married individual within the meaning of Code
Section 7703, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The partial or total disallowance of this deduction may have a significant impact on the yield of the Regular Certificate to such a holder. In general terms, a single-class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single-class REMIC rules.

SALE OR EXCHANGE OF REGULAR CERTIFICATES

   A Regular Interest Certificateholder's tax basis in its Regular Certificate is the price such holder pays for a Certificate, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange or redemption of a Regular Certificate, measured by the difference between the amount realized and the Regular Certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the Regular Certificate is held as a capital asset. If, however, a Certificateholder is a bank, thrift or similar institution described in Section 582 of the Code, gain or loss realized on the sale or exchange of a Certificate will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of
(i) the amount that would have been includible in the holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Certificate prior to its sale. As of date of this Prospectus the maximum marginal tax rate on ordinary income for individual taxpayers is 39.6%. The maximum marginal tax rate on long-term capital gains for non-corporate taxpayers is 20%. The maximum tax rate on midterm capital gains for non-corporate taxpayers is 28% and the maximum marginal tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%. The Tax Relief bill of 1997 enacted new tax rates for net capital gain income realized by non-corporate taxpayers. Net capital gain realized on a capital asset which is sold after being held by 12 months or less will be subject to tax at ordinary income tax rates. Any gain realized on a capital asset which is sold after being held for more than 12 months but not more than 18 months will be subject to tax at ordinary income tax rates, subject to a maximum tax rate of 28% (a "mid-term capital gain"). Gain realized on a sale of a capital asset after a holding period of more than 18 months would be subject to tax at 20%, assuming that the taxpayer is otherwise in a rate bracket equal to or greater than 28% (subject to higher rates of up to 39% on certain ranges of marginal taxable income which phase out the benefits of the graduated rate structure).

   In addition, all or a portion of any gain from the sale of a Certificate that might otherwise be capital gain may be treated as ordinary income (i) if such Certificate is held as part of a "Conversion Transaction" as defined in Code Section 1258(c), in an amount equal to the interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction reduced by any amount treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) if, in the case of a noncorporate taxpayer, election is made under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

TAXATION OF THE REMIC

   General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level taxation. Rather, except in the case of a "Single-Class REMIC," the taxable income or net loss of a REMIC is taken into account by the holders of Residual Interests. The Regular Interests are generally treated as debt of the REMIC and taxed accordingly. See "--Taxation of Regular Interests" above.

   Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual having the calendar year as a taxable year, with certain adjustments as required under Code Section 860C(b). In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, plus any cancellation of indebtedness income due to the allocation of realized losses to the Regular Certificates, and (ii) deductions, including stated interest and OID accrued on Regular Certificates, amortization of any premium with respect to loans and servicing fees and other expenses of the REMIC. A holder of a Residual Certificate that is an individual or a "Pass-Through Interest Holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year to the extent that such expenses, when aggregated with the Residual Interest Certificateholder's other miscellaneous itemized deductions for that year, do not exceed 2% of such holder's adjusted gross income. In addition, Code
Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1997, estimated to be $121,200, or $60,600 in the case of a separate return of a married individual within the meaning of Code Section 7703, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The

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amount of additional taxable income reportable by Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a Certificateholder that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

   For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the Regular Interests and the Residual Interests on the "Startup Day" (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

   The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to all loans. Subject to possible application of the de minimus rules, the method of accrual by the REMIC of OID or market discount income on such loans will be equivalent to the method under which holders of Regular Certificates accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Certificates in the same manner that the holders of the Certificates include such discount in income, but without regard to the de minimus rules. See "--Taxation of Regular Interests" above.

   To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding the recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

   Prohibited Transactions Tax and Other Taxes. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of limited exceptions for cash contributions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. It is not anticipated that any such contributions will occur or that any such tax will be imposed.

   REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

   Liquidation of the REMIC. If a REMIC and the Trustee adopt a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i) and sell all the REMIC's assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC will recognize no gain or loss on the sale of its assets, provided that the REMIC credits or distributes in liquidation all the sale proceeds plus its cash (other than amounts retained to meet claims against the REMIC) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

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TAXATION OF HOLDERS OF RESIDUAL CERTIFICATES

   The holder of a Certificate representing a residual interest (a "Residual Certificate") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Certificate. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Certificates in proportion to their respective holdings on such day. For this purpose, the taxable income or net loss of the REMIC, in general, will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention. The related Prospectus Supplement will indicate whether a different allocation method will be used. Ordinary income derived from Residual Certificates will be "portfolio income" for taxpayers subject to Code Section 469 limitation on the deductibility of "passive losses."

   A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC. Such taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets. Such recovery of basis by the REMIC will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders discussed subsequently, the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

   If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Depositor does not intend to treat a Class of Residual Certificates as having a value of less than zero for purposes of determining the bases of the related REMIC in its assets.

   Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in a Residual Certificate is greater than the corresponding portion of the REMIC's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC, unless Treasury regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations do not currently so provide. See "Residual Certificates-Sale or Exchange" below regarding possible treatment of a loss upon termination of the REMIC as a capital loss.

   The holder of a Residual Certificate must report its proportionate share of the taxable income of the REMIC regardless of whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMICs in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interests issued without any discount or at an insubstantial discount. When there is more than one Class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier maturing Classes of Certificates to the extent that such Classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized in general, losses would be allowed in later years as distributions on the later Classes of Regular Certificates are made. (If this occurs, it is likely that cash distributions to holders of Residual Certificates will exceed taxable income in later years.) Taxable income may also be greater in the earlier years of certain REMICs as a result of the fact that interest expense deductions, as a percentage of outstanding principal of Regular Certificates, will typically increase over time as lower yielding Certificates are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of outstanding loan principal.

   In any event, because the holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Certificate in a given taxable year will not be equal to the taxable

                               65
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income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificate will most likely be less than that of such a bond or instrument.

   Limitation on Losses. The amount of the REMIC's net loss that a Certificateholder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Certificate will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Residual Interest Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

   As a result, such investors may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate on such Certificates or discount thereon. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Tax Status as a Grantor Trust-Discount or Premium on Stripped Certificates."

   Distributions. Distributions on a Residual Certificate, if any, will generally not result in any additional taxable income or loss to a holder of a Residual Certificate. If the amount of such distribution exceeds a holder's adjusted basis in the Residual Certificate, however, the holder will recognize gain (treated as gain from the sale of the Residual Certificate) to the extent of such excess. If the Residual Certificate is property held for investment, such gain will generally be capital in nature.

   Sale or Exchange. A holder of a Residual Certificate will recognize gain or loss on the sale or exchange of a Residual Certificate equal to the difference, if any, between the amount realized and such Certificateholder's adjusted basis in the Residual Certificate at the time of such sale or exchange. Any such loss may be a capital loss subject to limitation; gain which might otherwise be capital may be treated as ordinary income under certain circumstances. See "--Sale or Exchange of Regular Certificates" above. Except to the extent provided in regulations, which have not yet been issued, the "wash sale" rules of Code Section 1091 will disallow any loss upon disposition or a Residual Certificate if the selling Certificateholder acquires any Residual Interest in a REMIC or similar mortgage pool within six months before or after such disposition. Any such disallowed loss would be added to the Residual Interest Certificateholder's adjusted basis in the newly acquired Residual Interest.

EXCESS INCLUSIONS

   The portion of a Residual Interest Certificateholder's REMIC taxable income consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Certificateholder's federal income tax return. The Small Business Job Protection Act of 1996 eliminated a prior law exception to this rule for certain organizations taxed under Section 593 (thrift institutions) with respect to Residual Certificates with significant value. This change is effective for Residual Certificates acquired in taxable years beginning after December 31, 1995. If the holder of a Residual Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, such as a pension fund or other exempt organization, such Residual Interest Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Certificateholder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund or certain cooperatives were to own a Residual Certificate, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Certificate is owned by a foreign person, excess inclusion income is subject

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to tax at a rate of 30%, which rate may not be reduced by treaty and is not eligible for treatment as "portfolio interest." Although not entirely clear, the REMIC Regulations indicate that the significant value determination is made only on the Startup Day.

   The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Certificate, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Certificate before the beginning of the quarter. The long-term applicable federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

   Alternative Minimum Tax. The 1996 Act also provides new rules affecting the determination of alternative minimal taxable income ("AMTI") of a Residual Certificateholder. First, AMTI is calculated without regard to the special rule that taxable income cannot be less than excess inclusion income for the year. Second, AMTI cannot be less than excess inclusion income for the year. Finally, any AMTI net operating loss deduction is computed without regard to excess inclusion income. These changes are effective for tax years ending after December 31, 1986, unless a Residual Certificateholder elects to have the rules apply only to tax years beginning after August 20, 1996.

   Under the REMIC Regulations, in certain circumstances, transfers of Residual Certificates may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Certificates" and "--Tax Treatment of Foreign Investors."

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL CERTIFICATES

   Disqualified Organizations. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest by any "Disqualified Organization." "Disqualified Organizations" include the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Certificate. In addition, no transfer of a Residual Certificate will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization and the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the statement is false.

   The Prospectus Supplement relating to a Series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

   If a Residual Certificate is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a tax will be imposed on the transferor of such Residual Certificate at the time of the transfer pursuant to Code Section 860E(e)(2) equal to the product of (i) the present value (discounted using the "applicable federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the Residual Certificate) of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and

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(ii) the highest marginal federal income tax rate applicable to corporations.
In addition, if a Disqualified Organization is the record holder of an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company or any person holding as nominee) that owns a Residual Certificate, the pass-through entity will be required to pay tax equal to its product of (i) the amount of excess inclusion income of the REMIC for such taxable year allocable to the interest held by such Disqualified Organization; multiplied by (ii) the highest marginal federal income tax rate imposed on corporations by Code
Section 11(b)(1).

   Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. A transferor of a Residual Certificate would in no event, however, be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

   In addition, if a "Pass-Through Entity" has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

   Noneconomic Residual Interests. Under the REMIC Regulations, if a Residual Certificate is a "noneconomic residual interest," as described below, a transfer of a Residual Certificate to a United States person will be disregarded for all federal tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any federal income tax imposed upon the taxable income derived by the transferee from the REMIC. A Residual Certificate is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax imposed on corporations for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the applicable federal rate under Code Section 1274(d)(1) that would apply to a debt instrument issued on the date the noneconomic residual interest was transferred and whose term ended on the close of the last quarter in which excess inclusions were expected to accrue with respect to the Residual Interest at the time of transfer. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. Under the REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferor will not continue to pay its debts a they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of

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residual interest as they become due. The Agreement will require the transferee of a Residual Certificate to state as part of the affidavit described above under the heading "-Disqualified Organizations" that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate, and (iv) intends to pay any and all taxes associated with holding the Residual Certificate as they become due. The transferor must have no reason to believe that such statement is untrue. A similar type of limitation exists with respect to certain transfers of Residual Interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

MARK-TO-MARKET RULES

   A "negative value" Residual Interest (and any Residual Interest or arrangement that the IRS deems to have substantially the same economic effect) is not treated as a security and thus may not be marked to market under final Treasury regulations under Section 475 of the Code that generally require a securities dealer to mark to market securities held for sale to customers. In general, a Residual Interest has negative value if, as of the date a payer acquires the Residual Interest, the present value of the tax liabilities associated with holding the Residual Interest exceeds the sum of
(i) the present value of the expected future distributions on the Residual Interest, and (ii) the present value of the anticipated tax savings associated with holding the Residual Interest as the REMIC generates losses. In addition, in the Preamble to the temporary Treasury regulations, the IRS requested comments regarding whether additional rules are needed to carry out the purposes of Section 475 of the Code. Consequently, the IRS may further limit, prospectively or retroactively, the definition of "security" for purposes of Section 475 of the Code by carving out of such definition all Residual Interests.

ADMINISTRATIVE MATTERS

   The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit by the IRS in a unified administrative proceeding.

   In general, the Trustee will, to the extent permitted by applicable law, act as agent of the REMIC, and will file REMIC federal income tax returns on behalf of the related REMIC. Reports of accrued interest and OID will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

   The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence.

   Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see "Calculation of REMIC Income" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular

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Certificates, and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described above under "--Qualification as a REMIC--Status of REMIC Certificates." The holder of the largest percentage interest of the Residual Certificates will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

   In general, the Trustee will act as attorney in fact and agent for the tax matters person and, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the Residual Interest Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. Residual Interest Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee as attorney in fact and agent for tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a Residual Interest Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Interest Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

TAX STATUS AS A GRANTOR TRUST

   General. If the applicable Prospectus Supplement so specifies with respect to a Series of Certificates, the Certificates of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as an undivided beneficial ownership interest in the Mortgage Loans and the arrangement pursuant to which the Mortgage Loans will be held and the Certificates will be issued, will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. In such a case, Morrison & Hecker L.L.P., counsel to the Depositor, will deliver its opinion to the effect that the arrangement by which the Certificates of that Series are issued will be treated as a grantor trust as long as all of the provisions of the applicable Trust Agreement are complied with and the statutory and regulatory requirements are satisfied. In some Series ("Pass-Through Certificates"), there will be no separation of the principal and interest payments on the Mortgage Loans. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Loans. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Loans.

   Each Certificateholder will be required to report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee, the Master Servicer and the Special Servicer, if any, and similar fees provided that such amounts are reasonable compensation for services rendered (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with respect to the Mortgage Loans and paid directly its share of the Servicing Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The holder of a Certificate will generally be entitled to deduct such Servicing Fees under Section 162 or
Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee, the Master Servicer and the Special Servicer, if any. In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition,
Section 68 of the Code

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provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1997, $120,200, or $60,600 in the case of a separate return by a married individual within the meaning of Code Section 7703, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

STRIPPED CERTIFICATES

   Discount or Premium on Pass-Through Certificates. The holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Depositor believes it is reasonable for this purpose to treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Loans that it represents, since the Mortgage Loans will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Loan allocable to the Certificate, the interest in the Mortgage Loan allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

   Original Issue Discount. The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Mortgage Loan with OID in excess of a prescribed de minimus amount, a holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year, determined under a constant yield method by reference to the initial yield to maturity of the Mortgage Loan, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that holder. OID with respect to a Mortgage Loan could arise for example by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an amount greater than a statutory de minimus exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the OID Regulations provide that if a holder acquires an obligation at a price that exceeds its stated redemption price, the holder will not include any OID in gross income. In addition, if a subsequent holder acquires an obligation for an amount that exceeds its adjusted issue price the subsequent holder will be entitled to offset the OID with economic accruals of portions of such excess. Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price that exceeds the adjusted issue price of such Mortgage Loans, any OID will be reduced or eliminated.

   Market Discount. Certificateholders also may be subject to the market discount rules of Sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Loans with more than a prescribed de minimus amount of "market discount" (generally, the excess of the principal amount of the Mortgage Loans over the purchaser's purchase price) will be required under Section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Loans received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations. The legislative history of the 1986 Act indicates that, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of (a) in the case of Mortgage Loans not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or
(b) in the case of Mortgage Loans originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

   Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be

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deductible when such market discount is included in income, including upon the sale, disposition or repayment of the loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

   A Certificateholder who purchases a Certificate at a premium generally will be deemed to have purchased its interest in the underlying Mortgage Loans at a premium. A Certificateholder who holds a Certificate as a capital asset may generally elect under Section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Loans (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act suggests that the same rules that will apply to the accrual of market discount (described above) will generally also apply in amortizing premium with respect to Mortgage Loans originated after September 27, 1985. If a holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to Mortgage Loans originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Loan principal.

   Discount or Premium on Stripped Certificates. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Certificates ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Mortgage Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest. The Code, the OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to Stripped Certificates. Under the method described above for REMIC Regular Interest Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. The 1986 Act prescribed the same method for debt instruments "secured by" other debt instruments, the maturity of which may be affected by prepayments on the underlying debt instruments. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Certificates which technically represent ownership interests in the underlying Mortgage Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Certificates, and it is expected that OID will be reported on that basis. In applying the calculation to such Certificates, the Trustee will treat all payments to be received with respect to the Certificates, whether attributable to principal or interest on the loans, as payments on a single installment obligation and as includible in the stated redemption price at maturity. The IRS could, however, assert that OID must be calculated separately for each Mortgage Loan underlying a Certificate. In addition, in the case of Ratio Strip Certificates, the IRS could assert that OID must be calculated separately for each stripped coupon or stripped bond underlying a Certificate.

   Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

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   In the case of a Stripped Certificate which either embodies only interest payments on the underlying loans or (if it embodies some principal payments on the Mortgage Loans) is issued at a price that exceeds the principal payments (an "Interest Weighted Certificate"), additional uncertainty exists because of the enhanced potential for applicability of the contingent payment debt instrument provisions of the Final Regulations.

   Under the contingent payment debt instrument provisions, the contingent instrument is treated as if it were a debt with no contingent payments (the "noncontingent bond method"). Under this method the issue price is the amount paid for the instrument and the Certificateholder is in effect put on the cash method with respect to interest income at a comparable yield of a fixed rate debt instrument with similar terms. The comparable yield must be a reasonable yield for the issuer and must not be less than the applicable federal rate. A projected payment schedule and daily portions of interest accrual is determined based on the comparable yield. The interest for any accrual period, other than an initial short period, is the product of the comparable yield and the adjusted issue price at the beginning of the accrual period (the sum of the purchase price of the instrument plus accrued interest for all prior accrual periods reduced by any noncontingent or contingent payments on the debt instrument). If the amount payable for a period were, however, greater or less than the amount projected the income included for the period would be increased or decreased accordingly. Any reduction in the income accrual for a period to an amount below zero (a "Negative Adjustment") would be treated by a Certificateholder as an ordinary loss to the extent of prior income accruals and may be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment or any loss attributable to the Certificateholder's basis would be treated as a loss from a sale or exchange of the Certificate. If the loss generating Mortgage Loan or Mortgage Loans was issued by a natural person, such loss may be an ordinary loss because loss recognized on retirement of a debt instrument issued by a natural person is not a loss from a sale or exchange. However, the IRS might contend that such loss should be a capital loss if the Certificateholder held its Certificate as a capital asset. A loss resulting from total interest inclusions exceeding total net Negative Adjustments taken into account would be an ordinary loss. If a gain were recognized on sale or exchange of the Certificate it would be capital in nature if the Certificate were a capital asset in the hands of the Certificateholder.

   Possible Alternative Characterizations. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each non-Interest Weighted Certificate is composed of an unstripped undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Certificates are subject to the contingent payment Final Regulations; (iii) each Interest Weighted Certificate is composed of an unstripped undivided ownership interest in the Mortgage Loans and an installment obligation consisting of stripped interest payments; or (iv) there are as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan.

   Character as Qualifying Mortgage Loans. In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Mortgage Loans. The IRS could take the position that the Mortgage Loans' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. However, Mortgage Loans secured by non-residential real property will not constitute "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code. In addition, it is possible that various reserves or funds underlying the Certificates may cause a proportionate reduction in the above-described qualifying status categories of Certificates.

   Sale of Certificates. As a general rule, if a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholder's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.

MISCELLANEOUS TAX ASPECTS

   Backup Withholding. A Certificateholder, other than a Residual Interest Certificateholder, may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions or the proceeds of a sale of Certificates to or through brokers that represent interest or original issue discount on the Certificates. This withholding generally applies if the holder of a Certificate (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct TIN and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents. Holders of the Certificates should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

   The Trustee will report to the Certificateholders and to the Master Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Certificates. Any amounts withheld from distribution on Regular Certificates would be allowed as a credit against such Certificate holders federal income tax liability or would be refunded by the IRS.

TAX TREATMENT OF FOREIGN INVESTORS

   Regular Certificates. Under the Code, unless interest (including OID) paid on a Certificate (other than a Residual Certificate) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except if (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer or (ii) the recipient is a controlled foreign corporation as to which the issuer is a related person) and will not be subject to the 30% United States withholding tax. Upon receipt of appropriate ownership statements signed under penalties of perjury, identifying the beneficial owner and stating, together with other statements, that the beneficial owner of the Regular Certificate is a Nonresident, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Certificates, including "stripped certificates" (i.e., Certificates that separate ownership of principal payments and interest payments on the Mortgage Loans), however, may be subject to withholding to the extent that the Mortgage Loans were originated on or before July 18, 1984.

   Interest and OID of Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Certificateholder. They will, however, generally be subject to United States federal income tax at regular rates.

   Residual Certificates. Payments to holders of Residual Certificates who are foreign persons will generally be treated as interest and be subject to United States withholding tax at 30% or any lower applicable treaty rate. Holders should assume that such income does not qualify for exemption from United States withholding tax as portfolio interest. If the amounts paid to Residual Certificateholders who are Nonresidents are effectively connected with the conduct of a trade or business within the United States by such Nonresidents, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Nonresidents will be subject to United States federal income tax at regular rates. It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Certificate will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax. See "--Excess Inclusions" herein. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Certificate is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Certificates that do not have significant value.

   If a Residual Certificate has tax avoidance potential, a transfer of a Residual Certificate to a Nonresident will be disregarded for all federal tax purposes. A Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee Residual Interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Certificate to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Certificate for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

   On April 22, 1996, the IRS issued proposed regulations which, if adopted in final form, could have an affect on the United States taxation of foreign investors holding Regular Certificates or Residual Certificates. The proposed regulations would apply to payments after December 31, 1997. Investors who are Non-U.S. Persons should consult their tax advisors regarding the specific tax consequences to them of owning Regular Certificates or Residual Certificates.

                           STATE TAX CONSIDERATIONS

   In addition to the federal income tax consequences described in "MATERIAL FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Certificates.

                             ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are "parties in interest" (as defined under ERISA) with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are "disqualified persons" (as defined in the
Code) with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or
Section 4975 of the Code, and assets of such plans may be invested in Certificates, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code.

   Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the Prospectus Supplement related to a Series.

PROHIBITED TRANSACTIONS

   Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans or "plan assets" of such Plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or the Trustee or certain affiliates thereof may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of Certificates by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or Section 4975 of the Code, unless the administrative exemption described below or some other exemption is available.

   Special caution should be exercised before "plan assets" of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or the Trustee or an affiliate thereof either (a) has discretionary authority or control with respect to the investment or management of such assets or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan.

   Further, if the underlying assets included in a Trust Fund were deemed to constitute "plan assets," certain transactions involved in the operation of the Trust Fund may be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor Section 4975 of the Code defines the term "plan assets."

   The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether a Plan's assets would be deemed to include an undivided interest in each of the underlying assets of an entity (such as the Trust Fund), for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

   Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be considered merely to include its interest in the Certificates instead of being deemed to include an undivided interest in each of the underlying assets of the Trust Fund. However, it cannot be predicted in advance, nor can there be a continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, individual retirement accounts and employee benefit plans not subject to ERISA (for example, governmental plans), but this exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

   Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be "plan assets" by reason of the investment of assets of a Plan in any Certificates, the "plan assets" of such Plan would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be "plan assets" of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any Series or Class by or with "plan assets" of a Plan may result in a prohibited transaction and the imposition of civil penalties or excise taxes. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase, sale or holding of Certificates of any Series or Class by a Plan--for example, Prohibited Transaction Class Exemption ("PTCE") 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager." There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in any Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Also, the Department has issued individual administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to most underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such an underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility. Further, the related Prospectus Supplement may provide that certain Classes or Series of Certificates may not be purchased by, or transferred to, Plans or may only be purchased by, or transferred to, an insurance company for its general account under circumstances that would not result in a prohibited transaction.

   ANY FIDUCIARY OR OTHER PLAN INVESTOR WHO PROPOSES TO INVEST "PLAN ASSETS" OF A PLAN IN CERTIFICATES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF ANY SUCH ACQUISITION AND OWNERSHIP OF SUCH CERTIFICATES.

   UNRELATED BUSINESS TAXABLE INCOME--RESIDUAL INTERESTS

   The purchase of a Certificate evidencing an interest in the Residual Interest in a Series that is treated as a REMIC by any employee benefit or other plan that is exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Holders of Residual Certificates" and "--Restrictions on Ownership and Transfer of Residual Certificates."

   DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT INDIVIDUALS RESPONSIBLE FOR INVESTMENT DECISIONS WITH RESPECT TO ERISA PLANS AND CODE PLANS CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA AND/OR THE CODE OF THEIR ACQUISITION AND OWNERSHIP OF CERTIFICATES.

   THE SALE OF CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR, THE APPLICABLE UNDERWRITER OR ANY OTHER SERVICE PROVIDER WITH RESPECT TO THE CERTIFICATES, SUCH AS THE TRUSTEE, THE MASTER SERVICER AND THE SPECIAL SERVICER, IF ANY, THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                               LEGAL INVESTMENT

   The related Prospectus Supplement will indicate whether the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act"). It is anticipated that the Offered Certificates generally will not constitute "mortgage related securities" for purposes of the Enhancement Act.

   All depository institutions considering an investment in the Certificates should review the Supervisory Policy Statement on Securities Activities dated January 28, 1992 (the "Policy Statement") of the Federal Financial Institutions Examination Council (to the extent adopted by their respective regulators), which in relevant part prohibits depository institutions from investing in certain "high-risk" mortgage securities, except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income-paying," and provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

   The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisers to determine whether, and to what extent, the Certificates will constitute legal investments for them.

                             PLAN OF DISTRIBUTION

   The Depositor may sell the Certificates offered hereby in Series either directly or through underwriters. The related Prospectus Supplement or Prospectus Supplements for each Series will describe the terms of the offering for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Depositor from such sale.

   If the sale of any Certificates is made pursuant to an underwriting agreement pursuant to which one or more underwriters agree to act in such capacity, such Certificates will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement related to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will generally be obligated to purchase all such Certificates if any are purchased. Pursuant to each such underwriting agreement, the Depositor will indemnify the related underwriters against certain civil liabilities, including liabilities under the 1933 Act.

   If any Certificates are offered other than through underwriters pursuant to such underwriting agreements, the related Prospectus Supplement or Prospectus Supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

   Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the 1933 Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer and sale.

                                LEGAL MATTERS

   Certain legal matters relating to the Certificates offered hereby will be passed upon for the Depositor by Morrison & Hecker L.L.P., Kansas City, Missouri, and for the Underwriters as specified in the related Prospectus Supplement.

                            FINANCIAL INFORMATION

   A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

   It is a condition to the issuance of any Class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest categories, by a Rating Agency.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. See "RISK FACTORS--Limited Nature of Credit Ratings."

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             INDEX OF DEFINITIONS

                                             PAGE
                                        --------
1933 Act ..............................       iii
1934 Act ..............................        iv
ACMs ..................................        48
ADA ...................................        53
Agreement .............................     3, 16
AMTI ..................................        67
Bankruptcy Code .......................        41
Calculation of REMIC Income ...........        69
Cash Flow Bond Method .................        72
CERCLA ................................    14, 46
Certificateholders ....................        17
Certificates ..........................         1
Closing Date ..........................        23
Code ..................................         5
Code Plans ............................        75
Collection Account ....................     2, 18
Commission ............................       iii
Compound Interest Certificates  .......        57
Credit Enhancement ....................     3, 34
Cut-off Date ..........................     4, 18
Department ............................        76
Distribution Account ..................     2, 18
Distribution Date .....................     4, 18
Enhancement Act .......................        77
EPA ...................................        48
ERISA .................................     5, 75
ERISA Plans ...........................        75
Escrow Account ........................        27
Escrow Payments .......................        27
Event of Default ......................        32
Fannie Mae ............................        19
FHA ...................................        24
FHLMC .................................        19
Final Regulations .....................        57
Forfeiture Laws .......................        53
Form 8-K ..............................        23
HUD ...................................        24
Installment Contracts .................     1, 22
Interest Weighted Certificate .........    59, 73
IRS ...................................        55
Lead Paint Act ........................        48
Lender Liability Act ..................        47
Master Servicer .......................        27
Master Servicer Remittance Date  ......        18
Midland ...............................        16
Mortgage ..............................     1, 22
Mortgage Loan .........................        22
Mortgage Loan File ....................        24
Mortgage Loan Schedule ................        23
Mortgage Pool .........................         1
Mortgaged Property ....................     1, 22
Multiple Variable Rate ................        59
NCUA ..................................        51
Negative Adjustment ...................        73
Nonresidents ..........................        74
Note ..................................        22
OID ...................................        57
Pass-Through Certificates .............        70
Pass-Through Rate .....................       iii
Plans .................................        75
Policy Statement ......................        78
Prepayment Assumption .................    57, 58
Proposed Premium Regulations ..........        61
PTCE ..................................        77
Rating Agency .........................         5
Ratio Strip Certificates ..............        72
Registration Statement ................       iii
Regular Certificates ..................     5, 56
Regulations ...........................        76
Relief Act ............................        50
REMIC .................................        ii
REO Account ...........................        19
Reserve Account .......................        17
Reserve Fund ..........................        35
Residual Certificate ..................        65
Residual Certificates .................         5
Seller ................................        25
Senior Certificates ...................        34
Servicing Fee .........................        70
Simple Interest Loans .................        22
Single Variable Rate ..................        57
S&P ...................................        20
Special Servicer ......................         1
Special Servicing Fee .................        30
Specially Serviced Mortgage Loans  ....        27
Stripped Certificates .................        70
Subordinate Certificates ..............        34
Tiered REMICs .........................        56
TIN ...................................        74
Title V ...............................        51
Title VIII ............................        51
Trust Fund ............................        17
Trustee ...............................     1, 21
UCC ...................................        38
USTs ..................................        48
Voting Rights .........................

               INSTRUCTIONS TO READ CD-ROM FOR SERIES 1997-ML1

ACCESSING APPRAISALS IN ADOBE ACROBAT(1) PDF (PORTABLE DOCUMENT FORMAT)

FOR USERS WITH PRE-INSTALLED ACROBAT READERS

o Insert the disk in the CD-ROM drive and double-click on your CD-ROM drive icon.

o Please note that the file index.pdf has a listing of all mortgage loans. Double click on the file index.pdf. Acrobat Reader will launch and display an index page with a table of contents of the CD-ROM.

o Within index.pdf click on the name of the mortgage loan you wish to review.

o Acrobat Reader will display the contents of the file (appraisal) on the screen.

o Once in the Acrobat Reader, use the "Help" menu, which is located in the upper right hand corner of the screen, to learn about features of the Reader.

FOR USERS WHO NEED TO INSTALL THE ACROBAT READER

o Insert the disk in the CD-ROM drive and double-click on your CD-ROM drive icon.

o  Double click on the "Acrobat" folder.

o If you are a Windows 95 or Windows NT 4.0 user, double-click on the "Win95" folder. Once inside the folder, double-click on the "Ar32e30.exe" file (the Acrobat Reader installation program). Follow the instructions of the installation program.

o If you are a Windows 3.11 user, double-click on the "Win31" folder. Once inside the folder, double-click on the "Ar16e30.exe" file (the Acrobat Reader installation program). Follow the instructions of the installation program.

o Once your reader is installed, go back to the CD-ROM. Please note that the file index.pdf has a listing of all mortgage loans. Double click on the file index.pdf. Acrobat Reader will launch and display an index page with a table of contents of the CD-ROM.

o Within index.pdf click on the name of the mortgage loan you wish to review.

o Acrobat Reader will display the contents of the file (appraisal) on screen.

o Once in the Acrobat Reader, use the "Help" menu, which is located in the upper right hand corner of the screen, to learn about features of the Reader.

ACCESSING APPRAISALS IN RTF (RICH TEXT FORMAT) (SUITABLE FOR WORDPERFECT, WORD AND EXCEL)

o Accessing the RTF files requires only that you have one of the following word processing applications: MICROSOFT(2) WORD (version 6.0 or later) or WORDPERFECT(3) (version 6.0/6.1 or later). Viewing an appraisal in RTF will allow you to cut and paste blocks of text into another word processing file and/or cut and paste tabular data directly into a spreadsheet program such as EXCEL, preserving the delimited data fields. (NOTE: The RTF files consist of the same material content as the PDF files.)

o  Insert the disk in the CD-ROM drive.

o Start your word processor and go through the File/Open drop down menu and dialog box and locate your CD-ROM drive. Double click on the folder of the mortgage loan that you are interested in reviewing. Change your "file type" to RTF (Rich Text Format). To access the RTF version of the appraisal click on the file you wish to review and click "Open".
------------
(1)    Adobe and Acrobat are registered trademarks of Adobe Systems
       Incorporated.
(2)    Microsoft, Word and Excel are registered trademarks of Microsoft
       Corporation.
(3)    WordPerfect is a registered trademark of Corel Corporation Limited.

   This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in both PDF and RTF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Depositor with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact John Gluszak of Merrill Lynch, Pierce, Fenner & Smith Incorporated at (212) 449-7834 to receive an original copy of the CD ROM.

   If and when the words "expects," "intends," "anticipates," "estimates" and analogous expressions are used on the CD ROM, such statements are subject to a variety of risks and uncertainties that could cause results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, and various other events, conditions and circumstances, many of which are beyond the control of the Depositor, the Underwriter, the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer. Any forward-looking statements speak only as of their date. The Depositor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in the CD ROM to reflect any change in events, conditions or circumstances on which any such statement is based.

   This diskette contains in Microsoft Excel(1) Version 7.0 format an electronic copy of the information contained in Annex A. The information contained in this diskette appears elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. Defined terms used in this diskette but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and Prospectus. All of the information contained in this diskette is subject to the same limitations and qualifications contained elsewhere in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this diskette. If this diskette was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact John Gluszak of Merrill Lynch, Pierce, Fenner & Smith Incorporated at (212) 449-7834 to receive an original copy of the diskette. Upon opening the Microsoft Excel file contained on this diskette, a legend will be displayed, which should be read carefully.
------------
(1)    Microsoft Excel is a registered trademark of Microsoft Corporation.

   NO DEALER, SALES PERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR SINCE SUCH DATE.

                              TABLE OF CONTENTS

                            PROSPECTUS SUPPLEMENT



 Available Information........................    S-2
Summary of Prospectus........................     S-5
Risk Factors.................................    S-45
Description of the Mortgage Pool.............    S-60
The Mortgage Loan Seller.....................   S-285
The Master Servicer .........................   S-285
The Special Servicers........................   S-288
Description of the Certificates..............   S-289
Yield and Maturity Considerations............   S-302
The Pooling and Servicing Agreement..........   S-318
Material Federal Income Tax Consequences ....   S-339
ERISA Considerations.........................   S-340
Legal Investment.............................   S-343
Plan of Distribution.........................   S-345
Use of Proceeds..............................   S-346
Experts......................................   S-346
Legal Matters................................   S-346
Ratings......................................   S-346
Index of Definitions.........................   S-348


                                  PROSPECTUS

 Prospectus Supplement...........................  iii
Additional Information..........................   iii
Incorporation of Certain Information by
 Reference......................................    iv
Reports.........................................    iv
Table of Contents...............................     v
Summary of Prospectus...........................     1
Risk Factors....................................     6
The Depositor...................................    16
The Master Servicer.............................    16
Use of Proceeds.................................    16
Description of the Certificates.................    16
The Mortgage Pools..............................    22
Servicing of the Mortgage Loans.................    27
Credit Enhancement..............................    34
Certain Legal Aspects of the Mortgage Loans ....    37
Material Federal Income Tax Consequences .......    54
State Tax Considerations........................    75
ERISA Considerations............................    75
Legal Investment................................    77
Plan of Distribution............................    78
Legal Matters...................................    78
Financial Information...........................    79
Rating..........................................    79
Index of Definitions............................    80

                             COMMERCIAL MORTGAGE
                               ACCEPTANCE CORP.
                                 (DEPOSITOR)

                                 $746,800,000
                                (APPROXIMATE)
                             COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATES
                               SERIES 1997-ML1
                            PROSPECTUS SUPPLEMENT
                             MERRILL LYNCH & CO.

                              DECEMBER 22, 1997